Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-130789-06

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130789) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THE DATE OF THIS FREE WRITING PROSPECTUS IS MAY 29, 2007

PROSPECTUS SUPPLEMENT	(FREE WRITING PROSPECTUS TO ACCOMPANY

PROSPECTUS DATED MAY 29, 2007)

$2,924,553,000 (Approximate)

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR16

as Issuing Entity

SERIES 2007-PWR16 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

Bear Stearns Commercial Mortgage Securities Inc.

as Depositor

Wells Fargo Bank, National Association

Prudential Mortgage Capital Funding, LLC

Bear Stearns Commercial Mortgage, Inc.

Principal Commercial Funding II, LLC

Nationwide Life Insurance Company

as Sponsors and Mortgage Loan Sellers

We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 261 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $3,313,941,289. The offered Series 2007-PWR16 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-PWR16 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 30 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from June 1, 2007. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 7th day of each month, commencing on July 13, 2007. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

Investing in the offered certificates involves risks. You should review carefully the factors set forth under “Risk Factors” commencing on page S-43 of this prospectus supplement and page 2 in the accompanying prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance (1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Ratings (Moody’s / Fitch)
Class A-1	$ 83,000,000%		(2)	Aaa / AAA
Class A-2	$681,000,000%		(2)	Aaa / AAA
Class A-3	$ 58,200,000%		(2)	Aaa / AAA
Class A-AB	$130,700,000%		(2)	Aaa / AAA
Class A-4	$954,361,000%		(2)	Aaa / AAA
Class A-1A	$412,497,000%		(2)	Aaa / AAA
Class A-M	$331,395,000%		(2)	Aaa / AAA
Class A-J	$273,400,000%		(2)	Aaa / AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%.
(2)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates in each case will, at all times, accrue interest at a per annum rate equal to one of the following rates: (i) a fixed rate per annum, (ii) a variable rate, equal to the lesser of (a) a fixed rate per annum, and (b) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time, (iii) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time or (iv) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated May 29, 2007.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

Bear, Stearns & Co. Inc.	Morgan Stanley

The date of this prospectus supplement is June     , 2007.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2007-PWR16 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Idaho
2 properties
$2,647,742
0.1% of total
Utah
1 property
$9,500,000
0.3% of total
Wyoming
1 property
$4,000,000
0.1% of total
Nebraska
1 property
$1,498,668
<0.1% of total
South Dakota
1 property
$2,575,000
0.1% of total
Missouri
3 properties
$24,910,268
0.8% of total
Minnesota
5 properties
$29,026,162
0.9% of total
Wisconsin
4 properties
$103,129,830
3.1% of total
Illinois
7 properties
$46,950,945
1.4% of total
Indiana
7 properties
$32,915,142
1.0% of total
Pennsylvania
11 properties
$115,010,826
3.5% of total
Washington
15 properties
$234,430,337
7.1% of total
Iowa
1 property
$32,000,000
1.0% of total
Michigan
9 properties
$88,713,687
2.7% of total
New York
17 properties
$461,109,308
13.9% of total
Oregon
8 properties
$50,367,289
1.5% of total
Massachusetts
1 property
$7,475,000
0.2% of total
Ohio
9 properties
$97,562,875
2.9% of total
Connecticut
5 properties
$37,132,672
1.1% of total
Nevada
6 properties
$65,065,112
2.0% of total
New Jersey
4 properties
$31,825,000
1.0% of total
Delaware
4 properties
$43,021,749
1.3% of total
Northern California
21 properties
$169,053,314
5.1% of total
Maryland
12 properties
$279,723,325
8.4% of total
West Virginia
2 properties
$6,770,939
0.2% of total
District of Columbia
4 properties
$147,004,750
4.4% of total
Southern California
29 properties
$152,623,996
4.6% of total
North Carolina
3 properties
$43,297,364
1.3% of total
Virginia
15 properties
$207,765,364
6.3% of total
Arizona
10 properties
$33,502,358
1.0% of total
Georgia
10 properties
$226,088,867
6.8% of total
Colorado
7 properties
$40,169,402
1.2% of total
Florida
13 properties
$138,635,634
4.2% of total
Texas
39 properties
$223,418,340
6.7% of total
Oklahoma
1 property
$1,860,000
0.1% of total
Kansas
1 property
$14,210,000
0.4% of total
Tennessee
3 properties
$92,750,000
2.8% of total
Alaska
1 property
$4,440,024
0.1% of total
Hawaii
2 properties
$11,760,000
0.4% of total
<1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Percentages rounded to one decimal place.

32 Sixth Avenue

New York, NY

Beacon Seattle & DC Portfolio - Wells Fargo Center

Seattle, WA

Beacon Seattle & DC Portfolio - Market Square

Washington, DC

Beacon Seattle & DC Portfolio - City Center Bellevue

Bellevue, WA

Millenium I, II, & III

Conshohocken, PA

Kalahari Waterpark Resort

Kalahari

Wisconsin Dells, WI

St. Andrews at Perimeter Apartments

Atlanta, GA

Airpark Business Center

Nashville, TN

Post Crest Apartments

Atlanta, GA

The Mall at Prince Georges

Marshalls

Hyattsville, MD

Detroit Liberty Portfolio - 7525 Cogswell Road

Romulus, MI

Perimeter Expo

MEN'S
WEARHOUSE

Atlanta, GA

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

•	this prospectus supplement, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption “Glossary” beginning on page S-220 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption “Glossary” beginning on page 108 in the accompanying prospectus.

In this prospectus supplement, the terms “depositor”, “we” and “us” refer to Bear Stearns Commercial Mortgage Securities Inc.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

Summary

The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

Overview of the Series 2007-PWR16 Certificates

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2007-PWR16 Commercial Mortgage Pass-Through Certificates. The series 2007-PWR16 certificates will consist of 30 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2007-PWR16 certificates that bear interest.

Series 2007-PWR16 Commercial Mortgage Pass-Through Certificates

Class	Ratings Moody’s/ Fitch	Approx. % Initial Total Credit Support	Approx. Initial Total Principal Balance or Notional Amount	Approx. % of Initial Mortgage Pool Balance	Pass-Through Rate Description	Approx. Initial Pass- Through Rate	Weighted Average Life (Years)	Principal / Notional Window
Offered Certificates
A-1	Aaa/AAA	30.000%	$83,000,000	2.505%			3.39	7/07 – 2/12
A-2	Aaa/AAA	30.000%	$681,000,000	20.550%			4.88	2/12 – 6/12
A-3	Aaa/AAA	30.000%	$58,200,000	1.756%			6.71	2/14 – 6/14
A-AB	Aaa/AAA	30.000%	$130,700,000	3.944%			7.30	6/12 – 10/16
A-4	Aaa/AAA	30.000%	$954,361,000	28.798%			9.76	10/16 – 5/17
A-1A	Aaa/AAA	30.000%	$412,497,000	12.447%			8.74	7/07 – 5/17
A-M	Aaa/AAA	20.000%	$331,395,000	10.000%			9.88	5/17 – 5/17
A-J	Aaa/AAA	11.750%	$273,400,000	8.250%			9.95	5/17 – 6/17
Certificates Not Offered
X	Aaa/AAA	N/A	$3,313,941,288	N/A	Variable IO		8.37	7/07 – 6/17
A-2FL(1)	Aaa/AAA	30.000%	$0	0.000%			4.88	2/12 – 6/12
A-4FL(2)	Aaa/AAA	30.000%	$0	0.000%			9.76	10/16 – 5/17
A-JFL(3)	Aaa/AAA	11.750%	$0	0.000%			9.95	5/17 – 6/17
B	Aa1/AA+	10.750%	$33,139,000	1.000%			9.96	6/17 – 6/17
C	Aa2/AA	9.750%	$33,140,000	1.000%			9.96	6/17 – 6/17
D	Aa3/AA-	8.750%	$33,139,000	1.000%			9.96	6/17 – 6/17
E	A1/A+	8.125%	$20,712,000	0.625%			9.96	6/17 – 6/17
F	A2/A	7.375%	$24,855,000	0.750%			9.96	6/17 – 6/17
G	A3/A-	6.500%	$28,997,000	0.875%			9.96	6/17 – 6/17
H	Baa1/BBB+	5.250%	$41,424,000	1.250%			9.96	6/17 – 6/17
J	Baa2/BBB	4.250%	$33,139,000	1.000%			9.96	6/17 – 6/17
K	Baa3/BBB-	3.250%	$33,140,000	1.000%			9.96	6/17 – 6/17
L	Ba1/BB+	2.750%	$16,569,000	0.500%			9.96	6/17 – 6/17
M	Ba2/BB	2.375%	$12,428,000	0.375%			9.96	6/17 – 6/17
N	Ba3/BB-	2.000%	$12,427,000	0.375%			9.96	6/17 – 6/17
O	B1/B+	1.750%	$8,285,000	0.250%			9.96	6/17 – 6/17
P	B2/B	1.500%	$8,285,000	0.250%			9.96	6/17 – 6/17
Q	B3/B-	1.250%	$8,285,000	0.250%			9.96	6/17 – 6/17
S	NR/NR	0.000%	$41,424,288	1.250%			9.96	6/17 – 6/17

(1)	The Class A-2FL Certificates will have a corresponding uncertificated “regular interest” (the “Class A-2FL Regular Interest”) that will have a principal balance equal to the principal balance of the Class A-2FL Certificates, and will accrue interest at a pass-through rate equal to (calculated on a 30/360 basis), a related fixed rate account, a related interest rate swap contract and a related floating rate account. None of the holders of the offered certificates will have any beneficial interest in that “regular interest”, fixed rate account, swap contract or floating rate account.

(2)	The Class A-4FL Certificates will have a corresponding uncertificated “regular interest” (the “Class A-4FL Regular Interest”) that will have a principal balance equal to the principal balance of the Class A-4FL Certificates and accrue interest at a pass-through rate equal to (calculated on a 30/360 basis), a related fixed rate account, a related interest rate swap contract and a related floating rate account. None of the holders of the offered certificates will have any beneficial interest in that “regular interest”, fixed rate account, swap contract or floating rate account.
(3)	The Class A-JFL Certificates will have a corresponding uncertificated “regular interest” (the “Class A-JFL Regular Interest”, together with the Class A-2FL Regular Interest and the Class A-4FL Regular Interest, the “Class A Regular Interests”) that will have a principal balance equal to the principal balance of the Class A-JFL Certificates, and will accrue interest at a pass-through rate equal to (calculated on a 30/360 basis), a related fixed rate account, a related interest rate swap contract and a related floating rate account. None of the holders of the offered certificates will have any beneficial interest in that “regular interest”, fixed rate account, swap contract or floating rate account.

In reviewing the foregoing table, prospective investors should note that—

•

Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

•

The Class X certificates will have an initial notional amount that is equal to the aggregate initial principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A Regular Interests.

•

The actual total principal balance or notional amount, as applicable, of any class of series 2007-PWR16 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

•	The ratings shown in the table are those of Moody’s Investors Service, Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in June 2040.

•

The percentages indicated under the column “Approx. % Initial Total Credit Support” with respect to the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4FL and A-1A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. The percentages indicated under the column “Approx. % Initial Total Credit Support” with respect to the class A-J and A-JFL certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. No class of certificates will provide any credit support to any of the class A-2FL, A-4FL or A-JFL certificates for a failure by the swap counterparty to make any payment under the related swap contract.

•

For purposes of allocating distributions on the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the Class A-2FL certificates (through the Class A-2FL Regular Interest) and the class A-4FL certificates (through the Class A-4FL Regular Interest), the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 222 pooled mortgage loans, representing 87.6% of the initial mortgage pool balance. Loan group 2 will consist of 39 pooled mortgage loans, representing 12.4% of the initial mortgage pool balance. Loan group 2 will consist of 99.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily properties. Additionally, loan group 2 includes two (2) mortgage loans secured by mixed use properties. These two (2) mortgage loans represent 0.3% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance.

•

The pass-through rates for the class , , , , , and certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as “Fixed”). The pass-through rates for the Class , Class and Class Regular Interests will be fixed at a rate per annum equal to %, % and %, respectively. The pass-through rates for the class , , , , , , , , , and certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as “WAC Cap”). The pass-through rate for the Class , Class and Class Regular Interests will equal the lesser of %, % and %, respectively, per annum and the Weighted Average Pool Pass-Through Rate for the related distribution date. The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage (described in the table above as “WAC – X%”). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as “WAC”). The pass-through rates for the class A-2FL, A-4FL and A-JFL certificates (collectively, the “Floating Rate Certificates”) will equal one-month LIBOR plus %, % and %, respectively (each described in the table above as “Floating”), except that (i) LIBOR for the initial interest accrual period will be determined by interpolation to reflect the shorter initial interest accrual period, (ii) in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then the pass-through rate for that class will convert to a rate per annum equal to the pass-through rate for the related Class A Regular Interest unless and until the particular default is cured or the applicable swap contract is replaced, and (iii) under certain other circumstances, interest distributions on a class of Floating Rate Certificates may be reduced. None of the holders of the offered certificates will bear the effect of any such conversion or reduction arising with respect to any class of Floating Rate Certificates. The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A Regular Interests (described in the table above as “Variable IO”). In the case of the Class X certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement.

•

Initial LIBOR for each class of Floating Rate Certificates will be determined two (2) LIBOR business days before the date of initial issuance of the series 2007-PWR16 certificates. A “LIBOR business day” is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England.

•

The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement.

•

For federal income tax purposes, each class of certificates presented in the table, other than the classes of Floating Rate Certificates, evidences a class of “regular interests” in a “real estate mortgage investment conduit”, or REMIC. For federal income tax purposes, each class of Floating Rate Certificates evidences an undivided beneficial interest in a grantor trust, which grantor trust is comprised of the applicable swap contract, a related floating rate account, a “regular interest” in a REMIC and a related fixed rate account. We refer to that “regular interest” in this prospectus supplement as the “Class A-2FL Regular Interest”, “Class A-4FL Regular Interest” or the “Class A-JFL Regular Interest”, as applicable. None of the holders of the offered certificates will have any beneficial interest in any of these grantor trusts. See “Material Federal Income Tax Consequences” in this prospectus supplement.

•

The series 2007-PWR16 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

Relevant Parties

Issuing Entity

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicers, the special servicers, the certificate administrator, the tax administrator and the trustee. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor

Bear Stearns Commercial Mortgage Securities Inc. is the depositor. As depositor, Bear Stearns Commercial Mortgage Securities Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. See “Transaction Parties—The Depositor” in this prospectus supplement.

Master Servicers

Wells Fargo Bank, National Association will act as a master servicer with respect to those pooled mortgage loans sold by Wells Fargo Bank, National Association, Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans), except as discussed under “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Pool — Subordinated and/or other Financing –Split Loan Structures–The Beacon Seattle & DC Portfolio Loan Group” in this prospectus supplement. Wachovia Bank, National Association, a national banking association, will act as sub-servicer with respect to the Beacon Seattle & DC Portfolio loan group pursuant to a sub-servicing agreement between it and Wells Fargo Bank, National Association, in its capacity as a master servicer for the Morgan Stanley Capital I Trust 2007-IQ14 commercial mortgage securitization.

Prudential Asset Resources, Inc. will act as a master servicer with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans).

The following table sets forth the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and loan group 2 that are serviced by each master servicer.

Master Servicer	Number of Pooled Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Wells Fargo Bank, National Association	222	74.6%	73.9%	80.0%
Prudential Asset Resources, Inc.	39	25.4%	26.1%	20.0%

See “Transaction Parties—The Master Servicers” in this prospectus supplement.

Each master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans for which it is the respective master servicer (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the applicable special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, each master servicer will be primarily responsible for making principal and interest advances and servicing advances, for the mortgage loans it is the respective master servicer for, under the pooling and servicing agreement.

The master servicing fee (which includes any primary servicing fee) in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan. The master servicing fee rate for Wells Fargo Bank, National Association and Prudential Asset Resources, Inc. will range, on a loan-by-loan basis, from 0.02% per annum to 0.145% per annum. In addition, the master servicers will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation. With respect to each pooled mortgage loan for which a primary servicer acts as a primary servicer, a portion of the master servicing fee is payable to that primary servicer.

Wells Fargo Bank, National Association will also act as servicer report administrator and in that capacity will be responsible for the assembly and combination of various reports prepared by the special servicers and the other master servicer.

When we refer in this prospectus supplement to a master servicer in relation to one or more of the mortgage loans, we mean the applicable master servicer for those mortgage loans as identified above.

Primary Servicers

Principal Global Investors, LLC will act as primary servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding II, LLC to the depositor for deposit into the trust fund.

Nationwide Life Insurance Company will act as primary servicer with respect to all of the pooled mortgage loans sold by Nationwide Life Insurance Company to the depositor for deposit into the trust fund.

See “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” and “Transaction Parties—Primary Servicers” in this prospectus supplement.

Each of Principal Global Investors, LLC and Nationwide Life Insurance Company will be entitled to receive a primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the stated principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan and is included in the applicable master servicing fee rate for each of the related pooled mortgage loans. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate for Nationwide Life Insurance Company will range, on a loan-by-loan basis, from 0.055% per annum to 0.125% per annum.

Special Servicers

Centerline Servicing Inc., a Delaware corporation, will initially be appointed as special servicer with respect to all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), other than the Beaver Brook Apartments pooled mortgage loan (and the related non-pooled mortgage loan) and except as discussed under “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Pool — Subordinated and/or other Financing –Split Loan Structures–The Beacon Seattle & DC Portfolio Loan Group” in this prospectus supplement. In this prospectus supplement, we sometimes refer to Centerline Servicing Inc. in that capacity as the general special servicer.

Prudential Asset Resources, Inc. will act as special servicer with respect to the loan group consisting of the pooled mortgage loan and the non-pooled mortgage loan that are together secured by the mortgaged property identified on Appendix B to this prospectus supplement as Beaver Brook Apartments.

When we refer in this prospectus supplement to a special servicer in relation to one or more of the mortgage loans, we mean the applicable special servicer for those mortgage loans as identified above.

Generally, the applicable special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a “specially serviced mortgage loan.” The special servicers’ principal compensation for their special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” and “Transaction Parties—The Special Servicers” in this prospectus supplement.

The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for that month, and the stated principal balance of each specially serviced mortgage loan.

The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund other than in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (net of any default interest, late payment charges and/or post-ARD additional interest).

The workout fee is a fee payable with respect to any worked-out mortgage loan (which means a specially serviced mortgage loan for which three consecutive full and timely monthly payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), equal to 1.0% of the amount of each collection of interest (other than default interest and/or post-ARD additional interest) and principal received (including any insurance proceeds or condemnation proceeds received and applied as a payment of interest and principal) on that mortgage loan for so long as it remains a worked-out mortgage loan.

In addition, the applicable special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

Certificate Administrator, Tax Administrator and Certificate Registrar	Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator and certificate registrar.

The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the pooled mortgage loans and mortgaged properties. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to % applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

Trustee and Custodian

LaSalle Bank National Association, a national banking association, will act as trustee of the trust fund on behalf of the Series 2007-PWR16 certificateholders and as custodian. See “Transaction Parties—The Trustee” in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if a master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan transferred to the trust fund.

The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to % per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

Sponsors

Wells Fargo Bank, National Association, a national banking association, Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company, Bear Stearns Commercial Mortgage, Inc., a New York corporation, Principal Commercial Funding II, LLC, a Delaware limited liability company, and Nationwide Life Insurance Company, an Ohio corporation, are sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust fund, and the trust fund will then issue the certificates. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Mortgage Loan Sellers

Wells Fargo Bank, National Association, Prudential Mortgage Capital Funding, LLC, Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC, and Nationwide Life Insurance Company are the mortgage loan sellers.

The following table sets forth the number and the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and group 2 that have been sold by the related mortgage loan seller to the depositor.

Mortgage Loan Seller	Number of Pooled Mortgage Loans	Number of Pooled Mortgage Loans in Loan Group 1	Number of Pooled Mortgage Loans in Loan Group 2	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Wells Fargo Bank, National Association	128	117	11	32.5%	35.0%	14.9%
Prudential Mortgage Capital Funding, LLC	39	31	8	25.4%	26.1%	20.0%
Bear Stearns Commercial Mortgage, Inc.	31	23	8	23.8%	25.6%	11.2%
Principal Commercial Funding II, LLC	39	30	9	12.7%	8.6%	41.8%
Nationwide Life Insurance Company	24	21	3	5.6%	4.7%	12.0%

Originators

Other than the mortgaged loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as the Beacon Seattle & DC Portfolio, representing approximately 14.7% of the initial mortgage pool balance and approximately 16.7% of the initial loan group 1 balance, each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller. The mortgage loan secured by the Beacon Seattle & DC Portfolio property was co-originated by Bear Stearns Commercial Mortgage, Inc., Wachovia Bank, National Association and Morgan Stanley Mortgage Capital, Inc. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Swap Counterparty

Bear Stearns Capital Markets Inc., one of our affiliates and an affiliate of Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear, Stearns & Co. Inc., one of the underwriters, and The Bear Stearns Companies Inc., the swap counterparty guarantor. It is anticipated that the swap counterparty will enter into an interest rate swap contract with respect to each class of floating rate certificates. None of the holders of the offered certificates will have any beneficial interest in any swap contract.

Swap Counterparty Guarantor

The Bear Stearns Companies Inc., one of our affiliates and an affiliate of Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear, Stearns & Co. Inc., one of the underwriters, and Bear Stearns Capital Markets Inc., the swap counterparty. It is anticipated that the swap counterparty guarantor will guarantee the obligations of the swap counterparty under each interest rate swap contract. None of the holders of the offered certificates will have any beneficial interest in that guarantee.

Significant Obligor	The mortgaged properties collectively identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio secure a pooled mortgage loan that represents approximately 14.7% of the initial mortgage pool balance (and 16.7% of the loan group 1 balance). The borrowers under that pooled mortgage loan are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership. See “Description of the Mortgage Pool – Significant Obligors”, Appendix B, Appendix C and Appendix D in this prospectus supplement.

Underwriters

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

Affiliations and Certain Relationships Among Transaction Parties

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund.

Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, an originator, and Prudential Asset Resources, Inc., one of the master servicers and the special servicer for the Beaver Brook Apartments Loan Group are affiliates.

Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the depositor, Bear Stearns Capital Markets Inc., the swap counterparty, The Bear Stearns Companies Inc., the swap counterparty guarantor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates.

Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller, and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC, are affiliates.

Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company.

Wachovia Bank, National Association, a co-originator of the Beacon Seattle & DC Portfolio Loan Group, is also the sub-servicer for the Beacon Seattle & DC Portfolio Loan Group.

Morgan Stanley Mortgage Capital Inc., a co-originator of the Beacon Seattle & DC Portfolio Loan Group, and Morgan Stanley & Co. Incorporated, one of the underwriters, are affiliates.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Transaction Parties” in this prospectus supplement.

Series 2007-PWR16 Controlling Class Representative	At any time of determination, the holder of the majority interest in the most subordinate class of principal balance certificates that has a total principal balance at least equal to

25% of its total initial principal balance (or, if no class satisfies that condition, the holder of the majority interest in the most subordinate class of principal balance certificates then outstanding) will be entitled to appoint a representative that generally will be entitled to—

•	replace the applicable special servicer, and

•	direct the applicable special servicer with respect to various special servicing matters as to the pooled mortgage loans for which it is the applicable special servicer.

For purposes of determining the series 2007-PWR16 controlling class representative, the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4FL and A-1A certificates will represent a single class of certificates and the class A-J and A-JFL certificates will represent a single class of certificates.

Notwithstanding the foregoing, the series 2007-PWR16 controlling class representative will generally not have those rights with respect to (i) the Beacon Seattle & DC Portfolio loan group (which is principally serviced and administered under the pooling and servicing agreement for another commercial mortgage securitization) or (ii) the Iron Mountain Loan Group unless an Iron Mountain Control Change Event exists. In addition, the series 2007-PWR16 controlling class representative will generally not have the right to replace the applicable special servicer with respect to the Beaver Brook Apartments loan group unless a Beaver Brook Apartments Change of Control Event exists or the Beaver Brook Apartments non-pooled mortgage loan has become pari passu in right of payment with the Beaver Brook Apartments pooled mortgage loan as described in this prospectus supplement. However, to the extent that the trust as the holder of the Beacon Seattle & DC Portfolio pooled mortgage loan is entitled to consultation rights with respect to proposed servicing actions of the master servicer or special servicer under the other pooling and servicing agreement, the series 2007-PWR16 controlling class representative will be entitled to exercise those rights on behalf of the trust. See “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—The Series 2007-PWR16 Controlling Class Representative” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement.

It is expected that Centerline REIT Inc., an affiliate of Centerline Servicing Inc., the initial general special servicer, will be the initial representative of the series 2007-PWR16 controlling class.

Other Split Loan Noteholders

The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio is part of a split loan structure that includes a pooled mortgage loan, multiple non-pooled mortgage loans that are pari passu in right of payment with each other and another non-pooled mortgage loan that is subordinate in right of payment to the Beacon Seattle & DC Portfolio pooled mortgage loan and one other non-pooled pari passu loan, all as more fully described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Split Loan Structures—The Beacon Seattle & DC Portfolio Loan Group” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1— Beacon Seattle & DC Portfolio” in this prospectus supplement. The Beacon Seattle & DC Portfolio loan group is principally serviced and administered under the pooling and servicing agreement for the Morgan Stanley Capital I Trust 2007-IQ14 commercial mortgage securitization. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue is part of a split loan structure that includes a pooled mortgage loan and one non-pooled mortgage loan that is pari passu in right of payment with that pooled mortgage loan. The pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Millennium I, II, & III, North Grand Mall, Rockside Road Portfolio, New Vision Office Park, Sinking Springs Plaza, Sackett Industrial Center and Iron Mountain, respectively, are in each case, part of a split loan structure that includes both a pooled mortgage loan and one non-pooled mortgage loan that is subordinate in right of payment to the related pooled mortgage loan. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Beaver Brook Apartments is part of a split loan structure that includes both a pooled mortgage loan and a non-pooled mortgage loan that initially is subordinate to the related pooled mortgage loan. That non-pooled mortgage loan potentially may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Split Loan Structures—The PMCF Mortgage Loan Groups—Beaver Brook Apartments Loan Group” in this prospectus supplement. Each of the 32 Sixth Avenue, Millennium I, II, & III, North Grand Mall, Beaver Brook Apartments, Rockside Road Portfolio, New Vision Office Park, Sinking Springs Plaza, Sackett Industrial Center and Iron Mountain loan groups will be principally serviced and administered under the series 2007-PWR16 pooling and servicing agreement. In connection with each of the Beacon Seattle & DC Portfolio, 32 Sixth Avenue, Millennium I, II, & III, North Grand Mall, Beaver Brook Apartments, Rockside Road Portfolio, New Vision Office Park, Sinking Springs Plaza, Sackett Industrial Center and Iron Mountain loan groups, the holder of one of the related non-pooled mortgage loans (or a representative on its behalf) will have one or more of the following: various approval and/or consultation rights with respect to material servicing decisions, rights to appoint or replace the party that performs special servicing duties, rights to cure defaults and/or options to purchase the related pooled mortgage loan if the loans in that group become defaulted. In addition, the trust as the holder of the Beacon Seattle & DC Portfolio pooled mortgage loan, among other noteholders, will have certain consultation rights with respect to certain servicing decisions and the series 2007-PWR16 controlling class representative will be entitled to exercise those rights. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement for more information with respect to these rights. The table below shows the pooled mortgage loans that have split loan structures:

Mortgage Loan	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance	Cut-off Date Balance of Pooled Mortgage Loan(s)	Original Aggregate Principal Balance of Non-Pooled Mortgage Loan(s)	Priority of Non-Pooled Mortgage Loan Relative to Pooled Mortgage Loan
Beacon Seattle & DC Portfolio	14.7%	16.7%	N/A	$485,522,683	$2,758,654,616	Pari Passu and Subordinate(1)
32 Sixth Avenue	9.7%	11.0%	N/A	$320,000,000	$40,000,000	Pari Passu
Millennium I, II, & III	1.4%	1.6%	N/A	$46,000,000	$2,500,000	Subordinate
North Grand Mall	1.0%	1.1%	N/A	$32,000,000	$1,880,000	Subordinate
Beaver Brook Apartments	0.9%	N/A	7.5%	$31,000,000	$4,000,000	Subordinate(2)
Rockside Road Portfolio	0.3%	0.4%	N/A	$10,160,000	$340,000	Subordinate
New Vision Office Park	0.3%	0.3%	N/A	$8,425,000	$368,000	Subordinate
Sinking Springs Plaza	0.2%	0.2%	N/A	$6,594,238	$412,500	Subordinate
Sackett Industrial Center	0.2%	0.2%	N/A	$6,480,000	$400,000	Subordinate
Iron Mountain	0.2%	0.2%	N/A	$5,200,000	$1,500,000	Subordinate

(1)	The aggregate mortgage indebtedness secured by the Beacon Seattle & DC Portfolio consists of Note A-5, which is the pooled mortgage loan, and the following non-pooled promissory notes, each with the indicated original principal balance: Note A-1 ($775,000,000), Note A-2 ($86,000,000), Note A-3 ($75,000,000), Note A-4 ($394,477,317), Note A-6 ($414,000,000), Note A-7 ($414,000,000) and Note B-1 ($56,000,000). Note A-1, Note A-2, Note A-3, Note A-6 and Note A-7, taken together as a collective whole, are pari passu in right of payment with the Pooled Mortgage Loan, Note A-4 and Note B-1, taken together as a collective whole. Note A-4 and Note A-5 are pari passu in right of payment as between each other. Note B-1 is subordinate in right of payment to Note A-4 and Note A-5, taken together as a collective whole. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1— Beacon Seattle & DC Portfolio” in this prospectus supplement.
(2)	The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Beaver Brook Apartments is part of a split loan structure that includes both a pooled mortgage loan and a non-pooled mortgage loan that initially is subordinate to the related pooled mortgage loan. That non-pooled mortgage loan potentially may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Split Loan Structures—The PMCF Mortgage Loan Group—Beaver Brook Apartments Loan Group” in this prospectus supplement.

Significant Dates and Periods

Cut-off Date

The pooled mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in June 2007 (or, in the case of any mortgage loan that has its first due date after June 2007, the later of the date of origination of that pooled mortgage loan and the date that would have been its due date in June 2007 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month). All payments and collections received on the pooled mortgage loans after their respective cut-off dates will belong to the trust fund, except that any payments or collections that represent amounts due on or before that date will belong to the related mortgage loan seller.

Issue Date	The date of initial issuance for the series 2007-PWR16 certificates will be on or about June 27, 2007.

Determination Date

The monthly cut-off date for information regarding the pooled mortgage loans that must be reported to the holders of the series 2007-PWR16 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. The determination date will be the seventh day of each month, or, if that day is not a business day, then the next succeeding business day.

Distribution Date/Distribution Frequency	Distributions on the series 2007-PWR16 certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in July 2007.

Record Date	The record date for each monthly distribution on the series 2007-PWR16 certificates will be—

•	in the case of each class of certificates (other than the Floating Rate Certificates), the last business day of the prior calendar month, and

•	in the case of each class of Floating Rate Certificates, the business day immediately preceding the related distribution date,

in each case except as may otherwise be set forth in this prospectus supplement.

Collection Period

Amounts available for distribution on the series 2007-PWR16 certificates or Class A Regular Interests on any distribution date will depend on the payments and other collections received on or with respect to the pooled mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) on or with respect to the pooled mortgage loans in the month in which the distribution date occurs. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

•	will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period	The interest accrual period for each class of interest-bearing certificates and Class A Regular Interests for each distribution date will be:

•

with respect to the offered certificates and each other class of interest-bearing certificates (other than the Floating Rate Certificates) and Class A Regular Interests, the calendar month immediately preceding the month in which that distribution date occurs, and

•

with respect to each class of Floating Rate Certificates, the period from (and including) the prior distribution date (or the Issue Date, in the case of the initial interest accrual period) and ending on (and including) the day prior to the current distribution date.

Notwithstanding the prior bullet, in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then, until that default is cured or the applicable swap contract is replaced, the interest accrual period with respect to each class of Floating Rate Certificates for any distribution date will also be the calendar month preceding the month in which that distribution date occurs.

Assumed Final Distribution Dates

The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the assumed final distribution date for that class.

Class	Month and Year of Assumed Final Distribution Date
A-1	February 2012
A-2	June 2012
A-3	June 2014
A-AB	October 2016
A-4	May 2017
A-1A	May 2017
A-M	May 2017
A-J	June 2017

Rated Final Distribution Date

To the extent described in this prospectus supplement, the ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal due on the certificates of that class on or before the distribution date in June 2040.

Description of the Offered Certificates

General

The trust fund will issue 30 classes of the series 2007-PWR16 certificates with an approximate total principal balance at initial issuance equal to $3,313,941,288. Only the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates are being offered by this prospectus supplement. The remaining classes of the series 2007-PWR16 certificates (other than the class R and V certificates) will be offered separately in a private offering.

Denominations

We intend to deliver the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

Clearance and Settlement

You will hold your offered certificates in book-entry form through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Certificate Principal Balances and Certificate Notional Amounts

The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4FL, A-1A, A-M, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will be the series 2007-PWR16 certificates with principal balances and are sometimes referred to as the series 2007-PWR16 principal balance certificates. The table appearing under the caption “—Overview of the Series 2007-PWR16 Certificates” above identifies the approximate total principal balance of each class of series 2007-PWR16 principal balance certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance is subject to a variance of plus or minus 5%. The class A-2FL certificates will have a corresponding uncertificated “regular interest” (the “Class A-2FL Regular Interest”), which will have a principal balance equal to the principal balance of the class A-2FL certificates. The class A-4FL certificates will have a corresponding uncertificated “regular interest” (the “Class A-4FL Regular Interest”), which will have a principal balance equal to the principal balance of the class A-4FL certificates. The class A-JFL certificates will have a corresponding uncertificated “regular interest” (the “Class A-JFL Regular Interest” and, together with the Class A-4FL and A-2FL Regular Interests, the “Class A Regular Interests”)), which will have a principal balance equal to the principal balance of the class A-JFL certificates.

The total principal balance of each class of series 2007-PWR16 principal balance certificates and Class A Regular Interests will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, that class of certificates on that distribution date. The entitlement of the holders of the class A-2FL, A-4FL and A-JFL certificates to principal represents the right to receive distributions of principal that are made on the Class A-2FL, A-4FL or A-JFL Regular Interest, as the case may be.

The class X certificates will not have a principal balance and the holders of that class will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A Regular Interests outstanding from time to time. The table appearing under the caption “—Overview of the Series 2007-PWR16 Certificates” above identifies the approximate total notional amount of the class X certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The total notional amount of the class X certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on that distribution date on, and any losses actually allocated on that distribution date to, any class of series 2007-PWR16 principal balance certificates or Class A Regular Interests whose principal balance forms a part of the total notional amount of the Class X Certificates.

Pass-Through Rates

The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4FL, A-1A, X, A-M, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will be the series 2007-PWR16 certificates that bear interest and are sometimes referred to as the series 2007-PWR16 interest-bearing certificates. The table appearing under the caption “—Overview of the Series 2007-PWR16 Certificates” above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2007-PWR16 certificates will accrue interest.

The pass-through rates for the Class , Class and Class Regular Interests will be fixed at a rate per annum equal to %, % and %, respectively. The pass-through rates for the Class , Class and Class Regular Interests will be a rate that, with respect to any interest accrual period, is equal to the lesser of %, % and %, respectively, per annum and the Weighted Average Pool Pass-Through Rate for the related distribution date.

The weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement. See also “Glossary—Weighted Average Pool Pass-Through Rate” in this prospectus supplement.

Distributions

A. General	For purposes of allocating distributions on the certificates, the mortgage pool will be divided into:

•	loan group 1 consisting of two hundred twenty-two (222) pooled mortgage loans, representing 87.6% of the initial mortgage pool balance, and

•

loan group 2 consisting of thirty-nine (39) pooled mortgage loans, representing 12.4% of the initial mortgage pool balance. Loan group 2 will consist of 99.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily properties. Additionally, loan group 2 includes two (2) mortgage loans secured by mixed use properties. These two (2) mortgage loans represent 0.3% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance.

The certificate administrator will make distributions of interest and, if and when applicable, principal on the classes of series 2007-PWR16 certificates, first, on the class A-1, A-2, A-3, A-AB, A-4, A -1A and X certificates and the Class A-2FL and A-4FL Regular Interests; second, on the class A-M certificates; third, on the class A-J certificates and the Class A-JFL Regular Interest; and then on the other classes of certificates in order of their alphabetical designation. Allocation of interest distributions among the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates and the Class A-2FL and A-4FL Regular Interests is described under “—Distributions of Interest” below. Allocation of principal distributions among the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interests is

described under “—Distributions of Principal” below. The class X certificates do not have principal balances and do not entitle their holders to distributions of principal. Allocation of interest distributions between the class A-J certificates and the Class A-JFL Regular Interest will be made on a pro rata basis in accordance with their respective interest entitlements. Allocation of principal distributions between the class A-J certificates and Class A-JFL Regular Interests will be made on a pro rata basis according to their outstanding principal balances.

Amounts distributed on the Class A-2FL, A-4FL and A-JFL Regular Interests will generally be paid to the holders of the class A-2FL, A-4FL or A-JFL certificates, as applicable, and/or to the swap counterparty under the swap contract related to that class of certificates. Those amounts will not be distributed to any holders of the offered certificates.

In general, the funds available for distribution to certificateholders on each distribution date will be net of all forms of compensations payable to the parties to the pooling and servicing agreement, reimbursements of servicing advances, P&I advances, interest on those advances and indemnification expenses.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement.

B. Distributions of Interest

Each class of series 2007-PWR16 certificates (other than the class R and V certificates) and Class A Regular Interests will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that class and interest accrual period;

•	the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

•	the interest accrual basis for that Class.

In the case of the class A-2FL, A-4FL and A-JFL certificates, this entitlement will represent an entitlement to receive interest distributions on the Class A-2FL, A-4FL or A-JFL Regular Interest, plus any net interest payment required to be made by the swap counterparty under the related swap contract or minus any net interest payment required to be made by the trust to the swap counterparty under the related swap contract with respect to the related distribution date. Those certificates are not offered by this prospectus supplement.

Interest will be calculated with respect to each class of interest-bearing certificates (other than the classes of Floating Rate Certificates) and Class A Regular Interests assuming that each interest accrual period consists of 30 days and each year consists of 360 days. Interest will be calculated with respect to each class of Floating Rate Certificates based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, except that, in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then, until that default is cured or the applicable swap contract is replaced, that class of Floating Rate Certificates will also accrue interest on the basis of a 360-day year consisting of twelve 30-day months. We refer to the basis on which interest accrues on each class of interest-bearing certificates or Class A Regular Interests as the related “interest accrual basis”.

A whole or partial prepayment on a pooled mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2007-PWR16 principal balance certificates (other than the Floating Rate Certificates) and the Class A Regular Interests on a pro rata basis. Any such reductions arising on a Class A Regular Interest will result in corresponding reductions in the interest distributable on the related class of Floating Rate Certificates.

On each distribution date, subject to available funds and the allocation and distribution priorities described under “—General” above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates and the Class A-2FL and Class A-4FL Regular Interests will be made concurrently:

•

in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and Class A-4FL Regular Interests, on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X certificates, from available funds attributable to loan group 1 and loan group 2;

provided that, if the portion of available funds with respect to either loan group is insufficient to pay in full the total amount of interest otherwise required to be distributed with respect to any of class A-1, A-2, A-3, A-AB, A-4, A-1A and/or X certificates and/or the Class A-2FL and/or A-4FL Regular Interest as described above, then distributions of interest will be made on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates and the Class A-2FL and A-4FL Regular Interest on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to the entire mortgage pool, without regard to loan group.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this prospectus supplement.

C. Distributions of Principal	Subject to—

•	available funds,

•	the distribution priorities described under “—General” above, and

•	the reductions of principal balances described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below,

the holders of each class of offered certificates and Class A Regular Interests will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class at initial issuance.

Distributions of principal will be made on the principal balance certificates (other than the Floating Rate Certificates) and the Class A Regular Interests in the manner described below. Amounts distributed as principal on each of the Class A Regular Interests will be distributed as principal to the holders of the related class of Floating Rate Certificates.

The certificate administrator must make principal distributions in a specified sequential order to ensure that:

•

no distributions of principal will be made on the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates until, in the case of each of those classes, the total principal balance of all classes of offered certificates and the Class A-2FL, A-4FL and A-JFL Regular Interests is reduced to zero;

•

no distributions of principal will be made on the class A-J certificates and Class A-JFL Regular Interest until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-1A certificates and the Class A-2FL and A-4FL Regular Interests is reduced to zero, and any distributions of principal that are made on the class A-J certificates and the Class A-JFL Regular Interest will be made on a pro rata basis (in accordance with their respective total principal balances immediately prior to that distribution date);

•

no distributions of principal will be made on the class A-M certificates until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and Class A-4FL Regular Interests is reduced to zero;

•

except as described in the paragraph following these bullets, distributions of principal on the class A-1A certificates will be made only from the portion of the total distributable principal funds attributable to loan group 2 plus, only after the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and Class A-4FL Regular Interests has been reduced to zero (if the class A-1A certificate are still outstanding at the time of that reduction), from the remaining portion of the total distributable principal funds attributable to loan group 1;

•

except as described in the paragraph following these bullets, distributions of principal on the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and Class A-4FL Regular Interests collectively will be made only from the portion of the total distributable funds attributable to loan group 1 plus, only after the principal balance of the class A-1A certificates is reduced to zero (if any of the class A-1, A-2, A-3, A-AB and/or A-4 certificates and/or the Class A-2FL and/or Class A-4FL Regular Interest are still outstanding at the time of that reduction), from the remaining portion of the total distributable principal funds attributable to loan group 2; and

•

except as described in the paragraph following these bullets, no distributions of principal will be made with respect to the class A-4 certificates and the Class A-4FL Regular Interest until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates and the Class A-2FL Regular Interest is reduced to zero; no distributions of principal will be made with respect to the class A-1, A-2 or A-3 certificates and/or the Class A-2FL Regular Interest on any distribution date until the total principal balance of the class A-AB certificates is reduced to the scheduled principal balance for that distribution date set forth on Schedule II to this prospectus supplement; no additional distributions of principal will be made with respect to the class A-AB certificates until the total principal balance of the class A-1, A-2 and A-3 certificates and the Class A-2FL Regular Interest is reduced to zero; no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates and the Class A-2FL Regular Interest is reduced to zero; and no distributions of principal will be made with respect to the class A-2 certificates and/or the Class A-2FL Regular Interest until the total principal balance of the class A-1 certificates is reduced to zero, all as described under “Description of the Offered Certificates — Distributions — Principal Distributions” in this prospectus supplement.

Because of losses on the pooled mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A-JFL Regular Interest could be reduced to zero at a time when two or more of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates and/or Class A-2FL and/or A-4FL Regular Interests remain outstanding. Under those circumstances, any distributions of principal on the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and Class A-2FL and A-4FL Regular Interests will be made on a pro rata basis (in accordance with their respective total principal balances immediately prior to that distribution date) from remaining available funds attributable to the entire mortgage pool without regard to loan group. Those distributions will be made, however, only after interest distributions are made on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates and the Class A-2FL and A-4FL Regular Interests.

The total distributions of principal to be made on the series 2007-PWR16 principal balance certificates (in the case of the classes of Floating Rate Certificates, through their respective related Class A Regular Interests) collectively on any distribution date will, in general, be a function of—

•

the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the pooled mortgage loans during the same calendar month in which the subject distribution date occurs, which payments are either received as of the end of the related collection period or advanced by the applicable master servicer or the trustee, as applicable, and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the pooled mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates or Class A Regular Interests collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status, (3) certain special servicing compensation and (4) certain other expenses.

Portions of the principal distributable on the certificates and Class A Regular Interests collectively on any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described in this prospectus supplement. In general, collections or advances of principal on a pooled mortgage loan will be attributed to the loan group that contains that pooled mortgage loan. See “Glossary—Principal Distribution Amount” in this prospectus supplement.

The class X certificates do not entitle their holders to any distributions of principal.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” and “Glossary—Principal Distribution Amount” in this prospectus supplement.

D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums

Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates and/or to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates, and/or the trust as the holder of the Class A-2FL, A-4FL and/or A-JFL Regular Interests, then entitled to receive distributions of principal. All portions of yield maintenance charges or prepayment premiums allocated to the Class A-2FL, A-4FL or A-JFL Regular Interest will be paid to the swap counterparty under the swap contract related to that class, unless that swap contract or any replacement swap contract is terminated, in which case those amounts will be paid to the holders of the class A-2FL, A-4FL or A-JFL certificates, as the case may be. See “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses

Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2007-PWR16 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of series 2007-PWR16 principal balance certificates (other than the Floating Rate Certificates) and Class A Regular Interests generally will be sequentially reduced (without accompanying principal distributions) in the reverse order of distribution priority (first, class S, then class Q and so on), until that deficit is eliminated. Any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interest will be allocated among those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction of the total principal balance of the class A-J certificates and the Class A-JFL Regular Interest will be allocated between those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction in the principal balance of the Class A-2FL, A-4FL or A-JFL Regular Interest will result in a corresponding reduction in the principal balance of the class A-2FL, A-4FL or A-JFL certificates, as the case may be.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments

With respect to the pooled mortgage loans for which it is the applicable master servicer, each master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest and to make advances for the pooled mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. The trustee must make any of those advances that a master servicer is required, but fails, to make. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any debt service advance that it or the applicable special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, in the case of the Beacon Seattle & DC Portfolio pooled mortgage loan, the applicable parties to the series 2007-PWR16 pooling and servicing agreement (on the one hand) and the respective holders of the Beacon Seattle & DC Portfolio non-pooled mortgage loans or their designees (on the other) will each be entitled to make independent determinations with respect to recoverability of debt service advances on the respective mortgage loan in the Beacon Seattle & DC Portfolio loan group. For additional information regarding the 32 Sixth Avenue pooled mortgage loan, after any date when the related non-pooled mortgage loan has been included in another commercial mortgage securitization, and the Beaver Brook Apartments pooled mortgage loan, after any date when the related non-pooled mortgage loan has become pari passu in right of payment with that pooled mortgage loan and has also been included in another commercial mortgage securitization, see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

In addition, a designated servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a pooled mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such appraisal, the amount otherwise required to be advanced with respect to interest on that pooled mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to pay interest on the respective classes of subordinate interest-bearing series 2007-PWR16 certificates (in the case of the class A-JFL certificates, through the Class A-JFL Regular Interests) sequentially in the reverse order of distribution priority (first, class S, then class Q and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Early Termination

The trust fund may be terminated and therefore the series 2007-PWR16 certificates may be retired early by certain designated entities when the total outstanding principal balance of the pooled mortgage loans, net of advances of principal, is reduced to 1.0% or less of the initial mortgage pool balance.

The Trust Fund

Creation of the Trust Fund

We will use the net proceeds from the issuance and sale of the series 2007-PWR16 certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the series 2007-PWR16 certificates. In this prospectus supplement, we sometimes refer to those mortgage loans as pooled mortgage loans. As described under “Description of the Offered Certificates—Distributions—General” above, the pooled mortgage loans will be divided into loan group 1 and loan group 2 for purposes of calculating distributions on the certificates.

A. General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage loans, please note that—

•	All numerical information provided with respect to any individual loan, group of loans or the pooled mortgage loans is provided on an approximate basis.

•

References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the pooled mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the pooled mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the pooled mortgage loans in loan group 2.

•

All weighted average information provided with respect to the pooled mortgage loans or any sub-group of pooled mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the pooled mortgage loans to the trust fund.

•

The Beacon Seattle & DC Portfolio loan group is secured by or has the benefit of (i) first mortgages or deeds of trust encumbering (a) fee interests in 15 office properties and (b) a leasehold interest in one office property identified as “Key Center” on Appendix B to this prospectus supplement, (ii) with respect to one office property identified as “Market Square” on Appendix B to this prospectus supplement, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrower’s cash flows from the property into a specified account and (iii) with respect to three office properties identified as “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” on Appendix B to this prospectus supplement, a covenant to deposit the borrowers’ cash flows from those properties into a specified account. Each of the “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” properties is encumbered by existing secured debt to a third party and no portion of the indebtedness under the Beacon Seattle & DC Portfolio pooled mortgage loan has been allocated to those three properties for purposes of the presentation in this prospectus supplement; however, a portion of the aggregate appraised value and cash flow of the Beacon Seattle & DC Portfolio properties is attributed to those three properties. We sometimes refer to these three properties as the “cash flow properties” with respect to the Beacon Seattle & DC Portfolio loan group. Notwithstanding the above, except where specifically stated otherwise, we refer to all 20 of the real properties related to the Beacon Seattle & DC Portfolio loan group (including “Market Square”, “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street”) as “mortgaged properties” and “security” for the Beacon Seattle & DC Portfolio loan group. See “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1— Beacon Seattle & DC Portfolio”. See also “Risk Factors— Risks Related to the Beacon Seattle & DC Portfolio Loan Group” in this prospectus supplement.

•

With respect to the Beacon Seattle & DC Portfolio pooled mortgage loan, which is secured by mortgaged properties that also secure multiple non-pooled mortgage loans designated “Note A-1”, “Note A-2”, “Note A-3”, Note “A-4”, Note “A-6”, Note “A-7” and “Note B-1”, we generally present loan-to-value ratios, debt service coverage ratios and loan per unit in this prospectus supplement in a manner that takes account of the aggregate indebtedness evidenced by the loan group but also takes account of the subordination of “Note B-1” to the pooled mortgage loan and the pari passu “Note A-4” , in order to present statistics only for the related pooled mortgage loan. Throughout this prospectus supplement, unless otherwise specified, the underwritten debt service coverage ratio for the Beacon Seattle & DC Portfolio pooled mortgage loan is assumed to be 1.33x and the cut-off date loan-to-value ratio for that pooled mortgage loan is assumed to be 64.2%, in each case calculated as described under “Appendix D— Summaries of the Ten Largest Mortgage Loans — Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio”.

•

With respect to the other pooled mortgage loans that have one or more related non-pooled subordinate loans (whether or not part of a split loan structure), we generally present loan-to-value ratios, debt service coverage ratios and loan per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that reflects the applicable pooled mortgage loan without regard to the related non-pooled subordinate loan, in order to present statistics only for the related pooled mortgage loan.

•

With respect to the 32 Sixth Avenue pooled mortgage loan which is secured by a mortgaged property that also secures one non-pooled pari passu companion loan, we present loan-to-value ratios, debt service coverage ratios and loan per net rentable square foot in this prospectus supplement in a manner that reflects the aggregate indebtedness evidenced by the pooled mortgage loan and its related non-pooled pari passu companion loan.

•

Some of the pooled mortgage loans are part of a group of pooled mortgage loans that are cross-collateralized and cross-defaulted with each other. In general, when a pooled mortgage loan is cross-collateralized and cross-defaulted with one or more other pooled mortgage loans, we present the information regarding those pooled mortgage loans as if each of them was secured only by the related mortgaged properties identified on Appendix B to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the pooled mortgage loans secured by the mortgaged properties respectively identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio, 32 Sixth Avenue, Millennium I, II, & III, North Grand Mall, Beaver Brook Apartments, Rockside Road Portfolio, New Vision Office Park, Sinking Springs Plaza, Sackett Industrial Center and Iron Mountain).

•

The information for mortgage loans secured by more than one mortgaged property in this prospectus supplement is generally based on allocated loan amounts as stated in Appendix B when information is presented relating to mortgaged properties and not mortgage loans.

B. Principal Balances

The trust’s primary assets will be two hundred sixty-one (261) mortgage loans with an aggregate principal balance as of the cut-off date of approximately $3,313,941,289. It is possible that the aggregate mortgage loan balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the pooled mortgage loans ranged from approximately $642,511 to approximately $485,522,683 and the mortgage loans had an approximate average balance of $12,697,093.

C. Encumbered and Other Interests

The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by or having the benefit of certain arrangements regarding, mortgaged properties for which the interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Fee(1)	279	91.0%	89.8%	99.5%
Leasehold	11	5.8%	6.5%	0.5%
Other(2)	4	2.3%	2.6%	N/A
Fee in part and leasehold in part	1	1.0%	1.1%	N/A

(1)	Includes mortgaged properties for which (i) the borrower’s interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage.
(2)	Consists of the four (4) real properties related to the Beacon Seattle & DC Portfolio pooled mortgage loan (which loan represents 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group 1 balance) that are not subject to a mortgage lien in favor of the lender under the Beacon Seattle & DC Portfolio loan group but for which that lender has the benefit of a pledge of the related borrower’s joint venture interest in the property owner and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. See “—A. General Considerations” above. See also “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Seattle Portfolio”. See also “Risk Factors— Risks Related to the Beacon Seattle & DC Portfolio Loan Group” in this prospectus supplement.

D. Property Types

The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties operated primarily for each indicated purpose:

Property Types	Number of Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	70	38.6%	44.1%	0.0%
Retail	100	26.4%	30.1%	0.0%
Multifamily	38	12.2%	0.1%	97.3%
Industrial	42	10.8%	12.3%	0.0%
Hospitality	11	7.8%	9.0%	0.0%
Self Storage	18	2.0%	2.3%	0.0%
Mixed Use	12	1.3%	1.1%	2.7%
Other(1)	4	0.9%	1.0%	0.0%

(1)	Other property types consist of movie theaters and leased fee interests in land.

E. State Concentrations

The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties located in the indicated states or regions:

State/Region	Number of Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
New York	17	13.9%	14.7%	8.7%
California	50	9.7%	10.7%	2.4%
Northern CA	21	5.1%	5.7%	1.1%
Southern CA	29	4.6%	5.1%	1.3%
Maryland	12	8.4%	9.6%	N/A
Washington	15	7.1%	7.7%	2.6%
Georgia	10	6.8%	2.9%	34.6%
Texas	39	6.7%	6.9%	5.6%
Virginia	15	6.3%	7.2%	N/A

The remaining mortgaged properties are located throughout thirty (30) states and the District of Columbia. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other jurisdictions. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

F. Other Mortgage Loan Features	As of the cut-off date, the pooled mortgage loans had the following characteristics:

•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

•	Twenty (20) groups of mortgage loans (excluding groups of cross-collateralized loans) were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The five (5) largest groups represent 2.9%, 2.6%, 1.2%, 1.2% and 1.0%, respectively, of the initial outstanding pool balance. See Appendix B to this prospectus supplement.

•	Fifty-six (56) mortgaged properties, securing mortgage loans representing 10.2% of the initial outstanding pool balance, are each either wholly owner-occupied or 100.0% leased to a single tenant.

•

The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described on the “Footnotes to Appendix B and C” in this prospectus supplement.

•

Fixed periodic payments on the pooled mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

•

No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).

G. Balloon Loans/ARD Loans	As of the cut-off date, the pooled mortgage loans had the following additional characteristics:

•

261 (two hundred sixty-one) of the pooled mortgage loans, representing 100.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 222 pooled mortgage loans in loan group 1, representing 100.0% of the initial loan group 1 balance, and 39 pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), are balloon mortgage loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date. See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans with nonstandard amortization schedules.

•

Thirteen (13) of the balloon mortgage loans, representing 3.1% of the initial mortgage pool balance, are “ARD” or “hyperamortizing” mortgage loans (which pooled mortgage loans represent 3.6% of the initial loan group 1 balance), that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified “anticipated repayment date” prior to the stated maturity date. Those incentives include an increase in the mortgage rate and/or principal amortization at or following the anticipated repayment date. Because of the incentives, we consider the ARD loans to be balloon loans also.

H. Interest-Only Loans	As of the cut-off date, the mortgage loans had the following additional characteristics:

•

One hundred thirteen (113) of the balloon mortgage loans (including any ARD loans), representing 40.1% of the initial mortgage pool balance (which pooled mortgage loans consist of ninety-five (95) pooled mortgage loans in loan group 1, representing 41.9% of the initial loan group 1 balance, and eighteen (18) pooled mortgage loans in loan group 2, representing 26.7% of the initial loan group 2 balance), provide for initial interest-only periods that expire 7 to 60 months following their respective origination dates. With respect to one of these pooled mortgage loans, representing 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, the related interest-only period has already expired.

•

Forty-three (43) of the balloon mortgage loans (including any ARD loans), representing 41.4% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-six (36) pooled mortgage loans in loan group 1, representing 40.1% of the initial loan group 1 balance, and seven (7) pooled mortgage loans in loan group 2, representing 50.8% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or ARD.

I. Prepayment/Defeasance Provisions	As of their respective cut-off dates, all of the pooled mortgage loans restrict voluntary principal prepayments as follows:

•

One hundred forty-four (144) pooled mortgage loans, representing 48.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 126 pooled mortgage loans in loan group 1, representing 50.6% of the initial loan group 1 balance, and 18 pooled mortgage loans in loan group 2, representing 30.9% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the series 2007-PWR16 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage. With respect to one (1) of these pooled mortgage loan, representing 0.3% of the initial mortgage pool balance (and representing 2.1% of the initial loan group 2 balance), the borrower has the one-time option at any time prior to November 5, 2007, to replace its option to defease the pooled mortgage loan with an option to voluntarily prepay the pooled mortgage loan, accompanied by a prepayment premium or yield maintenance charge.

•

Forty-three (43) pooled mortgage loans, representing 17.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 35 pooled mortgage loans in loan group 1, representing 16.5% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 22.7% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•

Three (3) pooled mortgage loans, representing 15.5% of the initial mortgage pool balance (which pooled mortgage loans represent 17.7% of the initial loan group 1 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on a similar basis and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR16 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•

Fifty-one (51) pooled mortgage loans, representing 11.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 46 pooled mortgage loans in loan group 1, representing 10.1% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 23.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR16 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•	Fifteen (15) pooled mortgage loans, representing 4.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 7 pooled mortgage loans in loan group 1, representing 1.5% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 23.2% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•

Two (2) pooled mortgage loans, representing 3.0% of the initial mortgage pool balance (which pooled mortgage loans represent 3.4% of the initial loan group 1 balance), initially prohibit voluntary principal prepayments during a lock-out period and following the lock-out period, and only after an initial period of at least two years following the date of the issuance of the series 2006-PWR16 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage, followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time) and (ii) permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•

Three (3) pooled mortgage loans, representing 0.2% of the initial mortgage pool balance (which pooled mortgage loans represent 0.2% of the initial loan group 1 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium calculated on the basis of a specified percentage of the amount prepaid (which percentage declines over time).

Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date, in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.

In the case of pooled mortgage loans where prepayment consideration is based on a yield maintenance formula, the discount rate used in that formula is calculated on the basis of a designated index or on the basis of a designated index plus a percentage.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” and “—Partial Release; Substitutions” in this prospectus supplement. See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

J. General Characteristics	As of the cut-off date, the mortgage loans had the following characteristics:

	Mortgage Pool	Loan Group 1	Loan Group 2
Initial aggregate cut-off date principal balance (±5%)	$3,313,941,289	$2,901,444,047	$412,497,242
Number of pooled mortgage loans	261	222	39
Number of mortgaged properties	295	256	39
Largest cut-off date principal balance	$485,522,683	$485,522,683	$57,000,000
Smallest cut-off date principal balance	$642,511	$642,511	$1,119,089
Average cut-off date principal balance	$12,697,093	$13,069,568	$10,576,852
Highest mortgage interest rate	6.5000%	6.5000%	6.3300%
Lowest mortgage interest rate	4.1297%	4.1297%	5.5100%
Weighted average mortgage interest rate	5.7477%	5.7538%	5.7046%
Longest original term to maturity or anticipated repayment date	132 mos.	132 mos.	120 mos.
Shortest original term to maturity or anticipated repayment date	54 mos.	54 mos.	60 mos.
Weighted average original term to maturity or anticipated repayment date	105 mos.	105 mos.	109 mos.
Longest remaining term to maturity or anticipated repayment date	120 mos.	120 mos.	120 mos.
Shortest remaining term to maturity or anticipated repayment date	52 mos.	52 mos.	57 mos.
Weighted average remaining term to maturity or anticipated repayment date	104 mos.	103 mos.	108 mos.
Highest debt service coverage ratio, based on underwritten net cash flow *	3.92x	3.92x	2.05x
Lowest debt service coverage ratio, based on underwritten net cash flow*	1.10x	1.10x	1.10x
Weighted average debt service coverage ratio, based on underwritten net cash flow*	1.45x	1.47x	1.31x
Highest debt service coverage ratio (after IO period), based on underwritten net cash flow*	3.92x	3.92x	1.69x

Lowest debt service coverage ratio (after IO period), based on underwritten net cash flow*	1.09x	1.09x	1.10x
Weighted average debt service coverage ratio (after IO period), based on underwritten net cash flow*	1.35x	1.37x	1.24x
Highest cut-off date loan-to-value ratio*	83.8%	83.8%	80.3%
Lowest cut-off date loan-to-value ratio*	26.4%	26.4%	51.3%
Weighted average cut-off date loan-to-value ratio*	70.0%	69.8%	71.8%

*

In the case of the Beacon Seattle & DC Portfolio pooled mortgage loan, which is secured by mortgaged properties that also secure multiple non-pooled mortgage loans, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement in a manner that takes account of the aggregate indebtedness evidenced by the loan group but also takes account of the subordination of “Note B-1” to the pooled mortgage loan and “Note A-4”. Throughout this prospectus supplement, unless otherwise specified, the underwritten debt service coverage ratio for the Beacon Seattle & DC Portfolio pooled mortgage loan is assumed to be 1.33x and the cut-off date loan-to-value ratio of that pooled mortgage loan is assumed to be 64.2% , in each case calculated as described under “Appendix D— Summaries of the Ten Largest Mortgage Loans — Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio”. In the case of the other pooled mortgage loans that are secured by a mortgaged property or a portfolio of mortgaged properties that also secures one or more related non-pooled subordinate mortgage loans (whether or not part of a split loan structure and, whether or not the non-pooled subordinate mortgage loan may subsequently become pari passu in right of payment with the related pooled mortgage loan), debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage subordinate loans. Considering the combined annualized monthly debt service payable as of the cut-off date or the combined principal balance (as applicable) under the respective pooled mortgage loan and any related non-pooled mortgage loans, and on a basis that reflects combination with the related “Note B-1” or non-pooled subordinate mortgage loan (as applicable), in each of the cases described above, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 3.92x, 1.04x and 1.43x, respectively, of loan group 1 would be 3.92x, 1.09x and 1.45x, respectively, and of loan group 2 would be 2.05x, 1.04x and 1.30x, respectively; the highest, lowest and weighted average debt service coverage ratio (after IO period) (based on underwritten net cash flow) of the mortgage pool would be 3.92x, 1.04x and 1.33x, respectively, of loan group 1 would be 3.92x, 1.07x and 1.35x, respectively, and of loan group 2 would be 1.69x, 1.04x and 1.23x, respectively; and the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 90.7%, 26.4% and 70.9%, respectively, of loan group 1 would be 84.7%, 26.4% and 70.6%, respectively, and of loan group 2 would be 90.7%, 51.3% and 72.7%, respectively.

In addition, in the case of the Beacon Seattle & DC Portfolio pooled mortgage loan, debt service coverage ratio and loan-to-value information (including the information set forth above in this note to the table) is generally presented in this prospectus supplement in a manner that includes the underwritten cash flow or the value (or allocable portion thereof) of all the related properties, including “Market Square” and the related “cash flow properties”, in the aggregate underwritten cash flow or aggregate appraised value of the Beacon Seattle & DC Portfolio properties.

See the “Footnotes to Appendix B and Appendix C” and “Appendix D— Summaries of the Ten Largest Mortgage Loans — Mortgage Loan No. 1 – Beacon Seattle & DC Portfolio” for information regarding the debt service coverage ratio and loan-to-value ratio of the Beacon Seattle & DC Portfolio pooled mortgage loan.

In the case of the 32 Sixth Avenue pooled mortgage loan, debt service coverage ratio and loan-to-value ratio information is generally presented in this prospectus supplement in a manner that takes account of the aggregate indebtedness under that pooled mortgage loan and the related non-pooled pari passu companion loan.

Other than as described above or otherwise noted, debt service coverage ratio and loan-to-value information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related pooled mortgage loan without combination with the other indebtedness.

K. Removal of Loans From the Trust Fund	One or more of the pooled mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

1. Seller Repurchase and Substitution

Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “The Mortgage Pool—Representations and Warranties” in this prospectus supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

2. Fair Value Purchase Option

Pursuant to the pooling and servicing agreement, the series 2007-PWR16 controlling class representative or the applicable special servicer, in that order, has the option to purchase from the trust any defaulted pooled mortgage loan that, among other conditions, is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment. The applicable purchase price will be equal to the fair value of the pooled mortgage loan as determined by the applicable special servicer for such mortgage loan, subject to verification by the trustee if the applicable special servicer is the purchaser.

3. Other Defaulted Loan Purchase Options

Pursuant to the related intercreditor agreements, the holder of a subordinate non-pooled mortgage loan that is part of a split loan structure that includes a pooled mortgage loan, or the holder of a mezzanine loan incurred by the owners of a borrower may have an option to purchase the related pooled mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the pooled mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses. The purchase price will generally not include any prepayment premium or yield maintenance charge.

Additional Aspects of the Offered Certificates and the Trust Fund

Federal Tax Status

Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code. Those REMICs will exclude (i) collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, (ii) the Class A-2FL Regular Interest, the related fixed rate account, the related swap contract and the related floating rate account, (iii) the Class A-4FL Regular Interest, the related fixed rate account, the related swap contract and the related floating rate account, and (iv) the Class A-JFL Regular Interest, the related fixed rate account, the related swap contract and the related floating rate account. Those excluded groups of assets will each constitute a grantor trust for federal income tax purposes. None of the holders of the offered certificates will have any beneficial interest in any grantor trust.

The offered certificates will constitute “regular interests” in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. This means that you will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. The offered certificates and the regular interests will not represent any interest in the grantor trusts referred to above.

We anticipate that the class , , and certificates will be treated as having been issued with more than a de minimis amount of original issue discount, that the class , , , , and certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class , , and certificates will be issued at a premium. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

•	the pooled mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

•	no pooled mortgage loan will otherwise be prepaid prior to maturity, and

•	there will be no extension of the maturity of any pooled mortgage loan.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA

The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above. If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

Legal Investment	The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Ratings

The ratings for the offered certificates shown in the table appearing under the caption “—Overview of the Series 2007-PWR16 Certificates” above are those of Moody’s Investors Service, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of offered certificates receive credit ratings no lower than those shown in that table.

The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

For a description of the limitations of the ratings of the offered certificates, see “Ratings” in this prospectus supplement.

Risk Factors

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Offered Certificates

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates.

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

Subordination of the Class A-M and A-J Certificates Will Affect the Timing of Payments and the Application of Losses on Those Respective Classes of Certificates.

If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support (in the case of the class A-J certificates, on a pari passu basis with the Class A-JFL Regular Interest) to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and Class A-4FL Regular Interests. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

When making an investment decision, you should consider, among other things—

•	the distribution priorities of the respective classes of the series 2007-PWR16 certificates,

•

the order in which the principal balances of the respective classes of the series 2007-PWR16 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the pooled mortgage loans.

A Disproportionately High Rate of Prepayments on Pooled Mortgage Loans with Relatively High Mortgage Interest Rates May Adversely Affect the Yield on Certain Classes of Certificates.

The pass-through rate on certain classes of certificates may be based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate based upon or equal to the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty.

The yield on your offered certificates will depend on, among other things—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

•	the pass-through rate for, and the other payment terms of, your offered certificates,

•

the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the “Footnotes to Appendix B and C” for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

•	the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

•

the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-PWR16 certificates, and

•	servicing decisions with respect to the pooled mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and the class A-2FL and A-4FL certificates (through the Class A-2 FL Regular Interest and the Class A-4FL Regular Interest, respectively) should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates and the class A-2FL and A-4FL certificates (through the Class A-2FL Regular Interest and the A-4FL Regular Interest, respectively) are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2. The class A-2FL and A-4FL certificates are not offered hereby.

The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and Class A-4FL Regular Interests will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and Class A-4FL Regular Interests or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A High Rate and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment.

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2007-PWR16 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates.

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity. Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under “Description of the Offered Certificates” in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

You Will Have Limited Ability To Control the Servicing of the Pooled Mortgage Loans and the Parties with Control Over the Servicing of the Pooled Mortgage Loans May Have Interests that Conflict with Your Interests.

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2007-PWR16 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series 2007-PWR16 pooling and servicing agreement, (b) any rights of the series 2007-PWR16 controlling class representative, (c) in the case of the Beacon Seattle & DC Portfolio pooled mortgage loan, the express terms of the MSCI 2007-IQ14 Pooling and Servicing Agreement and the related intercreditor agreements and any rights of the related “controlling class” and the related non-pooled noteholders under those agreements and (d) in the case of the 32 Sixth Avenue pooled mortgage loan, the Millennium I, II, & III pooled mortgage loan, the Beaver Brook Apartments pooled mortgage loan, the New Vision Office Park pooled mortgage loan, the Sinking Springs Plaza pooled mortgage loan and the Iron Mountain pooled mortgage loan, the approval and/or consultation rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—The Series 2007-PWR16 Controlling Class Representative” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool —Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement.

If a Master Servicer, a Primary Servicer or a Special Servicer Purchases Series 2007-PWR16 Certificates, Services Non-Pooled Mortgage Loans or has Investments Related to a Borrower or Other Person, a Conflict of Interest Could Arise Between Its Own Interests and Its Duties to the Trust Fund.

A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2007-PWR16 certificates. The purchase of series 2007-PWR16 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the series 2007-PWR16 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2007-PWR16 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2007-PWR16 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2007-PWR16 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard, which requires such servicers to service the pooled mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates.

Conflicts Between Various Classes of Certificateholders and Lenders. Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c) except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series 2007-PWR16 certificates (or, in the case of Beacon Seattle & DC Portfolio pooled mortgage loan, the holders of a subordinate or other class of certificates issued under the MSCI 2007-IQ14 Pooling and Servicing Agreement) and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. For a discussion of those arrangements, see “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2007-PWR16 controlling class representative will be an affiliate of the general special servicer. The initial holder of the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan, North Grand Mall Non-Pooled Subordinate Loan, the Beaver Brook Apartments Non-Pooled Mortgage Loan, the Rockside Road Portfolio Non-Pooled Subordinate Loan and the Sackett Industrial Center Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator and master servicer of the related pooled mortgage loan, and, in the case of the Beaver Brook Apartments Non-Pooled Mortgage Loan, the applicable special servicer of the related pooled mortgage loan. The initial holder of the Beacon Seattle & DC Portfolio Note B-1 will be affiliated with the applicable sponsor, mortgage loan seller and co-originator of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and it is anticipated that an affiliate of the general special servicer will acquire the Beacon Seattle & DC Portfolio Note B-1 from that initial holder. The sub-servicer for the Beacon Seattle & DC Portfolio Loan Group is also a co-originator of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. One or more of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans is a mortgage loan seller or an affiliate of a mortgage loan seller. See “Description of the Mortgage Pool— Certain Characteristics of the Mortgage Pool – Pari Passu, Subordinate and/or Other Financing” and “Appendix D—Summaries of the Ten Largest Mortgage Loans” in this prospectus supplement in this prospectus supplement. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

You May Be Bound by the Actions of Other Series 2007-PWR16 Certificateholders Even if You Do Not Agree with Those Actions.

In some circumstances, the holders of a specified percentage of the series 2007-PWR16 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2007-PWR16 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2007-PWR16 certificates regardless of whether you agree with that direction, consent or approval.

Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates at All or at the Price You Want.

There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences.

Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors—Risks Relating to the Certificates—If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates”; and

(2)	“Description of the Certificates—Book-Entry Registration and Definitive Certificates”.

Risks Related to the Mortgage Loans

Each of the Various Types of Mortgaged Properties are Subject to Unique Risks which May Reduce Payments on Your Certificates.

Mortgaged properties representing security for 38.6%, 26.4%, 12.2%, 10.8%, 7.8%, 2.0%, 1.3% and 0.9% of the initial mortgage pool balance are fee and/or leasehold interests in office properties, retail properties, multifamily properties, industrial properties, hospitality properties, self storage properties, mixed use properties and other properties, respectively. Loan group 1 consists of two hundred twenty-two (222) pooled mortgage loans, representing 87.6% of the initial mortgage pool balance. Loan group 2 consists of thirty-nine (39) pooled mortgage loans, representing 12.4% of the initial mortgage pool balance. Loan group 2 will consist of 99.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily properties. Additionally, loan group 2 includes two (2) mortgage loans secured by mixed use properties. These two (2) mortgage loans represent 0.3% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors—Risks Relating to the Mortgage Loans”; and

(2)	“Description of the Trust Funds—Mortgage Loans”.

The Repayment of a Multifamily or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Offered Certificates.

The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to two (2) pooled mortgage loans, representing 0.6% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated not earlier than twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

•	the age, design and construction quality of the property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the proximity and attractiveness of competing properties;

•	the adequacy and effectiveness of the property’s operations, management and maintenance;

•	increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in prices for key commodities or products;

•	changes in consumer tastes and preferences, including the effects of adverse publicity; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the level of tenant defaults;

•	the ability to convert an unsuccessful property to an alternative use;

•	new construction in the same market as the mortgaged property;

•	rent control laws or other laws impacting operating costs;

•	the number and diversity of tenants;

•	the availability of trained labor necessary for tenant operations;

•	the rate at which new rentals occur; and

•

the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Certain of the mortgaged properties consist of theaters, or retail properties with theaters as part of the mortgaged property. These properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

(1)	the physical attributes of the health club (e.g., its age, appearance and layout);

(2)	the reputation, safety, convenience and attractiveness of the property to users;

(3)	the quality and philosophy of management;

(4)	management’s ability to control membership growth and attrition;

(5)	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

(6) adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Certain Mortgage Loans May Have a Limited Operating History.

The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Non-Recourse Loans Limit Remedies Following Borrower Default.

The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, any special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Payments on Your Certificates.

The effect of mortgage pool loan losses will be more severe:

•	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

•	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio, which represents 14.7% of the initial mortgage pool balance (and 16.7% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 41.6% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.2% of the initial mortgage pool balance.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and the “Footnotes to Appendix B and C” in this prospectus supplement.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan.

The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans (including certain of the ten largest pooled mortgage loans described on Appendix D to this prospectus supplement) that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

•	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

•	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or

(2)	was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Payments on Your Certificates.

The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Payments on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property.

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

•	zoning, land use or other restrictions also may prevent alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “—Mortgaged Properties that are Not In Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates” below.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income.

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	proximity and attractiveness of competing properties;

•	new construction of competing properties in the same market;

•	convertibility of a mortgaged property to an alternative use;

•	the availability of refinancing; and

•	changes in interest rate levels.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates.

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty-six (56) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 10.2% of the initial mortgage pool balance (and for 11.6% of the initial loan group 1 balance), are either wholly owner-occupied or 100.0% leased to a single tenant. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Payments on Your Certificates” below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants’ occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top 3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

For further information with respect to tenant concentrations, see Appendix B to this prospectus supplement.

Various Asset-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates.

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Renewal, Termination, Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment.

Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

In addition, certain properties may have significant tenants or groups of tenants, including tenants that are affiliated with the related borrower under master leases or otherwise, that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have adjoining properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan’s maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan’s maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

Seventy-six (76) of the pooled mortgage loans, 63.0% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full.

Mortgaged properties located in New York, California, Maryland, Washington, Georgia, Texas and Virginia represent security for 13.9%, 9.7%, 8.4%, 7.1%, 6.8%, 6.7% and 6.3%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See “—Other Risks —The Hurricanes of 2005” below, “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Maintenance of Insurance” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance.

There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In this respect, the principals of certain borrowers have been involved in foreclosure proceedings or declared bankruptcy within the last 10 years but in each applicable case we have been advised by the related mortgage loan seller that it does not consider the relevant circumstances to be material. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Payments on Your Certificates.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on Your Offered Certificates.

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance”, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the pooled mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

Sixty (60) of the mortgaged properties, representing security for 5.0% of the initial mortgage pool balance (which mortgaged properties consist of 51 mortgaged properties representing security for 4.7% of the initial loan group 1 balance, and 9 mortgaged properties representing security for 7.1% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in this prospectus supplement.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related pooled mortgage loan.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Scalamandre Silk Building, which represents security for approximately 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the mortgaged property is located adjacent, to the south, to a property which has historically been used as a dry cleaning facility. According to a prior Phase II environmental report relating to the mortgaged property, the presence of dry cleaning solvents has been detected in the groundwater on the northern portion of the mortgaged property. The prior Phase II environmental report concluded that the mortgaged property is not the likely source of the groundwater contamination. The current Phase I environmental report relating to the mortgaged property concluded that the adjacent property, which continues to provide commercial laundry service, may represent a continued “recognized environmental condition” for the mortgaged property and recommended that the groundwater contamination be reported to the New York State Department of Environmental Conservation (the “NYSDEC”) so that the NYSDEC may investigate and remediate the source of the contamination. We cannot assure you that the borrower will not be held liable for the costs of investigating and remediating the groundwater contamination on the mortgaged property.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2007-PWR16 certificateholders.

If a Borrower is Unable to Repay its Loan on its Maturity Date or Does Not Repay Its Loan on Any Anticipated Repayment Date, You May Experience a Loss or Delay in Payments on Your Certificates.

As described in this prospectus supplement, 100.0% of the pooled mortgage loans are balloon mortgage loans, including 3.1% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties;

•	prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and

•	prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

None of the mortgage loan sellers, any party to the series 2007-PWR16 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property.

In the case of each of the mortgaged properties identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio, 32 Sixth Avenue, Millennium I, II, & III, North Grand Mall, Beaver Brook Apartments, Rockside Road Portfolio, New Vision Office Park, Sinking Springs Plaza, Sackett Industrial Center and Iron Mountain, that mortgaged property secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan. In addition, the borrowers or their affiliates under some of the pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool – Pari Passu, Subordinate and/or Other Financing” and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

A number of the pooled mortgage loans have in place, or permit the borrower’s owners to incur in the future, associated mezzanine or similar financing. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” in this prospectus supplement.

Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan.

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

Borrowers That Are Not Bankruptcy Remote Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates.

While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

The Operation of Commercial Properties Is Dependent Upon Successful Management.

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Provisions Requiring Yield Maintenance Charges Or Defeasance Provisions May Not Be Enforceable.

Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2007-PWR16 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates.

Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Reserves to Fund Capital Expenditures May Be Insufficient and This May Adversely Affect Payments on Your Certificates.

Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates.

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance With Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates.

Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Payments on Your Certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related pooled mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates.

The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof, whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and/or the types of terrorist attack (e.g., certified or non-certified acts of terrorism within the meaning of the Terrorism Risk Insurance Act of 2002, as amended (“TRIA”)) and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower’s owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or (b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

Among the ten largest pooled mortgage loans, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio, 32 Sixth Avenue, The Mall at Prince Georges, Kalahari Waterpark Resort, Airpark Business Center, Detroit Liberty Portfolio, Post Crest Apartments and Perimeter Expo contain provisions specifically limiting the borrower’s obligation to obtain terrorism insurance and the other pooled mortgage loans among the ten largest pooled mortgage loans do not contain such specific provisions.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as the Beacon Seattle & DC Portfolio, which represents security for approximately 14.7% of the initial mortgage pool balance (and 16.7% of the initial loan group 1 balance), if TRIA is in effect, and if “acts of terrorism” are excluded from the borrower’s comprehensive all risk insurance policy, the borrower is required to obtain an endorsement to its comprehensive all risk insurance policy or a separate policy insuring against (1) all “certified acts of terrorism,” as defined by TRIA, to the extent a policy or endorsement is available, in an amount equal to (a) 100% of the actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation plus (b) the amount of business income insurance as required under the loan documents (collectively, the “All Risk Amount”) and (2) “uncertified acts of terrorism,” as defined by TRIA to the extent that the policy or endorsement is available; provided, however that the total annual premium payable by the borrower for the terrorism coverage will not exceed one and a half times the result of (x) the annual premium for the comprehensive all risk insurance coverage required by the loan documents minus (y) any premiums required to be paid for earthquake, flood and terrorism coverages. If TRIA is no longer in effect and terrorism coverage is excluded from the borrower’s comprehensive all risk insurance policy (including business income insurance coverage), the borrower is required to obtain an endorsement to its comprehensive all risk insurance policy, or a separate policy, insuring against all excluded acts or events of terrorism, to the extent a policy or endorsement is available in an amount equal to the All Risk Amount, provided, however that the total annual premium payable by the borrower for the terrorism coverage will not exceed one and a half times the result of (x) the annual premium for the comprehensive all risk insurance coverage required by the loan documents minus (y) any premiums required to be paid for earthquake, flood and terrorism coverages.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue, which represents security for approximately 9.7% of the initial mortgage pool balance (and 11.0% of the initial loan group 1 balance), terrorism insurance is only required to the extent that such insurance can be purchased for a premium for any 12-month period not in excess of the lesser of (i) $250,000.00, as such amount may be increased annually (as of September 1 of each calendar year beginning September 1, 2008) during the term of the mortgage loan by a percentage equal to the increase in the Consumer Price Index from the previous year, as determined by the lender, or (ii) the amount required to purchase terrorism coverage for the mortgaged property in an amount equal to $360,000,000.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Mall at Prince Georges, which represents security for approximately 4.5% of the initial mortgage pool balance (and 5.2% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium equal to $100,000.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Kalahari Waterpark Resort, which represents security for approximately 2.9% of the initial mortgage pool balance (and 3.3% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium equal to $100,000.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Airpark Business Center, which represents security for approximately 2.2% of the initial mortgage pool balance (and 2.6% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium equal to two and one-half times the premium for terrorism coverage in place at origination.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Detroit Liberty Portfolio, which represents security for approximately 1.9% of the initial mortgage pool balance (and 2.2% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium equal to two times the premium for terrorism coverage in place at origination.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Post Crest Apartments, which represents security for approximately 1.4% of the initial mortgage pool balance (and 11.2% of the initial loan group 2 balance), the borrower is required to maintain terrorism insurance provided such insurance is commercially available and can be purchased at an annual premium not to exceed two times the premium for terrorism coverage in place at origination.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Perimeter Expo, which represents security for approximately 1.2% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium equal to $35,000.

Other mortgage loans that are not among the ten largest pooled mortgage loans may provide similar restrictions on the obligation of the borrower to maintain terrorism insurance coverage.

Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 85% of the losses from covered certified acts of terrorism occurring in 2007 on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an “act of terrorism” by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007. If the government insurance back-stop program provided under that act is not extended or renewed, or is extended or renewed under terms that are less favorable to insurers, premiums for terrorism insurance coverage will likely increase, the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available and/or such insurance may become generally unavailable in particular locations.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property.

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2007-PWR16 certificates.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties.

In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

The appraisals for certain mortgaged properties state a “stabilized value” as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled “Footnotes to Appendix B and C”.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Payments on Your Certificates.

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described “net income from foreclosure property” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-PWR16 certificateholders.

Tenant Leases May Have Provisions that Could Adversely Affect Payments on Your Certificates.

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender’s rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Litigation Arising Out of Ordinary Business Could Adversely Affect Payments on Your Certificates.

There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

With respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, a lawsuit involving the development of Market Square property filed in February 2001 (after a substantially similar action was dismissed from federal court following dismissal of a RICO count, upheld on appeal) is pending. The defendants are the general partner of the property owner and the current and former partners in and affiliates of such general partner and the plaintiff is the limited partner of the property owner. The complaint alleges fraud, conspiracy, breach of contract, breach of fiduciary duty, inducement of fiduciary breach, and failure to provide access to the books and records of the property owner and seeks monetary and injunctive relief. The defendants filed an answer in November 2001 denying liability. Document discovery was substantially completed in 2003 but depositions have not commenced. The case currently is stayed pending the interlocutory appeal noted below. The defendants appealed an order granting in part a motion by the plaintiff to compel the production of certain privileged documents. On January 30, 2007, in connection with the above action, Western Associates Limited Partnership, the plaintiffs under the complaint, delivered a Notice of Lis Pendens, which is a written notice that a lawsuit has been filed regarding title to real property or an interest therein.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan.

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default.

In the case of twelve (12) mortgaged properties, with an aggregate allocated loan amount representing 6.7% of the initial mortgage pool balance (and 7.6% of the initial loan group 1 balance and 0.5% of the initial loan group 2 balance), the borrower’s interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as Key

Center (which secures the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the largest pooled mortgage loan), Shops at Northern Boulevard, Annapolis Marriott Waterfront, KBS—Crescent Green, First Colony 24, Hastings Ranch Plaza Shopping Center, Hilton Garden Inn—Corvallis, Merchants Walk, Comfort Inn & Suites University Square, Walgreen’s Hamilton Township, Office Depot—Dallas and Whittier Woods Apartments.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Risks Related to the Beacon Seattle & DC Portfolio Loan Group.

In connection with the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, which represents 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group 1 balance, four (4) of the related real properties are not subject to a mortgage lien in favor of the lender under the Beacon Seattle & DC Portfolio Loan Group. In one of those cases, identified as “Market Square” on Appendix B to this prospectus supplement, the lender has the benefit of (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrower’s cash flows from the property into a specified account. In the other three cases, identified as “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” on Appendix B to this prospectus supplement, the lender under the Beacon Seattle & DC Portfolio Loan Group has the benefit of a covenant by the borrowers to deposit the borrowers’ cash flows from those properties into a specified account. Those three properties are subject to existing mortgage debts in favor of third parties. See “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio”.

With respect to each of the four properties described above, the lender would not be able to take title to the property as part of a foreclosure in the event of a default under the Beacon Seattle & DC Portfolio Loan Group. In the case where the lender under the Beacon Seattle & DC Portfolio Loan Group has the benefit of a pledge of the borrower’s joint venture interest in the property owner, that equity interest would not qualify as an interest in real property or as personal property incidental to real property for purposes of the REMIC regulations under the Internal Revenue Code. Therefore, upon the occurrence of an event of default under the Beacon Seattle & DC Portfolio Loan Group, the MSCI 2007-IQ14 Pooling and

Servicing Agreement, under which the Beacon Seattle & DC Portfolio Loan Group is principally serviced and administered, will not permit the MSCI 2007-IQ14 Special Servicer to take title to such pledged interest, but rather will require the MSCI 2007-IQ14 Special Servicer to exercise the legal remedies available to the lender under the Beacon Seattle & DC Portfolio Loan Group to sell such pledged equity interest and apply the proceeds toward the repayment of the mortgage loans in the Beacon Seattle & DC Portfolio Loan Group. Depending on market conditions, the proceeds from the sale of such pledged equity interest could be less than the proceeds that would be received if the MSCI 2007-IQ14 Special Servicer were to have foreclosed on and taken title to the related equity interest and sold it at a later date. In addition, in the three cases where the lender under the Beacon Seattle & DC Portfolio Loan Group does not have the benefit of a mortgage lien or a pledge of the borrower’s equity interests in the property owner, the lender has solely an unsecured contract right from the borrower to the payment of certain proceeds from the related property. Although the failure by the borrower or its affiliates to exercise any available remedy (including commencing and diligently pursuing litigation) to cause proceeds to be delivered would constitute an event of default under the Beacon Seattle & DC Portfolio Loan Group, the lender would not be able to take title to or realize directly upon the related underlying real property or any ownership or other interest in that underlying real property. Any misappropriation, conversion or application of proceeds from any of the four properties is a recourse carve-out event covered by the recourse guaranty from the borrower principal. In the three cases where the lender’s interest in the related property consists solely of a contractual obligation of the borrower to cause its affiliated property owners to pay certain proceeds from such properties to the lender, the lender would not be a creditor of the owner of the related property, nor would the lender have a security interest in the underlying real property, if the owner of such property were to become insolvent or become a debtor in a bankruptcy or similar proceeding.

Condominium or Cooperative Ownership May Limit Use and Improvements.

With respect to certain of the pooled mortgage loans, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative’s board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See “Risk Factors—Risks Related to Mortgage Loans—Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments” in the accompanying prospectus. Consequently, servicing and realizing upon the collateral described above could subject the series 2007-PWR16 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Tenancies in Common May Hinder Recovery.

The twenty-nine (29) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Airpark Business Center, Detroit Liberty Portfolio, Oaks Shopping Center, The Shops at Rockaway, Greenway Industrial, Longs Drug Store Santa Monica, Chestnut Hill, Castle Way Apartments, Town and Country Center, Shops at Lincoln School, Winchester Portfolio, Chesapeake Center, Manassas Junction Shopping Center, MSC Industrial Building, Iron Mountain, Cottage Grove Plaza, USGS Building, Pacific Plaza Retail Center, Walgreen’s Hamilton Township, Province Shopping Center, Cryden Industrial Building, Hermosa Professional Building, Twinbrook Post Office, New Seasons Market, American Eagle Mini Storage, Savers Retail, 16130 Stagg Street Industrial, 503-523 W. Washington Blvd. and 1118-1122 Washington Avenue, which represent 2.2%, 1.9%, 0.5%, 0.5%, 0.4%, 0.4%, 0.4%, 0.3%, 0.3%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and less than 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 9.5% of the initial mortgage pool balance, 10.1% of the initial loan group 1 balance and 5.5% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

Other Risks

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans.

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

The Hurricanes of 2005.

In August, September and October 2005, Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them. Economic effects appeared to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

Additional Risks.

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Capitalized Terms Used in this Prospectus Supplement

From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the “Glossary” attached to this prospectus supplement.

Forward-Looking Statements

This prospectus supplement and the accompanying prospectus include the words “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

Transaction Parties

The Issuing Entity

The issuing entity with respect to the offered certificates will be the Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16 (the “Trust”). The Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2007-PWR16 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series 2007-PWR16 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and engaging in any other activities described generally in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection accounts and other accounts maintained under the series 2007-PWR16 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2007-PWR16 pooling and servicing agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicers, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator, Tax Administrator and Certificate Registrar,” “—The Master Servicers,” and “—The Special Servicer” and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Trust other than the mortgage loans and any REO Properties are the distribution account, the master servicers’ collection accounts, the other accounts maintained pursuant to the series 2007-PWR16 pooling and servicing agreement, the short-term investments in which funds in the master servicers’ collection accounts and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicers and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicers.

The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Assignment of the Pooled Mortgage Loans” and “—Representations and Warranties.”

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a “business trust” is not possible.

The Depositor

Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to April 30, 2007, the depositor (or an affiliate thereof) acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $58 billion. BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial Mortgage Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association, a national banking association (“Wells Fargo Bank”), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 32.5% of the initial mortgage pool balance.

Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank’s Commercial Mortgage Securitization Program

Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the “TOP” program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the “PWR” program in which the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the “HQ”, “LIFE” and IQ programs in which Morgan Stanley Capital I Inc. acts as depositor and the “ML-CFC” program in which Merrill Lynch Mortgage Investors, Inc., acts as depositor.

Between the inception of its commercial mortgage securitization program in 1995 and March 31, 2007, Wells Fargo Bank originated approximately 3,746 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $19.6 billion, which were included in approximately 53 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended March 31, 2007, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.3 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See “—Master Servicers” in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

Underwriting Standards

Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Wells Fargo Bank will comply in all respects with the underwriting criteria.

An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance.”

A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank’s underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank’s underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

The information set forth in this prospectus supplement concerning Wells Fargo Bank has been provided by it.

Prudential Mortgage Capital Funding, LLC

Overview

Prudential Mortgage Capital Funding, LLC (“PMCF”), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC (“PMCC”), an affiliate of PMCF, originated and underwrote all of the mortgage loans sold by PMCF to the depositor in this transaction, which represent 25.4% of the initial mortgage pool balance.

PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC’s ultimate beneficial owner is Prudential Financial, Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF’s telephone number is (888) 263-6800. A significant aspect of PMCC’s business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through March 31, 2007, PMCC originated for securitization approximately 792 mortgage loans, having a total original principal amount of approximately $11.40 billion, which were assigned to PMCF, and approximately $8.74 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 23 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $8.74 billion in mortgage loans originated by PMCC and assigned to PMCF that have been included in securitizations since January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $8.44 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

The property types most frequently securing mortgage loans originated by PMCC for securitization are office, retail, and multifamily properties. However, PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization, PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the “IQ” program, in which PMCF, Morgan Stanley Mortgage Capital Inc. (“MSMC”) and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC and Morgan Stanley & Co. Incorporated, acts as depositor; and (ii) the “PWR” program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $869.13 million of mortgage loans under the IQ program and approximately $7.04 billion of mortgage loans under the PWR program.

Prudential Asset Resources, Inc. (“PAR”), an affiliate of PMCF and PMCC, a master servicer and a special servicer in this transaction, services the mortgage loans on PMCF’s behalf. See “—Master Servicers” in this prospectus supplement.

PMCC’s Underwriting Standards

General. PMCC originates and underwrites loans through its offices in Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los Angeles. All of the PMCC mortgage loans in this transaction were originated by PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and (iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process. Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property’s market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition”, “—Appraisals”, “—Environmental Assessments”, “—Property Condition Assessments”, “—Seismic Review Process”, and “—Zoning and Building Compliance”.

Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. PMCC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC’s projection of improved property performance in the future; and other relevant factors.

The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

The information set forth in this prospectus supplement concerning PMCF and PMCC has been provided by them.

Bear Stearns Commercial Mortgage, Inc.

Overview

Bear Stearns Commercial Mortgage, Inc., a New York corporation (“BSCMI”) is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated or co-originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 23.8% of the initial mortgage pool balance. The Beacon Seattle & DC Portfolio Loan Group was co-originated by Wachovia Bank, National Association, BSCMI and Morgan Stanley Mortgage Capital Inc.

BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-2000.

BSCMI’s primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities (“CMBS”) securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of April 30, 2007, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $39 billion. Of the approximately $32 billion of securitized commercial mortgage loans, approximately $20 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI securitized approximately $9 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

BSCMI’s annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear, Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the “TOP” program, in which BSCMI, Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and the depositor and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc. and Morgan Stanley & Co. Incorporated, have alternately acted as depositor and the “PWR” program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as depositor. As of April 30, 2007, BSCMI securitized approximately $8 billion of commercial mortgage loans through the TOP program and approximately $8 billion of commercial mortgage loans through the PWR program.

Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

BSCMI’s Underwriting Standards

General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI (except with respect to the Beacon Seattle & DC Portfolio Loan Group which was co-orginated with Wachovia Bank, National Association and Morgan Stanley Mortgage Capital Inc.), in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team (or a third party professional property inspector acting on BSCMI’s behalf in the case of single tenant retail properties) visits and inspects each property to confirm occupancy rates and to analyze the property’s market and utility within the market.

Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. BSCMI’s underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

Property Type	DSCR Guideline	LTV Ratio Guideline
Multifamily	1.20x	80%
Office	1.25x	75%
Anchored Retail	1.20x	80%
Unanchored Retail	1.30x	75%
Self storage	1.30x	75%
Hotel	1.40x	70%
Industrial	1.25x	70%
Manufactured Housing Community	1.25x	75%

Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

Taxes and Insurance–Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

Replacement Reserves–Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

Property Type	Reserve Guideline
Multifamily	$250 per unit
Office	$0.20 per square foot
Retail	$0.15 per square foot
Self storage	$0.15 per square foot
Hotel	5% of gross revenue
Industrial	$0.10 - $0.15 per square foot
Manufactured Housing Community	$50 per pad

Deferred Maintenance/Environmental Remediation–An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

Re-tenanting–In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

The information set forth in this prospectus supplement concerning BSCMI has been provided by it.

Principal Commercial Funding II, LLC

Principal Commercial Funding II, LLC (“PCFII”) a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank National Association (“USB”), a subsidiary of U.S. Bancorp (NYSE:USB) and Principal Commercial Funding, LLC (“PCF”), a subsidiary of Principal Global Investors, LLC (“PGI”) which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801 Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

PCFII’s principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent 12.7% of the initial mortgage pool balance.

Principal Commercial Funding II, LLC’s Commercial Real Estate Securitization Program

In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the “TOP” program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the “PWR” program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the “HQ” and “IQ” programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

Since the inception of PCF’s mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of March 31, 2007, was approximately $11.5 billion. As of such date, these securitized loans included approximately 1,581 mortgage loans, all of which were fixed rate and which have been included in approximately 43 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII’s affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF’s and/or PCFII’s total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII’s conduit loan program (which is the program under which PCFII’s mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

Servicing

Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See “Transactions Parties—Primary Servicer” in this prospectus supplement.

Underwriting Standards

PCFII’s mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance” are generally obtained.

All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII’s mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

The information set forth in this prospectus supplement concerning PCFII has been provided by it.

Nationwide Life Insurance Company

Nationwide Life Insurance Company (“Nationwide Life”), an Ohio corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $120 billion (unaudited) as of March 31, 2007. The principal offices of Nationwide Life are located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 5.6% of the initial mortgage pool balance.

Nationwide Financial’s real estate investment department originated approximately $2.4 billion in commercial mortgage loans in 2006, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $11.8 billion of mortgage loans for Nationwide Life, its affiliates and third party participants. Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of “Aa3”, “AA-” and “A+” from Moody’s, S&P and A.M. Best, respectively.

Nationwide Life’s Commercial Real Estate Securitization Program

Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Nationwide Life has participated include the “PWR” program in which Bear Stearns Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage Securities II Inc. have acted as depositor and the “IQ” program in which Morgan Stanley Capital I Inc. acts as depositor.

As of March 31, 2007, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.6 billion (the “Nationwide Life Securitized Loans”). As of such date, the Nationwide Life Securitized Loans included approximately 188 mortgage loans, all of which were fixed rate, which have been included in approximately 16 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $541 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

Nationwide Life is a primary servicer in this transaction. See “Transactions Parties—Primary Servicer” in this prospectus supplement.

Underwriting Standards

Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

Nationwide Life’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life’s judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide Life.

The information set forth in this prospectus supplement concerning Nationwide Life has been provided by it.

The Trustee

LaSalle Bank National Association (“LaSalle”) will act as the trustee for the trust fund and the Swap Trust under the series 2007-PWR16 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on approximately 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2007, LaSalle serves as trustee or paying agent on over 465 commercial mortgage-backed security transactions. The depositor, the master servicers, the special servicers and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR16, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corporation contains a 14 calendar day “go shop” clause which continued until 11:59 PM New York time on May 6th, 2007. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

The contract referenced above was entered into by ABN AMRO Bank N.V. without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval. As of the date hereof, a shareholders’ meeting to vote on the proposed sale of LaSalle Bank National Association has not occurred. Various interested parties have filed or have indicated that they will file an appeal of the ruling. On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank National Association or selling LaSalle Bank National Association to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

The information set forth in the four preceding paragraphs concerning LaSalle has been provided by it.

Eligibility Requirements

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than “P-1” by Moody’s and “F1+” by Fitch and whose long-term unsecured debt, is at all times rated not less than “Aa3” by Moody’s and “AA-” by Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee’s obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2007-PWR16 pooling and servicing agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the series 2007-PWR16 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicers of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicers of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2007-PWR16 pooling and servicing agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2007-PWR16 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2007-PWR16 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or a special servicer under the series 2007-PWR16 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See “Description of the Offered Certificates—Advances” in this prospectus supplement.

In addition to having express duties under the series 2007-PWR16 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-PWR16 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-PWR16 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-PWR16 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

Matters Regarding the Trustee

The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the series 2007-PWR16 pooling and servicing agreement, the mortgage loans or the series 2007-PWR16 certificates, other than (i) those resulting from the breach of the trustee’s representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2007-PWR16 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR16 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Eligibility of the Trustee”, “ —Duties of the Trustee”, “—Regarding the Fees, Indemnities and Powers of the Trustee” and “—Resignation and Removal of the Trustee” will apply to the certificate administrator and the tax administrator.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the series 2007-PWR16 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicers, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2007-PWR16 pooling and servicing agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2007-PWR16 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

Trustee Compensation

As compensation for the performance of its duties as trustee, LaSalle Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2007-PWR16 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series 2007-PWR16 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The Custodian

LaSalle will also act as custodian under the series 2007-PWR16 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian’s duties regarding the mortgage loan files will be governed by the series 2007-PWR16 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

The Certificate Administrator, Tax Administrator and Certificate Registrar

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will serve as the certificate administrator (in such capacity, the “certificate administrator”) and the administrator of the Swap Trust. In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the “certificate registrar”) for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, more than 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

The depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Certificate Administrator

Under the terms of the series 2007-PWR16 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 360 series of commercial mortgage-backed securities and, as of December 31, 2006, was acting as certificate administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s corporate trust services division’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

The information concerning the certificate administrator set forth in the four preceding paragraphs has been provided by the certificate administrator.

Matters Regarding the Certificate Administrator

The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the series 2007-PWR16 pooling and servicing agreement, the mortgage loans or the series 2007-PWR16 certificates, other than (i) those resulting from the breach of the certificate administrator’s representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2007-PWR16 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR16 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Eligibility of the certificate administrator”, “ —Duties of the certificate administrator”, “—Regarding the Fees, Indemnities and Powers of the certificate administrator” and “—Resignation and Removal of the certificate administrator” will apply to the certificate administrator and the tax administrator.

Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will be a master servicer under the series 2007-PWR16 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to the depositor (and any related Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loans) in its capacity as master servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement, Wachovia Bank, National Association, will conduct primary servicing activities with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loans) pursuant to a sub-servicing agreement between it and Wells Fargo Bank (as master servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement) and Wells Fargo Bank will play a limited role in the servicing of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan in Wells Fargo Bank’s capacity as master servicer under the series 2007-PWR16 pooling and servicing agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of December 31, 2006, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securities transactions.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Certain of the duties of the master servicers and the provisions of the series 2007-PWR16 pooling and servicing agreement are set forth under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under “Description of the Agreements—Collection and Other Servicing Procedures” and “—Certificate Account and Other Collection Accounts” in the accompanying prospectus. The advance obligations of each master servicer are described under “Description of the Offered Certificates—Advances” in this prospectus supplement. Certain terms of the series 2007-PWR16 pooling and servicing agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “—Events of Default” and in the prospectus under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor” in this prospectus supplement. Certain limitations on the master servicer’s liability under the series 2007-PWR16 pooling and servicing agreement are described under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor” in the prospectus and under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2007-PWR16 pooling and servicing agreement, as described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement and under “Description of the Agreements—Subservicers” in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of “Aaa” from Moody’s. Wells Fargo Bank’s long term deposits are rated “Aaa” by Moody’s, “AA” by S&P and “AA+” by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

The information set forth in this prospectus supplement concerning Wells Fargo Bank has been provided by it.

Prudential Asset Resources, Inc.

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund and as special servicer for the Beaver Brook Apartments Loan Group. PAR is a wholly owned subsidiary of one of the originators, PMCC, which is an indirect subsidiary of Prudential Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR’S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX 75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. PAR regularly reviews its policies and processes, but the last significant revision of its policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody’s. There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR’s portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

Commercial Mortgage Loans	2006	2005	2004
CMBS	$11,355,139,141	$9,031,936,108	$6,820,173,095
Total	$50,035,453,930	$46,502,629,927	$44,396,359,820

The information set forth in this prospectus supplement concerning PAR has been provided by it.

Primary Servicers

Principal Global Investors, LLC

Principal Global Investors, LLC (“PGI”) will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal Commercial Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

PGI is ranked “Above Average” as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

As of March 31, 2007, PGI was responsible for servicing approximately 3,228 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $24.5 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

As of March 31, 2007, PGI was a primary servicer in approximately 46 commercial mortgage-backed securitization transactions, servicing approximately 1,596 loans with an aggregate outstanding principal balance of approximately $11.4 billion.

PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding II, LLC and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI’s responsibilities will include, but are not limited to:

•

collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

•	providing certain CMSA reports to the master servicer;

•	processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and

•

handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the applicable special servicer, as required pursuant to the terms of the series 2007-PWR16 pooling and servicing agreement.

PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

The information set forth in this prospectus supplement concerning PGI has been provided by it.

Nationwide Life Insurance Company

Nationwide Life Insurance Company (“Nationwide Life”), an Ohio corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One Nationwide Plaza, Columbus, Ohio 43215.

Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

As of March 31, 2007, Nationwide Life was responsible for servicing approximately 1,725 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $11.8 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. Nationwide Life services loans in most states throughout the United States.

As of March 31, 2007, Nationwide Life was a primary servicer in approximately 16 commercial mortgage-backed securitization transactions, servicing approximately 188 loans with an aggregate outstanding principal balance of approximately $1.5 billion.

Nationwide Life will enter into a primary servicing agreement with Wells Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life’s primary servicing responsibilities will include, but are not necessarily limited to:

•

collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

•	providing certain CMSA reports to the master servicer;

•	processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

•

handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the applicable special servicer, as required pursuant to the terms of the pooling and servicing agreement.

Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

The information set forth in this prospectus supplement concerning Nationwide Life has been provided by Nationwide Life.

The Special Servicers

Centerline Servicing Inc.

Centerline Servicing Inc. (“CSI”, formerly known as ARCap Servicing, Inc.) will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), except that (i) CSI will conduct special servicing activities with respect to the Beacon Seattle & DC Portfolio Loan Group in its capacity as initial special servicer under the Non-Trust Servicing Agreement and CSI will play no role in the special servicing of Beacon Seattle & DC Portfolio Loan Group in its capacity as general servicer under the series 2007-PWR16 pooling and servicing agreement, and (ii) PAR will be the applicable special servicer for the Beaver Brook Apartments Loan Group under the series 2007-PWR16 pooling and servicing agreement. As such, CSI will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties related to the loans for which it is the applicable special servicer. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc. (formerly known as Charter Mac Corporation), a wholly owned subsidiary of Centerline Holding Company (formerly known as Charter Mac), a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the applicable special servicer and the provisions of the series 2007-PWR16 pooling and servicing agreement regarding the applicable special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement —Modifications, Waivers, Amendments and Consents,” “—Fair Value Purchase Option” and “—Procedures with Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement. Certain terms of the series 2007-PWR16 pooling and servicing agreement regarding the special servicer’s removal, replacement, resignation or transfer are described under “—Replacement of the Special Servicers” in this prospectus supplement. Certain limitations on the special servicer’s liability under the series 2007-PWR16 pooling and servicing agreement are described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement. CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2007-PWR16 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

CSI is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “strong” by S&P. CSI also has a special servicer rating of “CSS1” from Fitch. As of May 24, 2007, CSI was the named special servicer in approximately 70 commercial mortgage-backed securities transactions representing approximately 10,432 loans, with an aggregate outstanding principal balance of approximately $81.715 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to these transactions as of May 24, 2007, CSI was administering approximately 38 assets with an outstanding principal balance of approximately $189.4 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through May 24, 2007, CSI has resolved 279 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.542 billion.

The general special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable Trust-Serviced Mortgage Loan Group). This account or accounts will be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the general special servicer’s other serviced assets that are not serviced pursuant to the series 2007-PWR16 pooling and servicing agreement.

CSI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-PWR16 pooling and servicing agreement, applicable law and the applicable servicing standard.

CSI has been special servicing assets for approximately 4 years and employs a seasoned asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 29 and 17 years of industry experience, respectively. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 66 transactions consisting of approximately 10,345 loans with an approximate outstanding aggregate principal balance of $80.4 as of May 24, 2007.

The information set forth in this prospectus supplement concerning CSI has been provided by it.

Prudential Asset Resources, Inc.

PAR will be appointed as the special servicer for the Beaver Brook Apartments Loan Group. See “—The Master Servicers—Prudential Asset Resources, Inc.” above.

Prudential Asset Resources, Inc. (in the context of special servicing, “PAR Special Servicing”), a Delaware corporation, is a wholly owned subsidiary of one of the originators, PMCC, which is an indirect subsidiary of Prudential Financial, Inc. PAR Special Servicing is an affiliate of Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR is one of the Master Servicers and is acting as the named special servicer for one (1) loan group in this transaction. PAR Special Servicing’s office is located at 2 Ravinia Drive, Suite 1400, Atlanta, GA 30346. PAR Special Servicing, which has been servicing commercial real estate mortgage loans since March 2001, specially services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS, Fannie Mae and certain third party investors.

PAR Special Servicing has policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing agreements. PAR Special Servicing has policies and procedures in place to handle delinquencies, losses, bankruptcies and recoveries consistent with the terms of the series 2007-PWR16 pooling and servicing agreement. As part of PAR, PAR Special Servicing regularly reviews its policies and processes, but the last significant revision of PAR’s policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time, PAR Special Servicing and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR Special Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

PAR is a rated special servicer by S&P and Fitch and has been approved to be a special servicer in transactions rated by Moody’s. There have been no material non-compliance or default issues for PAR Special Servicing in its servicing of CMBS loans. The amount of loans for which PAR Special Servicing is the named special servicer has increased each of the past three years, as shown in the table below which indicates the aggregate outstanding principal balance of loans naming PAR Special Servicing as special servicer as of the respective year-end:

Commercial Mortgage Loans	2006	2005	2004
CMBS	$1,366,420,657	$1,136,160,910	$1,007,721,965
Total	$29,072,451,501	$27,030,758,471	$20,772,526,843

The information set forth in this prospectus supplement concerning PAR has been provided by it.

Affiliations and Certain Relationships Among Transaction Parties

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund and the administrator for the Swap Trust. Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the depositor, Bear Stearns Capital Markets, the swap counterparty, The Bear Stearns Companies Inc., the swap counterparty guarantor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential Asset Resources, Inc., one of the master servicers and the special servicer for Beaver Brook Apartments loan group, are affiliates. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC, are affiliates. Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company. Morgan Stanley Mortgage Capital Inc., a co-originator of the Beacon Seattle & DC Portfolio Loan Group, and Morgan Stanley & Co. Incorporated, one of the underwriters, are affiliates. Wachovia Bank, National Association, a co-originator of the Beacon Seattle & DC Portfolio Loan Group, is also the sub-servicer for the Beacon Seattle & DC Portfolio Loan Group.

Description of the Offered Certificates

General

The series 2007-PWR16 certificates will be issued on the Issue Date pursuant to the series 2007-PWR16 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2007-PWR16 pooling and servicing agreement are described in this “Description of the Offered Certificates” section of this prospectus supplement. For additional detailed information regarding the terms of the series 2007-PWR16 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The series 2007-PWR16 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

•	the pooled mortgage loans;

•

any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

•	certain rights granted to us under the mortgage loan purchase agreements;

•

any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund’s interest therein);

•

those funds or assets as from time to time are deposited in each master servicer’s collection account described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Collection Accounts” in this prospectus supplement, each special servicer’s REO account as described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—REO Accounts”, the certificate administrator’s distribution account described under “—Distribution Account” below or the certificate administrator’s interest reserve account described under “—Interest Reserve Account” below; and

•

with respect to the class A-2FL, A-4FL and A-JFL certificates, the related swap contracts, the Class A-2FL, A-4FL and A-JFL Regular Interests and funds or assets on deposit from time to time in the related floating rate accounts.

The series 2007-PWR16 certificates will include the following classes:

•	the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2007-PWR16 certificates that are offered by this prospectus supplement, and

•	the A-2FL, A-4FL, A-JFL, X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, R, S and V classes, which are the classes of series 2007-PWR16 certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this prospectus supplement.

On the date of initial issuance of the series 2007-PWR16 certificates, the Class A-2FL, A-4FL and A-JFL Regular Interests will also be issued by the trust as uncertificated regular interests in a REMIC. The Class A-2FL, A-4FL and A-JFL Regular Interests will be held by the trustee for the benefit of the holders of the Class A-2FL, A-4FL and A-JFL certificates (collectively, the “Floating Rate Certificates”), which are not offered by this prospectus supplement. In connection with the Floating Rate Certificates, a separate, supplemental trust (the “Swap Trust”) will be established under the pooling and servicing agreement. On the date of initial issuance of the series 2007-PWR16 certificates—

•	the Swap Trust will enter into three interest rate swap contracts, each of which will relate to the class A-2FL, A-4FL or A-JFL certificates, as the case may be,

•

the certificate administrator on behalf of the series 2007-PWR16 trust fund will establish fixed rate accounts in which it will hold funds received on the Class A Regular Interests pending their distribution on the class A-2FL, A-4FL or A-JFL certificates or to the swap counterparty under the related swap contract and from which it will make distributions of those funds (net of payments to the swap counterparty) to the holders of the class A-2FL, A-4FL or A-JFL certificates, respectively, and

•

the certificate administrator on behalf of the Swap Trust will establish floating rate accounts in which it will hold any net payments made by the swap counterparty pending their distribution on the class A-2FL, A-4FL or A-JFL certificates.

Each class of Floating Rate Certificates will represent all of the beneficial ownership interest in the related Class A Regular Interest, funds or assets on deposit from time to time in the related fixed rate account, the related swap contract and funds or assets on deposit from time to time in the related floating rate account. None of the Floating Rate Certificates are offered by this prospectus supplement. None of the holders of the offered certificates will have any beneficial interest in any Class A Regular Interest, any related fixed rate account, any related swap agreement or any related floating rate account.

It is expected that Centerline REIT Inc., an affiliate of the parent of the initial general special servicer, will acquire several non-offered classes of the series 2007-PWR16 certificates, including the class S certificates.

Certificate Principal Balances and Certificate Notional Amounts

The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4FL, A-1A, A-M, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates are the only series 2007-PWR16 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The certificate principal balance of the Class A-2FL Regular Interest will be equal to the certificate principal balance of the class A-2FL certificates. The certificate principal balance of the Class A-4FL Regular Interest will be equal to the certificate principal balance of the class A-4FL certificates. The certificate principal balance of the Class A-JFL Regular Interest will be equal to the certificate principal balance of the class A-JFL certificates. The entitlement of the holders of the class A-2FL, A-4FL and A-JFL certificates to principal represents the right to receive distributions of principal that are made on the Class A-2FL, A-4FL or A-JFL Regular Interest, respectively. The total principal balance of each class of series 2007-PWR16 principal balance certificates and Class A Regular Interests will represent the total distributions of principal to which the holders of that class are entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these classes will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these classes of certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a class of principal balance certificates may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The class X certificates will not have a principal balance. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A Regular Interests outstanding from time to time. The initial notional amount of the class X certificates is shown in the table appearing under the caption “Summary—Overview of the Series 2007-PWR16 Certificates” in this prospectus supplement. The actual notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator’s report.

Distribution Account

General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series 2007-PWR16 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody’s and Fitch standards for securitizations similar to the one involving the offered certificates.

Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

•

All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer’s collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

2.	with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)	amounts payable to a master servicer or a special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other trust fund expenses, and

(d)	amounts deposited in that master servicer’s collection account in error.

•

Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

•

Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Collection Accounts” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to the distribution date that occurs during March in any calendar year subsequent to 2007 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under “—Interest Reserve Account” below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

•

to make distributions on the series 2007-PWR16 certificates (other than the class A-2FL, A-4FL and A-JFL certificates, the holders of which will receive distributions from the related floating rate accounts) and to make payments on the Class A-2FL, A-4FL and A-JFL Regular Interests;

•

to pay itself, the tax administrator, the servicer report administrator and the trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator, the Tax Administrator and the Trustee” and “—Reports to Certificateholders; Available Information” below;

•

to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under “—Matters Regarding the Certificate Administrator, the Tax Administrator and the Trustee” below;

•	to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-PWR16 pooling and servicing agreement;

•

to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under “Material Federal Income Tax Consequences—Taxes that May Be Imposed on the REMIC Pool—Prohibited Transactions” in the accompanying prospectus and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—REO Account” in this prospectus supplement;

•	to pay itself net investment earnings earned on funds in the distribution account for each collection period;

•	to pay for the cost of recording the series 2007-PWR16 pooling and servicing agreement;

•

with respect to each distribution date during February of any year subsequent to 2007 and each distribution date during January of any year subsequent to 2007 that is not a leap year, to transfer to the certificate administrator’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

•	to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

•	to clear and terminate the distribution account upon the termination of the series 2007-PWR16 pooling and servicing agreement.

Interest Reserve Account

The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody’s and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year subsequent to 2007, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

During March of each calendar year after 2007 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Fixed Rate Accounts and Floating Rate Accounts

The certificate administrator must maintain a fixed rate account and a floating rate account with respect to each class of Floating Rate Certificates. The certificate administrator will deposit into each fixed rate account any payments on the Class A Regular Interest corresponding to that class of floating rate certificates. The certificate administrator will deposit into each floating rate account any net swap payments received from the swap counterparty under the related swap contract. The certificate administrator will make withdrawals from the fixed rate account and the floating rate account related to each class of Floating Rate Certificates to make payments to the holders of that class of Floating Rate Certificates on each distribution date and to make net swap payments due to the swap counterparty under the related swap contract. None of the holders of the offered certificates will have any beneficial interest in any Class A Regular Interest, any related swap agreement, any related fixed rate account or any related floating rate account. Each fixed rate account will be maintained by the certificate administrator in its capacity as certificate administrator for the series 2007-PWR16 trust fund. Each floating rate account will be maintained by the certificate administrator in its capacity as administrator for the Swap Trust.

Distributions

General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	Loan group 1, which will consist of two hundred twenty-two (222) pooled mortgage loans, representing 87.6% of the initial mortgage pool balance; and

•

Loan group 2, which will consist of thirty-nine (39) pooled mortgage loans, representing 12.4% of the initial mortgage pool balance. Loan group 2 will consist of 99.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily properties. Additionally, loan group 2 includes two (2) mortgage loans secured by mixed use properties. These two (2) mortgage loans represent 0.3% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance.

On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2007-PWR16 certificates on that distribution date to the holders of record as of the close of business on the related record date. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a class of series 2007-PWR16 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

In order for a series 2007-PWR16 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See “—Delivery, Form and Denomination” below.

If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2007-PWR16 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute “Additional Trust Fund Expenses”.

Interest Distributions. All of the classes of the series 2007-PWR16 certificates and the Class A Regular Interests will bear interest, except for the R and V classes. In the case of the class A-2FL, A-4FL and A-JFL certificates, this entitlement will represent an entitlement to receive interest distributions on the Class A-2FL, A-4FL or A-JFL Regular Interest, plus any net interest payment required to be made by the swap counterparty under the related swap contract or minus any net interest payment required to be made by the trust to the swap counterparty under the related swap contract with respect to the related distribution date. Those classes of certificates are not offered by this prospectus supplement.

With respect to each interest-bearing class of the series 2007-PWR16 certificates and the Class A-2FL, A-4FL and A-JFL Regular Interests, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that class and interest accrual period;

•	the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

•	the interest accrual basis for that class.

The interest accrual period for each distribution date will be:

•

with respect to each class of interest-bearing series 2007-PWR16 certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests, the calendar month immediately preceding the month in which that distribution date occurs, and

•

with respect to the class A-2FL, A-4FL and A-JFL certificates, the period from (and including) the prior distribution date (or the date of initial issuance of the series 2007-PWR16 certificates in the case of the initial interest accrual period) and ending on (and including) the day prior to the current distribution date.

Notwithstanding the prior bullet, in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then, until that default is cured or the applicable swap contract is replaced, the interest accrual period with respect to the Class A-2FL, A-4FL and/or Class A-JFL Certificates, as applicable, for any distribution date will also be the calendar month preceding the month in which that distribution date occurs.

Interest will be calculated with respect to each class of interest-bearing class of the series 2007-PWR16 certificates (other than the Class A-2FL, A-4FL and A-JFL Certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests assuming that each interest accrual period consists of 30 days and each year consists of 360 days. Interest will be calculated with respect to the class A-2FL, A-4FL and A-JFL certificates based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, except that, if there is a continuing default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the Class A-2FL, A-4FL and/or A-JFL Certificates, as applicable, will also accrue interest on the basis of a 360-day year consisting of twelve 30-day months. We refer to the basis on which interest accrues on each class of interest-bearing class of the series 2007-PWR16 certificates and each Class A Regular Interest as the related “interest accrual basis”.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing class of the series 2007-PWR16 certificates and the Class A-2FL, A-4FL and the Class A-JFL Regular Interests will be entitled to receive—

•

the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class.

In addition, if any class of principal balance certificates (other than the class A-2FL, A-4FL and A-JFL certificates) or the Class A-2FL, A-4FL or A-JFL Regular Interest experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Funds Expenses” below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time. Any restorations of the principal balance of the Class A-2FL, A-4FL or A-JFL Regular Interest will result in corresponding restorations (dollar-for-dollar) to the principal balance of the class A-2FL, A-4FL or A-JFL certificates, as the case may be, on the related distribution date.

If the holders of any interest-bearing class of the series 2007-PWR16 certificates (other than the class A-2FL, A-4FL and A-JFL certificates) or the trust as the holder of any Class A-2FL, A-4FL or A-JFL Regular Interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then the shortfall will be borne by the holders of that interest-bearing class or, in the case of shortfalls arising on the Class A-2FL, A-4FL or A-JFL Regular Interest, the holders of the class A-2FL, A-4FL and A-JFL certificates, as the case may be. The certificateholders who bear the shortfall will continue to be entitled to receive the unpaid amount on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under “—Priority of Distributions” below.

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2007-PWR16 principal balance certificates (other than the class A-2FL, A-4FL and A-JFL certificates) or the Class A-2FL, A-4FL or A-JFL Regular Interest will equal the product of—

•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

•	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or the Class A-2FL, A-4FL or Class A-JFL Regular Interest, as the case may be, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2007-PWR16 principal balance certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2007-PWR16 certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Overview of the Series 2007-PWR16 Certificates” in this prospectus supplement.

The pass-through rates for the class     ,     ,     ,     ,     , and certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period. The pass-through rate for the Class , Class and Class Regular Interests will be fixed at a rate per annum equal to     %,     % and     %, respectively.

The pass-through rates for the class     ,     ,     ,     ,     , and certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

•	the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

•	the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rates applicable to each of the class     ,     , and certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class certificates, that percentage is     %, in the case of the class certificates, that percentage is %, in the case of the class certificates, that percentage is     % and in the case of the class certificates, that percentage is     %.

The pass-through rate applicable to the class     ,     , and certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate for the Class     , Class and Class Regular Interests will be a variable rate that, with respect to any interest accrual period, is equal to the lesser of     %     % and     %, respectively, per annum and the Weighted Average Pool Pass-Through Rate for the related distribution date.

The pass-through rate for the class A-2FL, A-4FL and A-JFL certificates will, in the case of each of these classes, be a floating rate that, with respect to any interest accrual period, is equal to one-month LIBOR plus     %,     % and     %, respectively, except that:

•	LIBOR for the initial interest accrual period will be determined by interpolation to reflect the shorter initial interest accrual period, and

•

if the swap counterparty under the swap contract related to that class of certificates defaults under that contract (or any replacement swap contract) or if that swap contract (or any replacement swap contract) is terminated, the pass-through rate for that class will convert to a rate per annum equal to the pass-through rate for the related Class A Regular Interest unless and until the particular default is cured or the applicable swap contract is replaced; and

•	under certain other circumstances, interest distributions on the class A-2FL, A-4FL or A-JFL certificates may be reduced.

Initial LIBOR for class A-2FL, A-4FL and A-JFL certificates will be determined two (2) LIBOR business days before the date of initial issuance of the series 2007-PWR16 certificates. A “LIBOR business day” is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England.

The pass-through rate applicable to the class X certificates for each interest accrual period will equal the excess, if any, of:

•	the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

•

the weighted average of the pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A-2FL, A-4FL and A-JFL Regular Interests for that interest accrual period, weighted on the basis of the respective total principal balances of those classes outstanding immediately prior to the distribution date for that interest accrual period.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each class of the series 2007-PWR16 principal balance certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests on each distribution date will equal that class’s allocable share of the Principal Distribution Amount for that distribution date as described below. Amounts distributed as principal on each of the Class A-2FL, A-4FL and A-JFL Regular Interests will be distributed as principal to the holders of the class A-2FL, A-4FL or A-JFL certificates, respectively. The entitlement of the holders of the class A-2FL, A-4FL and A-JFL certificates to principal thus represents the right to receive distributions of principal that are made on the Class A-2FL, A-4FL or A-JFL Regular Interest, as the case may be.

In general, the Principal Distribution Amount for each distribution date will be allocated concurrently on the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests, collectively, on the other, in the following amounts:

•	to the holders of the class A-1A certificates in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests has been reduced to zero, the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates and/or the Class A-2FL and/or A-4FL Regular Interests), and

2.	the total principal balance of the class A-1A certificates immediately prior to that distribution date;

•	to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests collectively in an aggregate amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A certificates), and

2.	the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests immediately prior to that distribution date.

In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests collectively as described above (such portion, the “Certificate Group 1 Principal Distribution Amount”) on each distribution date will be further allocated among those holders in the following amounts and order of priority:

•	first, to the holders of the class A-AB certificates in an amount equal to the lesser of—

1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, and

2.	an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date;

•	second, to the holders of the class A-1 certificates in an amount equal to the lesser of—

1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

2.	the total principal balance of the class A-1 certificates immediately prior to that distribution date;

•	third, to the holders of the class A-2 certificates and the A-2FL Regular Interest, pro rata based on their remaining principal balances, in an amount equal to the lesser of —

1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the aggregate principal balance of the class A-2 certificates and the A-2FL Regular Interest immediately prior to that distribution date;

•	fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of—

1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates and/or the Class A-2FL Regular Interest as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-3 certificates immediately prior to that distribution date;

•	fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of—

1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1, A-2 and/or A-3 certificates and/or the Class A-2FL Regular Interest as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

•	finally, to the holders of the class A-4 certificates and the A-4FL Regular Interest, pro rata based on their remaining principal balances, in an amount equal to the lesser of—

1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3 certificates and/or the Class A-2FL Regular Interest as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the aggregate principal balance of the class A-4 certificates and the A-4FL Regular Interest immediately prior to that distribution date.

Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates and/or the Class A-2FL and/or A-4FL Regular Interests are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2007-PWR16 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interests on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates and/or the Class A-2FL and/or A-4FL Regular Interests are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2007-PWR16 certificates.

Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interests, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class A-J certificates and the Class A-JFL Regular Interest (on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date), and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so on), in each case up to the lesser of—

•	the portion of that Principal Distribution Amount that remains unallocated, and

•	the total principal balance of the subject class (or classes) immediately prior to that distribution date.

In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interests and of all other classes of series 2007-PWR16 principal balance certificates and Class A Regular Interests, if any, with a higher payment priority under the prior paragraph is reduced to zero.

To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “Glossary—Principal Distribution Amount”.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the total principal balance of any class of series 2007-PWR16 principal balance certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL or A-JFL Regular Interest may be reduced without a corresponding distribution of principal. Any reductions in the principal balance of the Class A-2FL, A-4FL or A-JFL Regular Interest in connection with realized losses and additional trust fund expenses will result in a corresponding reduction in the principal balance of the class A-2FL, A-4FL or A-JFL certificates, as applicable. If a reduction occurs with respect to any class of series 2007-PWR16 principal balance certificates (other than the class A-2FL, A-4FL and A-JFL certificates) or the Class A-2FL, A-4FL or A-JFL Regular Interest, then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances). Any reimbursement on a Class A-2FL, A-4FL or A-JFL Regular Interest will result in a corresponding reimbursement to the holders of the class A-2FL, A-4FL or A-JFL certificates, as applicable.

Priority of Distributions.

On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

•

from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date,

•

from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

•

from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates and the Class A-2FL and A-4FL Regular Interests described above, the certificate administrator will apply any remaining portion of the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•

first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates and/or the Class A-2FL and/or A-4FL Regular Interests up to an aggregate amount equal to the lesser of the Principal Distribution Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under “—Principal Distributions” above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

•

second, to reimburse the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates and/or the Class A-2FL and/or A-4FL Regular Interests for any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “–Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

•

third, to the holders of the class A-M certificates up to the total amount of interest payment distributable with respect to that class on that distribution date as described above under “—Interest Distributions”;

•

fourth, to the holders of the class A-M certificates, the lesser of the remaining Principal Distribution Amount for that distribution date and the principal balance of that class outstanding immediately prior to that distribution date;

•

fifth, to reimburse the holders of the class A-M certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “–Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below) and for which reimbursement has not previously been made;

•

sixth, to the holders of the class A-J certificates and the Class A-JFL Regular Interest, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to those classes on that distribution date as described above under “—Interest Distributions”;

•

seventh, to the holders of the class A-J certificates and the Class A-JFL Regular Interest, the lesser of the remaining Principal Distribution Amount for that distribution date and the aggregate principal balance of those classes outstanding immediately prior to that distribution date, which amount will be allocated between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date;

•

eighth, to reimburse the holders of the class A-J certificates and the Class A-JFL Regular Interest, for any Realized Losses and Additional Trust Fund Expenses previously allocated to those classes (as described under “–Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below) and for which reimbursement has not previously been made, which distributions will be made pro rata in accordance with the respective entitlements of those classes;

•

ninth, sequentially to the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “–Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses “ below) and for which reimbursement has not previously been made; and

•	finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J or K certificates or the trust as the holder of any Class A-2FL, A-4FL and/or A-JFL Regular Interests that in any case are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of—

•	the full amount of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom), multiplied by

•	the related Base Interest Fraction, and further multiplied by

•

a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that class on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1.

All portions of Yield Maintenance Charges or Prepayment Premiums allocated to the Class A-2FL, A-4FL and/or A-JFL Regular Interest will be paid to the swap counterparty under the swap contract related to that class, unless that swap contract or any replacement swap contract is terminated, in which case those amounts will be paid to the holders of the class A-2FL, A-4FL or A-JFL certificates, as the case may be.

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of—

•	the full amount of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom), multiplied by

•	the related Base Interest Fraction, and further multiplied by

•

a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2.

The certificate administrator will pay any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

See “Risk Factors—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement.

Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that Centerline REIT Inc., an affiliate of the parent of the initial several special servicer, will be the initial holder of the class V certificates.

Treatment of REO Properties

Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	distributions on the series 2007-PWR16 certificates (in the case of the class A-2FL, A-4FL and A-JFL certificates, through the Class A-2FL, A-4FL and A-JFL Regular Interests),

•

allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-PWR16 certificates (in the case of the class A-2FL, A-4FL and A-JFL certificates, through the Class A-2FL, A-4FL and A-JFL Regular Interests), and

•

the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2007-PWR16 pooling and servicing agreement.

In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

•

first, to pay – or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2007-PWR16 certificates. If this occurs following the distributions made to the series 2007-PWR16 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”), the respective total principal balances of the series 2007-PWR16 principal balance certificates (in the case of the class A-2FL, A-4FL and A-JFL certificates, through the Class A-2FL, A-4FL and A-JFL Regular Interests) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-PWR16 certificates (in the case of the class A-2FL, A-4FL and A-JFL certificates, through the Class A-2FL, A-4FL and A-JFL Regular Interests) equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	S
2nd	Q
3rd	P
4th	O
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J certificates and A-JFL Regular Interest pro rata based on total outstanding principal balances

18th	A-M certificates

19th	A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and A-2FL and A-4FL Regular Interests, pro rata based on total outstanding principal balances

Any reductions in the total principal balance of the Class A-2FL, A-4FL and A-JFL Regular Interests will result in corresponding reductions (dollar-for-dollar) in the total principal balance of the class A-2FL, A-4FL or A-JFL certificates, respectively, on the related distribution date.

The above-described reductions in the total principal balances of the respective classes of the series 2007-PWR16 certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of certificates and/or Class A Regular Interests. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the certificates and/or Class A Regular Interests.

The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

•	the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with—

1.	all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2007-PWR16 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

2.	all related unreimbursed servicing advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

•	the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR16 certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2007-PWR16 principal balance certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2007-PWR16 certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto. Any restorations of the principal balance of the Class A-2FL Regular Interest, the Class A-4FL Regular Interest or the Class A-JFL Regular Interest will result in corresponding restorations (dollar-for-dollar) to the principal balance of the class A-2FL certificates, the class A-4FL certificates or the class A-JFL certificates, respectively, on the related distribution date.

The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR16 certificates (other than the class A-2FL, A-4FL and A-JFL certificates) and the Class A-2FL, A-4FL and A-JFL Regular Interests on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2007-PWR16 principal balance certificates or the Class A-2FL, A-4FL and A-JFL Regular Interests on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The following items are some examples of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicers that are not otherwise allocated as a Realized Loss;

•

any interest paid to a master servicer, a special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances” in this prospectus supplement);

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

•	any unanticipated, non-mortgage loan specific expenses of the trust fund, including—

1.	any reimbursements and indemnification to the certificate administrator, the trustee and certain related persons, as described under “Transaction Parties—The Trustee—Matters Regarding the Trustee” “Transaction Parties—The Certificate Administrator, Tax Administrator and Certificate Registrar—Matters Regarding the Certificate Administrator” in this prospectus supplement,

2.	any reimbursements and indemnification to the master servicers, the special servicers and us, as described under “Description of the Pooling and Servicing Agreements—Some Matters Regarding the Servicer and the Depositor” in the accompanying prospectus, and

3.	any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under “Material Federal Income Tax Consequences—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the accompanying prospectus;

•

rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-PWR16 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

•

any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under “Description of the Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans” in the accompanying prospectus.

In general, any expenses under the MSCI 2007-IQ14 Pooling and Servicing Agreement that are similar to the expenses listed in the bullets above and that relate to the Beacon Seattle & DC Portfolio Loan Group are to be paid pro rata, out of collections on, and other proceeds of, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans. All such expenses that are allocated to holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the holder of the Beacon Seattle & DC Portfolio Note A-4 and/or the holder of the Beacon Seattle & DC Portfolio Note B-1 pursuant to the related Mortgage Loan Group Intercreditor Agreement and the Non-Trust Servicing Agreement will generally be allocated to and borne by the holder of the Beacon Seattle & DC Portfolio Note B-1 prior to being allocated to and borne by the trust as the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and by the holder of the Beacon Seattle & DC Portfolio Note A-4 on a pro rata basis. See “Description of the Mortgage Pool— Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—The Beacon Seattle & DC Portfolio Loan Group—Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement—Distributions” in this prospectus supplement. Any such expenses that are allocated to and borne by the trust as the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan will constitute “Additional Trust Fund Expenses” allocable to the holders of the series 2007-PWR16 certificates.

In general, in the case of each of the other Mortgage Loan Groups, the expenses listed in the bullets above – other than those relating only to the series 2007-PWR16 trust fund – will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder), the holder of the Non-Pooled Subordinate Loan included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group and the holder of any related Non-Pooled Mortgage Loan that is pari passu in right of payment with such pooled mortgage loan on a pro rata basis. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute “Additional Trust Fund Expenses” allocable in the manner described at the beginning of this “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” section.

Advances of Delinquent Monthly Debt Service Payments

Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreement), that—

•

were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan) as to which it is the applicable master servicer, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

•

the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-PWR16 pooling and servicing agreement, out of funds held in that master servicer’s collection account that are not required to be paid on the series 2007-PWR16 certificates on that distribution date.

If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

None of the master servicers, the primary servicers, the special servicers, the certificate administrator, the trustee or the fiscal agent will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the class A-2FL certificates, the class A-4FL certificates or the class A-JFL certificates in the event that the Swap Counterparty fails to make a required payment under the applicable Swap Contract.

The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers’ collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

In addition, in the case of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the applicable parties to the series 2007-PWR16 pooling and servicing agreement (on the one hand) and the respective holders of the Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans or their designees (on the other) will each be entitled to make independent determinations with respect to recoverability of debt service advances on the respective mortgage loan in the Beacon Seattle & DC Portfolio Loan Group. Furthermore, in the case of 32 Sixth Avenue Pooled Mortgage Loan, after any date when the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization pursuant to which rated securities have been or are subsequently issued, and the Beaver Brook Apartments Pooled Mortgage Loan, after any date when the Beaver Brook Apartments Non-Pooled Mortgage Loan has become pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan and has also been included in another commercial mortgage securitization pursuant to which rated securities have been or are subsequently issued, the applicable parties to the series 2007-PWR16 pooling and servicing agreement (on the one hand) and the applicable parties to the pooling and servicing agreement for that other commercial mortgage securitization (on the other) will be entitled to make independent determinations with respect to recoverability of debt service advances. Furthermore, if either the applicable series 2007-PWR16 master servicer or a party to that other pooling and servicing agreement makes a nonrecoverability determination with respect to a debt service advance on the respective 32 Sixth Avenue mortgage loan or Beaver Brook Apartments mortgage loan, then both the applicable series 2007-PWR16 master servicer and that other party will be prohibited from making debt service advances on the respective 32 Sixth Avenue mortgage loan or Beaver Brook Apartments mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

See “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series 2007-PWR16 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the total principal balance of the series 2007-PWR16 certificates on that distribution date.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under “Glossary–Principal Distribution Amount” in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers’ collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances” below.

A monthly debt service payment will be assumed to be due with respect to:

•

each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “sources of funds” for such limitations. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related Non-Pooled Subordinate Loan(s) are insufficient. Notwithstanding any contrary description set forth in the table, with respect to the Beacon Seattle & DC Portfolio loan group, (i) additional servicing compensation, special servicing fees, workout fees, liquidation fees, additional special servicing compensation, servicing advances and interest on servicing advances generally are not payable under the series 2007-PWR16 pooling and servicing agreement but comparable fees and compensation, together with certain fees similar to master servicing fees (as well as primary servicing fees), are payable at comparable times and in comparable amounts under the MSCI 2007-IQ14 Pooling and Servicing Agreement from collections on or in respect of the Beacon Seattle & DC Portfolio Loan Group, (ii) the Beacon Seattle & DC Portfolio Pooled Mortgage Loan’s share of any special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances relating to the Beacon Seattle & DC Portfolio Loan Group are payable from the assets of the series 2007-PWR16 trust fund only to the extent that amounts (if any) otherwise available for payment on the Beacon Seattle & DC Portfolio Note B-1 (based on the payment priorities described under “Description of the Mortgage Pool— Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—The Beacon Seattle & DC Portfolio Loan Group—Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement”) are insufficient to cover such share and the Beacon Seattle & DC Portfolio Note A-4’s share of such amounts on a pari passu basis (according to principal amount) and (iii) any amounts that are payable from the assets of the series 2007-PWR16 trust fund as described above will generally be payable from any and all collections on the pooled mortgage loans in the series 2007-PWR16 trust fund.

Type	Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee	Master Servicers and Primary Servicers	The product of the portion of the per annum master servicing fee rate for the applicable master servicer and the related mortgage loan that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for that mortgage loan for such month, and the Stated Principal Balance of that mortgage loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.02% per annum to 0.145% per annum. With respect to each pooled mortgage loan for which a primary servicer acts as primary servicer, a portion of the master servicing fee is payable to that primary servicer.	Monthly.	Interest payment on the related pooled mortgage loan and, with respect to unpaid master servicing fees (including any primary servicing fees) in respect of any pooled mortgage loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Type	Recipient	Amount	Frequency	Source of Payment
Special Servicing Fee	Special Servicer	The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for such month, and the Stated Principal Balance of each Specially Serviced Mortgage Loan.	Monthly.	Any and all collections on the pooled mortgage loans.

Workout Fee	Special Servicer	1.0% of each collection of principal and interest on each worked out pooled mortgage loan for as long as it remains a worked-out mortgage loan.	Monthly following a workout and before any redefault.	The related collection of principal and/or interest.

Liquidation Fee	Special Servicer	1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund (net of any default interest, late payment charges and/or post-ARD additional interest), other than in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person.	Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan.	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Trustee Fee	Trustee	The product of the portion of a rate equal to % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each pooled mortgage loan.	Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicers.

Certificate Administrator Fee	Certificate Administrator	The product of the portion of a rate equal to % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each pooled mortgage loan.	Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicers.

Type	Recipient	Amount	Frequency	Source of Payment
Servicer Report Administrator Fee	Servicer Report Administrator	The product of the portion of a rate equal to 0.0005% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each pooled mortgage loan.	Monthly.	Any and all collections and P&I advances on the pooled mortgage loans, to the extent included in the amounts remitted by the master servicers.

Additional Servicing Compensation	Master Servicers, Primary Servicers and Special Servicers

The following amounts:

•     all application and processing fees for consents to approvals of assignments and assumptions, further encumbrances or other lender approval;

•     all assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums, Yield Maintenance Charges and application and processing fees);

•     all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees collected on the pooled mortgage loans;

•     late payment fees and net default interest on pooled mortgage loans that are not used to pay interest on advances;

•     all investment income earned on amounts on deposit in the collection accounts and (if not required to be paid to borrower) escrow accounts and any REO accounts; and

•     any prepayment interest excess.

These amounts will be allocated among the master servicers, the primary servicers and the special servicers.

			From time to time.	Actual collections of the related fees or investment income.

Type	Recipient	Amount	Frequency	Source of Payment
Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any servicing advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the pooled mortgage loans.

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the servicing advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related pooled mortgage loan, and then from any and all other collections on the pooled mortgage loans.

P&I Advances	Master Servicer and Trustee	The amount of any P&I advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the pooled mortgage loans.

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related pooled mortgage loan, and then from any and all other collections on the pooled mortgage loans.

Type	Recipient	Amount	Frequency	Source of Payment
Indemnification Expenses	Trustee, Certificate Administrator, Master Servicers and Special Servicers (and their directors, members, managers, officers, employees and agents)	Losses, liabilities and expenses incurred by the trustee, the certificate administrator, a master servicer or a special servicer in connection with any legal action or claim relating to the series 2007-PWR16 pooling and servicing agreement or the series 2007-PWR16 certificates (subject to applicable limitations under the pooling and servicing agreement).	From time to time.	Any and all collections on the pooled mortgage loans.

Indemnification Expenses	Master servicer, special servicer and trustee under the Non-Trust Servicing Agreement (and their directors, members, managers, officers, employees and agents)	Trust’s pro rata share (subject to the related Mortgage Loan Group Intercreditor Agreement) of costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the Non-Trust-Serviced Pooled Mortgage Loan and is unrelated to the other mortgage loans included in the trust fund created under the Non-Trust Servicing Agreement.	From time to time.	Any and all collections on the pooled mortgage loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the pooled mortgage loans.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2007-PWR16 certificate, the parties to the series 2007-PWR16 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information (in the aggregate and by loan group as appropriate):

1.	the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

2.	the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates and Class A Regular Interests allocable to the interest distributable on that class of certificates and Class A Regular Interests;

3.	the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

4.	the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers (and/or, if applicable in the case of the Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the Non-Trust Servicing Agreement) during the related collection period;

5.	the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

7.	the number and aggregate principal balance of pooled mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the distribution date;

10.	the amount of the distribution on the distribution date to the holders of any class of certificates and Class A Regular Interests allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each class of interest-bearing certificates and Class A Regular Interests for the distribution date;

12.	the pass-through rate in effect for each class of interest-bearing certificates and Class A Regular Interests for the interest accrual period related to the current distribution date;

13.	the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.	the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.	the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates and Class A Regular Interests as of the close of business on the distribution date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.	the amount of the distribution on the distribution date to the holders of each class of certificates and Class A Regular Interests in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination Date;

21.	with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.	with respect to any REO Property included in the trust as to which the applicable special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

24.	the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers and/or the trustee since the prior distribution date;

25.	a loan by loan listing of any mortgage loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

27.	a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

28.	the amounts of any excess liquidation proceeds held in the certificate administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the class R certificates; and

30.	with respect to each of the swap contracts relating to the class A-2FL, A-4FL and A-JFL certificates: (A) the amounts received and paid in respect of that swap contract for the distribution date and the pass-through rate applicable to the related class of certificates for the next succeeding distribution date; (B) identification of any rating agency trigger event or default thereunder as of the close of business on the last day of the immediately preceding calendar month; (C) the amount of any (i) payment by the swap counterparty as a termination payment under that swap contract, (ii) payment to any successor interest rate swap counterparty to acquire a replacement swap contract, and (iii) collateral posted (if any) by the swap counterparty under that swap contract in connection with any rating agency trigger event; and (D) the amount of and identification of any payments on that class of certificates in addition to the amount of principal and interest due on such class (such as any termination payment received in connection with the swap contract or any payment of a Prepayment Premium or Yield Maintenance Charge after the termination of the swap contract).

Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

Book-Entry Certificates. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator’s or that master servicer’s, as the case may be, reports available to holders and beneficial owners of the series 2007-PWR16 certificates each month via the certificate administrator’s and/or that master servicer’s internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2007-PWR16 certificates via the certificate administrator’s internet website. In addition, the certificate administrator will make available on its website (initially located at “www.ctslink.com”) any reports on Forms 10-D, 10-K and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator’s internet website, holders and beneficial owners of the series 2007-PWR16 certificates may call 866-846-4526.

The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party’s internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2007-PWR16 pooling and servicing agreement.

Other Information. The series 2007-PWR16 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2007-PWR16 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2007-PWR16 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2007-PWR16 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreement and any amendments thereof that are received by the trustee or the certificate administrator; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer’s certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above and under “Information Available Electronically” above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series 2007-PWR16 certificate and will keep confidential any of the information that has not been filed with the SEC.

The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name “Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16.” Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4FL, A-1A, A-M, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2007-PWR16 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Delivery, Form and Denomination

General. We intend to deliver the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates in minimum denominations of $25,000. Investments in excess of those minimum denominations may be made in multiples of $1.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form—

•

all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•

all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC’s procedures.

The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled “Description of the Certificates—Book-Entry Registration and Definitive Certificates”. The following paragraphs provide information with respect to Clearstream and Euroclear.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

Matters Regarding the Certificate Administrator, the Tax Administrator and the Trustee

The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at         % per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at         % per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to 0.0007% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

The holders of series 2007-PWR16 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the series 2007-PWR16 pooling and servicing agreement, the mortgage loans or the series 2007-PWR16 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2007-PWR16 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR16 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Eligibility of the Trustee”, “ —Duties of the Trustee”, “—Regarding the Fees, Indemnities and Powers of the Trustee” and “—Resignation and Removal of the Trustee” will apply to the certificate administrator and the tax administrator.

Amendment of the Series 2007-PWR16 Pooling and Servicing Agreement

The circumstances under which the series 2007-PWR16 pooling and servicing agreement may be amended are described in the accompanying prospectus under “Description of the Pooling and Servicing Agreements—Amendment”. However, notwithstanding that description:

•

no such amendment may significantly change the activities of the trust without the consent of the holders of series 2007-PWR16 certificates entitled to not less than 51% of the series 2007-PWR16 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

•	no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder’s consent;

•

the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2007-PWR16 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

•

amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting Standards Board (or any successor thereto) as in effect from time to time;

•	amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

•

no such amendment may adversely affect the status of the applicable grantor trust in which the class A-2FL, A-4FL, A-JFL, V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates;

•	amendments with certificateholder consent require the consent of the holders of series 2007-PWR16 certificates entitled to not less than 51% of all of the series 2007-PWR16 voting rights; and

•

the series 2007-PWR16 pooling and servicing agreement may not be amended in a manner that would adversely affect distributions to the swap counterparty under the swap contract related to the class A-2FL, A-4FL or A-JFL certificates or the rights or obligations of the swap counterparty under that swap contract without the consent of the swap counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

Termination of the Series 2007-PWR16 Pooling and Servicing Agreement

The obligations created by the series 2007-PWR16 pooling and servicing agreement will terminate following the earlier of—

1.	the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

2.	the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series 2007-PWR16 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

3.	the exchange by any single holder of all the series 2007-PWR16 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

Written notice of termination of the series 2007-PWR16 pooling and servicing agreement will be given to each series 2007-PWR16 certificateholder. The final distribution to the registered holder of each series 2007-PWR16 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

The right of the series 2007-PWR16 controlling class certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that—

•	the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

•

within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2007-PWR16 pooling and servicing agreement of its election to do so,

•

if more than one holder or group of holders of the series 2007-PWR16 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2007-PWR16 controlling class, and

•

if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

Any purchase by any single holder or group of holders of the series 2007-PWR16 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

•	the sum of—

1.	the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

2.	the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the value of the trust fund’s interest therein); minus

•

solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-PWR16 pooling and servicing agreement.

The purchase will result in early retirement of the then outstanding series 2007-PWR16 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-PWR16 certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-PWR16 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the series 2007-PWR16 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2007-PWR16 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2007-PWR16 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2007-PWR16 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2007-PWR16 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the Class A-2FL, A-4FL and A-JFL Regular Interests is reduced to zero.

Each of the North Grand Mall Non-Pooled Subordinate Noteholder, the Beaver Brook Apartments Non-Pooled Subordinate Noteholder, the Rockside Road Portfolio Non-Pooled Subordinate Noteholder and the Sackett Industrial Center Non-Pooled Subordinate Noteholder has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2007-PWR16 pooling and servicing agreement. See “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”. Each of these purchase options is senior to the other rights to purchase or exchange the pooled mortgage loans described above.

Evidence as to Compliance

Each master servicer, each special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement (and each Additional Servicer will be required under its subservicing agreement) to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2007-PWR16 pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the series 2007-PWR16 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, each master servicer, each special servicer (regardless of whether a special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or before the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the applicable master servicer) and each special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that—

•

the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

•

on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

Yield and Maturity Considerations

Yield Considerations

General. The yield on any offered certificate will depend on—

•	the price at which that certificate is purchased by an investor, and

•	the rate, timing and amount of distributions on that certificate.

The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

•	the pass-through rate for that certificate,

•

the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

•

the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

•

the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the “Footnotes to Appendix B and C” for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect—

•	the amount of distributions on your offered certificates,

•	the yield to maturity of your offered certificates,

•	the rate of principal distributions on your offered certificates, and

•	the weighted average life of your offered certificates.

Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

If—

•

you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

In addition, if the applicable master servicer, the applicable special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2007-PWR16 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-PWR16 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2007-PWR16 certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2007-PWR16 certificates on the related distribution date.

The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-2FL and A-4FL Regular Interests or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this “Yield and Maturity Considerations” section.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal; and

4.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool” and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” in this prospectus supplement and “Risk Factors” and “Servicing of the Mortgage Loans” in the accompanying prospectus.

The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

Neither we nor any of the underwriters makes any representation regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the pooled mortgage loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June 27, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any offered certificate is determined by:

•	multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

•	summing the results; and

•	dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

As described in this prospectus supplement, the Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interests (allocated among those classes as described under “Description of the Offered Certificates—Distributions—Principal Distributions” and ‘“—Distributions—Priority of Distributions” in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable to the class A-M certificates, then to the class A-J certificates and the Class A-JFL Regular Interest pro rata and then entirely with respect to the other classes of series 2007-PWR16 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interests as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2007-PWR16 certificates according to their principal balances.

The tables set forth below show, with respect to each class of offered certificates with principal balances,

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

Percent of Initial Certificate Balance Outstanding for the

Class A-1 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	91%	91%	91%	91%	91%
June 2009	81%	81%	81%	81%	81%
June 2010	68%	68%	68%	68%	68%
June 2011	52%	51%	51%	50%	45%
June 2012 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	3.4	3.3	3.3	3.3	3.3

Percent of Initial Certificate Balance Outstanding for the

Class A-2 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.9	4.9	4.8	4.8	4.5

Percent of Initial Certificate Balance Outstanding for the

Class A-3 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	99%	99%	98%	89%
June 2013	100%	97%	94%	91%	89%
June 2014 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	6.7	6.6	6.6	6.5	6.3

Percent of Initial Certificate Balance Outstanding for the

Class A-AB Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	81%	81%	81%	81%	81%
June 2014	61%	58%	57%	56%	56%
June 2015	32%	29%	27%	26%	15%
June 2016	6%	0%	0%	0%	0%
June 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.3	7.2	7.2	7.1	7.1

Percent of Initial Certificate Balance Outstanding for the

Class A-4 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	99%	99%	99%
June 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.8	9.7	9.7	9.7	9.5

Percent of Initial Certificate Balance Outstanding for the

Class A-1A Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	99%	99%	99%	99%	99%
June 2010	99%	99%	99%	99%	99%
June 2011	98%	98%	98%	98%	98%
June 2012	82%	82%	82%	82%	82%
June 2013	80%	80%	80%	80%	79%
June 2014	78%	78%	78%	78%	78%
June 2015	78%	78%	78%	78%	78%
June 2016	77%	77%	77%	77%	77%
June 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	8.7	8.7	8.7	8.7	8.5

Percent of Initial Certificate Balance Outstanding for the

Class A-M Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.9	9.9	9.9	9.9	9.7

Percent of Initial Certificate Balance Outstanding for the

Class A-J Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.9	9.9	9.9	9.9	9.7

Description of the Mortgage Pool

General

We intend to include the two hundred sixty-one (261) mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $3,313,941,289. The mortgage pool will consist of two loan groups. Loan group 1 will consist of two hundred twenty-two (222) mortgage loans and have an initial mortgage pool balance of $2,901,444,047. Loan group 2 will consist of thirty-nine (39) mortgage loans and have an initial mortgage pool balance of $412,497,242. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See “—Changes in Mortgage Pool Characteristics” below.

The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Appendix B to this prospectus supplement. Those cut-off date principal balances range from $642,511 to $485,522,683 and the average of those cut-off date principal balances is $12,697,093.

A description of the underwriting standards for each of Wells Fargo Bank, National Association, Prudential Mortgage Capital Funding, LLC (and Prudential Mortgage Capital Company, LLC), Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC and Nationwide Life Insurance Company are set forth in this prospectus supplement under “The Sponsors, Mortgage Loan Sellers and Originators— Wells Fargo Bank, National Association—Underwriting Standards”, “—Prudential Mortgage Capital Funding, LLC—PMCC’s Underwriting Standards”, “—Bear Stearns Commercial Mortgage, Inc.—BSCMI’s Underwriting Standards”, “—Principal Commercial Funding II, LLC—Underwriting Standards” and “Nationwide Life Insurance Company—Underwriting Standards”, respectively.

The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances. Notwithstanding the foregoing, the Beacon Seattle & DC Portfolio Loan Group is secured by or has the benefit of (i) first mortgages or deeds of trust encumbering (a) fee interests in 15 office properties and (b) a leasehold interest in one office property identified as “Key Center” on Appendix B to this prospectus supplement, (ii) with respect to one office property identified as “Market Square” on Appendix B to this prospectus supplement, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrower’s cash flows from the property into a specified account and (iii) with respect to three office properties identified as “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” on Appendix B to this prospectus supplement, a covenant to deposit the borrowers’ cash flows from those properties into a specified account. Each of the “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” properties is encumbered by existing secured debt to a third party and no portion of the indebtedness under the Beacon Seattle & DC Portfolio Pooled Mortgage Loan has been allocated to those three properties for purposes of the presentation in this prospectus supplement; however, a portion of the aggregate appraised value and cash flow of the Beacon Seattle & DC Portfolio Properties is attributed to those three properties. Notwithstanding the above, except where specifically stated otherwise, we refer to all 20 of the real properties related to the Beacon Seattle & DC Portfolio Loan Group (including “Market Square”, “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street”) as “mortgaged properties” and “security” for the Beacon Seattle & DC Portfolio Loan Group. See “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio”. See also “Risk Factors— Risks Related to the Beacon Seattle & DC Portfolio Loan Group”.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers.

Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the Beacon Seattle & DC Portfolio pooled mortgage loan, which has a cut-off date principal balance of $485,522,683 and represents 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group 1 balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 41.6% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

The mortgage pool will include eight (8) mortgage loans, representing 17.9% of the initial mortgage pool balance and 20.4% of the initial loan group 1 balance, that are, in each such case, secured by two or more properties, and six (6) cross-collateralized pooled mortgage loans, which represent 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that—

•	are not cross-collateralized or cross-defaulted (except as indicated below), but

•	have the same or affiliated borrowers/owners, and

•	have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance
Group 1:
KBS – 625 Second Street	1.0%
KBS – Crescent Green	1.0%
KBS – Kensington	0.6%
KBS – Sabal VI	0.3%

Total for Group:	2.9%

Group 2:
Post Crest Apartments	1.4%
Post Collier Hills Apartments	1.2%

Total for Group:	2.6%

Group 3:
Riverview Plaza	0.7%
Jackson Downs	0.4%

Total for Group:	1.2%

Group 4:
Premium Distributors of VA	0.7%
2505 Steele Street	0.3%
Indio Industrial Building	0.1%

Total for Group:	1.2%

Group 5:
2300 Grand Concourse	0.2%
1210 Sherman Avenue	0.2%
2765 Kingsbridge Terrace	0.2%
3371-3373 Decatur Avenue	0.1%
1344 University Avenue	0.1%
2773-2779 Briggs Avenue	0.1%
2264 Creston Avenue	0.1%

Total for Group:	1.0%

Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for forty (40) mortgage loans, representing 41.3% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third, fifth or seventh day of each month. The mortgage loans have various grace periods. The due date or the expiration of the grace period for monthly debt service payments (other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentences, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment – or the expiration of the late payment charge grace period or the default grace period (whichever expires earlier) for that payment – occur later than the seventh day of the month, subject to notice requirements that apply in certain cases.

Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the “Footnotes to Appendix B and C”.

Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

Amortization Characteristics. Two hundred sixty-one (261) of the mortgage loans, representing 100.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 222 pooled mortgage loans in loan group 1, representing 100.0% of the initial loan group 1 balance, and 39 pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

•

an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

•	a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5% or more of the original mortgage loan amount.

See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans with nonstandard amortization schedules.

Thirteen (13) of the pooled mortgage loans referred to in the preceding paragraph, representing 3.1% of the initial mortgage pool balance (which pooled mortgage loans represent 3.6% of the initial loan group 1 balance), are “ARD” or “hyperamortizing” loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

One hundred thirteen (113) of the balloon mortgage loans (including hyperamortizing loans), representing 40.1% of the initial mortgage pool balance (which pooled mortgage loans consist of ninety-five (95) pooled mortgage loans in loan group 1, representing 41.9% of the initial loan group 1 balance, and 18 pooled mortgage loans in loan group 2, representing 26.7% of the initial loan group 2 balance), provide for initial interest-only periods that expire 7 to 60 months following their respective origination dates, provided that with respect to one of these pooled mortgage loans, representing 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, the related interest-only period has already expired; and forty-three (43) of the balloon mortgage loans (including hyperamortizing loans), representing 41.4% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-six (36) pooled mortgage loans in loan group 1, representing 40.1% of the initial loan group 1 balance, and seven (7) pooled mortgage loans in loan group 2, representing 50.8% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

•

The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest) only after the outstanding principal balance of the pooled mortgage loan is paid in full. Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available Distribution Amount at any time.

•

The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

•

One hundred forty-four (144) pooled mortgage loans, representing 48.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 126 pooled mortgage loans in loan group 1, representing 50.6% of the initial loan group 1 balance, and 18 pooled mortgage loans in loan group 2, representing 30.9% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the series 2007-PWR16 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage. With respect to one (1) of these pooled mortgage loan The Remington at Valley Ranch, representing 0.3% of the initial mortgage pool balance (and representing 2.1% of the initial loan group 2 balance), the borrower has the one-time option at any time prior to November 5, 2007, to replace its option to defease the pooled mortgage loan with an option to voluntarily prepay the pooled mortgage loan, accompanied by a prepayment premium or yield maintenance charge.

•

Forty-three (43) pooled mortgage loans, representing 17.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 35 pooled mortgage loans in loan group 1, representing 16.5% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 22.7% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•

Three (3) pooled mortgage loans, representing 15.5% of the initial mortgage pool balance (which pooled mortgage loans represent 17.7% of the initial loan group 1 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on a similar basis and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR16 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•

Fifty-one (51) pooled mortgage loans, representing 11.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 46 pooled mortgage loans in loan group 1, representing 10.1% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 23.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR16 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•

Fifteen (15) pooled mortgage loans, representing 4.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 7 pooled mortgage loans in loan group 1, representing 1.5% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 23.2% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•

Two (2) pooled mortgage loans, representing 3.0% of the initial mortgage pool balance (which pooled mortgage loans represent 3.4% pooled mortgage loans in loan group 1), initially prohibit voluntary principal prepayments during a lock-out period and following the lock-out period, and only after an initial period of at least two years following the date of the issuance of the series 2006-PWR16 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage, followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time) and (ii) permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•

Three (3) pooled mortgage loans, representing 0.2% of the initial mortgage pool balance (which pooled mortgage loans represent 0.2% of the initial loan group 1 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium calculated on the basis of a specified percentage of the amount prepaid (which percentage declines over time).

Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “—Partial Release; Substitutions” below.

See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the Series 2007-PWR16 pooling and servicing agreement, the applicable master servicer will generally be directed in the Series 2007-PWR16 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See the “Footnotes to Appendix B and C” in this prospectus supplement.

In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

Under each pooled mortgage loan that provides for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus (b) the amount of the prepayment. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. In some cases, the relevant pooled mortgage loan provides for the use of a spread in determining the discount rate. In other cases, the relevant pooled mortgage loan does not provide for the use of a spread in determining the discount rate.

Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio, representing 14.7% of the initial mortgage pool balance (and 16.7% of the initial loan group 1 balance), the loan documents permit the partial releases of the Beacon Seattle & DC Portfolio Collateral Properties in whole or in part subject to the satisfaction of certain conditions including, but not limited to the following: (A) If the debt service coverage ratio for the Beacon Seattle & DC Loan Group (based on actual net operating income, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount; provided that after such release, the debt service coverage ratio is at least equal to the greater of (i) 1.07x and (ii) the debt service coverage ratio immediately prior to such release. (B) If the debt service coverage ratio is equal to or greater than 1.45x and will remain so after the release, partial releases are permitted subject to payment or defeasance of the greater of (i) 75% of the net sales proceeds and (ii) 100% of the applicable allocated loan amount, provided that after such release, the debt service coverage ratio is not less than the debt service coverage ratio immediately prior to the release. (C) With respect to the Beacon Seattle & DC Portfolio Loan Group plus the mezzanine loans (the “Beacon Seattle & DC Portfolio Indebtedness”), the related loan documents also permit partial releases of the Beacon Seattle & DC Portfolio Cash Flow Properties (a) subject to payment of release amounts of (i) $235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town Center and (iii) $75,000,000 for 1300 North Seventeenth Street and (b) provided that after such release, the debt service coverage ratio for the Beacon Seattle & DC Portfolio Indebtedness (based on actual net operating income, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to 1.07x. (D) These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage debt. (E) To the extent that the Beacon Seattle & DC Portfolio Loan Group has been prepaid in the total amount of $100,000,000 pursuant to Beacon Seattle & DC Portfolio Cash Flow Property releases, any Beacon Seattle & DC Portfolio Cash Flow Properties remaining will be released without further prepayment requirements.

In the case of the pooled mortgage loan secured by the mortgage property identified on Appendix B to this prospectus supplement as The Mall at Prince Georges, representing 4.5% of the initial mortgage pool balance (and 5.2% of the initial loan group 1 balance), the borrower is entitled to obtain the release of certain parcels that compose the mortgaged property subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the borrower must deliver to the lender the net proceeds of the sale of any released parcel (the amount by which the gross sales proceeds exceed the approved closing costs) as additional security for the loan; (ii) after giving effect to any such release, the loan-to-value ratio with respect to the remaining parcels is not more than 78.9%; and (iii) after giving effect to any such release, the debt service coverage ratio with respect to the remaining parcels is not less than 1.30x.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Detroit Liberty Portfolio, representing 1.9% of the initial mortgage pool balance (and 2.2% of the initial loan group 1 balance), at any time after the expiration of the applicable prepayment lockout period and prior to June 5, 2016, the borrower is entitled to, on no more than two occasions, obtain a release of one or more of the related mortgaged properties (the mortgaged property released being referred to as a “Release Parcel”, and the mortgaged properties remaining are referred to collectively as the “Remaining Properties”) through partial defeasance, upon the satisfaction of certain conditions including, among others: (i) the borrower must partially defease the pooled mortgage loan in an amount equal to the greater of (a) 110% of the respective allocated loan amount as of the origination date, and (b) an amount such that, after giving effect to such partial defeasance, the aggregate debt service coverage ratio for the Remaining Properties must not be less than 1.40x, and the aggregate loan-to-value ratio of the Remaining Properties must not exceed 70%; (ii) the economic occupancy of the Remaining Properties must be at least 90% with leases from tenants that have at least 12 months remaining under their leases; and (iii) the borrower has delivered written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates. In addition, at any time from the date that is 24 months after the origination date through June 5, 2016, the borrower may, on no more than two occasions, obtain a release of up to two of the mortgaged properties (each, a “Substituted Property” and collectively, the “Substituted Properties”) by substituting therefor another multifamily, office or industrial property (a “Substitute Property”), upon the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) the allocated loan amounts for the Substituted Properties must not exceed 50% of the total loan amount as of the origination date; (ii) the Substitute Property must be in a location and of a certain quality that would not result in a qualification, downgrade or withdrawal of the ratings then assigned to the series 2007-PWR16 certificates by the rating agencies; (iii) no Substitute Property is permitted to be replaced; (iv) after giving effect to the substitution, the debt service coverage ratio of the pooled mortgage loan must not be less than the underwritten overall debt service coverage ratio at the time the pooled mortgage loan was originated, and the debt service coverage ratio of the Substitute Property must not be less than the greater of (a) 1.35x (using an amortization term of 30 years) or (b) the debt service coverage ratio, at the time of substitution, of the Substituted Property; (v) after giving effect to the substitution, the loan-to-value ratio of the pooled mortgage loan must not be greater than 75%, and the loan-to-value ratio of the Substitute Property must not be greater than the loan-to-value ratio of the Substituted Property; (vi) after giving effect to the substitution, the aggregate value of the mortgaged properties must be, pursuant to a lender approved appraisal, equal to or greater than 100% of the greater of (a) the value of the mortgaged properties as of the origination date or (b) the value of the mortgaged properties (inclusive of the Substituted Property but excluding the Substitute Property) immediately preceding the substitution; and (vii) the borrower has delivered written confirmation from the rating agencies to the effect that such substitution will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates. The borrower is also entitled to obtain a release of approximately 21.36 acres of undeveloped land associated with the 38100 Ecorse Road property (the “Outparcel”) upon the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) payment of prepayment consideration in the amount of $1,520,000 plus a prepayment premium equal to the greater of 1% or yield maintenance; and (ii) if the related mezzanine loan is outstanding, payment of the prepayment consideration required under the related loan documents.

In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as Grant Street Portfolio, representing 0.4% of the initial mortgage pool balance (and 3.2% of the initial loan group 2 balance), the borrower is entitled to obtain a release of the 1149 Grant Street parcel through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loan), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others, that a portion of the pooled mortgage loan is defeased in an amount equal to 125% of the allocated loan amount for that parcel.

In the case of the cross-collateralized group of pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Kailua Self Storage and Kona Self Storage, together representing approximately 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower is entitled to obtain the release of either of those mortgaged properties following expiration of the applicable prepayment lockout period, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) payment by the borrower of a release price equal to 100% of the allocated loan amount for the mortgaged property being released (including applicable prepayment charges), (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 80%, provided that borrower may pay down the related pooled mortgage loan to satisfy the related loan-to-value ratio test, (iii) after giving effect to the release, the debt service coverage ratio for remaining mortgaged property is equal to or greater than 1.20x; provided that borrower may pay down loan the related pooled mortgage loan to satisfy the related debt service coverage ratio test; and (iv) the borrower has delivered written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Rockside Road Portfolio, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), which pooled mortgage loan has a related Non-Pooled Subordinate Loan, the borrower is entitled to obtain a release of either of the related mortgaged properties through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loan), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) partial defeasance of the pooled mortgage loan is in an amount not less than 125% of the allocated loan amount for the property being released; (ii) after giving effect to any such release, the combined debt service coverage ratio for the pooled mortgage loan and the related Non-Pooled Subordinate Loan is not less than 1.15x and the debt service coverage ratio for the only the pooled mortgage loan is not less than 1.25x (provided that, if the borrower does not otherwise satisfy those debt service coverage ratio conditions, the borrower is entitled to defease an additional portion of the pooled mortgage loan in an amount sufficient to result in the satisfaction of those conditions); (iii) after giving effect to the release, the combined loan-to-value ratio for the pooled mortgage loan and the related Non-Pooled Subordinate Loan is not more than 80% and the loan-to-value ratio for the pooled mortgage loan is not more than 75% (provided that, if the borrower does not otherwise satisfy those loan-to-value conditions, the borrower is entitled to defease an additional portion of the pooled mortgage loan in an amount sufficient to result in the satisfaction of those conditions); (iv) if the remaining property is the Oaktree mortgaged property, the borrower establishes a leasing reserve fund in the amount of $150,000 (and, if the balance therein falls below $150,000, the borrower will be required to make monthly deposits of $6,275 into the leasing reserve until the balance is again equal to $150,000); (v) subject to the provisions described in the parenthetical phrases contained in the foregoing clauses (ii) and (iii), the proceeds of the defeasance collateral must be applied on a pro rata basis as between the senior and subordinate promissory notes evidencing such portion of such indebtedness; and (vi) the borrower has delivered written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Al Shaw Mini Pool, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower is entitled to obtain the release of one or more the related mortgaged properties through partial prepayment (following the expiration of the applicable prepayment lock-out period), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the prepaid portion of the pooled mortgage loan must not be less than 115% of the allocated loan amount for the property being released and the borrower must pay the applicable prepayment premium; (ii) after giving effect to the release, the remaining properties must have a loan-to-value ratio (based on the allocated loan amount rather release price) of not more than 46.7%, (iii) after giving effect to the release, the remaining properties must have a debt service coverage ratio (based on the allocated loan amount rather release price) that is not less than 1.33x; and (iv) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2007-PWR16 certificates. In connection with such a partial prepayment, the monthly payments due under the pooled mortgage loan will not be reamortized.

In the case of the cross-collateralized group of pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 1200 Colonial Road and 1201 Colonial Road, together representing approximately 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the borrower is entitled to obtain the release of either mortgaged property through defeasance and to terminate the cross-default and cross-collateralization provisions at any time after the applicable lock-out period, provided that (i) without giving effect to such partial defeasance, the debt service coverage ratio for each mortgaged property is not less than 1.50x for each of the 12 consecutive calendar months immediately preceding the date of the proposed release and the loan-to-value ratio is not greater than 60%; and (ii) the economic occupancy for mortgaged property is at least 93% for the 12 consecutive calendar months immediately preceding the date of the proposed release.

In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as Iron Mountain, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the borrower is entitled to obtain the release of one of the parcels that compose the mortgaged property (the “Iron Mountain Release Parcel”) through partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) any partial defeasance is on a date that is two years after the closing date; (ii) the partial defeasance is in a principal amount of not less than 125% of the allocated loan amount for the Iron Mountain Release Parcel (which is $3,750,000 for the Iron Mountain Release Parcel); (iii) after giving effect to the release, the debt service coverage ratio for the pooled mortgage loan is equal to or greater than 1.40x; and (iv) after giving effect to the release, the loan-to-value ratio for the pooled mortgage loan is not greater than 65%.

In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bradford Place, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), which mortgaged property is comprised of 13 commercial condominium units, the borrower is entitled (after the prepayment lock-out period, except to the limited extent described below) to obtain the release of such unit through partial defeasance (or, to the limited extent described below, partial prepayment), subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) the release occurs in connection with a sale of the unit to a third party that is unaffiliated with the borrower; (ii) the release must not result in, or have the potential to result in, the borrower not having voting rights in the condominium association that are sufficient to control all decisions with respect to the condominium (including those that require a vote of 67% or more of the unit owners); and (iii) the borrower defeases or prepays a portion of the pooled mortgage loan equal to the greatest of (a) the sales price of the unit being released, (b) $198 per square foot of the unit being released and (c) an amount that, after giving effect to the release, would be sufficient to result in a debt service coverage ratio of at least 1.30x and loan-to-value ratio of not more than 77.4%. Such a partial release may occur through partial prepayment only in connection with the Suite 215 unit at any time (notwithstanding any otherwise applicable prepayment lock-out period) and, in that case, only pursuant to an exercise of a purchase option by the tenant and subject to payment of a prepayment premium.

Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

Non-Recourse Obligations.

The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower’s obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR16 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2007-PWR16 pooling and servicing agreement.

Encumbered and Other Interests.

In the case of two hundred seventy-nine (279) of the mortgaged properties, representing security for 91.0% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of 241 pooled mortgage loans in loan group 1, representing 89.8% of the initial loan group 1 balance, and 38 pooled mortgage loans in loan group 2, representing 99.5% of the initial loan group 2 balance), the borrower’s interest in the related mortgaged property consists of a fee interest (and we consider the borrower’s interest in a mortgaged property to be a fee interest if (i) the borrower’s interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of eleven (11) of the mortgaged properties, representing security for 5.8% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of 10 pooled mortgage loans in loan group 1, representing 6.5% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 0.5% of the initial loan group 2 balance), the borrower’s interest in the related mortgaged property consists of a leasehold interest. In the case of four (4) of the mortgaged properties, relating to 2.3% of the initial mortgage pool balance and 2.6% of the initial loan group 1 balance (which real properties relate to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, representing 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group 1 balance), the related borrower’s interest in the related real property consists of neither a fee interest nor a leasehold interest as described in the next succeeding paragraph. In the case of one (1) of the mortgaged properties, representing security for 1.0% of the initial mortgage pool balance (and security for 1.1% of the initial loan group 1 balance), the borrower’s interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. See “Risk Factors—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” and “—Risks Related to the Beacon Seattle & DC Portfolio Loan Group” in this prospectus supplement.

In connection with the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, which represents 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group 1 balance, four (4) of the related real properties are not subject to a mortgage lien in favor of the lender under the Beacon Seattle & DC Portfolio Loan Group. In one of those cases, identified as “Market Square” on Appendix B to this prospectus supplement, the lender has the benefit of (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrower’s cash flows from the property. In the other three cases, identified as “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” on Appendix B to this prospectus supplement, the lender under the Beacon Seattle & DC Portfolio Loan Group has the benefit of a covenant by the borrowers to deposit the borrowers’ cash flows from those properties. Those three properties are subject to existing mortgage debts in favor of third parties. With respect to each of the four properties described above, the lender would not be able to foreclose on or take possession of such property in the event of a default under the Beacon Seattle & DC Portfolio Loan Group. See “Risk Factors—Risks Related to the Beacon Seattle & DC Portfolio Loan Group” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” in this prospectus supplement.

Pari Passu, Subordinate and/or Other Financing.

Split Loan Structures

The Beacon Seattle & DC Portfolio Loan Group

General. The Beacon Seattle & DC Pooled Mortgage Loan, which represents approximately 14.7% of the initial mortgage pool balance (and 16.7% of the initial loan group 1 balance), is part of the Beacon Seattle & DC Portfolio Mortgage Loan Group, which is a split loan structure comprised of eight promissory notes. The Beacon Seattle & DC Portfolio Mortgage Loan Group is secured by or has the benefit of (i) first mortgages or deeds of trust encumbering (a) fee interests in 15 office properties and (b) a leasehold interest in one office property identified as “Key Center” on Appendix B to this prospectus supplement, (ii) with respect to one office property identified as “Market Square” on Appendix B to this prospectus supplement, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrower’s cash flows from the property and (iii) with respect to three office properties identified as “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” on Appendix B to this prospectus supplement, a covenant to deposit the borrowers’ cash flows from those properties. Each of the “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street” properties is encumbered by existing secured debt to a third party and no portion of the indebtedness under the Beacon Seattle & DC Portfolio Pooled Mortgage Loan has been allocated to those three properties for purposes of the presentation in this prospectus supplement; however, a portion of the aggregate appraised value and cash flow of the Beacon Seattle & DC Portfolio Properties is attributed to those three properties.

The Beacon Seattle & DC Portfolio Note A-1, with an outstanding principal balance of $775,000,000 as of the cut-off date, is currently held by the trust fund established in connection with the MSCI 2007-IQ14 securitization. The Beacon Seattle & DC Portfolio Note A-2, with an outstanding principal balance of $86,000,000 as of the cut-off date, and the Beacon Seattle & DC Portfolio Note A-3, with an outstanding principal balance of $75,000,000 as of the cut-off date, are currently held by Morgan Stanley Mortgage Capital Inc. The Beacon Seattle & DC Portfolio Note A-4, with an outstanding principal balance of $394,477,317 as of the cut-off date, is currently held by the trust fund established in connection with the Banc of America Commercial Mortgage Trust 2007-2 Commercial Mortgage Pass-Through Certificates, Series 2007-2 securitization transaction. The Beacon Seattle & DC Portfolio Note A-6, with an outstanding principal balance of $414,000,000 as of the cut-off date, is currently held by the trust fund established in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31 securitization transaction. The Beacon Seattle & DC Portfolio Note A-7, with an outstanding principal balance of $414,000,000 as of the cut-off date, is currently held by Wachovia Bank, National Association. The Beacon Seattle & DC Portfolio Note B-1, with an outstanding principal balance of $56,000,000 as of the cut-off date, is currently held by Bear Stearns Commercial Mortgage, Inc. and it is anticipated that an affiliate of the general special servicer will acquire the Beacon Seattle & DC Portfolio Note B-1.

The Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note B-1, taken as a collective whole, are pari passu in right of payment with the other Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans. The cut-off date principal balances of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note B-1 together equal 34.667% (such percentage, the “BSCMI Portion”) of the aggregate cut-off date principal balance of the Beacon Seattle & DC Portfolio Loan Group. The Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note A-4 are pari passu in right of payment with each other. The Beacon Seattle & DC Portfolio Note B-1 is subordinate in right of payment to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note A-4. Each of the Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans has a fixed interest rate equal to 5.797% per annum and a maturity date of May 7, 2012. Such 34.667% is the portion of the total principal balance of the Beacon Seattle & DC Loan Group that is evidence by the principal balance of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note B-1 collectively.

Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement. Pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, all amounts paid by the related borrower or otherwise available for payment on the Beacon Seattle & DC Portfolio Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the special servicer, the paying agent and/or the trustee under the MSCI 2007-IQ14 Pooling and

Servicing Agreement, and the master servicer, the special servicer, the paying agent and/or the trustee (if any) of the securitization that may include any loan in the Beacon Seattle & DC Portfolio Loan Group for servicing compensation, advances and/or interest on advances, among other things) will be applied on a pro rata and pari passu basis such that each holder of the Beacon Seattle & DC Portfolio Loan Group (in the case of the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Pooled Mortgage Loan and Beacon Seattle &DC Portfolio Note B-1, such loans taken as a collective whole) shall be of equal priority and no such holder shall have priority or preference over another.

The Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement provides that the “operating adviser” appointed by the holder of the Beacon Seattle & DC Portfolio Note A-1 (which appointment will be made by the “controlling class” under the MSCI 2007-IQ14 Pooling and Servicing Agreement) will have approval rights with respect to certain actions taken by the applicable master servicer or the special servicer, as the case may be, in regard to the Beacon Seattle & DC Portfolio Loan Group, and the respective holders of the other Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans and the trust as the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan will have non-binding consultation rights with respect to such actions. Notwithstanding such consultation and approval rights, no advice, direction or objection from or by such “operating adviser”, the holder of a Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loan or the trust as the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, as the case may be, may (and the applicable master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the MSCI 2007-IQ14 Pooling and Servicing Agreement, violate the REMIC provisions of the Internal Revenue Code or violate any other provisions of the MSCI 2007-IQ14 Pooling and Servicing Agreement or any provisions of the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

The applicable master servicer and the special servicer are required to comply with the applicable provisions of the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, and in the event of any conflict between the terms of the MSCI 2007-IQ14 Pooling and Servicing Agreement and the terms of Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement provides that the conflict shall be resolved in favor of the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

Beacon Seattle & DC Portfolio A/B Intercreditor Agreement. The Beacon Seattle & DC Portfolio A/B Intercreditor Agreement provides that expenses, losses and shortfalls allocated to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, under the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement will be allocated first to the Beacon Seattle & DC Portfolio Note B-1 and then pro rata, based on principal balances, between the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan.

Distributions. Pursuant to the terms of the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, prior to the occurrence of a monetary or other material event of default with respect to the Beacon Seattle & DC Portfolio Loan Group, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement and the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement and the MSCI 2007-IQ14 Pooling and Servicing Agreement, all payments and proceeds received with respect to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, will be generally paid in the following manner:

(i) first, to pay, pro rata, based upon their respective interest entitlements, (A) the holder of the Beacon Seattle & DC Portfolio Note A-4 in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note A-4 principal balance at the Beacon Seattle & DC Portfolio Note A-4 interest rate minus the sum of the related servicing fee rate and, if applicable, the trustee fee rate and (B) the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Pooled Mortgage Loan principal balance at the Beacon Seattle & DC Portfolio Pooled Mortgage Loan interest rate minus the sum of the related servicing fee rate and, if applicable, the trustee fee rate;

(ii) second, to pay, pro rata, based on their respective principal balances, (A) the holder of the Beacon Seattle & DC Portfolio Note A-4 in an amount equal to the scheduled principal payments, if any, due with respect to the Beacon

Seattle & DC Portfolio Note A-4 and (B) the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan in an amount equal to the scheduled principal payments, if any, due with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan;

(iii) third, to pay, pro rata, based on their respective principal balances, the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the MSCI 2007-IQ14 Pooling and Servicing Agreement;

(iv) fourth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, up to an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note B-1 principal balance, at the Beacon Seattle & DC Portfolio Note B-1 interest rate minus the sum of the related servicing fee rate and, if applicable, the trustee fee rate;

(v) fifth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, in an amount equal to the scheduled principal payments, if any, due with respect to the Beacon Seattle & DC Portfolio Note B-1;

(vi) sixth, any unscheduled principal payment allocable to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, shall be paid to the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the holder of the Beacon Seattle & DC Portfolio Note B-1, pro rata, based on their respective principal balances, until such time as the unpaid principal amount of each of the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note B-1 have been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of each of the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note B-1 have been paid in full;

(vii) seventh, any prepayment premium, paid by the related borrower, and allocated to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the Beacon Seattle & DC Portfolio Note B-1, pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, shall be paid to each of the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the holder of the Beacon Seattle & DC Portfolio Note B-1, pro rata, in the same proportion as are the respective amounts payable to each when the prepayment premium for the Beacon Seattle & DC Portfolio Loan Group is separately computed on the basis of the prepaid amount of the respective principal balances, the Beacon Seattle & DC Portfolio Note A-4 interest rate, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan interest rate and the Beacon Seattle & DC Portfolio Note B-1 interest rate, respectively, and any other applicable characteristics of the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note B-1;

(viii) eighth, any remaining amount shall be paid as follows: (A) first to the respective holder of the Beacon Seattle & DC Portfolio Note B-1, up to the amount of any unreimbursed costs and expenses paid or reimbursed by such holder of the Beacon Seattle & DC Portfolio Note B-1 (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the MSCI 2007-IQ14 Pooling and Servicing Agreement, and (B) second, any remaining amount, pro rata, to the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the holder of the Beacon Seattle & DC Portfolio Note B-1 in accordance with their respective original principal balances.

Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Beacon Seattle & DC Portfolio Loan Group, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, all payments and proceeds received with respect to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, pursuant to the Beacon Seattle & DC Intercreditor Pari Passu Agreement, will generally be paid in the following manner:

(i) first, to pay pro rata, based on their respective interest entitlements, (A) the holder of the Beacon Seattle & DC Portfolio Note A-4 in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note A-4 principal balance at the Beacon Seattle & DC Portfolio Note A-4 interest rate minus the sum of the related servicing fee rate and, if applicable, trustee fee rate and (B) the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Pooled Mortgage Loan principal balance at the Beacon Seattle & DC Portfolio Pooled Mortgage Loan interest rate minus the sum of the servicing fee rate and, if applicable, trustee fee rate;

(ii) second, to pay the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, pro rata, based on their respective principal balances, in an amount equal to the Beacon Seattle & DC Portfolio Note A-4 principal balance and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan principal balance until such time as the unpaid principal amount of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan have been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of each of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan have been paid in full;

(iii) third, to pay the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, pro rata, based on their respective principal balances (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the MSCI 2007-IQ14 Pooling and Servicing Agreement;

(iv) fourth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note B-1 principal balance at the Beacon Seattle & DC Portfolio Note B-1 interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(v) fifth, to the holder of the Beacon Seattle & DC Portfolio Note B-1 in an amount equal to the Beacon Seattle & DC Portfolio Note B-1 principal balance, until such time as the unpaid principal amount of the Beacon Seattle & DC Portfolio Note B-1 has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of the Beacon Seattle & DC Portfolio Note B-1 have been paid in full;

(vi) sixth, to the extent default interest or late payment charges otherwise allocable to the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Pooled Mortgage Loan and Beacon Seattle & DC Portfolio Note B-1 under the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, is not required to be otherwise applied under the MSCI 2007-IQ14 Pooling and Servicing Agreement, any default interest in excess of the interest paid in accordance with clause (i) above to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, pro rata, up to an amount equal to interest at the default interest rate on the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, respectively and any late payment charges to the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan allocated pro rata based on their respective principal balances;

(vii) seventh, to the extent default interest or late payment charges otherwise allocable to the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Pooled Mortgage Loan and Beacon Seattle & DC Portfolio Note B-1 under the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement is not required to be otherwise applied under the MSCI 2007-IQ14 Pooling and Servicing Agreement, any default interest in excess of the interest paid in accordance with clause (iv) above, to the Beacon Seattle & DC Portfolio Note B-1 up to an amount equal to interest at the default interest rate on the Beacon Seattle & DC Portfolio Note B-1 and any late payment charges to the holder of the Beacon Seattle & DC Portfolio Note B-1;

(viii) eighth, to the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, pro rata, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan principal balance, respectively, the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan interest rate, respectively, and any other applicable characteristics of the holder of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Pooled Mortgage Loan;

(ix) ninth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Beacon Seattle & DC Portfolio Note B-1 principal balance, the Beacon Seattle & DC Portfolio Note B-1 interest rate and any other applicable characteristics of the Beacon Seattle & DC Portfolio Note B-1; and

(x) tenth, if any excess amount is paid by the related borrower and allocated to the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Pooled Mortgage Loan and Beacon Seattle & DC Portfolio Note B-1 pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, and not otherwise applied in accordance with the foregoing clauses (i)-(ix), such remaining amount shall be paid as follows: (A) first to the holder of the Beacon Seattle & DC Portfolio Note B-1, up to the amount of any unreimbursed costs and expenses paid or reimbursed by the holder of the Beacon Seattle & DC Portfolio Note B-1 (or paid or advanced by any servicer or the trustee on its behalf) pursuant to the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the MSCI 2007-IQ14 Pooling and Servicing Agreement, and (B) second, any remaining amount (other than late payment charges and default interest received from the related borrower required to be otherwise applied under the MSCI 2007-IQ14 Pooling and Servicing Agreement as described in clauses (iv) and (viii) above) to the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the holder of the Beacon Seattle & DC Portfolio Note B-1 in accordance with their respective original principal balances.

Other Intercreditor and Servicing Provisions. The Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement and the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement provide, among other things, that the Beacon Seattle & DC Portfolio Loan Group will be principally serviced and administered under the MSCI 2007-IQ14 Pooling and Servicing Agreement. The servicing arrangements under the MSCI 2007-IQ14 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2007-PWR16 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

The collective arrangements evidenced by Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, the MSCI 2007-IQ14 Pooling and Servicing Agreement (and, to the extent expressly described below) the series 2007-PWR16 pooling and servicing agreement generally provide as follows:

•

The seller of the applicable Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loan to the MSCI 2007-IQ14 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the MSCI 2007-IQ14 Trustee, but the related pooled mortgage loan seller under this series 2007-PWR16 transaction must nonetheless cause the original mortgage note for the Beacon Seattle & DC Portfolio Pooled Mortgage Loan to be delivered to the series 2007-PWR16 trustee.

•

The applicable master servicer and the trustee under the series 2007-PWR16 pooling and servicing agreement will have no obligation or authority to make servicing advances with respect to the Beacon Seattle & DC Portfolio Loan Group. Subject to various servicing-related provisions of Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement and the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, one or more parties to the MSCI 2007-IQ14 Pooling and Servicing Agreement will be responsible for making servicing advances with respect to the Beacon Seattle & DC Portfolio Loan Group.

•

Any such servicing advances, together with interest accrued thereon at a rate generally equal to the Prime lending rate, and any expenses similar to Additional Trust Fund Expenses, will generally be payable or reimbursable from proceeds of the Beacon Seattle & DC Portfolio Loan Group prior to the allocation of those proceeds to make payments on the loans in the in the Beacon Seattle & DC Portfolio Loan Group, as described above under “—Distributions”. Under the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement, If the MSCI 2007-IQ14 Master Servicer (or the MSCI 2007-IQ14 Trustee) determines that a servicing advance it made with respect to the Beacon Seattle & DC Portfolio Loan Group or the related properties is nonrecoverable, or if expenses similar to Additional Trust Fund Expenses arise in connection with the Beacon Seattle & DC Portfolio Loan Group, and the funds received with respect to each respective loan in the Beacon Seattle & DC Portfolio Loan Group are insufficient to cover such servicing advances or expenses, each holder of a loan in the Beacon Seattle & DC Portfolio Loan Group must reimburse its proportionate share of the advance or expense. Pursuant to the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, the holder of the Beacon Seattle & DC Portfolio Note B-1 will be required to pay any such amount that must be paid by the holders of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and/or the Beacon Seattle & DC Portfolio Note A-4 up to the cumulative amount previously distributed to the holder of the Beacon Seattle & DC Portfolio Note B-1, but if such holder does not make such payment, the Beacon Seattle & DC Portfolio Pooled Mortgage Loan’s proportion of the advance or expense will be paid from general collections of the series 2007-PWR16 trust fund.

•

The respective parties to the series 2007-PWR16 pooling and servicing agreement will have no obligation or authority to supervise the respective parties to the MSCI 2007-IQ14 Pooling and Servicing Agreement (but this will not relieve of them of liabilities they may otherwise have in their capacities as parties to the MSCI 2007-IQ14 Pooling and Servicing Agreement).

•

None of the parties to the MSCI 2007-IQ14 Pooling and Servicing Agreement will be required to make advances of delinquent monthly debt service payments on the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The series 2007-PWR16 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the Beacon Seattle & DC Portfolio Pooled Mortgage Loan as described generally under “Description of the Certificates—Advances of Delinquent Monthly Debt Service Payments” unless such applicable master servicer, after receiving the necessary information from the MSCI 2007-IQ14 Master Servicer, has determined that such advance would not be recoverable from collections on the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. In addition, the obligation of the applicable master servicer under the series 2007-PWR16 pooling and servicing agreement to provide information and collections with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the MSCI 2007-IQ14 Master Servicer (or the applicable sub-servicer on its behalf) or the MSCI 2007-IQ14 Special Servicer.

•

The mortgage loans that form the Beacon Seattle & DC Portfolio Loan Group will become specially serviced mortgage loans if specified events occur with respect to any of those mortgage loans, which events are substantially similar to the Servicing Transfer Events. If the Beacon Seattle & DC Portfolio Loan Group becomes specially serviced, the party serving as the special servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-PWR16 pooling and servicing agreement with respect to other pooled mortgage loans.

•

As described under “—Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement” above, the trust as the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan (among other noteholders) will have non-binding consultation rights with respect to certain material servicing actions involving Beacon Seattle & DC Portfolio Loan Group. Any such consultation rights in favor of the trust as the holder of Beacon Seattle & DC Portfolio Pooled Mortgage Loan will generally be exercisable by the series 2007-PWR16 controlling class representative.

•

If the series 2007-PWR16 trustee receives actual notice of a default or event of default by any party under the MSCI 2007-IQ14 Pooling and Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2007-PWR16 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2007-PWR16 pooling and servicing agreement. In addition, the series 2007-PWR16 trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of the MSCI 2007-IQ14 Pooling and Servicing Agreement, the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement and/or the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement, unless the series 2007-PWR16 trustee receives the consent of the applicable series 2007-PWR16 master servicer and the series 2007-PWR16 controlling class representative and a written confirmation from each of Moody’s and Fitch to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of series 2007-PWR16 certificates, and any such confirmation will be at the expense of the trust fund unless it is paid by another person.

•

The operating advisor for the holder of a majority of the “controlling class” under the MSCI 2007-IQ14 Pooling and Servicing Agreement generally has the right to replace the MSCI 2007-IQ14 Special Servicer (with or without cause), without consulting any representative for the trust as the holder of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, but conditions to a replacement include (among other things) delivery of confirmation from each of Moody’s and Fitch to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR16 certificates.

•

The holder of the largest percentage of the “controlling class” under the MSCI 2007-IQ14 Pooling and Servicing Agreement and the MSCI 2007-IQ14 Special Servicer each has an assignable option to purchase the Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loan held by the MSCI 2007-IQ14 trust fund (but not any other Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loan or the Beacon Seattle & DC Portfolio Pooled Mortgage Loan) for a price generally equal to the fair value determined by the MSCI 2007-IQ14 Special Servicer under provisions similar to those that apply to fair value determinations under the series 2007-PWR16 pooling and servicing agreement under circumstances similar to the ones described in this prospectus supplement (see “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Fair Value Purchase Option”). Following any notice or report by the MSCI 2007-IQ14 Master Servicer to the applicable series 2007-PWR16 master servicer to the effect that an event similar to an Appraisal Trigger Event has occurred with respect to the Beacon Seattle & DC Portfolio Loan Group for purposes of the MSCI 2007-IQ14 Pooling and Servicing Agreement, the series 2007-PWR16 general special servicer, but only at its own election or upon the direction of the series 2007-PWR16 controlling class representative, will be required to determine the fair value of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and that controlling class representative and the general special servicer will each have an assignable option to purchase the Beacon Seattle & DC Portfolio Pooled Mortgage Loan for that fair value, as described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Fair Value Purchase Option”.

The PMCF Mortgage Loan Groups

The 32 Sixth Avenue Loan Group

General. The 32 Sixth Avenue Pooled Mortgage Loan (which represents 9.7% of the initial mortgage pool balance and 11.0% of the initial loan group 1 balance) and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan have the same borrower and are secured by the same mortgage instrument encumbering the 32 Sixth Avenue Mortgaged Property. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan will be pari passu in right of payment with the 32 Sixth Avenue Pooled Mortgage Loan. The 32 Sixth Avenue Non-Pooled Mortgage Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR16 pooling and servicing agreement. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan has an original principal balance of $40,000,000 and has the same interest rate and the same maturity date as the 32 Sixth Avenue Pooled Mortgage Loan. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan is currently held by Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers, or an affiliate. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan or a portion thereof may be included in a future securitization and may be sold or further divided at any time (subject to compliance with the terms of the related Mortgage Loan Group Intercreditor Agreement). Set forth below is a general description of the rights granted to the 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2007-PWR16 pooling and servicing agreement.

The intercreditor agreement (the “32 Sixth Avenue Intercreditor Agreement”) between the holder of the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder provides, among other things, that for so long as either the 32 Sixth Avenue Pooled Mortgage Loan or the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan is included in a commercial mortgage securitization, the applicable master servicer or the applicable special servicer, if applicable, is obligated to administer the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan consistent with the terms of the 32 Sixth Avenue Intercreditor Agreement and the series 2007-PWR16 pooling and servicing agreement.

Application of Funds. The 32 Sixth Avenue Intercreditor Agreement provides that:

•

the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the 32 Sixth Avenue Pooled Mortgage Loan and/or the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan (in each case, subject to the rights of the applicable master servicer, the applicable special servicer and the trustee under the series 2007-PWR16 pooling and servicing agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan and any other service providers with respect to the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the series 2007-PWR16 pooling and servicing agreement) will be applied to the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances.

Servicing. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder, or its representative, has the right to consult with the applicable series 2007-PWR16 master servicer or the applicable series 2007-PWR16 special servicer, as applicable, in respect of certain matters related to the 32 Sixth Avenue Loan Group and the 32 Sixth Avenue Mortgaged Property. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the applicable special servicer, which servicer is required to give the 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder, or its representative, prompt notice of any determination by the applicable master servicer or the applicable special servicer to take any such action. However, neither the applicable series 2007-PWR16 master servicer nor the applicable series 2007-PWR16 special servicer will be obligated to act upon the direction, advice or objection of the 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder, or its representative, in connection with any such proposed action.

If the series 2007-PWR16 controlling class representative and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder (or its representative) are not able to agree on a course of action that satisfies the Servicing Standard under the series 2007-PWR16 pooling and servicing agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the applicable master servicer or the applicable special servicer, as applicable, the series 2007-PWR16 controlling class representative will be entitled to direct the applicable master servicer or the applicable special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the series 2007-PWR16 pooling and servicing agreement (including that such action does not violate the Servicing Standard or another provision of the series 2007-PWR16 pooling and servicing agreement or any applicable REMIC provisions of the Code), and the applicable master servicer or the applicable special servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

Sale of Defaulted Mortgage Loan. Under the series 2007-PWR16 pooling and servicing agreement, if the 32 Sixth Avenue Pooled Mortgage Loan is subject to a fair value purchase option, the applicable special servicer will be required to determine the purchase price for the 32 Sixth Avenue Pooled Mortgage Loan. Each option holder specified in “—Fair Value Purchase Option” in this prospectus supplement will have an option to purchase the 32 Sixth Avenue Pooled Mortgage Loan and following any securitization of the 32 Sixth Avenue Non-Pooled Companion Loan, the 32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder (or its designees) will have an option to purchase the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan from the relevant securitization trust, at the purchase price determined by the applicable special servicer under the series 2007-PWR16 pooling and servicing agreement.

Nonrecoverability Determinations. After the date (if any) when the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization, the applicable master servicer for the 32 Sixth Avenue Pooled Mortgage Loan and each comparable party with respect to the securitization of the 32 Sixth Avenue

Non-Pooled Pari Passu Companion Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on its respective 32 Sixth Avenue mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective 32 Sixth Avenue mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

The Beaver Brook Apartments Loan Group

General. The Beaver Brook Apartments Pooled Mortgage Loan (which represents 0.9% of the initial mortgage pool balance and 7.5% of the initial loan group 2 balance) and the Beaver Brook Apartments Non-Pooled Mortgage Loan have the same borrower and are secured by the same mortgage instrument encumbering the Beaver Brook Apartments Mortgaged Property. The Beaver Brook Apartments Non-Pooled Mortgage Loan will initially be subordinate in right of payment to the Beaver Brook Apartments Pooled Mortgage Loan but will become pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan upon confirmation by the applicable master servicer, in consultation with the series 2007-PWR16 controlling class representative, that (a) the debt service coverage ratio with respect to the Beaver Brook Apartments Mortgaged Property is at least 1.15x (based upon a 30 year amortization) on a normalized trailing 3-month basis, annualized; (b) the management fee on effective gross income is equal to 4%, regardless of the actual management fee; and (c) a replacement reserve has been established with a deposit in the aggregate amount of not less than $250 per apartment unit. The Beaver Brook Apartments Non-Pooled Mortgage Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR16 pooling and servicing agreement. The Beaver Brook Apartments Non-Pooled Mortgage Loan has an original principal balance of $4,000,000, an interest rate equal to 5.65% and the same maturity date as the Beaver Brook Apartments Pooled Mortgage Loan. Set forth below is a general description of the rights granted to the Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2007-PWR16 pooling and servicing agreement.

Application of Funds. For so long as the Beaver Brook Apartments Non-Pooled Mortgage Loan is subordinate in right of payment to the Beaver Brook Apartments Pooled Mortgage Loan and there exists and is continuing with respect to the Beaver Brook Apartments Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes the Beaver Brook Apartments Pooled Mortgage Loan and the Beaver Brook Apartments Non-Pooled Mortgage Loan to become specially serviced mortgage loans (unless the Beaver Brook Apartments Non-Pooled Subordinate Noteholder has cured such default), the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the Beaver Brook Apartments Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the Beaver Brook Apartments Pooled Mortgage Loan prior to paying interest or principal to the holder of the Beaver Brook Apartments Non-Pooled Mortgage Loan. For so long as the Beaver Brook Apartments Non-Pooled Mortgage Loan is subordinate in right of payment to the Beaver Brook Apartments Pooled Mortgage Loan and prior to such an event of default (or if such an event of default exists but the Beaver Brook Apartments Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the Beaver Brook Apartments Pooled Mortgage Loan and on the Beaver Brook Apartments Non-Pooled Mortgage Loan on a pro rata basis according to the respective outstanding principal balances of those loans. From and after the date (if any) when the Beaver Brook Apartments Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan, all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form the Beaver Brook Apartments Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the series 2007-PWR16 pooling and servicing agreement and any similar parties to a pooling and servicing agreement relating to the Beaver Brook Apartments Non-Pooled Mortgage Loan) generally will be applied to the Beaver Brook Apartments Pooled Mortgage Loan and the Beaver Brook Apartments Non-Pooled Mortgage Loan on a pari passu basis according to their respective outstanding principal balances.

Consultation Rights. The applicable master servicer or the applicable special servicer generally will be required to consult with (but not obtain the approval of) the Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder in

connection with any Material Action involving the Beaver Brook Apartments Loan Group; provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2007-PWR16 certificateholders and the Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder (as a collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for the Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder’s response.

Unless a Beaver Brook Apartments Change of Control Event exists:

•

the Beaver Brook Apartments Non-Pooled Subordinate Noteholder will have the right to appoint and remove the applicable special servicer for the Beaver Brook Apartments Loan Group as described under “—Right to Appoint Special Servicer” below;

•

neither the applicable master servicer nor the applicable special servicer may enter into any sub-servicing agreement with respect to the Beaver Brook Apartments Loan Group without the consent of the Beaver Brook Apartments Non-Pooled Subordinate Noteholder;

•

the Beaver Brook Apartments Non-Pooled Subordinate Noteholder may require the applicable master servicer or the applicable special servicer to terminate any particular sub-servicing agreement with respect to the Beaver Brook Apartments Loan Group; and

•	if PAR is no longer a master servicer, the Beaver Brook Apartments Non-Pooled Subordinate Noteholder may require the applicable master servicer to—

1. appoint a sub-servicer, acceptable to the Beaver Brook Apartments Non-Pooled Subordinate Noteholder in its sole discretion, with respect to the Beaver Brook Apartments Loan Group, and

2. delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the Beaver Brook Apartments Loan Group to that sub-servicer.

For so long as a Beaver Brook Apartments Change of Control Event exists, the foregoing rights of the Beaver Brook Apartments Non-Pooled Subordinate Noteholder with respect to the Beaver Brook Apartments Loan Group will instead be exercisable by the series 2007-PWR16 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

The initial Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder will be an affiliate of the related sponsor and mortgage loan seller, the applicable master servicer and the applicable special servicer.

The Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder may have relationships and interests that conflict with those of the series 2007-PWR16 certificateholders. It has no obligations to the series 2007-PWR16 certificateholders and may act solely in its own interests. No series 2007-PWR16 certificateholder may take any action against the Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder for acting solely in its own interests.

Right to Appoint Special Servicer. Notwithstanding any contrary provision of the series 2007-PWR16 pooling and servicing agreement, in connection with the special servicing of the Beaver Brook Apartments Loan Group only, at any time prior to the occurrence of a Beaver Brook Apartments Change of Control Event, the holder of the Beaver Brook Apartments Non-Pooled Mortgage Loan may remove the existing special servicer for the Beaver Brook Apartments Loan Group, with or without cause, and appoint a successor to the special servicer for the Beaver Brook Apartments Loan Group, in which case the designated party will be the special servicer for the Beaver Brook Apartments Loan Group. However, that appointment will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR16 certificates. The removed special servicer will retain all accrued and unpaid servicing fees, including workout fees and liquidation fees which become due after removal to the extent provided in the series 2007-PWR16 pooling and servicing agreement.

Cure and Purchase Rights. For as long as the Beaver Brook Apartments Non-Pooled Mortgage Loan is subordinate in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan, whether or not a Beaver Brook Apartments Change of Control Event has occurred, the Beaver Brook Apartments Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement) to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than nine “cure events” over the life of the Beaver Brook Apartments Loan Group, more than three consecutive “cure events” or more than six “cure events”, whether or not consecutive, in any 12-month period. In addition, for as long as the Beaver Brook Apartments Non-Pooled Mortgage Loan is subordinate in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan, whether or not a Beaver Brook Apartments Change of Control Event has occurred, the Beaver Brook Apartments Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), to purchase the Beaver Brook Apartments Pooled Mortgage Loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under the Beaver Brook Apartments Loan Group has occurred and the Beaver Brook Apartments Loan Group becomes specially serviced or if the trust is being terminated. That purchase price will not include any prepayment premium or yield maintenance charge.

Nonrecoverability Determinations. After the date (if any) when the Beaver Brook Apartments Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan and has also been included in another commercial mortgage securitization, the applicable master servicer for the Beaver Brook Apartments Pooled Mortgage Loan and each comparable party with respect to the securitization of the Beaver Brook Apartments Non-Pooled Mortgage Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on its respective Beaver Brook Apartments mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective Beaver Brook Apartments mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

The North Grand Mall Loan Group, Rockside Road Loan Group and Sackett Industrial Portfolio Loan Group

The North Grand Mall Pooled Mortgage Loan (which represents 1.0% of the initial mortgage pool balance and 1.1% of the initial loan group 1 balance) and the North Grand Mall Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the North Grand Mall Mortgaged Property. The North Grand Mall Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR16 pooling and servicing agreement. The North Grand Mall Non-Pooled Subordinate Loan has an original principal balance of $1,880,000, an interest rate equal to 6.02% and the same maturity date as the North Grand Mall Pooled Mortgage Loan.

The Rockside Road Portfolio Pooled Mortgage Loan (which represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance) and the Rockside Road Portfolio Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the Rockside Road Portfolio Mortgaged Property. The Rockside Road Portfolio Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR16 pooling and servicing agreement. The Rockside Road Portfolio Non-Pooled Subordinate Loan has an original principal balance of $340,000, an interest rate equal to 11.0% and the same maturity date as the Rockside Road Portfolio Pooled Mortgage Loan.

The Sackett Industrial Center Pooled Mortgage Loan (which represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance) and the Sackett Industrial Center Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the Sackett Industrial Center Mortgaged Property. The Sackett Industrial Center Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR16 pooling and servicing agreement. The Sackett Industrial Center Non-Pooled Subordinate Loan has an original principal balance of $400,000, an interest rate equal to 6.07% and the same maturity date as the Sackett Industrial Center Pooled Mortgage Loan.

Set forth below is a general description of the rights granted to the related Non-Pooled Subordinate Loan Noteholder under each of the North Grand Mall Loan Group, the Rockside Road Loan Group and the Sackett Industrial Portfolio Loan Group pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2007-PWR16 pooling and servicing agreement.

Application of Funds. For so long as there exists and is continuing with respect to the applicable PMCF Mortgage Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes the applicable pooled mortgage loan and the related Non-Pooled Subordinate Loan to become specially serviced mortgage loans (unless the applicable Non-Pooled Subordinate Noteholder has cured such default), the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the applicable PMCF Mortgage Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the applicable pooled mortgage loan prior to paying interest or principal to the holder of the related Non-Pooled Subordinate Loan. Prior to such an event of default (or if such an event of default exists but the related Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the applicable pooled mortgage loan and on the related Non-Pooled Subordinate Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

The applicable Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor and mortgage loan seller and the applicable master servicer.

The applicable Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR16 certificateholders. It has no obligations to the series 2007-PWR16 certificateholders and may act solely in its own interests. No series 2007-PWR16 certificateholder may take any action against the applicable Non-Pooled Subordinate Noteholder for acting solely in its own interests.

Cure and Purchase Rights. The applicable Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement) to cure a monetary event of default or any other event of default that may be cured by the payment of money, in each case after the later of its receipt of notice of such event of default or the expiration of the grace period. However, (i) there may not be more than nine “cure events” over the life of the applicable PMCF Mortgage Loan Group, (ii) there may not be more than three consecutive “cure events” and (iii) there may not be more than six “cure events”, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual “cure event” will have a duration equal to, in the event of a delinquent monthly debt service payment, the next due date and, in the case of any other monetary event of default or non-monetary event of default capable of being cured by the payment of money, the one-month period for which the applicable Non-Pooled Subordinate Noteholder has exercised its cure rights. In addition, the applicable Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), to purchase the related pooled mortgage loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under the applicable PMCF Mortgage Loan Group has occurred and the applicable PMCF Mortgage Loan Group becomes specially serviced or if the trust is being terminated. The purchase price will not include any prepayment premium or yield maintenance charge.

The Iron Mountain Loan Group

The Iron Mountain Pooled Mortgage Loan (which represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance) and the Iron Mountain Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the Iron Mountain Mortgaged Property. The Iron Mountain Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR16 pooling and servicing agreement. The Iron Mountain Non-Pooled Subordinate Loan has an original principal balance of $1,500,000, an interest rate equal to 9.5% and the same maturity date as the Iron Mountain Pooled Mortgage Loan. Set forth below is a general description of the rights granted to the Iron Mountain Non-Pooled Subordinate Loan Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2007-PWR16 pooling and servicing agreement.

An intercreditor agreement (the “Iron Mountain Intercreditor Agreement”) between the holders of the Iron Mountain Pooled Mortgage Loan and the Iron Mountain Non-Pooled Subordinate Loan (the “Iron Mountain Pooled Mortgage Loan Holder” and the “Iron Mountain Non-Pooled Subordinate Loan Holder”, respectively) sets forth the rights of such noteholders. The Iron Mountain Intercreditor Agreement generally provides that the mortgage loans that comprise the Iron Mountain Loan Group will be serviced and administered pursuant to the series 2007-PWR16 pooling and servicing agreement. The Iron Mountain Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Iron Mountain Loan Group will be allocated first to the Iron Mountain Non-Pooled Subordinate Loan and then to the Iron Mountain Pooled Mortgage Loan.

Distributions. Pursuant to the terms of the Iron Mountain Intercreditor Agreement and the series 2007-PWR16 pooling and servicing agreement, prior to the occurrence of a monetary or material event of default with respect to the Iron Mountain Loan Group, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Iron Mountain Intercreditor Agreement and the series 2007-PWR16 pooling and servicing agreement, all payments and proceeds received with respect to the Iron Mountain Loan Group will be generally paid in the following manner:

(i) first, to the Iron Mountain Pooled Mortgage Loan Holder in an amount equal to the accrued and unpaid interest on the Iron Mountain Pooled Mortgage Loan principal balance at the Iron Mountain Pooled Mortgage Loan interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(ii) second, to the Iron Mountain Pooled Mortgage Loan Holder in an amount equal to the scheduled principal payments, if any, due with respect to Iron Mountain Pooled Mortgage Loan;

(iii) third, to the Iron Mountain Pooled Mortgage Loan Holder up to the amount of any unreimbursed costs and expenses paid by the Iron Mountain Pooled Mortgage Loan Holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Iron Mountain Intercreditor Agreement or the series 2007-PWR16 pooling and servicing agreement;

(iv) fourth, to the Iron Mountain Non-Pooled Subordinate Loan Holder, up to an amount equal to the accrued and unpaid interest on the Iron Mountain Non-Pooled Subordinate Loan principal balance, at the Iron Mountain Non-Pooled Subordinate Loan interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(v) fifth, to the Iron Mountain Non-Pooled Subordinate Loan Holder, in an amount equal to the scheduled principal payments, if any, due with respect to Iron Mountain Non-Pooled Subordinate Loan;

(vi) sixth, any unscheduled principal payment allocable to the Iron Mountain Loan Group shall be paid to each of the Iron Mountain Pooled Mortgage Loan Holder and the Iron Mountain Non-Pooled Subordinate Loan Holder, pro rata, based on their respective principal balances, until such time as the unpaid principal amount of the each of the Iron Mountain Pooled Mortgage Loan and the Iron Mountain Non-Pooled Subordinate Loan have been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of such Note have been paid in full;

(vii) seventh, any prepayment premium, paid by the related borrower, shall be paid to each of the Iron Mountain Pooled Mortgage Loan Holder and the Iron Mountain Non-Pooled Subordinate Loan Holder, pro rata, in the same proportion as are the respective amounts payable to each when the prepayment premium for the Iron Mountain Loan Group is separately computed on the basis of the prepaid amount of their respective principal balances, the Iron Mountain Pooled Mortgage Loan interest rate and the Iron Mountain Non-Pooled Subordinate Loan interest rate, respectively, and any other applicable characteristics of the Iron Mountain Pooled Mortgage Loan and the Iron Mountain Non-Pooled Subordinate Loan;

(viii) eighth, any remaining amount shall be paid as follows: (A) first to the Iron Mountain Non-Pooled Subordinate Loan Holder, up to the amount of any unreimbursed costs and expenses paid or reimbursed by such Iron Mountain Non-Pooled Subordinate Loan Holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Iron Mountain Intercreditor Agreement or the series 2007-PWR16 pooling and servicing agreement, and (B) second, any remaining amount to the Iron Mountain Pooled Mortgage Loan Holder and the Iron Mountain Non-Pooled Subordinate Loan Holder in accordance with their respective original principal balances.

Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Iron Mountain Loan Group, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Iron Mountain Intercreditor Agreement, all payments and proceeds received with respect to the Iron Mountain Pooled Mortgage Loan and the Iron Mountain Non-Pooled Subordinate Loan, will generally be paid in the following manner:

(i) first, to the Iron Mountain Pooled Mortgage Loan Holder in an amount equal to the accrued and unpaid interest on the Iron Mountain Pooled Mortgage Loan principal balance at the Iron Mountain Pooled Mortgage Loan interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(ii) second, to the Iron Mountain Pooled Mortgage Loan Holder in an amount equal to the Iron Mountain Pooled Mortgage Loan principal balance, until such time as the unpaid principal amount of such Iron Mountain Pooled Mortgage Loan has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of the Iron Mountain Pooled Mortgage Loan have been paid in full;

(iii) third, to the Iron Mountain Pooled Mortgage Loan Holder up to the amount of any unreimbursed costs and expenses paid by the Iron Mountain Pooled Mortgage Loan Holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Iron Mountain Intercreditor Agreement or the series 2007-PWR16 pooling and servicing agreement;

(iv) fourth, to the Iron Mountain Pooled Mortgage Loan Holder, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Iron Mountain Pooled Mortgage Loan principal balance, the Iron Mountain Pooled Mortgage Loan interest rate and any other applicable characteristics of the Iron Mountain Pooled Mortgage Loan;

(v) fifth, to the Iron Mountain Non-Pooled Subordinate Loan Holder, in an amount equal to the accrued and unpaid interest on the Iron Mountain Non-Pooled Subordinate Loan principal balance at the Iron Mountain Non-Pooled Subordinate Loan interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(vi) sixth, to the Iron Mountain Non-Pooled Subordinate Loan Holder in an amount equal to the Iron Mountain Non-Pooled Subordinate Loan principal balance, until such time as the unpaid principal amount of the Iron Mountain Non-Pooled Subordinate Loan has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of the Iron Mountain Non-Pooled Subordinate Loan have been paid in full;

(vii) seventh, to the Iron Mountain Non-Pooled Subordinate Loan Holder, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Iron Mountain Non-Pooled Subordinate Loan principal balance, the Iron Mountain Non-Pooled Subordinate Loan interest rate and any other applicable characteristics of the Iron Mountain Non-Pooled Subordinate Loan;

(viii) eighth, to the extent default interest or late payment charges otherwise allocable to the Iron Mountain Loan Group are not required to be otherwise applied under the series 2007-PWR16 pooling and servicing agreement, any default interest in excess of the interest paid in accordance with clauses (i) and (v) above (1)(A) first, to the Iron Mountain Pooled Mortgage Loan up to an amount equal to interest at the default interest rate on the Iron Mountain Pooled Mortgage Loan and (B) then, to the Iron Mountain Non-Pooled Subordinate Loan up to an amount equal to interest at the default interest rate on the Iron Mountain Non-Pooled Subordinate Loan and (2) any late payment charges to the Iron Mountain Pooled Mortgage Loan Holder and the Iron Mountain Non-Pooled Subordinate Loan Holder allocated pro rata based on their respective principal balances; and

(ix) ninth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses (i)-(viii), such remaining amount shall be paid as follows: (A) first, to the respective Iron Mountain Non-Pooled Subordinate Loan Holder, up to the amount of any unreimbursed costs and expenses (including any cure payments pursuant to the Iron Mountain Intercreditor Agreement) paid or reimbursed by such Iron Mountain Non-Pooled Subordinate Loan Holder (or paid or advanced by any servicer or the trustee on its behalf) pursuant to the Iron Mountain Intercreditor Agreement or the series 2007-PWR16 pooling and servicing agreement, and (B) second, any remaining amount (other than late payment charges and default interest received from the related borrower required to be otherwise applied under the series 2007-PWR16 pooling and servicing agreement as described in clause (viii) above) to the Iron Mountain Pooled Mortgage Loan Holder and the Iron Mountain Non-Pooled Subordinate Loan Holder in accordance with their respective principal balances.

Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Iron Mountain Loan Group, resulting in a monetary event of default, the Iron Mountain Non-Pooled Subordinate Loan Holder will have the right to cure such monetary event of default, but may cure no more than four consecutive monetary events of default. The Iron Mountain Non-Pooled Subordinate Loan Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, pursuant to the terms of the Iron Mountain Intercreditor Agreement, the Iron Mountain Non-Pooled Subordinate Loan Holder will not be permitted to effect more than 6 cure periods over the loan term.

Purchase Option. In the event that the Iron Mountain Loan Group becomes a specially serviced mortgage loan (as to which an event of default has occurred and is continuing), the Iron Mountain Non-Pooled Subordinate Loan Holder will have an option to purchase the Iron Mountain Loan Group (as a part of the Iron Mountain Loan Group) from the trust fund at a price generally equal to the unpaid principal balance of the Iron Mountain Loan Group, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Iron Mountain Loan Group, all related unreimbursed servicing advances together with accrued and unpaid interest on all advances and any recovered costs not previously reimbursed to the Iron Mountain Pooled Mortgage Loan Holder.

Approval and Consultation Rights. Except under the circumstances described below in this “—Approval and Consultation Rights” section, the applicable special servicer will be required to obtain the prior approval of the Iron Mountain Non-Pooled Subordinate Loan Holder prior to taking any Material Action (which approval may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2007-PWR16 certificateholders and the Iron Mountain Non-Pooled Subordinate Loan Holder (as a collective whole), the applicable special servicer may take any such action without waiting for the response of the Iron Mountain Non-Pooled Subordinate Loan Holder. In addition, the applicable special servicer will not be obligated to seek approval from the Iron Mountain Non-Pooled Subordinate Loan Holder for any actions to be taken by it if: (i) the applicable special servicer notified the Iron Mountain Non-Pooled Subordinate Loan Holder in writing of various actions that the applicable special servicer proposes to take with respect to the workout or liquidation of the Iron Mountain Loan Group; and (ii) for 60 days following the first such notice, the Iron Mountain Non-Pooled Subordinate Loan Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable special servicer considers to be consistent with the Servicing Standard.

If and for so long as any Iron Mountain Change of Control Event exists, then the Iron Mountain Non-Pooled Subordinate Loan Holder will not have the rights and powers described above in this “—Approval and Consultation Rights” section, and the applicable special servicer will not be required to consult with or seek the consent of the Iron Mountain Non-Pooled Subordinate Loan Holder with respect to any Material Action related to the Iron Mountain Loan Group. Instead, the series 2007-PWR16 controlling class representative will have such rights and the applicable special servicer will be required to consult with or seek the consent of the series 2007-PWR16 controlling class representative with respect to any Material Action related to the Iron Mountain Loan Group.

Notwithstanding the foregoing, no advice, direction or objection given or made by the Iron Mountain Non-Pooled Subordinate Loan Holder or the series 2007-PWR16 controlling class representative, as contemplated by the preceding paragraphs, may, and the applicable special servicer is to ignore any advice, direction or objection so given that in its reasonable good faith judgment would:

•

require or cause the applicable special servicer to violate applicable law, the terms of the Iron Mountain Loan Group or the related pooled mortgage loan intercreditor agreement or any other provision of the series 2007-PWR16 pooling and servicing agreement, including provisions relating to the REMIC provisions of the Code or a party’s obligation to act in accordance with the Servicing Standard; or

•	expose any participant or party to the series 2007-PWR16 pooling and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability; or

•	materially expand the scope of the applicable special servicer’s responsibilities under the series 2007-PWR16 pooling and servicing agreement.

The initial Iron Mountain Non-Pooled Subordinate Loan Holder will be an affiliate of the related sponsor and mortgage loan seller and the applicable special servicer.

The Iron Mountain Non-Pooled Subordinate Loan Holder may each have relationships and interests that conflict with those of the series 2007-PWR16 certificateholders. It has no obligation to the series 2007-PWR16 certificateholders and may act solely in its own interests. No series 2007-PWR16 certificateholder may take any action against an Iron Mountain Non-Pooled Subordinate Loan Holder for acting solely in its own interests.

The WFB Mortgage Loan Groups

With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Millennium I, II, & III, which represents security for approximately 1.4% of the initial mortgage pool balance (and 1.6% of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had original principal balance of $2,500,000. The Millennium I, II, & III Non-Pooled Subordinate Loan has an interest rate of 12% per annum and an original term of 10 years. The Millennium I, II, & III Pooled Mortgage Loan and the Millennium I, II, & III Non-Pooled Subordinate Loan are cross-defaulted.

With respect to the mortgaged property identified on Appendix B to this prospectus supplement as New Vision Office Park, which represents security for approximately 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had original principal balance of $368,000. The New Vision Office Park Non-Pooled Subordinate Loan has an interest rate of 12.75% per annum and an original term of 10 years. The New Vision Office Park Pooled Mortgage Loan and the New Vision Office Park Non-Pooled Subordinate Loan are cross-defaulted.

With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Sinking Springs Plaza, which represents security for approximately 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had original principal balance of $412,500. The Sinking Springs Plaza Non-Pooled Subordinate Loan has an interest rate of 12.75% per annum and an original term of 10 years. The Sinking Springs Plaza Pooled Mortgage Loan and the Sinking Springs Plaza Non-Pooled Subordinate Loan are cross-defaulted. (The Millennium I, II, & III Pooled Mortgage Loan, New Vision Office Park Pooled Mortgage Loan, and the Sinking Springs Plaza Pooled Mortgage Loan are sometimes referred to herein as the “WFB A-Note Pooled Mortgage Loans”).

Each Non-Pooled Subordinate Loan included in a WFB Mortgage Loan Group is currently owned by MezzCap Finance, LLC, a third party unaffiliated with the mortgage loan seller. Each Non-Pooled Subordinate Loan included in a WFB Mortgage Loan Group will not be an asset of the trust, but such Non-Pooled Subordinate Loan and the related pooled mortgage loan will be serviced pursuant to the series 2007-PWR16 pooling and servicing agreement for the benefit of the holders thereof collectively and the related Mortgage Loan Group Intercreditor Agreement.

Distributions. The Mortgage Loan Group Intercreditor Agreement for each WFB Mortgage Loan Group generally provides as follows:

•

The rights of the holder of the pooled mortgage loan included in such WFB Mortgage Loan Group (such loan, the related “WFB A-Note Pooled Mortgage Loan”) to receive payments of interest, principal and other amounts is senior to the rights of the related Non-Pooled Subordinate Noteholder.

•

If no WFB Mortgage Loan Group Material Default (as defined below) has occurred and is continuing (or if a WFB Mortgage Loan Group Material Default has occurred but is not continuing) with respect to such WFB Mortgage Loan Group, the borrower will make separate monthly payments of principal and interest to the holders of the related WFB A-Note Pooled Mortgage Loan and the related Non-Pooled Subordinate Loan. For each WFB Mortgage Loan Group, a “WFB Mortgage Loan Group Material Default” consists of any of the following events: (a) the acceleration of the related WFB A-Note Pooled Mortgage Loan or the related Non-Pooled Subordinate Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding.

•

If a WFB Mortgage Loan Group Material Default has occurred and is continuing with respect to such WFB Mortgage Loan Group, or if a partial or full prepayment of such WFB Mortgage Loan Group results from the payment of insurance proceeds or condemnation awards, the holder of the related Non-Pooled

Subordinate Loan will not be entitled to receive payments of principal or interest until the holder of the related WFB A-Note Pooled Mortgage Loan receives the unreimbursed costs and expenses of the applicable master servicer or the trustee to the extent payable under the series 2007-PWR16 pooling and servicing agreement with respect to such WFB Mortgage Loan Group, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

Consent to Modifications. In connection with each WFB Mortgage Loan Group, both (i) the series 2007-PWR16 pooling and servicing agreement provides that the series 2007-PWR16 controlling class representative will generally have the rights otherwise described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—The Series 2007-PWR16 Controlling Class Representative—Rights and Powers of Controlling Class Representative” with respect to the pooled mortgage loans generally and (ii) the related Mortgage Loan Group Intercreditor Agreement requires that the applicable master servicer and the applicable special servicer obtain the prior written consent of the related Non-Pooled Subordinate Noteholder with respect to any Material Action involving such WFB Mortgage Loan Group, unless the related Non-Pooled Subordinate Noteholder’s right to purchase the WFB A-Note Pooled Mortgage Loan (as described under “—Purchase Option” below) has expired. In any case, the series 2007-PWR16 controlling class representative will have the right to consult with the applicable master servicer and the applicable special servicer, at any time, regarding each WFB Mortgage Loan Group.

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any Material Action by a Non-Pooled Subordinate Noteholder under a WFB Mortgage Loan Group, no modification of a Mortgage Loan Group may adversely affect the REMIC status of any REMIC under the series 2007-PWR16 pooling and servicing agreement or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Internal Revenue Code. In addition, neither the applicable master servicer nor the applicable special servicer may agree to any modification of a WFB Mortgage Loan Group if such modification would constitute a “significant modification” of either the related WFB A-Note Pooled Mortgage Loan under the series 2007-PWR16 pooling and servicing agreement or under the related Non-Pooled Subordinate Loan under any pooling and servicing agreement affecting such Non-Pooled Subordinate Loan under the REMIC provisions of the Internal Revenue Code (unless such modification is permitted by such REMIC provisions).

In no event will the applicable master servicer or the applicable special servicer for a WFB Mortgage Loan Group be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard. In addition, if, during the period of time during which the holder of the related Non-Pooled Subordinate Loan or its designee has the right to purchase the related WFB A-Note Pooled Mortgage Loan (as described under “—Purchase Option” below), the applicable master servicer or the applicable special servicer, as the case may be, determines that immediate action is necessary to protect the interests of the holders of the related WFB Mortgage Loan Group (as a collective whole), that master servicer or special servicer, as the case may be, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days’ prior written notice to) the holder of the related Non-Pooled Subordinate Loan (provided that such modification would not violate the REMIC Provisions).

Cure Rights. The holder of the Non-Pooled Subordinate Loan under each WFB Mortgage Loan Group does not have any rights to cure any defaults with respect to such WFB Mortgage Loan Group.

Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the related Mortgage Loan Group Intercreditor Agreement (which defaults generally include that (i) any payment of principal or interest under a WFB Mortgage Loan Group is 90 or more days delinquent, (ii) the principal balance of either a WFB A-Note Pooled Mortgage Loan or the related Non-Pooled Subordinate Loan is not paid at maturity or (iii) a WFB Mortgage Loan Group Material Default occurs), the holder of the related Non-Pooled Subordinate Loan will have the right to purchase the related WFB A-Note Pooled Mortgage Loan at a purchase price determined under the intercreditor agreement and generally equal to the sum of (a) the outstanding principal balance of the WFB A-Note Pooled Mortgage Loan, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges), (c) any unreimbursed advances made by the applicable master servicer, the applicable special servicer or the series 2007-PWR16 trustee with respect to the related WFB A-Note Pooled Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the WFB A-Note Pooled Mortgage Loan by the applicable master servicer or the applicable special servicer, (e) any unreimbursed interest on any principal and interest advances made by the applicable master servicer or the series 2007-PWR16 trustee with respect to the related WFB A-Note Pooled Mortgage Loan, (f) master servicing fees, special servicing fees and trustee’s fees payable under the series 2007-PWR16 pooling and servicing agreement prior to the date of repurchase (excluding any “success fees” or similar fees or termination compensation) and (g) out of pocket expenses incurred by the applicable master servicer, the applicable special servicer or the series 2007-PWR16 trustee with respect to the WFB Mortgage Loan Group together with advance interest thereon. The right of the Non-Pooled Subordinate Noteholder under each WFB Mortgage Loan Group to purchase the related WFB A-Note Pooled Mortgage Loan is subject to that holder giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the related WFB A-Note Pooled Mortgage Loan of notice of such right.

Other Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following table summarizes information regarding:

•	existing secondary financing secured by the mortgaged property (other than in connection with split loan structures), and/or

•

existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance	Type of Debt	Original Principal Amount of Other Debt	Other Lender Has Executed or Will Execute Intercreditor or Similar Agreement	Other Lender Has Cure Rights for Mortgage Loan Defaults	Other Lender Has Defaulted Loan Purchase Option for the Mortgage Loan	Transfer of More than 49% Interest in Other Loan is Prohibited Without Rating Agency Confirmation (unless to a Qualified Transferee)	Other Loan Is Presently Held by Related Mortgage Loan Seller (or an Affiliate)
Beacon Seattle & DC Portfolio	14.7%	Mezzanine	$205,000,000	Yes	Yes	Yes	No	Yes
Detroit Liberty Portfolio	1.9%	Mezzanine	$10,780,000	Yes	No	No	Yes	Yes
Meridian Village Shopping Center	0.5%	Mezzanine	$5,785,000	Yes	Yes	Yes	Yes	No
KBS—Sabal VI	0.3%	Mezzanine	$3,000,000	Yes	Yes	Yes	Yes	Yes
Manassas Junction Shopping Center	0.2%	Mezzanine	$987,577	Yes	Yes	Yes	Yes	No

Except as otherwise indicated in the table:

•

in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2007-PWR16 certificates; and

•

in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

For a discussion of existing financing involving real properties related to split loan structures, see “—Split Loan Structures” above and “Appendix D—Summaries of the Ten Largest Mortgage Loans” in this prospectus supplement.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur:

•	secondary financing secured by the mortgaged property, and/or

•	mezzanine and similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower.

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance	Type of Debt Permitted	Maximum Principal Amount Permitted (If Specified) (1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan	Mortgage Lender Allowed to Require Rating Agency Confirmation
32 Sixth Avenue	9.7%	Mezzanine	$10,000,000	Yes	1.25x	N/A	Yes
Airpark Business Center	2.2%	Mezzanine	N/A	Yes	1.10x	85%	Yes
St. Andrews at Perimeter Apartments	1.7%	Mezzanine	N/A	Yes	1.20x	80%	Yes
Perimeter Expo	1.2%	Mezzanine	N/A	Yes	1.20x	80%	Yes
Shops at Northern Boulevard	1.2%	Mezzanine	N/A	Yes	1.05x	90%	Yes
Annapolis Marriott Waterfront	1.2%	Mezzanine	N/A	Yes	1.30x	75%	Yes
50 West Liberty Street	1.0%	Mezzanine	N/A	Yes	1.06x	80%	Yes
PGA Design Center	0.9%	Mezzanine	N/A	Yes	1.10x	85%	Yes
Courtyard by Marriott—Silver Spring	0.8%	Mezzanine	N/A	Yes	1.50x	75%	No
Riverview Plaza	0.7%	Mezzanine	N/A	Yes	1.25x	75%	Yes
Oaks Shopping Center	0.5%	Mezzanine	N/A	Yes	1.15x	80%	Yes
Kingwood Office	0.5%	Mezzanine	$20,000,000	Yes	N/A	N/A	No
B&M Development Portfolio	0.5%	Mezzanine	N/A	Yes	1.10x	85%	Yes
Jackson Downs	0.4%	Mezzanine	N/A	Yes	1.25x	75%	Yes
Richboro Shopping Center	0.4%	Mezzanine and/or Property Secured(2)	N/A	Yes	1.15x	80%	Yes
Canal Farms Shopping Center	0.3%	Mezzanine(3)	N/A	Yes	1.20x	75%	Yes
Vintner’s Square	0.3%	Mezzanine	N/A	Yes	1.10x	85%	Yes
Island Park Shopping Center	0.3%	Mezzanine	N/A	Yes	1.15x	85%	Yes
Hilton Houston Southwest	0.3%	Mezzanine	N/A	Yes	1.50x	75%	No
Village at Parker II	0.3%	Mezzanine or Property Secured(4)	N/A	Yes	1.15x	80%	Yes
3355 El Segundo Boulevard	0.2%	Property-Secured	N/A	No	1.20x	80%	No
Shadeland South Business Park	0.2%	Mezzanine	N/A	Yes	1.15x	85%	Yes
Country Hills Drive	0.2%	Mezzanine	N/A	Yes	1.15x	75%	Yes
Old Stone Apartments	0.2%	Property-Secured	N/A	Yes	1.20x	75%	No
356-374 South Milpitas Boulevard	0.1%	Mezzanine(5)	N/A	Yes	1.10x	80%	Yes
1221 Innsbruck Drive—Sunnyvale	0.1%	Mezzanine(6)	N/A	Yes	1.20x	75%	Yes
Village at the Oaks	0.0%	Mezzanine(6)	N/A	Yes	1.10x	75%	Yes

(1)	Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.
(2)	Property-secured and/or mezzanine indebtedness is permitted, subject to the conditions shown in this table.
(3)	Mezzanine indebtedness is permitted only after expiration of the related prepayment lockout period.
(4)	Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table.
(5)	Mezzanine indebtedness is permitted only after May 31, 2010.
(6)	Mezzanine indebtedness is permitted only after April 30, 2010.

Additional Related Information

In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

See “Legal Aspects of Mortgage Loans—Subordinate Financing” in the accompanying prospectus and “Risk Factors—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property” in this prospectus supplement.

The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

Other Additional Financing

With respect to fifty-nine (59) of the pooled mortgage loans, representing 6.2% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-three (53) pooled mortgage loans in loan group 1, representing 6.3% of the initial loan group 1 balance, and six (6) pooled mortgage loans in loan group 2, representing 5.5% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue, representing 9.7% of the initial mortgage pool balance (and 11.0% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from an affiliate, up to a maximum principal amount of $5,000,000, subject to certain conditions, including the execution of a subordination and standstill agreement.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 50 West Liberty Street, representing 1.0% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness, up to a maximum principal amount of $4,000,000, subject to certain conditions, including the execution of a subordination and standstill agreement.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Renaissance Columbus, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $8,000,000 from an affiliate of the borrower. The related affiliate has executed a subordination and standstill agreement.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1500 Mittel Blvd, representing 0.8% of the initial mortgage pool balance (and 0.9% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $9,150,000 from the limited partner of the borrower. The related limited partner has executed a subordination and standstill agreement.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Chesterfield Commons 4, representing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the loan documents permit the related borrower to incur (i) future unsecured subordinate indebtedness up to a maximum principal amount of $5,000,000, subject to certain conditions, including the execution of a subordination and standstill agreement; and (ii) future unsecured subordinate indebtedness in connection with the borrower’s ownership and development of a vacant parcel at the property.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Shops at Malta, representing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $2,000,000 from the borrower principal and is permitted to incur unsecured subordinate debt in a maximum principal amount of $2,595,000, which may include unsecured debt from a financial institution of up to a maximum principal amount of $865,000. The related borrower principal has executed a subordination and standstill agreement with respect to the existing subordinated debt.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Galleria Village Shopping Center, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower is permitted to incur a maximum principal amount of unsecured subordinate debt of 5% of the then outstanding principal amount of the pooled mortgage loan, subject to certain conditions, including the execution of a subordination and standstill agreement.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Prairie View Apartments, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 2 balance), the borrower has incurred unsecured subordinate debt in the amount of $700,000 from an affiliate, which has been subordinated pursuant to the borrower’s organizational agreement.

We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See “Legal Aspects of the Mortgage Loans—Subordinate Financing” in the accompanying prospectus and “Risk Factors—A Borrower’s Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property” in this prospectus supplement.

Additional Collateral.

Two hundred one (201) of the pooled mortgage loans, representing 78.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 169 pooled mortgage loans in loan group 1, representing 79.2% of the initial loan group 1 balance, and 32 pooled mortgage loans in loan group 2, representing 71.8% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

Cash Management Agreements/Lockboxes.

Sixty-one (61) of the pooled mortgage loans, representing 60.1% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-eight (58) pooled mortgage loans in loan group 1, representing 65.2% of the initial loan group 1 balance, and three (3) pooled mortgage loans in loan group 2, representing 24.5% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

•

Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other “trigger” event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

•

Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•

Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•

Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•

None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, “over-the-counter” receipts and in some cases, credit card receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

Hazard Insurance.

See “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Maintenance of Insurance” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—

Hazard Insurance Policies” in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

Tenant Matters.

Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund—

•

Fifty-six (56) mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 10.2% of the initial mortgage pool balance (and 11.6% of the initial loan group 1 balance), are either wholly owner-occupied or 100.0% leased to a single tenant.

•

Some of the mortgaged properties that are office, industrial or retail properties, or mixed use properties that are used for office, industrial or retail purposes, may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

•	Certain of the multifamily rental properties have material tenant concentrations of students or military personnel.

•	Certain of the multifamily rental properties consist of senior housing.

•	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

•	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

•

There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

•

With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners’ association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

•	With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

•

Included in the mortgaged properties are eight (8) medical office properties, identified on Appendix B to this prospectus supplement, securing 1.6% of the initial mortgage pool balance (and 1.8% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

Assessments of Property Value and Condition

Appraisals.

In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect “as stabilized” values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 0.5% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), for which the related appraisal is not more than 20 months old as of the cut-off date.

Environmental Assessments.

Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under “—Environmental Insurance” below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), for which the related environmental assessments are not more than 20 months old as of the cut-off date. See “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on Your Offered Certificates” in this prospectus supplement.

Property Condition Assessments.

In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), for which the related engineering reports are not more than 20 months old as of the cut-off date. See “Risk Factors—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process.

In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

Zoning and Building Code Compliance.

Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

Environmental Insurance.

Sixty (60) of the mortgaged properties, representing security for 5.0% of the initial mortgage pool balance (which mortgaged properties consist of 51 mortgaged properties representing security for 4.7% of the initial loan group 1 balance, and 9 mortgaged properties representing security for 7.1% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2007-PWR16 certificates, will have been paid in full.

In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy’s conditions and exclusions:

•

if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

•

if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

•

if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed $6,250,000 and the total claims under the group policy are subject to a maximum of $48,851,000. There is no deductible under this policy.

Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2007-PWR16 certificates, will have been issued.

Loan Purpose

Eighty-eight (88) of the pooled mortgage loans, representing 45.4% of the initial mortgage pool balance (which pooled mortgage loans consist of seventy-six (76) pooled mortgage loans in loan group 1, representing 43.7% of the initial loan group 1 balance, and twelve (12) pooled mortgage loans in loan group 2, representing 58.0% of the initial loan group 2 balance), were originated in connection with the borrower’s acquisition of the mortgaged property that secures such mortgage loan. One hundred seventy-three (173) of the pooled mortgage loans, representing 54.6% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred forty-six (146) pooled mortgage loans in loan group 1, representing 56.3% of the initial loan group 1 balance, and twenty-seven (27) pooled mortgage loans in loan group 2, representing 42.0% of the initial loan group 2 balance), were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Additional Mortgage Loan Information

Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under “Risk Factors” and elsewhere in this “Description of the Mortgage Pool” section and (b) under “Legal Aspects of Mortgage Loans” in the accompanying prospectus.

For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix B, Appendix C and Appendix D:

(1)	References to “U/W DSCR” are references to “Underwritten Debt Service Coverage Ratios”. In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the “Underwritten Debt Service Coverage Ratio” or “U/W DSCR” for any pooled mortgage loan is calculated pursuant to the definition thereof under the “Glossary” in this prospectus supplement. Except as otherwise specifically stated:

•

the debt service coverage ratio information presented in this prospectus supplement with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan is generally equal to (a) the BSCMI Portion of the aggregate Underwritten Net Cash Flow of all the Beacon Seattle & DC Portfolio Properties net of the BSCMI Portion of the annual interest expense due on the underlying debt to third parties that is secured by the Beacon Seattle & DC Portfolio Cash Flow Properties, divided by (b) the sum of the annual debt service due on the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the annual debt service due on the Beacon Seattle & DC Portfolio Note A-4; and prospective investors should review Appendix B to this prospectus supplement, the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for additional information regarding the Underwritten Debt Service Coverage Ratio of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan,

•

the debt service coverage ratio information presented in this prospectus supplement with respect to the 32 Sixth Avenue Loan Group reflects the debt service payable under that pooled mortgage loan and the debt service payable under the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan,

•

the debt service coverage ratio information presented in this prospectus supplement with respect to the Beaver Brook Apartments Loan Group reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on the Beaver Brook Apartments Non-

Pooled Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) the Beaver Brook Apartments Pooled Mortgage Loan),

•

the debt service coverage ratio information presented in this prospectus supplement with respect to each other pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-Pooled Subordinate Loans reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on the related Non-Pooled Subordinate Loan, and

•

other debt service coverage ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

In connection with the calculation of U/W DSCR, in determining Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of “free rent” periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller’s evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied “trailing-12 months” income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

(2)	References in the tables to “Cut-off Date LTV” are references to “Cut-off Date Loan-to-Value Ratio”, references to “Balloon LTV” are references to “LTV Ratio at Maturity” and references to “Remaining Term” are references to “Stated Remaining Term to Maturity or ARD”. For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the “Cut-off Date Loan-to-Value Ratio”, “LTV Ratio at Maturity” or “Stated Remaining Term to Maturity or ARD” for any mortgage loan is calculated pursuant to the definition thereof under the “Glossary” in this prospectus supplement. Except as otherwise specifically stated:

•

the loan-to-value ratio information presented in this prospectus supplement with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan is generally equal to (a) the sum of the principal balance of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the principal balance of the Beacon Seattle & DC Portfolio Note A-4 and the assumed senior equivalent of the BSCMI Portion of the principal balance of the underlying debt to third parties that is secured by the Beacon Seattle & DC Portfolio Cash Flow Properties, divided by (b) the BSCMI Portion of the aggregate Appraised Value of all the Beacon Seattle & DC Portfolio Properties; and prospective investors should review Appendix B to this prospectus supplement, the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for additional information regarding the Cut-off Date Loan-to-Value Ratio and LTV Ratio at Maturity of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan,

•

the loan-to-value ratio information presented in this prospectus supplement with respect to the 32 Sixth Avenue Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan and the indebtedness under the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan,

•

the loan-to-value ratio information presented in this prospectus supplement with respect to the Beaver Brook Apartments Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on the Beaver Brook Apartments Non-Pooled Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) the Beaver Brook Apartments Pooled Mortgage Loan),

•

the loan-to-value ratio information presented in this prospectus supplement with respect to each other pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on the related Non-Pooled Subordinate Loan, and

•

other loan-to-value ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under “—Assessments of Property Value and Condition—Appraisals”.

No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

(3)	The loan per net rentable square foot information presented in this prospectus supplement with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan is generally equal to (a) the sum of the principal balance of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the principal balance of the Beacon Seattle & DC Portfolio Note A-4 and the assumed senior equivalent of the BSCMI Portion of the principal balance of the underlying debt to third parties that is secured by the Beacon Seattle & DC Portfolio Cash Flow Properties, divided by (b) the BSCMI Portion of the total square footage of all the Beacon Seattle & DC Portfolio Properties. Prospective investors should review Appendix B to this prospectus supplement, the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for additional information regarding the loan per net rentable square foot for the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The loan per net rentable square foot information presented in this prospectus supplement with respect to the 32 Sixth Avenue Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan and the indebtedness under the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan. The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to the Beaver Brook Apartments Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the Beaver Brook Apartments Non-Pooled Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) the Beaver Brook Apartments Pooled Mortgage Loan). The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each other pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the related Non-Pooled Subordinate Loan. The other loan per net rentable square foot or unit, as applicable, information with respect to the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future with respect to each pooled mortgage loan. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group. In addition, in some cases, a mortgaged property may have one or more tenants that own their own improvements (which improvements are not a portion of the collateral for the pooled mortgage loan) but ground lease the related pad or parcel (which pad or parcel is a portion of the collateral for the pooled mortgage loan) from the related borrower and the net rentable area or number of units and the loan per net rentable area or unit that we present in this prospectus supplement reflect the entirety of the improvements at the mortgaged property, including the improvements that are owned by those tenants.

(4)	You should review the “Footnotes to Appendix B and C” in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

(5)	References to “weighted averages” of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

(6)	If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

(7)	We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

Significant Obligor

The mortgaged properties collectively identified on Appendix B to this prospectus supplement as Beacon Seattle & DC Portfolio secure a pooled mortgage loan that represents approximately 14.7% of the initial mortgage pool balance (and 16.7% of the initial loan group 1 balance). The borrowers under that pooled mortgage loan are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership. The mortgaged properties and borrowers referred to above are described more fully in Appendix B and Appendix C to this prospectus supplement.

Changes in Mortgage Pool Characteristics

The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

Assignment of the Pooled Mortgage Loans

On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph and except as described under “—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Split Loan Structures—The Beacon Seattle & DC Portfolio Loan Group” above. See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases”.

With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2007-PWR16 pooling and servicing agreement.

If—

•	any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

•

that omission or defect materially and adversely affects the interests of the series 2007-PWR16 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR16 certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The series 2007-PWR16 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2007-PWR16 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

The series 2007-PWR16 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

Representations and Warranties

As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

•

The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including—

1.	the identification of the related mortgaged property,

2.	the cut-off date principal balance of the mortgage loan,

3.	the amount of the monthly debt service payment,

4.	the mortgage interest rate, and

5.	the maturity date and the original and remaining term to stated maturity (or, in the case of an ARD Loan, the anticipated repayment date and the original and remaining term to that date).

•	Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

•

Except as otherwise described under “—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

•

The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby.

•

The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

•

There exists an American Land Title Association or comparable form of lender’s title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to—

1.	Permitted Encumbrances, and

2.	the discussion under “Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” above.

•

The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

•

If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

•

Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2007-PWR16 pooling and servicing agreement. If—

•	there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

•

that breach materially and adversely affects the interests of the series 2007-PWR16 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR16 certificates or on the value of those certificates, then that breach will be a material breach of the representation and warranty. The rights of the series 2007-PWR16 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Cures, Repurchases and Substitutions

If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under “—Representations and Warranties” above, or a material document defect with respect to any of those mortgage loans, as discussed under “—Assignment of the Pooled Mortgage Loans” above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;

•	repurchase the affected pooled mortgage loan at the applicable Purchase Price; or

•

prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the series 2007-PWR16 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that—

1.	has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

2.	is acceptable to the series 2007-PWR16 controlling class representative.

If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which—

•	the Purchase Price, exceeds

•	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

•

the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

•	both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

•

the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

•

the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%.

The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2007-PWR16 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement

General

The servicing and administration of the mortgage loans and any REO Properties in the trust fund (other than the Beacon Seattle & DC Portfolio Pooled Mortgage Loan) will be governed by the series 2007-PWR16 pooling and servicing agreement. In this “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” section, we describe some of the provisions of the series 2007-PWR16 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the series 2007-PWR16 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loans) in its capacity as master servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement, Wachovia Bank, National Association, will conduct primary servicing activities with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loans) pursuant to a sub-servicing agreement between it and Wells Fargo Bank (as master servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement) and Wells Fargo Bank will play a limited role in the servicing of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan in Wells Fargo Bank’s capacity as master servicer under the series 2007-PWR16 pooling and servicing agreement. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding II, LLC to us for deposit into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

Centerline Servicing Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, except that (i) Centerline Servicing Inc. will conduct special servicing activities with respect to the Beacon Seattle & DC Portfolio Loan Group in its capacity as initial special servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement and Centerline Servicing Inc. will play no role in the special servicing of the Beacon Seattle & DC Portfolio Loan Group in its capacity as general special servicer under the series 2007-PWR16 pooling and servicing agreement and (ii) Prudential Asset Resources, Inc. will act as special servicer with respect to the Beaver Brook Apartments Loan Group under the series 2007-PWR16 pooling and servicing agreement.

In the case of the pooled mortgage loans sold by Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.

Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2007-PWR16 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2007-PWR16 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2007-PWR16 pooling and servicing agreement.

The Beacon Seattle & DC Portfolio Pooled Mortgage Loan, which is the Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the Non-Trust Servicing Agreement. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool —Pari Passu, Subordinate and Other Financing—Split Loan Structures—The Beacon Seattle & DC Portfolio Loan Group” in this prospectus supplement.

The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property) for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement” section, each master servicer will be responsible for the servicing and administration of—

•	all mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

•	all worked-out mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be “worked-out” until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of “Servicing Transfer Event” in the glossary to this prospectus supplement.

Each special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing and for which it is the applicable special servicer. Each special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO Property related to the Non-Trust-Serviced Pooled Mortgage Loan) for which it is the applicable special servicer.

The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the applicable special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loan or any REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to a limited extent, the Non-Trust-Serviced Pooled Mortgage Loan or any REO Property related thereto) as to which it is the applicable master servicer.

None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2007-PWR16 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

For as long as any pooled mortgage loan included in a Trust-Serviced Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of each Trust-Serviced Mortgage Loan Group and any related REO Property are to be conducted for the benefit of the series 2007-PWR16 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

Although the Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2007-PWR16 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under “Description of the Offered Certificates — Advances of Delinquent Monthly Debt Service Payments” and perform other limited services.

The section in the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Some Matters Regarding the Servicer and the Depositor” discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2007-PWR16 pooling and servicing agreement.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

The master servicing fee:

•	will be earned with respect to each and every pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan), including—

1.	each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

2.	each such pooled mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

3.	each such pooled mortgage loan as to which defeasance has occurred; and

•	in the case of each such pooled mortgage loan, will—

1.	be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

4.	be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points (which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the Trust-Serviced Non-Pooled Mortgage Loan.

The master servicer under the Non-Trust Servicing Agreement will be entitled to similar fees (which, together with other administrative fees payable under the applicable Non-Trust Servicing Agreement, are calculated at 0.01% per annum on an Actual/360 Basis) with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. Those fees (including those other administrative fees payable under the Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate and certain other amounts and are adjusted, for this purpose, to their equivalent calculated on an Actual/360 Basis from month to month. Those fees (including those other administrative fees) are in addition to the master servicing fee payable to the applicable master servicer under the series 2007-PWR16 pooling and servicing agreement in connection with the related Non-Trust-Serviced Pooled Mortgage Loan.

Prepayment Interest Shortfalls. The series 2007-PWR16 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2007-PWR16 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2007-PWR16 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

The provisions described under “—Certain Remittance Provisions and Coverage for Related Potential Shortfalls” below do not modify (by increasing or decreasing) a servicer’s obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

Certain Remittance Provisions and Coverage for Related Potential Shortfalls. In the case of each of the pooled mortgage loans, if any, that provide for scheduled payments to be due after the seventh day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the Available Distribution Amount for the distribution date occurring in that month (a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) “Prepayment Interest Shortfalls” above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR16 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date (that is, the business day before the distribution date) in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month’s interest (at the related Mortgage Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in) “Prepayment Interest Shortfalls” above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under “—Prepayment Interest Shortfalls” above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans, if any, that matures after the seventh day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month’s distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments”.

The Beacon Seattle & DC Portfolio Pooled Mortgage Loan provides for scheduled payments of principal and interest to be due on the seventh day of each month or, if that day is not a business day, the immediately preceding business day. The master servicer under the related Non-Trust Servicing Agreement is required to remit any collections of scheduled payments within one business day following receipt. If the related borrower makes a voluntary principal prepayment or the balloon payment on or before the scheduled due date in any month in accordance with the related mortgage loan documents in effect on the Issue Date, the master servicer under the related Non-Trust Servicing Agreement timely remits that payment to the applicable master servicer under the series 2007-PWR16 pooling and servicing agreement within one business day following receipt, then that applicable master servicer will be required to cause the payment and any accompanying interest to be included in the Available Distribution Amount for the distribution date occurring in that month. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then (A) it will be required to make the applicable monthly debt service advance if the payment is a balloon payment (as otherwise described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments”) and (B) that failure to make a payment, whether in the case of a principal prepayment or a balloon payment, will constitute an Event of Default but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR16 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment similar to a payment of compensating interest in an amount equal to one-month’s interest (at the related Mortgage Pass-Through Rate) on the principal portion of the payment. If the master servicer performs the obligation described in the second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment. If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date.

Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the applicable special servicer.

Special Servicing Fee. The special servicing fee:

•	will be earned with respect to—

1.	each specially serviced mortgage loan serviced by the applicable special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement), if any, and

2.	each mortgage loan serviced by the applicable special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement), if any, as to which the corresponding mortgaged property has become an REO Property;

•	in the case of each mortgage loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate of 0.25% per annum, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

•

except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers’ collection accounts from time to time.

Notwithstanding the foregoing, any special servicing fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate Noteholder’s share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph. Any special servicing fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder’s share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2007-PWR16 certificateholders.

Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement) for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2007-PWR16 controlling class representative pursuant to the exercise of the option described under “—Fair Value Purchase Option” below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

Any liquidation fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder’s share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-PWR16 certificateholders.

Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2007-PWR16 pooling and servicing agreement:

•

any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2007-PWR16 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

•	any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

•

any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted Investments. See “—Collection Accounts” below. The applicable master servicer or special servicer —

•	will be entitled to retain any interest or other income earned on those funds, and

•

will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2007-PWR16 pooling and servicing agreement. The master servicers, the special servicers and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series 2007-PWR16 pooling and servicing agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2007-PWR16 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

The applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the applicable special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

If a master servicer is required under the series 2007-PWR16 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

•	if the failure continues for one more business day, to make the servicing advance.

Except for the applicable master servicer, the applicable special servicer or the trustee as described above, no person – including the holder of any related Non-Pooled Mortgage Loan – will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer’s collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a

Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series 2007-PWR16 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the total principal balance of the series 2007-PWR16 certificates on that distribution date.

Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

In general, none of the master servicer the special servicer or the trustee will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loan under the series 2007-PWR16 pooling and servicing agreement. Those advances will be made by the applicable master servicer, applicable special servicer and/or another party under the Non-Trust Servicing Agreement.

The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO Property (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) is involved, to pay directly out of that master servicer’s collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-PWR16 certificateholders (or, if a Trust-Serviced Mortgage Loan Group is involved, the best interest of the series 2007-PWR16 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer’s collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

The master servicers, the special servicers and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers’ collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

If any servicing advances are made with respect to the Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the “Money Rates” section of The Wall Street Journal from time to time or such other publication as determined by the master servicer under that Non-Trust Servicing Agreement in its reasonable discretion.

The Series 2007-PWR16 Controlling Class Representative

Controlling Class. As of any date of determination, the controlling class of series 2007-PWR16 certificateholders will be the holders of the most subordinate class of series 2007-PWR16 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class’s original total principal balance. However, if no class of series 2007-PWR16 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-PWR16 certificateholders will be the holders of the most subordinate class of series 2007-PWR16 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series 2007-PWR16 controlling class, the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4FL and A-1A certificates will represent a single class and the class A-J and A-JFL certificates will represent a single class.

Appointment of Controlling Class Representative. The holders of series 2007-PWR16 certificates representing more than 50% of the total principal balance of the series 2007-PWR16 controlling class will be entitled to select a representative having the rights and powers described under “—Rights and Powers of Controlling Class Representative” below and to replace an existing series 2007-PWR16 controlling class representative. The series 2007-PWR16 controlling class representative may resign at any time. Centerline REIT Inc., an affiliate of the parent of the initial general special servicer, is expected to be the initial series 2007-PWR16 controlling class representative.

Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must, in general, deliver to the series 2007-PWR16 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

•

a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2007-PWR16 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related mortgaged property or properties;

•	a summary of the applicable special servicer’s recommended action with respect to the specially serviced mortgage loan;

•	the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

•	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2007-PWR16 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2007-PWR16 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

The applicable special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2007-PWR16 controlling class representative may reject the report if—

•

the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2007-PWR16 certificateholders or (if a Trust-Serviced Mortgage Loan Group is involved) the related Trust-Serviced Non-Pooled Noteholder, and

•	it has made a reasonable effort to contact the series 2007-PWR16 controlling class representative.

The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series 2007-PWR16 controlling class representative and the series 2007-PWR16 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

However, the applicable special servicer may take any Material Action without waiting for the response of the series 2007-PWR16 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the series 2007-PWR16 certificateholders and, if affected thereby, the related Trust-Serviced Non-Pooled Noteholder(s), as a collective whole.

Furthermore, the series 2007-PWR16 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series 2007-PWR16 pooling and servicing agreement.

The series 2007-PWR16 controlling class representative will not have the rights described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and Other Financing—Split Loan Structures—The Beacon Seattle & DC Portfolio Loan Group” in this prospectus supplement.

Notwithstanding the provisions described above, the series 2007-PWR16 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would—

•

require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2007-PWR16 pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Internal Revenue Code;

•	result in an adverse tax consequence for the trust fund;

•

expose the trust, the parties to the series 2007-PWR16 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

•	materially expand the scope of a master servicer’s or the applicable special servicer’s responsibilities under the series 2007-PWR16 pooling and servicing agreement.

In connection with each WFB Mortgage Loan Group, both (i) the series 2007-PWR16 pooling and servicing agreement provides that the series 2007-PWR16 controlling class representative will generally have the rights otherwise described above with respect to the pooled mortgage loans generally and (ii) the related mortgage loan group intercreditor agreement provides that the related Non-Pooled Subordinate Noteholder’s approval is required for certain material amendments (such as, but not limited to, changes in interest rate, principal amount and other economic terms and modifications to the method of application of payments) proposed to be executed prior to the expiration of that Non-Pooled Subordinate Noteholder’s defaulted loan purchase option (which option expires approximately 30 days after notice of certain material payment delinquencies and defaults). See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and Other Financing—Split Loan Structures—The WFB Mortgage Loan Groups” in this prospectus supplement.

In connection with the Iron Mountain Loan Group, both (i) the series 2007-PWR16 pooling and servicing agreement provides that the series 2007-PWR16 controlling class representative will generally have the rights otherwise described above with respect to the pooled mortgage loans generally and (ii) the Iron Mountain Intercreditor Agreement provides that the Iron Mountain Non-Pooled Subordinate Loan Holder’s approval is required for any Material Action if and for so long as no Iron Mountain Change of Control Event exists. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and Other Financing—Split Loan Structures—The Iron Mountain Loan Group” in this prospectus supplement.

When reviewing the rest of this “Servicing Under the Series 2007-PWR16 Pooling and Servicing Agreement” section, it is important that you consider the effects that the rights and powers of the series 2007-PWR16 controlling class representative discussed above could have on the actions of the applicable special servicer and the effects that the rights and powers of the holders of the Non-Pooled Mortgage Loans discussed above and/or under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and Other Financing—Split Loan Structures” could have on the actions of the applicable special servicer.

Liability to Borrowers. In general, any and all expenses of the series 2007-PWR16 controlling class representative are to be borne by the holders of the series 2007-PWR16 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2007-PWR16 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

Liability to the Trust Fund and Certificateholders. The series 2007-PWR16 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-PWR16 certificates, may act solely in the interests of the holders of the controlling class of series 2007-PWR16 certificates, does not have any duty to the holders of any class of series 2007-PWR16 certificates other than the controlling class of series 2007-PWR16 certificates and may take actions that favor the interests of the holders of the controlling class of series 2007-PWR16 certificates over those of other classes of series 2007-PWR16 certificates. It will have no liability to any other series 2007-PWR16 certificateholders for having acted as described above and those other series 2007-PWR16 certificateholders may not take any action against it for having acted as described above.

Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2007-PWR16 pooling and servicing agreement or any particular mortgage loan, the series 2007-PWR16 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the applicable special servicer, whereupon (if a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the applicable special servicer, (i) the series 2007-PWR16 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2007-PWR16 controlling class representative), the applicable special servicer on behalf of the trust must (subject to the provisions described under “Description of the Pooling and Servicing Agreements—Some Matters Regarding the Servicer and the Depositor” in the accompanying prospectus) assume the defense of any such claim against the series 2007-PWR16 controlling class representative; provided, however, that no judgment against the series 2007-PWR16 controlling class representative shall be payable out of the trust fund.

Replacement of the Special Servicers

The series 2007-PWR16 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to the general special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the general special servicer will be the responsibility of the series 2007-PWR16 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR16 certificates.

Notwithstanding the foregoing, in the case of the Beaver Brook Apartments Loan Group, the Beaver Brook Apartments Non-Pooled Subordinate Noteholder will have the right to replace the existing special servicer with respect to the applicable Mortgage Loan Group, with or without cause, and appoint a successor to that special servicer (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2007-PWR16 certificates). However, if a Beaver Brook Apartments Change of Control Event exists or if the Beaver Brook Apartments Non-Pooled Mortgage Loan has become pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan as described in this prospectus supplement, then the series 2007-PWR16 controlling class representative will be entitled to exercise that right with respect to the applicable Mortgage Loan Group (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2007-PWR16 certificates). For additional information, see “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—The Series 2007-PWR16 Controlling Class Representative” and “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—The Beaver Brook Apartments Loan Group” in this prospectus supplement.

Maintenance of Insurance

In the case of each mortgage loan (excluding the Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2007-PWR16 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

•

a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

•

the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust’s expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

•

except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2007-PWR16 pooling and servicing agreement described above under “—The Series 2007-PWR16 Controlling Class Representative—Rights and Powers of Controlling Class Representative”). The applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

With respect to each specially serviced mortgage loan and REO Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer’s force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer’s existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than “A2” by Moody’s and “A” by Fitch, and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions

In connection with each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those Rating Agencies, as the case may be, to the series 2007-PWR16 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2007-PWR16 pooling and servicing agreement and/or Mortgage Loan Group Intercreditor Agreement described above under “—The Series 2007-PWR16 Controlling Class Representative—Rights and Powers of Controlling Class Representative” or “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool —Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”.

Transfers of Interests in Borrowers

Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if—

•

the subject mortgage loan is a pooled mortgage loan that alone – or together with all other pooled mortgage loans that have the same or a known affiliated borrower – is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

•	the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2007-PWR16 certificates. In addition, the series 2007-PWR16 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

Modifications, Waivers, Amendments and Consents

Except in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

•	modify, waive or amend any term of any mortgage loan;

•	extend the maturity of any mortgage loan;

•	defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

•	defer or forgive the payment of late payment charges on any mortgage loan;

•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

•	permit the release, addition or substitution of collateral securing any mortgage loan; or

•	permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Series 2007-PWR16 Controlling Class Representative—Rights and Powers of Controlling Class Representative” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

•

Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

•

With limited exceptions generally involving the waiver of Default Interest and late payment charges, the applicable special servicer may not agree to, or consent to the applicable master servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer’s taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

2.	in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2007-PWR16 certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

•	As regards modifications, waivers and amendments of a Trust-Serviced Mortgage Loan Group:

1.	following any modification, extension, waiver or amendment of the payment terms of a Trust-Serviced Mortgage Loan Group, any payments on and proceeds of a Trust-Serviced Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related Mortgage Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group Intercreditor Agreement; and

2.	in the case of any Mortgage Loan Group that also includes a Non-Pooled Subordinate Loan, to the extent consistent with the Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

(a)	no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Non-Pooled Subordinate Loan, and

(b)	no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which Post-ARD Additional Interest is calculated) of the related pooled mortgage loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which Post-ARD Additional Interest is calculated) of the related Non-Pooled Subordinate Loan.

•

Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of—

1.	with certain exceptions, five years after the mortgage loan’s stated maturity if the mortgage loan is the subject of an environmental insurance policy,

2.	five years prior to the rated final distribution date, and

3.	if the mortgage loan is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

•

Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would—

1.	cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or any of the respective grantor trusts related to the class R, class V, class A-2FL, class A-4FL and class A-JFL certificates to fail to qualify as a grantor trust under the Internal Revenue Code,

2.	result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on any of the respective grantor trusts related to the class R, class V, class A-2FL, class A-4FL and class A-JFL certificates under the Internal Revenue Code, or

3.	adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

•

Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

•

The applicable special servicer may not permit or consent to the applicable master servicer’s permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable special servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)	there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.	received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2007-PWR16 certificates.

•

With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer’s releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2007-PWR16 certificateholder or obtain any confirmation from the Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2007-PWR16 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

Required Appraisals

Within approximately 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2007-PWR16 pooling and servicing agreement, unless—

•	an appraisal had previously been obtained within the prior twelve months, and

•	the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2007-PWR16 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and (ii) in the case of Iron Mountain Loan Group, the determination of whether the related Non-Pooled Subordinate Noteholder, on the one hand, or the series 2007-PWR16 controlling class representative, on the other, exercises certain control rights with respect to the related loan group. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in consultation with the series 2007-PWR16 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when—

•	any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

•	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

Notwithstanding the foregoing, the series 2007-PWR16 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2007-PWR16 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any Appraisal Reduction Amount.

Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of “Appraisal Reduction Amount” in the glossary to this prospectus supplement.

Also, notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the Non-Trust-Servicing Agreement) with respect to the Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the Non-Trust Servicing Agreement, which is similar but not identical to the series 2007-PWR16 pooling and servicing agreement in this regard, based upon appraisals obtained under the Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the Non-Trust-Serviced Pooled Mortgage Loan.

Collection Accounts

General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the offered certificates.

The funds held in each master servicer’s collection account may be held as cash or invested in Permitted Investments. See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account Withdrawals.

The series 2007-PWR16 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

Fair Value Purchase Option

If any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the applicable special servicer must determine the Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The applicable special servicer will be required to update its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the applicable special servicer’s determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

The holder(s) of a majority in principal amount of the series 2007-PWR16 controlling class and the applicable special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2007-PWR16 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the applicable special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the applicable special servicer’s determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party’s determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase Options with respect to the North Grand Mall Pooled Mortgage Loan, the Beaver Brook Apartments Pooled Mortgage Loan, the Rockside Road Portfolio Pooled Mortgage Loan, the Sackett Industrial Center Pooled Mortgage Loan and the Iron Mountain Pooled Mortgage Loan are subject to the prior right of the applicable Non-Pooled Subordinate Noteholder to exercise any option to purchase the related pooled mortgage loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Loans—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” above.

We cannot assure you that the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Pooled Mortgage Loan without regard to the related Purchase Option.

The Purchase Option under the series 2007-PWR16 pooling and servicing agreement will apply to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. Any purchaser will not be entitled or required to purchase any of the Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans.

Procedures with Respect to Defaulted Mortgage Loans and REO Properties

The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2007-PWR16 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO Account

If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2007-PWR16 pooling and servicing agreement.

The applicable special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer’s collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Notwithstanding the foregoing, amounts received with respect to any REO Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the applicable special servicer under the Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2007-PWR16 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2007-PWR16 pooling and servicing agreement.

Rights Upon the Occurrence of an Event of Default

If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2007-PWR16 certificateholders entitled to not less than 25% of the series 2007-PWR16 voting rights, or, in the case of the general special servicer, at the direction of the series 2007-PWR16 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2007-PWR16 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2007-PWR16 certificateholder or as holder of a Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicers” above, the trustee must either:

•

succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2007-PWR16 pooling and servicing agreement; or

•

appoint an established mortgage loan servicing institution reasonably acceptable to the series 2007-PWR16 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the general special servicer has occurred, the series 2007-PWR16 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding II, LLC or Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Global Investors, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of an Event of Default” section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of “Event of Default” that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Event of Default” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-PWR16 certificates.

In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2007-PWR16 certificates affected by any Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, eighth and ninth bullets under the definition of “Event of Default” that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series 2007-PWR16 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-PWR16 pooling and servicing agreement.

If an Event of Default on the part of the master servicer for a Trust-Serviced Mortgage Loan Group occurs and affects a related Trust-Serviced Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2007-PWR16 certificateholders, the related Trust-Serviced Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

Certain Legal Aspects of Mortgage Loans

General

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 13.9% of the initial mortgage pool balance) and California (approximately 9.7% of the initial mortgage pool balance). The discussion is general in nature, does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the

California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “one action rule” requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Material Federal Income Tax Consequences

General

Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-PWR16 pooling and servicing agreement and the Non-Trust Servicing Agreement, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code, and (ii) the respective portions of the trust that hold (a) the Post-ARD Additional Interest and collections thereof (the “Class V Grantor Trust”), (b) the Class A-2FL Regular Interest, the applicable Swap Contract, the applicable fixed rate account and the applicable floating rate account (the “Class A-2FL Grantor Trust”), (c) the Class A-4FL Regular Interest, the applicable Swap Contract, the applicable fixed rate account and the applicable floating rate account (the “Class A-4FL Grantor Trust”) and (d) the Class A-JFL Regular Interest, the applicable Swap Contract, the applicable fixed rate account and the applicable floating rate account (the “Class A-JFL Grantor Trust”) will each be treated as a grantor trust under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the pooled mortgage loans,

•

any REO Properties acquired on behalf of the series 2007-PWR16 certificateholders (or a beneficial interest in a mortgaged property securing a pooled mortgage loan that is part of a Mortgage Loan Group),

•	the respective master servicers’ collection accounts,

•	the REO accounts maintained by the special servicers, and

•	the certificate administrator’s distribution account and interest reserve account.

However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•

the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A-2FL, A-4FL and A-JFL Regular Interests will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

•

the class A-2FL certificates will represent beneficial ownership of the assets of the Class A-2FL Grantor Trust, the class A-4FL certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust and the class A-JFL certificates will represent beneficial ownership of the assets of the Class A-JFL Grantor Trust,

•	the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

•	the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

For federal income tax reporting purposes, we anticipate that the class , , and certificates will be treated as having been issued with more than a de minimis amount of original issue discount, that the class , , , , and certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class , , and certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the accompanying prospectus.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2007-PWR16 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	the mortgage loans with anticipated repayment dates will be paid in full on those dates,

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, offered certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan’s investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” of investing Plans with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers, any party responsible for the servicing and administration of the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2007-PWR16 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section

4975 of the Internal Revenue Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

•	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption.

The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

•

the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•

the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody’s, S&P, Fitch, DBRS Limited or DBRS, Inc.;

•	the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

•

the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person’s services under the series 2007-PWR16 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the certificates must be an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in each class of series 2007-PWR16 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

•

immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

•

in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

•	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute “securities” for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under regulations issued pursuant to Section 401(c), assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least “Baa3” by Moody’s or “BBB-” by Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any offered certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and each special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter Exemption will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, any special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2007-PWR16 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus.

Legal Matters

The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	Moody’s	Fitch
A-1	Aaa	AAA
A-2	Aaa	AAA
A-3	Aaa	AAA
A-AB	Aaa	AAA
A-4	Aaa	AAA
A-1A	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA

Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of—

•	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

•	the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in June 2040, which is the rated final distribution date.

The ratings on the offered certificates take into consideration—

•	the credit quality of the pooled mortgage loans,

•	structural and legal aspects associated with the offered certificates, and

•	the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust fund,

•	whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

•	the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

•

whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

•	whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody’s or Fitch.

The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See “Ratings” in the accompanying prospectus.

Glossary

“32 Sixth Avenue Intercreditor Agreement” means the intercreditor agreement between the initial holders of the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan.

“32 Sixth Avenue Loan Group” means the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan, together.

“32 Sixth Avenue Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue.

“32 Sixth Avenue Non-Pooled Pari Passu Companion Loan” means the loan with an original principal balance of $40,000,000 that is secured by the same mortgage instrument encumbering the 32 Sixth Avenue Mortgaged Property as the 32 Sixth Avenue Pooled Mortgage Loan. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder” means the holder of the promissory note evidencing the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan.

“32 Sixth Avenue Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $320,000,000 that is secured by the 32 Sixth Avenue Mortgaged Property.

“30/360 Basis” means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

“Actual/360 Basis” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

“Additional Servicer” means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than a special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

“Additional Trust Fund Expense” means an expense of the trust fund that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a servicing advance or a corresponding collection from the related borrower, and

•

is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2007-PWR16 pooling and servicing agreement).

We provide some examples of Additional Trust Fund Expenses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Administrative Fee Rate” means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Fee Rate for the Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things) the rates at which the applicable master, primary, subservicing or similar servicing fees accrue, which fees may be payable under the Non-Trust Servicing Agreement, the series 2007-PWR16 pooling and servicing agreement and/or a combination thereof.

“Appraisal Reduction Amount” means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

•	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “Servicing Under the Series 2007-PWR16 Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

•	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that mortgage loan;

(b)	to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that mortgage loan;

(d)	all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special servicer or the trustee with respect to that mortgage loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

(f)	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO Property, for which neither the applicable master servicer nor the applicable special servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)	the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that mortgage loan;

(b)	the amount of escrow payments and reserve funds held by the applicable master servicer or the applicable special servicer with respect to the subject mortgage loan that—

•	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

•	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

•	may be applied toward the reduction of the principal balance of the mortgage loan; and

(c)	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan),

•

the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

•	either—

1.	no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

Notwithstanding the foregoing, as of any date of determination, in the case of the Millennium I, II, & III Loan Group, North Grand Mall Loan Group, the Iron Mountain Loan Group, the Rockside Road Portfolio Loan Group, the New Vision Office Park Loan Group, the Sinking Springs Plaza Loan Group and the Sackett Industrial Center Loan Group, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Trust-Serviced Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related Non-Pooled Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan.

Also notwithstanding the foregoing, in the case of the Beaver Brook Apartments Loan Group (only for as long as the Beaver Brook Apartments Non-Pooled Mortgage Loan is subordinate in right of payment to the Beaver Brook Apartments Pooled Mortgage Loan), any Appraisal Reduction Amounts will be calculated with respect to the entirety of the relevant Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related Non-Pooled Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan. In the case of the Beaver Brook Apartments Loan Group (from and after any date when the Beaver Brook Apartments Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan), and in the case of the 32 Sixth Avenue Loan Group, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the relevant Mortgage Loan Group as if it were a single pooled mortgage loan and allocated to the related pooled mortgage loan and the related Non-Pooled Mortgage Loan on a pro rata and pari passu basis.

Any Appraisal Reduction Amount with respect to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan for purposes of monthly debt service advances will be determined in the following manner. An appraisal reduction amount will be calculated by the MSCI 2007-IQ14 Master Servicer under the MSCI 2007-IQ14 Pooling and Servicing Agreement in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding indebtedness under the Beacon Seattle & DC Portfolio Loan Group (but not the related mezzanine indebtedness) will be taken into account, the resulting appraisal reduction amount will be allocated by the MSCI 2007-IQ14 Master Servicer to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis according to principal balance and the aggregate of the amounts allocated to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note B-1 will be allocated entirely, first, to the Beacon Seattle & DC Portfolio Note B-1 up to the full principal balance thereof and then to the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Note A-4 on a pro rata and pari passu basis.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the following events:

•	the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that—

1.	materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

2.	except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released; or

3.	in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

•	the mortgaged property securing the mortgage loan becomes an REO Property;

•

the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•

the related borrower fails to make any monthly debt service payment with respect to the mortgage loan or a Trust-Serviced Non-Pooled Mortgage Loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

•	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

The “Appraisal Trigger Event” (or the equivalent) with respect to the Beacon Seattle & DC Portfolio Loan Group is defined under the Non-Trust Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

“Appraised Value” means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a “stabilized value” as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled “Footnotes to Appendix B and C”. See the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for information regarding the Appraised Value of the Beacon Seattle & DC Portfolio Properties.

“ARD” means anticipated repayment date.

“ARD Loan” means any mortgage loan that provides for the accrual of Post-ARD Additional Interest if the mortgage loan is not paid in full on or before its anticipated repayment date.

“Authorized Collection Account Withdrawals” means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

1.	to remit to the certificate administrator for deposit in the certificate administrator’s distribution account described under “Description of the Offered Certificates—Distribution Account” in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust’s interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs;

(b)	with limited exception involving the Non-Trust-Serviced Pooled Mortgage Loan and pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that collection account to any person other than the series 2007-PWR16 certificateholders in accordance with any of clauses 2 through 6 below;

2.	if so directed by the certificate administrator, to remit to the certificate administrator, on a date that is not later than the master servicer remittance date preceding each distribution date, the portion of the amount otherwise described in clause 1 above that represents all or a portion of an amount distributable on the Class A-2FL, A-4FL or A-JFL Regular Interests for the related distribution date and required to be included in a net interest payment due from the trust to the swap counterparty under the related swap contract with respect to the related distribution date;

3.	to pay or reimburse one or more parties to the series 2007-PWR16 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

4.	to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2007-PWR16 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

5.	to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

6.	to withdraw amounts deposited in the collection account in error; and

7.	to clear and terminate the collection account upon the termination of the series 2007-PWR16 pooling and servicing agreement.

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.	the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2007-PWR16 certificates as described in this prospectus supplement);

•	any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

•

any amounts that may be withdrawn from the certificate administrator’s distribution account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the series 2007-PWR16 certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2007, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s interest reserve account; plus

2.	if such distribution date occurs during March of any year subsequent to 2007 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator’s interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s distribution account.

The certificate administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement to pay principal and accrued interest on the series 2007-PWR16 certificates on each distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of certificates (other than the class A-2FL, A-4FL and A-JFL certificates) or Class A Regular Interests, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or Class A Regular Interests, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction shall be equal to 1.0.

If a pooled mortgage loan provides for a step-up in the mortgage interest rate, then the mortgage interest rate used in the determination of the Base Interest Fraction will be the mortgage interest rate in effect at the time of the prepayment.

“Beacon Seattle & DC Portfolio A/B Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note B-1.

“Beacon Seattle & DC Portfolio Cash Flow Properties” means the real properties identified on Appendix B to this prospectus supplement as “Washington Mutual Tower”, “Reston Town Center” and “1300 North Seventeenth Street”.

“Beacon Seattle & DC Portfolio Collateral Properties” means the real properties collectively identified on Appendix B to this prospectus supplement as “Beacon Seattle & DC Portfolio”, other than the Beacon Seattle & DC Portfolio Cash Flow Properties.

“Beacon Seattle & DC Portfolio Loan Group” means the Beacon Seattle & DC Portfolio Pooled Mortgage Loan, the Beacon Seattle & DC Portfolio Note A-1, the Beacon Seattle & DC Portfolio Note A-2, the Beacon Seattle & DC Portfolio Note A-3, the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-6, the Beacon Seattle & DC Portfolio Note A-7 and the Beacon Seattle & DC Portfolio Note B-1, together.

“Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loan” means any of the Beacon Seattle & DC Portfolio Note A-1, the Beacon Seattle & DC Portfolio Note A-2, the Beacon Seattle & DC Portfolio Note A-3, the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-6, the Beacon Seattle & DC Portfolio Note A-7 and the Beacon Seattle & DC Portfolio Note B-1, as applicable.

“Beacon Seattle & DC Portfolio Note A-1” means the promissory note designated “note A-1” in the original principal amount of $775,000,000 that is secured by or has the benefits of the arrangements regarding the same real properties as the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The Beacon Seattle & DC Portfolio Note A-1 will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beacon Seattle & DC Portfolio Note A-2” means the promissory note designated “note A-2” in the original principal amount of $86,000,000 that is secured by or has the benefits of the arrangements regarding the same real properties as the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The Beacon Seattle & DC Portfolio Note A-2 will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beacon Seattle & DC Portfolio Note A-3” means the promissory note designated “note A-3” in the original principal amount of $75,000,000 that is secured by or has the benefits of the arrangements regarding the same real properties as the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The Beacon Seattle & DC Portfolio Note A-3 will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beacon Seattle & DC Portfolio Note A-4” means the promissory note designated “note A-4” in the original principal amount of $394,477,317 that is secured by or has the benefits of the arrangements regarding the same real properties as the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The Beacon Seattle & DC Portfolio Note A-4 will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beacon Seattle & DC Portfolio Note A-6” means the promissory note designated “note A-6” in the original principal amount of $414,000,000 that is secured by or has the benefits of the arrangements regarding the same real properties as the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The Beacon Seattle & DC Portfolio Note A-6 will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beacon Seattle & DC Portfolio Note A-7” means the promissory note designated “note A-7” in the original principal amount of $414,000,000 that is secured by or has the benefits of the arrangements regarding the same real properties as the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The Beacon Seattle & DC Portfolio Note A-7 will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beacon Seattle & DC Portfolio Note B-1” means the promissory note designated “note B-1” in the original principal amount of $56,000,000 that is secured by or has the benefits of the arrangements regarding the same real properties as the Beacon Seattle & DC Portfolio Pooled Mortgage Loan. The Beacon Seattle & DC Portfolio Note B-1 will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Beacon Seattle & DC Portfolio Pooled Mortgage Loan and the Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans.

“Beacon Seattle & DC Portfolio Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $485,522,683 that is secured by or has the benefit of arrangements regarding the Beacon Seattle & DC Portfolio Properties.

“Beacon Seattle & DC Portfolio Properties” means the Beacon Seattle & DC Portfolio Collateral Properties and the Beacon Seattle & DC Portfolio Cash Flow Properties.

“Beaver Brook Apartments Change of Control Event” means, as of any date of determination, the event that occurs if and for so long as (a)(i) the then outstanding principal balance of the Beaver Brook Apartments Non-Pooled Mortgage

Loan, minus (ii) the sum of any realized losses allocable to the Beaver Brook Apartments Non-Pooled Mortgage Loan, any Appraisal Reduction Amounts allocable to the Beaver Brook Apartments Non-Pooled Mortgage Loan and any Additional Trust Fund Expenses allocable to the Beaver Brook Apartments Non-Pooled Mortgage Loan, is less than (b) 25% of the difference between (i) the initial principal balance of the Beaver Brook Apartments Non-Pooled Mortgage Loan and (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) on the Beaver Brook Apartments Non-Pooled Mortgage Loan.

“Beaver Brook Apartments Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Beaver Brook Apartments Pooled Mortgage Loan and the Beaver Brook Apartments Non-Pooled Mortgage Loan.

“Beaver Brook Apartments Loan Group” means the Beaver Brook Apartments Pooled Mortgage Loan and the Beaver Brook Apartments Non-Pooled Mortgage Loan, together.

“Beaver Brook Apartments Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as Beaver Brook Apartments.

“Beaver Brook Apartments Non-Pooled Mortgage Loan” means the loan with an original principal balance as of $4,000,000 that is secured by the same mortgage instrument encumbering the Beaver Brook Apartments Mortgaged Property as the Beaver Brook Apartments Pooled Mortgage Loan. The Beaver Brook Apartments Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Beaver Brook Apartments Non-Pooled Mortgage Loan Noteholder” means the holder of the promissory note evidencing the Beaver Brook Apartments Non-Pooled Mortgage Loan, whether or not the Beaver Brook Apartments Non-Pooled Mortgage Loan has become pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan as described in this prospectus supplement.

“Beaver Brook Apartments Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Beaver Brook Apartments Non-Pooled Mortgage Loan unless the Beaver Brook Apartments Non-Pooled Mortgage Loan has become pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan as described in this prospectus supplement.

“Beaver Brook Apartments Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $31,000,000 that is secured by the Beaver Brook Apartments Mortgaged Property.

“BSCMI” means Bear Stearns Commercial Mortgage, Inc.

“BSCMI Portion”, in connection with the Beacon Seattle & DC Portfolio Loan Group, has the meaning assigned to that term under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—The Beacon Seattle & DC Portfolio Loan Group—General”.

“CBD” means, with respect to a particular jurisdiction, its central business district.

“Class A Principal Distribution Cross-Over Date” means the first distribution date as of the commencement of business on which—

•	two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class A-2FL and A-4FL Regular Interests remain outstanding, and

•

the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A-JFL Regular Interests have previously been reduced to zero as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Class A-AB Planned Principal Balance” means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions, it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates and the Class A-2FL Regular Interest, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

“Clearstream” means Clearstream Banking, société anonyme.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans) for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

“CSI” means Centerline Servicing Inc.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Footnotes to Appendix B and C” in this prospectus supplement. See the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for information regarding the Cut-off Date Loan-to-Value Ratio of the Beacon Seattle & DC Portfolio Properties.

“Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Appendix B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than 12 months. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and the “Footnotes to Appendix B and C” in this prospectus supplement for further information. See the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for information regarding the Debt Service Coverage Ratio of the Beacon Seattle & DC Portfolio Properties.

“Debt Service Coverage Ratio (after IO Period)” or “DSCR (after IO Period)” generally means the U/W DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the 12 monthly payments that are due immediately after such interest-only period expires. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and the “Footnotes to Appendix B and C” in this prospectus supplement for further information.

“Default Interest” means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

“Discount Rate” means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

•

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“DOL” means the U.S. Department of Labor.

“DTC” means The Depository Trust Company.

“Eligible Account” means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than “A2” by Moody’s and “AA-” by Fitch (or “A-” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F-1” by Fitch), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than “P-1” by Moody’s and “F-1” by Fitch, if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) for so long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary’s or its parent’s (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least “P-1” by Moody’s and “F-1” by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least “Aa3” by Moody’s and “AA-” by Fitch (or “A-” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than “F-1” by Fitch), if the deposits are to be held in the account for more than 30 days, (iv) for so long as Prudential Asset Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with Prudential Trust Bank FSB, a wholly-owned subsidiary of Prudential Financial, Inc., provided that (A) such subsidiary’s debt ratings meet the criteria for Moody’s otherwise set forth above or such other criteria as will not result in the qualification, downgrade or withdrawal with respect to any class of series 2007-PWR16 certificates rated by Moody’s, as confirmed by Moody’s in a written instrument a copy of which is delivered to the trustee (which written instrument may be in the form of a blanket instrument executed by Moody’s relating generally to series of certificates issued in commercial mortgage-backed securities transactions for which PAR serves as master servicer) and (B) such subsidiary’s senior unsecured debt is rated no lower than “A-” by Fitch and such subsidiary’s short-term unsecured debt is rated no lower than “F-1” by Fitch, or if not rated by Fitch, then rated no lower than the equivalent of “A-1” (senior unsecured debt) / “F-1” (short-term unsecured debt) by at least one other nationally recognized statistical rating organization.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

“Euroclear” means The Euroclear System.

“Euroclear Operator” means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

“Event of Default” means, notwithstanding the discussion under “Description of the Pooling and Servicing Agreements—Events of Default” in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2007-PWR16 pooling and servicing agreement:

•

either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer’s collection account or either special servicer’s REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

•

any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator’s distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

•

any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2007-PWR16 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

•

any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2007-PWR16 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR16 pooling and servicing agreement or by series 2007-PWR16 certificateholders entitled to not less than 25% of the series 2007-PWR16 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•

any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2007-PWR16 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-PWR16 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR16 pooling and servicing agreement, by series 2007-PWR16 certificateholders entitled to not less than 25% of the series 2007-PWR16 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•

the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or a special servicer, or the taking by a master servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•

any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2007-PWR16 pooling and servicing agreement to the Trust-Serviced Non-Pooled Noteholder and such failure continues for one business day;

•

a master servicer or a special servicer receives actual knowledge that Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2007-PWR16 certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by Moody’s within 90 days of such actual knowledge by the applicable master servicer or the applicable special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action; and

•

a master servicer ceases to have a master servicer rating of at least “CMS3” from Fitch or the special servicer ceases to have a special servicer rating of at least “CSS3” from Fitch and, in either case, that rating is not reinstated within 30 days.

When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under “Description of the Offered Certificates – Evidence as to Compliance”, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

“Exemption-Favored Party” means any of the following—

•	Bear, Stearns & Co. Inc.,

•	Morgan Stanley & Co. Incorporated,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co. Incorporated, and

•

any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

“Fair Value” means the amount that, in the applicable special servicer’s judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

“FF&E” means furniture, fixtures and equipment.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Fitch” means Fitch, Inc.

“Government Securities” means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Iron Mountain Change of Control Event” means the event that occurs if and for so long as (a) (1) the initial Iron Mountain Non-Pooled Subordinate Loan principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as to principal prepayments or otherwise) allocated to, and received on Iron Mountain Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount for the Iron Mountain Pooled Mortgage Loan and (z) any losses realized with respect to the Iron Mountain Pooled Mortgage Loan, is less than (b) 25% of the excess of (1) the initial Iron Mountain Non-Pooled Subordinate Loan principal balance over (2) any payments of principal (whether as to principal prepayments or otherwise) allocated to and received by, the Iron Mountain Non-Pooled Subordinate Loan Holder on the Iron Mountain Non-Pooled Subordinate Loan.

“Iron Mountain Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Iron Mountain Pooled Mortgage Loan and the Iron Mountain Non-Pooled Subordinate Loan.

“Iron Mountain Loan Group” means the Iron Mountain Pooled Mortgage Loan and the Iron Mountain Non-Pooled Subordinate Loan, together.

“Iron Mountain Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as Iron Mountain.

“Iron Mountain Non-Pooled Subordinate Loan” means the loan with an original principal balance as of $1,500,000 that is secured by the same mortgage instrument encumbering the Iron Mountain Mortgaged Property as the Iron Mountain Pooled Mortgage Loan. The Iron Mountain Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Iron Mountain Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Iron Mountain Non-Pooled Subordinate Loan.

“Iron Mountain Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $5,200,000 that is secured by the Iron Mountain Mortgaged Property.

“Iron Mountain Pooled Mortgage Loan Noteholder” means the holder of the promissory note evidencing the Iron Mountain Pooled Mortgage Loan.

“IRS” means the Internal Revenue Service.

“Issue Date” means the date of initial issuance of the series 2007-PWR16 certificates.

“LaSalle” means LaSalle Bank National Association.

“Leased As-of Date” means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

“LIBOR” or “one-month LIBOR” means, with respect to each interest accrual period for the class A-2FL, A-4FL and A-JFL certificates, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Reuters Screen LIBOR01 Page as the “London Interbank Offering Rate” as of 11:00 a.m., London time, on the date that is two (2) LIBOR business days prior to the interest reset date for that interest accrual period. If such rate does not appear on the Reuters Screen LIBOR01 Page, LIBOR shall be the rate determined (as described below) on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the swap counterparty in its sole discretion (each, a “Reference Bank”) at approximately 11:00 a.m. London time, on the date that is two (2) LIBOR business days prior to the interest reset date for the related interest accrual period to prime banks in the London interbank market for a period of one month commencing on that interest reset date and in an amount that is representative for a single transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that interest reset date will be the rate determined by the swap counterparty to be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR shall be the rate per annum which the swap counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the swap counterparty, at approximately 11:00 a.m. New York City time, on the interest reset date for loans in U.S. dollars to leading European banks for a period of one month commencing on the interest reset date and in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial interest accrual period will be determined two (2) LIBOR business days before the date of initial issuance of the series 2007-PWR16 certificates, provided that for the initial interest accrual period, LIBOR shall be an interpolated percentage to reflect the shorter length of that initial interest accrual period, as set forth in the applicable swap contract. The “interest reset date” for any interest accrual period for the class A-2FL, A-4FL and A-JFL certificates is the date on which the related interest accrual period commences. A “LIBOR business day” is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England. As used herein, “Reuters Screen LIBOR01 Page” means the display designated as the LIBOR01 page on the Reuters Money 3000 Servicer (or such other page as may replace the LIBOR01 page on that service or any successor service for the purposes of displaying LIBOR).

“Lock-out Period” means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

“LTV Ratio at Maturity” generally means the ratio, expressed as a percentage, of (a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and the “Footnotes to Appendix B and C” in this prospectus supplement.

“Material Action” means, for any mortgage loan, other than any mortgage loan in the Beacon Seattle & DC Portfolio Loan Group or the Beaver Brook Apartments Loan Group and except for purposes of the consent rights of the applicable Non-Pooled Subordinate Noteholder under each WFB Mortgage Loan Group, any of the following actions except as otherwise described below:

1.	any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

2.	any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

3.	any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

4.	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

5.	any release of collateral for any mortgage loan;

6.	any acceptance of substitute or additional collateral for a mortgage loan;

7.	any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

8.	any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

9.	any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

10.	any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

Notwithstanding the foregoing, for purposes of the general approval rights of the series 2007-PWR16 controlling class representative, the following Material Actions will not require consultation with or consent of the 2007-PWR16 controlling class representative but the applicable special servicer will be required to deliver notice of the action to the series 2007-PWR16 controlling class representative:

•

a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

•

a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

•

any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

•

approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

•

any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

Notwithstanding the foregoing, for purposes of the consent rights of the applicable Non-Pooled Subordinate Noteholder under each WFB Mortgage Loan Group, a “Material Action” will consist of any amendment, deferral, extension, waiver or other modification of such WFB Mortgage Loan Group which:

•	adversely affects the lien priority of the related mortgage;

•	increases the interest rate or principal amount of the related WFB A-Note Pooled Mortgage Loan;

•	increases in any other material respect any monetary obligations of the related borrower under the mortgage loan documents;

•

decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the related Non-Pooled Subordinate Loan or forgives, waives, decreases, defers or releases all or any portion of the related Non-Pooled Subordinate Loan;

•	shortens the scheduled maturity date of the related WFB A-Note Pooled Mortgage Loan;

•	increases the term of the related Non-Pooled Subordinate Loan to a date occurring after the maturity date of the related WFB A-Note Pooled Mortgage Loan;

•

accepts a grant of any lien on or security interest in any new collateral not originally granted under the related mortgage loan documents, unless such new collateral also secures the related Non-Pooled Subordinate Loan;

•	modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the related mortgage loan documents;

•	cross-defaults the related WFB A-Note Pooled Mortgage Loan with any other indebtedness;

•	obtains any contingent interest, additional interest or other “kicker” measured on the basis of the cash flow or appreciation of the applicable mortgaged property;

•

releases the lien of the related mortgage as security for the related Non-Pooled Subordinate Loan, except in connection with a payment in full of such WFB Mortgage Loan Group or the release of a de minimis portion of the related mortgaged property or as provided in the related mortgage loan documents in effect at the time of origination of such WFB Mortgage Loan Group;

•	spreads the lien of the related mortgage to encumber additional real property unless such real property shall also secure the related Non-Pooled Subordinate Loan; or

•

extends the period during which voluntary prepayments are prohibited or imposes any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the related WFB A-Note Pooled Mortgage Loan when none is required under the related mortgage loan documents in effect at the origination of such WFB Mortgage Loan Group or after the current maturity date of the related WFB A-Note Pooled Mortgage Loan or increases the amount of such prepayment fee, premium or yield maintenance charge or otherwise modifies any prepayment or defeasance provisions in a manner materially adverse to the related Non-Pooled Subordinate Noteholder.

Also, notwithstanding the foregoing, the following actions generally constitute a “Material Action” for purposes of the Beaver Brook Apartments Loan Group:

•

any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Beaver Brook Apartments Mortgaged Property and the other collateral securing the Beaver Brook Apartments Loan Group;

•

any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Beaver Brook Apartments Loan Group;

•	any proposed successor property manager with respect to, or any material alteration of, the Beaver Brook Apartments Mortgaged Property;

•

any waiver of the requirements under the Beaver Brook Apartments Loan Group with respect to property insurers or the manner in which payments or other collections on the Beaver Brook Apartments Loan Group are held and/or invested;

•	any proposed sale of the Beaver Brook Apartments Mortgaged Property or transfer of an interest in the related borrower or the Beaver Brook Apartments Mortgaged Property;

•	any acceptance of a discounted payoff of the Beaver Brook Apartments Loan Group;

•

any determination to bring the Beaver Brook Apartments Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Beaver Brook Apartments Mortgaged Property;

•

any release of collateral for the Beaver Brook Apartments Loan Group (other than in accordance with the terms of, or upon satisfaction of, the Beaver Brook Apartments Loan Group) or any release of the related borrower or any guarantor;

•	any acceptance of substitute or additional collateral for the Beaver Brook Apartments Loan Group (other than in accordance with the terms of the related loan documents);

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the Beaver Brook Apartments Loan Group;

•

the appointment or removal of any sub-servicer for the Beaver Brook Apartments Loan Group (other than in connection with the Trustee becoming the successor servicer or special servicer pursuant to the terms of the Pooling and Servicing Agreement);

•

any renewal or replacement of the then existing insurance policies with respect to the Beaver Brook Apartments Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if mortgagee’s approval is required under the related loan documents;

•	the approval of a material capital expenditure, if mortgagee’s approval is required under the related Loan Documents;

•	the approval of additional indebtedness secured by the Beaver Brook Apartments Mortgaged Property, to the extent mortgagee’s approval is required under the related loan documents; and

•	any adoption or approval of a plan in bankruptcy of the related borrower.

“Millennium I, II, & III Loan Group” means, collectively, the Millennium I, II, & III Pooled Mortgage Loan and the Millennium I, II, & III Non-Pooled Subordinate Loan.

“Millennium I, II, & III Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as “Millennium I, II, & III”.

“Millennium I, II, & III Non-Pooled Subordinate Loan” means the loan in the original principal amount of $2,500,000 that is secured by the same mortgage instruments encumbering the Millennium I, II, & III Mortgaged Property as the Millennium I, II, & III Pooled Mortgage Loan and is subordinate in right of payment to the Millennium I, II, & III Pooled Mortgage Loan.

“Millennium I, II, & III Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Millennium I, II, & III Non-Pooled Subordinate Loan.

“Millennium I, II, & III Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $46,000,000 that is secured by the mortgage instruments encumbering the Millennium I, II, & III Mortgaged Property.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Loan Group” means any of the Beacon Seattle & DC Portfolio Loan Group, the 32 Sixth Avenue Loan Group, the Millennium I, II, & III Loan Group, the North Grand Mall Loan Group, the Beaver Brook Apartments Loan Group, the Iron Mountain Loan Group, the Rockside Road Portfolio Loan Group, the New Vision Office Park Loan Group, the Sinking Springs Plaza and the Sackett Industrial Center Loan Group, as applicable.

“Mortgage Loan Group Intercreditor Agreement” means the Beacon Seattle & DC Portfolio Intercreditor Agreement, the 32 Sixth Avenue Intercreditor Agreement, the Millennium I, II, & III Intercreditor Agreement, the North Grand Mall Intercreditor Agreement, the Beaver Brook Apartments Intercreditor Agreement, the Iron Mountain Intercreditor Agreement, the Rockside Road Portfolio Intercreditor Agreement, the New Vision Office Park Intercreditor Agreement, the Sinking Springs Plaza and the Sackett Industrial Center Intercreditor Agreement, as applicable.

“Mortgage Pass-Through Rate” means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

•

in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

•	in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.	the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

2.	the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator’s distribution account to the certificate administrator’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March in any year subsequent to 2007 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator’s interest reserve account to the certificate administrator’s distribution account during that month.

The Mortgage Pass-Through Rate of each pooled mortgage loan:

•

will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

•	in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

“MSCI 2007-IQ14” means the commercial mortgage securitization known as the Morgan Stanley Capital I Trust 2007-IQ14.

“MSCI 2007-IQ14 Master Servicer” means the applicable “master servicer” under the MSCI 2007-IQ14 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

“MSCI 2007-IQ14 Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley Capital I Inc., as depositor, Capmark Finance, Inc., as Capmark master servicer, Wells Fargo Bank, National Association, as Wells Fargo master servicer, Prudential Asset Resources, Inc., as PMCF master servicer, Centerline Servicing Inc., as special servicer, The Bank of New York Trust Company, National Association, as trustee, and LaSalle Bank National Association as paying agent, certificate registrar, authenticating agent and custodian.

“MSCI 2007-IQ14 Special Servicer” means the “special servicer” under the MSCI 2007-IQ14 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is CSI.

“MSCI 2007-IQ14 Trustee” means the “trustee” under the MSCI 2007-IQ14 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is The Bank of New York Trust Company, National Association.

“Nationwide Life” means Nationwide Life Insurance Company.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

•	the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

“New Vision Office Park Loan Group” means, collectively, the New Vision Office Park Pooled Mortgage Loan and the New Vision Office Park Non-Pooled Subordinate Loan.

“New Vision Office Park Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as “New Vision Office Park”.

“New Vision Office Park Non-Pooled Subordinate Loan” means the loan in the original principal amount of $368,000 that is secured by the same mortgage instruments encumbering the New Vision Office Park Mortgaged Property as the New Vision Office Park Pooled Mortgage Loan and is subordinate in right of payment to the New Vision Office Park Pooled Mortgage Loan.

“New Vision Office Park Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the New Vision Office Park Non-Pooled Subordinate Loan.

“New Vision Office Park Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $8,425,000 that is secured by the mortgage instruments encumbering the New Vision Office Park Mortgaged Property.

“Non-Pooled Mortgage Loan” means any of the Beacon Seattle & DC Portfolio Non-Pooled Mortgage Loans, the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan, the Millennium I, II, & III Non-Pooled Subordinate Loan, the North Grand Mall Non-Pooled Subordinate Loan, the Beaver Brook Apartments Non-Pooled Mortgage Loan, the Iron Mountain Non-Pooled Subordinate Loan, the Rockside Road Portfolio Non-Pooled Subordinate Loan, the New Vision Office Park Non-Pooled Subordinate Loan, the Sinking Springs Plaza Non-Pooled Subordinate Loan and the Sackett Industrial Center Non-Pooled Subordinate Loan, as applicable.

“Non-Pooled Subordinate Loan” means any of the Millennium I, II, & III Non-Pooled Subordinate Loan, the Beaver Brook Apartments Non-Pooled Mortgage Loan (unless it has become pari passu in right of payment with the Beaver Brook Apartments Pooled Mortgage Loan as described in this prospectus supplement), the North Grand Mall Non-Pooled Subordinate Loan, the Iron Mountain Non-Pooled Subordinate Loan, the Rockside Road Portfolio Non-Pooled Subordinate Loan, the New Vision Office Park Non-Pooled Subordinate Loan, the Sinking Springs Plaza Non-Pooled Subordinate Loan and the Sackett Industrial Center Non-Pooled Subordinate Loan, as applicable.

“Non-Pooled Subordinate Noteholder” means any of the holders of the promissory note evidencing a Non-Pooled Subordinate Loan.

“Non-Trust-Serviced Pooled Mortgage Loan” means the Beacon Seattle & DC Portfolio Pooled Mortgage Loan.

“Non-Trust Servicing Agreement” means the MSCI 2007-IQ14 Pooling and Servicing Agreement.

“North Grand Mall Intercreditor Agreement” means the intercreditor agreement between the initial holders of the North Grand Mall Pooled Mortgage Loan and the North Grand Mall Non-Pooled Subordinate Loan.

“North Grand Mall Loan Group” means the North Grand Mall Pooled Mortgage Loan and the North Grand Mall Non-Pooled Subordinate Loan, together.

“North Grand Mall Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as North Grand Mall.

“North Grand Mall Non-Pooled Subordinate Loan” means the loan with an original principal balance as of $1,880,000 that is secured by the same mortgage instrument encumbering the North Grand Mall Mortgaged Property as the North Grand Mall Pooled Mortgage Loan. The North Grand Mall Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“North Grand Mall Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the North Grand Mall Non-Pooled Subordinate Loan.

“North Grand Mall Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $32,000,000 that is secured by the North Grand Mall Mortgaged Property.

“NRA” means net rentable area.

“NRSF” means net rentable square feet.

“PAR” means Prudential Asset Resources, Inc.

“Party in Interest” means any person that is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Internal Revenue Code.

“PCFII” means Principal Commercial Funding II, LLC.

“Percent Leased” means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

“Permitted Encumbrances” means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following—

•	the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

•

covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

exceptions and exclusions specifically referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

•	if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

•	if the related mortgaged property is a unit in a condominium, the related condominium declaration.

“Permitted Investments” means the United States government securities and other investment grade obligations specified in the series 2007-PWR16 pooling and servicing agreement.

“Plan” means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including any individual retirement account or Keogh Plan.

“PMCC” means Prudential Mortgage Capital Company, LLC.

“PMCF” means Prudential Mortgage Capital Funding, LLC.

“PMCF Mortgage Loan Group” means any of the North Grand Mall Loan Group, the Beaver Brook Apartments Loan Group, the Rockside Road Portfolio Loan Group and the Sackett Industrial Center Loan Group, as applicable.

“Post-ARD Additional Interest” means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

“Prepayment Interest Excess” means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2007-PWR16 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

“Prepayment Interest Shortfall” means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2007-PWR16 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

“Prepayment Premium” means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.

all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

2.	all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of pooled mortgage loans, if any, on which scheduled payments are due after the seventh day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

3.	all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

4.	all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan’s modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certain Remittance Provisions and Coverage for Related Potential Shortfalls”.

In general, for purposes of determining the portion of the Principal Distribution Amount that is attributable to loan group 1 or loan group 2—

•

any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied—

1.	first, as a reduction of the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan (until such portion, net of all subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group, is equal to zero), and

2.	then, as a reduction of the portion of the Principal Distribution Amount that is otherwise attributable to the other loan group (until such portion, net of all such subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all subtractions as described in this clause 2, is equal to zero); and

•

any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied—

1.	first, if the attributable portion of the Principal Distribution Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in the same loan group as that particular pooled mortgage loan, as an increase in the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that does not include that pooled mortgage loan, until the cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the attributable portion of Principal Distribution Amount for that loan group on account of pooled mortgage loans not included in that loan group, and

2.	then, as an increase in the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal Distribution Amount for any distribution date.

“PSF” means per square foot.

“PTE” means prohibited transaction exemption.

“Purchase Option” means, with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the purchase option described under “Servicing of the Mortgage Loans Under the Series 2007-PWR16 Pooling and Servicing Agreement—Fair Value Purchase Option” in this prospectus supplement.

“Purchase Price” means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that mortgage loan;

•	all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

•	all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

•	all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

•	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

•

in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Rating Agency” means each of Moody’s and Fitch.

“Realized Losses” means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer (or, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the applicable master servicer and/or the special servicer under the Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC” means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code.

“REO Property” means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO Property, it will be held on behalf of, and in the name of, the trustee under the Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Mortgage Loans. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean any beneficial interest owned by the series 2007-PWR16 trust fund in a related mortgaged property that has been acquired in the manner described above.

“Required Claims-Paying Ratings” means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, “A2” by Moody’s and “A-” by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, “A2” by Moody’s and “A-” by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, “A2” by Moody’s and “A-” by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the Rating Agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

“Restricted Group” means, collectively, the following persons and entities—

•	the trustee,

•	the Exemption-Favored Parties,

•	us,

•	the master servicers,

•	the special servicers,

•	the primary servicers,

•	any sub-servicers,

•	any person responsible for servicing the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property,

•	the mortgage loan sellers,

•	the swap counterparty,

•	the swap counterparty guarantor,

•

each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

•	any and all affiliates of any of the aforementioned persons.

“Rockside Road Portfolio Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Rockside Road Portfolio Pooled Mortgage Loan and the Rockside Road Portfolio Non-Pooled Subordinate Loan.

“Rockside Road Portfolio Loan Group” means the Rockside Road Portfolio Pooled Mortgage Loan and the Rockside Road Portfolio Non-Pooled Subordinate Loan, together.

“Rockside Road Portfolio Mortgaged Property” means the mortgaged properties identified on Appendix B to this prospectus supplement as Rockside Road Portfolio, collectively.

“Rockside Road Portfolio Non-Pooled Subordinate Loan” means the loan with an original principal balance as of $340,000 that is secured by the same mortgage instrument encumbering the Rockside Road Portfolio Mortgaged Property as the Rockside Road Portfolio Pooled Mortgage Loan. The Rockside Road Portfolio Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Rockside Road Portfolio Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Rockside Road Portfolio Non-Pooled Subordinate Loan.

“Rockside Road Portfolio Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $10,160,000 that is secured by the Rockside Road Portfolio Mortgaged Property.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sackett Industrial Center Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Sackett Industrial Center Pooled Mortgage Loan and the Sackett Industrial Center Non-Pooled Subordinate Loan.

“Sackett Industrial Center Loan Group” means the Sackett Industrial Center Pooled Mortgage Loan and the Sackett Industrial Center Non-Pooled Subordinate Loan, together.

“Sackett Industrial Center Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as Sackett Industrial Center.

“Sackett Industrial Center Non-Pooled Subordinate Loan” means the loan with an original principal balance as of $400,000 that is secured by the same mortgage instrument encumbering the Sackett Industrial Center Mortgaged Property as the Sackett Industrial Center Pooled Mortgage Loan. The Sackett Industrial Center Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Sackett Industrial Center Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Sackett Industrial Center Non-Pooled Subordinate Loan.

“Sackett Industrial Center Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $6,480,000 that is secured by the Sackett Industrial Center Mortgaged Property.

“SEC” means the Securities and Exchange Commission.

“Servicing Function Participant” means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

“Servicing Standard” means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the series 2007-PWR16 pooling and servicing agreement:

•

in the best interests and for the benefit of the series 2007-PWR16 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2007-PWR16 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any Non-Pooled Subordinate Loan, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement),

•

in accordance with any and all applicable laws, the terms of the series 2007-PWR16 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced Mortgage Loan Group, the terms of the related Mortgage Loan Group Intercreditor Agreement, and

•	to the extent consistent with the foregoing, in accordance with the following standards:

•

with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series 2007-PWR16 pooling and servicing agreement;

•	with a view to—

1.	in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under those mortgage loans,

2.	in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

3.	in the case of the special servicers, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to the series 2007-PWR16 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2007-PWR16 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole, on a present value basis (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any Non-Pooled Subordinate Loans, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement); and

without regard to—

1.	any known relationship that the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the series 2007-PWR16 pooling and servicing agreement,

2.	the ownership of any series 2007-PWR16 certificate or any interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the applicable special servicer, as the case may be, or by any of its affiliates,

3.	the obligation of the applicable master servicer to make advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2007-PWR16 pooling and servicing agreement,

4.	the obligation of the applicable special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2007-PWR16 pooling and servicing agreement,

5.	the right of the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2007-PWR16 pooling and servicing agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.	the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.	the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

For the avoidance of doubt, the foregoing standards will apply with respect to the Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related REO Property pursuant to the series 2007-PWR16 pooling and servicing agreement.

“Servicing Transfer Event” means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) and the Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

1.	the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

2.	the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.	the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.	the applicable master servicer determines that a non-payment default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2007-PWR16 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

5.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

A Servicing Transfer Event will cease to exist, if and when:

•

with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

•	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

•	with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

•	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

“SF” means square feet.

“Specially Designated Defaulted Pooled Mortgage Loan” means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B) either (i) is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

“Sinking Springs Plaza Loan Group” means, collectively, the Sinking Springs Plaza Pooled Mortgage Loan and the Sinking Springs Plaza Non-Pooled Subordinate Loan.

“Sinking Springs Plaza Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as “Sinking Springs Plaza”.

“Sinking Springs Plaza Non-Pooled Subordinate Loan” means the loan in the original principal amount of $412,500 that is secured by the same mortgage instruments encumbering the Sinking Springs Plaza Mortgaged Property as the Sinking Springs Plaza Pooled Mortgage Loan and is subordinate in right of payment to the Sinking Springs Plaza Pooled Mortgage Loan.

“Sinking Springs Plaza Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Sinking Springs Plaza Non-Pooled Subordinate Loan.

“Sinking Springs Plaza Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $6,600,000 that is secured by the mortgage instruments encumbering the Sinking Springs Plaza Mortgaged Property.

“Stated Principal Balance” means, for each mortgage loan in the trust fund, a principal amount that:

•

will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

•

will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See “Description of the Offered Certificates — Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that mortgage loan during the related collection period.

However, the “Stated Principal Balance” of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

“Stated Remaining Term to Maturity or ARD” means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

“Structuring Assumptions” means, collectively, the following assumptions regarding the series 2007-PWR16 certificates and the mortgage loans in the trust fund:

•

except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

•	the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2007-PWR16 certificates is as described in this prospectus supplement;

•	the pass-through rate for each interest-bearing class of series 2007-PWR16 certificates and Class A Regular Interests is as described in this prospectus supplement;

•	no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

•

no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2007-PWR16 pooling and servicing agreement or the Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the servicer report administrator fees and the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the administrative fees payable with respect thereto under the Non-Trust Servicing Agreement;

•

there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2007-PWR16 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that is not related to an ARD provision and is scheduled to occur as a result of loan-specific interest rate provisions (if any) that are described on the “Footnotes to Appendix B and C” in this prospectus supplement;

•

each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•

all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•

no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•

except as described in the next succeeding bullet, no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

•	each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

•

the borrower under the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Remington at Valley Ranch has exercised its one-time option to replace its option to defease the pooled mortgage loan with an option to voluntarily prepay the pooled mortgage loan;

•

except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Mortgage Loan(s)) in any Mortgage Loan Group)) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

•	no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

•

no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “Description of the Offered Certificates—Termination of the Series 2007-PWR16 Pooling and Servicing Agreement”;

•

no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

•	payments on the offered certificates are made on the 11th day of each month, commencing in July 2007; and

•	the offered certificates are settled with investors on June 27, 2007.

“Trust-Serviced Mortgage Loan Group” means the 32 Sixth Avenue Loan Group, the Millennium I, II, & III Loan Group, the North Grand Mall Loan Group, the Beaver Brook Apartments Loan Group, the Iron Mountain Loan Group, the Rockside Road Portfolio Loan Group, the New Vision Office Park Loan Group, the Sinking Springs Plaza Loan Group and the Sackett Industrial Center Loan Group, as applicable.

“Trust-Serviced Non-Pooled Mortgage Loan” means the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan, the Millennium I, II, & III Non-Pooled Subordinate Loan, the North Grand Mall Non-Pooled Subordinate Loan, the Beaver Brook Apartments Non-Pooled Mortgage Loan, the Iron Mountain Non-Pooled Subordinate Loan, the Rockside Road Portfolio Non-Pooled Subordinate Loan, the New Vision Office Park Non-Pooled Subordinate Loan, the Sinking Springs Plaza Non-Pooled Subordinate Loan and the Sackett Industrial Center Non-Pooled Subordinate Loan, as applicable.

“Trust-Serviced Non-Pooled Noteholder” means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

“Underwriter Exemption” means PTE 90-30 issued to Bear, Stearns & Co. Inc. or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be subsequently amended after the closing date.

“Underwritten Net Cash Flow” or “Underwritten NCF” means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. See the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for information regarding the Underwritten Net Cash Flow of the Beacon Seattle & DC Portfolio Properties.

“Underwritten Net Operating Income” or “Underwritten NOI” means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions. See the “Footnotes to Appendix B and C” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” for information regarding the Underwritten Net Operating Income of the Beacon Seattle & DC Portfolio Properties.

“Weighted Average Pool Pass-Through Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“WFB” means Wells Fargo Bank, National Association.

“WFB A-Note Pooled Mortgage Loan” means any of the Millennium I, II, & III Pooled Mortgage Loan, New Vision Office Park Pooled Mortgage Loan, and the Sinking Springs Plaza Pooled Mortgage Loan, as applicable.

“WFB Mortgage Loan Group” means the Millennium I, II, & III Loan Group, the New Vision Office Park Loan Group and the Sinking Springs Plaza Loan Group, as applicable.

“Yield Maintenance Charge” means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Schedule I

Amortization Schedule

Iron Mountain

Period	Date	Balance ($)	Principal ($)
0	6/1/2007	5,200,000.00	—
1	7/1/2007	5,200,000.00	—
2	8/1/2007	5,200,000.00	—
3	9/1/2007	5,200,000.00	—
4	10/1/2007	5,200,000.00	—
5	11/1/2007	5,200,000.00	—
6	12/1/2007	5,200,000.00	—
7	1/1/2008	5,200,000.00	—
8	2/1/2008	5,200,000.00	—
9	3/1/2008	5,200,000.00	—
10	4/1/2008	5,200,000.00	—
11	5/1/2008	5,200,000.00	—
12	6/1/2008	5,200,000.00	—
13	7/1/2008	5,200,000.00	—
14	8/1/2008	5,200,000.00	—
15	9/1/2008	5,200,000.00	—
16	10/1/2008	5,200,000.00	—
17	11/1/2008	5,200,000.00	—
18	12/1/2008	5,194,126.06	5,873.94
19	1/1/2009	5,188,995.34	5,130.72
20	2/1/2009	5,183,841.06	5,154.28
21	3/1/2009	5,176,359.76	7,481.30
22	4/1/2009	5,171,147.46	5,212.30
23	5/1/2009	5,165,145.33	6,002.13
24	6/1/2009	5,159,881.54	5,263.79
25	7/1/2009	5,153,829.35	6,052.19
26	8/1/2009	5,148,513.61	5,315.74
27	9/1/2009	5,143,173.46	5,340.15
28	10/1/2009	5,137,047.03	6,126.43
29	11/1/2009	5,131,654.23	5,392.80
30	12/1/2009	5,125,476.61	6,177.62
31	1/1/2010	5,120,030.68	5,445.93
32	2/1/2010	5,114,559.75	5,470.93
33	3/1/2010	5,106,791.13	7,768.62
34	4/1/2010	5,101,259.41	5,531.72
35	5/1/2010	5,094,946.74	6,312.67
36	6/1/2010	5,089,360.64	5,586.10
37	7/1/2010	5,082,995.10	6,365.54
38	8/1/2010	5,077,354.12	5,640.98
39	9/1/2010	5,071,687.25	5,666.87
40	10/1/2010	5,065,243.18	6,444.07
41	11/1/2010	5,059,520.70	5,722.48

Period	Date	Balance ($)	Principal ($)
42	12/1/2010	5,053,022.57	6,498.13
43	1/1/2011	5,047,243.97	5,778.60
44	2/1/2011	5,041,438.85	5,805.12
45	3/1/2011	5,033,366.99	8,071.86
46	4/1/2011	5,027,498.15	5,868.84
47	5/1/2011	5,020,857.73	6,640.42
48	6/1/2011	5,014,931.45	5,926.28
49	7/1/2011	5,008,235.19	6,696.26
50	8/1/2011	5,002,250.96	5,984.23
51	9/1/2011	4,996,239.25	6,011.71
52	10/1/2011	4,989,459.94	6,779.31
53	11/1/2011	4,983,389.50	6,070.44
54	12/1/2011	4,976,553.09	6,836.41
55	1/1/2012	4,970,423.39	6,129.70
56	2/1/2012	4,964,265.55	6,157.84
57	3/1/2012	4,956,608.91	7,656.64
58	4/1/2012	4,950,387.64	6,221.27
59	5/1/2012	4,943,404.60	6,983.04
60	6/1/2012	4,937,122.71	6,281.89
61	7/1/2012	4,930,080.72	7,041.99
62	8/1/2012	4,923,737.64	6,343.08
63	9/1/2012	4,917,365.44	6,372.20
64	10/1/2012	4,910,235.67	7,129.77
65	11/1/2012	4,903,801.48	6,434.19
66	12/1/2012	4,896,611.44	7,190.04
67	1/1/2013	4,890,114.69	6,496.75
68	2/1/2013	4,883,588.12	6,526.57
69	3/1/2013	4,874,861.64	8,726.48
70	4/1/2013	4,868,265.03	6,596.61
71	5/1/2013	4,860,917.09	7,347.94
72	6/1/2013	4,854,256.46	6,660.63
73	7/1/2013	4,846,846.27	7,410.19
74	8/1/2013	4,840,121.03	6,725.24
75	9/1/2013	4,833,364.91	6,756.12
76	10/1/2013	4,825,861.89	7,503.02
77	11/1/2013	4,819,040.30	6,821.59
78	12/1/2013	4,811,473.63	7,566.67
79	1/1/2014	4,804,585.97	6,887.66
80	2/1/2014	4,797,666.69	6,919.28
81	3/1/2014	4,788,583.88	9,082.81
82	4/1/2014	4,781,591.13	6,992.75
83	5/1/2014	4,773,858.07	7,733.06
84	6/1/2014	4,766,797.70	7,060.37
85	7/1/2014	4,758,998.90	7,798.80
86	8/1/2014	4,751,870.31	7,128.59
87	9/1/2014	4,744,708.99	7,161.32
88	10/1/2014	4,736,812.04	7,896.95
89	11/1/2014	4,729,581.58	7,230.46
90	12/1/2014	4,721,617.42	7,964.16

Period	Date	Balance ($)	Principal ($)
91	1/1/2015	4,714,317.19	7,300.23
92	2/1/2015	4,706,983.45	7,333.74
93	3/1/2015	4,697,524.56	9,458.89
94	4/1/2015	4,690,113.71	7,410.85
95	5/1/2015	4,681,974.18	8,139.53
96	6/1/2015	4,674,491.94	7,482.24
97	7/1/2015	4,666,283.00	8,208.94
98	8/1/2015	4,658,728.71	7,554.29
99	9/1/2015	4,651,139.74	7,588.97
100	10/1/2015	4,642,827.04	8,312.70
101	11/1/2015	—	4,642,827.04

Schedule II

Class A-AB Planned Principal Balances

Distribution Date	Class A-AB Planned Principal Balance ($)	Distribution Date	Class A-AB Planned Principal Balance ($)	Distribution Date	Class A-AB Planned Principal Balance ($)
July 2007	130,700,000.00	September 2010	130,700,000.00	November 2013	95,030,000.00
August 2007	130,700,000.00	October 2010	130,700,000.00	December 2013	92,717,000.00
September 2007	130,700,000.00	November 2010	130,700,000.00	January 2014	90,653,000.00
October 2007	130,700,000.00	December 2010	130,700,000.00	February 2014	88,600,000.00
November 2007	130,700,000.00	January 2011	130,700,000.00	March 2014	85,736,000.00
December 2007	130,700,000.00	February 2011	130,700,000.00	April 2014	83,700,000.00
January 2008	130,700,000.00	March 2011	130,700,000.00	May 2014	81,400,000.00
February 2008	130,700,000.00	April 2011	130,700,000.00	June 2014	79,361,000.00
March 2008	130,700,000.00	May 2011	130,700,000.00	July 2014	76,979,000.00
April 2008	130,700,000.00	June 2011	130,700,000.00	August 2014	74,844,000.00
May 2008	130,700,000.00	July 2011	130,700,000.00	September 2014	72,698,000.00
June 2008	130,700,000.00	August 2011	130,700,000.00	October 2014	70,285,000.00
July 2008	130,700,000.00	September 2011	130,700,000.00	November 2014	68,116,000.00
August 2008	130,700,000.00	October 2011	130,700,000.00	December 2014	65,680,000.00
September 2008	130,700,000.00	November 2011	130,700,000.00	January 2015	63,488,000.00
October 2008	130,700,000.00	December 2011	130,700,000.00	February 2015	61,285,000.00
November 2008	130,700,000.00	January 2012	130,700,000.00	March 2015	58,308,000.00
December 2008	130,700,000.00	February 2012	130,700,000.00	April 2015	56,079,000.00
January 2009	130,700,000.00	March 2012	130,700,000.00	May 2015	43,624,000.00
February 2009	130,700,000.00	April 2012	130,700,000.00	June 2015	41,383,000.00
March 2009	130,700,000.00	May 2012	130,700,000.00	July 2015	38,880,000.00
April 2009	130,700,000.00	June 2012	130,666,773.08	August 2015	36,615,000.00
May 2009	130,700,000.00	July 2012	128,526,000.00	September 2015	34,339,000.00
June 2009	130,700,000.00	August 2012	126,642,000.00	October 2015	31,801,000.00
July 2009	130,700,000.00	September 2012	124,749,000.00	November 2015	24,866,000.00
August 2009	130,700,000.00	October 2012	122,580,000.00	December 2015	22,313,000.00
September 2009	130,700,000.00	November 2012	120,666,000.00	January 2016	19,996,000.00
October 2009	130,700,000.00	Dec 2012	118,478,000.00	February 2016	17,667,000.00
November 2009	130,700,000.00	January 2013	116,543,000.00	March 2016	14,832,000.00
December 2009	130,700,000.00	February 2013	114,599,000.00	April 2016	12,478,000.00
January 2010	130,700,000.00	March 2013	111,853,000.00	May 2016	9,865,000.00
February 2010	130,700,000.00	April 2013	109,885,000.00	June 2016	7,485,000.00
March 2010	130,700,000.00	May 2013	107,645,000.00	July 2016	4,848,000.00
April 2010	130,700,000.00	June 2013	105,656,000.00	August 2016	2,444,000.00
May 2010	130,700,000.00	July 2013	103,394,000.00	September 2016	27,000.00
June 2010	130,700,000.00	August 2013	101,384,000.00	October 2016	0.00
July 2010	130,700,000.00	September 2013	99,364,000.00
August 2010	130,700,000.00	October 2013	97,072,000.00

II-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Appendix A (1)

Mortgage Pool Information

Mortgage Loan Sellers

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Wells Fargo Bank, National Association	128	1,076,019,763	32.5	5.6895	111	1.48		1.40		71.8	67.2
Prudential Mortgage Capital Funding, LLC	39	840,508,652	25.4	5.7867	115	1.48		1.31		70.0	64.4
Bear Stearns Commercial Mortgage, Inc.	31	789,380,393	23.8	5.7529	79	1.40		1.33		67.3	65.0
Principal Commercial Funding II, LLC	39	421,128,348	12.7	5.7550	102	1.39		1.35		69.6	66.5
Nationwide Life Insurance Company	24	186,904,134	5.6	5.8685	119	1.50		1.39		72.4	62.3

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Cut-off Date Balances

Cut-off Date Balance ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
642,511 - 2,000,000	35	48,868,659	1.5	5.9402	115	1.64		1.56		57.9	50.2
2,000,001 - 3,000,000	40	101,150,754	3.1	5.8542	117	1.53		1.42		66.6	57.4
3,000,001 - 5,000,000	53	205,705,634	6.2	5.7882	111	1.45		1.34		69.5	62.2
5,000,001 - 7,000,000	28	167,501,114	5.1	5.7323	103	1.64		1.48		70.3	64.1
7,000,001 - 9,000,000	28	228,036,627	6.9	5.7069	114	1.49		1.35		68.4	61.9
9,000,001 - 11,000,000	18	183,545,713	5.5	5.7980	114	1.49		1.34		68.8	63.4
11,000,001 - 13,000,000	7	80,351,156	2.4	5.7295	109	1.39		1.28		70.8	64.0
13,000,001 - 15,000,000	10	140,925,564	4.3	5.6766	112	1.44		1.32		73.8	69.6
15,000,001 - 17,000,000	10	160,238,218	4.8	5.8603	119	1.44		1.31		72.2	63.8
17,000,001 - 19,000,000	3	54,374,967	1.6	5.5904	106	1.40		1.32		73.3	65.9
19,000,001 - 21,000,000	3	59,630,038	1.8	5.7153	119	1.44		1.19		74.2	69.2
21,000,001 - 31,000,000	8	218,354,792	6.6	5.8100	109	1.39		1.36		74.0	71.0
31,000,001 - 61,000,000	12	476,291,371	14.4	5.6730	107	1.41		1.33		72.8	69.8
61,000,001 - 80,000,000	2	138,560,000	4.2	5.7327	87	1.39		1.28		79.9	77.4
80,000,001 - 100,000,000	1	94,883,998	2.9	6.2240	119	1.88		1.88		60.1	47.1
100,000,001 - 485,522,683	3	955,522,683	28.8	5.7025	88	1.40		1.31		67.5	66.0

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Minimum: $642,511

Maximum: $485,522,683

Average: $12,697,093

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $ 360,000,000 first mortgage loan.

Appendix A (1)

Mortgage Pool Information

States

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
New York	17	461,109,308	13.9	5.6654	114	1.49		1.24		68.8	63.1
California	50	321,677,310	9.7	5.7873	112	1.49		1.34		65.2	60.3
Northern California	21	169,053,314	5.1	5.7788	109	1.45		1.30		66.7	62.7
Southern California	29	152,623,996	4.6	5.7967	115	1.53		1.39		63.5	57.6
Maryland	12	279,723,325	8.4	5.7145	111	1.49		1.48		76.8	75.1
Washington	15	234,430,337	7.1	5.8208	70	1.33		1.31		64.4	62.8
Georgia	10	226,088,867	6.8	5.6411	118	1.33		1.31		71.0	69.0
Texas	39	223,418,340	6.7	5.8019	102	1.61		1.47		66.9	60.7
Virginia	15	207,765,364	6.3	5.8074	76	1.38		1.36		66.3	64.5
District of Columbia	4	147,004,750	4.4	5.7970	59	1.33		1.33		64.2	64.2
Florida	13	138,635,634	4.2	5.7595	111	1.39		1.31		75.1	70.8
Pennsylvania	11	115,010,826	3.5	5.6493	119	1.43		1.20		77.2	70.1
Wisconsin	4	103,129,830	3.1	6.1978	119	1.84		1.83		61.2	48.5
Ohio	9	97,562,875	2.9	5.7944	118	1.35		1.21		75.6	66.8
Tennessee	3	92,750,000	2.8	5.7374	71	1.39		1.38		77.9	77.7
Michigan	9	88,713,687	2.7	5.6010	118	1.54		1.27		77.2	71.2
Nevada	6	65,065,112	2.0	5.6586	112	1.50		1.37		67.6	61.0
Oregon	8	50,367,289	1.5	5.7962	117	1.61		1.47		69.2	60.8
Illinois	7	46,950,945	1.4	5.6223	118	1.48		1.48		68.8	64.9
North Carolina	3	43,297,364	1.3	5.3044	72	1.63		1.58		68.2	66.1
Delaware	4	43,021,749	1.3	5.7320	76	1.20		1.19		78.7	75.8
Colorado	7	40,169,402	1.2	5.7189	116	1.41		1.21		71.2	65.4
Connecticut	5	37,132,672	1.1	5.7872	118	1.42		1.36		73.6	69.5
Arizona	10	33,502,358	1.0	5.8458	115	1.32		1.32		69.4	60.0
Indiana	7	32,915,142	1.0	5.8169	119	1.29		1.24		76.9	66.2
Iowa	1	32,000,000	1.0	6.0200	120	1.35		1.15		80.0	74.9
New Jersey	4	31,825,000	1.0	5.5921	119	1.42		1.42		74.8	74.8
Minnesota	5	29,026,162	0.9	5.7428	118	1.39		1.19		78.5	72.3
Missouri	3	24,910,268	0.8	5.7447	119	1.37		1.32		72.5	61.9
Kansas	1	14,210,000	0.4	5.9100	118	1.43		1.43		64.6	64.6
Hawaii	2	11,760,000	0.4	5.6000	119	1.48		1.48		80.0	80.0
Utah	1	9,500,000	0.3	5.8800	118	1.76		1.48		72.5	65.5
Massachusetts	1	7,475,000	0.2	5.6020	118	1.57		1.29		66.7	62.2
West Virginia	2	6,770,939	0.2	5.6506	117	1.35		1.35		72.2	55.7
Alaska	1	4,440,024	0.1	5.9700	118	1.24		1.24		70.5	57.7
Wyoming	1	4,000,000	0.1	5.8500	82	1.37		1.15		71.4	66.8
Idaho	2	2,647,742	0.1	5.8942	119	1.91		1.91		45.0	38.2
South Dakota	1	2,575,000	0.1	5.6900	120	1.30		1.30		80.0	67.3
Oklahoma	1	1,860,000	0.1	5.8900	119	1.61		1.35		75.0	66.4
Nebraska	1	1,498,668	0.0	5.7350	119	1.96		1.96		37.9	32.0

Total/Weighted Average:	295	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A (1)

Mortgage Pool Information

Property Types

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Office	70	1,279,732,612	38.6	5.7171	91	1.43		1.32		67.1	64.0
Retail	100	873,831,959	26.4	5.6853	117	1.46		1.36		73.1	68.7
Multifamily	38	404,838,666	12.2	5.7050	110	1.31		1.24		71.8	67.8
Industrial	42	356,276,609	10.8	5.7994	104	1.41		1.29		73.1	68.0
Hospitality	11	259,756,968	7.8	6.1072	108	1.74		1.70		67.5	57.3
Self Storage	18	67,139,671	2.0	5.7167	116	1.65		1.58		68.3	63.8
Mixed Use	12	43,546,963	1.3	5.7726	93	1.52		1.30		70.1	64.9
Other	4	28,817,841	0.9	5.7521	119	1.44		1.42		73.3	61.5

Total/Weighted Average:	295	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Mortgage Rates

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
4.1297% - 5.0000%	1	5,200,000	0.2	4.1297	101	2.98		2.29		58.1	51.9
5.0001% - 5.2500%	2	43,440,000	1.3	5.1698	55	1.69		1.69		67.0	67.0
5.2501% - 5.5000%	5	98,900,000	3.0	5.4222	119	1.62		1.59		64.8	64.4
5.5001% - 5.7500%	104	1,618,103,658	48.8	5.6330	114	1.44		1.30		72.0	67.7
5.7501% - 6.0000%	115	1,195,853,293	36.1	5.8297	88	1.40		1.33		68.0	64.3
6.0001% - 6.2500%	22	274,927,541	8.3	6.1228	107	1.62		1.56		68.9	59.9
6.2501% - 6.5000%	12	77,516,797	2.3	6.3941	117	1.42		1.37		73.4	64.3

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Minimum: 4.1297% Maximum: 6.5000% Weighted Average: 5.7477%

Remaining Terms to Stated Maturity or ARD

Remaining Term to Stated Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
52 - 60	23	777,710,223	23.5	5.7563	59	1.42		1.41		66.9	66.6
61 - 84	7	67,359,020	2.0	5.7703	80	1.35		1.32		67.9	66.8
85 - 120	231	2,468,872,046	74.5	5.7443	119	1.46		1.33		71.1	65.3

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Minimum: 52 mos.

Maximum: 120 mos.

Weighted Average: 104 mos.

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5 All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A (1)

Mortgage Pool Information

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1.10 - 1.20	24	219,257,882	6.6	5.7876	110	1.18		1.18		74.3	67.3
1.21 - 1.30	45	321,313,301	9.7	5.8020	116	1.26		1.26		70.2	64.3
1.31 - 1.40	47	1,125,539,874	34.0	5.7646	87	1.35		1.31		70.4	68.2
1.41 - 1.50	63	918,100,141	27.7	5.6787	117	1.46		1.24		71.9	66.8
1.51 - 1.60	33	307,797,216	9.3	5.6792	113	1.55		1.42		68.6	63.9
1.61 - 1.70	13	176,462,826	5.3	5.7486	90	1.67		1.60		73.4	69.6
1.71 - 1.80	3	28,742,500	0.9	5.9111	115	1.74		1.46		73.3	67.8
1.81 - 1.90	3	97,931,369	3.0	6.2124	119	1.88		1.88		59.7	46.8
1.91 - 2.00	6	24,944,067	0.8	5.7334	86	1.95		1.80		56.8	52.4
2.01 - 2.10	7	40,035,000	1.2	5.5632	90	2.07		1.96		51.6	49.7
2.11 - 2.20	4	10,490,608	0.3	5.7959	119	2.18		1.97		49.8	44.3
2.21 - 2.30	4	18,144,306	0.5	5.8948	118	2.27		1.85		54.1	44.8
2.31 - 2.50	2	2,298,023	0.1	5.8609	102	2.33		2.33		34.4	30.2
2.51 - 3.00	5	14,140,390	0.4	5.2157	112	2.82		2.49		43.1	37.8
3.01 - 3.92	2	8,743,787	0.3	5.8099	79	3.71		3.71		32.1	30.7

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Minimum: 1.10x Maximum: 3.92x Weighted Average: 1.45x

Debt Service Coverage Ratios After IO Period

Debt Service Coverage Ratio After IO Period (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1.09 - 1.20	71	800,170,920	24.1	5.7537	114	1.34		1.17		74.9	68.8
1.21 - 1.30	81	870,457,301	26.3	5.7337	116	1.41		1.25		69.4	63.9
1.31 - 1.40	38	989,679,874	29.9	5.7456	83	1.37		1.35		69.7	67.8
1.41 - 1.50	18	154,249,603	4.7	5.7170	118	1.53		1.45		72.7	69.4
1.51 - 1.60	15	153,983,216	4.6	5.6029	113	1.56		1.55		67.7	64.1
1.61 - 1.70	11	153,332,826	4.6	5.7595	83	1.72		1.67		71.3	68.1
1.71 - 1.80	2	6,000,000	0.2	5.6700	120	2.26		1.73		49.6	42.3
1.81 - 1.90	6	113,431,369	3.4	6.1845	119	1.93		1.87		59.5	47.3
1.91 - 2.00	4	13,294,067	0.4	5.6481	89	1.95		1.95		47.0	41.8
2.01 - 2.10	3	27,025,000	0.8	5.5282	77	2.09		2.09		49.6	49.6
2.11 - 2.20	3	6,740,608	0.2	5.8026	119	2.30		2.16		41.8	34.7
2.21 - 2.30	2	8,044,306	0.2	4.6496	107	2.71		2.27		53.3	46.8
2.31 - 2.50	2	2,298,023	0.1	5.8609	102	2.33		2.33		34.4	30.2
2.51 - 3.00	3	6,490,390	0.2	5.8312	118	2.79		2.79		29.9	25.3
3.01 - 3.92	2	8,743,787	0.3	5.8099	79	3.71		3.71		32.1	30.7

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Minimum: 1.09x

Maximum: 3.92x

Weighted Average: 1.35x

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A (1)

Mortgage Pool Information

Cut-Off Date Loan-to-Value Ratios

Cut-Off Date Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
26.4% - 40.0%	10	21,628,689	0.7	5.8343	101	2.97		2.97		32.6	29.1
40.1% - 45.0%	3	7,134,851	0.2	5.6519	118	2.13		2.13		43.1	35.1
45.1% - 50.0%	10	56,042,249	1.7	5.6637	102	1.82		1.74		48.2	43.6
50.1% - 55.0%	7	42,674,480	1.3	5.7387	93	1.73		1.58		53.0	49.0
55.1% - 60.0%	9	31,092,516	0.9	5.6698	115	1.93		1.64		59.0	49.2
60.1% - 65.0%	30	773,955,676	23.4	5.8276	81	1.43		1.40		63.4	60.7
65.1% - 70.0%	60	835,538,954	25.2	5.6683	110	1.46		1.30		67.5	62.9
70.1% - 75.0%	64	543,739,119	16.4	5.8278	115	1.44		1.31		73.1	66.5
75.1% - 80.0%	66	965,184,756	29.1	5.7169	112	1.39		1.29		78.8	74.4
80.1% - 83.8%	2	36,950,000	1.1	5.6645	69	1.19		1.19		80.9	80.9

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Minimum: 26.4% Maximum: 83.8% Weighted Average: 70.0%

Balloon Loan-to-Value Ratios

Balloon Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
22.2% - 30.0%	7	14,714,993	0.4	5.8099	118	2.53		2.53		34.9	25.6
30.1% - 35.0%	4	6,488,604	0.2	5.7109	112	2.12		2.12		39.6	32.5
35.1% - 40.0%	4	17,436,622	0.5	5.8450	99	2.37		2.37		42.2	37.5
40.1% - 45.0%	7	40,941,755	1.2	5.8369	119	1.58		1.48		55.7	42.4
45.1% - 50.0%	14	167,334,625	5.0	6.0024	113	1.84		1.79		57.5	47.3
50.1% - 55.0%	19	81,456,748	2.5	5.7008	104	1.65		1.55		60.9	52.6
55.1% - 60.0%	37	170,341,534	5.1	5.8596	118	1.36		1.32		68.0	57.3
60.1% - 65.0%	59	1,247,542,657	37.6	5.7696	94	1.41		1.30		66.5	63.3
65.1% - 70.0%	57	639,638,496	19.3	5.6870	109	1.42		1.31		72.5	67.3
70.1% - 75.0%	37	453,510,256	13.7	5.7195	116	1.44		1.25		78.2	73.1
75.1% - 83.8%	16	474,535,000	14.3	5.6639	101	1.38		1.38		78.7	78.7

Total/Weighted Average:	261	$3,313,941,289	100.0%	5.7477%	104	1.45	x	1.35	x	70.0%	65.6%

Minimum: 22.2%

Maximum: 83.8%

Weighted Average: 65.6%

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A (1)

Group 1

Mortgage Pool Information

Mortgage Loan Sellers

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Wells Fargo Bank, National Association	117	1,014,432,472	35.0	5.6874	110	1.48		1.40		71.7	67.2
Prudential Mortgage Capital Funding, LLC	31	757,808,652	26.1	5.7926	119	1.50		1.32		69.7	63.7
Bear Stearns Commercial Mortgage, Inc.	23	743,137,433	25.6	5.7612	79	1.39		1.33		67.1	65.1
Principal Commercial Funding II, LLC	30	248,529,357	8.6	5.7997	89	1.49		1.42		69.9	65.7
Nationwide Life Insurance Company	21	137,536,133	4.7	5.9066	118	1.58		1.45		70.3	60.7

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Cut-off Date Balances

Cut-off Date Balance ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
642,511 - 2,000,000	33	46,450,681	1.6	5.9386	115	1.66		1.58		57.2	49.6
2,000,001 - 3,000,000	37	94,177,422	3.2	5.8500	117	1.54		1.43		65.9	56.7
3,000,001 - 5,000,000	37	140,868,415	4.9	5.7994	118	1.49		1.39		68.7	60.9
5,000,001 - 7,000,000	24	144,257,114	5.0	5.7402	105	1.64		1.50		70.8	64.5
7,000,001 - 9,000,000	24	196,038,996	6.8	5.7024	116	1.50		1.36		69.1	62.9
9,000,001 - 11,000,000	16	162,585,002	5.6	5.8111	113	1.49		1.34		69.1	64.0
11,000,001 - 13,000,000	6	67,851,156	2.3	5.7239	107	1.37		1.29		70.2	63.0
13,000,001 - 15,000,000	9	127,725,564	4.4	5.6866	111	1.44		1.33		74.2	70.1
15,000,001 - 17,000,000	10	160,238,218	5.5	5.8603	119	1.44		1.31		72.2	63.8
17,000,001 - 19,000,000	3	54,374,967	1.9	5.5904	106	1.40		1.32		73.3	65.9
19,000,001 - 21,000,000	3	59,630,038	2.1	5.7153	119	1.44		1.19		74.2	69.2
21,000,001 - 31,000,000	6	160,679,792	5.5	5.8592	117	1.45		1.41		72.2	68.1
31,000,001 - 61,000,000	8	297,600,000	10.3	5.6656	100	1.52		1.39		73.3	69.9
61,000,001 - 81,000,000	2	138,560,000	4.8	5.7327	87	1.39		1.28		79.9	77.4
81,000,001 - 485,522,683	4	1,050,406,681	36.2	5.7496	91	1.44		1.36		66.9	64.3

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Minimum: $ 642,511

Maximum: $ 485,522,683

Average: $ 13,069,568

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $ 360,000,000 first mortgage loan.

Appendix A (1)

Group 1

Mortgage Pool Information

States

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
New York	10	425,086,349	14.7	5.6674	117	1.50		1.25		68.9	63.2
California	47	311,628,421	10.7	5.7884	112	1.49		1.34		65.1	60.1
Northern California	20	164,503,314	5.7	5.7809	109	1.45		1.30		66.8	62.8
Southern California	27	147,125,106	5.1	5.7966	115	1.54		1.39		63.2	57.2
Maryland	12	279,723,325	9.6	5.7145	111	1.49		1.48		76.8	75.1
Washington	14	223,689,626	7.7	5.8199	68	1.34		1.31		64.9	63.6
Virginia	15	207,765,364	7.2	5.8074	76	1.38		1.36		66.3	64.5
Texas	36	200,118,340	6.9	5.7983	103	1.62		1.50		67.0	60.5
District of Columbia	4	147,004,750	5.1	5.7970	59	1.33		1.33		64.2	64.2
Florida	11	107,160,634	3.7	5.7626	111	1.42		1.33		74.4	69.1
Wisconsin	4	103,129,830	3.6	6.1978	119	1.84		1.83		61.2	48.5
Pennsylvania	10	101,810,826	3.5	5.6583	119	1.43		1.20		78.2	70.7
Tennessee	3	92,750,000	3.2	5.7374	71	1.39		1.38		77.9	77.7
Georgia	7	83,365,497	2.9	5.5849	115	1.48		1.43		72.1	66.7
Michigan	8	78,493,687	2.7	5.6083	118	1.52		1.26		76.8	71.1
Nevada	6	65,065,112	2.2	5.6586	112	1.50		1.37		67.6	61.0
Ohio	5	47,900,000	1.7	5.8153	116	1.45		1.21		73.0	67.2
Illinois	7	46,950,945	1.6	5.6223	118	1.48		1.48		68.8	64.9
Oregon	6	41,532,289	1.4	5.8428	117	1.52		1.43		72.6	63.5
North Carolina	2	40,250,000	1.4	5.2639	68	1.66		1.60		68.0	66.5
Colorado	7	40,169,402	1.4	5.7189	116	1.41		1.21		71.2	65.4
Iowa	1	32,000,000	1.1	6.0200	120	1.35		1.15		80.0	74.9
Arizona	9	29,902,358	1.0	5.8429	114	1.32		1.32		70.0	60.6
Connecticut	4	29,340,000	1.0	5.8609	118	1.40		1.34		76.1	73.7
Minnesota	4	27,907,073	1.0	5.7297	118	1.40		1.18		78.4	72.5
New Jersey	3	26,825,000	0.9	5.5701	119	1.46		1.46		75.1	75.1
Indiana	4	20,580,829	0.7	5.8073	119	1.34		1.25		75.4	65.7
Missouri	2	19,110,268	0.7	5.7096	119	1.33		1.33		70.4	59.4
Kansas	1	14,210,000	0.5	5.9100	118	1.43		1.43		64.6	64.6
Delaware	3	12,021,749	0.4	5.9434	118	1.28		1.23		74.4	64.2
Hawaii	2	11,760,000	0.4	5.6000	119	1.48		1.48		80.0	80.0
Utah	1	9,500,000	0.3	5.8800	118	1.76		1.48		72.5	65.5
Massachusetts	1	7,475,000	0.3	5.6020	118	1.57		1.29		66.7	62.2
West Virginia	2	6,770,939	0.2	5.6506	117	1.35		1.35		72.2	55.7
Alaska	1	4,440,024	0.2	5.9700	118	1.24		1.24		70.5	57.7
Idaho	2	2,647,742	0.1	5.8942	119	1.91		1.91		45.0	38.2
Oklahoma	1	1,860,000	0.1	5.8900	119	1.61		1.35		75.0	66.4
Nebraska	1	1,498,668	0.1	5.7350	119	1.96		1.96		37.9	32.0

Total/Weighted Average:	256	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note - B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note - A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A (1)

Group 1

Mortgage Pool Information

Property Types

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Office	70	1,279,732,612	44.1	5.7171	91	1.43		1.32		67.1	64.0
Retail	100	873,831,959	30.1	5.6853	117	1.46		1.36		73.1	68.7
Industrial	42	356,276,609	12.3	5.7994	104	1.41		1.29		73.1	68.0
Hospitality	11	259,756,968	9.0	6.1072	108	1.74		1.70		67.5	57.3
Self Storage	18	67,139,671	2.3	5.7167	116	1.65		1.58		68.3	63.8
Mixed Use	10	32,303,963	1.1	5.8153	105	1.54		1.33		70.6	64.9
Other	4	28,817,841	1.0	5.7521	119	1.44		1.42		73.3	61.5
Multifamily	1	3,584,424	0.1	5.5800	117	1.35		1.35		72.2	55.7

Total/Weighted Average:	256	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Mortgage Rates

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
4.1297% - 5.2500%	3	48,640,000	1.7	5.0586	60	1.83		1.75		66.1	65.4
5.2501% - 5.5000%	5	98,900,000	3.4	5.4222	119	1.62		1.59		64.8	64.4
5.5001% - 5.7500%	81	1,287,445,114	44.4	5.6249	116	1.48		1.32		71.9	67.3
5.7501% - 6.0000%	102	1,122,132,016	38.7	5.8290	86	1.40		1.34		67.9	64.4
6.0001% - 6.2500%	20	269,008,452	9.3	6.1249	108	1.63		1.57		68.8	59.7
6.2501% - 6.5000%	11	75,318,465	2.6	6.3959	117	1.42		1.37		73.4	64.3

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Minimum: 4.1297% Maximum: 6.5000% Weighted Average: 5.7538% Remaining Terms to Stated Maturity or ARD

Remaining Term to Stated Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
52 - 60	15	710,092,223	24.5	5.7626	59	1.43		1.43		66.4	66.3
61 - 84	5	58,559,020	2.0	5.7443	81	1.35		1.35		67.2	66.5
85 - 120	202	2,132,792,804	73.5	5.7511	118	1.49		1.35		71.0	64.9

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Minimum: 52 mos.

Maximum: 120 mos.

Weighted Average: 103 mos.

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A (1)

Group 1

Mortgage Pool Information

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1.10 - 1.20	16	74,750,823	2.6	5.9225	117	1.18		1.18		68.1	56.8
1.21 - 1.30	34	175,638,790	6.1	5.8928	114	1.25		1.25		71.9	62.7
1.31 - 1.40	44	1,112,539,874	38.3	5.7632	87	1.35		1.31		70.3	68.2
1.41 - 1.50	53	850,788,469	29.3	5.6800	118	1.46		1.24		72.1	67.0
1.51 - 1.60	30	292,448,216	10.1	5.6709	115	1.56		1.43		69.0	64.2
1.61 - 1.70	11	158,642,826	5.5	5.7573	87	1.67		1.62		72.8	69.5
1.71 - 1.80	3	28,742,500	1.0	5.9111	115	1.74		1.46		73.3	67.8
1.81 - 1.90	3	97,931,369	3.4	6.2124	119	1.88		1.88		59.7	46.8
1.91 - 2.00	6	24,944,067	0.9	5.7334	86	1.95		1.80		56.8	52.4
2.01 - 2.10	5	31,200,000	1.1	5.5592	83	2.08		2.04		51.2	50.2
2.11 - 2.20	4	10,490,608	0.4	5.7959	119	2.18		1.97		49.8	44.3
2.21 - 2.30	4	18,144,306	0.6	5.8948	118	2.27		1.85		54.1	44.8
2.31 - 2.50	2	2,298,023	0.1	5.8609	102	2.33		2.33		34.4	30.2
2.51 - 3.00	5	14,140,390	0.5	5.2157	112	2.82		2.49		43.1	37.8
3.01 - 3.92	2	8,743,787	0.3	5.8099	79	3.71		3.71		32.1	30.7

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Minimum: 1.10x Maximum: 3.92x Weighted Average: 1.47x Debt Service Coverage Ratios After IO Period

Debt Service Coverage Ratio After IO Period (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1.09 - 1.20	56	614,194,861	21.2	5.7664	118	1.38		1.17		74.7	68.1
1.21 - 1.30	63	682,583,790	23.5	5.7392	117	1.44		1.25		69.6	63.4
1.31 - 1.40	36	975,259,874	33.6	5.7476	83	1.37		1.35		69.5	67.8
1.41 - 1.50	16	138,856,931	4.8	5.7218	118	1.52		1.45		72.9	70.4
1.51 - 1.60	15	153,983,216	5.3	5.6029	113	1.56		1.55		67.7	64.1
1.61 - 1.70	9	144,497,826	5.0	5.7706	81	1.70		1.67		72.4	69.4
1.71 - 1.80	2	6,000,000	0.2	5.6700	120	2.26		1.73		49.6	42.3
1.81 - 1.90	6	113,431,369	3.9	6.1845	119	1.93		1.87		59.5	47.3
1.91 - 2.00	4	13,294,067	0.5	5.6481	89	1.95		1.95		47.0	41.8
2.01 - 2.10	3	27,025,000	0.9	5.5282	77	2.09		2.09		49.6	49.6
2.11 - 2.20	3	6,740,608	0.2	5.8026	119	2.30		2.16		41.8	34.7
2.21 - 2.30	2	8,044,306	0.3	4.6496	107	2.71		2.27		53.3	46.8
2.31 - 2.50	2	2,298,023	0.1	5.8609	102	2.33		2.33		34.4	30.2
2.51 - 3.00	3	6,490,390	0.2	5.8312	118	2.79		2.79		29.9	25.3
3.01 - 3.92	2	8,743,787	0.3	5.8099	79	3.71		3.71		32.1	30.7

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Minimum: 1.09x

Maximum: 3.92x

Weighted Average: 1.37x

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A (1)

Group 1

Mortgage Pool Information

Cut-Off Date Loan-to-Value Ratios

Cut-Off Date Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
26.4% - 40.0%	10	21,628,689	0.7	5.8343	101	2.97		2.97		32.6	29.1
40.1% - 45.0%	3	7,134,851	0.2	5.6519	118	2.13		2.13		43.1	35.1
45.1% - 50.0%	10	56,042,249	1.9	5.6637	102	1.82		1.74		48.2	43.6
50.1% - 55.0%	3	14,498,770	0.5	5.6308	77	2.03		1.96		52.3	50.8
55.1% - 60.0%	9	31,092,516	1.1	5.6698	115	1.93		1.64		59.0	49.2
60.1% - 65.0%	25	710,443,444	24.5	5.8451	77	1.44		1.42		63.5	60.9
65.1% - 70.0%	51	746,863,294	25.7	5.6725	111	1.47		1.31		67.4	62.5
70.1% - 75.0%	57	507,991,755	17.5	5.8294	116	1.45		1.31		73.1	66.3
75.1% - 80.0%	53	799,798,480	27.6	5.7112	110	1.42		1.31		78.9	74.7
80.1% - 83.8%	1	5,950,000	0.2	5.7400	118	1.28		1.28		83.8	83.8

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Minimum: 26.4% Maximum: 83.8% Weighted Average: 69.8% Balloon Loan-to-Value Ratios

Balloon Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
22.2% - 25.0%	3	6,786,444	0.2	5.6107	118	3.00		3.00		27.1	22.9
25.1% - 30.0%	4	7,928,549	0.3	5.9804	119	2.13		2.13		41.6	27.9
30.1% - 35.0%	4	6,488,604	0.2	5.7109	112	2.12		2.12		39.6	32.5
35.1% - 40.0%	4	17,436,622	0.6	5.8450	99	2.37		2.37		42.2	37.5
40.1% - 45.0%	7	40,941,755	1.4	5.8369	119	1.58		1.48		55.7	42.4
45.1% - 50.0%	10	139,753,955	4.8	6.0642	112	1.91		1.88		57.8	47.3
50.1% - 55.0%	16	61,464,075	2.1	5.6788	107	1.71		1.61		61.3	52.5
55.1% - 60.0%	34	161,445,280	5.6	5.8643	118	1.36		1.32		68.1	57.3
60.1% - 65.0%	53	1,186,309,057	40.9	5.7763	93	1.42		1.30		66.6	63.3
65.1% - 70.0%	42	489,539,450	16.9	5.6793	107	1.46		1.33		72.2	67.3
70.1% - 75.0%	32	423,490,256	14.6	5.7179	116	1.43		1.25		78.2	73.2
75.1% - 80.0%	12	353,910,000	12.2	5.6489	100	1.43		1.43		78.7	78.7
80.1% - 83.8%	1	5,950,000	0.2	5.7400	118	1.28		1.28		83.8	83.8

Total/Weighted Average:	222	$2,901,444,047	100.0%	5.7538%	103	1.47	x	1.37	x	69.8%	65.3%

Minimum: 22.2%

Maximum: 83.8%

Weighted Average: 65.3%

(1)	For purposes of the free writing prospectus supplement and this Appendix A, the $485,522,683 Beacon Seattle & DC Portfolio pooled mortgage loan represented as Note A-5 combined with Note A-4 ($394,477,317) and Note B-1 ($56,000,000) represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Loan. The $56,000,000 Note-B1 is subordinate only to the Note A-4 and Note A-5. All LTV and DSCR figures in this table are based on the aggregate $880,000,000 Note A-4 and Note A-5 financing. In addition, the $320,000,000 32 Sixth Avenue pooled mortgage loan represented as Note-A1 is an 88.9% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

Appendix A

Group 2

Mortgage Pool Information

Mortgage Loan Sellers

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Principal Commercial Funding II, LLC	9	172,598,991	41.8	5.6906	119	1.25		1.25		69.3	67.6
Prudential Mortgage Capital Funding, LLC	8	82,700,000	20.0	5.7320	86	1.33		1.20		73.0	70.5
Wells Fargo Bank, National Association	11	61,587,291	14.9	5.7240	118	1.39		1.32		73.2	68.7
Nationwide Life Insurance Company	3	49,368,001	12.0	5.7622	119	1.29		1.22		78.3	66.9
Bear Stearns Commercial Mortgage, Inc.	8	46,242,959	11.2	5.6200	81	1.45		1.23		69.6	63.5

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Cut-off Date Balances

Cut-off Date Balance ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1,119,089 - 2,000,000	2	2,417,978	0.6	5.9706	119	1.22		1.22		72.8	61.9
2,000,001 - 3,000,000	3	6,973,331	1.7	5.9107	119	1.36		1.28		76.6	65.8
3,000,001 - 5,000,000	16	64,837,219	15.7	5.7639	98	1.37		1.24		71.2	65.1
5,000,001 - 7,000,000	4	23,244,000	5.6	5.6833	87	1.60		1.32		67.1	61.7
7,000,001 - 9,000,000	4	31,997,632	7.8	5.7346	103	1.44		1.31		64.0	55.7
9,000,001 - 11,000,000	2	20,960,711	5.1	5.6962	118	1.45		1.31		66.3	58.2
11,000,001 - 17,000,000	2	25,700,000	6.2	5.6675	119	1.47		1.22		72.0	67.1
17,000,001 - 27,000,000	1	26,675,000	6.5	5.7000	118	1.28		1.28		77.9	77.9
27,000,001 - 37,000,000	2	66,968,001	16.2	5.6930	92	1.17		1.17		79.2	72.6
37,000,001 - 47,000,000	2	85,723,370	20.8	5.6300	120	1.26		1.26		65.5	65.5
47,000,001 - 57,000,000	1	57,000,000	13.8	5.7400	118	1.20		1.20		77.7	77.7

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Minimum: $1,119,089

Maximum: $57,000,000

Average: $10,576,852

Appendix A

Group 2

Mortgage Pool Information

States

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Georgia	3	142,723,370	34.6	5.6739	119	1.24		1.24		70.4	70.4
Ohio	4	49,662,875	12.0	5.7742	119	1.26		1.21		78.1	66.4
New York	7	36,022,959	8.7	5.6413	71	1.38		1.18		66.7	61.2
Florida	2	31,475,000	7.6	5.7488	111	1.29		1.26		77.3	76.7
Delaware	1	31,000,000	7.5	5.6500	60	1.17		1.17		80.3	80.3
Texas	3	23,300,000	5.6	5.8329	97	1.51		1.26		66.5	62.4
Pennsylvania	1	13,200,000	3.2	5.5800	119	1.46		1.20		70.0	65.2
Indiana	3	12,334,312	3.0	5.8329	119	1.21		1.21		79.3	67.1
Washington	1	10,740,711	2.6	5.8400	119	1.24		1.24		53.4	45.3
Michigan	1	10,220,000	2.5	5.5450	117	1.68		1.38		79.8	71.7
California	3	10,048,890	2.4	5.7532	119	1.39		1.28		68.3	65.1
Southern California	2	5,498,890	1.3	5.7972	119	1.33		1.33		72.5	70.1
Northern California	1	4,550,000	1.1	5.7000	119	1.46		1.21		63.2	59.0
Oregon	2	8,835,000	2.1	5.5774	118	2.03		1.67		53.1	47.7
Connecticut	1	7,792,672	1.9	5.5100	119	1.46		1.46		63.9	53.6
Missouri	1	5,800,000	1.4	5.8600	118	1.50		1.26		79.5	70.3
New Jersey	1	5,000,000	1.2	5.7100	120	1.21		1.21		73.5	73.5
Wyoming	1	4,000,000	1.0	5.8500	82	1.37		1.15		71.4	66.8
Arizona	1	3,600,000	0.9	5.8700	120	1.28		1.28		64.3	54.4
North Carolina	1	3,047,364	0.7	5.8400	119	1.23		1.23		70.9	60.0
South Dakota	1	2,575,000	0.6	5.6900	120	1.30		1.30		80.0	67.3
Minnesota	1	1,119,089	0.3	6.0700	119	1.27		1.27		79.9	68.1

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Property Types

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Multifamily	37	401,254,242	97.3	5.7061	110	1.31		1.24		71.8	67.9
Mixed Use	2	11,243,000	2.7	5.6500	58	1.47		1.22		68.6	65.0

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Mortgage Rates

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
5.5100% - 5.7500%	23	330,658,545	80.2	5.6645	108	1.30		1.24		72.2	69.1
5.7501% - 6.0000%	13	73,721,277	17.9	5.8396	110	1.39		1.26		69.5	62.2
6.0001% - 6.2500%	2	5,919,089	1.4	6.0295	80	1.32		1.15		75.0	69.9
6.2501% - 6.3300%	1	2,198,331	0.5	6.3300	119	1.26		1.26		75.8	65.1

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Minimum: 5.5100%

Maximum: 6.3300%

Weighted Average: 5.7046%

Appendix A

Group 2

Mortgage Pool Information

Remaining Terms to Stated Maturity or ARD

Remaining Term to Stated Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
57 - 60	8	67,618,000	16.4	5.6894	59	1.33		1.20		71.8	70.1
61 - 84	2	8,800,000	2.1	5.9427	76	1.35		1.13		72.7	68.7
85 - 119	24	239,180,872	58.0	5.7244	118	1.33		1.25		73.9	68.1
120	5	96,898,370	23.5	5.6446	120	1.26		1.26		66.2	65.5

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Minimum: 57 mos. Maximum: 120 mos. Weighted Average: 108 mos. Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1.10 - 1.20	8	144,507,059	35.0	5.7179	106	1.18		1.18		77.6	72.8
1.21 - 1.30	11	145,674,511	35.3	5.6925	119	1.26		1.26		68.2	66.3
1.31 - 1.40	3	13,000,000	3.2	5.8869	90	1.36		1.21		73.2	70.5
1.41 - 1.50	10	67,311,672	16.3	5.6620	97	1.46		1.24		69.6	64.2
1.51 - 1.60	3	15,349,000	3.7	5.8380	67	1.52		1.27		61.4	57.9
1.61 - 1.70	2	17,820,000	4.3	5.6708	118	1.69		1.40		78.9	70.4
1.71 - 2.05	2	8,835,000	2.1	5.5774	118	2.03		1.67		53.1	47.7

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Minimum: 1.10x Maximum: 2.05x Weighted Average: 1.31x Debt Service Coverage Ratios After IO Period

Debt Service Coverage Ratio After IO Period (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1.10 - 1.20	15	185,976,059	45.1	5.7116	100	1.24		1.18		75.7	71.1
1.21 - 1.30	18	187,873,511	45.5	5.7134	114	1.31		1.26		68.3	65.7
1.31 - 1.40	2	14,420,000	3.5	5.6105	118	1.59		1.38		78.2	72.5
1.41 - 1.50	2	15,392,672	3.7	5.6729	119	1.58		1.44		70.7	61.0
1.51 - 1.69	2	8,835,000	2.1	5.5774	118	2.03		1.67		53.1	47.7

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Minimum: 1.10x

Maximum: 1.69x

Weighted Average: 1.24x

Appendix A

Group 2

Mortgage Pool Information

Cut-Off Date Loan-to-Value Ratios

Cut-Off Date Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
51.3% - 60.0%	4	28,175,711	6.8	5.7943	100	1.57		1.39		53.4	48.0
60.1% - 65.0%	5	63,512,232	15.4	5.6315	120	1.29		1.27		62.6	59.0
65.1% - 70.0%	9	88,675,660	21.5	5.6326	100	1.34		1.22		68.4	66.4
70.1% - 75.0%	7	35,747,364	8.7	5.8054	109	1.38		1.23		73.4	69.2
75.1% - 80.0%	13	165,386,276	40.1	5.7444	118	1.27		1.23		78.2	72.7
80.1% - 80.3%	1	31,000,000	7.5	5.6500	60	1.17		1.17		80.3	80.3

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Minimum: 51.3% Maximum: 80.3% Weighted Average: 71.8% Balloon Loan-to-Value Ratios

Balloon Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average DSCR After IO (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
45.3% - 50.0%	4	27,580,670	6.7	5.6894	118	1.45		1.34		55.8	47.4
50.1% - 55.0%	3	19,992,672	4.8	5.7684	93	1.45		1.35		59.6	53.0
55.1% - 60.0%	3	8,896,254	2.2	5.7750	119	1.34		1.21		66.3	59.0
60.1% - 65.0%	6	61,233,600	14.8	5.6407	100	1.34		1.25		64.3	62.9
65.1% - 70.0%	15	150,099,046	36.4	5.7121	115	1.30		1.22		73.5	67.2
70.1% - 75.0%	5	30,020,000	7.3	5.7408	111	1.47		1.29		77.0	71.9
75.1% - 80.0%	2	83,675,000	20.3	5.7272	118	1.23		1.23		77.8	77.8
80.1% - 80.3%	1	31,000,000	7.5	5.6500	60	1.17		1.17		80.3	80.3

Total/Weighted Average:	39	$412,497,242	100.0%	5.7046%	108	1.31	x	1.24	x	71.8%	67.8%

Minimum: 45.3%

Maximum: 80.3%

Weighted Average: 67.8%

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                     % of
                                                            % of                  Applicable             Mortgage    Loan Purpose
      CMSA       CMSA                                   Initial Pool  Loan Group  Loan Group    # of       Loan      (Refinance/
ID  Loan No. Property No.      Property Name /(1)/        Balance    (One or Two)  Balance   Properties Seller /(2)/ Acquisition)
--  -------- ------------ ----------------------------- ------------ ------------ ---------- ---------- -----------  ------------
 1     1                  Beacon Seattle & DC Portfolio     14.7%         1          16.7%       20       BSCMI      Acquisition
1-a             1-001     Market Square                     2.3%                     2.6%        1        BSCMI
1-b             1-002     Polk & Taylor                     1.8%                     2.0%        1        BSCMI
1-c             1-003     Wells Fargo Center                1.7%                     1.9%        1        BSCMI
1-d             1-004     Lafayette Center                  1.5%                     1.7%        1        BSCMI
1-e             1-005     Booz Allen Complex                1.3%                     1.5%        1        BSCMI
1-f             1-006     Key Center                        0.9%                     1.0%        1        BSCMI
1-g             1-007     Sunset North                      0.8%                     0.9%        1        BSCMI
1-h             1-008     City Center Bellevue              0.8%                     0.9%        1        BSCMI
1-i             1-009     Plaza Center                      0.6%                     0.7%        1        BSCMI
1-j             1-010     1616 North Fort Myer Drive        0.6%                     0.7%        1        BSCMI
1-k             1-011     American Center                   0.5%                     0.5%        1        BSCMI
1-l             1-012     Eastgate Office Park              0.4%                     0.5%        1        BSCMI
1-m             1-013     Liberty Place                     0.4%                     0.4%        1        BSCMI
1-n             1-014     Lincoln Executive Center          0.4%                     0.4%        1        BSCMI
1-o             1-015     11111 Sunset Hills Road           0.3%                     0.4%        1        BSCMI
1-p             1-016     Army and Navy Building            0.3%                     0.3%        1        BSCMI
1-q             1-017     Plaza East                        0.2%                     0.2%        1        BSCMI
1-r             1-018     Reston Town Center                0.0%                     0.0%        1        BSCMI
1-s             1-019     Washington Mutual Tower           0.0%                     0.0%        1        BSCMI
1-t             1-020     1300 North Seventeenth Street     0.0%                     0.0%        1        BSCMI
 2     2        2-001     32 Sixth Avenue                   9.7%          1          11.0%       1         PMCF       Refinance
 3     3        3-001     The Mall at Prince Georges        4.5%          1          5.2%        1         WFB        Refinance
 4     4        4-001     Kalahari Waterpark Resort         2.9%          1          3.3%        1         PMCF       Refinance
 5     5        5-001     Airpark Business Center           2.2%          1          2.6%        1        PCF II     Acquisition
 6     6                  Detroit Liberty Portfolio         1.9%          1          2.2%        4         PMCF      Acquisition
6-a             6-001     7525 Cogswell Road                0.5%                     0.6%        1         PMCF
6-b             6-002     6505 Cogswell Road                0.5%                     0.6%        1         PMCF
6-c             6-003     41133 and 41199 Van Born          0.5%                     0.5%        1         PMCF
6-d             6-004     38100 Ecorse Road                 0.5%                     0.5%        1         PMCF
 7     7        7-001     St. Andrews at Perimeter          1.7%          2          13.8%       1        PCF II     Acquisition
                          Apartments
 8     8        8-001     Post Crest Apartments             1.4%          2          11.2%       1        PCF II     Acquisition
 9     9        9-001     Millennium I, II, & III           1.4%          1          1.6%        1         WFB        Refinance
10     10       10-001    Perimeter Expo                    1.2%          1          1.4%        1         WFB       Acquisition
11     11       11-001    Shops at Northern Boulevard       1.2%          1          1.4%        1        BSCMI       Refinance
12     12       12-001    Post Collier Hills Apartments     1.2%          2          9.6%        1        PCF II     Acquisition
13     13       13-001    Annapolis Marriott Waterfront     1.2%          1          1.3%        1         WFB        Refinance
14     14       14-001    One Lincoln Park Apartments       1.1%          2          8.7%        1         NLIC       Refinance
15     15       15-001    50 West Liberty Street            1.0%          1          1.2%        1         WFB        Refinance
16     16       16-001    KBS - 625 Second Street           1.0%          1          1.2%        1         WFB       Acquisition
17     17       17-001    KBS - Crescent Green              1.0%          1          1.1%        1         WFB       Acquisition
18     18       18-001    North Grand Mall                  1.0%          1          1.1%        1         PMCF       Refinance
19     19       19-001    Beaver Brook Apartments           0.9%          2          7.5%        1         PMCF      Acquisition

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                  % of
                                                         % of                  Applicable             Mortgage    Loan Purpose
       CMSA       CMSA                               Initial Pool  Loan Group  Loan Group    # of       Loan      (Refinance/
 ID  Loan No. Property No.    Property Name /(1)/      Balance    (One or Two)  Balance   Properties Seller /(2)/ Acquisition)
 --  -------- ------------ ------------------------- ------------ ------------ ---------- ---------- -----------  ------------
 20     20       20-001    Renaissance Columbus          0.9%          1          1.0%        1         WFB        Refinance
 21     21       21-001    PGA Design Center             0.9%          1          1.0%        1         WFB        Refinance
 22     22       22-001    Courtyard by Marriott -       0.8%          1          0.9%        1         NLIC       Refinance
                           Silver Spring
 23     23       23-001    Bristol Place Apartments      0.8%          2          6.5%        1         WFB       Acquisition
 24     24       24-001    1500 Mittel Blvd              0.8%          1          0.9%        1         WFB       Acquisition
 25     25       25-001    Premium Distributors of       0.7%          1          0.8%        1        PCF II      Refinance
                           VA
 26     26       26-001    Riverview Plaza               0.7%          1          0.8%        1         WFB       Acquisition
 27     27       27-001    McIntyre Square               0.6%          1          0.7%        1         NLIC       Refinance
 28     28       28-001    8880 Cal Center               0.6%          1          0.7%        1        BSCMI      Acquisition
 29     29       29-001    Ashford Oaks                  0.6%          1          0.7%        1        BSCMI      Acquisition
 30     30       30-001    First Colony 24               0.6%          1          0.6%        1        BSCMI       Refinance
 31     31       31-001    KBS - Kensington              0.6%          1          0.6%        1         WFB       Acquisition
 32     32       32-001    Shops at Malta                0.5%          1          0.6%        1         PMCF       Refinance
 33     33       33-001    Chesterfield Commons 4        0.5%          1          0.6%        1         WFB        Refinance
 34     34       34-001    Hastings Ranch Plaza          0.5%          1          0.6%        1         WFB        Refinance
                           Shopping Center
 35     35       35-001    Oaks Shopping Center          0.5%          1          0.6%        1         PMCF       Refinance
 36     36       36-001    Hilton Garden Inn -           0.5%          1          0.6%        1         WFB        Refinance
                           Corvallis
 37     37       37-001    Greens Corner                 0.5%          1          0.6%        1         WFB        Refinance
 38     38       38-001    Kingwood Office               0.5%          1          0.6%        1         PMCF      Acquisition
 39     39       39-001    Merchants Walk                0.5%          1          0.6%        1        BSCMI      Acquisition
 40     40       40-001    Holiday Inn - Rochester       0.5%          1          0.6%        1         WFB        Refinance
                           Airport
 41     41       41-001    Arena Shops                   0.5%          1          0.5%        1         PMCF       Refinance
 42     42       42-001    Meridian Village Shopping     0.5%          1          0.5%        1        BSCMI       Refinance
                           Center
 43     43       43-001    The Shops at Rockaway         0.5%          1          0.5%        1         PMCF      Acquisition
 44     44                 B&M Development               0.5%          1          0.5%        6        PCF II     Acquisition
                           Portfolio
44-a             44-001    CVS                           0.1%                     0.1%        1        PCF II
44-b             44-002    Sonterra Place II             0.1%                     0.1%        1        PCF II
44-c             44-003    703 US Highway 90 East        0.1%                     0.1%        1        PCF II
44-d             44-004    19750 State Highway 46        0.1%                     0.1%        1        PCF II
44-e             44-005    Rio Mambo                     0.1%                     0.1%        1        PCF II
44-f             44-006    7990 Bandera Road             0.0%                     0.0%        1        PCF II
 45     45       45-001    Jackson Downs                 0.4%          1          0.5%        1         WFB       Acquisition
 46     46       46-001    Greenway Industrial           0.4%          1          0.5%        1         PMCF      Acquisition
 47     47       47-001    Hartford Corporate Plaza      0.4%          1          0.5%        1        PCF II      Refinance
 48     48       48-001    Richboro Shopping Center      0.4%          1          0.5%        1        BSCMI       Refinance
 49     49       49-001    Village East Shopping         0.4%          1          0.5%        1        BSCMI      Acquisition
                           Center
 50     50       50-001    Hunting Creek Plaza           0.4%          1          0.5%        1         PMCF       Refinance
 51     51       51-001    Grant Street Portfolio        0.4%          2          3.2%        1         PMCF       Refinance
 52     52       52-001    Longs Drug Store Santa        0.4%          1          0.5%        1         WFB        Refinance
                           Monica
 53     53       53-001    Chestnut Hill                 0.4%          2          3.0%        1         PMCF       Refinance
 54     54       54-001    Scalamandre Silk Building     0.4%          1          0.4%        1        BSCMI       Refinance
 55     55       55-001    Kailua Self Storage           0.2%          1          0.2%        1         WFB       Acquisition
 56     56       56-001    Kona Self Storage             0.1%          1          0.2%        1         WFB       Acquisition
 57     57       57-001    Turnstone Office Park         0.3%          1          0.4%        1         WFB        Refinance
 58     58       58-001    Tri-Tech Plaza                0.3%          1          0.4%        1         PMCF       Refinance
 59     59       59-001    Pomona Market Place           0.3%          1          0.4%        1        BSCMI      Acquisition
 60     60       60-001    Beltway Corporate Center      0.3%          1          0.4%        1         NLIC       Refinance
 61     61       61-001    KBS - Sabal VI                0.3%          1          0.4%        1         WFB       Acquisition
 62     62       62-001    Canal Farms Shopping          0.3%          1          0.4%        1         WFB       Acquisition
                           Center
 63     63       63-001    2505 Steele Street            0.3%          1          0.4%        1        PCF II      Refinance

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                   % of
                                                          % of                  Applicable             Mortgage    Loan Purpose
        CMSA       CMSA                               Initial Pool  Loan Group  Loan Group    # of       Loan      (Refinance/
 ID   Loan No. Property No.    Property Name /(1)/      Balance    (One or Two)  Balance   Properties Seller /(2)/ Acquisition)
 --   -------- ------------ ------------------------- ------------ ------------ ---------- ---------- -----------  ------------
 64     64       64-001     Vintner's Square              0.3%          1          0.4%        1         PMCF       Refinance
 65     65       65-001     Rianna II                     0.3%          2          2.6%        1        PCF II      Refinance
 66     66       66-001     Island Park Shopping          0.3%          1          0.4%        1        PCF II     Acquisition
                            Center
 67     67       67-001     44348-44388 Old Warm          0.3%          1          0.4%        1        PCF II     Acquisition
                            Springs Boulevard
 68     68       68-001     Westland Plaza                0.3%          1          0.4%        1        BSCMI       Refinance
 69     69       69-001     White Flint Storage           0.3%          1          0.4%        1         PMCF       Refinance
                            Village
 70     70       70-001     Castle Way Apartments         0.3%          2          2.5%        1        BSCMI      Acquisition
 71     71       71-001     Clinton Commons               0.3%          1          0.4%        1        BSCMI      Acquisition
 72     72                  Rockside Road Portfolio       0.3%          1          0.4%        2         PMCF      Acquisition
72-a             72-001     Rockside                      0.2%                     0.2%        1         PMCF
72-b             72-002     Oaktree                       0.1%                     0.1%        1         PMCF
 73     73       73-001     Coppell Town Center           0.3%          1          0.3%        1        PCF II     Acquisition
 74     74       74-001     Exponent HR Office            0.3%          1          0.3%        1         PMCF       Refinance
                            Building
 75     75       75-001     1125-1139 Post Road           0.3%          1          0.3%        1        BSCMI       Refinance
 76     76       76-001     Kimberly Clark Industrial     0.3%          1          0.3%        1         WFB       Acquisition
 77     77       77-001     Village at Town Center        0.3%          1          0.3%        1         PMCF       Refinance
 78     78       78-001     Town and Country Center       0.3%          1          0.3%        1         PMCF       Refinance
 79     79       79-001     Hilton Houston Southwest      0.3%          1          0.3%        1         NLIC       Refinance
 80     80       80-001     Shops at Lincoln School       0.3%          1          0.3%        1         PMCF      Acquisition
 81     81       81-001     75th Street Center            0.3%          1          0.3%        1         PMCF       Refinance
 82     82       82-001     Winchester Portfolio          0.3%          1          0.3%        1         WFB       Acquisition
 83     83       83-001     Axcess Center Sarasota        0.3%          1          0.3%        1         WFB        Refinance
 84     84       84-001     Centerville                   0.3%          1          0.3%        1         WFB        Refinance
 85     85       85-001     Suntree Square                0.3%          1          0.3%        1        PCF II     Acquisition
 86     86       86-001     Village at Parker II          0.3%          1          0.3%        1         WFB        Refinance
 87     87       87-001     The Remington at Valley       0.3%          2          2.1%        1         PMCF      Acquisition
                            Ranch
 88     88       88-001     Cupertino Business Center     0.3%          1          0.3%        1         WFB        Refinance
 89     89       89-001     Chesapeake Center             0.3%          1          0.3%        1         WFB        Refinance
 90     90       90-001     New Vision Office Park        0.3%          1          0.3%        1         WFB        Refinance
 91     91       91-001     Best Buy - Rancho             0.3%          1          0.3%        1        BSCMI      Acquisition
                            Cucamonga
 92     92       92-001     35 Enterprise Avenue          0.2%          1          0.3%        1        BSCMI       Refinance
 93     93       93-001     2285 Ocean Avenue             0.2%          2          1.9%        1        BSCMI      Acquisition
 94     94       94-001     Oak Hills Medical Plaza       0.2%          1          0.3%        1        PCF II      Refinance
 95     95       95-001     Hampton Inn & Suites -        0.2%          1          0.3%        1         NLIC       Refinance
                            Cape Coral
 96     96       96-001     Harbour Pointe                0.2%          1          0.3%        1         WFB        Refinance
 97     97       97-001     Trade Center Buildings        0.2%          1          0.3%        1         WFB       Acquisition
 98     98       98-001     Galleria Village Shopping     0.2%          1          0.3%        1         PMCF      Acquisition
                            Center
 99     99       99-001     Fox Run Apartments            0.2%          2          1.9%        1        PCF II      Refinance
 100    100      100-001    1840 West 49th Street         0.2%          1          0.3%        1        PCF II      Refinance
 101    101      101-001    Danbury of Cuyahoga           0.2%          2          1.8%        1         NLIC       Refinance
                            Falls
 102    102      102-001    Comfort Inn & Suites          0.2%          1          0.3%        1         WFB        Refinance
                            University Square
 103    103      103-001    One Mifflin Place             0.2%          1          0.3%        1        BSCMI      Acquisition
 104    104      104-001    Pyramid Building              0.2%          1          0.3%        1         WFB        Refinance
 105    105                 Al Shaw Mini Pool             0.2%          1          0.3%        3         WFB        Refinance
105-a            105-001    Vinyard Pointe Retail         0.1%                     0.1%        1         WFB
105-b            105-002    2024 & 2028 Opportunity       0.1%                     0.1%        1         WFB
                            Drive
105-c            105-003    1009 Enterprise Way           0.1%                     0.1%        1         WFB
 106    106      106-001    3355 El Segundo               0.2%          1          0.2%        1         NLIC      Acquisition
                            Boulevard
 107    107      107-001    Hyland Hills Shopping         0.2%          1          0.2%        1         NLIC       Refinance
                            Center
 108    108      108-001    Millersville Storage          0.2%          1          0.2%        1         PMCF       Refinance
                            Village

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                   % of
                                                          % of                  Applicable             Mortgage    Loan Purpose
        CMSA       CMSA                               Initial Pool  Loan Group  Loan Group    # of       Loan      (Refinance/
 ID   Loan No. Property No.    Property Name /(1)/      Balance    (One or Two)  Balance   Properties Seller /(2)/ Acquisition)
 --   -------- ------------ ------------------------- ------------ ------------ ---------- ---------- -----------  ------------
 109    109      109-001    Skyline Apartments            0.1%          1          0.1%        1         NLIC       Refinance
 110    110      110-001    Airport Commercial            0.1%          1          0.1%        1         NLIC       Refinance
                            Complex
 111    111      111-001    Clear Creek Plaza             0.2%          1          0.2%        1        PCF II      Refinance
 112    112      112-001    2300 Grand Concourse          0.2%          2          1.6%        1        BSCMI       Refinance
 113    113      113-001    Sinking Springs Plaza         0.2%          1          0.2%        1         WFB       Acquisition
 114    114      114-001    26090 Ynez Road               0.2%          1          0.2%        1         WFB       Acquisition
                            Industrial
 115    115      115-001    Sackett Industrial Center     0.2%          1          0.2%        1         PMCF      Acquisition
 116    116      116-001    100 East Graham               0.2%          1          0.2%        1         WFB       Acquisition
                            Industrial
 117    117      117-001    Oak Brook Office Building     0.2%          1          0.2%        1         WFB        Refinance
 118    118      118-001    Shasta Executive Plaza        0.2%          1          0.2%        1         WFB        Refinance
 119    119      119-001    Shadeland South Business      0.2%          1          0.2%        1         WFB       Acquisition
                            Park
 120    120      120-001    Five Points Plaza             0.2%          1          0.2%        1         NLIC       Refinance
 121    121      121-001    1200 First Colonial Road      0.1%          1          0.1%        1         PMCF       Refinance
 122    122      122-001    1201 First Colonial Road      0.1%          1          0.1%        1         PMCF       Refinance
 123    123      123-001    Country Hills Drive           0.2%          1          0.2%        1         WFB       Acquisition
 124    124      124-001    1210 Sherman Avenue           0.2%          1          0.2%        1        BSCMI       Refinance
 125    125      125-001    Manassas Junction             0.2%          1          0.2%        1         WFB       Acquisition
                            Shopping Center
 126    126      126-001    MSC Industrial Building       0.2%          1          0.2%        1         WFB       Acquisition
 127    127      127-001    Old Stone Apartments          0.2%          2          1.4%        1         NLIC       Refinance
 128    128      128-001    Austell Plaza                 0.2%          1          0.2%        1         WFB        Refinance
 129    129      129-001    Homewood Suites -             0.2%          1          0.2%        1         WFB        Refinance
                            Longview, TX
 130    130      130-001    Residence Inn San Antonio     0.2%          1          0.2%        1         WFB        Refinance
 131    131      131-001    Lynmarie Apartments           0.2%          2          1.3%        1         WFB        Refinance
 132    132      132-001    Smarthealth Facility          0.2%          1          0.2%        1         WFB        Refinance
 133    133      133-001    Stutson Bridge Plaza          0.2%          1          0.2%        1         WFB        Refinance
 134    134      134-001    Ridge Hudson Plaza            0.2%          1          0.2%        1         WFB        Refinance
 135    135      135-001    Iron Mountain                 0.2%          1          0.2%        1        BSCMI      Acquisition
 136    136      136-001    Park Center III & IV          0.2%          1          0.2%        1        PCF II     Acquisition
 137    137      137-001    2765 Kingsbridge Terrace      0.2%          2          1.3%        1        BSCMI       Refinance
 138    138      138-001    Greenbriar Medical Office     0.2%          1          0.2%        1         PMCF      Acquisition
                            Building
 139    139      139-001    Captain's Self Storage        0.2%          1          0.2%        1         WFB        Refinance
 140    140      140-001    Spring Mill Manor             0.2%          2          1.2%        1         PMCF       Refinance
 141    141      141-001    5514 Grape Road               0.2%          1          0.2%        1        PCF II      Refinance
 142    142      142-001    Briarwick Apartments          0.2%          2          1.2%        1         WFB        Refinance
 143    143      143-001    Southern Oaks                 0.1%          2          1.2%        1         PMCF      Acquisition
 144    144      144-001    Monroe Building               0.1%          1          0.2%        1         NLIC       Refinance
 145    145      145-001    Redwood Royale                0.1%          2          1.1%        1         WFB        Refinance
                            Apartments
 146    146      146-001    3371-3373 Decatur             0.1%          2          1.1%        1        BSCMI       Refinance
                            Avenue
 147    147      147-001    Cottage Grove Plaza           0.1%          1          0.2%        1         WFB       Acquisition
 148    148      148-001    Midtown Business Center       0.1%          1          0.2%        1         PMCF      Acquisition
 149    149                 Richardson                    0.1%          1          0.2%        3         WFB        Refinance
149-a            149-001    Delaware/Pennsylvania         0.1%                     0.1%        1         WFB
                            Garden Centers
149-b            149-002    351 Wilmington - West         0.0%                     0.0%        1         WFB
                            Chester Pike
149-c            149-003    646 Yorklyn Road              0.0%                     0.0%        1         WFB
 150    150                 Waymore Storage               0.1%          1          0.1%        2         WFB        Refinance
                            Portfolio
150-a            150-001    Bell Street Storage           0.1%                     0.1%        1         WFB
150-b            150-002    34th Street                   0.0%                     0.1%        1         WFB
 151    151      151-001    Emerald Pointe Garden         0.1%          2          1.0%        1         WFB        Refinance
                            Senior Apartments
 152    152      152-001    Arbor Lane Apartments         0.1%          2          1.0%        1         WFB        Refinance
 153    153      153-001    Elliston Place                0.1%          1          0.1%        1         NLIC      Acquisition

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                   % of
                                                          % of                  Applicable             Mortgage    Loan Purpose
      CMSA       CMSA                                 Initial Pool  Loan Group  Loan Group    # of       Loan      (Refinance/
ID  Loan No. Property No.     Property Name /(1)/       Balance    (One or Two)  Balance   Properties Seller /(2)/ Acquisition)
--  -------- ------------ --------------------------- ------------ ------------ ---------- ---------- -----------  ------------
154   154      154-001    Harbourside Centre              0.1%          1          0.1%        1         NLIC      Acquisition
155   155      155-001    1344 University Avenue          0.1%          2          1.0%        1        BSCMI       Refinance
156   156      156-001    Prairie View Apartments         0.1%          2          1.0%        1         PMCF       Refinance
157   157      157-001    Eaton University Industrial     0.1%          1          0.1%        1         WFB       Acquisition
                          Park
158   158      158-001    115 West Street                 0.1%          1          0.1%        1        PCF II      Refinance
159   159      159-001    USGS Building                   0.1%          1          0.1%        1         NLIC      Acquisition
160   160      160-001    Pico Rivera Industrial          0.1%          1          0.1%        1         WFB       Acquisition
                          Building
161   161      161-001    Pacific Plaza Retail Center     0.1%          1          0.1%        1         WFB        Refinance
162   162      162-001    Glenview Estates                0.1%          2          0.9%        1        PCF II      Refinance
                          Townhomes
163   163      163-001    2264 Creston Avenue             0.1%          2          0.9%        1        BSCMI       Refinance
164   164      164-001    7930 South Loop 289             0.1%          1          0.1%        1        PCF II      Refinance
165   165      165-001    Walgreens Kennesaw              0.1%          1          0.1%        1         WFB       Acquisition
166   166      166-001    Walgreen's Hamilton             0.1%          1          0.1%        1        BSCMI      Acquisition
                          Township
167   167      167-001    Province Shopping Center        0.1%          1          0.1%        1         WFB       Acquisition
168   168      168-001    2773-2779 Briggs Avenue         0.1%          2          0.9%        1        BSCMI       Refinance
169   169      169-001    Paradise Valley Baptist         0.1%          2          0.9%        1         PMCF      Acquisition
170   170      170-001    Indio Industrial Building       0.1%          1          0.1%        1        PCF II      Refinance
171   171      171-001    Cryden Industrial Building      0.1%          1          0.1%        1         WFB       Acquisition
172   172      172-001    Lincoln Court Medical           0.1%          1          0.1%        1         WFB       Acquisition
                          Office
173   173      173-001    1111 East Lake Street           0.1%          1          0.1%        1        PCF II     Acquisition
174   174      174-001    13539 Freeway Drive             0.1%          1          0.1%        1         WFB       Acquisition
                          Industrial
175   175      175-001    Academy Sports -                0.1%          1          0.1%        1         WFB       Acquisition
                          Houston, TX
176   176      176-001    Cosner's Corner - Panera        0.1%          1          0.1%        1         NLIC      Acquisition
                          Bread
177   177      177-001    Colleyville Square              0.1%          1          0.1%        1         PMCF      Acquisition
178   178      178-001    Gardenbrook Apartments          0.1%          2          0.8%        1         WFB        Refinance
179   179      179-001    Landover Storage Village        0.1%          1          0.1%        1         PMCF       Refinance
180   180      180-001    Cordata Place Shopping          0.1%          1          0.1%        1         WFB        Refinance
                          Center
181   181      181-001    Stewart Road & 89th             0.1%          1          0.1%        1         WFB        Refinance
                          Street
182   182      182-001    Plaza West Office               0.1%          1          0.1%        1         WFB        Refinance
                          Building
183   183      183-001    Glenwood Springs Retail         0.1%          1          0.1%        1         WFB        Refinance
184   184      184-001    Three Star Center               0.1%          1          0.1%        1         PMCF      Acquisition
185   185      185-001    Cloverdale Heights              0.1%          2          0.8%        1         WFB        Refinance
                          Apartments
186   186      186-001    Tree Tops Villas & Tower        0.1%          2          0.7%        1        PCF II      Refinance
                          Village Apartments
187   187      187-001    Sierra Business Center          0.1%          1          0.1%        1         WFB        Refinance
188   188      188-001    Hermosa Professional            0.1%          1          0.1%        1         WFB        Refinance
                          Building
189   189      189-001    Twinbrook Post Office           0.1%          1          0.1%        1        BSCMI      Acquisition
190   190      190-001    551 Marshall Phelps Road        0.1%          1          0.1%        1        PCF II      Refinance
191   191      191-001    356-374 South Milpitas          0.1%          1          0.1%        1         WFB        Refinance
                          Boulevard
192   192      192-001    New Seasons Market              0.1%          1          0.1%        1         WFB        Refinance
193   193      193-001    Canyon Road Retail              0.1%          1          0.1%        1        PCF II      Refinance
194   194      194-001    Big Tex Storage -               0.1%          1          0.1%        1         WFB        Refinance
                          Houston, TX
195   195      195-001    Storage Solutions               0.1%          1          0.1%        1         WFB        Refinance
196   196      196-001    Rosemount Business              0.1%          1          0.1%        1         WFB        Refinance
                          Center
197   197      197-001    AAA All American Self           0.1%          1          0.1%        1         WFB        Refinance
                          Storage
198   198      198-001    American Eagle Mini             0.1%          1          0.1%        1         WFB        Refinance
                          Storage
199   199      199-001    Office Depot - Dallas           0.1%          1          0.1%        1        BSCMI       Refinance
200   200      200-001    Savers Retail                   0.1%          1          0.1%        1         NLIC       Refinance
201   201      201-001    16062 Southwest Freeway         0.1%          1          0.1%        1        PCF II      Refinance
202   202      202-001    Vanowen Center Mixed            0.1%          1          0.1%        1         WFB        Refinance
                          Use
203   203      203-001    1221 Innsbruck Drive -          0.1%          1          0.1%        1         WFB        Refinance
                          Sunnyvale

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                    % of
                                                           % of                  Applicable             Mortgage    Loan Purpose
        CMSA       CMSA                                Initial Pool  Loan Group  Loan Group    # of       Loan      (Refinance/
 ID   Loan No. Property No.    Property Name /(1)/       Balance    (One or Two)  Balance   Properties Seller /(2)/ Acquisition)
 --   -------- ------------ -------------------------- ------------ ------------ ---------- ---------- -----------  ------------
 204    204      204-001    Bradford Place                 0.1%          1          0.1%        1         PMCF       Refinance
 205    205      205-001    Comerica Bank                  0.1%          1          0.1%        1        BSCMI       Refinance
 206    206      206-001    The Washington Mutual          0.1%          1          0.1%        1         NLIC       Refinance
                            Building
 207    207      207-001    Mills Ridge Apartments -       0.1%          2          0.6%        1         WFB        Refinance
                            Brookings
 208    208      208-001    Shoppes on the Parkway         0.1%          1          0.1%        1        PCF II     Acquisition
 209    209      209-001    902 Columbia Avenue            0.1%          1          0.1%        1        PCF II      Refinance
 210    210      210-001    Storage Village -              0.1%          1          0.1%        1         WFB        Refinance
                            Fayetteville, GA
 211    211      211-001    Bent Tree Midway Plaza         0.1%          1          0.1%        1         NLIC       Refinance
 212    212      212-001    North Port Storage - North     0.1%          1          0.1%        1         WFB        Refinance
                            Port, FL
 213    213      213-001    Eckerd Drugs - Manlius,        0.1%          1          0.1%        1         WFB        Refinance
                            NY
 214    214      214-001    Lock N Key - Garland           0.1%          1          0.1%        1         NLIC       Refinance
 215    215      215-001    3520 Lake Avenue,              0.1%          1          0.1%        1         WFB        Refinance
                            Wilmette, IL
 216    216      216-001    10535 Wilcrest                 0.1%          1          0.1%        1        PCF II     Acquisition
 217    217      217-001    CiCi's Pizza Center -          0.1%          1          0.1%        1         WFB        Refinance
                            Tomball TX
 218    218      218-001    Railroad Emporium              0.1%          1          0.1%        1         WFB        Refinance
 219    219      219-001    Fox Hollow                     0.1%          2          0.5%        1        PCF II     Acquisition
 220    220      220-001    Whittier Woods                 0.1%          2          0.5%        1        PCF II      Refinance
                            Apartments
 221    221      221-001    Harbor Place Offices           0.1%          1          0.1%        1         WFB        Refinance
 222    222      222-001    Giaconda Corporate             0.1%          1          0.1%        1         WFB       Acquisition
                            Center
 223    223      223-001    2406 Woodmere Drive            0.1%          1          0.1%        1         NLIC       Refinance
 224    224      224-001    Exclusive Windows              0.1%          1          0.1%        1         WFB        Refinance
 225    225      225-001    Stor It! Self Storage          0.1%          1          0.1%        1         WFB        Refinance
 226    226      226-001    Tractor Supply Company -       0.1%          1          0.1%        1         WFB       Acquisition
                            Mission TX
 227    227      227-001    Wedgewood Shopping             0.1%          1          0.1%        1         WFB        Refinance
                            Center
 228    228      228-001    16130 Stagg Street             0.1%          1          0.1%        1         WFB        Refinance
                            Industrial
 229    229      229-001    Kingman Town Center            0.1%          1          0.1%        1         WFB       Acquisition
 230    230      230-001    503-523 W. Washington          0.1%          1          0.1%        1         WFB        Refinance
                            Blvd.
 231    231      231-001    Asp Street Investments         0.1%          1          0.1%        1         WFB        Refinance
 232    232      232-001    Lock N Key - North             0.1%          1          0.1%        1         NLIC       Refinance
                            Buckner
 233    233      233-001    West End Shopping Center       0.1%          1          0.1%        1         WFB        Refinance
 234    234      234-001    Heidner Plaza Shopping         0.1%          1          0.1%        1         WFB        Refinance
                            Center
 235    235      235-001    Truxel Road 4170               0.1%          1          0.1%        1         WFB        Refinance
 236    236      236-001    Rite Aid - Las Vegas, NV       0.1%          1          0.1%        1         WFB        Refinance
 237    237      237-001    Chula Vista Self Storage       0.1%          1          0.1%        1         WFB        Refinance
                            Ground Lease
 238    238      238-001    Rite Aid - Okemos              0.0%          1          0.1%        1         WFB       Acquisition
 239    239      239-001    Maple Tree Plaza Shoppes       0.0%          1          0.1%        1         WFB        Refinance
 240    240                 McGrath's Fish House           0.0%          1          0.1%        2        PCF II      Refinance
                            Portfolio
240-a            240-001    McGrath's Fish House           0.0%                     0.0%        1        PCF II
                            Eugene
240-b            240-002    McGrath's Fish House           0.0%                     0.0%        1        PCF II
                            Corvallis
 241    241      241-001    4263-4287 Mission Blvd         0.0%          1          0.1%        1         WFB        Refinance
 242    242      242-001    Gateway Executive Center       0.0%          1          0.1%        1         WFB        Refinance
 243    243      243-001    27756 Avenue Hopkins           0.0%          1          0.0%        1         WFB        Refinance
 244    244      244-001    1118-1122 Washington           0.0%          1          0.0%        1        PCF II      Refinance
                            Avenue
 245    245      245-001    Village Shopping Center -      0.0%          1          0.0%        1         WFB        Refinance
                            PA
 246    246      246-001    1148 & 1156 W. Valencia        0.0%          2          0.3%        1         WFB       Acquisition
 247    247      247-001    Village at the Oaks            0.0%          1          0.0%        1         WFB        Refinance
 248    248      248-001    Advance Auto - Marquette       0.0%          1          0.0%        1         WFB       Acquisition
 249    249      249-001    Dominion Convenience           0.0%          1          0.0%        1         WFB        Refinance
                            Center Woodbridge
 250    250      250-001    Western Dental - Lancaster     0.0%          1          0.0%        1         WFB        Refinance
 251    251      251-001    465 South Denton Tap           0.0%          1          0.0%        1        PCF II     Acquisition
                            Road
 252    252      252-001    Forest Lake 18 Plex            0.0%          2          0.3%        1         WFB        Refinance
                            Apartment Building
 253    253      253-001    17th and State St. - Shops     0.0%          1          0.0%        1         WFB        Refinance
 254    254      254-001    8735 Bollman Place             0.0%          1          0.0%        1        PCF II      Refinance
 255    255      255-001    990 Holcomb Bridge Road        0.0%          1          0.0%        1         WFB        Refinance
 256    256      256-001    6408 Stellhorn Road            0.0%          1          0.0%        1        PCF II     Acquisition
 257    257      257-001    52 South Main Street           0.0%          1          0.0%        1        PCF II      Refinance
 258    258      258-001    3420-8 Boston Road             0.0%          1          0.0%        1         WFB        Refinance
 259    259      259-001    4122 W Venus Way               0.0%          1          0.0%        1         WFB        Refinance
 260    260      260-001    Thunderbird Retail Plaza       0.0%          1          0.0%        1         WFB        Refinance
 261    261      261-001    Grand Avenue Retail            0.0%          1          0.0%        1         WFB        Refinance

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                        Cut-Off            Balance        General
      CMSA       CMSA                                    Original        Date                 At          Property
ID  Loan No. Property No.      Property Name /(1)/      Balance ($) Balance /(3)/ ($) Maturity or ARD($)    Type
--  -------- ------------ ----------------------------- ----------- ---------------   ------------------ -----------
 1     1                  Beacon Seattle & DC Portfolio 485,522,683   485,522,683        485,522,683     Office
1-a             1-001     Market Square                  75,019,789    75,019,789         75,019,789     Office
1-b             1-002     Polk & Taylor                  59,420,211    59,420,211         59,420,211     Office
1-c             1-003     Wells Fargo Center             55,874,852    55,874,852         55,874,852     Office
1-d             1-004     Lafayette Center               50,500,088    50,500,088         50,500,088     Office
1-e             1-005     Booz Allen Complex             42,586,848    42,586,848         42,586,848     Office
1-f             1-006     Key Center                     28,462,139    28,462,139         28,462,139     Office
1-g             1-007     Sunset North                   26,448,375    26,448,375         26,448,375     Office
1-h             1-008     City Center Bellevue           26,256,926    26,256,926         26,256,926     Office
1-i             1-009     Plaza Center                   21,527,418    21,527,418         21,527,418     Office
1-j             1-010     1616 North Fort Myer Drive     19,854,008    19,854,008         19,854,008     Office
1-k             1-011     American Center                15,032,321    15,032,321         15,032,321     Office
1-l             1-012     Eastgate Office Park           13,132,008    13,132,008         13,132,008     Office
1-m             1-013     Liberty Place                  12,479,662    12,479,662         12,479,662     Office
1-n             1-014     Lincoln Executive Center       12,125,126    12,125,126         12,125,126     Office
1-o             1-015     11111 Sunset Hills Road        10,664,439    10,664,439         10,664,439     Office
1-p             1-016     Army and Navy Building          9,005,211     9,005,211          9,005,211     Office
1-q             1-017     Plaza East                      7,133,262     7,133,262          7,133,262     Office
1-r             1-018     Reston Town Center                     --            --                 --     Office
1-s             1-019     Washington Mutual Tower                --            --                 --     Office
1-t             1-020     1300 North Seventeenth Street          --            --                 --     Office
 2     2        2-001     32 Sixth Avenue               320,000,000   320,000,000        298,306,271     Office
 3     3        3-001     The Mall at Prince Georges    150,000,000   150,000,000        150,000,000     Retail
 4     4        4-001     Kalahari Waterpark Resort      95,000,000    94,883,998         74,388,036     Hospitality
 5     5        5-001     Airpark Business Center        74,000,000    74,000,000         74,000,000     Industrial
 6     6                  Detroit Liberty Portfolio      64,560,000    64,560,000         60,217,257     Industrial
6-a             6-001     7525 Cogswell Road             17,040,000    17,040,000         15,893,774     Industrial
6-b             6-002     6505 Cogswell Road             16,800,000    16,800,000         15,669,918     Industrial
6-c             6-003     41133 and 41199 Van Born       15,600,000    15,600,000         14,550,638     Industrial
6-d             6-004     38100 Ecorse Road              15,120,000    15,120,000         14,102,926     Industrial
 7     7        7-001     St. Andrews at Perimeter       57,000,000    57,000,000         57,000,000     Multifamily
                          Apartments
 8     8        8-001     Post Crest Apartments          46,158,770    46,158,770         46,158,770     Multifamily
 9     9        9-001     Millennium I, II, & III        46,000,000    46,000,000         41,353,613     Office
10     10       10-001    Perimeter Expo                 40,500,000    40,500,000         40,500,000     Retail
11     11       11-001    Shops at Northern Boulevard    40,000,000    40,000,000         35,961,325     Retail
12     12       12-001    Post Collier Hills Apartments  39,564,600    39,564,600         39,564,600     Multifamily
13     13       13-001    Annapolis Marriott Waterfront  39,000,000    39,000,000         39,000,000     Hospitality
14     14       14-001    One Lincoln Park Apartments    36,000,000    35,968,001         30,359,257     Multifamily
15     15       15-001    50 West Liberty Street         34,000,000    34,000,000         31,664,654     Office
16     16       16-001    KBS - 625 Second Street        33,700,000    33,700,000         33,700,000     Office
17     17       17-001    KBS - Crescent Green           32,400,000    32,400,000         32,400,000     Office
18     18       18-001    North Grand Mall               32,000,000    32,000,000         29,978,964     Retail
19     19       19-001    Beaver Brook Apartments        31,000,000    31,000,000         31,000,000     Multifamily

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                            Cut-Off            Balance         General
       CMSA       CMSA                                       Original        Date                 At           Property
 ID  Loan No. Property No.       Property Name /(1)/        Balance ($) Balance /(3)/ ($) Maturity or ARD($)     Type
 --  -------- ------------ -------------------------------- ----------- ---------------   ------------------ ------------
 20     20       20-001    Renaissance Columbus             30,000,000    30,000,000          28,042,744     Hospitality
 21     21       21-001    PGA Design Center                30,000,000    30,000,000          30,000,000     Retail
 22     22       22-001    Courtyard by Marriott - Silver   27,500,000    27,454,792          23,686,793     Hospitality
                           Spring
 23     23       23-001    Bristol Place Apartments         26,675,000    26,675,000          26,675,000     Multifamily
 24     24       24-001    1500 Mittel Blvd                 26,000,000    26,000,000          26,000,000     Office
 25     25       25-001    Premium Distributors of VA       23,625,000    23,625,000          20,464,160     Industrial
 26     26       26-001    Riverview Plaza                  23,600,000    23,600,000          23,600,000     Retail
 27     27       27-001    McIntyre Square                  20,500,000    20,500,000          19,084,323     Retail
 28     28       28-001    8880 Cal Center                  19,630,038    19,630,038          18,350,840     Office
 29     29       29-001    Ashford Oaks                     19,500,000    19,500,000          18,202,519     Office
 30     30       30-001    First Colony 24                  18,600,000    18,574,967          14,322,938     Other
 31     31       31-001    KBS - Kensington                 18,500,000    18,500,000          18,500,000     Office
 32     32       32-001    Shops at Malta                   17,300,000    17,300,000          16,098,739     Retail
 33     33       33-001    Chesterfield Commons 4           16,500,000    16,485,090          13,887,383     Retail
 34     34       34-001    Hastings Ranch Plaza Shopping    16,300,000    16,300,000          15,265,708     Retail
                           Center
 35     35       35-001    Oaks Shopping Center             16,250,000    16,250,000          15,190,640     Retail
 36     36       36-001    Hilton Garden Inn - Corvallis    16,200,000    16,200,000          13,690,874     Hospitality
 37     37       37-001    Greens Corner                    16,160,000    16,160,000          14,257,462     Retail
 38     38       38-001    Kingwood Office                  16,000,000    16,000,000          14,929,812     Office
 39     39       39-001    Merchants Walk                   16,000,000    16,000,000          16,000,000     Retail
 40     40       40-001    Holiday Inn - Rochester Airport  16,000,000    15,968,129          10,564,582     Hospitality
 41     41       41-001    Arena Shops                      15,500,000    15,500,000          14,121,132     Retail
 42     42       42-001    Meridian Village Shopping Center 15,375,000    15,375,000          13,394,090     Retail
 43     43       43-001    The Shops at Rockaway            15,000,000    15,000,000          15,000,000     Retail
 44     44                 B&M Development Portfolio        15,000,000    15,000,000          13,233,828     Retail
44-a             44-001    CVS                               3,927,916     3,927,916           3,465,424     Retail
44-b             44-002    Sonterra Place II                 2,988,204     2,988,204           2,636,359     Retail
44-c             44-003    703 US Highway 90 East            2,752,294     2,752,294           2,428,225     Retail
44-d             44-004    19750 State Highway 46            2,319,790     2,319,790           2,046,647     Retail
44-e             44-005    Rio Mambo                         2,068,152     2,068,152           1,824,638     Retail
44-f             44-006    7990 Bandera Road                   943,644       943,644             832,534     Retail
 45     45       45-001    Jackson Downs                    14,700,000    14,700,000          14,700,000     Retail
 46     46       46-001    Greenway Industrial              14,210,000    14,210,000          14,210,000     Industrial
 47     47       47-001    Hartford Corporate Plaza         14,200,000    14,200,000          14,200,000     Office
 48     48       48-001    Richboro Shopping Center         14,000,000    14,000,000          13,045,420     Retail
 49     49       49-001    Village East Shopping Center     13,842,500    13,842,500          12,964,475     Retail
 50     50       50-001    Hunting Creek Plaza              13,600,000    13,573,064          11,435,233     Retail
 51     51       51-001    Grant Street Portfolio           13,200,000    13,200,000          12,295,890     Multifamily
 52     52       52-001    Longs Drug Store Santa Monica    13,200,000    13,200,000          12,297,032     Retail
 53     53       53-001    Chestnut Hill                    12,500,000    12,500,000          11,672,538     Multifamily
 54     54       54-001    Scalamandre Silk Building        11,900,000    11,900,000          10,714,572     Industrial
 55     55       55-001    Kailua Self Storage               7,052,000     7,052,000           7,052,000     Self Storage
 56     56       56-001    Kona Self Storage                 4,708,000     4,708,000           4,708,000     Self Storage
 57     57       57-001    Turnstone Office Park            11,300,000    11,278,389           9,547,152     Office
 58     58       58-001    Tri-Tech Plaza                   11,250,000    11,250,000          10,517,380     Office
 59     59       59-001    Pomona Market Place              11,229,155    11,229,155           9,570,431     Retail
 60     60       60-001    Beltway Corporate Center         11,200,000    11,153,612           9,469,819     Office
 61     61       61-001    KBS - Sabal VI                   11,040,000    11,040,000          11,040,000     Office
 62     62       62-001    Canal Farms Shopping Center      11,000,000    11,000,000          10,264,869     Retail
 63     63       63-001    2505 Steele Street               11,000,000    10,978,614           9,272,847     Industrial

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                             Cut-Off            Balance         General
        CMSA       CMSA                                       Original        Date                 At           Property
 ID   Loan No. Property No.       Property Name /(1)/        Balance ($) Balance /(3)/ ($) Maturity or ARD($)     Type
 --   -------- ------------ -------------------------------- ----------- ---------------   ------------------ ------------
 64     64       64-001     Vintner's Square                 10,900,000    10,900,000          10,176,436     Retail
 65     65       65-001     Rianna II                        10,750,000    10,740,711           9,095,494     Multifamily
 66     66       66-001     Island Park Shopping Center      10,700,000    10,700,000           9,973,998     Retail
 67     67       67-001     44348-44388 Old Warm Springs     10,500,000    10,500,000           9,974,202     Industrial
                            Boulevard
 68     68       68-001     Westland Plaza                   10,500,000    10,500,000           9,774,708     Retail
 69     69       69-001     White Flint Storage Village      10,370,000    10,370,000          10,370,000     Self Storage
 70     70       70-001     Castle Way Apartments            10,220,000    10,220,000           9,172,122     Multifamily
 71     71       71-001     Clinton Commons                  10,160,000    10,160,000          10,160,000     Retail
 72     72                  Rockside Road Portfolio          10,160,000    10,160,000           8,967,980     Office
72-a             72-001     Rockside                          5,840,000     5,840,000           5,154,823     Office
72-b             72-002     Oaktree                           4,320,000     4,320,000           3,813,156     Office
 73     73       73-001     Coppell Town Center              10,050,000    10,050,000          10,050,000     Retail
 74     74       74-001     Exponent HR Office Building      10,000,000     9,983,675           8,620,552     Office
 75     75       75-001     1125-1139 Post Road               9,700,000     9,700,000           9,700,000     Retail
 76     76       76-001     Kimberly Clark Industrial         9,500,000     9,500,000           8,578,339     Industrial
 77     77       77-001     Village at Town Center            9,450,000     9,442,714           8,096,203     Retail
 78     78       78-001     Town and Country Center           9,340,000     9,340,000           8,696,657     Retail
 79     79       79-001     Hilton Houston Southwest          9,300,000     9,300,000           7,527,650     Hospitality
 80     80       80-001     Shops at Lincoln School           9,000,000     9,000,000           9,000,000     Retail
 81     81       81-001     75th Street Center                9,000,000     9,000,000           8,114,253     Industrial
 82     82       82-001     Winchester Portfolio              9,000,000     9,000,000           8,420,587     Industrial
 83     83       83-001     Axcess Center Sarasota            9,000,000     9,000,000           7,612,828     Office
 84     84       84-001     Centerville                       9,000,000     8,992,203           7,612,566     Office
 85     85       85-001     Suntree Square                    8,975,000     8,975,000           8,975,000     Retail
 86     86       86-001     Village at Parker II              8,800,000     8,800,000           8,197,260     Retail
 87     87       87-001     The Remington at Valley Ranch     8,600,000     8,600,000           8,295,596     Multifamily
 88     88       88-001     Cupertino Business Center         8,500,000     8,500,000           7,910,543     Industrial
 89     89       89-001     Chesapeake Center                 8,500,000     8,500,000           7,921,807     Office
 90     90       90-001     New Vision Office Park            8,425,000     8,425,000           7,597,337     Office
 91     91       91-001     Best Buy - Rancho Cucamonga       8,400,000     8,400,000           7,807,228     Retail
 92     92       92-001     35 Enterprise Avenue              8,025,000     8,025,000           8,025,000     Industrial
 93     93       93-001     2285 Ocean Avenue                 8,025,000     8,004,959           6,419,993     Multifamily
 94     94       94-001     Oak Hills Medical Plaza           8,000,000     8,000,000           8,000,000     Office
 95     95       95-001     Hampton Inn & Suites - Cape       8,000,000     7,978,034           6,207,849     Hospitality
                            Coral
 96     96       96-001     Harbour Pointe                    7,900,000     7,900,000           7,111,205     Mixed Use
 97     97       97-001     Trade Center Buildings            7,875,000     7,875,000           7,087,336     Industrial
 98     98       98-001     Galleria Village Shopping Center  7,850,000     7,850,000           7,050,718     Retail
 99     99       99-001     Fox Run Apartments                7,800,000     7,792,672           6,533,946     Multifamily
 100    100      100-001    1840 West 49th Street             7,750,000     7,750,000           6,842,305     Office
 101    101      101-001    Danbury of Cuyahoga Falls         7,600,000     7,600,000           6,723,635     Multifamily
 102    102      102-001    Comfort Inn & Suites University   7,500,000     7,479,513           5,825,712     Hospitality
                            Square
 103    103      103-001    One Mifflin Place                 7,475,000     7,475,000           6,963,852     Office
 104    104      104-001    Pyramid Building                  7,475,000     7,468,624           6,333,928     Office
 105    105                 Al Shaw Mini Pool                 7,400,000     7,393,622           6,262,945     Various
105-a            105-001    Vinyard Pointe Retail             3,452,711     3,449,735           2,922,180     Retail
105-b            105-002    2024 & 2028 Opportunity Drive     2,006,305     2,004,576           1,698,025     Industrial
105-c            105-003    1009 Enterprise Way               1,940,984     1,939,311           1,642,740     Industrial
 106    106      106-001    3355 El Segundo Boulevard         7,200,000     7,200,000           6,612,706     Industrial
 107    107      107-001    Hyland Hills Shopping Center      7,000,000     6,993,618           5,885,362     Retail
 108    108      108-001    Millersville Storage Village      6,960,000     6,960,000           6,960,000     Self Storage

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                          Cut-Off            Balance
        CMSA       CMSA                                    Original        Date                 At            General
 ID   Loan No. Property No.      Property Name /(1)/      Balance ($) Balance /(3)/ ($) Maturity or ARD($) Property Type
 --   -------- ------------ ----------------------------- ----------- ---------------   ------------------ -------------
 109    109      109-001    Skyline Apartments             3,600,000     3,584,424          2,759,197      Multifamily
 110    110      110-001    Airport Commercial Complex     3,200,000     3,186,515          2,465,336      Office
 111    111      111-001    Clear Creek Plaza              6,700,000     6,700,000          6,243,718      Retail
 112    112      112-001    2300 Grand Concourse           6,694,000     6,694,000          6,343,274      Mixed Use
 113    113      113-001    Sinking Springs Plaza          6,600,000     6,594,238          5,577,556      Retail
 114    114      114-001    26090 Ynez Road Industrial     6,560,000     6,560,000          5,908,505      Industrial
 115    115      115-001    Sackett Industrial Center      6,480,000     6,480,000          5,874,025      Industrial
 116    116      116-001    100 East Graham Industrial     6,450,000     6,450,000          6,217,398      Industrial
 117    117      117-001    Oak Brook Office Building      6,275,000     6,269,633          5,315,537      Office
 118    118      118-001    Shasta Executive Plaza         6,230,000     6,230,000          5,526,617      Office
 119    119      119-001    Shadeland South Business Park  6,200,000     6,187,867          5,221,797      Industrial
 120    120      120-001    Five Points Plaza              6,050,000     6,050,000          5,553,758      Retail
 121    121      121-001    1200 First Colonial Road       4,000,000     4,000,000          3,410,881      Office
 122    122      122-001    1201 First Colonial Road       2,000,000     2,000,000          1,705,440      Office
 123    123      123-001    Country Hills Drive            5,980,000     5,980,000          5,568,624      Office
 124    124      124-001    1210 Sherman Avenue            5,964,000     5,964,000          5,651,522      Mixed Use
 125    125      125-001    Manassas Junction Shopping     5,950,000     5,950,000          5,950,000      Other
                            Center
 126    126      126-001    MSC Industrial Building        5,900,000     5,900,000          5,318,527      Office
 127    127      127-001    Old Stone Apartments           5,800,000     5,800,000          5,132,404      Multifamily
 128    128      128-001    Austell Plaza                  5,800,000     5,795,256          5,438,118      Retail
 129    129      129-001    Homewood Suites - Longview,    5,800,000     5,792,503          4,498,094      Hospitality
                            TX
 130    130      130-001    Residence Inn San Antonio      5,700,000     5,700,000          5,700,000      Hospitality
 131    131      131-001    Lynmarie Apartments            5,550,000     5,550,000          4,980,893      Multifamily
 132    132      132-001    Smarthealth Facility           5,520,000     5,520,000          4,681,635      Industrial
 133    133      133-001    Stutson Bridge Plaza           5,400,000     5,400,000          5,046,275      Retail
 134    134      134-001    Ridge Hudson Plaza             5,360,000     5,360,000          5,008,895      Retail
 135    135      135-001    Iron Mountain                  5,200,000     5,200,000          4,642,827      Retail
 136    136      136-001    Park Center III & IV           5,200,000     5,200,000          4,853,143      Industrial
 137    137      137-001    2765 Kingsbridge Terrace       5,200,000     5,200,000          4,929,232      Multifamily
 138    138      138-001    Greenbriar Medical Office      5,020,000     5,020,000          5,020,000      Office
                            Building
 139    139      139-001    Captain's Self Storage         5,000,000     5,000,000          4,651,071      Self Storage
 140    140      140-001    Spring Mill Manor              5,000,000     5,000,000          5,000,000      Multifamily
 141    141      141-001    5514 Grape Road                5,000,000     4,995,746          4,237,994      Retail
 142    142      142-001    Briarwick Apartments           5,000,000     4,995,646          4,226,683      Multifamily
 143    143      143-001    Southern Oaks                  4,800,000     4,800,000          4,567,062      Multifamily
 144    144      144-001    Monroe Building                4,650,000     4,650,000          4,343,943      Office
 145    145      145-001    Redwood Royale Apartments      4,550,000     4,550,000          4,245,345      Multifamily
 146    146      146-001    3371-3373 Decatur Avenue       4,549,000     4,549,000          4,310,659      Mixed Use
 147    147      147-001    Cottage Grove Plaza            4,475,000     4,475,000          4,176,127      Retail
 148    148      148-001    Midtown Business Center        4,450,000     4,440,024          3,634,333      Office
 149    149                 Richardson                     4,400,000     4,400,000          4,005,767      Retail
149-a            149-001    Delaware/Pennsylvania Garden   2,457,630     2,457,630          2,237,430      Retail
                            Centers
149-b            149-002    351 Wilmington - West Chester  1,370,454     1,370,454          1,247,663      Retail
                            Pike
149-c            149-003    646 Yorklyn Road                 571,916       571,916            520,673      Retail
 150    150                 Waymore Storage Portfolio      4,250,000     4,250,000          3,592,811      Self Storage
150-a            150-001    Bell Street Storage            2,700,000     2,700,000          2,282,491      Self Storage
150-b            150-002    34th Street                    1,550,000     1,550,000          1,310,320      Self Storage
 151    151      151-001    Emerald Pointe Garden Senior   4,245,000     4,241,332          3,591,662      Multifamily
                            Apartments
 152    152      152-001    Arbor Lane Apartments          4,200,000     4,200,000          4,200,000      Multifamily
 153    153      153-001    Elliston Place                 4,050,000     4,050,000          3,724,567      Mixed Use

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                           Cut-Off            Balance
      CMSA       CMSA                                       Original        Date                 At            General
ID  Loan No. Property No.       Property Name /(1)/        Balance ($) Balance /(3)/ ($) Maturity or ARD($) Property Type
--  -------- ------------ -------------------------------- ----------- ---------------   ------------------ -------------
154   154      154-001    Harbourside Centre                4,000,000     4,000,000          3,063,947      Retail
155   155      155-001    1344 University Avenue            4,000,000     4,000,000          3,791,717      Multifamily
156   156      156-001    Prairie View Apartments           4,000,000     4,000,000          3,739,065      Multifamily
157   157      157-001    Eaton University Industrial Park  4,000,000     4,000,000          3,609,188      Industrial
158   158      158-001    115 West Street                   4,000,000     4,000,000          3,465,118      Office
159   159      159-001    USGS Building                     4,000,000     3,996,335          3,361,018      Office
160   160      160-001    Pico Rivera Industrial Building   4,000,000     3,992,283          3,375,486      Industrial
161   161      161-001    Pacific Plaza Retail Center       4,000,000     3,992,266          3,374,474      Retail
162   162      162-001    Glenview Estates Townhomes        3,900,000     3,896,542          3,289,909      Multifamily
163   163      163-001    2264 Creston Avenue               3,875,000     3,875,000          3,671,973      Multifamily
164   164      164-001    7930 South Loop 289               3,800,000     3,800,000          3,255,599      Retail
165   165      165-001    Walgreens Kennesaw                3,800,000     3,800,000          3,800,000      Retail
166   166      166-001    Walgreen's Hamilton Township      3,800,000     3,800,000          3,800,000      Retail
167   167      167-001    Province Shopping Center          3,775,000     3,775,000          3,531,496      Retail
168   168      168-001    2773-2779 Briggs Avenue           3,700,000     3,700,000          3,507,338      Multifamily
169   169      169-001    Paradise Valley Baptist           3,600,000     3,600,000          3,047,840      Multifamily
170   170      170-001    Indio Industrial Building         3,600,000     3,593,001          3,034,750      Industrial
171   171      171-001    Cryden Industrial Building        3,500,000     3,500,000          3,157,362      Industrial
172   172      172-001    Lincoln Court Medical Office      3,500,000     3,496,841          2,946,255      Office
173   173      173-001    1111 East Lake Street             3,500,000     3,493,496          2,968,489      Industrial
174   174      174-001    13539 Freeway Drive Industrial    3,480,000     3,473,271          2,935,793      Industrial
175   175      175-001    Academy Sports - Houston, TX      3,450,000     3,450,000          3,054,956      Retail
176   176      176-001    Cosner's Corner - Panera Bread    3,443,000     3,433,535          2,916,699      Retail
177   177      177-001    Colleyville Square                3,350,000     3,350,000          3,130,770      Office
178   178      178-001    Gardenbrook Apartments            3,285,000     3,285,000          2,949,338      Multifamily
179   179      179-001    Landover Storage Village          3,260,000     3,260,000          3,260,000      Self Storage
180   180      180-001    Cordata Place Shopping Center     3,265,000     3,258,892          2,766,729      Retail
181   181      181-001    Stewart Road & 89th Street        3,200,000     3,200,000          2,991,788      Self Storage
182   182      182-001    Plaza West Office Building        3,170,000     3,170,000          2,799,649      Office
183   183      183-001    Glenwood Springs Retail           3,150,000     3,150,000          2,660,527      Retail
184   184      184-001    Three Star Center                 3,100,000     3,100,000          2,902,340      Retail
185   185      185-001    Cloverdale Heights Apartments     3,100,000     3,097,335          2,624,446      Multifamily
186   186      186-001    Tree Tops Villas & Tower Village  3,050,000     3,047,364          2,580,582      Multifamily
                          Apartments
187   187      187-001    Sierra Business Center            3,050,000     3,043,787          2,554,362      Office
188   188      188-001    Hermosa Professional Building     3,000,000     3,000,000          2,802,921      Mixed Use
189   189      189-001    Twinbrook Post Office             3,000,000     3,000,000          2,706,558      Retail
190   190      190-001    551 Marshall Phelps Road          3,000,000     3,000,000          2,655,277      Industrial
191   191      191-001    356-374 South Milpitas Boulevard  3,000,000     3,000,000          2,642,482      Industrial
192   192      192-001    New Seasons Market                3,000,000     2,997,414          2,539,031      Retail
193   193      193-001    Canyon Road Retail                2,900,000     2,897,448          2,448,545      Retail
194   194      194-001    Big Tex Storage - Houston, TX     2,850,000     2,847,724          2,675,306      Self Storage
195   195      195-001    Storage Solutions                 2,850,000     2,844,306          2,393,444      Self Storage
196   196      196-001    Rosemount Business Center         2,850,000     2,842,073          2,410,751      Industrial
197   197      197-001    AAA All American Self Storage     2,800,000     2,791,852          2,147,774      Self Storage
198   198      198-001    American Eagle Mini Storage       2,750,000     2,747,733          2,339,127      Self Storage
199   199      199-001    Office Depot - Dallas             2,750,000     2,746,216          2,109,210      Retail
200   200      200-001    Savers Retail                     2,700,000     2,696,534          2,096,406      Retail
201   201      201-001    16062 Southwest Freeway           2,700,000     2,695,060          2,294,680      Retail
202   202      202-001    Vanowen Center Mixed Use          2,690,000     2,690,000          2,690,000      Mixed Use
203   203      203-001    1221 Innsbruck Drive - Sunnyvale  2,650,000     2,650,000          2,340,131      Industrial

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                               Cut-Off            Balance         General
        CMSA       CMSA                                         Original        Date                 At           Property
 ID   Loan No. Property No.        Property Name /(1)/         Balance ($) Balance /(3)/ ($) Maturity or ARD($)     Type
 --   -------- ------------ ---------------------------------- ----------- ---------------   ------------------ ------------
 204    204      204-001    Bradford Place                      2,630,000     2,625,178          2,234,536      Office
 205    205      205-001    Comerica Bank                       2,600,000     2,592,874          2,203,410      Other
 206    206      206-001    The Washington Mutual Building      2,600,000     2,592,600          2,192,689      Office
 207    207      207-001    Mills Ridge Apartments -            2,575,000     2,575,000          2,168,361      Multifamily
                            Brookings
 208    208      208-001    Shoppes on the Parkway              2,540,000     2,540,000          2,254,240      Retail
 209    209      209-001    902 Columbia Avenue                 2,500,000     2,500,000          2,261,172      Industrial
 210    210      210-001    Storage Village - Fayetteville, GA  2,500,000     2,483,057          1,126,344      Self Storage
 211    211      211-001    Bent Tree Midway Plaza              2,450,000     2,450,000          2,169,954      Retail
 212    212      212-001    North Port Storage - North Port,    2,400,000     2,400,000          2,125,679      Self Storage
                            FL
 213    213      213-001    Eckerd Drugs - Manlius, NY          2,345,000     2,340,633          1,988,302      Retail
 214    214      214-001    Lock N Key - Garland                2,325,000     2,325,000          2,053,134      Self Storage
 215    215      215-001    3520 Lake Avenue, Wilmette, IL      2,320,000     2,318,031          1,967,012      Mixed Use
 216    216      216-001    10535 Wilcrest                      2,300,000     2,300,000          2,086,501      Industrial
 217    217      217-001    CiCi's Pizza Center - Tomball TX    2,300,000     2,300,000          2,067,059      Retail
 218    218      218-001    Railroad Emporium                   2,300,000     2,300,000          2,145,286      Mixed Use
 219    219      219-001    Fox Hollow                          2,200,000     2,200,000          1,942,303      Multifamily
 220    220      220-001    Whittier Woods Apartments           2,200,000     2,198,331          1,888,039      Multifamily
 221    221      221-001    Harbor Place Offices                2,200,000     2,198,179          1,870,483      Office
 222    222      222-001    Giaconda Corporate Center           2,170,000     2,170,000          2,170,000      Office
 223    223      223-001    2406 Woodmere Drive                 2,100,000     2,091,135          1,617,322      Industrial
 224    224      224-001    Exclusive Windows                   2,080,000     2,078,193          1,758,824      Industrial
 225    225      225-001    Stor It! Self Storage               2,050,000     2,050,000          1,815,882      Self Storage
 226    226      226-001    Tractor Supply Company -            2,050,000     2,046,182          1,738,174      Retail
                            Mission TX
 227    227      227-001    Wedgewood Shopping Center           2,030,000     2,030,000          1,795,933      Retail
 228    228      228-001    16130 Stagg Street Industrial       2,000,000     2,000,000          1,806,667      Industrial
 229    229      229-001    Kingman Town Center                 2,000,000     1,998,294          1,694,696      Retail
 230    230      230-001    503-523 W. Washington Blvd.         2,000,000     1,996,116          1,686,225      Retail
 231    231      231-001    Asp Street Investments              1,860,000     1,860,000          1,647,394      Mixed Use
 232    232      232-001    Lock N Key - North Buckner          1,850,000     1,850,000          1,633,677      Self Storage
 233    233      233-001    West End Shopping Center            1,825,000     1,825,000          1,614,571      Retail
 234    234      234-001    Heidner Plaza Shopping Center       1,775,000     1,771,590          1,498,768      Retail
 235    235      235-001    Truxel Road 4170                    1,760,000     1,758,602          1,503,128      Office
 236    236      236-001    Rite Aid - Las Vegas, NV            1,750,000     1,746,542          1,471,891      Retail
 237    237      237-001    Chula Vista Self Storage Ground     1,700,000     1,700,000          1,505,340      Other
                            Lease
 238    238      238-001    Rite Aid - Okemos                   1,625,000     1,623,646          1,380,596      Retail
 239    239      239-001    Maple Tree Plaza Shoppes            1,550,000     1,548,678          1,313,390      Retail
 240    240                 McGrath's Fish House Portfolio      1,500,000     1,498,757          1,275,142      Retail
240-a            240-001    McGrath's Fish House Eugene           862,069       861,354            732,840      Retail
240-b            240-002    McGrath's Fish House Corvallis        637,931       637,402            542,302      Retail
 241    241      241-001    4263-4287 Mission Blvd              1,500,000     1,498,694          1,268,005      Retail
 242    242      242-001    Gateway Executive Center            1,500,000     1,498,668          1,265,160      Office
 243    243      243-001    27756 Avenue Hopkins                1,450,000     1,448,770          1,229,382      Industrial
 244    244      244-001    1118-1122 Washington Avenue         1,450,000     1,447,561          1,364,822      Mixed Use
 245    245      245-001    Village Shopping Center - PA        1,350,000     1,350,000          1,194,340      Retail
 246    246      246-001    1148 & 1156 W. Valencia             1,300,000     1,298,890          1,101,390      Multifamily
 247    247      247-001    Village at the Oaks                 1,260,000     1,260,000          1,179,287      Retail
 248    248      248-001    Advance Auto - Marquette            1,211,000     1,210,041          1,034,552      Retail
 249    249      249-001    Dominion Convenience Center         1,200,000     1,199,003          1,019,816      Retail
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster          1,175,000     1,172,905          1,001,949      Office
 251    251      251-001    465 South Denton Tap Road           1,120,000     1,119,139            959,823      Retail
 252    252      252-001    Forest Lake 18 Plex Apartment       1,120,000     1,119,089            954,051      Multifamily
                            Building
 253    253      253-001    17th and State St. - Shops          1,100,000     1,099,064            932,359      Retail
 254    254      254-001    8735 Bollman Place                  1,100,000     1,099,020            990,401      Industrial
 255    255      255-001    990 Holcomb Bridge Road             1,055,000     1,054,121            896,325      Office
 256    256      256-001    6408 Stellhorn Road                   973,000       972,217            829,792      Retail
 257    257      257-001    52 South Main Street                  900,000       899,299            770,189      Retail
 258    258      258-001    3420-8 Boston Road                    855,000       853,588            736,034      Retail
 259    259      259-001    4122 W Venus Way                      775,000       774,371            660,361      Mixed Use
 260    260      260-001    Thunderbird Retail Plaza              675,000       674,487            579,121      Retail
 261    261      261-001    Grand Avenue Retail                   643,000       642,511            551,667      Retail

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 Detailed                               Interest
      CMSA       CMSA                                            Property    Interest   Administrative  Accrual
ID  Loan No. Property No.         Property Name /(1)/              Type      Rate /(4)/    Fee Rate      Basis
--- -------- ------------ ----------------------------------- -------------- ---------  -------------- ----------
 1     1                  Beacon Seattle & DC Portfolio       Various         5.7970%      0.03120%    Actual/360
1-a             1-001     Market Square                       Urban
1-b             1-002     Polk & Taylor                       Urban
1-c             1-003     Wells Fargo Center                  Urban
1-d             1-004     Lafayette Center                    Urban
1-e             1-005     Booz Allen Complex                  Suburban
1-f             1-006     Key Center                          Urban
1-g             1-007     Sunset North                        Suburban
1-h             1-008     City Center Bellevue                Urban
1-i             1-009     Plaza Center                        Urban
1-j             1-010     1616 North Fort Myer Drive          Urban
1-k             1-011     American Center                     Suburban
1-l             1-012     Eastgate Office Park                Suburban
1-m             1-013     Liberty Place                       Urban
1-n             1-014     Lincoln Executive Center            Suburban
1-o             1-015     11111 Sunset Hills Road             Suburban
1-p             1-016     Army and Navy Building              Urban
1-q             1-017     Plaza East                          Urban
1-r             1-018     Reston Town Center                  Suburban
1-s             1-019     Washington Mutual Tower             Urban
1-t             1-020     1300 North Seventeenth Street       Urban
 2     2        2-001     32 Sixth Avenue                     Urban           5.6480%      0.02120%    Actual/360
 3     3        3-001     The Mall at Prince Georges          Anchored        5.5130%      0.03120%    Actual/360
 4     4        4-001     Kalahari Waterpark Resort           Full Service    6.2240%      0.02120%    Actual/360
 5     5        5-001     Airpark Business Center             Warehouse       5.7700%      0.03120%    Actual/360
 6     6                  Detroit Liberty Portfolio           Flex            5.6900%      0.02120%    Actual/360
6-a             6-001     7525 Cogswell Road                  Flex
6-b             6-002     6505 Cogswell Road                  Flex
6-c             6-003     41133 and 41199 Van Born            Flex
6-d             6-004     38100 Ecorse Road                   Flex
 7     7        7-001     St. Andrews at Perimeter Apartments Garden          5.7400%      0.03120%    Actual/360
 8     8        8-001     Post Crest Apartments               Garden          5.6300%      0.03120%    Actual/360
 9     9        9-001     Millennium I, II, & III             Suburban        5.6450%      0.03120%    Actual/360
10     10       10-001    Perimeter Expo                      Anchored        5.3900%      0.03120%    Actual/360
11     11       11-001    Shops at Northern Boulevard         Anchored        5.6580%      0.03120%    Actual/360
12     12       12-001    Post Collier Hills Apartments       Garden          5.6300%      0.03120%    Actual/360
13     13       13-001    Annapolis Marriott Waterfront       Full Service    6.0250%      0.03120%    Actual/360
14     14       14-001    One Lincoln Park Apartments         Senior Housing  5.7300%      0.07620%    Actual/360
15     15       15-001    50 West Liberty Street              Urban           5.5650%      0.03120%    Actual/360
16     16       16-001    KBS - 625 Second Street             Urban           5.8500%      0.03120%    Actual/360
17     17       17-001    KBS - Crescent Green                Suburban        5.1800%      0.03120%    Actual/360
18     18       18-001    North Grand Mall                    Anchored        6.0200%      0.02120%    Actual/360
19     19       19-001    Beaver Brook Apartments             Garden          5.6500%      0.02120%    Actual/360

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                        Detailed                                   Interest
       CMSA       CMSA                                                  Property        Interest   Administrative  Accrual
 ID  Loan No. Property No.          Property Name /(1)/                   Type          Rate /(4)/    Fee Rate      Basis
---- -------- ------------ ------------------------------------- ---------------------- ---------  -------------- ----------
 20     20       20-001    Renaissance Columbus                  Full Service            5.8400%      0.03120%    Actual/360
 21     21       21-001    PGA Design Center                     Speciality              5.6700%      0.03120%    Actual/360
 22     22       22-001    Courtyard by Marriott - Silver Spring Limited Service         6.4700%      0.14620%    Actual/360
 23     23       23-001    Bristol Place Apartments              Garden                  5.7000%      0.03120%    Actual/360
 24     24       24-001    1500 Mittel Blvd                      Urban                   5.4400%      0.03120%    Actual/360
 25     25       25-001    Premium Distributors of VA            Warehouse               6.2000%      0.03120%    Actual/360
 26     26       26-001    Riverview Plaza                       Anchored                5.5340%      0.03120%    Actual/360
 27     27       27-001    McIntyre Square                       Anchored                5.5500%      0.10620%    Actual/360
 28     28       28-001    8880 Cal Center                       Suburban                5.8565%      0.03120%    Actual/360
 29     29       29-001    Ashford Oaks                          Medical                 5.7470%      0.03120%    Actual/360
 30     30       30-001    First Colony 24                       Theater                 5.7260%      0.03120%    Actual/360
 31     31       31-001    KBS - Kensington                      Suburban                5.5200%      0.03120%    Actual/360
 32     32       32-001    Shops at Malta                        Anchored                5.5200%      0.02120%    Actual/360
 33     33       33-001    Chesterfield Commons 4                Anchored                5.6650%      0.03120%    Actual/360
 34     34       34-001    Hastings Ranch Plaza Shopping Center  Anchored                5.9800%      0.03120%    Actual/360
 35     35       35-001    Oaks Shopping Center                  Unanchored              5.8400%      0.02120%    Actual/360
 36     36       36-001    Hilton Garden Inn - Corvallis         Full Service            5.8100%      0.03120%    Actual/360
 37     37       37-001    Greens Corner                         Anchored                5.7300%      0.03120%    Actual/360
 38     38       38-001    Kingwood Office                       Suburban                5.7200%      0.02120%    Actual/360
 39     39       39-001    Merchants Walk                        Anchored                5.4300%      0.03120%    Actual/360
 40     40       40-001    Holiday Inn - Rochester Airport       Full Service            6.0200%      0.03120%    Actual/360
 41     41       41-001    Arena Shops                           Anchored                6.3500%      0.02120%    Actual/360
 42     42       42-001    Meridian Village Shopping Center      Anchored                6.0880%      0.07120%    Actual/360
 43     43       43-001    The Shops at Rockaway                 Shadow Anchored         5.5500%      0.07120%    Actual/360
 44     44                 B&M Development Portfolio             Various                 5.7300%      0.03120%    Actual/360
44-a             44-001    CVS                                   Free Standing
44-b             44-002    Sonterra Place II                     Unanchored
44-c             44-003    703 US Highway 90 East                Unanchored
44-d             44-004    19750 State Highway 46                Unanchored
44-e             44-005    Rio Mambo                             Free Standing
44-f             44-006    7990 Bandera Road                     Free Standing
 45     45       45-001    Jackson Downs                         Anchored                5.5340%      0.03120%    Actual/360
 46     46       46-001    Greenway Industrial                   Warehouse/Distribution  5.9100%      0.02120%    Actual/360
 47     47       47-001    Hartford Corporate Plaza              Suburban                5.6500%      0.03120%    Actual/360
 48     48       48-001    Richboro Shopping Center              Anchored                5.6040%      0.03120%    Actual/360
 49     49       49-001    Village East Shopping Center          Shadow Anchored         5.9700%      0.03120%    Actual/360
 50     50       50-001    Hunting Creek Plaza                   Anchored                5.6400%      0.02120%    Actual/360
 51     51       51-001    Grant Street Portfolio                Student Housing         5.5800%      0.02120%    Actual/360
 52     52       52-001    Longs Drug Store Santa Monica         Unanchored              5.6000%      0.03120%    Actual/360
 53     53       53-001    Chestnut Hill                         Garden                  5.7600%      0.02120%    Actual/360
 54     54       54-001    Scalamandre Silk Building             Light                   5.7330%      0.03120%    Actual/360
 55     55       55-001    Kailua Self Storage                   Self Storage            5.6000%      0.03120%    Actual/360
 56     56       56-001    Kona Self Storage                     Self Storage            5.6000%      0.03120%    Actual/360
 57     57       57-001    Turnstone Office Park                 Suburban                5.8000%      0.03120%    Actual/360
 58     58       58-001    Tri-Tech Plaza                        Urban                   5.8600%      0.02120%    Actual/360
 59     59       59-001    Pomona Market Place                   Anchored                5.9630%      0.03120%    Actual/360
 60     60       60-001    Beltway Corporate Center              Suburban                5.8370%      0.08620%    Actual/360
 61     61       61-001    KBS - Sabal VI                        Suburban                5.1400%      0.03120%    Actual/360
 62     62       62-001    Canal Farms Shopping Center           Anchored                5.7100%      0.03120%    Actual/360
 63     63       63-001    2505 Steele Street                    Warehouse               5.7250%      0.03120%    Actual/360

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                          Detailed                                   Interest
        CMSA       CMSA                                                   Property        Interest   Administrative  Accrual
 ID   Loan No. Property No.          Property Name /(1)/                    Type          Rate /(4)/    Fee Rate      Basis
----- -------- ------------ -------------------------------------- ---------------------- ---------  -------------- ----------
 64     64       64-001     Vintner's Square                       Shadow Anchored         5.7600%      0.02120%    Actual/360
 65     65       65-001     Rianna II                              Mid Rise                5.8400%      0.03120%    Actual/360
 66     66       66-001     Island Park Shopping Center            Anchored                5.6300%      0.03120%    Actual/360
 67     67       67-001     44348-44388 Old Warm Springs Boulevard Light                   5.8600%      0.03120%    Actual/360
 68     68       68-001     Westland Plaza                         Anchored                5.5480%      0.03120%    Actual/360
 69     69       69-001     White Flint Storage Village            Self Storage            5.6300%      0.02120%    Actual/360
 70     70       70-001     Castle Way Apartments                  Garden                  5.5450%      0.03120%    Actual/360
 71     71       71-001     Clinton Commons                        Anchored                5.5300%      0.03120%    Actual/360
 72     72                  Rockside Road Portfolio                Suburban                5.7500%      0.07120%    Actual/360
72-a             72-001     Rockside                               Suburban
72-b             72-002     Oaktree                                Suburban
 73     73       73-001     Coppell Town Center                    Anchored                5.5400%      0.03120%        30/360
 74     74       74-001     Exponent HR Office Building            Suburban                6.5000%      0.07120%    Actual/360
 75     75       75-001     1125-1139 Post Road                    Unanchored              6.0680%      0.08120%    Actual/360
 76     76       76-001     Kimberly Clark Industrial              Warehouse               5.8800%      0.03120%    Actual/360
 77     77       77-001     Village at Town Center                 Unanchored              6.2700%      0.02120%    Actual/360
 78     78       78-001     Town and Country Center                Shadow Anchored         5.5500%      0.02120%    Actual/360
 79     79       79-001     Hilton Houston Southwest               Full Service            6.1300%      0.14620%    Actual/360
 80     80       80-001     Shops at Lincoln School                Anchored                5.5600%      0.02120%    Actual/360
 81     81       81-001     75th Street Center                     Warehouse/Distribution  5.7900%      0.07120%    Actual/360
 82     82       82-001     Winchester Portfolio                   Flex                    5.8800%      0.08120%    Actual/360
 83     83       83-001     Axcess Center Sarasota                 Medical                 5.8400%      0.03120%    Actual/360
 84     84       84-001     Centerville                            Suburban                5.8300%      0.03120%    Actual/360
 85     85       85-001     Suntree Square                         Anchored                5.5400%      0.03120%        30/360
 86     86       86-001     Village at Parker II                   Unanchored              5.5800%      0.08120%    Actual/360
 87     87       87-001     The Remington at Valley Ranch          Independent Living      5.9600%      0.02120%    Actual/360
 88     88       88-001     Cupertino Business Center              Light                   5.5200%      0.03120%    Actual/360
 89     89       89-001     Chesapeake Center                      Suburban                5.6300%      0.03120%    Actual/360
 90     90       90-001     New Vision Office Park                 Suburban                5.8000%      0.03120%    Actual/360
 91     91       91-001     Best Buy - Rancho Cucamonga            Free Standing           5.4330%      0.03120%    Actual/360
 92     92       92-001     35 Enterprise Avenue                   Warehouse               5.5160%      0.03120%    Actual/360
 93     93       93-001     2285 Ocean Avenue                      Mid Rise                5.6110%      0.03120%    Actual/360
 94     94       94-001     Oak Hills Medical Plaza                Medical                 5.5000%      0.03120%    Actual/360
 95     95       95-001     Hampton Inn & Suites - Cape Coral      Limited Service         5.9600%      0.10620%    Actual/360
 96     96       96-001     Harbour Pointe                         Office/Retail           5.7200%      0.03120%    Actual/360
 97     97       97-001     Trade Center Buildings                 Light                   5.7000%      0.03120%    Actual/360
 98     98       98-001     Galleria Village Shopping Center       Unanchored              5.6100%      0.02120%    Actual/360
 99     99       99-001     Fox Run Apartments                     Garden                  5.5100%      0.03120%    Actual/360
 100    100      100-001    1840 West 49th Street                  Suburban                5.7600%      0.03120%    Actual/360
 101    101      101-001    Danbury of Cuyahoga Falls              Senior Housing          5.8400%      0.10620%    Actual/360
 102    102      102-001    Comfort Inn & Suites University Square Limited Service         5.9900%      0.03120%    Actual/360
 103    103      103-001    One Mifflin Place                      Urban                   5.6020%      0.03120%    Actual/360
 104    104      104-001    Pyramid Building                       Suburban                5.8900%      0.03120%    Actual/360
 105    105                 Al Shaw Mini Pool                      Various                 5.8500%      0.03120%    Actual/360
105-a            105-001    Vinyard Pointe Retail                  Unanchored
105-b            105-002    2024 & 2028 Opportunity Drive          Flex
105-c            105-003    1009 Enterprise Way                    Flex
 106    106      106-001    3355 El Segundo Boulevard              Flex                    5.8000%      0.08620%    Actual/360
 107    107      107-001    Hyland Hills Shopping Center           Shadow Anchored         5.6300%      0.10620%    Actual/360
 108    108      108-001    Millersville Storage Village           Self Storage            5.6300%      0.02120%    Actual/360

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                           Detailed                                   Interest
        CMSA       CMSA                                                    Property        Interest   Administrative  Accrual
 ID   Loan No. Property No.           Property Name /(1)/                    Type          Rate /(4)/    Fee Rate      Basis
----- -------- ------------ --------------------------------------- ---------------------- ---------  -------------- ----------
 109    109      109-001    Skyline Apartments                      Mid Rise                5.5800%      0.10620%    Actual/360
 110    110      110-001    Airport Commercial Complex              Suburban                5.7300%      0.10620%    Actual/360
 111    111      111-001    Clear Creek Plaza                       Anchored                5.6100%      0.03120%    Actual/360
 112    112      112-001    2300 Grand Concourse                    Multifamily/Retail      5.6500%      0.03120%    Actual/360
 113    113      113-001    Sinking Springs Plaza                   Anchored                5.8000%      0.03120%    Actual/360
 114    114      114-001    26090 Ynez Road Industrial              Light                   5.7500%      0.03120%    Actual/360
 115    115      115-001    Sackett Industrial Center               Warehouse/Distribution  6.0700%      0.02120%    Actual/360
 116    116      116-001    100 East Graham Industrial              Flex                    5.9200%      0.03120%    Actual/360
 117    117      117-001    Oak Brook Office Building               Suburban                5.8800%      0.03120%    Actual/360
 118    118      118-001    Shasta Executive Plaza                  Suburban                5.9600%      0.03120%    Actual/360
 119    119      119-001    Shadeland South Business Park           Light                   5.6950%      0.03120%    Actual/360
 120    120      120-001    Five Points Plaza                       Anchored                5.7700%      0.07620%    Actual/360
 121    121      121-001    1200 First Colonial Road                Medical                 5.6700%      0.02120%    Actual/360
 122    122      122-001    1201 First Colonial Road                Medical                 5.6700%      0.02120%    Actual/360
 123    123      123-001    Country Hills Drive                     Suburban                5.5700%      0.03120%    Actual/360
 124    124      124-001    1210 Sherman Avenue                     Multifamily/Retail      5.6500%      0.03120%    Actual/360
 125    125      125-001    Manassas Junction Shopping Center       Leased Fee              5.7400%      0.03120%    Actual/360
 126    126      126-001    MSC Industrial Building                 Suburban                5.8000%      0.03120%    Actual/360
 127    127      127-001    Old Stone Apartments                    Garden                  5.8600%      0.10620%    Actual/360
 128    128      128-001    Austell Plaza                           Anchored                6.0500%      0.03120%    Actual/360
 129    129      129-001    Homewood Suites - Longview, TX          Limited Service         5.9350%      0.03120%    Actual/360
 130    130      130-001    Residence Inn San Antonio               Limited Service         5.9700%      0.03120%    Actual/360
 131    131      131-001    Lynmarie Apartments                     Garden                  5.5700%      0.03120%    Actual/360
 132    132      132-001    Smarthealth Facility                    Flex                    5.9300%      0.03120%    Actual/360
 133    133      133-001    Stutson Bridge Plaza                    Anchored                5.8150%      0.03120%    Actual/360
 134    134      134-001    Ridge Hudson Plaza                      Unanchored              5.8150%      0.03120%    Actual/360
 135    135      135-001    Iron Mountain                           Anchored                4.1297%      0.03120%    Actual/360
 136    136      136-001    Park Center III & IV                    Light                   5.7200%      0.03120%    Actual/360
 137    137      137-001    2765 Kingsbridge Terrace                Mid Rise                5.6500%      0.03120%    Actual/360
 138    138      138-001    Greenbriar Medical Office Building      Medical                 5.7600%      0.02120%    Actual/360
 139    139      139-001    Captain's Self Storage                  Self Storage            5.5900%      0.03120%    Actual/360
 140    140      140-001    Spring Mill Manor                       Garden                  5.7100%      0.02120%    Actual/360
 141    141      141-001    5514 Grape Road                         Anchored                5.9000%      0.03120%    Actual/360
 142    142      142-001    Briarwick Apartments                    Garden                  5.8100%      0.03120%    Actual/360
 143    143      143-001    Southern Oaks                           Garden                  6.0200%      0.02120%    Actual/360
 144    144      144-001    Monroe Building                         Urban                   5.7900%      0.10620%    Actual/360
 145    145      145-001    Redwood Royale Apartments               Low Rise                5.7000%      0.03120%    Actual/360
 146    146      146-001    3371-3373 Decatur Avenue                Multifamily/Retail      5.6500%      0.03120%    Actual/360
 147    147      147-001    Cottage Grove Plaza                     Shadow Anchored         5.7200%      0.03120%    Actual/360
 148    148      148-001    Midtown Business Center                 Suburban                5.9700%      0.02120%    Actual/360
 149    149                 Richardson                              Unanchored              6.2800%      0.03120%    Actual/360
149-a            149-001    Delaware/Pennsylvania Garden Centers    Unanchored
149-b            149-002    351 Wilmington - West Chester Pike      Free Standing
149-c            149-003    646 Yorklyn Road                        Free Standing
 150    150                 Waymore Storage Portfolio               Self Storage            5.8200%      0.03120%    Actual/360
150-a            150-001    Bell Street Storage                     Self Storage
150-b            150-002    34th Street                             Self Storage
 151    151      151-001    Emerald Pointe Garden Senior Apartments Independent Living      5.8400%      0.03120%    Actual/360
 152    152      152-001    Arbor Lane Apartments                   Garden                  5.7700%      0.08120%    Actual/360
 153    153      153-001    Elliston Place                          Office/Retail           5.8800%      0.10620%    Actual/360

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                         Detailed                                Interest
      CMSA       CMSA                                                    Property     Interest   Administrative  Accrual
ID  Loan No. Property No.             Property Name /(1)/                  Type       Rate /(4)/    Fee Rate      Basis
--- -------- ------------ ------------------------------------------- --------------- ---------  -------------- ----------
154   154      154-001    Harbourside Centre                          Unanchored       5.5800%      0.08620%    Actual/360
155   155      155-001    1344 University Avenue                      Mid Rise         5.6500%      0.03120%    Actual/360
156   156      156-001    Prairie View Apartments                     Garden           5.8500%      0.02120%    Actual/360
157   157      157-001    Eaton University Industrial Park            Flex             5.8400%      0.03120%    Actual/360
158   158      158-001    115 West Street                             Suburban         5.8600%      0.03120%    Actual/360
159   159      159-001    USGS Building                               Suburban         5.6100%      0.09620%    Actual/360
160   160      160-001    Pico Rivera Industrial Building             Warehouse        5.7600%      0.03120%    Actual/360
161   161      161-001    Pacific Plaza Retail Center                 Shadow Anchored  5.7500%      0.03120%    Actual/360
162   162      162-001    Glenview Estates Townhomes                  Garden           5.7400%      0.03120%    Actual/360
163   163      163-001    2264 Creston Avenue                         Mid Rise         5.6500%      0.03120%    Actual/360
164   164      164-001    7930 South Loop 289                         Unanchored       6.2800%      0.03120%    Actual/360
165   165      165-001    Walgreens Kennesaw                          Free Standing    5.8100%      0.03120%    Actual/360
166   166      166-001    Walgreen's Hamilton Township                Free Standing    5.7640%      0.03120%    Actual/360
167   167      167-001    Province Shopping Center                    Unanchored       5.8700%      0.08120%    Actual/360
168   168      168-001    2773-2779 Briggs Avenue                     Mid Rise         5.6500%      0.03120%    Actual/360
169   169      169-001    Paradise Valley Baptist                     Garden           5.8700%      0.02120%    Actual/360
170   170      170-001    Indio Industrial Building                   Warehouse        5.7250%      0.03120%    Actual/360
171   171      171-001    Cryden Industrial Building                  Flex             5.8300%      0.03120%    Actual/360
172   172      172-001    Lincoln Court Medical Office                Medical          5.6700%      0.03120%    Actual/360
173   173      173-001    1111 East Lake Street                       Warehouse        5.9300%      0.03120%    Actual/360
174   174      174-001    13539 Freeway Drive Industrial              Flex             5.7500%      0.03120%    Actual/360
175   175      175-001    Academy Sports - Houston, TX                Free Standing    5.8800%      0.03120%    Actual/360
176   176      176-001    Cosner's Corner - Panera Bread              Shadow Anchored  5.8700%      0.10620%    Actual/360
177   177      177-001    Colleyville Square                          Suburban         5.8200%      0.02120%    Actual/360
178   178      178-001    Gardenbrook Apartments                      Garden           5.5900%      0.03120%    Actual/360
179   179      179-001    Landover Storage Village                    Self Storage     5.6300%      0.02120%    Actual/360
180   180      180-001    Cordata Place Shopping Center               Shadow Anchored  5.9000%      0.03120%    Actual/360
181   181      181-001    Stewart Road & 89th Street                  Self Storage     5.8500%      0.03120%    Actual/360
182   182      182-001    Plaza West Office Building                  Suburban         5.7650%      0.03120%    Actual/360
183   183      183-001    Glenwood Springs Retail                     Shadow Anchored  5.7900%      0.03120%    Actual/360
184   184      184-001    Three Star Center                           Unanchored       5.9700%      0.07120%    Actual/360
185   185      185-001    Cloverdale Heights Apartments               Garden           5.8600%      0.03120%    Actual/360
186   186      186-001    Tree Tops Villas & Tower Village Apartments Garden           5.8400%      0.03120%    Actual/360
187   187      187-001    Sierra Business Center                      Suburban         5.5100%      0.03120%    Actual/360
188   188      188-001    Hermosa Professional Building               Office/Retail    5.8000%      0.03120%    Actual/360
189   189      189-001    Twinbrook Post Office                       Free Standing    5.8240%      0.03120%    Actual/360
190   190      190-001    551 Marshall Phelps Road                    Warehouse        5.8600%      0.03120%    Actual/360
191   191      191-001    356-374 South Milpitas Boulevard            Flex             5.6600%      0.03120%    Actual/360
192   192      192-001    New Seasons Market                          Shadow Anchored  5.8500%      0.03120%    Actual/360
193   193      193-001    Canyon Road Retail                          Free Standing    5.7700%      0.03120%    Actual/360
194   194      194-001    Big Tex Storage - Houston, TX               Self Storage     6.1400%      0.03120%    Actual/360
195   195      195-001    Storage Solutions                           Self Storage     5.6000%      0.03120%    Actual/360
196   196      196-001    Rosemount Business Center                   Flex             5.8200%      0.03120%    Actual/360
197   197      197-001    AAA All American Self Storage               Self Storage     5.6200%      0.03120%    Actual/360
198   198      198-001    American Eagle Mini Storage                 Self Storage     6.0200%      0.03120%    Actual/360
199   199      199-001    Office Depot - Dallas                       Free Standing    5.6100%      0.03120%    Actual/360
200   200      200-001    Savers Retail                               Free Standing    5.9700%      0.10620%    Actual/360
201   201      201-001    16062 Southwest Freeway                     Shadow Anchored  6.0000%      0.03120%    Actual/360
202   202      202-001    Vanowen Center Mixed Use                    Office/Retail    5.9800%      0.03120%    Actual/360
203   203      203-001    1221 Innsbruck Drive - Sunnyvale            Flex             5.7600%      0.03120%    Actual/360

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                       Detailed                                Interest
        CMSA       CMSA                                                Property     Interest   Administrative  Accrual
 ID   Loan No. Property No.          Property Name /(1)/                 Type       Rate /(4)/    Fee Rate      Basis
----- -------- ------------ -------------------------------------- ---------------- ---------  -------------- ----------
 204    204      204-001    Bradford Place                         Suburban          5.9900%      0.02120%    Actual/360
 205    205      205-001    Comerica Bank                          Leased Fee        5.8830%      0.08120%    Actual/360
 206    206      206-001    The Washington Mutual Building         Suburban          5.7200%      0.10620%    Actual/360
 207    207      207-001    Mills Ridge Apartments - Brookings     Low Rise          5.6900%      0.03120%    Actual/360
 208    208      208-001    Shoppes on the Parkway                 Unanchored        5.9800%      0.03120%    Actual/360
 209    209      209-001    902 Columbia Avenue                    Light             5.9650%      0.03120%    Actual/360
 210    210      210-001    Storage Village - Fayetteville, GA     Self Storage      5.9200%      0.03120%    Actual/360
 211    211      211-001    Bent Tree Midway Plaza                 Unanchored        5.8900%      0.10620%    Actual/360
 212    212      212-001    North Port Storage - North Port, FL    Self Storage      5.9000%      0.08120%    Actual/360
 213    213      213-001    Eckerd Drugs - Manlius, NY             Free Standing     5.9200%      0.03120%    Actual/360
 214    214      214-001    Lock N Key - Garland                   Self Storage      5.7600%      0.10620%    Actual/360
 215    215      215-001    3520 Lake Avenue, Wilmette, IL         Office/Retail     5.9100%      0.03120%    Actual/360
 216    216      216-001    10535 Wilcrest                         Warehouse         6.1100%      0.03120%    Actual/360
 217    217      217-001    CiCi's Pizza Center - Tomball TX       Unanchored        5.6300%      0.03120%    Actual/360
 218    218      218-001    Railroad Emporium                      Office/Retail     5.6900%      0.08120%    Actual/360
 219    219      219-001    Fox Hollow                             Garden            5.7500%      0.03120%    Actual/360
 220    220      220-001    Whittier Woods Apartments              Garden            6.3300%      0.03120%    Actual/360
 221    221      221-001    Harbor Place Offices                   Suburban          6.0050%      0.03120%    Actual/360
 222    222      222-001    Giaconda Corporate Center              Suburban          5.7500%      0.03120%    Actual/360
 223    223      223-001    2406 Woodmere Drive                    Light             5.7200%      0.10620%    Actual/360
 224    224      224-001    Exclusive Windows                      Flex              5.8200%      0.03120%    Actual/360
 225    225      225-001    Stor It! Self Storage                  Self Storage      5.8950%      0.08120%    Actual/360
 226    226      226-001    Tractor Supply Company - Mission TX    Big Box           5.9200%      0.03120%    Actual/360
 227    227      227-001    Wedgewood Shopping Center              Unanchored        5.8500%      0.03120%    Actual/360
 228    228      228-001    16130 Stagg Street Industrial          Warehouse         5.9000%      0.10120%    Actual/360
 229    229      229-001    Kingman Town Center                    Shadow Anchored   5.8900%      0.05120%    Actual/360
 230    230      230-001    503-523 W. Washington Blvd.            Unanchored        5.7300%      0.05120%    Actual/360
 231    231      231-001    Asp Street Investments                 Office/Retail     5.8900%      0.03120%    Actual/360
 232    232      232-001    Lock N Key - North Buckner             Self Storage      5.7600%      0.10620%    Actual/360
 233    233      233-001    West End Shopping Center               Unanchored        5.8500%      0.03120%    Actual/360
 234    234      234-001    Heidner Plaza Shopping Center          Unanchored        5.7800%      0.03120%    Actual/360
 235    235      235-001    Truxel Road 4170                       Urban             6.1600%      0.03120%    Actual/360
 236    236      236-001    Rite Aid - Las Vegas, NV               Free Standing     5.6500%      0.07120%    Actual/360
 237    237      237-001    Chula Vista Self Storage Ground Lease  Leased Fee        5.8800%      0.12120%    Actual/360
 238    238      238-001    Rite Aid - Okemos                      Free Standing     5.9800%      0.07120%    Actual/360
 239    239      239-001    Maple Tree Plaza Shoppes               Shadow Anchored   5.8900%      0.07120%    Actual/360
 240    240                 McGrath's Fish House Portfolio         Free Standing     6.0000%      0.03120%    Actual/360
240-a            240-001    McGrath's Fish House Eugene            Free Standing
240-b            240-002    McGrath's Fish House Corvallis         Free Standing
 241    241      241-001    4263-4287 Mission Blvd                 Unanchored        5.8100%      0.10120%    Actual/360
 242    242      242-001    Gateway Executive Center               Suburban          5.7350%      0.07120%    Actual/360
 243    243      243-001    27756 Avenue Hopkins                   Warehouse         5.9100%      0.07120%    Actual/360
 244    244      244-001    1118-1122 Washington Avenue            Retail/Office     6.3700%      0.03120%    Actual/360
 245    245      245-001    Village Shopping Center - PA           Unanchored        5.8500%      0.03120%    Actual/360
 246    246      246-001    1148 & 1156 W. Valencia                Garden            5.8850%      0.07120%    Actual/360
 247    247      247-001    Village at the Oaks                    Shadow Anchored   5.9300%      0.10120%    Actual/360
 248    248      248-001    Advance Auto - Marquette               Free Standing     6.1700%      0.07120%    Actual/360
 249    249      249-001    Dominion Convenience Center Woodbridge Unanchored        5.9900%      0.07120%    Actual/360
 250    250      250-001    Western Dental - Lancaster             Medical           6.1150%      0.10120%    Actual/360
 251    251      251-001    465 South Denton Tap Road              Free Standing     6.2800%      0.03120%    Actual/360
 252    252      252-001    Forest Lake 18 Plex Apartment Building Mid Rise          6.0700%      0.07120%    Actual/360
 253    253      253-001    17th and State St. - Shops             Unanchored        5.9000%      0.10120%    Actual/360
 254    254      254-001    8735 Bollman Place                     Warehouse         5.7200%      0.03120%    Actual/360
 255    255      255-001    990 Holcomb Bridge Road                Suburban          5.9800%      0.07120%    Actual/360
 256    256      256-001    6408 Stellhorn Road                    Free Standing     6.1100%      0.03120%    Actual/360
 257    257      257-001    52 South Main Street                   Unanchored        6.2300%      0.03120%    Actual/360
 258    258      258-001    3420-8 Boston Road                     Unanchored        6.4500%      0.03120%    Actual/360
 259    259      259-001    4122 W Venus Way                       Office/Warehouse  6.0800%      0.12120%    Actual/360
 260    260      260-001    Thunderbird Retail Plaza               Unanchored        6.3200%      0.10120%    Actual/360
 261    261      261-001    Grand Avenue Retail                    Unanchored        6.3200%      0.10120%    Actual/360

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                        Original     Stated Remaining     Original         Remaining
      CMSA       CMSA                               Term to Maturity Term to Maturity   Amortization      Amortization
ID  Loan No. Property No.   Property Name /(1)/      or ARD (mos.)    or ARD (mos.)   Term (mos.) /(4)/ Term (mos.) /(4)/
--  -------- ------------ ------------------------- ---------------- ---------------- ----------------  ----------------
1      1                  Beacon Seattle & DC             60               59                0                 0
                          Portfolio
1-a             1-001     Market Square
1-b             1-002     Polk & Taylor
1-c             1-003     Wells Fargo Center
1-d             1-004     Lafayette Center
1-e             1-005     Booz Allen Complex
1-f             1-006     Key Center
1-g             1-007     Sunset North
1-h             1-008     City Center Bellevue
1-i             1-009     Plaza Center
1-j             1-010     1616 North Fort Myer
                          Drive
1-k             1-011     American Center
1-l             1-012     Eastgate Office Park
1-m             1-013     Liberty Place
1-n             1-014     Lincoln Executive Center
1-o             1-015     11111 Sunset Hills Road
1-p             1-016     Army and Navy Building
1-q             1-017     Plaza East
1-r             1-018     Reston Town Center
1-s             1-019     Washington Mutual Tower
1-t             1-020     1300 North Seventeenth
                          Street
2      2        2-001     32 Sixth Avenue                 120              118              360               360
3      3        3-001     The Mall at Prince              120              120               0                 0
                          Georges
4      4        4-001     Kalahari Waterpark Resort       120              119              300               299
5      5        5-001     Airpark Business Center         60               59                0                 0
6      6                  Detroit Liberty Portfolio       120              120              360               360
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born
6-d             6-004     38100 Ecorse Road
7      7        7-001     St. Andrews at Perimeter        120              118               0                 0
                          Apartments
8      8        8-001     Post Crest Apartments           120              120               0                 0
9      9        9-001     Millennium I, II, & III         120              119              360               360
10     10       10-001    Perimeter Expo                  120              120               0                 0
11     11       11-001    Shops at Northern               120              120              360               360
                          Boulevard
12     12       12-001    Post Collier Hills              120              120               0                 0
                          Apartments
13     13       13-001    Annapolis Marriott              60               60                0                 0
                          Waterfront
14     14       14-001    One Lincoln Park                120              119              360               359
                          Apartments
15     15       15-001    50 West Liberty Street          120              119              360               360
16     16       16-001    KBS - 625 Second Street         84               80                0                 0
17     17       17-001    KBS - Crescent Green            60               56                0                 0
18     18       18-001    North Grand Mall                120              120              360               360
19     19       19-001    Beaver Brook Apartments         60               60                0                 0

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                         Original     Stated Remaining     Original         Remaining
       CMSA       CMSA                               Term to Maturity Term to Maturity   Amortization      Amortization
ID   Loan No. Property No.   Property Name /(1)/      or ARD (mos.)    or ARD (mos.)   Term (mos.) /(4)/ Term (mos.) /(4)/
--   -------- ------------ ------------------------- ---------------- ---------------- ----------------  ----------------
 20     20       20-001    Renaissance Columbus            120              115              360               360
 21     21       21-001    PGA Design Center               120              118               0                 0
 22     22       22-001    Courtyard by Marriott -         120              118              360               358
                           Silver Spring
 23     23       23-001    Bristol Place Apartments        120              118               0                 0
 24     24       24-001    1500 Mittel Blvd                120              118               0                 0
 25     25       25-001    Premium Distributors of         120              113              360               360
                           VA
 26     26       26-001    Riverview Plaza                 120              120               0                 0
 27     27       27-001    McIntyre Square                 120              120              360               360
 28     28       28-001    8880 Cal Center                 120              118              360               360
 29     29       29-001    Ashford Oaks                    120              118              360               360
 30     30       30-001    First Colony 24                 120              119              300               299
 31     31       31-001    KBS - Kensington                84               82                0                 0
 32     32       32-001    Shops at Malta                  120              118              360               360
 33     33       33-001    Chesterfield Commons 4          120              119              360               359
 34     34       34-001    Hastings Ranch Plaza            120              119              360               360
                           Shopping Center
 35     35       35-001    Oaks Shopping Center            120              119              360               360
 36     36       36-001    Hilton Garden Inn -             120              120              360               360
                           Corvallis
 37     37       37-001    Greens Corner                   120              118              360               360
 38     38       38-001    Kingwood Office                 120              120              360               360
 39     39       39-001    Merchants Walk                  120              120               0                 0
 40     40       40-001    Holiday Inn - Rochester         120              119              240               239
                           Airport
 41     41       41-001    Arena Shops                     120              118              360               360
 42     42       42-001    Meridian Village                132              120              360               360
                           Shopping Center
 43     43       43-001    The Shops at Rockaway           120              119               0                 0
 44     44                 B&M Development Portfolio       120              120              360               360
44-a             44-001    CVS
44-b             44-002    Sonterra Place II
44-c             44-003    703 US Highway 90 East
44-d             44-004    19750 State Highway 46
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                   120              120               0                 0
 46     46       46-001    Greenway Industrial             120              118               0                 0
 47     47       47-001    Hartford Corporate Plaza        60               59                0                 0
 48     48       48-001    Richboro Shopping Center        120              119              360               360
 49     49       49-001    Village East Shopping           120              112              360               360
                           Center
 50     50       50-001    Hunting Creek Plaza             120              118              360               358
 51     51       51-001    Grant Street Portfolio          120              119              360               360
 52     52       52-001    Longs Drug Store Santa          120              118              360               360
                           Monica
 53     53       53-001    Chestnut Hill                   120              119              360               360
 54     54       54-001    Scalamandre Silk Building       120              118              360               360
 55     55       55-001    Kailua Self Storage             120              119               0                 0
 56     56       56-001    Kona Self Storage               120              119               0                 0
 57     57       57-001    Turnstone Office Park           120              118              360               358
 58     58       58-001    Tri-Tech Plaza                  120              118              360               360
 59     59       59-001    Pomona Market Place             118              118              360               360
 60     60       60-001    Beltway Corporate Center        120              116              360               356
 61     61       61-001    KBS - Sabal VI                  54               52                0                 0
 62     62       62-001    Canal Farms Shopping            120              119              360               360
                           Center
 63     63       63-001    2505 Steele Street              120              118              360               358

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                          Original     Stated Remaining     Original         Remaining
        CMSA       CMSA                               Term to Maturity Term to Maturity   Amortization      Amortization
 ID   Loan No. Property No.   Property Name /(1)/      or ARD (mos.)    or ARD (mos.)   Term (mos.) /(4)/ Term (mos.) /(4)/
 --   -------- ------------ ------------------------- ---------------- ---------------- ----------------  ----------------
 64      64      64-001     Vintner's Square                120              120              360               360
 65      65      65-001     Rianna II                       120              119              360               359
 66      66      66-001     Island Park Shopping            120              119              360               360
                            Center
 67      67      67-001     44348-44388 Old Warm            96               95               360               360
                            Springs Boulevard
 68      68      68-001     Westland Plaza                  120              118              360               360
 69      69      69-001     White Flint Storage             120              119               0                 0
                            Village
 70      70      70-001     Castle Way Apartments           120              117              360               360
 71      71      71-001     Clinton Commons                 120              118               0                 0
 72      72                 Rockside Road Portfolio         120              118              360               360
72-a             72-001     Rockside
72-b             72-002     Oaktree
 73      73      73-001     Coppell Town Center             60               59                0                 0
 74      74      74-001     Exponent HR Office              120              118              360               358
                            Building
 75      75      75-001     1125-1139 Post Road             120              117               0                 0
 76      76      76-001     Kimberly Clark Industrial       120              118              360               360
 77      77      77-001     Village at Town Center          120              119              360               359
 78      78      78-001     Town and Country Center         120              119              360               360
 79      79      79-001     Hilton Houston Southwest        120              117              300               300
 80      80      80-001     Shops at Lincoln School         120              118               0                 0
 81      81      81-001     75th Street Center              120              119              360               360
 82      82      82-001     Winchester Portfolio            120              117              360               360
 83      83      83-001     Axcess Center Sarasota          120              120              360               360
 84      84      84-001     Centerville                     120              119              360               359
 85      85      85-001     Suntree Square                  60               59                0                 0
 86      86      86-001     Village at Parker II            120              119              360               360
 87      87      87-001     The Remington at Valley         60               59               360               360
                            Ranch
 88      88      88-001     Cupertino Business Center       120              116              360               360
 89      89      89-001     Chesapeake Center               120              118              360               360
 90      90      90-001     New Vision Office Park          120              119              360               360
 91      91      91-001     Best Buy - Rancho               120              118              360               360
                            Cucamonga
 92      92      92-001     35 Enterprise Avenue            120              119               0                 0
 93      93      93-001     2285 Ocean Avenue               120              118              324               322
 94      94      94-001     Oak Hills Medical Plaza         120              120               0                 0
 95      95      95-001     Hampton Inn & Suites -          120              118              300               298
                            Cape Coral
 96      96      96-001     Harbour Pointe                  120              118              360               360
 97      97      97-001     Trade Center Buildings          120              119              360               360
 98      98      98-001     Galleria Village                120              118              360               360
                            Shopping Center
 99      99      99-001     Fox Run Apartments              120              119              360               359
 100    100      100-001    1840 West 49th Street           120              118              360               360
 101    101      101-001    Danbury of Cuyahoga Falls       120              119              360               360
 102    102      102-001    Comfort Inn & Suites            120              118              300               298
                            University Square
 103    103      103-001    One Mifflin Place               120              118              360               360
 104    104      104-001    Pyramid Building                120              119              360               359
 105    105                 Al Shaw Mini Pool               120              119              360               359
105-a            105-001    Vinyard Pointe Retail
105-b            105-002    2024 & 2028 Opportunity
                            Drive
105-c            105-003    1009 Enterprise Way
 106    106      106-001    3355 El Segundo Boulevard       120              120              360               360
 107    107      107-001    Hyland Hills Shopping           120              119              360               359
                            Center
 108    108      108-001    Millersville Storage            120              119               0                 0
                            Village

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                          Original     Stated Remaining     Original         Remaining
        CMSA       CMSA                               Term to Maturity Term to Maturity   Amortization      Amortization
 ID   Loan No. Property No.   Property Name /(1)/      or ARD (mos.)    or ARD (mos.)   Term (mos.) /(4)/ Term (mos.) /(4)/
 --   -------- ------------ ------------------------- ---------------- ---------------- ----------------  ----------------
 109    109      109-001    Skyline Apartments              120              117              300               297
 110    110      110-001    Airport Commercial              120              117              300               297
                            Complex
 111    111      111-001    Clear Creek Plaza               60               60               360               360
 112    112      112-001    2300 Grand Concourse            60               58               360               360
 113    113      113-001    Sinking Springs Plaza           120              119              360               359
 114    114      114-001    26090 Ynez Road                 120              118              360               360
                            Industrial
 115    115      115-001    Sackett Industrial Center       120              119              360               360
 116    116      116-001    100 East Graham                 60               53               360               360
                            Industrial
 117    117      117-001    Oak Brook Office Building       120              119              360               359
 118    118      118-001    Shasta Executive Plaza          120              119              360               360
 119    119      119-001    Shadeland South Business        120              118              360               358
                            Park
 120    120      120-001    Five Points Plaza               120              120              360               360
 121    121      121-001    1200 First Colonial Road        120              120              300               300
 122    122      122-001    1201 First Colonial Road        120              120              300               300
 123    123      123-001    Country Hills Drive             120              118              360               360
 124    124      124-001    1210 Sherman Avenue             60               58               360               360
 125    125      125-001    Manassas Junction               120              118               0                 0
                            Shopping Center
 126    126      126-001    MSC Industrial Building         120              115              360               360
 127    127      127-001    Old Stone Apartments            120              118              360               360
 128    128      128-001    Austell Plaza                   60               59               360               359
 129    129      129-001    Homewood Suites -               120              119              300               299
                            Longview, TX
 130    130      130-001    Residence Inn San Antonio       60               58                0                 0
 131    131      131-001    Lynmarie Apartments             120              118              360               360
 132    132      132-001    Smarthealth Facility            120              120              360               360
 133    133      133-001    Stutson Bridge Plaza            120              119              360               360
 134    134      134-001    Ridge Hudson Plaza              120              119              360               360
 135    135      135-001    Iron Mountain                   120              101              360               360
 136    136      136-001    Park Center III & IV            120              119              360               360
 137    137      137-001    2765 Kingsbridge Terrace        60               57               360               360
 138    138      138-001    Greenbriar Medical              120              117               0                 0
                            Office Building
 139    139      139-001    Captain's Self Storage          120              119              360               360
 140    140      140-001    Spring Mill Manor               120              120               0                 0
 141    141      141-001    5514 Grape Road                 120              119              360               359
 142    142      142-001    Briarwick Apartments            120              119              360               359
 143    143      143-001    Southern Oaks                   72               71               360               360
 144    144      144-001    Monroe Building                 120              119              360               360
 145    145      145-001    Redwood Royale Apartments       120              119              360               360
 146    146      146-001    3371-3373 Decatur Avenue        60               58               360               360
 147    147      147-001    Cottage Grove Plaza             120              116              360               360
 148    148      148-001    Midtown Business Center         120              118              330               328
 149    149                 Richardson                      120              117              360               360
149-a            149-001    Delaware/Pennsylvania
                            Garden Centers
149-b            149-002    351 Wilmington - West
                            Chester Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio       120              120              360               360
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
 151    151      151-001    Emerald Pointe Garden           120              119              360               359
                            Senior Apartments
 152    152      152-001    Arbor Lane Apartments           120              119               0                 0
 153    153      153-001    Elliston Place                  120              118              360               360

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                        Original     Stated Remaining     Original         Remaining
      CMSA       CMSA                               Term to Maturity Term to Maturity   Amortization      Amortization
ID  Loan No. Property No.   Property Name /(1)/      or ARD (mos.)    or ARD (mos.)   Term (mos.) /(4)/ Term (mos.) /(4)/
--  -------- ------------ ------------------------- ---------------- ---------------- ----------------  ----------------
154   154      154-001    Harbourside Centre              120              120              300               300
155   155      155-001    1344 University Avenue          60               57               360               360
156   156      156-001    Prairie View Apartments         84               82               360               360
157   157      157-001    Eaton University                84               84               360               360
                          Industrial Park
158   158      158-001    115 West Street                 120              119              360               360
159   159      159-001    USGS Building                   120              119              360               359
160   160      160-001    Pico Rivera Industrial          120              118              360               358
                          Building
161   161      161-001    Pacific Plaza Retail            120              118              360               358
                          Center
162   162      162-001    Glenview Estates                120              119              360               359
                          Townhomes
163   163      163-001    2264 Creston Avenue             60               58               360               360
164   164      164-001    7930 South Loop 289             120              120              360               360
165   165      165-001    Walgreens Kennesaw              120              119               0                 0
166   166      166-001    Walgreen's Hamilton             120              120               0                 0
                          Township
167   167      167-001    Province Shopping Center        120              117              360               360
168   168      168-001    2773-2779 Briggs Avenue         60               57               360               360
169   169      169-001    Paradise Valley Baptist         120              120              360               360
170   170      170-001    Indio Industrial Building       120              118              360               358
171   171      171-001    Cryden Industrial               120              118              360               360
                          Building
172   172      172-001    Lincoln Court Medical           120              119              360               359
                          Office
173   173      173-001    1111 East Lake Street           120              118              360               358
174   174      174-001    13539 Freeway Drive             120              118              360               358
                          Industrial
175   175      175-001    Academy Sports -                120              119              360               360
                          Houston, TX
176   176      176-001    Cosner's Corner - Panera        120              117              360               357
                          Bread
177   177      177-001    Colleyville Square              120              119              360               360
178   178      178-001    Gardenbrook Apartments          120              118              360               360
179   179      179-001    Landover Storage Village        120              119               0                 0
180   180      180-001    Cordata Place Shopping          120              118              360               358
                          Center
181   181      181-001    Stewart Road & 89th             120              119              360               360
                          Street
182   182      182-001    Plaza West Office               120              119              360               360
                          Building
183   183      183-001    Glenwood Springs Retail         120              120              360               360
184   184      184-001    Three Star Center               120              118              360               360
185   185      185-001    Cloverdale Heights              120              119              360               359
                          Apartments
186   186      186-001    Tree Tops Villas & Tower        120              119              360               359
                          Village Apartments
187   187      187-001    Sierra Business Center          120              118              360               358
188   188      188-001    Hermosa Professional            120              119              360               360
                          Building
189   189      189-001    Twinbrook Post Office           120              119              360               360
190   190      190-001    551 Marshall Phelps Road        120              119              360               360
191   191      191-001    356-374 South Milpitas          120              120              360               360
                          Boulevard
192   192      192-001    New Seasons Market              120              119              360               359
193   193      193-001    Canyon Road Retail              120              119              360               359
194   194      194-001    Big Tex Storage -               60               59               360               359
                          Houston, TX
195   195      195-001    Storage Solutions               120              118              360               358
196   196      196-001    Rosemount Business Center       120              117              360               357
197   197      197-001    AAA All American Self           120              118              300               298
                          Storage
198   198      198-001    American Eagle Mini             120              119              360               359
                          Storage
199   199      199-001    Office Depot - Dallas           120              119              300               299
200   200      200-001    Savers Retail                   120              119              300               299
201   201      201-001    16062 Southwest Freeway         120              118              360               358
202   202      202-001    Vanowen Center Mixed Use        120              118               0                 0
203   203      203-001    1221 Innsbruck Drive -          120              119              360               360
                          Sunnyvale

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                          Original     Stated Remaining     Original         Remaining
        CMSA       CMSA                               Term to Maturity Term to Maturity   Amortization      Amortization
 ID   Loan No. Property No.   Property Name /(1)/      or ARD (mos.)    or ARD (mos.)   Term (mos.) /(4)/ Term (mos.) /(4)/
 --   -------- ------------ ------------------------- ---------------- ---------------- ----------------  ----------------
 204    204      204-001    Bradford Place                  120              118              360               358
 205    205      205-001    Comerica Bank                   120              117              360               357
 206    206      206-001    The Washington Mutual           120              117              360               357
                            Building
 207    207      207-001    Mills Ridge Apartments -        120              120              360               360
                            Brookings
 208    208      208-001    Shoppes on the Parkway          120              119              360               360
 209    209      209-001    902 Columbia Avenue             120              118              360               360
 210    210      210-001    Storage Village -               120              118              180               178
                            Fayetteville, GA
 211    211      211-001    Bent Tree Midway Plaza          120              119              360               360
 212    212      212-001    North Port Storage -            120              118              360               360
                            North Port, FL
 213    213      213-001    Eckerd Drugs - Manlius,         120              118              360               358
                            NY
 214    214      214-001    Lock N Key - Garland            120              119              360               360
 215    215      215-001    3520 Lake Avenue,               120              119              360               359
                            Wilmette, IL
 216    216      216-001    10535 Wilcrest                  120              119              360               360
 217    217      217-001    CiCi's Pizza Center -           120              119              360               360
                            Tomball TX
 218    218      218-001    Railroad Emporium               120              120              360               360
 219    219      219-001    Fox Hollow                      120              119              360               360
 220    220      220-001    Whittier Woods Apartments       120              119              360               359
 221    221      221-001    Harbor Place Offices            120              119              360               359
 222    222      222-001    Giaconda Corporate Center       120              120               0                 0
 223    223      223-001    2406 Woodmere Drive             120              117              300               297
 224    224      224-001    Exclusive Windows               120              119              360               359
 225    225      225-001    Stor It! Self Storage           120              119              360               360
 226    226      226-001    Tractor Supply Company -        120              118              360               358
                            Mission TX
 227    227      227-001    Wedgewood Shopping Center       120              118              360               360
 228    228      228-001    16130 Stagg Street              120              118              360               360
                            Industrial
 229    229      229-001    Kingman Town Center             120              119              360               359
 230    230      230-001    503-523 W. Washington           120              118              360               358
                            Blvd.
 231    231      231-001    Asp Street Investments          120              119              360               360
 232    232      232-001    Lock N Key - North              120              119              360               360
                            Buckner
 233    233      233-001    West End Shopping Center        120              118              360               360
 234    234      234-001    Heidner Plaza Shopping          120              118              360               358
                            Center
 235    235      235-001    Truxel Road 4170                120              119              360               359
 236    236      236-001    Rite Aid - Las Vegas, NV        120              118              360               358
 237    237      237-001    Chula Vista Self Storage        120              119              360               360
                            Ground Lease
 238    238      238-001    Rite Aid - Okemos               120              119              360               359
 239    239      239-001    Maple Tree Plaza Shoppes        120              119              360               359
 240    240                 McGrath's Fish House            120              119              360               359
                            Portfolio
240-a            240-001    McGrath's Fish House
                            Eugene
240-b            240-002    McGrath's Fish House
                            Corvallis
 241    241      241-001    4263-4287 Mission Blvd          120              119              360               359
 242    242      242-001    Gateway Executive Center        120              119              360               359
 243    243      243-001    27756 Avenue Hopkins            120              119              360               359
 244    244      244-001    1118-1122 Washington            60               58               360               358
                            Avenue
 245    245      245-001    Village Shopping Center         120              118              360               360
                            - PA
 246    246      246-001    1148 & 1156 W. Valencia         120              119              360               359
 247    247      247-001    Village at the Oaks             84               83               360               360
 248    248      248-001    Advance Auto - Marquette        120              119              360               359
 249    249      249-001    Dominion Convenience            120              119              360               359
                            Center Woodbridge
 250    250      250-001    Western Dental -                120              118              360               358
                            Lancaster
 251    251      251-001    465 South Denton Tap Road       120              119              360               359
 252    252      252-001    Forest Lake 18 Plex             120              119              360               359
                            Apartment Building
 253    253      253-001    17th and State St. -            120              119              360               359
                            Shops
 254    254      254-001    8735 Bollman Place              84               83               360               359
 255    255      255-001    990 Holcomb Bridge Road         120              119              360               359
 256    256      256-001    6408 Stellhorn Road             120              119              360               359
 257    257      257-001    52 South Main Street            120              119              360               359
 258    258      258-001    3420-8 Boston Road              120              118              360               358
 259    259      259-001    4122 W Venus Way                120              119              360               359
 260    260      260-001    Thunderbird Retail Plaza        120              119              360               359
 261    261      261-001    Grand Avenue Retail             120              119              360               359

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                               First   Maturity        Annual               Monthly
      CMSA       CMSA                                         Payment    Date           Debt                  Debt
ID  Loan No. Property No.         Property Name /(1)/          Date     or ARD  Service ($) /(4) (5)/ Service ($) /(4) (5)/
--  -------- ------------ ----------------------------------- -------- -------- --------------------  --------------------
 1     1                  Beacon Seattle & DC Portfolio       6/7/2007 5/7/2012    28,536,663.12          2,378,055.26
1-a             1-001     Market Square
1-b             1-002     Polk & Taylor
1-c             1-003     Wells Fargo Center
1-d             1-004     Lafayette Center
1-e             1-005     Booz Allen Complex
1-f             1-006     Key Center
1-g             1-007     Sunset North
1-h             1-008     City Center Bellevue
1-i             1-009     Plaza Center
1-j             1-010     1616 North Fort Myer Drive
1-k             1-011     American Center
1-l             1-012     Eastgate Office Park
1-m             1-013     Liberty Place
1-n             1-014     Lincoln Executive Center
1-o             1-015     11111 Sunset Hills Road
1-p             1-016     Army and Navy Building
1-q             1-017     Plaza East
1-r             1-018     Reston Town Center
1-s             1-019     Washington Mutual Tower
1-t             1-020     1300 North Seventeenth Street
 2     2        2-001     32 Sixth Avenue                     5/5/2007 4/5/2017    18,324,622.20          1,527,051.85
 3     3        3-001     The Mall at Prince Georges          7/1/2007 6/1/2017     8,384,354.16            698,696.18
 4     4        4-001     Kalahari Waterpark Resort           6/5/2007 5/5/2017     7,501,919.88            625,159.99
 5     5        5-001     Airpark Business Center             6/1/2007 5/1/2012     4,329,102.72            360,758.56
 6     6                  Detroit Liberty Portfolio           7/5/2007 6/5/2017     3,724,484.28            310,373.69
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born
6-d             6-004     38100 Ecorse Road
 7     7        7-001     St. Andrews at Perimeter Apartments 5/3/2007 4/3/2017     3,317,241.72            276,436.81
 8     8        8-001     Post Crest Apartments               7/1/2007 6/1/2017     2,634,832.32            219,569.36
 9     9        9-001     Millennium I, II, & III             6/1/2007 5/1/2017     2,632,765.32            219,397.11
10     10       10-001    Perimeter Expo                      7/1/2007 6/1/2017     2,213,268.72            184,439.06
11     11       11-001    Shops at Northern Boulevard         7/1/2007 6/1/2017     2,294,633.28            191,219.44
12     12       12-001    Post Collier Hills Apartments       7/1/2007 6/1/2017     2,258,424.24            188,202.02
13     13       13-001    Annapolis Marriott Waterfront       7/1/2007 6/1/2012     2,382,385.44            198,532.12
14     14       14-001    One Lincoln Park Apartments         6/1/2007 5/1/2017     2,515,548.72            209,629.06
15     15       15-001    50 West Liberty Street              6/1/2007 5/1/2017     1,918,379.16            159,864.93
16     16       16-001    KBS - 625 Second Street             3/1/2007 2/1/2014     1,998,831.24            166,569.27
17     17       17-001    KBS - Crescent Green                3/1/2007 2/1/2012     1,701,630.00            141,802.50
18     18       18-001    North Grand Mall                    7/5/2007 6/5/2017     1,953,155.52            162,762.96
19     19       19-001    Beaver Brook Apartments             7/5/2007 6/5/2012     1,775,826.36            147,985.53

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              First   Maturity         Annual               Monthly
       CMSA       CMSA                                       Payment    Date            Debt                  Debt
 ID  Loan No. Property No.       Property Name /(1)/          Date     or ARD   Service ($) /(4) (5)/ Service ($) /(4) (5)/
 --  -------- ------------ -------------------------------- --------- --------- --------------------  --------------------
 20     20       20-001    Renaissance Columbus              2/1/2007  1/1/2017     1,776,333.36           148,027.78
 21     21       21-001    PGA Design Center                 5/1/2007  4/1/2017     1,724,625.00           143,718.75
 22     22       22-001    Courtyard by Marriott - Silver    5/1/2007  4/1/2017     2,079,318.00           173,276.50
                           Spring
 23     23       23-001    Bristol Place Apartments          5/1/2007  4/1/2017     1,541,592.72           128,466.06
 24     24       24-001    1500 Mittel Blvd                  5/1/2007  4/1/2017     1,434,044.40           119,503.70
 25     25       25-001    Premium Distributors of VA       12/1/2006 11/1/2016     1,736,349.60           144,695.80
 26     26       26-001    Riverview Plaza                   7/1/2007  6/1/2017     1,324,163.28           110,346.94
 27     27       27-001    McIntyre Square                   7/1/2007  6/1/2017     1,153,552.08            96,129.34
 28     28       28-001    8880 Cal Center                   5/1/2007  4/1/2017     1,165,600.32            97,133.36
 29     29       29-001    Ashford Oaks                      5/1/2007  4/1/2017     1,136,229.84            94,685.82
 30     30       30-001    First Colony 24                   6/1/2007  5/1/2017     1,400,930.16           116,744.18
 31     31       31-001    KBS - Kensington                  5/1/2007  4/1/2014     1,035,383.28            86,281.94
 32     32       32-001    Shops at Malta                    5/5/2007  4/5/2017       968,223.36            80,685.28
 33     33       33-001    Chesterfield Commons 4            6/1/2007  5/1/2017     1,144,804.92            95,400.41
 34     34       34-001    Hastings Ranch Plaza Shopping     6/1/2007  5/1/2017       988,278.00            82,356.50
                           Center
 35     35       35-001    Oaks Shopping Center              6/5/2007  5/5/2017       962,180.52            80,181.71
 36     36       36-001    Hilton Garden Inn - Corvallis     7/1/2007  6/1/2017     1,141,886.16            95,157.18
 37     37       37-001    Greens Corner                     5/1/2007  4/1/2017       938,828.64            78,235.72
 38     38       38-001    Kingwood Office                   7/5/2007  6/5/2017       927,911.16            77,325.93
 39     39       39-001    Merchants Walk                    7/1/2007  6/1/2017       880,866.72            73,405.56
 40     40       40-001    Holiday Inn - Rochester Airport   6/1/2007  5/1/2017     1,377,763.92           114,813.66
 41     41       41-001    Arena Shops                       5/5/2007  4/5/2017       997,920.12            83,160.01
 42     42       42-001    Meridian Village Shopping Center  7/1/2006  6/1/2017       949,030.44            79,085.87
 43     43       43-001    The Shops at Rockaway             6/5/2007  5/5/2017       844,062.48            70,338.54
 44     44                 B&M Development Portfolio         7/1/2007  6/1/2017       871,437.48            72,619.79
44-a             44-001    CVS
44-b             44-002    Sonterra Place II
44-c             44-003    703 US Highway 90 East
44-d             44-004    19750 State Highway 46
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                     7/1/2007  6/1/2017       824,796.60            68,733.05
 46     46       46-001    Greenway Industrial               5/5/2007  4/5/2017       851,475.00            70,956.25
 47     47       47-001    Hartford Corporate Plaza          6/1/2007  5/1/2012       813,443.04            67,786.92
 48     48       48-001    Richboro Shopping Center          6/1/2007  5/1/2017       795,456.72            66,288.06
 49     49       49-001    Village East Shopping Center     11/1/2006 10/1/2016       837,875.04            69,822.92
 50     50       50-001    Hunting Creek Plaza               5/5/2007  4/5/2017       941,017.44            78,418.12
 51     51       51-001    Grant Street Portfolio            6/5/2007  5/5/2017       746,790.00            62,232.50
 52     52       52-001    Longs Drug Store Santa Monica     5/1/2007  4/1/2017       749,466.72            62,455.56
 53     53       53-001    Chestnut Hill                     6/1/2007  5/1/2017       729,999.96            60,833.33
 54     54       54-001    Scalamandre Silk Building         5/1/2007  4/1/2017       691,702.32            57,641.86
 55     55       55-001    Kailua Self Storage               6/1/2007  5/1/2017       400,396.92            33,366.41
 56     56       56-001    Kona Self Storage                 6/1/2007  5/1/2017       267,309.72            22,275.81
 57     57       57-001    Turnstone Office Park             5/1/2007  4/1/2017       795,637.08            66,303.09
 58     58       58-001    Tri-Tech Plaza                    5/5/2007  4/5/2017       668,406.24            55,700.52
 59     59       59-001    Pomona Market Place               7/1/2007  4/1/2017       804,690.84            67,057.57
 60     60       60-001    Beltway Corporate Center          3/1/2007  2/1/2017       791,765.64            65,980.47
 61     61       61-001    KBS - Sabal VI                    5/1/2007 10/1/2011       575,337.36            47,944.78
 62     62       62-001    Canal Farms Shopping Center       6/1/2007  5/1/2017       636,823.56            53,068.63
 63     63       63-001    2505 Steele Street                5/1/2007  4/1/2017       768,221.04            64,018.42

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                               First   Maturity        Annual               Monthly
        CMSA       CMSA                                       Payment    Date           Debt                  Debt
 ID   Loan No. Property No.        Property Name /(1)/         Date     or ARD  Service ($) /(4) (5)/ Service ($) /(4) (5)/
 --   -------- ------------ --------------------------------- -------- -------- --------------------  --------------------
 64     64       64-001     Vintner's Square                  7/5/2007 6/5/2017      636,560.04            53,046.67
 65     65       65-001     Rianna II                         6/1/2007 5/1/2017      760,200.48            63,350.04
 66     66       66-001     Island Park Shopping Center       6/1/2007 5/1/2017      610,776.84            50,898.07
 67     67       67-001     44348-44388 Old Warm Springs      6/1/2007 5/1/2015      623,845.80            51,987.15
                            Boulevard
 68     68       68-001     Westland Plaza                    5/1/2007 4/1/2017      590,630.88            49,219.24
 69     69       69-001     White Flint Storage Village       6/5/2007 5/5/2017      591,939.72            49,328.31
 70     70       70-001     Castle Way Apartments             4/1/2007 3/1/2017      574,569.84            47,880.82
 71     71       71-001     Clinton Commons                   5/1/2007 4/1/2017      569,651.40            47,470.95
 72     72                  Rockside Road Portfolio           5/5/2007 4/5/2017      592,313.88            49,359.49
72-a             72-001     Rockside
72-b             72-002     Oaktree
 73     73       73-001     Coppell Town Center               6/1/2007 5/1/2012      556,770.00            46,397.50
 74     74       74-001     Exponent HR Office Building       5/5/2007 4/5/2017      758,481.60            63,206.80
 75     75       75-001     1125-1139 Post Road               4/1/2007 3/1/2017      596,770.92            49,730.91
 76     76       76-001     Kimberly Clark Industrial         5/1/2007 4/1/2017      566,358.36            47,196.53
 77     77       77-001     Village at Town Center            6/5/2007 5/5/2017      699,699.00            58,308.25
 78     78       78-001     Town and Country Center           6/5/2007 5/5/2017      525,569.64            43,797.47
 79     79       79-001     Hilton Houston Southwest          4/1/2007 3/1/2017      578,007.96            48,167.33
 80     80       80-001     Shops at Lincoln School           5/5/2007 4/5/2017      507,350.04            42,279.17
 81     81       81-001     75th Street Center                6/5/2007 5/5/2017      528,337.56            44,028.13
 82     82       82-001     Winchester Portfolio              4/1/2007 3/1/2017      536,550.00            44,712.50
 83     83       83-001     Axcess Center Sarasota            7/1/2007 6/1/2017      636,447.00            53,037.25
 84     84       84-001     Centerville                       6/1/2007 5/1/2017      635,757.96            52,979.83
 85     85       85-001     Suntree Square                    6/1/2007 5/1/2012      497,214.96            41,434.58
 86     86       86-001     Village at Parker II              6/1/2007 5/1/2017      497,859.96            41,488.33
 87     87       87-001     The Remington at Valley Ranch     6/5/2007 5/5/2012      519,678.84            43,306.57
 88     88       88-001     Cupertino Business Center         3/1/2007 2/1/2017      475,716.72            39,643.06
 89     89       89-001     Chesapeake Center                 5/1/2007 4/1/2017      485,196.48            40,433.04
 90     90       90-001     New Vision Office Park            6/1/2007 5/1/2017      495,436.80            41,286.40
 91     91       91-001     Best Buy - Rancho Cucamonga       5/1/2007 4/1/2017      462,710.52            38,559.21
 92     92       92-001     35 Enterprise Avenue              6/1/2007 5/1/2017      448,807.08            37,400.59
 93     93       93-001     2285 Ocean Avenue                 5/1/2007 4/1/2017      577,724.28            48,143.69
 94     94       94-001     Oak Hills Medical Plaza           7/1/2007 6/1/2017      446,111.16            37,175.93
 95     95       95-001     Hampton Inn & Suites - Cape Coral 5/1/2007 4/1/2017      616,184.16            51,348.68
 96     96       96-001     Harbour Pointe                    5/1/2007 4/1/2017      458,156.16            38,179.68
 97     97       97-001     Trade Center Buildings            6/1/2007 5/1/2017      455,109.36            37,925.78
 98     98       98-001     Galleria Village Shopping Center  5/5/2007 4/5/2017      446,501.40            37,208.45
 99     99       99-001     Fox Run Apartments                6/1/2007 5/1/2017      532,037.88            44,336.49
 100    100      100-001    1840 West 49th Street             5/1/2007 4/1/2017      452,600.04            37,716.67
 101    101      101-001    Danbury of Cuyahoga Falls         6/1/2007 5/1/2017      450,004.44            37,500.37
 102    102      102-001    Comfort Inn & Suites University   5/1/2007 4/1/2017      579,321.24            48,276.77
                            Square
 103    103      103-001    One Mifflin Place                 5/1/2007 4/1/2017      424,565.52            35,380.46
 104    104      104-001    Pyramid Building                  6/1/2007 5/1/2017      531,469.68            44,289.14
 105    105                 Al Shaw Mini Pool                 6/1/2007 5/1/2017      523,867.56            43,655.63
105-a            105-001    Vinyard Pointe Retail
105-b            105-002    2024 & 2028 Opportunity Drive
105-c            105-003    1009 Enterprise Way
 106    106      106-001    3355 El Segundo Boulevard         7/1/2007 6/1/2017      423,399.96            35,283.33
 107    107      107-001    Hyland Hills Shopping Center      6/1/2007 5/1/2017      483,816.60            40,318.05
 108    108      108-001    Millersville Storage Village      6/5/2007 5/5/2017      397,290.36            33,107.53

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 First   Maturity         Annual               Monthly
        CMSA       CMSA                                         Payment    Date            Debt                  Debt
 ID   Loan No. Property No.        Property Name /(1)/           Date     or ARD   Service ($) /(4) (5)/ Service ($) /(4) (5)/
 --   -------- ------------ ---------------------------------- --------- --------- --------------------  --------------------
 109    109      109-001    Skyline Apartments                  4/1/2007  3/1/2017      267,353.64            22,279.47
 110    110      110-001    Airport Commercial Complex          4/1/2007  3/1/2017      241,113.00            20,092.75
 111    111      111-001    Clear Creek Plaza                   7/1/2007  6/1/2012      462,066.60            38,505.55
 112    112      112-001    2300 Grand Concourse                5/1/2007  4/1/2012      383,463.96            31,955.33
 113    113      113-001    Sinking Springs Plaza               6/1/2007  5/1/2017      464,708.40            38,725.70
 114    114      114-001    26090 Ynez Road Industrial          5/1/2007  4/1/2017      382,438.92            31,869.91
 115    115      115-001    Sackett Industrial Center           6/5/2007  5/5/2017      398,799.00            33,233.25
 116    116      116-001    100 East Graham Industrial         12/1/2006 11/1/2011      387,143.28            32,261.94
 117    117      117-001    Oak Brook Office Building           6/1/2007  5/1/2017      445,668.60            37,139.05
 118    118      118-001    Shasta Executive Plaza              6/1/2007  5/1/2017      376,465.08            31,372.09
 119    119      119-001    Shadeland South Business Park       5/1/2007  4/1/2017      431,582.16            35,965.18
 120    120      120-001    Five Points Plaza                   7/1/2007  6/1/2017      353,933.40            29,494.45
 121    121      121-001    1200 First Colonial Road            7/5/2007  6/5/2017      229,950.00            19,162.50
 122    122      122-001    1201 First Colonial Road            7/5/2007  6/5/2017      114,975.00             9,581.25
 123    123      123-001    Country Hills Drive                 5/1/2007  4/1/2017      337,712.16            28,142.68
 124    124      124-001    1210 Sherman Avenue                 5/1/2007  4/1/2012      341,646.12            28,470.51
 125    125      125-001    Manassas Junction Shopping Center   5/1/2007  4/1/2017      346,273.44            28,856.12
 126    126      126-001    MSC Industrial Building             2/1/2007  1/1/2017      346,952.76            28,912.73
 127    127      127-001    Old Stone Apartments                5/1/2007  4/1/2017      344,600.52            28,716.71
 128    128      128-001    Austell Plaza                       6/1/2007  5/1/2012      419,527.20            34,960.60
 129    129      129-001    Homewood Suites - Longview, TX      6/1/2007  5/1/2017      445,672.44            37,139.37
 130    130      130-001    Residence Inn San Antonio           5/1/2007  4/1/2012      345,016.20            28,751.35
 131    131      131-001    Lynmarie Apartments                 5/1/2007  4/1/2017      313,428.60            26,119.05
 132    132      132-001    Smarthealth Facility                7/1/2007  6/1/2017      394,166.04            32,847.17
 133    133      133-001    Stutson Bridge Plaza                6/1/2007  5/1/2017      318,371.28            26,530.94
 134    134      134-001    Ridge Hudson Plaza                  6/1/2007  5/1/2017      316,012.92            26,334.41
 135    135      135-001    Iron Mountain                      12/1/2005 11/1/2015      218,322.96            18,193.58
 136    136      136-001    Park Center III & IV                6/1/2007  5/1/2017      301,571.16            25,130.93
 137    137      137-001    2765 Kingsbridge Terrace            4/1/2007  3/1/2012      297,880.56            24,823.38
 138    138      138-001    Greenbriar Medical Office Building  4/5/2007  3/5/2017      293,168.04            24,430.67
 139    139      139-001    Captain's Self Storage              6/1/2007  5/1/2017      283,381.92            23,615.16
 140    140      140-001    Spring Mill Manor                   7/5/2007  6/5/2017      289,465.32            24,122.11
 141    141      141-001    5514 Grape Road                     6/1/2007  5/1/2017      355,881.96            29,656.83
 142    142      142-001    Briarwick Apartments                6/1/2007  5/1/2017      352,434.00            29,369.50
 143    143      143-001    Southern Oaks                       6/5/2007  5/5/2013      292,973.28            24,414.44
 144    144      144-001    Monroe Building                     6/1/2007  5/1/2017      272,974.32            22,747.86
 145    145      145-001    Redwood Royale Apartments           6/1/2007  5/1/2017      262,952.04            21,912.67
 146    146      146-001    3371-3373 Decatur Avenue            5/1/2007  4/1/2012      260,588.16            21,715.68
 147    147      147-001    Cottage Grove Plaza                 3/1/2007  2/1/2017      259,525.08            21,627.09
 148    148      148-001    Midtown Business Center             5/5/2007  4/5/2017      329,785.44            27,482.12
 149    149                 Richardson                          4/1/2007  3/1/2017      280,157.76            23,346.48
149-a            149-001    Delaware/Pennsylvania Garden
                            Centers
149-b            149-002    351 Wilmington - West Chester Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio           7/1/2007  6/1/2017      299,893.92            24,991.16
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
 151    151      151-001    Emerald Pointe Garden Senior        6/1/2007  5/1/2017      300,190.80            25,015.90
                            Apartments
 152    152      152-001    Arbor Lane Apartments               6/1/2007  5/1/2017      245,705.88            20,475.49
 153    153      153-001    Elliston Place                      5/1/2007  4/1/2017      241,447.56            20,120.63

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                            First   Maturity        Annual               Monthly
      CMSA       CMSA                                      Payment    Date           Debt                  Debt
ID  Loan No. Property No.       Property Name /(1)/         Date     or ARD  Service ($) /(4) (5)/ Service ($) /(4) (5)/
--  -------- ------------ -------------------------------- -------- -------- --------------------  --------------------
154   154      154-001    Harbourside Centre               7/1/2007 6/1/2017      297,059.64            24,754.97
155   155      155-001    1344 University Avenue           4/1/2007 3/1/2012      229,138.92            19,094.91
156   156      156-001    Prairie View Apartments          5/1/2007 4/1/2014      237,249.96            19,770.83
157   157      157-001    Eaton University Industrial Park 7/1/2007 6/1/2014      282,865.32            23,572.11
158   158      158-001    115 West Street                  6/1/2007 5/1/2017      237,655.56            19,804.63
159   159      159-001    USGS Building                    6/1/2007 5/1/2017      275,860.68            22,988.39
160   160      160-001    Pico Rivera Industrial Building  5/1/2007 4/1/2017      280,419.96            23,368.33
161   161      161-001    Pacific Plaza Retail Center      5/1/2007 4/1/2017      280,115.04            23,342.92
162   162      162-001    Glenview Estates Townhomes       6/1/2007 5/1/2017      272,814.84            22,734.57
163   163      163-001    2264 Creston Avenue              5/1/2007 4/1/2012      221,978.28            18,498.19
164   164      164-001    7930 South Loop 289              7/1/2007 6/1/2017      281,657.40            23,471.45
165   165      165-001    Walgreens Kennesaw               6/1/2007 5/1/2017      223,846.44            18,653.87
166   166      166-001    Walgreen's Hamilton Township     7/1/2007 6/1/2017      222,074.16            18,506.18
167   167      167-001    Province Shopping Center         4/1/2007 3/1/2017      224,670.12            18,722.51
168   168      168-001    2773-2779 Briggs Avenue          4/1/2007 3/1/2012      211,953.48            17,662.79
169   169      169-001    Paradise Valley Baptist          7/5/2007 6/5/2017      255,406.32            21,283.86
170   170      170-001    Indio Industrial Building        5/1/2007 4/1/2017      251,417.76            20,951.48
171   171      171-001    Cryden Industrial Building       5/1/2007 4/1/2017      206,884.08            17,240.34
172   172      172-001    Lincoln Court Medical Office     6/1/2007 5/1/2017      242,970.24            20,247.52
173   173      173-001    1111 East Lake Street            5/1/2007 4/1/2017      249,924.12            20,827.01
174   174      174-001    13539 Freeway Drive Industrial   5/1/2007 4/1/2017      243,700.08            20,308.34
175   175      175-001    Academy Sports - Houston, TX     6/1/2007 5/1/2017      205,677.48            17,139.79
176   176      176-001    Cosner's Corner - Panera Bread   4/1/2007 3/1/2017      244,267.68            20,355.64
177   177      177-001    Colleyville Square               6/5/2007 5/5/2017      197,677.92            16,473.16
178   178      178-001    Gardenbrook Apartments           5/1/2007 4/1/2017      186,181.92            15,515.16
179   179      179-001    Landover Storage Village         6/5/2007 5/5/2017      186,087.12            15,507.26
180   180      180-001    Cordata Place Shopping Center    5/1/2007 4/1/2017      232,390.92            19,365.91
181   181      181-001    Stewart Road & 89th Street       6/1/2007 5/1/2017      189,800.04            15,816.67
182   182      182-001    Plaza West Office Building       6/1/2007 5/1/2017      185,288.76            15,440.73
183   183      183-001    Glenwood Springs Retail          7/1/2007 6/1/2017      221,552.04            18,462.67
184   184      184-001    Three Star Center                5/5/2007 4/5/2017      187,640.40            15,636.70
185   185      185-001    Cloverdale Heights Apartments    6/1/2007 5/1/2017      219,695.52            18,307.96
186   186      186-001    Tree Tops Villas & Tower Village 6/1/2007 5/1/2017      215,684.76            17,973.73
                          Apartments
187   187      187-001    Sierra Business Center           5/1/2007 4/1/2017      208,040.52            17,336.71
188   188      188-001    Hermosa Professional Building    6/1/2007 5/1/2017      176,416.68            14,701.39
189   189      189-001    Twinbrook Post Office            6/1/2007 5/1/2017      177,146.64            14,762.22
190   190      190-001    551 Marshall Phelps Road         6/1/2007 5/1/2017      178,241.64            14,853.47
191   191      191-001    356-374 South Milpitas Boulevard 7/1/2007 6/1/2017      172,158.36            14,346.53
192   192      192-001    New Seasons Market               6/1/2007 5/1/2017      212,378.76            17,698.23
193   193      193-001    Canyon Road Retail               6/1/2007 5/1/2017      203,525.76            16,960.48
194   194      194-001    Big Tex Storage - Houston, TX    6/1/2007 5/1/2012      208,134.72            17,344.56
195   195      195-001    Storage Solutions                5/1/2007 4/1/2017      196,335.00            16,361.25
196   196      196-001    Rosemount Business Center        4/1/2007 3/1/2017      201,105.36            16,758.78
197   197      197-001    AAA All American Self Storage    5/1/2007 4/1/2017      208,748.16            17,395.68
198   198      198-001    American Eagle Mini Storage      6/1/2007 5/1/2017      198,276.24            16,523.02
199   199      199-001    Office Depot - Dallas            6/1/2007 5/1/2017      204,822.36            17,068.53
200   200      200-001    Savers Retail                    6/5/2007 5/5/2017      208,159.92            17,346.66
201   201      201-001    16062 Southwest Freeway          5/1/2007 4/1/2017      194,254.32            16,187.86
202   202      202-001    Vanowen Center Mixed Use         5/1/2007 4/1/2017      163,096.20            13,591.35
203   203      203-001    1221 Innsbruck Drive - Sunnyvale 6/1/2007 5/1/2017      154,760.04            12,896.67

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 First   Maturity        Annual               Monthly
        CMSA       CMSA                                         Payment    Date           Debt                  Debt
 ID   Loan No. Property No.         Property Name /(1)/          Date     or ARD  Service ($) /(4) (5)/ Service ($) /(4) (5)/
 --   -------- ------------ ----------------------------------- -------- -------- --------------------  --------------------
 204    204      204-001    Bradford Place                      5/5/2007 4/5/2017      189,015.24            15,751.27
 205    205      205-001    Comerica Bank                       4/1/2007 3/1/2017      184,719.36            15,393.28
 206    206      206-001    The Washington Mutual Building      4/1/2007 3/1/2017      181,480.56            15,123.38
 207    207      207-001    Mills Ridge Apartments - Brookings  7/1/2007 6/1/2017      179,148.00            14,929.00
 208    208      208-001    Shoppes on the Parkway              6/1/2007 5/1/2017      154,001.64            12,833.47
 209    209      209-001    902 Columbia Avenue                 5/1/2007 4/1/2017      151,196.16            12,599.68
 210    210      210-001    Storage Village - Fayetteville, GA  5/1/2007 4/1/2017      251,862.24            20,988.52
 211    211      211-001    Bent Tree Midway Plaza              6/1/2007 5/1/2017      146,309.28            12,192.44
 212    212      212-001    North Port Storage - North Port, FL 5/1/2007 4/1/2017      143,566.68            11,963.89
 213    213      213-001    Eckerd Drugs - Manlius, NY          5/1/2007 4/1/2017      167,268.96            13,939.08
 214    214      214-001    Lock N Key - Garland                6/1/2007 5/1/2017      135,780.00            11,315.00
 215    215      215-001    3520 Lake Avenue, Wilmette, IL      6/1/2007 5/1/2017      165,307.32            13,775.61
 216    216      216-001    10535 Wilcrest                      6/1/2007 5/1/2017      142,481.76            11,873.48
 217    217      217-001    CiCi's Pizza Center - Tomball TX    6/1/2007 5/1/2017      131,288.52            10,940.71
 218    218      218-001    Railroad Emporium                   7/1/2007 6/1/2017      132,687.60            11,057.30
 219    219      219-001    Fox Hollow                          6/1/2007 5/1/2017      128,256.96            10,688.08
 220    220      220-001    Whittier Woods Apartments           6/1/2007 5/1/2017      163,925.40            13,660.45
 221    221      221-001    Harbor Place Offices                6/1/2007 5/1/2017      158,366.16            13,197.18
 222    222      222-001    Giaconda Corporate Center           7/1/2007 6/1/2017      126,507.96            10,542.33
 223    223      223-001    2406 Woodmere Drive                 4/1/2007 3/1/2017      158,078.28            13,173.19
 224    224      224-001    Exclusive Windows                   6/1/2007 5/1/2017      146,771.64            12,230.97
 225    225      225-001    Stor It! Self Storage               6/1/2007 5/1/2017      122,525.88            10,210.49
 226    226      226-001    Tractor Supply Company - Mission    5/1/2007 4/1/2017      146,226.60            12,185.55
                            TX
 227    227      227-001    Wedgewood Shopping Center           5/1/2007 4/1/2017      120,404.40            10,033.70
 228    228      228-001    16130 Stagg Street Industrial       5/1/2007 4/1/2017      119,638.92             9,969.91
 229    229      229-001    Kingman Town Center                 6/1/2007 5/1/2017      142,199.28            11,849.94
 230    230      230-001    503-523 W. Washington Blvd.         5/1/2007 4/1/2017      139,752.72            11,646.06
 231    231      231-001    Asp Street Investments              6/1/2007 5/1/2017      111,075.60             9,256.30
 232    232      232-001    Lock N Key - North Buckner          6/1/2007 5/1/2017      108,039.96             9,003.33
 233    233      233-001    West End Shopping Center            5/1/2007 4/1/2017      108,245.28             9,020.44
 234    234      234-001    Heidner Plaza Shopping Center       5/1/2007 4/1/2017      124,707.24            10,392.27
 235    235      235-001    Truxel Road 4170                    6/1/2007 5/1/2017      128,805.72            10,733.81
 236    236      236-001    Rite Aid - Las Vegas, NV            5/1/2007 4/1/2017      121,219.56            10,101.63
 237    237      237-001    Chula Vista Self Storage Ground     6/1/2007 5/1/2017      101,348.28             8,445.69
                            Lease
 238    238      238-001    Rite Aid - Okemos                   6/1/2007 5/1/2017      116,661.72             9,721.81
 239    239      239-001    Maple Tree Plaza Shoppes            6/1/2007 5/1/2017      110,204.40             9,183.70
 240    240                 McGrath's Fish House Portfolio      6/1/2007 5/1/2017      107,919.12             8,993.26
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
 241    241      241-001    4263-4287 Mission Blvd              6/1/2007 5/1/2017      105,730.20             8,810.85
 242    242      242-001    Gateway Executive Center            6/1/2007 5/1/2017      104,871.60             8,739.30
 243    243      243-001    27756 Avenue Hopkins                6/1/2007 5/1/2017      103,317.12             8,609.76
 244    244      244-001    1118-1122 Washington Avenue         5/1/2007 4/1/2012      108,496.44             9,041.37
 245    245      245-001    Village Shopping Center - PA        5/1/2007 4/1/2017       80,071.92             6,672.66
 246    246      246-001    1148 & 1156 W. Valencia             6/1/2007 5/1/2017       92,379.60             7,698.30
 247    247      247-001    Village at the Oaks                 6/1/2007 5/1/2014       75,755.76             6,312.98
 248    248      248-001    Advance Auto - Marquette            6/1/2007 5/1/2017       88,721.28             7,393.44
 249    249      249-001    Dominion Convenience Center         6/1/2007 5/1/2017       86,242.68             7,186.89
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster          5/1/2007 4/1/2017       85,581.96             7,131.83
 251    251      251-001    465 South Denton Tap Road           6/1/2007 5/1/2017       83,014.80             6,917.90
 252    252      252-001    Forest Lake 18 Plex Apartment       6/1/2007 5/1/2017       81,185.40             6,765.45
                            Building
 253    253      253-001    17th and State St. - Shops          6/1/2007 5/1/2017       78,294.00             6,524.50
 254    254      254-001    8735 Bollman Place                  6/1/2007 5/1/2014       76,780.20             6,398.35
 255    255      255-001    990 Holcomb Bridge Road             6/1/2007 5/1/2017       75,740.40             6,311.70
 256    256      256-001    6408 Stellhorn Road                 6/1/2007 5/1/2017       70,831.44             5,902.62
 257    257      257-001    52 South Main Street                6/1/2007 5/1/2017       66,357.00             5,529.75
 258    258      258-001    3420-8 Boston Road                  5/1/2007 4/1/2017       64,513.20             5,376.10
 259    259      259-001    4122 W Venus Way                    6/1/2007 5/1/2017       56,237.40             4,686.45
 260    260      260-001    Thunderbird Retail Plaza            6/1/2007 5/1/2017       50,242.44             4,186.87
 261    261      261-001    Grand Avenue Retail                 6/1/2007 5/1/2017       47,860.56             3,988.38

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                Monthly             Remaining
      CMSA       CMSA                                        Debt Service         Interest Only
ID  Loan No. Property No.      Property Name /(1)/       After IO ($) /(4) (5)/ Period (mos.) /(4)/ Lockbox Lockbox Type
--  -------- ------------ -----------------------------  ---------------------  ------------------  ------- ------------
1      1                  Beacon Seattle & DC Portfolio               NAP              59             Yes    Hard
1-a             1-001     Market Square
1-b             1-002     Polk & Taylor
1-c             1-003     Wells Fargo Center
1-d             1-004     Lafayette Center
1-e             1-005     Booz Allen Complex
1-f             1-006     Key Center
1-g             1-007     Sunset North
1-h             1-008     City Center Bellevue
1-i             1-009     Plaza Center
1-j             1-010     1616 North Fort Myer Drive
1-k             1-011     American Center
1-l             1-012     Eastgate Office Park
1-m             1-013     Liberty Place
1-n             1-014     Lincoln Executive Center
1-o             1-015     11111 Sunset Hills Road
1-p             1-016     Army and Navy Building
1-q             1-017     Plaza East
1-r             1-018     Reston Town Center
1-s             1-019     Washington Mutual Tower
1-t             1-020     1300 North Seventeenth Street
2      2        2-001     32 Sixth Avenue                    1,846,749.97              58             Yes    Hard
3      3        3-001     The Mall at Prince Georges                  NAP              120            Yes    Springing
                                                                                                             Hard
4      4        4-001     Kalahari Waterpark Resort                   NAP                             Yes    Hard
5      5        5-001     Airpark Business Center                     NAP              59             Yes    Hard
6      6                  Detroit Liberty Portfolio            374,297.50              60             Yes    Soft,
                                                                                                             Springing
                                                                                                             Hard
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born
6-d             6-004     38100 Ecorse Road
7      7        7-001     St. Andrews at Perimeter                    NAP              118            Yes    Hard
                          Apartments
8      8        8-001     Post Crest Apartments                       NAP              120            No     NAP
9      9        9-001     Millennium I, II, & III              265,383.11              35             Yes    Hard
10     10       10-001    Perimeter Expo                              NAP              120            Yes    Springing
                                                                                                             Hard
11     11       11-001    Shops at Northern Boulevard          231,096.64              36             Yes    Hard
12     12       12-001    Post Collier Hills Apartments               NAP              120            No     NAP
13     13       13-001    Annapolis Marriott Waterfront               NAP              60             Yes    Springing
                                                                                                             Hard
14     14       14-001    One Lincoln Park Apartments                 NAP                             No     NAP
15     15       15-001    50 West Liberty Street               194,437.13              59             No     NAP
16     16       16-001    KBS - 625 Second Street                     NAP              80             Yes    Springing
                                                                                                             Hard
17     17       17-001    KBS - Crescent Green                        NAP              56             Yes    Springing
                                                                                                             Hard
18     18       18-001    North Grand Mall                     192,267.83              60             Yes    Hard
19     19       19-001    Beaver Brook Apartments                     NAP              60             Yes    Soft,
                                                                                                             Springing
                                                                                                             Hard

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 Monthly             Remaining
       CMSA       CMSA                                        Debt Service         Interest Only
ID   Loan No. Property No.      Property Name /(1)/       After IO ($) /(4) (5)/ Period (mos.) /(4)/ Lockbox Lockbox Type
--   -------- ------------ -----------------------------  ---------------------  ------------------  ------- ------------
 20     20       20-001    Renaissance Columbus                176,790.84               55             Yes    Springing
                                                                                                              Hard
 21     21       21-001    PGA Design Center                          NAP               118            No     NAP
 22     22       22-001    Courtyard by Marriott -                    NAP                              Yes    Springing
                           Silver Spring                                                                      Hard
 23     23       23-001    Bristol Place Apartments                   NAP               118            No     NAP
 24     24       24-001    1500 Mittel Blvd                           NAP               118            Yes    Springing
                                                                                                              Hard
 25     25       25-001    Premium Distributors of VA          144,695.80                0             No     NAP
 26     26       26-001    Riverview Plaza                            NAP               120            Yes    Springing
                                                                                                              Hard
 27     27       27-001    McIntyre Square                     117,040.66               60             No     NAP
 28     28       28-001    8880 Cal Center                     115,887.09               58             Yes    Hard
 29     29       29-001    Ashford Oaks                        113,759.55               58             Yes    Hard
 30     30       30-001    First Colony 24                            NAP                              Yes    Hard
 31     31       31-001    KBS - Kensington                           NAP               82             Yes    Springing
                                                                                                              Hard
 32     32       32-001    Shops at Malta                       98,444.69               58             No     NAP
 33     33       33-001    Chesterfield Commons 4                     NAP                              Yes    Springing
                                                                                                              Hard
 34     34       34-001    Hastings Ranch Plaza Shopping        97,517.24               59             No     NAP
                           Center
 35     35       35-001    Oaks Shopping Center                 95,761.70               59             No     NAP
 36     36       36-001    Hilton Garden Inn - Corvallis              NAP                              No     NAP
 37     37       37-001    Greens Corner                        94,100.16               22             No     NAP
 38     38       38-001    Kingwood Office                      93,066.95               60             No     NAP
 39     39       39-001    Merchants Walk                             NAP               120            Yes    Hard
 40     40       40-001    Holiday Inn - Rochester                    NAP                              No     NAP
                           Airport
 41     41       41-001    Arena Shops                          96,446.53               34             No     NAP
 42     42       42-001    Meridian Village Shopping            93,052.56               12             Yes    Hard
                           Center
 43     43       43-001    The Shops at Rockaway                      NAP               119            No     NAP
 44     44                 B&M Development Portfolio            87,345.44               24             No     NAP
44-a             44-001    CVS
44-b             44-002    Sonterra Place II
44-c             44-003    703 US Highway 90 East
44-d             44-004    19750 State Highway 46
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                              NAP               120            Yes    Springing
                                                                                                              Hard
 46     46       46-001    Greenway Industrial                        NAP               118            Yes    Springing
                                                                                                              Hard
 47     47       47-001    Hartford Corporate Plaza                   NAP               59             No     NAP
 48     48       48-001    Richboro Shopping Center             80,406.37               59             No     NAP
 49     49       49-001    Village East Shopping Center         82,725.98               52             No     NAP
 50     50       50-001    Hunting Creek Plaza                        NAP                              No     NAP
 51     51       51-001    Grant Street Portfolio               75,612.04               59             Yes    Soft
 52     52       52-001    Longs Drug Store Santa Monica        75,778.43               58             Yes    Springing
                                                                                                              Hard
 53     53       53-001    Chestnut Hill                        73,026.03               59             No     NAP
 54     54       54-001    Scalamandre Silk Building            69,316.71               34             No     NAP
 55     55       55-001    Kailua Self Storage                        NAP               119            No     NAP
 56     56       56-001    Kona Self Storage                          NAP               119            No     NAP
 57     57       57-001    Turnstone Office Park                      NAP                              No     NAP
 58     58       58-001    Tri-Tech Plaza                       66,440.19               58             No     NAP
 59     59       59-001    Pomona Market Place                        NAP                              Yes    Hard
 60     60       60-001    Beltway Corporate Center                   NAP                              No     NAP
 61     61       61-001    KBS - Sabal VI                             NAP               52             Yes    Springing
                                                                                                              Hard
 62     62       62-001    Canal Farms Shopping Center          63,913.77               59             No     NAP
 63     63       63-001    2505 Steele Street                         NAP                              No     NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                  Monthly             Remaining
        CMSA       CMSA                                        Debt Service         Interest Only
ID    Loan No. Property No.      Property Name /(1)/       After IO ($) /(4) (5)/ Period (mos.) /(4)/ Lockbox Lockbox Type
--    -------- ------------ -----------------------------  ---------------------  ------------------  ------- ------------
 64      64      64-001     Vintner's Square                     63,678.70               60             No     NAP
 65      65      65-001     Rianna II                                  NAP                              No     NAP
 66      66      66-001     Island Park Shopping Center          61,629.02               59             No     NAP
 67      67      67-001     44348-44388 Old Warm Springs         62,010.84               47             No     NAP
                            Boulevard
 68      68      68-001     Westland Plaza                       59,934.45               58             Yes    Hard
 69      69      69-001     White Flint Storage Village                NAP               119            No     NAP
 70      70      70-001     Castle Way Apartments                58,316.91               33             No     NAP
 71      71      71-001     Clinton Commons                            NAP               118            No     NAP
 72      72                 Rockside Road Portfolio              59,291.00               22             No     NAP
72-a             72-001     Rockside
72-b             72-002     Oaktree
 73      73      73-001     Coppell Town Center                        NAP               59             No     NAP
 74      74      74-001     Exponent HR Office Building                NAP                              Yes    Springing
                                                                                                               Hard
 75      75      75-001     1125-1139 Post Road                        NAP               117            No     NAP
 76      76      76-001     Kimberly Clark Industrial            56,226.45               34             Yes    Soft
 77      77      77-001     Village at Town Center                     NAP                              No     NAP
 78      78      78-001     Town and Country Center              53,324.87               59             No     NAP
 79      79      79-001     Hilton Houston Southwest             60,661.24                9             Yes    Springing
                                                                                                               Hard
 80      80      80-001     Shops at Lincoln School                    NAP               118            No     NAP
 81      81      81-001     75th Street Center                   52,750.47               35             No     NAP
 82      82      82-001     Winchester Portfolio                 53,267.17               57             Yes    Hard
 83      83      83-001     Axcess Center Sarasota                     NAP                              No     NAP
 84      84      84-001     Centerville                                NAP                              Yes    Springing
                                                                                                               Hard
 85      85      85-001     Suntree Square                             NAP               59             No     NAP
 86      86      86-001     Village at Parker II                 50,408.03               59             No     NAP
 87      87      87-001     The Remington at Valley Ranch        51,340.39               23             No     NAP
 88      88      88-001     Cupertino Business Center            48,368.78               56             No     NAP
 89      89      89-001     Chesapeake Center                    48,957.64               58             No     NAP
 90      90      90-001     New Vision Office Park               49,433.94               35             No     NAP
 91      91      91-001     Best Buy - Rancho Cucamonga          47,341.77               58             No     NAP
 92      92      92-001     35 Enterprise Avenue                       NAP               119            No     NAP
 93      93      93-001     2285 Ocean Avenue                          NAP                              No     NAP
 94      94      94-001     Oak Hills Medical Plaza                    NAP               120            No     NAP
 95      95      95-001     Hampton Inn & Suites - Cape                NAP                              Yes    Springing
                            Coral                                                                              Hard
 96      96      96-001     Harbour Pointe                       45,951.81               34             Yes    Springing
                                                                                                               Hard
 97      97      97-001     Trade Center Buildings               45,706.53               35             No     NAP
 98      98      98-001     Galleria Village Shopping            45,114.71               34             No     NAP
                            Center
 99      99      99-001     Fox Run Apartments                         NAP                              No     NAP
 100    100      100-001    1840 West 49th Street                45,276.14               22             No     NAP
 101    101      101-001    Danbury of Cuyahoga Falls            44,787.01               23             No     NAP
 102    102      102-001    Comfort Inn & Suites                       NAP                              Yes    Springing
                            University Square                                                                  Hard
 103    103      103-001    One Mifflin Place                    42,921.83               58             No     NAP
 104    104      104-001    Pyramid Building                           NAP                              No     NAP
 105    105                 Al Shaw Mini Pool                          NAP                              No     NAP
105-a            105-001    Vinyard Pointe Retail
105-b            105-002    2024 & 2028 Opportunity Drive
105-c            105-003    1009 Enterprise Way
 106    106      106-001    3355 El Segundo Boulevard            42,246.22               48             No     NAP
 107    107      107-001    Hyland Hills Shopping Center               NAP                              No     NAP
 108    108      108-001    Millersville Storage Village               NAP               119            No     NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                  Monthly             Remaining
        CMSA       CMSA                                        Debt Service         Interest Only
ID    Loan No. Property No.      Property Name /(1)/       After IO ($) /(4) (5)/ Period (mos.) /(4)/ Lockbox Lockbox Type
--    -------- ------------ ------------------------------ ---------------------  ------------------  ------- ------------
 109    109      109-001    Skyline Apartments                         NAP                              No     NAP
 110    110      110-001    Airport Commercial Complex                 NAP                              No     NAP
 111    111      111-001    Clear Creek Plaza                          NAP                              No     NAP
 112    112      112-001    2300 Grand Concourse                 38,640.16               10             No     NAP
 113    113      113-001    Sinking Springs Plaza                      NAP                              No     NAP
 114    114      114-001    26090 Ynez Road Industrial           38,282.38               34             No     NAP
 115    115      115-001    Sackett Industrial Center            39,142.98               35             No     NAP
 116    116      116-001    100 East Graham Industrial           38,339.89               17             Yes    Springing
                                                                                                               Hard
 117    117      117-001    Oak Brook Office Building                  NAP                              No     NAP
 118    118      118-001    Shasta Executive Plaza               37,191.93               23             No     NAP
 119    119      119-001    Shadeland South Business Park              NAP                              No     NAP
 120    120      120-001    Five Points Plaza                    35,383.06               48             No     NAP
 121    121      121-001    1200 First Colonial Road             24,971.24               36             No     NAP
 122    122      122-001    1201 First Colonial Road             12,485.62               36             No     NAP
 123    123      123-001    Country Hills Drive                  34,216.88               58             Yes    Springing
                                                                                                               Hard
 124    124      124-001    1210 Sherman Avenue                  34,426.34               10             No     NAP
 125    125      125-001    Manassas Junction Shopping                 NAP               118            No     NAP
                            Center
 126    126      126-001    MSC Industrial Building              34,618.43               31             Yes    Hard
 127    127      127-001    Old Stone Apartments                 34,253.61               22             No     NAP
 128    128      128-001    Austell Plaza                              NAP                              No     NAP
 129    129      129-001    Homewood Suites - Longview, TX             NAP                              No     NAP
 130    130      130-001    Residence Inn San Antonio                  NAP               58             Yes    Springing
                                                                                                               Hard
 131    131      131-001    Lynmarie Apartments                  31,756.47               34             No     NAP
 132    132      132-001    Smarthealth Facility                       NAP                              No     NAP
 133    133      133-001    Stutson Bridge Plaza                 31,736.26               59             No     NAP
 134    134      134-001    Ridge Hudson Plaza                   31,501.18               59             No     NAP
 135    135      135-001    Iron Mountain                        23,729.02               17             No     NAP
 136    136      136-001    Park Center III & IV                 30,246.76               59             No     NAP
 137    137      137-001    2765 Kingsbridge Terrace             30,016.26                9             No     NAP
 138    138      138-001    Greenbriar Medical Office                  NAP               117            No     NAP
                            Building
 139    139      139-001    Captain's Self Storage               28,672.43               58             No     NAP
 140    140      140-001    Spring Mill Manor                          NAP               120            No     NAP
 141    141      141-001    5514 Grape Road                            NAP                              No     NAP
 142    142      142-001    Briarwick Apartments                       NAP                              No     NAP
 143    143      143-001    Southern Oaks                        28,840.17               23             No     NAP
 144    144      144-001    Monroe Building                      27,254.41               59             No     NAP
 145    145      145-001    Redwood Royale Apartments            26,408.22               59             No     NAP
 146    146      146-001    3371-3373 Decatur Avenue             26,258.46               10             No     NAP
 147    147      147-001    Cottage Grove Plaza                  26,029.67               56             No     NAP
 148    148      148-001    Midtown Business Center                    NAP                              No     NAP
 149    149                 Richardson                           27,177.46               33             No     NAP
149-a            149-001    Delaware/Pennsylvania Garden
                            Centers
149-b            149-002    351 Wilmington - West Chester
                            Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio                  NAP                              No     NAP
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
 151    151      151-001    Emerald Pointe Garden Senior               NAP                              No     NAP
                            Apartments
 152    152      152-001    Arbor Lane Apartments                      NAP               119            No     NAP
 153    153      153-001    Elliston Place                       23,970.22               46             No     NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                Monthly             Remaining
      CMSA       CMSA                                        Debt Service         Interest Only
ID  Loan No. Property No.      Property Name /(1)/       After IO ($) /(4) (5)/ Period (mos.) /(4)/ Lockbox Lockbox Type
--  -------- ------------ ------------------------------ ---------------------  ------------------  ------- ------------
154   154      154-001    Harbourside Centre                         NAP                              No     NAP
155   155      155-001    1344 University Avenue               23,089.43                9             No     NAP
156   156      156-001    Prairie View Apartments              23,597.64               22             No     NAP
157   157      157-001    Eaton University Industrial                NAP                              No     NAP
                          Park
158   158      158-001    115 West Street                      23,623.18               11             No     NAP
159   159      159-001    USGS Building                              NAP                              Yes    Springing
                                                                                                             Hard
160   160      160-001    Pico Rivera Industrial                     NAP                              No     NAP
                          Building
161   161      161-001    Pacific Plaza Retail Center                NAP                              No     NAP
162   162      162-001    Glenview Estates Townhomes                 NAP                              No     NAP
163   163      163-001    2264 Creston Avenue                  22,367.89               10             No     NAP
164   164      164-001    7930 South Loop 289                        NAP                              No     NAP
165   165      165-001    Walgreens Kennesaw                         NAP               119            Yes    Hard
166   166      166-001    Walgreen's Hamilton Township               NAP               120            Yes    Hard
167   167      167-001    Province Shopping Center             22,318.49               57             No     NAP
168   168      168-001    2773-2779 Briggs Avenue              21,357.72                9             No     NAP
169   169      169-001    Paradise Valley Baptist                    NAP                              No     NAP
170   170      170-001    Indio Industrial Building                  NAP                              No     NAP
171   171      171-001    Cryden Industrial Building           20,603.27               34             No     NAP
172   172      172-001    Lincoln Court Medical Office               NAP                              No     NAP
173   173      173-001    1111 East Lake Street                      NAP                              No     NAP
174   174      174-001    13539 Freeway Drive Industrial             NAP                              No     NAP
175   175      175-001    Academy Sports - Houston, TX         20,419.08               23             Yes    Springing
                                                                                                             Hard
176   176      176-001    Cosner's Corner - Panera Bread             NAP                              No     NAP
177   177      177-001    Colleyville Square                   19,698.91               59             No     NAP
178   178      178-001    Gardenbrook Apartments               18,837.78               34             No     NAP
179   179      179-001    Landover Storage Village                   NAP               119            No     NAP
180   180      180-001    Cordata Place Shopping Center              NAP                              No     NAP
181   181      181-001    Stewart Road & 89th Street           18,878.11               59             No     NAP
182   182      182-001    Plaza West Office Building           18,529.48               23             No     NAP
183   183      183-001    Glenwood Springs Retail                    NAP                              No     NAP
184   184      184-001    Three Star Center                    18,526.32               58             No     NAP
185   185      185-001    Cloverdale Heights Apartments              NAP                              No     NAP
186   186      186-001    Tree Tops Villas & Tower                   NAP                              No     NAP
                          Village Apartments
187   187      187-001    Sierra Business Center                     NAP                              No     NAP
188   188      188-001    Hermosa Professional Building        17,602.59               59             No     NAP
189   189      189-001    Twinbrook Post Office                17,648.47               35             Yes    Hard
190   190      190-001    551 Marshall Phelps Road             17,717.38               23             No     NAP
191   191      191-001    356-374 South Milpitas               17,336.04               24             No     NAP
                          Boulevard
192   192      192-001    New Seasons Market                         NAP                              Yes    Springing
                                                                                                             Hard
193   193      193-001    Canyon Road Retail                         NAP                              No     NAP
194   194      194-001    Big Tex Storage - Houston, TX              NAP                              No     NAP
195   195      195-001    Storage Solutions                          NAP                              No     NAP
196   196      196-001    Rosemount Business Center                  NAP                              No     NAP
197   197      197-001    AAA All American Self Storage              NAP                              No     NAP
198   198      198-001    American Eagle Mini Storage                NAP                              No     NAP
199   199      199-001    Office Depot - Dallas                      NAP                              Yes    Hard
200   200      200-001    Savers Retail                              NAP                              No     NAP
201   201      201-001    16062 Southwest Freeway                    NAP                              No     NAP
202   202      202-001    Vanowen Center Mixed Use                   NAP               118            No     NAP
203   203      203-001    1221 Innsbruck Drive -               15,481.52               23             No     NAP
                          Sunnyvale

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                  Monthly             Remaining
        CMSA       CMSA                                        Debt Service         Interest Only
ID    Loan No. Property No.      Property Name /(1)/       After IO ($) /(4) (5)/ Period (mos.) /(4)/ Lockbox Lockbox Type
--    -------- ------------ ------------------------------ ---------------------  ------------------  ------- ------------
 204    204      204-001    Bradford Place                             NAP                              No     NAP
 205    205      205-001    Comerica Bank                              NAP                              No     NAP
 206    206      206-001    The Washington Mutual Building             NAP                              No     NAP
 207    207      207-001    Mills Ridge Apartments -                   NAP                              No     NAP
                            Brookings
 208    208      208-001    Shoppes on the Parkway               15,195.94               23             No     NAP
 209    209      209-001    902 Columbia Avenue                  14,932.55               34             No     NAP
 210    210      210-001    Storage Village -                          NAP                              No     NAP
                            Fayetteville, GA
 211    211      211-001    Bent Tree Midway Plaza               14,516.17               23             No     NAP
 212    212      212-001    North Port Storage - North           14,235.28               22             No     NAP
                            Port, FL
 213    213      213-001    Eckerd Drugs - Manlius, NY                 NAP                              Yes    Springing
                                                                                                               Hard
 214    214      214-001    Lock N Key - Garland                 13,582.84               23             No     NAP
 215    215      215-001    3520 Lake Avenue, Wilmette, IL             NAP                              No     NAP
 216    216      216-001    10535 Wilcrest                       13,952.74               35             No     NAP
 217    217      217-001    CiCi's Pizza Center - Tomball        13,247.36               35             No     NAP
                            TX
 218    218      218-001    Railroad Emporium                    13,334.64               60             No     NAP
 219    219      219-001    Fox Hollow                           12,838.60               23             No     NAP
 220    220      220-001    Whittier Woods Apartments                  NAP                              No     NAP
 221    221      221-001    Harbor Place Offices                       NAP                              No     NAP
 222    222      222-001    Giaconda Corporate Center                  NAP               120            No     NAP
 223    223      223-001    2406 Woodmere Drive                        NAP                              No     NAP
 224    224      224-001    Exclusive Windows                          NAP                              Yes    Springing
                                                                                                               Hard
 225    225      225-001    Stor It! Self Storage                12,152.74               23             No     NAP
 226    226      226-001    Tractor Supply Company -                   NAP                              Yes    Springing
                            Mission TX                                                                         Hard
 227    227      227-001    Wedgewood Shopping Center            11,975.80               22             No     NAP
 228    228      228-001    16130 Stagg Street Industrial        11,862.73               34             Yes    Springing
                                                                                                               Hard
 229    229      229-001    Kingman Town Center                        NAP                              No     NAP
 230    230      230-001    503-523 W. Washington Blvd.                NAP                              No     NAP
 231    231      231-001    Asp Street Investments               11,020.44               23             No     NAP
 232    232      232-001    Lock N Key - North Buckner           10,807.85               23             No     NAP
 233    233      233-001    West End Shopping Center             10,766.42               22             No     NAP
 234    234      234-001    Heidner Plaza Shopping Center              NAP                              No     NAP
 235    235      235-001    Truxel Road 4170                           NAP                              No     NAP
 236    236      236-001    Rite Aid - Las Vegas, NV                   NAP                              Yes    Springing
                                                                                                               Hard
 237    237      237-001    Chula Vista Self Storage             10,061.58               23             No     NAP
                            Ground Lease
 238    238      238-001    Rite Aid - Okemos                          NAP                              Yes    Springing
                                                                                                               Hard
 239    239      239-001    Maple Tree Plaza Shoppes                   NAP                              No     NAP
 240    240                 McGrath's Fish House Portfolio             NAP                              No     NAP
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
 241    241      241-001    4263-4287 Mission Blvd                     NAP                              No     NAP
 242    242      242-001    Gateway Executive Center                   NAP                              No     NAP
 243    243      243-001    27756 Avenue Hopkins                       NAP                              No     NAP
 244    244      244-001    1118-1122 Washington Avenue                NAP                              No     NAP
 245    245      245-001    Village Shopping Center - PA          7,964.20               22             No     NAP
 246    246      246-001    1148 & 1156 W. Valencia                    NAP                              No     NAP
 247    247      247-001    Village at the Oaks                   7,497.72               23             No     NAP
 248    248      248-001    Advance Auto - Marquette                   NAP                              Yes    Springing
                                                                                                               Hard
 249    249      249-001    Dominion Convenience Center                NAP                              No     NAP
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster                 NAP                              Yes    Springing
                                                                                                               Hard
 251    251      251-001    465 South Denton Tap Road                  NAP                              No     NAP
 252    252      252-001    Forest Lake 18 Plex Apartment              NAP                              No     NAP
                            Building
 253    253      253-001    17th and State St. - Shops                 NAP                              No     NAP
 254    254      254-001    8735 Bollman Place                         NAP                              No     NAP
 255    255      255-001    990 Holcomb Bridge Road                    NAP                              No     NAP
 256    256      256-001    6408 Stellhorn Road                        NAP                              No     NAP
 257    257      257-001    52 South Main Street                       NAP                              No     NAP
 258    258      258-001    3420-8 Boston Road                         NAP                              Yes    Springing
                                                                                                               Hard
 259    259      259-001    4122 W Venus Way                           NAP                              No     NAP
 260    260      260-001    Thunderbird Retail Plaza                   NAP                              No     NAP
 261    261      261-001    Grand Avenue Retail                        NAP                              No     NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                         ARD    Crossed                                DSCR
      CMSA       CMSA                                   Loan     With     Ownership                After Initial
ID  Loan No. Property No.      Property Name /(1)/      (Y/N) Other Loans Interest  DSCR (x) /(5)/ IO Period (x)
--  -------- ------------ ----------------------------- ----- ----------- --------- -------------  -------------
 1     1                  Beacon Seattle & DC Portfolio  No                Various      1.33           NAP
1-a             1-001     Market Square                                    Pledge
1-b             1-002     Polk & Taylor                                      Fee
1-c             1-003     Wells Fargo Center                                 Fee
1-d             1-004     Lafayette Center                                   Fee
1-e             1-005     Booz Allen Complex                                 Fee
1-f             1-006     Key Center                                      Leasehold
1-g             1-007     Sunset North                                       Fee
1-h             1-008     City Center Bellevue                               Fee
1-i             1-009     Plaza Center                                       Fee
1-j             1-010     1616 North Fort Myer Drive                         Fee
1-k             1-011     American Center                                    Fee
1-l             1-012     Eastgate Office Park                               Fee
1-m             1-013     Liberty Place                                      Fee
1-n             1-014     Lincoln Executive Center                           Fee
1-o             1-015     11111 Sunset Hills Road                            Fee
1-p             1-016     Army and Navy Building                             Fee
1-q             1-017     Plaza East                                         Fee
1-r             1-018     Reston Town Center                               Pledge
1-s             1-019     Washington Mutual Tower                          Pledge
1-t             1-020     1300 North Seventeenth Street                    Pledge
 2     2        2-001     32 Sixth Avenue                No                  Fee        1.50           1.24
 3     3        3-001     The Mall at Prince Georges     No                  Fee        1.40           NAP
 4     4        4-001     Kalahari Waterpark Resort      No                  Fee        1.88           NAP
 5     5        5-001     Airpark Business Center        No                  Fee        1.37           NAP
 6     6                  Detroit Liberty Portfolio      No                  Fee        1.41           1.17
6-a             6-001     7525 Cogswell Road                                 Fee
6-b             6-002     6505 Cogswell Road                                 Fee
6-c             6-003     41133 and 41199 Van Born                           Fee
6-d             6-004     38100 Ecorse Road                                  Fee
 7                        St. Andrews at Perimeter
       7        7-001     Apartments                     No                  Fee        1.20           NAP
 8     8        8-001     Post Crest Apartments          No                  Fee        1.24           NAP
 9     9        9-001     Millennium I, II, & III        No                  Fee        1.45           1.20
10     10       10-001    Perimeter Expo                 No                  Fee        1.57           NAP
11     11       11-001    Shops at Northern Boulevard    No               Leasehold     1.56           1.29
12     12       12-001    Post Collier Hills Apartments  No                  Fee        1.28           NAP
13     13       13-001    Annapolis Marriott Waterfront  No               Leasehold     1.68           NAP
14     14       14-001    One Lincoln Park Apartments    No                  Fee        1.17           NAP
15     15       15-001    50 West Liberty Street         No                  Fee        1.42           1.16
16     16       16-001    KBS - 625 Second Street        No                  Fee        1.39           NAP
17                                                                          Fee/
       17       17-001    KBS - Crescent Green           No               Leasehold     1.70           NAP
18     18       18-001    North Grand Mall               No                  Fee        1.35           1.15
19     19       19-001    Beaver Brook Apartments        No                  Fee        1.17           NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                             ARD    Crossed                                DSCR
       CMSA       CMSA                                      Loan     With     Ownership                After Initial
 ID  Loan No. Property No.       Property Name /(1)/        (Y/N) Other Loans Interest  DSCR (x) /(5)/ IO Period (x)
 --  -------- ------------ -------------------------------- ----- ----------- --------- -------------  -------------
 20     20       20-001    Renaissance Columbus              No                  Fee        1.37           1.15
 21     21       21-001    PGA Design Center                 No                  Fee        1.34           NAP
 22     22       22-001    Courtyard by Marriott - Silver    No                  Fee        1.68           NAP
                           Spring
 23     23       23-001    Bristol Place Apartments          No                  Fee        1.28           NAP
 24     24       24-001    1500 Mittel Blvd                  No                  Fee        1.60           NAP
 25     25       25-001    Premium Distributors of VA        Yes                 Fee        1.27           1.27
 26     26       26-001    Riverview Plaza                   No                  Fee        1.45           NAP
 27     27       27-001    McIntyre Square                   No                  Fee        1.41           1.15
 28     28       28-001    8880 Cal Center                   No                  Fee        1.43           1.20
 29     29       29-001    Ashford Oaks                      No                  Fee        1.47           1.22
 30     30       30-001    First Colony 24                   No               Leasehold     1.51           NAP
 31     31       31-001    KBS - Kensington                  No                  Fee        1.26           NAP
 32     32       32-001    Shops at Malta                    No                  Fee        1.43           1.17
 33     33       33-001    Chesterfield Commons 4            Yes                 Fee        1.36           NAP
 34     34       34-001    Hastings Ranch Plaza Shopping     No               Leasehold     1.59           1.35
                           Center
 35     35       35-001    Oaks Shopping Center              No                  Fee        1.38           1.16
 36     36       36-001    Hilton Garden Inn - Corvallis     No               Leasehold     1.40           NAP
 37     37       37-001    Greens Corner                     No                  Fee        1.57           1.31
 38     38       38-001    Kingwood Office                   No                  Fee        1.40           1.17
 39     39       39-001    Merchants Walk                    No               Leasehold     1.61           NAP
 40     40       40-001    Holiday Inn - Rochester Airport   No                  Fee        1.32           NAP
 41     41       41-001    Arena Shops                       No                  Fee        1.36           1.17
 42     42       42-001    Meridian Village Shopping Center  No                  Fee        1.42           1.20
 43     43       43-001    The Shops at Rockaway             No                  Fee        1.38           NAP
 44     44                 B&M Development Portfolio         No                  Fee        1.44           1.20
44-a             44-001    CVS                                                   Fee
44-b             44-002    Sonterra Place II                                     Fee
44-c             44-003    703 US Highway 90 East                                Fee
44-d             44-004    19750 State Highway 46                                Fee
44-e             44-005    Rio Mambo                                             Fee
44-f             44-006    7990 Bandera Road                                     Fee
 45     45       45-001    Jackson Downs                     No                  Fee        1.44           NAP
 46     46       46-001    Greenway Industrial               Yes                 Fee        1.43           NAP
 47     47       47-001    Hartford Corporate Plaza          No                  Fee        1.51           NAP
 48     48       48-001    Richboro Shopping Center          No                  Fee        1.45           1.20
 49     49       49-001    Village East Shopping Center      No                  Fee        1.73           1.46
 50     50       50-001    Hunting Creek Plaza               No                  Fee        1.26           NAP
 51     51       51-001    Grant Street Portfolio            No                  Fee        1.46           1.20
 52     52       52-001    Longs Drug Store Santa Monica     No                  Fee        1.34           1.10
 53     53       53-001    Chestnut Hill                     No                  Fee        1.49           1.24
 54     54       54-001    Scalamandre Silk Building         No                  Fee        1.49           1.24
 55     55       55-001    Kailua Self Storage               No    Crossed A     Fee        1.48           NAP
 56     56       56-001    Kona Self Storage                 No    Crossed A     Fee        1.48           NAP
 57     57       57-001    Turnstone Office Park             No                  Fee        1.19           NAP
 58     58       58-001    Tri-Tech Plaza                    No                  Fee        1.38           1.16
 59     59       59-001    Pomona Market Place               No                  Fee        1.22           NAP
 60     60       60-001    Beltway Corporate Center          No                  Fee        1.30           NAP
 61     61       61-001    KBS - Sabal VI                    No                  Fee        1.65           NAP
 62     62       62-001    Canal Farms Shopping Center       No                  Fee        1.43           1.18
 63     63       63-001    2505 Steele Street                Yes                 Fee        1.20           NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              ARD    Crossed                                DSCR
        CMSA       CMSA                                      Loan     With     Ownership                After Initial
 ID   Loan No. Property No.       Property Name /(1)/        (Y/N) Other Loans Interest  DSCR (x) /(5)/ IO Period (x)
 --   -------- ------------ -------------------------------- ----- ----------- --------- -------------  -------------
 64     64       64-001     Vintner's Square                  No                  Fee        1.39           1.16
 65     65       65-001     Rianna II                         No                  Fee        1.24           NAP
 66     66       66-001     Island Park Shopping Center       No                  Fee        1.42           1.17
 67     67       67-001     44348-44388 Old Warm Springs      No                  Fee        1.51           1.27
                            Boulevard
 68     68       68-001     Westland Plaza                    No                  Fee        1.35           1.11
 69     69       69-001     White Flint Storage Village       No                  Fee        1.50           NAP
 70     70       70-001     Castle Way Apartments             No                  Fee        1.68           1.38
 71     71       71-001     Clinton Commons                   No                  Fee        1.34           NAP
 72     72                  Rockside Road Portfolio           No                  Fee        1.41           1.17
72-a             72-001     Rockside                                              Fee
72-b             72-002     Oaktree                                               Fee
 73     73       73-001     Coppell Town Center               No                  Fee        2.10           NAP
 74     74       74-001     Exponent HR Office Building       No                  Fee        1.16           NAP
 75     75       75-001     1125-1139 Post Road               No                  Fee        1.51           NAP
 76     76       76-001     Kimberly Clark Industrial         No                  Fee        1.76           1.48
 77     77       77-001     Village at Town Center            No                  Fee        1.21           NAP
 78     78       78-001     Town and Country Center           No                  Fee        1.42           1.17
 79     79       79-001     Hilton Houston Southwest          No                  Fee        2.29           1.82
 80     80       80-001     Shops at Lincoln School           No                  Fee        1.43           NAP
 81     81       81-001     75th Street Center                No                  Fee        1.42           1.18
 82     82       82-001     Winchester Portfolio              No                  Fee        1.51           1.26
 83     83       83-001     Axcess Center Sarasota            No                  Fee        1.20           NAP
 84     84       84-001     Centerville                       No                  Fee        1.24           NAP
 85     85       85-001     Suntree Square                    No                  Fee        2.09           NAP
 86     86       86-001     Village at Parker II              No                  Fee        1.40           1.15
 87     87       87-001     The Remington at Valley Ranch     No                  Fee        1.52           1.28
 88     88       88-001     Cupertino Business Center         No                  Fee        1.55           1.27
 89     89       89-001     Chesapeake Center                 No                  Fee        1.61           1.33
 90     90       90-001     New Vision Office Park            No                  Fee        1.38           1.16
 91     91       91-001     Best Buy - Rancho Cucamonga       Yes                 Fee        1.47           1.20
 92     92       92-001     35 Enterprise Avenue              No                  Fee        1.57           NAP
 93     93       93-001     2285 Ocean Avenue                 No                  Fee        1.10           NAP
 94     94       94-001     Oak Hills Medical Plaza           No                  Fee        2.09           NAP
 95     95       95-001     Hampton Inn & Suites - Cape       No                  Fee        1.67           NAP
                            Coral
 96     96       96-001     Harbour Pointe                    No                  Fee        1.45           1.21
 97     97       97-001     Trade Center Buildings            No                  Fee        1.38           1.15
 98     98       98-001     Galleria Village Shopping Center  No                  Fee        1.47           1.21
 99     99       99-001     Fox Run Apartments                No                  Fee        1.46           NAP
 100    100      100-001    1840 West 49th Street             No                  Fee        1.44           1.20
 101    101      101-001    Danbury of Cuyahoga Falls         No                  Fee        1.70           1.42
 102    102      102-001    Comfort Inn & Suites University   No               Leasehold     1.57           NAP
                            Square
 103    103      103-001    One Mifflin Place                 No                  Fee        1.57           1.29
 104    104      104-001    Pyramid Building                  No                  Fee        1.27           NAP
 105    105                 Al Shaw Mini Pool                 No                  Fee        1.33           NAP
105-a            105-001    Vinyard Pointe Retail                                 Fee
105-b            105-002    2024 & 2028 Opportunity Drive                         Fee
105-c            105-003    1009 Enterprise Way                                   Fee
 106    106      106-001    3355 El Segundo Boulevard         No                  Fee        1.31           1.09
 107    107      107-001    Hyland Hills Shopping Center      No                  Fee        1.32           NAP
 108    108      108-001    Millersville Storage Village      No                  Fee        1.51           NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                           ARD    Crossed                                DSCR
        CMSA       CMSA                                   Loan     With     Ownership                After Initial
 ID   Loan No. Property No.      Property Name /(1)/      (Y/N) Other Loans Interest  DSCR (x) /(5)/ IO Period (x)
 --   -------- ------------ ----------------------------- ----- ----------- --------- -------------  -------------
 109    109      109-001    Skyline Apartments             No    Crossed B     Fee        1.35           NAP
 110    110      110-001    Airport Commercial Complex     No    Crossed B     Fee        1.35           NAP
 111    111      111-001    Clear Creek Plaza              No                  Fee        1.92           NAP
 112    112      112-001    2300 Grand Concourse           No                  Fee        1.45           1.20
 113    113      113-001    Sinking Springs Plaza          No                  Fee        1.22           NAP
 114    114      114-001    26090 Ynez Road Industrial     No                  Fee        1.54           1.28
 115    115      115-001    Sackett Industrial Center      No                  Fee        1.34           1.14
 116    116      116-001    100 East Graham Industrial     No                  Fee        1.97           1.66
 117    117      117-001    Oak Brook Office Building      No                  Fee        1.35           NAP
 118    118      118-001    Shasta Executive Plaza         No                  Fee        1.45           1.22
 119    119      119-001    Shadeland South Business Park  No                  Fee        1.23           NAP
 120    120      120-001    Five Points Plaza              No                  Fee        1.41           1.17
 121    121      121-001    1200 First Colonial Road       No    Crossed C     Fee        2.26           1.73
 122    122      122-001    1201 First Colonial Road       No    Crossed C     Fee        2.26           1.73
 123    123      123-001    Country Hills Drive            Yes                 Fee        1.57           1.29
 124    124      124-001    1210 Sherman Avenue            No                  Fee        1.42           1.17
 125    125      125-001    Manassas Junction Shopping     No                  Fee        1.28           NAP
                            Center
 126    126      126-001    MSC Industrial Building        Yes                 Fee        1.58           1.32
 127    127      127-001    Old Stone Apartments           No                  Fee        1.50           1.26
 128    128      128-001    Austell Plaza                  No                  Fee        1.39           NAP
 129    129      129-001    Homewood Suites - Longview,    No                  Fee        1.50           NAP
                            TX
 130    130      130-001    Residence Inn San Antonio      No                  Fee        3.92           NAP
 131    131      131-001    Lynmarie Apartments            No                  Fee        2.02           1.66
 132    132      132-001    Smarthealth Facility           No                  Fee        1.20           NAP
 133    133      133-001    Stutson Bridge Plaza           No                  Fee        1.72           1.44
 134    134      134-001    Ridge Hudson Plaza             No                  Fee        1.69           1.42
 135    135      135-001    Iron Mountain                  No                  Fee        2.98           2.29
 136    136      136-001    Park Center III & IV           No                  Fee        1.92           1.59
 137    137      137-001    2765 Kingsbridge Terrace       No                  Fee        1.45           1.20
 138    138      138-001    Greenbriar Medical Office      No                  Fee        1.42           NAP
                            Building
 139    139      139-001    Captain's Self Storage         No                  Fee        1.62           1.33
 140    140      140-001    Spring Mill Manor              No                  Fee        1.21           NAP
 141    141      141-001    5514 Grape Road                No                  Fee        1.43           NAP
 142    142      142-001    Briarwick Apartments           No                  Fee        1.23           NAP
 143    143      143-001    Southern Oaks                  No                  Fee        1.33           1.12
 144    144      144-001    Monroe Building                No                  Fee        1.60           1.33
 145    145      145-001    Redwood Royale Apartments      No                  Fee        1.46           1.21
 146    146      146-001    3371-3373 Decatur Avenue       No                  Fee        1.51           1.25
 147    147      147-001    Cottage Grove Plaza            No                  Fee        1.48           1.23
 148    148      148-001    Midtown Business Center        No                  Fee        1.24           NAP
 149    149                 Richardson                     No                  Fee        1.41           1.21
149-a            149-001    Delaware/Pennsylvania Garden                       Fee
                            Centers
149-b            149-002    351 Wilmington - West Chester                      Fee
                            Pike
149-c            149-003    646 Yorklyn Road                                   Fee
 150    150                 Waymore Storage Portfolio      No                  Fee        1.25           NAP
150-a            150-001    Bell Street Storage                                Fee
150-b            150-002    34th Street                                        Fee
 151    151      151-001    Emerald Pointe Garden Senior   No                  Fee        1.20           NAP
                            Apartments
 152    152      152-001    Arbor Lane Apartments          No                  Fee        1.38           NAP
 153    153      153-001    Elliston Place                 No                  Fee        1.65           1.39

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                            ARD    Crossed                                DSCR
      CMSA       CMSA                                      Loan     With     Ownership                After Initial
ID  Loan No. Property No.       Property Name /(1)/        (Y/N) Other Loans Interest  DSCR (x) /(5)/ IO Period (x)
--  -------- ------------ -------------------------------- ----- ----------- --------- -------------  -------------
154   154      154-001    Harbourside Centre                No                  Fee        1.52           NAP
155   155      155-001    1344 University Avenue            No                  Fee        1.47           1.22
156   156      156-001    Prairie View Apartments           No                  Fee        1.37           1.15
157   157      157-001    Eaton University Industrial Park  No                  Fee        1.18           NAP
158   158      158-001    115 West Street                   No                  Fee        1.44           1.21
159   159      159-001    USGS Building                     Yes                 Fee        1.98           NAP
160   160      160-001    Pico Rivera Industrial Building   No                  Fee        1.22           NAP
161   161      161-001    Pacific Plaza Retail Center       No                  Fee        1.27           NAP
162   162      162-001    Glenview Estates Townhomes        No                  Fee        1.20           NAP
163   163      163-001    2264 Creston Avenue               No                  Fee        1.42           1.17
164   164      164-001    7930 South Loop 289               No                  Fee        1.27           NAP
165   165      165-001    Walgreens Kennesaw                No                  Fee        1.36           NAP
166   166      166-001    Walgreen's Hamilton Township      Yes              Leasehold     1.53           NAP
167   167      167-001    Province Shopping Center          No                  Fee        1.45           1.22
168   168      168-001    2773-2779 Briggs Avenue           No                  Fee        1.45           1.20
169   169      169-001    Paradise Valley Baptist           No                  Fee        1.28           NAP
170   170      170-001    Indio Industrial Building         Yes                 Fee        1.20           NAP
171   171      171-001    Cryden Industrial Building        No                  Fee        1.33           1.11
172   172      172-001    Lincoln Court Medical Office      No                  Fee        1.39           NAP
173   173      173-001    1111 East Lake Street             No                  Fee        1.25           NAP
174   174      174-001    13539 Freeway Drive Industrial    No                  Fee        1.26           NAP
175   175      175-001    Academy Sports - Houston, TX      No                  Fee        1.44           1.21
176   176      176-001    Cosner's Corner - Panera Bread    No                  Fee        1.20           NAP
177   177      177-001    Colleyville Square                No                  Fee        1.50           1.25
178   178      178-001    Gardenbrook Apartments            No                  Fee        2.05           1.69
179   179      179-001    Landover Storage Village          No                  Fee        1.50           NAP
180   180      180-001    Cordata Place Shopping Center     No                  Fee        1.34           NAP
181   181      181-001    Stewart Road & 89th Street        No                  Fee        2.17           1.82
182   182      182-001    Plaza West Office Building        No                  Fee        1.50           1.25
183   183      183-001    Glenwood Springs Retail           No                  Fee        1.36           NAP
184   184      184-001    Three Star Center                 No                  Fee        1.36           1.15
185   185      185-001    Cloverdale Heights Apartments     No                  Fee        1.20           NAP
186   186      186-001    Tree Tops Villas & Tower Village  No                  Fee        1.23           NAP
                          Apartments
187   187      187-001    Sierra Business Center            No                  Fee        3.33           NAP
188   188      188-001    Hermosa Professional Building     No                  Fee        2.19           1.83
189   189      189-001    Twinbrook Post Office             Yes                 Fee        1.58           1.32
190   190      190-001    551 Marshall Phelps Road          No                  Fee        1.42           1.19
191   191      191-001    356-374 South Milpitas Boulevard  No                  Fee        1.33           1.10
192   192      192-001    New Seasons Market                No                  Fee        1.36           NAP
193   193      193-001    Canyon Road Retail                No                  Fee        1.20           NAP
194   194      194-001    Big Tex Storage - Houston, TX     No                  Fee        1.33           NAP
195   195      195-001    Storage Solutions                 No                  Fee        2.23           NAP
196   196      196-001    Rosemount Business Center         No                  Fee        1.25           NAP
197   197      197-001    AAA All American Self Storage     No                  Fee        2.18           NAP
198   198      198-001    American Eagle Mini Storage       No                  Fee        2.88           NAP
199   199      199-001    Office Depot - Dallas             Yes              Leasehold     1.16           NAP
200   200      200-001    Savers Retail                     No                  Fee        1.10           NAP
201   201      201-001    16062 Southwest Freeway           No                  Fee        1.29           NAP
202   202      202-001    Vanowen Center Mixed Use          No                  Fee        1.60           NAP
203   203      203-001    1221 Innsbruck Drive - Sunnyvale  No                  Fee        1.43           1.19

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                ARD    Crossed                                DSCR
        CMSA       CMSA                                        Loan     With     Ownership                After Initial
 ID   Loan No. Property No.        Property Name /(1)/         (Y/N) Other Loans Interest  DSCR (x) /(5)/ IO Period (x)
 --   -------- ------------ ---------------------------------- ----- ----------- --------- -------------  -------------
 204    204      204-001    Bradford Place                      No                  Fee        1.17           NAP
 205    205      205-001    Comerica Bank                       No                  Fee        1.24           NAP
 206    206      206-001    The Washington Mutual Building      No                  Fee        1.56           NAP
 207    207      207-001    Mills Ridge Apartments -            No                  Fee        1.30           NAP
                            Brookings
 208    208      208-001    Shoppes on the Parkway              No                  Fee        1.58           1.33
 209    209      209-001    902 Columbia Avenue                 No                  Fee        1.51           1.27
 210    210      210-001    Storage Village - Fayetteville, GA  No                  Fee        1.16           NAP
 211    211      211-001    Bent Tree Midway Plaza              No                  Fee        2.53           2.13
 212    212      212-001    North Port Storage - North Port,    No                  Fee        1.50           1.26
                            FL
 213    213      213-001    Eckerd Drugs - Manlius, NY          No                  Fee        1.31           NAP
 214    214      214-001    Lock N Key - Garland                No                  Fee        2.02           1.68
 215    215      215-001    3520 Lake Avenue, Wilmette, IL      No                  Fee        1.21           NAP
 216    216      216-001    10535 Wilcrest                      No                  Fee        1.49           1.26
 217    217      217-001    CiCi's Pizza Center - Tomball TX    No                  Fee        1.57           1.30
 218    218      218-001    Railroad Emporium                   No                  Fee        1.52           1.26
 219    219      219-001    Fox Hollow                          No                  Fee        1.54           1.29
 220    220      220-001    Whittier Woods Apartments           No               Leasehold     1.26           NAP
 221    221      221-001    Harbor Place Offices                No                  Fee        1.15           NAP
 222    222      222-001    Giaconda Corporate Center           No                  Fee        1.51           NAP
 223    223      223-001    2406 Woodmere Drive                 No                  Fee        1.52           NAP
 224    224      224-001    Exclusive Windows                   No                  Fee        1.32           NAP
 225    225      225-001    Stor It! Self Storage               No                  Fee        1.48           1.24
 226    226      226-001    Tractor Supply Company -            No                  Fee        1.41           NAP
                            Mission TX
 227    227      227-001    Wedgewood Shopping Center           No                  Fee        1.47           1.23
 228    228      228-001    16130 Stagg Street Industrial       No                  Fee        1.43           1.20
 229    229      229-001    Kingman Town Center                 No                  Fee        1.29           NAP
 230    230      230-001    503-523 W. Washington Blvd.         No                  Fee        2.75           NAP
 231    231      231-001    Asp Street Investments              No                  Fee        1.61           1.35
 232    232      232-001    Lock N Key - North Buckner          No                  Fee        2.03           1.69
 233    233      233-001    West End Shopping Center            No                  Fee        1.44           1.20
 234    234      234-001    Heidner Plaza Shopping Center       No                  Fee        1.27           NAP
 235    235      235-001    Truxel Road 4170                    No                  Fee        1.23           NAP
 236    236      236-001    Rite Aid - Las Vegas, NV            No                  Fee        2.70           NAP
 237    237      237-001    Chula Vista Self Storage Ground     No                  Fee        1.49           1.25
                            Lease
 238    238      238-001    Rite Aid - Okemos                   No                  Fee        1.35           NAP
 239    239      239-001    Maple Tree Plaza Shoppes            No                  Fee        1.88           NAP
 240    240                 McGrath's Fish House Portfolio      No                  Fee        2.17           NAP
240-a            240-001    McGrath's Fish House Eugene                             Fee
240-b            240-002    McGrath's Fish House Corvallis                          Fee
 241    241      241-001    4263-4287 Mission Blvd              No                  Fee        1.85           NAP
 242    242      242-001    Gateway Executive Center            No                  Fee        1.96           NAP
 243    243      243-001    27756 Avenue Hopkins                No                  Fee        1.26           NAP
 244    244      244-001    1118-1122 Washington Avenue         No                  Fee        1.32           NAP
 245    245      245-001    Village Shopping Center - PA        No                  Fee        1.46           1.23
 246    246      246-001    1148 & 1156 W. Valencia             No                  Fee        1.17           NAP
 247    247      247-001    Village at the Oaks                 No                  Fee        1.37           1.16
 248    248      248-001    Advance Auto - Marquette            No                  Fee        1.25           NAP
 249    249      249-001    Dominion Convenience Center         No                  Fee        2.34           NAP
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster          No                  Fee        1.26           NAP
 251    251      251-001    465 South Denton Tap Road           No                  Fee        1.30           NAP
 252    252      252-001    Forest Lake 18 Plex Apartment       No                  Fee        1.27           NAP
                            Building
 253    253      253-001    17th and State St. - Shops          No                  Fee        1.96           NAP
 254    254      254-001    8735 Bollman Place                  No                  Fee        2.32           NAP
 255    255      255-001    990 Holcomb Bridge Road             No                  Fee        1.28           NAP
 256    256      256-001    6408 Stellhorn Road                 Yes                 Fee        1.29           NAP
 257    257      257-001    52 South Main Street                No                  Fee        1.23           NAP
 258    258      258-001    3420-8 Boston Road                  No                  Fee        1.27           NAP
 259    259      259-001    4122 W Venus Way                    No                  Fee        1.26           NAP
 260    260      260-001    Thunderbird Retail Plaza            No                  Fee        1.20           NAP
 261    261      261-001    Grand Avenue Retail                 No                  Fee        1.20           NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              Payment Grace Period
      CMSA       CMSA                                            Event of Late      Payment   Appraised        Appraisal
ID  Loan No. Property No.         Property Name /(1)/              Fee (Days)        Date   Value ($) /(6)/ As-of Date /(6)/
--- -------- ------------ ----------------------------------- --------------------- ------- --------------  ---------------
 1     1                  Beacon Seattle & DC Portfolio                 0             7th   4,453,034,000      Various
1-a             1-001     Market Square                                 0                     529,000,000      3/1/2007
1-b             1-002     Polk & Taylor                                 0                     419,000,000     3/15/2007
1-c             1-003     Wells Fargo Center                            0                     394,000,000      3/1/2007
1-d             1-004     Lafayette Center                              0                     356,100,000      3/1/2007
1-e             1-005     Booz Allen Complex                            0                     302,000,000     3/15/2007
1-f             1-006     Key Center                                    0                     200,700,000      3/1/2007
1-g             1-007     Sunset North                                  0                     186,500,000      3/1/2007
1-h             1-008     City Center Bellevue                          0                     182,150,000      3/1/2007
1-i             1-009     Plaza Center                                  0                     151,800,000      3/1/2007
1-j             1-010     1616 North Fort Myer Drive                    0                     144,000,000     3/15/2007
1-k             1-011     American Center                               0                     106,000,000     3/15/2007
1-l             1-012     Eastgate Office Park                          0                      92,600,000      3/1/2007
1-m             1-013     Liberty Place                                 0                      96,000,000      3/1/2007
1-n             1-014     Lincoln Executive Center                      0                      85,500,000      3/1/2007
1-o             1-015     11111 Sunset Hills Road                       0                      75,200,000     3/15/2007
1-p             1-016     Army and Navy Building                        0                      63,500,000      3/1/2007
1-q             1-017     Plaza East                                    0                      50,300,000      3/1/2007
1-r             1-018     Reston Town Center                            0                     440,000,000     3/15/2007
1-s             1-019     Washington Mutual Tower                       0                     378,684,000      3/1/2007
1-t             1-020     1300 North Seventeenth Street                 0                     200,000,000     3/15/2007
 2     2        2-001     32 Sixth Avenue                               0             5th     535,000,000     1/24/2007
 3     3        3-001     The Mall at Prince Georges                    5             1st     190,000,000      4/3/2007
 4     4        4-001     Kalahari Waterpark Resort                     0             5th     158,000,000     3/12/2007
 5     5        5-001     Airpark Business Center                       0             1st      92,600,000     3/16/2007
 6     6                  Detroit Liberty Portfolio                     0             5th      80,700,000     3/29/2007
6-a             6-001     7525 Cogswell Road                            0                      21,300,000     3/29/2007
6-b             6-002     6505 Cogswell Road                            0                      21,000,000     3/29/2007
6-c             6-003     41133 and 41199 Van Born                      0                      19,500,000     3/29/2007
6-d             6-004     38100 Ecorse Road                             0                      18,900,000     3/29/2007
 7     7        7-001     St. Andrews at Perimeter Apartments 2, No late charge for   3rd      73,400,000     1/31/2007
                                                                1st late payment
 8     8        8-001     Post Crest Apartments                         0             1st      67,700,000     3/12/2007
 9     9        9-001     Millennium I, II, & III                       5             1st      57,750,000     2/20/2007
10     10       10-001    Perimeter Expo                                5             1st      62,250,000      4/8/2007
11     11       11-001    Shops at Northern Boulevard                   5             1st      53,400,000     11/13/2006
12     12       12-001    Post Collier Hills Apartments                 0             1st      63,500,000     3/12/2007
13     13       13-001    Annapolis Marriott Waterfront                 5             1st      50,000,000      3/1/2007
14     14       14-001    One Lincoln Park Apartments                   0             1st      46,000,000     12/30/2006
15     15       15-001    50 West Liberty Street                        5             1st      45,880,000     2/12/2008
16     16       16-001    KBS - 625 Second Street                       6             1st      51,000,000      1/2/2007
17     17       17-001    KBS - Crescent Green                          6             1st      48,300,000     12/6/2006
18     18       18-001    North Grand Mall                              0             5th      40,000,000     1/16/2007
19     19       19-001    Beaver Brook Apartments                       0             5th      38,600,000      4/9/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 Payment Grace Period
       CMSA       CMSA                                              Event of Late     Payment   Appraised        Appraisal
 ID  Loan No. Property No.          Property Name /(1)/               Fee (Days)       Date   Value ($) /(6)/ As-of Date /(6)/
---- -------- ------------ ------------------------------------- -------------------- ------- --------------  ---------------
 20     20       20-001    Renaissance Columbus                           5             1st     41,500,000      11/6/2006
 21     21       21-001    PGA Design Center                              5             1st     39,400,000       2/5/2007
 22     22       22-001    Courtyard by Marriott - Silver Spring          0             1st     37,000,000       1/1/2007
 23     23       23-001    Bristol Place Apartments                       5             1st     34,230,000      12/8/2006
 24     24       24-001    1500 Mittel Blvd                               5             1st     42,000,000       3/7/2007
 25     25       25-001    Premium Distributors of VA                     0             1st     32,330,000      12/31/2006
 26     26       26-001    Riverview Plaza                                5             1st     31,500,000      3/16/2007
 27     27       27-001    McIntyre Square                                0             1st     26,700,000       4/1/2007
 28     28       28-001    8880 Cal Center                                5             1st     27,010,000      1/29/2007
 29     29       29-001    Ashford Oaks                                   0             1st     26,700,000      1/19/2007
 30     30       30-001    First Colony 24                                5             1st     26,000,000       3/5/2007
 31     31       31-001    KBS - Kensington                               6             1st     26,650,000       3/9/2007
 32     32       32-001    Shops at Malta                                 0             5th     21,800,000      11/1/2007
 33     33       33-001    Chesterfield Commons 4                         5             1st     23,800,000      3/23/2007
 34     34       34-001    Hastings Ranch Plaza Shopping Center           5             1st     24,900,000      1/11/2007
 35     35       35-001    Oaks Shopping Center                           0             5th     24,000,000       3/1/2007
 36     36       36-001    Hilton Garden Inn - Corvallis                  5             1st     20,500,000       4/1/2007
 37     37       37-001    Greens Corner                                  5             1st     20,200,000      1/31/2007
 38     38       38-001    Kingwood Office                                0             5th     24,800,000       3/2/2007
 39     39       39-001    Merchants Walk                                 5             1st     20,500,000       2/8/2007
 40     40       40-001    Holiday Inn - Rochester Airport                5             1st     23,800,000      2/16/2007
 41     41       41-001    Arena Shops                                    0             5th     19,700,000      12/1/2006
 42     42       42-001    Meridian Village Shopping Center               0             1st     21,150,000       6/1/2007
 43     43       43-001    The Shops at Rockaway                          0             5th     20,300,000       2/1/2007
 44     44                 B&M Development Portfolio                      0             1st     19,075,000       Various
44-a             44-001    CVS                                            0                      4,995,000      3/23/2007
44-b             44-002    Sonterra Place II                              0                      3,800,000      3/27/2007
44-c             44-003    703 US Highway 90 East                         0                      3,500,000      3/27/2007
44-d             44-004    19750 State Highway 46                         0                      2,950,000      3/27/2007
44-e             44-005    Rio Mambo                                      0                      2,630,000      3/27/2007
44-f             44-006    7990 Bandera Road                              0                      1,200,000      3/23/2007
 45     45       45-001    Jackson Downs                                  5             1st     21,250,000      3/20/2007
 46     46       46-001    Greenway Industrial                            0             5th     22,000,000       2/6/2007
 47     47       47-001    Hartford Corporate Plaza                       0             1st     20,000,000      3/27/2007
 48     48       48-001    Richboro Shopping Center                       5             1st     17,500,000       4/1/2007
 49     49       49-001    Village East Shopping Center                   5             1st     19,450,000       8/7/2006
 50     50       50-001    Hunting Creek Plaza                            0             5th     17,075,000      1/20/2007
 51     51       51-001    Grant Street Portfolio                         0             5th     18,850,000       9/1/2007
 52     52       52-001    Longs Drug Store Santa Monica                  5             1st     16,500,000      1/21/2007
 53     53       53-001    Chestnut Hill                                  5             1st     16,875,000      3/27/2007
 54     54       54-001    Scalamandre Silk Building                      5             1st     16,600,000      1/10/2007
 55     55       55-001    Kailua Self Storage                            5             1st      8,815,000       3/6/2007
 56     56       56-001    Kona Self Storage                              5             1st      5,885,000       3/6/2007
 57     57       57-001    Turnstone Office Park                          5             1st     16,130,000      1/12/2007
 58     58       58-001    Tri-Tech Plaza                                 0             5th     14,500,000      3/15/2007
 59     59       59-001    Pomona Market Place                            5             1st     17,000,000       2/2/2007
 60     60       60-001    Beltway Corporate Center                       0             1st     16,200,000      6/12/2007
 61     61       61-001    KBS - Sabal VI                                 6             1st     16,500,000       1/9/2007
 62     62       62-001    Canal Farms Shopping Center                    7             1st     16,310,000      12/20/2006
 63     63       63-001    2505 Steele Street                             0             1st     22,800,000      2/15/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                   Payment Grace Period
        CMSA       CMSA                                               Event of Late     Payment   Appraised        Appraisal
 ID   Loan No. Property No.          Property Name /(1)/                Fee (Days)       Date   Value ($) /(6)/ As-of Date /(6)/
----- -------- ------------ -------------------------------------- -------------------- ------- --------------  ---------------
 64     64       64-001     Vintner's Square                                0             5th     15,500,000      12/1/2006
 65     65       65-001     Rianna II                                       0             1st     20,100,000      2/28/2007
 66     66       66-001     Island Park Shopping Center                     0             1st     13,950,000       3/1/2007
 67     67       67-001     44348-44388 Old Warm Springs Boulevard          0             1st     16,200,000       2/9/2007
 68     68       68-001     Westland Plaza                                  5             1st     15,290,000      2/16/2007
 69     69       69-001     White Flint Storage Village                     0             5th     13,800,000      2/23/2007
 70     70       70-001     Castle Way Apartments                           0             1st     12,800,000       9/8/2006
 71     71       71-001     Clinton Commons                                 5             1st     12,700,000      1/31/2007
 72     72                  Rockside Road Portfolio                         0             5th     12,700,000       2/9/2007
72-a             72-001     Rockside                                        0                      7,300,000       2/9/2007
72-b             72-002     Oaktree                                         0                      5,400,000       2/9/2007
 73     73       73-001     Coppell Town Center                             0             1st     19,250,000       4/5/2007
 74     74       74-001     Exponent HR Office Building                     0             5th     15,100,000       1/1/2007
 75     75       75-001     1125-1139 Post Road                             5             1st     13,200,000      2/15/2007
 76     76       76-001     Kimberly Clark Industrial                       5             1st     13,100,000      1/22/2007
 77     77       77-001     Village at Town Center                          0             5th     13,000,000       8/1/2006
 78     78       78-001     Town and Country Center                         0             5th     11,675,000       3/4/2007
 79     79       79-001     Hilton Houston Southwest                        0             1st     15,500,000       2/1/2008
 80     80       80-001     Shops at Lincoln School                         0             5th     13,100,000       1/3/2007
 81     81       81-001     75th Street Center                              0             5th     13,100,000       3/5/2007
 82     82       82-001     Winchester Portfolio                            5             1st     12,950,000       1/8/2007
 83     83       83-001     Axcess Center Sarasota                          5             1st     11,700,000       3/1/2007
 84     84       84-001     Centerville                                     5             1st     12,200,000      2/20/2007
 85     85       85-001     Suntree Square                                  0             1st     18,000,000       4/5/2007
 86     86       86-001     Village at Parker II                            5             1st     11,100,000      3/30/2007
 87     87       87-001     The Remington at Valley Ranch                   0             5th     16,000,000       3/1/2007
 88     88       88-001     Cupertino Business Center                       5             1st     12,820,000      11/29/2006
 89     89       89-001     Chesapeake Center                               5             1st     12,400,000      1/31/2007
 90     90       90-001     New Vision Office Park                          5             1st     10,600,000       3/8/2007
 91     91       91-001     Best Buy - Rancho Cucamonga                     5             1st     12,900,000      12/11/2006
 92     92       92-001     35 Enterprise Avenue                            5             1st     10,700,000       3/9/2007
 93     93       93-001     2285 Ocean Avenue                               5             1st     12,900,000       1/3/2007
 94     94       94-001     Oak Hills Medical Plaza                         0             1st     17,400,000       4/6/2007
 95     95       95-001     Hampton Inn & Suites - Cape Coral               0             1st     12,300,000       2/2/2007
 96     96       96-001     Harbour Pointe                                  5             1st     10,125,000       7/1/2007
 97     97       97-001     Trade Center Buildings                          5             1st     10,500,000      3/12/2007
 98     98       98-001     Galleria Village Shopping Center                0             5th     10,975,000      2/23/2007
 99     99       99-001     Fox Run Apartments                              2             1st     12,200,000      3/16/2007
 100    100      100-001    1840 West 49th Street                           0             1st     10,500,000       2/9/2007
 101    101      101-001    Danbury of Cuyahoga Falls                       0             1st      9,800,000       3/1/2007
 102    102      102-001    Comfort Inn & Suites University Square          5             1st     10,900,000       2/1/2007
 103    103      103-001    One Mifflin Place                               5             1st     11,200,000      3/14/2007
 104    104      104-001    Pyramid Building                                5             1st     10,350,000       3/5/2007
 105    105                 Al Shaw Mini Pool                               5             1st     15,860,000       Various
105-a            105-001    Vinyard Pointe Retail                           0                      7,400,000       2/1/2007
105-b            105-002    2024 & 2028 Opportunity Drive                   0                      4,300,000       2/7/2007
105-c            105-003    1009 Enterprise Way                             0                      4,160,000       2/7/2007
 106    106      106-001    3355 El Segundo Boulevard                       0             1st      9,600,000      3/19/2007
 107    107      107-001    Hyland Hills Shopping Center                    0             1st      9,500,000      10/1/2007
 108    108      108-001    Millersville Storage Village                    0             5th      9,500,000      2/23/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                    Payment Grace Period
        CMSA       CMSA                                                Event of Late     Payment   Appraised        Appraisal
 ID   Loan No. Property No.           Property Name /(1)/                Fee (Days)       Date   Value ($) /(6)/ As-of Date /(6)/
----- -------- ------------ --------------------------------------- -------------------- ------- --------------  ---------------
 109    109      109-001    Skyline Apartments                               0             1st      5,220,000       2/2/2007
 110    110      110-001    Airport Commercial Complex                       0             1st      4,160,000       2/2/2007
 111    111      111-001    Clear Creek Plaza                                0             1st     13,600,000      3/26/2007
 112    112      112-001    2300 Grand Concourse                             5             1st      9,900,000       3/6/2007
 113    113      113-001    Sinking Springs Plaza                            5             1st      8,300,000       3/1/2007
 114    114      114-001    26090 Ynez Road Industrial                       5             1st     10,510,000      2/13/2007
 115    115      115-001    Sackett Industrial Center                        0             5th      8,600,000       4/1/2007
 116    116      116-001    100 East Graham Industrial                       5             1st      9,260,000      12/1/2006
 117    117      117-001    Oak Brook Office Building                        5             1st      8,500,000      12/18/2006
 118    118      118-001    Shasta Executive Plaza                           5             1st      8,530,000      2/20/2007
 119    119      119-001    Shadeland South Business Park                    5             1st      8,000,000      12/21/2006
 120    120      120-001    Five Points Plaza                                0             1st      7,700,000      2/27/2007
 121    121      121-001    1200 First Colonial Road                         0             5th      6,300,000      3/19/2007
 122    122      122-001    1201 First Colonial Road                         0             5th      5,800,000      3/19/2007
 123    123      123-001    Country Hills Drive                              5             1st      9,200,000      1/12/2007
 124    124      124-001    1210 Sherman Avenue                              5             1st      8,700,000       3/6/2007
 125    125      125-001    Manassas Junction Shopping Center                5             1st      7,100,000      1/30/2007
 126    126      126-001    MSC Industrial Building                          5             1st      9,325,000      11/2/2006
 127    127      127-001    Old Stone Apartments                             0             1st      7,300,000       8/1/2007
 128    128      128-001    Austell Plaza                                    5             1st      7,250,000       3/1/2007
 129    129      129-001    Homewood Suites - Longview, TX                   5             1st      7,700,000      1/18/2007
 130    130      130-001    Residence Inn San Antonio                        5             1st     16,200,000      1/19/2007
 131    131      131-001    Lynmarie Apartments                              5             1st     10,250,000      1/19/2007
 132    132      132-001    Smarthealth Facility                             5             1st      6,900,000      2/20/2007
 133    133      133-001    Stutson Bridge Plaza                             5             1st      6,750,000      1/26/2007
 134    134      134-001    Ridge Hudson Plaza                               5             1st      6,700,000      1/26/2007
 135    135      135-001    Iron Mountain                                    5             1st      8,950,000      10/5/2005
 136    136      136-001    Park Center III & IV                             0             1st      7,900,000      3/20/2007
 137    137      137-001    2765 Kingsbridge Terrace                         5             1st      7,800,000      1/23/2007
 138    138      138-001    Greenbriar Medical Office Building               0             5th      6,300,000       1/5/2007
 139    139      139-001    Captain's Self Storage                           5             1st      7,300,000       3/5/2007
 140    140      140-001    Spring Mill Manor                                0             5th      6,800,000       4/3/2007
 141    141      141-001    5514 Grape Road                                  0             1st      7,300,000      3/11/2007
 142    142      142-001    Briarwick Apartments                             5             1st      6,310,000      3/20/2007
 143    143      143-001    Southern Oaks                                    0             5th      6,500,000       3/8/2007
 144    144      144-001    Monroe Building                                  0             1st      6,450,000      3/13/2007
 145    145      145-001    Redwood Royale Apartments                        5             1st      7,200,000      3/14/2007
 146    146      146-001    3371-3373 Decatur Avenue                         5             1st      6,500,000       3/6/2007
 147    147      147-001    Cottage Grove Plaza                              5             1st      5,600,000       2/1/2007
 148    148      148-001    Midtown Business Center                          0             5th      6,300,000      11/16/2006
 149    149                 Richardson                                       5             1st      5,747,000      1/12/2007
149-a            149-001    Delaware/Pennsylvania Garden Centers             0                      3,210,000      1/12/2007
149-b            149-002    351 Wilmington - West Chester Pike               0                      1,790,000      1/12/2007
149-c            149-003    646 Yorklyn Road                                 0                        747,000      1/12/2006
 150    150                 Waymore Storage Portfolio                        5             1st      6,230,000      3/22/2007
150-a            150-001    Bell Street Storage                              0                      3,400,000      3/22/2007
150-b            150-002    34th Street                                      0                      2,830,000      3/22/2007
 151    151      151-001    Emerald Pointe Garden Senior Apartments          5             1st      5,350,000       2/1/2008
 152    152      152-001    Arbor Lane Apartments                            5             1st      5,650,000      3/27/2007
 153    153      153-001    Elliston Place                                   0             1st      5,500,000      12/28/2006

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                       Payment Grace Period   Payment   Appraised        Appraisal
ID  Loan No. Property No.       Property Name /(1)/        Event of LateFee (Days)  Date   Value ($) /(6)/ As-of Date /(6)/
--- -------- ------------ -------------------------------- ----------------------- ------- --------------  ---------------
154   154      154-001    Harbourside Centre                          0              1st      6,550,000      3/27/2007
155   155      155-001    1344 University Avenue                      5              1st      5,800,000      1/23/2007
156   156      156-001    Prairie View Apartments                     5              1st      5,600,000      12/6/2006
157   157      157-001    Eaton University Industrial Park            5              1st      5,400,000      3/23/2007
158   158      158-001    115 West Street                             0              1st      5,400,000      2/23/2007
159   159      159-001    USGS Building                               0              1st      8,210,000      3/10/2007
160   160      160-001    Pico Rivera Industrial Building             5              1st      6,380,000      2/28/2007
161   161      161-001    Pacific Plaza Retail Center                 5              1st      6,000,000      11/24/2006
162   162      162-001    Glenview Estates Townhomes                  2              1st      4,900,000      3/14/2007
163   163      163-001    2264 Creston Avenue                         5              1st      5,700,000       3/6/2007
164   164      164-001    7930 South Loop 289                         0              1st      5,218,000      8/12/2007
165   165      165-001    Walgreens Kennesaw                          5              1st      4,750,000      2/23/2007
166   166      166-001    Walgreen's Hamilton Township                5              1st      4,750,000       4/1/2007
167   167      167-001    Province Shopping Center                    5              1st      5,600,000       1/5/2007
168   168      168-001    2773-2779 Briggs Avenue                     5              1st      5,500,000      1/23/2007
169   169      169-001    Paradise Valley Baptist                     0              5th      5,600,000      12/8/2006
170   170      170-001    Indio Industrial Building                   0              1st      5,100,000      2/16/2007
171   171      171-001    Cryden Industrial Building                  5              1st      5,500,000      1/29/2007
172   172      172-001    Lincoln Court Medical Office                5              1st      5,000,000       3/7/2007
173   173      173-001    1111 East Lake Street                       0              1st      4,400,000      2/16/2007
174   174      174-001    13539 Freeway Drive Industrial              5              1st      5,800,000       2/8/2007
175   175      175-001    Academy Sports - Houston, TX                5              1st      5,030,000       3/1/2007
176   176      176-001    Cosner's Corner - Panera Bread              0              1st      4,850,000       4/1/2007
177   177      177-001    Colleyville Square                          0              5th      4,750,000      3/13/2007
178   178      178-001    Gardenbrook Apartments                      5              1st      6,400,000      1/16/2007
179   179      179-001    Landover Storage Village                    0              5th      4,500,000      2/23/2007
180   180      180-001    Cordata Place Shopping Center               5              1st      5,250,000      2/13/2007
181   181      181-001    Stewart Road & 89th Street                  5              1st      5,140,000       1/5/2007
182   182      182-001    Plaza West Office Building                  5              1st      4,250,000       3/2/2007
183   183      183-001    Glenwood Springs Retail                     5              1st      4,300,000       4/7/2007
184   184      184-001    Three Star Center                           0              5th      4,670,000      2/20/2007
185   185      185-001    Cloverdale Heights Apartments               5              1st      3,900,000      3/20/2007
186   186      186-001    Tree Tops Villas & Tower Village            0              1st      4,300,000       3/2/2007
                          Apartments
187   187      187-001    Sierra Business Center                      5              1st     11,520,000      2/13/2007
188   188      188-001    Hermosa Professional Building               5              1st      5,825,000       2/9/2007
189   189      189-001    Twinbrook Post Office                       5              1st      4,500,000       2/1/2007
190   190      190-001    551 Marshall Phelps Road                    0              1st      4,100,000      3/27/2007
191   191      191-001    356-374 South Milpitas Boulevard            5              1st      3,750,000      3/27/2007
192   192      192-001    New Seasons Market                          5              1st      4,870,000       3/8/2007
193   193      193-001    Canyon Road Retail                          0              1st      4,450,000      3/21/2007
194   194      194-001    Big Tex Storage - Houston, TX               5              1st      3,820,000       2/9/2007
195   195      195-001    Storage Solutions                           5              1st      6,400,000      1/19/2007
196   196      196-001    Rosemount Business Center                   5              1st      3,840,000       5/1/2007
197   197      197-001    AAA All American Self Storage               5              1st      6,670,000       2/5/2007
198   198      198-001    American Eagle Mini Storage                 5              1st      8,380,000      2/23/2007
199   199      199-001    Office Depot - Dallas                       5              1st      3,800,000      2/22/2007
200   200      200-001    Savers Retail                               0              5th      3,400,000       4/5/2007
201   201      201-001    16062 Southwest Freeway                     0              1st      3,820,000      1/25/2007
202   202      202-001    Vanowen Center Mixed Use                    5              1st      4,500,000      1/31/2007
203   203      203-001    1221 Innsbruck Drive - Sunnyvale            5              1st      3,800,000      3/15/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                   Payment Grace Period
        CMSA       CMSA                                               Event of Late     Payment   Appraised        Appraisal
 ID   Loan No. Property No.          Property Name /(1)/                Fee (Days)       Date   Value ($) /(6)/ As-of Date /(6)/
----- -------- ------------ -------------------------------------- -------------------- ------- --------------  ---------------
 204    204      204-001    Bradford Place                                  0             5th     3,400,000       10/23/2006
 205    205      205-001    Comerica Bank                                   5             1st     3,900,000        1/3/2007
 206    206      206-001    The Washington Mutual Building                  0             1st     4,650,000       1/23/2007
 207    207      207-001    Mills Ridge Apartments - Brookings              5             1st     3,220,000       3/13/2007
 208    208      208-001    Shoppes on the Parkway                          0             1st     3,700,000        2/7/2007
 209    209      209-001    902 Columbia Avenue                             0             1st     4,200,000        3/9/2007
 210    210      210-001    Storage Village - Fayetteville, GA              5             1st     4,140,000       1/29/2007
 211    211      211-001    Bent Tree Midway Plaza                          0             1st     5,300,000        2/9/2007
 212    212      212-001    North Port Storage - North Port, FL             5             1st     3,010,000        2/7/2007
 213    213      213-001    Eckerd Drugs - Manlius, NY                      5             1st     3,600,000        2/1/2007
 214    214      214-001    Lock N Key - Garland                            0             1st     3,750,000       3/22/2007
 215    215      215-001    3520 Lake Avenue, Wilmette, IL                  5             1st     2,900,000        3/8/2007
 216    216      216-001    10535 Wilcrest                                  0             1st     3,100,000       3/31/2007
 217    217      217-001    CiCi's Pizza Center - Tomball TX                5             1st     3,050,000       12/15/2006
 218    218      218-001    Railroad Emporium                               6             1st     3,000,000       3/29/2007
 219    219      219-001    Fox Hollow                                      2             1st     3,000,000       3/13/2007
 220    220      220-001    Whittier Woods Apartments                       0             1st     2,900,000        3/9/2007
 221    221      221-001    Harbor Place Offices                            5             1st     3,575,000       2/23/2007
 222    222      222-001    Giaconda Corporate Center                       5             1st     3,000,000       3/19/2007
 223    223      223-001    2406 Woodmere Drive                             0             1st     2,960,000        1/2/2007
 224    224      224-001    Exclusive Windows                               5             1st     2,600,000       1/26/2007
 225    225      225-001    Stor It! Self Storage                           5             1st     2,850,000       2/20/2007
 226    226      226-001    Tractor Supply Company - Mission TX             5             1st     3,100,000        2/9/2007
 227    227      227-001    Wedgewood Shopping Center                       5             1st     3,200,000       1/20/2007
 228    228      228-001    16130 Stagg Street Industrial                   5             1st     3,450,000        2/5/2007
 229    229      229-001    Kingman Town Center                             5             1st     3,020,000       3/14/2007
 230    230      230-001    503-523 W. Washington Blvd.                     5             1st     7,200,000        1/9/2007
 231    231      231-001    Asp Street Investments                          5             1st     2,480,000       1/30/2007
 232    232      232-001    Lock N Key - North Buckner                      0             1st     3,060,000       3/22/2007
 233    233      233-001    West End Shopping Center                        5             1st     2,640,000       1/12/2007
 234    234      234-001    Heidner Plaza Shopping Center                   5             1st     2,400,000       9/29/2006
 235    235      235-001    Truxel Road 4170                                5             1st     2,700,000       2/14/2007
 236    236      236-001    Rite Aid - Las Vegas, NV                        5             1st     6,275,000       1/22/2007
 237    237      237-001    Chula Vista Self Storage Ground Lease           5             1st     2,500,000       1/17/2007
 238    238      238-001    Rite Aid - Okemos                               5             1st     2,500,000       2/25/2007
 239    239      239-001    Maple Tree Plaza Shoppes                        5             1st     3,150,000        2/9/2007
 240    240                 McGrath's Fish House Portfolio                  0             1st     4,350,000       3/12/2007
240-a            240-001    McGrath's Fish House Eugene                     0                     2,500,000       3/12/2007
240-b            240-002    McGrath's Fish House Corvallis                  0                     1,850,000       3/12/2007
 241    241      241-001    4263-4287 Mission Blvd                          5             1st     3,500,000        1/3/2007
 242    242      242-001    Gateway Executive Center                        5             1st     3,950,000       2/14/2007
 243    243      243-001    27756 Avenue Hopkins                            5             1st     2,650,000       2/15/2007
 244    244      244-001    1118-1122 Washington Avenue                     0             1st     2,400,000        3/8/2007
 245    245      245-001    Village Shopping Center - PA                    5             1st     1,950,000       1/12/2007
 246    246      246-001    1148 & 1156 W. Valencia                         5             1st     1,950,000        3/7/2007
 247    247      247-001    Village at the Oaks                             5             1st     1,870,000        3/7/2007
 248    248      248-001    Advance Auto - Marquette                        5             1st     1,740,000        4/5/2007
 249    249      249-001    Dominion Convenience Center                     5             1st     3,700,000        4/3/2007
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster                      5             1st     1,850,000       1/25/2007
 251    251      251-001    465 South Denton Tap Road                       0             1st     1,600,000       3/12/2007
 252    252      252-001    Forest Lake 18 Plex Apartment Building          5             1st     1,400,000       2/19/2007
 253    253      253-001    17th and State St. - Shops                      5             1st     2,805,000        2/9/2007
 254    254      254-001    8735 Bollman Place                              0             1st     3,000,000       3/23/2007
 255    255      255-001    990 Holcomb Bridge Road                         5             1st     1,320,000       3/13/2007
 256    256      256-001    6408 Stellhorn Road                             0             1st     1,500,000       2/23/2007
 257    257      257-001    52 South Main Street                            0             1st     1,300,000        3/1/2007
 258    258      258-001    3420-8 Boston Road                              5             1st     1,500,000       12/21/2006
 259    259      259-001    4122 W Venus Way                                5             1st     1,100,000        3/6/2007
 260    260      260-001    Thunderbird Retail Plaza                        5             1st       910,000       2/20/2007
 261    261      261-001    Grand Avenue Retail                             5             1st       905,000       2/21/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                         Cut-Off            LTV
      CMSA       CMSA                                    Date LTV         Ratio at
ID  Loan No. Property No.      Property Name /(1)/      Ratio /(6)/ Maturity or ARD /(6)/              Address
--  -------- ------------ ----------------------------- ----------  --------------------  ----------------------------------
 1     1                  Beacon Seattle & DC Portfolio    64.2%            64.2%         Various
1-a             1-001     Market Square                                                   701 & 801 Pennsylvania Avenue,
                                                                                          NW
1-b             1-002     Polk & Taylor                                                   2521 S Clark Street & 2530 Crystal
                                                                                          Drive
1-c             1-003     Wells Fargo Center                                              999 Third Avenue
1-d             1-004     Lafayette Center                                                1120 20th Street NW; 1133 21st
                                                                                          Street, NW; 1155 21st Street, NW
1-e             1-005     Booz Allen Complex                                              8251 Greensboro Drive; 8281
                                                                                          Greensboro Drive; 8283 Greensboro
                                                                                          Drive
1-f             1-006     Key Center                                                      601 108th Avenue NE
1-g             1-007     Sunset North                                                    3060 - 3180 139th Avenue SE
1-h             1-008     City Center Bellevue                                            500 108th Avenue NE
1-i             1-009     Plaza Center                                                    10800 - 10900 NE 8th Street
1-j             1-010     1616 North Fort Myer Drive                                      1616 North Fort Myer Drive
1-k             1-011     American Center                                                 8300 & 8330 Boone Boulevard
1-l             1-012     Eastgate Office Park                                            15325 SE 30th Place
1-m             1-013     Liberty Place                                                   325 7th Street, NW
1-n             1-014     Lincoln Executive Center                                        3380 146th Place SE & 3310 146th
                                                                                          Place SE, 14432 SE Eastgate Way,
                                                                                          3245 146th Place SE & 3290 146th
                                                                                          Place SE
1-o             1-015     11111 Sunset Hills Road                                         11111 Sunset Hills Road
1-p             1-016     Army and Navy Building                                          1627 I Street, NW
1-q             1-017     Plaza East                                                      11100 NE 8th Street
1-r             1-018     Reston Town Center                                              11911 Freedom Drive
1-s             1-019     Washington Mutual Tower                                         1201 Third Avenue
1-t             1-020     1300 North Seventeenth Street                                   1300 North 17th Street
 2     2        2-001     32 Sixth Avenue                  67.3%            62.7%         32 Sixth Avenue
 3     3        3-001     The Mall at Prince Georges       78.9%            78.9%         3500 East West Highway
 4     4        4-001     Kalahari Waterpark Resort        60.1%            47.1%         1305 Kalahari Drive
 5     5        5-001     Airpark Business Center          79.9%            79.9%         400-1000 Airpark Center Drive,
                                                                                          1400-1420 Donelson Pike, 5233
                                                                                          Harding Place
 6     6                  Detroit Liberty Portfolio        80.0%            74.6%         Various
6-a             6-001     7525 Cogswell Road                                              7525 Cogswell Road
6-b             6-002     6505 Cogswell Road                                              6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born                                        41133 and 41199 Van Born
6-d             6-004     38100 Ecorse Road                                               38100 Ecorse Road
 7     7        7-001     St. Andrews at Perimeter         77.7%            77.7%         4867 Ashford Dunwoody Road
                          Apartments
 8     8        8-001     Post Crest Apartments            68.2%            68.2%         50 Adams Lake Boulevard
 9     9        9-001     Millennium I, II, & III          79.7%            71.6%         20 Ash Street and 225 & 227
                                                                                          Washington Street
10     10       10-001    Perimeter Expo                   65.1%            65.1%         1121-1181 Hammond Drive NE
11     11       11-001    Shops at Northern Boulevard      74.9%            67.3%         4848 Northern Boulevard
12     12       12-001    Post Collier Hills Apartments    62.3%            62.3%         914 Collier Road
13     13       13-001    Annapolis Marriott Waterfront    78.0%            78.0%         80 Compromise St
14     14       14-001    One Lincoln Park Apartments      78.2%            66.0%         590 Isaac Prugh Way
15     15       15-001    50 West Liberty Street           74.1%            69.0%         50 West Liberty Street
16     16       16-001    KBS - 625 Second Street          66.1%            66.1%         625 Second Street
17     17       17-001    KBS - Crescent Green             67.1%            67.1%         1100, 1200 and 1300 Crescent Green
                                                                                          Drive
18     18       18-001    North Grand Mall                 80.0%            74.9%         2801 Grand Avenue
19     19       19-001    Beaver Brook Apartments          80.3%            80.3%         550 South DuPont Parkway

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                             Cut-Off            LTV
       CMSA       CMSA                                       Date LTV         Ratio at
ID   Loan No. Property No.       Property Name /(1)/        Ratio /(6)/ Maturity or ARD /(6)/               Address
--   -------- ------------ -------------------------------- ----------  --------------------  ------------------------------------
 20     20       20-001    Renaissance Columbus                72.3%            67.6%         50 North 3rd Street
 21     21       21-001    PGA Design Center                   76.1%            76.1%         4001, 3801, 3901 Design Center
                                                                                              Drive
 22     22       22-001    Courtyard by Marriott - Silver      74.2%            64.0%         8506 Fenton Street
                           Spring
 23     23       23-001    Bristol Place Apartments            77.9%            77.9%         15210 Amberly Drive
 24     24       24-001    1500 Mittel Blvd                    61.9%            61.9%         1500 Mittel Blvd
 25     25       25-001    Premium Distributors of VA          73.1%            63.3%         15001 Northridge Drive
 26     26       26-001    Riverview Plaza                     74.9%            74.9%         5473 Urbana Plaza
 27     27       27-001    McIntyre Square                     76.8%            71.5%         8050 McKnight Road
 28     28       28-001    8880 Cal Center                     72.7%            67.9%         8880 Cal Center Drive
 29     29       29-001    Ashford Oaks                        73.0%            68.2%         8122 Datapoint Drive
 30     30       30-001    First Colony 24                     71.4%            55.1%         3301 Town Center Boulevard
 31     31       31-001    KBS - Kensington                    69.4%            69.4%         1600 & 1650 Highway 6
 32     32       32-001    Shops at Malta                      79.4%            73.8%         1 Kendall Way
 33     33       33-001    Chesterfield Commons 4              69.3%            58.4%         410-482 THF Blvd. & 17392-17416
                                                                                              THF Blvd.
 34     34       34-001    Hastings Ranch Plaza Shopping       65.5%            61.3%         3801-3883 E. Foothills Blvd.
                           Center
 35     35       35-001    Oaks Shopping Center                67.7%            63.3%         21265 Steven Creek Boulevard
 36     36       36-001    Hilton Garden Inn - Corvallis       79.0%            66.8%         2500 SW Western Blvd.
 37     37       37-001    Greens Corner                       80.0%            70.6%         4975 Jimmy Carter Boulevard
 38     38       38-001    Kingwood Office                     64.5%            60.2%         600-900 Rockmead Drive
 39     39       39-001    Merchants Walk                      78.0%            78.0%         7502 West Broad Street
 40     40       40-001    Holiday Inn - Rochester Airport     67.1%            44.4%         911 Brooks Avenue
 41     41       41-001    Arena Shops                         78.7%            71.7%         14770 Biscayne Boulevard
 42     42       42-001    Meridian Village Shopping Center    72.7%            63.3%         3922-3960 Meridian Street & 180-
                                                                                              300 Telegraph Road
 43     43       43-001    The Shops at Rockaway               73.9%            73.9%         321 Mount Hope Avenue
 44     44                 B&M Development Portfolio           78.6%            69.4%         Various
44-a             44-001    CVS                                                                103 SW Military Drive
44-b             44-002    Sonterra Place II                                                  18322 Sonterra Place
44-c             44-003    703 US Highway 90 East                                             703 US Highway 90 East
44-d             44-004    19750 State Highway 46                                             19750 State Highway 46
44-e             44-005    Rio Mambo                                                          389 West Loop 1604
44-f             44-006    7990 Bandera Road                                                  7990 Bandera Road
 45     45       45-001    Jackson Downs                       69.2%            69.2%         3171 Lebanon Pike
 46     46       46-001    Greenway Industrial                 64.6%            64.6%         3800 Greenway Circle
 47     47       47-001    Hartford Corporate Plaza            71.0%            71.0%         3600 Wiseman Boulevard
 48     48       48-001    Richboro Shopping Center            80.0%            74.5%         1025 North 2nd Street
 49     49       49-001    Village East Shopping Center        71.2%            66.7%         2265-2301 Lancaster Drive NE
 50     50       50-001    Hunting Creek Plaza                 79.5%            67.0%         1830 GA Highway 20
 51     51       51-001    Grant Street Portfolio              70.0%            65.2%         1149, 1156, 1163, 1179 Grant Street;
                                                                                              888 Wayne Avenue; 1105 and 1112
                                                                                              Oakland Avenue; 713 School Street
 52     52       52-001    Longs Drug Store Santa Monica       80.0%            74.5%         3202 Wilshire Blvd
 53     53       53-001    Chestnut Hill                       74.1%            69.2%         7500 Bellerive Drive
 54     54       54-001    Scalamandre Silk Building           71.7%            64.5%         37-24 24th Street
 55     55       55-001    Kailua Self Storage                 80.0%            80.0%         73-5591 Maiau Street
 56     56       56-001    Kona Self Storage                   80.0%            80.0%         81-934 Halekii Street
 57     57       57-001    Turnstone Office Park               69.9%            59.2%         17767 - 17797 N. Perimeter Dr.
 58     58       58-001    Tri-Tech Plaza                      77.6%            72.5%         331 2nd Avenue South
 59     59       59-001    Pomona Market Place                 66.1%            56.3%         2721-2735 South Town Avenue
 60     60       60-001    Beltway Corporate Center            68.8%            58.5%         8965 South Eastern Avenue
 61     61       61-001    KBS - Sabal VI                      66.9%            66.9%         3611 Queen Palm Drive
 62     62       62-001    Canal Farms Shopping Center         67.4%            62.9%         1337 East Pacheco Boulevard
 63     63       63-001    2505 Steele Street                  48.2%            40.7%         2505 Steele Street

       CMSA       CMSA
ID   Loan No. Property No.       Property Name /(1)/                      Address
--   -------- ------------ -------------------------------- ------------------------------------
 20     20       20-001    Renaissance Columbus             50 North 3rd Street
 21     21       21-001    PGA Design Center                4001, 3801, 3901 Design Center
                                                            Drive
 22     22       22-001    Courtyard by Marriott - Silver   8506 Fenton Street
                           Spring
 23     23       23-001    Bristol Place Apartments         15210 Amberly Drive
 24     24       24-001    1500 Mittel Blvd                 1500 Mittel Blvd
 25     25       25-001    Premium Distributors of VA       15001 Northridge Drive
 26     26       26-001    Riverview Plaza                  5473 Urbana Plaza
 27     27       27-001    McIntyre Square                  8050 McKnight Road
 28     28       28-001    8880 Cal Center                  8880 Cal Center Drive
 29     29       29-001    Ashford Oaks                     8122 Datapoint Drive
 30     30       30-001    First Colony 24                  3301 Town Center Boulevard
 31     31       31-001    KBS - Kensington                 1600 & 1650 Highway 6
 32     32       32-001    Shops at Malta                   1 Kendall Way
 33     33       33-001    Chesterfield Commons 4           410-482 THF Blvd. & 17392-17416
                                                            THF Blvd.
 34     34       34-001    Hastings Ranch Plaza Shopping    3801-3883 E. Foothills Blvd.
                           Center
 35     35       35-001    Oaks Shopping Center             21265 Steven Creek Boulevard
 36     36       36-001    Hilton Garden Inn - Corvallis    2500 SW Western Blvd.
 37     37       37-001    Greens Corner                    4975 Jimmy Carter Boulevard
 38     38       38-001    Kingwood Office                  600-900 Rockmead Drive
 39     39       39-001    Merchants Walk                   7502 West Broad Street
 40     40       40-001    Holiday Inn - Rochester Airport  911 Brooks Avenue
 41     41       41-001    Arena Shops                      14770 Biscayne Boulevard
 42     42       42-001    Meridian Village Shopping Center 3922-3960 Meridian Street & 180-
                                                            300 Telegraph Road
 43     43       43-001    The Shops at Rockaway            321 Mount Hope Avenue
 44     44                 B&M Development Portfolio        Various
44-a             44-001    CVS                              103 SW Military Drive
44-b             44-002    Sonterra Place II                18322 Sonterra Place
44-c             44-003    703 US Highway 90 East           703 US Highway 90 East
44-d             44-004    19750 State Highway 46           19750 State Highway 46
44-e             44-005    Rio Mambo                        389 West Loop 1604
44-f             44-006    7990 Bandera Road                7990 Bandera Road
 45     45       45-001    Jackson Downs                    3171 Lebanon Pike
 46     46       46-001    Greenway Industrial              3800 Greenway Circle
 47     47       47-001    Hartford Corporate Plaza         3600 Wiseman Boulevard
 48     48       48-001    Richboro Shopping Center         1025 North 2nd Street
 49     49       49-001    Village East Shopping Center     2265-2301 Lancaster Drive NE
 50     50       50-001    Hunting Creek Plaza              1830 GA Highway 20
 51     51       51-001    Grant Street Portfolio           1149, 1156, 1163, 1179 Grant Street;
                                                            888 Wayne Avenue; 1105 and 1112
                                                            Oakland Avenue; 713 School Street
 52     52       52-001    Longs Drug Store Santa Monica    3202 Wilshire Blvd
 53     53       53-001    Chestnut Hill                    7500 Bellerive Drive
 54     54       54-001    Scalamandre Silk Building        37-24 24th Street
 55     55       55-001    Kailua Self Storage              73-5591 Maiau Street
 56     56       56-001    Kona Self Storage                81-934 Halekii Street
 57     57       57-001    Turnstone Office Park            17767 - 17797 N. Perimeter Dr.
 58     58       58-001    Tri-Tech Plaza                   331 2nd Avenue South
 59     59       59-001    Pomona Market Place              2721-2735 South Town Avenue
 60     60       60-001    Beltway Corporate Center         8965 South Eastern Avenue
 61     61       61-001    KBS - Sabal VI                   3611 Queen Palm Drive
 62     62       62-001    Canal Farms Shopping Center      1337 East Pacheco Boulevard
 63     63       63-001    2505 Steele Street               2505 Steele Street

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              Cut-Off            LTV
        CMSA       CMSA                                       Date LTV         Ratio at
ID    Loan No. Property No.       Property Name /(1)/        Ratio /(6)/ Maturity or ARD /(6)/             Address
--    -------- ------------ -------------------------------- ----------  --------------------  --------------------------------
 64     64       64-001     Vintner's Square                    70.3%            65.7%         2533,2715,2745 Kettleman
                                                                                               Lane;1379,1387 S. Lower
                                                                                               Sacramento
 65     65       65-001     Rianna II                           53.4%            45.3%         728 12th Avenue
 66     66       66-001     Island Park Shopping Center         76.7%            71.5%         16520 South Tamiami Trail
 67     67       67-001     44348-44388 Old Warm Springs        64.8%            61.6%         44348-44388 Old Warm Springs
                            Boulevard                                                          Boulevard
 68     68       68-001     Westland Plaza                      68.7%            63.9%         1545-1645 Quail Street/11353 &
                                                                                               11355 West Colfax Avenue
 69     69       69-001     White Flint Storage Village         75.1%            75.1%         4950 Nicholson Court
 70     70       70-001     Castle Way Apartments               79.8%            71.7%         5955 Weiss Road
 71     71       71-001     Clinton Commons                     80.0%            80.0%         266 East Main Street
 72     72                  Rockside Road Portfolio             80.0%            70.6%         Various
72-a             72-001     Rockside                                                           4141 Rockside Road
72-b             72-002     Oaktree                                                            6161 Oak Tree Boulevard
 73     73       73-001     Coppell Town Center                 52.2%            52.2%         106 North Denton Tap Road
 74     74       74-001     Exponent HR Office Building         66.1%            57.1%         4970 Landmark Place
 75     75       75-001     1125-1139 Post Road                 73.5%            73.5%         1125-1139 Post Road
 76     76       76-001     Kimberly Clark Industrial           72.5%            65.5%         12050 Lone Peak Parkway
 77     77       77-001     Village at Town Center              72.6%            62.3%         23rd and L Streets
 78     78       78-001     Town and Country Center             80.0%            74.5%         1901 - 2001 Cliff Road
 79     79       79-001     Hilton Houston Southwest            60.0%            48.6%         6780 Southwest Freeway
 80     80       80-001     Shops at Lincoln School             68.7%            68.7%         1801 H Street
 81     81       81-001     75th Street Center                  68.7%            61.9%         1515 75th Street SW
 82     82       82-001     Winchester Portfolio                69.5%            65.0%         6797, 6837, 6899 Winchester
                                                                                               Circle
 83     83       83-001     Axcess Center Sarasota              76.9%            65.1%         600 North Cattleman Road
 84     84       84-001     Centerville                         73.7%            62.4%         2710 Centerville Road
 85     85       85-001     Suntree Square                      49.9%            49.9%         100 West Southlake Boulevard
 86     86       86-001     Village at Parker II                79.3%            73.8%         10510 S. Dransfeldt Road and
                                                                                               10450-10510 Progress Way
 87     87       87-001     The Remington at Valley Ranch       53.8%            51.8%         8707 Valley Ranch Parkway West
 88     88       88-001     Cupertino Business Center           66.3%            61.7%         10590 - 10600 North Tantau
                                                                                               Avenue
 89     89       89-001     Chesapeake Center                   68.5%            63.9%         9555 Chesapeake Drive
 90     90       90-001     New Vision Office Park              79.5%            71.7%         3600 - 4000 New Vision Drive;
                                                                                               10620 Corporate Drive
 91     91       91-001     Best Buy - Rancho Cucamonga         65.1%            60.5%         11098 Foothill Blvd.
 92     92       92-001     35 Enterprise Avenue                75.0%            75.0%         35 Enterprise Avenue
 93     93       93-001     2285 Ocean Avenue                   62.1%            49.8%         2285 Ocean Avenue
 94     94       94-001     Oak Hills Medical Plaza             46.0%            46.0%         7345 Medical Center Drive
 95     95       95-001     Hampton Inn & Suites - Cape         64.9%            50.5%         619 SE 47th Terrace
                            Coral
 96     96       96-001     Harbour Pointe                      78.0%            70.2%         100 Main St
 97     97       97-001     Trade Center Buildings              75.0%            67.5%         11337,11311, 11345, 11321,
                                                                                               11351, 11327 Trade Center Drive,
                                                                                               11366 Amalagam Way & 2538
                                                                                               Mercantile Drive
 98     98       98-001     Galleria Village Shopping Center    71.5%            64.2%         1636 & 1640 Sardis Road North
 99     99       99-001     Fox Run Apartments                  63.9%            53.6%         11-12 Flintlock Road
 100    100      100-001    1840 West 49th Street               73.8%            65.2%         1840 West 49th Street
 101    101      101-001    Danbury of Cuyahoga Falls           77.6%            68.6%         1695 Queens Gate Circle
 102    102      102-001    Comfort Inn & Suites University     68.6%            53.4%         9020 Baltimore Ave.
                            Square
 103    103      103-001    One Mifflin Place                   66.7%            62.2%         One Mifflin Place
 104    104      104-001    Pyramid Building                    72.2%            61.2%         10539 Professional Circle
 105    105                 Al Shaw Mini Pool                   46.6%            39.5%         Various
105-a            105-001    Vinyard Pointe Retail                                              3031 Foothill Blvd
105-b            105-002    2024 & 2028 Opportunity Drive                                      2024 & 2028 Opportunity Drive
105-c            105-003    1009 Enterprise Way                                                1009 Enterprise Way
 106    106      106-001    3355 El Segundo Boulevard           75.0%            68.9%         3355 (A) & (B) W. El Segundo
                                                                                               Boulevard, 3403 & 3411 W. El
                                                                                               Segundo Boulevard, 12621 &
                                                                                               12703 Cerise Avenue
 107    107      107-001    Hyland Hills Shopping Center        73.6%            62.0%         14280-14360 SW Allen Boulevard
 108    108      108-001    Millersville Storage Village        73.3%            73.3%         8374 Veterans Highway

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                           Cut-Off            LTV
        CMSA       CMSA                                    Date LTV         Ratio at
ID    Loan No. Property No.      Property Name /(1)/      Ratio /(6)/ Maturity or ARD /(6)/            Address
--    -------- ------------ ----------------------------- ----------  --------------------  ------------------------------
 109    109      109-001    Skyline Apartments               72.2%            55.7%         1005-1316 Vanguilder Avenue
                                                                                            and 1101-1306 Keyser Street
 110    110      110-001    Airport Commercial Complex       72.2%            55.7%         959 and 965 Hartman Run Road
 111    111      111-001    Clear Creek Plaza                49.3%            45.9%         3790 Highway 395
 112    112      112-001    2300 Grand Concourse             67.6%            64.1%         2300 Grand Concourse
 113    113      113-001    Sinking Springs Plaza            79.4%            67.2%         4750 Penn Avenue
 114    114      114-001    26090 Ynez Road Industrial       62.4%            56.2%         26090 Ynez Road
 115    115      115-001    Sackett Industrial Center        75.3%            68.3%         456-458 Sackett Point Road
 116    116      116-001    100 East Graham Industrial       69.7%            67.1%         100 E. Graham Place
 117    117      117-001    Oak Brook Office Building        73.8%            62.5%         2601-2607 W. 22nd Street
 118    118      118-001    Shasta Executive Plaza           73.0%            64.8%         1900 Churn Creek Road
 119    119      119-001    Shadeland South Business Park    77.3%            65.3%         2400-2446 N. Shadeland Avenue
 120    120      120-001    Five Points Plaza                78.6%            72.1%         7326 Oxford Avenue
 121    121      121-001    1200 First Colonial Road         49.6%            42.3%         1200 First Colonial Road
 122    122      122-001    1201 First Colonial Road         49.6%            42.3%         1201 First Colonial Road
 123    123      123-001    Country Hills Drive              65.0%            60.5%         2157 Country Hills Drive
 124    124      124-001    1210 Sherman Avenue              68.6%            65.0%         1210 Sherman Avenue
 125    125      125-001    Manassas Junction Shopping       83.8%            83.8%         8805 Centreville Road
                            Center
 126    126      126-001    MSC Industrial Building          63.3%            57.0%         20921 Lahser Road
 127    127      127-001    Old Stone Apartments             79.5%            70.3%         3246 E. Old Stone Avenue
 128    128      128-001    Austell Plaza                    79.9%            75.0%         5075 Austell Road
 129    129      129-001    Homewood Suites - Longview,      75.2%            58.4%         205 N Spur 63
                            TX
 130    130      130-001    Residence Inn San Antonio        35.2%            35.2%         1014 Northeast Loop 410
 131    131      131-001    Lynmarie Apartments              54.1%            48.6%         3660 SW 117th Avenue
 132    132      132-001    Smarthealth Facility             80.0%            67.8%         3400 E. McDowell Road
 133    133      133-001    Stutson Bridge Plaza             80.0%            74.8%         111 Pattonwood Drive
 134    134      134-001    Ridge Hudson Plaza               80.0%            74.8%         720 East Ridge Road
 135    135      135-001    Iron Mountain                    58.1%            51.9%         1800-1856 South Stephenson
                                                                                            Avenue
 136    136      136-001    Park Center III & IV             65.8%            61.4%         7462-7498 & 7400-7450 Webster
                                                                                            Street
 137    137      137-001    2765 Kingsbridge Terrace         66.7%            63.2%         2765 Kingsbridge Terrace
 138    138      138-001    Greenbriar Medical Office        79.7%            79.7%         6800 Main Street
                            Building
 139    139      139-001    Captain's Self Storage           68.5%            63.7%         630 South Mountain Ave
 140    140      140-001    Spring Mill Manor                73.5%            73.5%         32 Blacks Lane
 141    141      141-001    5514 Grape Road                  68.4%            58.1%         5514 Grape Road
 142    142      142-001    Briarwick Apartments             79.2%            67.0%         536 Southlea Drive
 143    143      143-001    Southern Oaks                    73.8%            70.3%         13531 Gragston Circle
 144    144      144-001    Monroe Building                  72.1%            67.3%         752-764 North Milwaukee Street
 145    145      145-001    Redwood Royale Apartments        63.2%            59.0%         9001 Conde Lane
 146    146      146-001    3371-3373 Decatur Avenue         70.0%            66.3%         3371-3373 Decatur Avenue
 147    147      147-001    Cottage Grove Plaza              79.9%            74.6%         8711 E. Point Douglas Road
 148    148      148-001    Midtown Business Center          70.5%            57.7%         3300-3340 Arctic Boulevard
 149    149                 Richardson                       76.6%            69.7%         Various
149-a            149-001    Delaware/Pennsylvania Garden                                    1912 Capitol Trail
                            Centers
149-b            149-002    351 Wilmington - West Chester                                   351 Wilmington - West Chester
                            Pike                                                            Pike
149-c            149-003    646 Yorklyn Road                                                646 Yorklyn Road
 150    150                 Waymore Storage Portfolio        68.2%            57.7%         Various
150-a            150-001    Bell Street Storage                                             4708 Bell Street
150-b            150-002    34th Street                                                     1500 SE 34th Avenue
 151    151      151-001    Emerald Pointe Garden Senior     79.3%            67.1%         1614-1848 East Cook Road
                            Apartments
 152    152      152-001    Arbor Lane Apartments            74.3%            74.3%         23522 - 23546 Antonio Parkway
 153    153      153-001    Elliston Place                   73.6%            67.7%         2214 Elliston Place

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                            Cut-Off            LTV
      CMSA       CMSA                                       Date LTV         Ratio at
ID  Loan No. Property No.       Property Name /(1)/        Ratio /(6)/ Maturity or ARD /(6)/             Address
--  -------- ------------ -------------------------------- ----------  --------------------  --------------------------------
154   154      154-001    Harbourside Centre                  61.1%            46.8%         6101-6181 Harbourside Centre
                                                                                             Loop
155   155      155-001    1344 University Avenue              69.0%            65.4%         1344 University Avenue
156   156      156-001    Prairie View Apartments             71.4%            66.8%         5825 Eastland Court
157   157      157-001    Eaton University Industrial Park    74.1%            66.8%         600 & 610 South Rockford Drive
158   158      158-001    115 West Street                     74.1%            64.2%         115 West Street
159   159      159-001    USGS Building                       48.7%            40.9%         2730 N. Deer Run Road
160   160      160-001    Pico Rivera Industrial Building     62.6%            52.9%         8357 Loch Lomond Drive
161   161      161-001    Pacific Plaza Retail Center         66.5%            56.2%         5565-5625 Auto Mall Parkway
162   162      162-001    Glenview Estates Townhomes          79.5%            67.1%         101-263 Glenview Drive
163   163      163-001    2264 Creston Avenue                 68.0%            64.4%         2264 Creston Avenue
164   164      164-001    7930 South Loop 289                 72.8%            62.4%         7930 South Loop 289
165   165      165-001    Walgreens Kennesaw                  80.0%            80.0%         2779 Cobb Parkway
166   166      166-001    Walgreen's Hamilton Township        80.0%            80.0%         1096 Route 33
167   167      167-001    Province Shopping Center            67.4%            63.1%         8800 S. Colorado Blvd
168   168      168-001    2773-2779 Briggs Avenue             67.3%            63.8%         2773-2779 Briggs Avenue
169   169      169-001    Paradise Valley Baptist             64.3%            54.4%         11640 North 27th Street
170   170      170-001    Indio Industrial Building           70.5%            59.5%         82-309 Market Street
171   171      171-001    Cryden Industrial Building          63.6%            57.4%         8008-8086 Cryden Way
172   172      172-001    Lincoln Court Medical Office        69.9%            58.9%         7889 S. Lincoln Court
173   173      173-001    1111 East Lake Street               79.4%            67.5%         1111 East Lake Street
174   174      174-001    13539 Freeway Drive Industrial      59.9%            50.6%         13539 Freeway Drive
175   175      175-001    Academy Sports - Houston, TX        68.6%            60.7%         10375 North Freeway
176   176      176-001    Cosner's Corner - Panera Bread      70.8%            60.1%         10051-10059 Jefferson Davis
                                                                                             Highway
177   177      177-001    Colleyville Square                  70.5%            65.9%         6203-6225 Colleyville Boulevard
178   178      178-001    Gardenbrook Apartments              51.3%            46.1%         3950 SW 102nd Avenue
179   179      179-001    Landover Storage Village            72.4%            72.4%         8603 and 8622 Old Ardmore Road
180   180      180-001    Cordata Place Shopping Center       62.1%            52.7%         4151 Meridian Street
181   181      181-001    Stewart Road & 89th Street          62.3%            58.2%         8901 Stewart Road
182   182      182-001    Plaza West Office Building          74.6%            65.9%         4630 50th Street
183   183      183-001    Glenwood Springs Retail             73.3%            61.9%         3216 South Glen Ave
184   184      184-001    Three Star Center                   66.4%            62.1%         2135-2145 Tully Road
185   185      185-001    Cloverdale Heights Apartments       79.4%            67.3%         2025 Clover Drive
186   186      186-001    Tree Tops Villas & Tower Village    70.9%            60.0%         400-420 East Fire Tower Road &
                          Apartments                                                         2005-2013 Tower Place
187   187      187-001    Sierra Business Center              26.4%            22.2%         8211 & 8265 Sierra College Blvd.
188   188      188-001    Hermosa Professional Building       51.5%            48.1%         555 & 565 Pier Avenue
189   189      189-001    Twinbrook Post Office               66.7%            60.1%         2001 Veirs Mill Road
190   190      190-001    551 Marshall Phelps Road            73.2%            64.8%         551 Marshall Phelps Road
191   191      191-001    356-374 South Milpitas Boulevard    80.0%            70.5%         356-374 South Milpitas Boulevard
192   192      192-001    New Seasons Market                  61.5%            52.1%         1214 SE Tacoma Street
193   193      193-001    Canyon Road Retail                  65.1%            55.0%         11515 Canyon Road
194   194      194-001    Big Tex Storage - Houston, TX       74.5%            70.0%         5500 E. Sam Houston Pkwy N
195   195      195-001    Storage Solutions                   44.4%            37.4%         543 W. Elliot Road
196   196      196-001    Rosemount Business Center           74.0%            62.8%         2605 160th Street
197   197      197-001    AAA All American Self Storage       41.9%            32.2%         14918 Foothill Blvd
198   198      198-001    American Eagle Mini Storage         32.8%            27.9%         8810 Cuyamaca Street
199   199      199-001    Office Depot - Dallas               72.3%            55.5%         5111 Greenville Avenue
200   200      200-001    Savers Retail                       79.3%            61.7%         317 North Mall Drive
201   201      201-001    16062 Southwest Freeway             70.6%            60.1%         16062 Southwest Freeway
202   202      202-001    Vanowen Center Mixed Use            59.8%            59.8%         22015 -22019 Vanowen Street
203   203      203-001    1221 Innsbruck Drive - Sunnyvale    69.7%            61.6%         1221 Innsbruck Drive

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                Cut-Off            LTV
        CMSA       CMSA                                         Date LTV         Ratio at
ID    Loan No. Property No.        Property Name /(1)/         Ratio /(6)/ Maturity or ARD /(6)/            Address
--    -------- ------------ ---------------------------------- ----------  --------------------  ------------------------------
 204    204      204-001    Bradford Place                        77.2%            65.7%         1531 East Bradford Parkway
 205    205      205-001    Comerica Bank                         66.5%            56.5%         NWC San Felipe & Winrock
 206    206      206-001    The Washington Mutual Building        55.8%            47.2%         2401 East Atlantic Boulevard
 207    207      207-001    Mills Ridge Apartments -              80.0%            67.3%         2410 Sunrise Ridge Circle
                            Brookings
 208    208      208-001    Shoppes on the Parkway                68.6%            60.9%         152-196 Clint Street
 209    209      209-001    902 Columbia Avenue                   59.5%            53.8%         902 Columbia Avenue
 210    210      210-001    Storage Village - Fayetteville, GA    60.0%            27.2%         923 Highway 85 South
 211    211      211-001    Bent Tree Midway Plaza                46.2%            40.9%         17610 Midway Road
 212    212      212-001    North Port Storage - North Port,      79.7%            70.6%         5055 Pan American Blvd.
                            FL
 213    213      213-001    Eckerd Drugs - Manlius, NY            65.0%            55.2%         8230 Cazenovia Road
 214    214      214-001    Lock N Key - Garland                  62.0%            54.8%         4114 Broadway Boulevard
 215    215      215-001    3520 Lake Avenue, Wilmette, IL        79.9%            67.8%         3520 Lake Avenue
 216    216      216-001    10535 Wilcrest                        74.2%            67.3%         10535 Wilcrest
 217    217      217-001    CiCi's Pizza Center - Tomball TX      75.4%            67.8%         28145-28165 Tomball Pkwy
 218    218      218-001    Railroad Emporium                     76.7%            71.5%         924 E. New Haven Avenue & 907
                                                                                                 Strawbridge Ave.
 219    219      219-001    Fox Hollow                            73.3%            64.7%         1008 South Belt Line Road
 220    220      220-001    Whittier Woods Apartments             75.8%            65.1%         48 West Whittier Avenue
 221    221      221-001    Harbor Place Offices                  61.5%            52.3%         2323 & 2407 N. 31st Street
 222    222      222-001    Giaconda Corporate Center             72.3%            72.3%         205-215 W. Giaconda Way
 223    223      223-001    2406 Woodmere Drive                   70.6%            54.6%         2406 Woodmere Drive
 224    224      224-001    Exclusive Windows                     79.9%            67.6%         545 Willowbrook Center Parkway
 225    225      225-001    Stor It! Self Storage                 71.9%            63.7%         10220 Beechnut
 226    226      226-001    Tractor Supply Company -              66.0%            56.1%         1501 West Expressway 83
                            Mission TX
 227    227      227-001    Wedgewood Shopping Center             63.4%            56.1%         4301 W Lincoln Highway
 228    228      228-001    16130 Stagg Street Industrial         58.0%            52.4%         16130 Stagg Street
 229    229      229-001    Kingman Town Center                   66.2%            56.1%         3880 Stockton Hill Rd.
 230    230      230-001    503-523 W. Washington Blvd.           27.7%            23.4%         503-523 W. Washington Blvd.
 231    231      231-001    Asp Street Investments                75.0%            66.4%         765 Asp Street, 119 West Boyd
                                                                                                 Street and 770 DeBarr Street
 232    232      232-001    Lock N Key - North Buckner            60.5%            53.4%         3333 North Buckner Boulevard
 233    233      233-001    West End Shopping Center              69.1%            61.2%         585 West End Boulevard
 234    234      234-001    Heidner Plaza Shopping Center         73.8%            62.4%         725 West Main Street
 235    235      235-001    Truxel Road 4170                      65.1%            55.7%         4170 Truxel Road
 236    236      236-001    Rite Aid - Las Vegas, NV              27.8%            23.5%         6100 Vegas Drive
 237    237      237-001    Chula Vista Self Storage Ground       68.0%            60.2%         3089 Main Street and 1725 4th
                            Lease                                                                Avenue, 3089 Main Street
 238    238      238-001    Rite Aid - Okemos                     64.9%            55.2%         1664 West Grand River Avenue
 239    239      239-001    Maple Tree Plaza Shoppes              49.2%            41.7%         3355 N Five Mile Road
 240    240                 McGrath's Fish House Portfolio        34.5%            29.3%         Various
240-a            240-001    McGrath's Fish House Eugene                                          1036 Valley River Way
240-b            240-002    McGrath's Fish House Corvallis                                       350 Northwest Circle Boulevard
 241    241      241-001    4263-4287 Mission Blvd                42.8%            36.2%         4263-4287 Mission Blvd
 242    242      242-001    Gateway Executive Center              37.9%            32.0%         770 N Cotner Blvd
 243    243      243-001    27756 Avenue Hopkins                  54.7%            46.4%         27756 Avenue Hopkins
 244    244      244-001    1118-1122 Washington Avenue           60.3%            56.9%         1118-1122 Washington Avenue
 245    245      245-001    Village Shopping Center - PA          69.2%            61.2%         19 Quakers Way
 246    246      246-001    1148 & 1156 W. Valencia               66.6%            56.5%         1148 - 1156 Valencia Drive
 247    247      247-001    Village at the Oaks                   67.4%            63.1%         3880 Gosford Road
 248    248      248-001    Advance Auto - Marquette              69.5%            59.5%         2652 US Hwy. 41 W
 249    249      249-001    Dominion Convenience Center           32.4%            27.6%         1379-1419 Old Bridge Road
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster            63.4%            54.2%         44407 Challenger Way
 251    251      251-001    465 South Denton Tap Road             69.9%            60.0%         465 South Denton Tap Road
 252    252      252-001    Forest Lake 18 Plex Apartment         79.9%            68.1%         912 4th Street SW
                            Building
 253    253      253-001    17th and State St. - Shops            39.2%            33.2%         1701-1797 W. State Street
 254    254      254-001    8735 Bollman Place                    36.6%            33.0%         8735 Bollman Place
 255    255      255-001    990 Holcomb Bridge Road               79.9%            67.9%         990 Holcomb Bridge Road
 256    256      256-001    6408 Stellhorn Road                   64.8%            55.3%         6408 Stellhorn Road
 257    257      257-001    52 South Main Street                  69.2%            59.2%         52 South Main Street
 258    258      258-001    3420-8 Boston Road                    56.9%            49.1%         3420-28 Boston Road
 259    259      259-001    4122 W Venus Way                      70.4%            60.0%         4122 W Venus Way
 260    260      260-001    Thunderbird Retail Plaza              74.1%            63.6%         466- 482 West Ray Road
 261    261      261-001    Grand Avenue Retail                   71.0%            61.0%         8525 NW Grand Avenue

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                    Year     Year
ID  Loan No. Property No.      Property Name /(1)/           City       State  Zip Code  Built  Renovated
--  -------- ------------ -----------------------------  ------------- ------- -------- ------- ---------
1      1                  Beacon Seattle & DC Portfolio  Various       Various Various  Various  Various
1-a             1-001     Market Square                  Washington      DC     20004    1991      NAP
1-b             1-002     Polk & Taylor                  Arlington       VA     22202    1970     2003
1-c             1-003     Wells Fargo Center             Seattle         WA     98101    1983      NAP
1-d             1-004     Lafayette Center               Washington      DC     20036    1980,    1993
                                                                                         1985,
                                                                                         1986
1-e             1-005     Booz Allen Complex             McLean          VA     22102    1983,     NAP
                                                                                         2001,
                                                                                         1980,
                                                                                         1999
1-f             1-006     Key Center                     Bellevue        WA     98004    2000      NAP
1-g             1-007     Sunset North                   Bellevue        WA     98005    1999      NAP
1-h             1-008     City Center Bellevue           Bellevue        WA     98004    1986      NAP
1-i             1-009     Plaza Center                   Bellevue        WA     98004    1978-     NAP
                                                                                         1983
1-j             1-010     1616 North Fort Myer Drive     Arlington       VA     22209    1975      NAP
1-k             1-011     American Center                Vienna          VA     22182    1985      NAP
1-l             1-012     Eastgate Office Park           Bellevue        WA     98007    1985      NAP
1-m             1-013     Liberty Place                  Washington      DC     20004    1991      NAP
1-n             1-014     Lincoln Executive Center       Bellevue        WA     98007    1984,     NAP
                                                                                         1986
1-o             1-015     11111 Sunset Hills Road        Reston          VA     20190    2000      NAP
1-p             1-016     Army and Navy Building         Washington      DC     20006    1913     1987
1-q             1-017     Plaza East                     Bellevue        WA     98004    1987      NAP
1-r             1-018     Reston Town Center             Reston          VA     20191    1988      NAP
1-s             1-019     Washington Mutual Tower        Seattle         WA     98101    1988      NAP
1-t             1-020     1300 North Seventeenth Street  Arlington       VA     22209    1980      NAP
2      2        2-001     32 Sixth Avenue                New York        NY     10013    1932     2000
3      3        3-001     The Mall at Prince Georges     Hyattsville     MD     20782    1959     2004
4      4        4-001     Kalahari Waterpark Resort      Wisconsin       WI     53965    1999-     NAP
                                                         Dells                           2004
5      5        5-001     Airpark Business Center        Nashville       TN     37217    1985-     NAP
                                                                                         1998
6      6                  Detroit Liberty Portfolio      Various         MI    Various  Various    NAP
6-a             6-001     7525 Cogswell Road             Romulus         MI     48174    2000      NAP
6-b             6-002     6505 Cogswell Road             Romulus         MI     48174    2006      NAP
6-c             6-003     41133 and 41199 Van Born       Van Buren       MI     48111    2001      NAP
                                                         Twp
6-d             6-004     38100 Ecorse Road              Romulus         MI     48174    1999      NAP
7      7        7-001     St. Andrews at Perimeter       Atlanta         GA     30338    1996      NAP
                          Apartments
8      8        8-001     Post Crest Apartments          Atlanta         GA     30339    1996      NAP
9      9        9-001     Millennium I, II, & III        Conshohocken    PA     19428    2000,     NAP
                                                                                         2001,
                                                                                         2002
10     10       10-001    Perimeter Expo                 Atlanta         GA     30346    1993      NAP
11     11       11-001    Shops at Northern Boulevard    Long Island     NY     11101    1996      NAP
                                                         City
12     12       12-001    Post Collier Hills Apartments  Atlanta         GA     30318    1997      NAP
13     13       13-001    Annapolis Marriott Waterfront  Annapolis       MD     21401    1969     2003-
                                                                                                  2005
14     14       14-001    One Lincoln Park Apartments    Kettering       OH     45429    1987,     NAP
                                                                                         2001
15     15       15-001    50 West Liberty Street         Reno            NV     89501    1980     2005
16     16       16-001    KBS - 625 Second Street        San Francisco   CA     94107    1905     1999
17     17       17-001    KBS - Crescent Green           Cary            NC     27518    1995-     NAP
                                                                                         1998
18     18       18-001    North Grand Mall               Ames            IA     50010    1971     1997
19     19       19-001    Beaver Brook Apartments        New Castle      DE     19720    1973,    1991
                                                                                         1986

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

       CMSA       CMSA                                                                      Year     Year
ID   Loan No. Property No.        Property Name /(1)/              City     State Zip Code  Built  Renovated
--   -------- ------------ ----------------------------------  ------------ ----- -------- ------- ---------
 20     20       20-001    Renaissance Columbus                Columbus      OH    43215    1965     1996
 21     21       21-001    PGA Design Center                   Palm Beach    FL    33410    2006      NAP
                                                               Gardens
 22     22       22-001    Courtyard by Marriott - Silver      Silver        MD    20910    2005      NAP
                           Spring                              Spring
 23     23       23-001    Bristol Place Apartments            Tampa         FL    33647    1993      NAP
 24     24       24-001    1500 Mittel Blvd                    Wood Dale     IL    60191    1991      NAP
 25     25       25-001    Premium Distributors of VA          Chantilly     VA    20151    1996,     NAP
                                                                                            2006
 26     26       26-001    Riverview Plaza                     Frederick     MD    21701    1998      NAP
 27     27       27-001    McIntyre Square                     McCandless    PA    15237    1965     2006
                                                               Township
 28     28       28-001    8880 Cal Center                     Sacramento    CA    95826    1988     2005
 29     29       29-001    Ashford Oaks                        San           TX    78229    1985     2004,
                                                               Antonio                               2005
 30     30       30-001    First Colony 24                     Sugarland     TX    77479    1997      NAP
 31     31       31-001    KBS - Kensington                    Sugar Land    TX    77478    1998      NAP
 32     32       32-001    Shops at Malta                      Malta         NY    12020    1996     2007
 33     33       33-001    Chesterfield Commons 4              Chesterfield  MO    63005    2005      NAP
 34     34       34-001    Hastings Ranch Plaza Shopping       Pasadena      CA    91107    1984      NAP
                           Center
 35     35       35-001    Oaks Shopping Center                Cupertino     CA    95014    1976      NAP
 36     36       36-001    Hilton Garden Inn - Corvallis       Corvallis     OR    97333    2003     2006
 37     37       37-001    Greens Corner                       Norcross      GA    30093    1983     2005
 38     38       38-001    Kingwood Office                     Kingwood      TX    77339    1976     1982
 39     39       39-001    Merchants Walk                      Richmond      VA    23294    1982      NAP
 40     40       40-001    Holiday Inn - Rochester Airport     Rochester     NY    14624    1974     1984,
                                                                                                     1994
 41     41       41-001    Arena Shops                         North         FL    33181    2006      NAP
                                                               Miami
                                                               Beach
 42     42       42-001    Meridian Village Shopping Center    Bellingham    WA    98226    1979,    2006
                                                                                            2006
 43     43       43-001    The Shops at Rockaway               Rockaway      NJ    07866    2005      NAP
 44     44                 B&M Development Portfolio           Various       TX   Various  Various    NAP
44-a             44-001    CVS                                 San           TX    78214    2006      NAP
                                                               Antonio
44-b             44-002    Sonterra Place II                   San           TX    78258    2005      NAP
                                                               Antonio
44-c             44-003    703 US Highway 90 East              Castroville   TX    78009    2006      NAP
44-d             44-004    19750 State Highway 46              Bulverde      TX    78070    2006      NAP
44-e             44-005    Rio Mambo                           San           TX    78258    2002     2006
                                                               Antonio
44-f             44-006    7990 Bandera Road                   San           TX    78250    2000      NAP
                                                               Antonio
 45     45       45-001    Jackson Downs                       Nashville     TN    37214    1997,     NAP
                                                                                            2003
 46     46       46-001    Greenway Industrial                 Lawrence      KS    66046    1989     2007
 47     47       47-001    Hartford Corporate Plaza            San           TX    78251    2004      NAP
                                                               Antonio
 48     48       48-001    Richboro Shopping Center            Richboro      PA    18954    1968     1986
 49     49       49-001    Village East Shopping Center        Salem         OR    97305    1986      NAP
 50     50       50-001    Hunting Creek Plaza                 Conyers       GA    30013    1988      NAP
 51     51       51-001    Grant Street Portfolio              Indiana       PA    15701    1988-    2006
                                                                                            2004
 52     52       52-001    Longs Drug Store Santa Monica       Santa         CA    90403    1996      NAP
                                                               Monica
 53     53       53-001    Chestnut Hill                       Houston       TX    77036    1982     2006
 54     54       54-001    Scalamandre Silk Building           Long Island   NY    11101    1930     2004
                                                               City
 55     55       55-001    Kailua Self Storage                 Kailua-       HI    96740    2002      NAP
                                                               Kona
 56     56       56-001    Kona Self Storage                   Kealakekua    HI    96750    1995      NAP
 57     57       57-001    Turnstone Office Park               Scottsdale    AZ    85255    1998      NAP
 58     58       58-001    Tri-Tech Plaza                      Minneapolis   MN    55401    1982     2005
 59     59       59-001    Pomona Market Place                 Pomona        CA    91766    1993-     NAP
                                                                                            1998
 60     60       60-001    Beltway Corporate Center            Las Vegas     NV    89123    2006      NAP
 61     61       61-001    KBS - Sabal VI                      Tampa         FL    33619    1988     2006
 62     62       62-001    Canal Farms Shopping Center         Los Banos     CA    93635    1987      NAP
 63     63       63-001    2505 Steele Street                  San           CA    92408    1982     2001
                                                               Bernardino

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                      Year     Year
ID    Loan No. Property No.        Property Name /(1)/              City     State Zip Code  Built  Renovated
--    -------- ------------ ----------------------------------  ------------ ----- -------- ------- ---------
 64      64      64-001     Vintner's Square                    Lodi          CA    95242    2006      NAP
 65      65      65-001     Rianna II                           Seattle       WA    98122    2002      NAP
 66      66      66-001     Island Park Shopping Center         Fort Myers    FL    33908    1986     2004
 67      67      67-001     44348-44388 Old Warm Springs        Fremont       CA    94538    1985      NAP
                            Boulevard
 68      68      68-001     Westland Plaza                      Lakewood      CO    80215    1982,     NAP
                                                                                             1984
 69      69      69-001     White Flint Storage Village         North         MD    20895    1988     2003
                                                                Bethesda
 70      70      70-001     Castle Way Apartments               Saginaw       MI    48603    1983,     NAP
                                                                Township                     1986
 71      71      71-001     Clinton Commons                     Clinton       CT    06413    1990      NAP
 72      72                 Rockside Road Portfolio             Independence  OH    44131   Various  Various
72-a             72-001     Rockside                            Independence  OH    44131    1984     2000
72-b             72-002     Oaktree                             Independence  OH    44131    1979     2006
 73      73      73-001     Coppell Town Center                 Coppell       TX    75019    1998-     NAP
                                                                                             2000
 74      74      74-001     Exponent HR Office Building         Addison       TX    75254    2006      NAP
 75      75      75-001     1125-1139 Post Road                 Fairfield     CT    06824    1936,    2006
                                                                                             1940
 76      76      76-001     Kimberly Clark Industrial           Draper        UT    84020    1991      NAP
 77      77      77-001     Village at Town Center              Bakersfield   CA    93301    2005      NAP
 78      78      78-001     Town and Country Center             Burnsville    MN    55337    1973     2006
 79      79      79-001     Hilton Houston Southwest            Houston       TX    77074    1978     2005-
                                                                                                      2006
 80      80      80-001     Shops at Lincoln School             Modesto       CA    95354    1987      NAP
 81      81      81-001     75th Street Center                  Everett       WA    98203    1981     2006
 82      82      82-001     Winchester Portfolio                Boulder       CO    80301    1982,     NAP
                                                                                             1993,
                                                                                             2001
 83      83      83-001     Axcess Center Sarasota              Sarasota      FL    34232    2006      NAP
 84      84      84-001     Centerville                         Wilmington    DE    19808    2006      NAP
 85      85      85-001     Suntree Square                      Southlake     TX    76092    2001      NAP
 86      86      86-001     Village at Parker II                Parker        CO    80134    2004-     NAP
                                                                                             2005
 87      87      87-001     The Remington at Valley Ranch       Irving        TX    75063    2000      NAP
 88      88      88-001     Cupertino Business Center           Cupertino     CA    95014    1976     2003,
                                                                                                      2006
 89      89      89-001     Chesapeake Center                   San Diego     CA    92123    1984     2003,
                                                                                                      2005
 90      90      90-001     New Vision Office Park              Fort Wayne    IN    46845    2000-     NAP
                                                                                             2006
 91      91      91-001     Best Buy - Rancho Cucamonga         Rancho        CA    91730    1995      NAP
                                                                Cucamonga
 92      92      92-001     35 Enterprise Avenue                Secaucus      NJ    07094    1971      NAP
 93      93      93-001     2285 Ocean Avenue                   Brooklyn      NY    11229    1937     2000
 94      94      94-001     Oak Hills Medical Plaza             West Hills    CA    91307    1985      NAP
 95      95      95-001     Hampton Inn & Suites - Cape Coral   Cape Coral    FL    33904    2006      NAP
 96      96      96-001     Harbour Pointe                      Safety        FL    34695    2006      NAP
                                                                Harbor
 97      97      97-001     Trade Center Buildings              Rancho        CA    95742    1980-     NAP
                                                                Cordova                      1984
 98      98      98-001     Galleria Village Shopping Center    Charlotte     NC    28270    2000      NAP
 99      99      99-001     Fox Run Apartments                  Ledyard       CT    06339    1965      NAP
 100    100      100-001    1840 West 49th Street               Hialeah       FL    33012    1972      NAP
 101    101      101-001    Danbury of Cuyahoga Falls           Cuyahoga      OH    44221    2004      NAP
                                                                Falls
 102    102      102-001    Comfort Inn & Suites University     College Park  MD    20740    1985      NAP
                            Square
 103    103      103-001    One Mifflin Place                   Cambridge     MA    02139    1989      NAP
 104    104      104-001    Pyramid Building                    Reno          NV    89521    2006      NAP
 105    105                 Al Shaw Mini Pool                   Roseville     CA    95678   Various    NAP
105-a            105-001    Vinyard Pointe Retail               Roseville     CA    95747    2006      NAP
105-b            105-002    2024 & 2028 Opportunity Drive       Roseville     CA    95678    2001      NAP
105-c            105-003    1009 Enterprise Way                 Roseville     CA    95678    2001      NAP
 106    106      106-001    3355 El Segundo Boulevard           Hawthorne     CA    90250    1955,     NAP
                                                                                             1957-
                                                                                             1959
 107    107      107-001    Hyland Hills Shopping Center        Beaverton     OR    97005    1981      NAP
 108    108      108-001    Millersville Storage Village        Millersville  MD    21108    2002      NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                        Year     Year
ID    Loan No. Property No.        Property Name /(1)/              City      State  Zip Code  Built  Renovated
--    -------- ------------ ----------------------------------  ------------ ------- -------- ------- ---------
 109    109      109-001    Skyline Apartments                  Morgantown     WV     26505    2006      NAP
 110    110      110-001    Airport Commercial Complex          Morgantown     WV     26505    2002,     NAP
                                                                                               2004
 111    111      111-001    Clear Creek Plaza                   Carson City    NV     89705    2005      NAP
 112    112      112-001    2300 Grand Concourse                Bronx          NY     10458    1940      NAP
 113    113      113-001    Sinking Springs Plaza               Sinking        PA     19608    1981      NAP
                                                                Springs
 114    114      114-001    26090 Ynez Road Industrial          Temecula       CA     92591    1997      NAP
 115    115      115-001    Sackett Industrial Center           North          CT     06473    1962      NAP
                                                                Haven
 116    116      116-001    100 East Graham Industrial          Burbank        CA     91502    1955-     NAP
                                                                                               1990
 117    117      117-001    Oak Brook Office Building           Oak Brook      IL     60523    1979      NAP
 118    118      118-001    Shasta Executive Plaza              Redding        CA     96002    1986      NAP
 119    119      119-001    Shadeland South Business Park       Indianapolis   IN     46254    1965,     NAP
                                                                                               1967,
                                                                                               1969
 120    120      120-001    Five Points Plaza                   Philadelphia   PA     19111    1990     2000
 121    121      121-001    1200 First Colonial Road            Virginia       VA     23454    1984      NAP
                                                                Beach
 122    122      122-001    1201 First Colonial Road            Virginia       VA     23454    2001      NAP
                                                                Beach
 123    123      123-001    Country Hills Drive                 Antioch        CA     94509    2006      NAP
 124    124      124-001    1210 Sherman Avenue                 Bronx          NY     10456    1934      NAP
 125    125      125-001    Manassas Junction Shopping Center   Manassas       VA     20110    1981     1992
 126    126      126-001    MSC Industrial Building             Southfield     MI     48034    2000      NAP
 127    127      127-001    Old Stone Apartments                Republic       MO     65738    2006      NAP
 128    128      128-001    Austell Plaza                       Austell        GA     30106    1972      NAP
 129    129      129-001    Homewood Suites - Longview, TX      Longview       TX     75601    1999      NAP
 130    130      130-001    Residence Inn San Antonio           San Antonio    TX     78209    1995      NAP
 131    131      131-001    Lynmarie Apartments                 Beaverton      OR     97005    1979      NAP
 132    132      132-001    Smarthealth Facility                Phoenix        AZ     85008    1987      NAP
 133    133      133-001    Stutson Bridge Plaza                Rochester      NY     14617    1966     2005,
                                                                                                        2006
 134    134      134-001    Ridge Hudson Plaza                  Irondequoit    NY     14621    1972     2005,
                                                                                                        2006
 135    135      135-001    Iron Mountain                       Iron           MI     49801    1989      NAP
                                                                Mountain
 136    136      136-001    Park Center III & IV                Dayton         OH     45414    1990,     NAP
                                                                                               1995
 137    137      137-001    2765 Kingsbridge Terrace            Bronx          NY     10463    1930      NAP
 138    138      138-001    Greenbriar Medical Office Building  Downers        IL     60516    1972     2006
                                                                Grove
 139    139      139-001    Captain's Self Storage              Ontario        CA     91762    1986      NAP
 140    140      140-001    Spring Mill Manor                   Springfield    NJ     07081    2004      NAP
 141    141      141-001    5514 Grape Road                     Mishawaka      IN     46545    1989      NAP
 142    142      142-001    Briarwick Apartments                Kokomo         IN     46902    1981     2006
 143    143      143-001    Southern Oaks                       Tampa          FL     33613    1984     2003
 144    144      144-001    Monroe Building                     Milwaukee      WI     53202    1904,    2001
                                                                                               1905
 145    145      145-001    Redwood Royale Apartments           Windsor        CA     95492    1985     1999
 146    146      146-001    3371-3373 Decatur Avenue            Bronx          NY     10467    1927      NAP
 147    147      147-001    Cottage Grove Plaza                 Cottage        MN     55016    1991      NAP
                                                                Grove
 148    148      148-001    Midtown Business Center             Anchorage      AK     99503    1979     2004
 149    149                 Richardson                          Various      Various Various  Various  Various
149-a            149-001    Delaware/Pennsylvania Garden        Newark         DE     19711    1905,     NAP
                            Centers                                                            1955
149-b            149-002    351 Wilmington - West Chester Pike  Chadds Ford    PA     19317    1985     2006
149-c            149-003    646 Yorklyn Road                    Hockessin      DE     19707    1987      NAP
 150    150                 Waymore Storage Portfolio           Amarillo       TX    Various  Various    NAP
150-a            150-001    Bell Street Storage                 Amarillo       TX     79109    2003,     NAP
                                                                                               2004
150-b            150-002    34th Street                         Amarillo       TX     79118    2005      NAP
 151    151      151-001    Emerald Pointe Garden Senior        Fort Wayne     IN     46825    2003-     NAP
                            Apartments                                                         2006
 152    152      152-001    Arbor Lane Apartments               Rancho         CA     92688    2000      NAP
                                                                Santa
                                                                Margarita
 153    153      153-001    Elliston Place                      Nashville      TN     37203    2004      NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                       Year    Year
ID  Loan No. Property No.        Property Name /(1)/               City      State Zip Code Built Renovated
--  -------- ------------ ----------------------------------  -------------- ----- -------- ----- ---------
154   154      154-001    Harbourside Centre                  Midlothian      VA    23112   2004     NAP
155   155      155-001    1344 University Avenue              Bronx           NY    10452   1932     NAP
156   156      156-001    Prairie View Apartments             Cheyenne        WY    82001   1997     NAP
157   157      157-001    Eaton University Industrial Park    Tempe           AZ    85281   1987     NAP
158   158      158-001    115 West Street                     Annapolis       MD    21401   2004     NAP
159   159      159-001    USGS Building                       Carson City     NV    89701   2006     NAP
160   160      160-001    Pico Rivera Industrial Building     Pico Rivera     CA    90660   2007     NAP
161   161      161-001    Pacific Plaza Retail Center         Fremont         CA    94538   2006     NAP
162   162      162-001    Glenview Estates Townhomes          Mansfield       OH    44906   2000     NAP
163   163      163-001    2264 Creston Avenue                 Bronx           NY    10453   1938    2006
164   164      164-001    7930 South Loop 289                 Lubbock         TX    79414   1982    2006
165   165      165-001    Walgreens Kennesaw                  Kennesaw        GA    30152   2000     NAP
166   166      166-001    Walgreen's Hamilton Township        Hamilton        NJ    08690   2006-    NAP
                                                              Township                      2007
167   167      167-001    Province Shopping Center            Highlands       CO    80126   2006     NAP
                                                              Ranch
168   168      168-001    2773-2779 Briggs Avenue             Bronx           NY    10458   1930     NAP
169   169      169-001    Paradise Valley Baptist             Phoenix         AZ    85028   1981     NAP
170   170      170-001    Indio Industrial Building           Indio           CA    92201   1952,    NAP
                                                                                            1975,
                                                                                            1989
171   171      171-001    Cryden Industrial Building          Forestville     MD    20747   1974     NAP
172   172      172-001    Lincoln Court Medical Office        Littleton       CO    80122   1999     NAP
173   173      173-001    1111 East Lake Street               Streamwood      IL    60107   1999     NAP
174   174      174-001    13539 Freeway Drive Industrial      Santa Fe        CA    90670   2005     NAP
                                                              Springs
175   175      175-001    Academy Sports - Houston, TX        Houston         TX    77037   1996     NAP
176   176      176-001    Cosner's Corner - Panera Bread      Fredericksburg  VA    22401   2006     NAP
177   177      177-001    Colleyville Square                  Colleyville     TX    76034   2003     NAP
178   178      178-001    Gardenbrook Apartments              Beaverton       OR    97005   1972     NAP
179   179      179-001    Landover Storage Village            Landover        MD    20785   1990     NAP
180   180      180-001    Cordata Place Shopping Center       Bellingham      WA    98226   1987     NAP
181   181      181-001    Stewart Road & 89th Street          Galveston       TX    77554   1998     NAP
182   182      182-001    Plaza West Office Building          Lubbock         TX    79414   1975    2005,
                                                                                                    2006
183   183      183-001    Glenwood Springs Retail             Glenwood        CO    81601   1986    2006
                                                              Springs
184   184      184-001    Three Star Center                   San Jose        CA    95122   1982     NAP
185   185      185-001    Cloverdale Heights Apartments       Crawfordsville  IN    47933   1972    2006
186   186      186-001    Tree Tops Villas & Tower Village    Greenville      NC    27834   1994,    NAP
                          Apartments                                                        2001
187   187      187-001    Sierra Business Center              Roseville       CA    95661   1994     NAP
188   188      188-001    Hermosa Professional Building       Hermosa         CA    90254   1963,   2006
                                                              Beach                         1975
189   189      189-001    Twinbrook Post Office               Rockville       MD    20851   1960    2006
190   190      190-001    551 Marshall Phelps Road            Windsor         CT    06095   1998     NAP
191   191      191-001    356-374 South Milpitas Boulevard    Milpitas        CA    95035   1981    1996
192   192      192-001    New Seasons Market                  Portland        OR    97202   1940    2000
193   193      193-001    Canyon Road Retail                  Puyallup        WA    98373   2002     NAP
194   194      194-001    Big Tex Storage - Houston, TX       Houston         TX    77015   2005     NAP
195   195      195-001    Storage Solutions                   Tempe           AZ    85284   1995     NAP
196   196      196-001    Rosemount Business Center           Rosemount       MN    55068   2007     NAP
197   197      197-001    AAA All American Self Storage       Fontana         CA    92335   2001     NAP
198   198      198-001    American Eagle Mini Storage         Santee          CA    92071   1984     NAP
199   199      199-001    Office Depot - Dallas               Dallas          TX    75206   1990     NAP
200   200      200-001    Savers Retail                       Grand Chute     WI    54913   1995    2007
201   201      201-001    16062 Southwest Freeway             Sugar Land      TX    77479   2002    2006
202   202      202-001    Vanowen Center Mixed Use            Canoga Park     CA    91303   1963    2002
203   203      203-001    1221 Innsbruck Drive - Sunnyvale    Sunnyvale       CA    94089   1979    2006

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                       Year     Year
ID    Loan No. Property No.        Property Name /(1)/              City      State Zip Code  Built  Renovated
--    -------- ------------ ----------------------------------- ------------- ----- -------- ------- ---------
 204    204      204-001    Bradford Place                      Springfield    MO    65804    2001      NAP
 205    205      205-001    Comerica Bank                       Houston        TX    77057    2006      NAP
 206    206      206-001    The Washington Mutual Building      Pompano        FL    33062    1961-     NAP
                                                                Beach                         1966
 207    207      207-001    Mills Ridge Apartments - Brookings  Brookings      SD    57006    2006      NAP
 208    208      208-001    Shoppes on the Parkway              Pickerington   OH    43147    2004      NAP
 209    209      209-001    902 Columbia Avenue                 Riverside      CA    92507    2004      NAP
 210    210      210-001    Storage Village - Fayetteville, GA  Fayetteville   GA    30215    2004     2007
 211    211      211-001    Bent Tree Midway Plaza              Dallas         TX    75287    1983      NAP
 212    212      212-001    North Port Storage - North Port, FL North Port     FL    32487    1986,    2006
                                                                                              1996
 213    213      213-001    Eckerd Drugs - Manlius, NY          Manlius        NY    13104    2006,     NAP
                                                                                              2007
 214    214      214-001    Lock N Key - Garland                Garland        TX    75043    1984,     NAP
                                                                                              1998
 215    215      215-001    3520 Lake Avenue, Wilmette, IL      Wilmette       IL    60091    1980     2007
 216    216      216-001    10535 Wilcrest                      Houston        TX    77099    1980      NAP
 217    217      217-001    CiCi's Pizza Center - Tomball TX    Tomball        TX    77375    1997      NAP
 218    218      218-001    Railroad Emporium                   Melbourne      FL    32901    1925     2006
 219    219      219-001    Fox Hollow                          Grand Prairie  TX    75051    1971     2001
 220    220      220-001    Whittier Woods Apartments           Fairborn       OH    45324    2003-     NAP
                                                                                              2004
 221    221      221-001    Harbor Place Offices                Tacoma         WA    98403    1999      NAP
 222    222      222-001    Giaconda Corporate Center           Tucson         AZ    85704    2000      NAP
 223    223      223-001    2406 Woodmere Drive                 Pittsburgh     PA    15205    1969-     NAP
                                                                                              1970
 224    224      224-001    Exclusive Windows                   Willowbrook    IL    60527    2001      NAP
 225    225      225-001    Stor It! Self Storage               Houston        TX    77072    2002      NAP
 226    226      226-001    Tractor Supply Company - Mission TX Mission        TX    78572    2006      NAP
 227    227      227-001    Wedgewood Shopping Center           Downingtown    PA    19335    1976     1997
 228    228      228-001    16130 Stagg Street Industrial       Van Nuys       CA    91406    1961     2005
 229    229      229-001    Kingman Town Center                 Kingman        AZ    86401    2005      NAP
 230    230      230-001    503-523 W. Washington Blvd.         Marina del     CA    90292    1987      NAP
                                                                Rey
 231    231      231-001    Asp Street Investments              Norman         OK    73069    1940-    1998-
                                                                                              1986     2000
 232    232      232-001    Lock N Key - North Buckner          Dallas         TX    75228    1981      NAP
 233    233      233-001    West End Shopping Center            Quakertown     PA    18951    1975     1996
 234    234      234-001    Heidner Plaza Shopping Center       West Dundee    IL    60118    2004      NAP
 235    235      235-001    Truxel Road 4170                    Sacramento     CA    95834    2004-     NAP
                                                                                              2005
 236    236      236-001    Rite Aid - Las Vegas, NV            Las Vegas      NV    89108    1999      NAP
 237    237      237-001    Chula Vista Self Storage Ground     Chula Vista    CA    91911    1986      NAP
                            Lease
 238    238      238-001    Rite Aid - Okemos                   Okemos         MI    48864    1998      NAP
 239    239      239-001    Maple Tree Plaza Shoppes            Boise          ID    83713    1984      NAP
 240    240                 McGrath's Fish House Portfolio      Various        OR   Various  Various    NAP
240-a            240-001    McGrath's Fish House Eugene         Eugene         OR    97401    1990      NAP
240-b            240-002    McGrath's Fish House Corvallis      Corvallis      OR    97330    1993      NAP
 241    241      241-001    4263-4287 Mission Blvd              San Diego      CA    92109    2004,     NAP
                                                                                              2005
 242    242      242-001    Gateway Executive Center            Lincoln        NE    68505    1980     2006
 243    243      243-001    27756 Avenue Hopkins                Valencia       CA    91355    1981      NAP
 244    244      244-001    1118-1122 Washington Avenue         Golden         CO    80401    1885-    2006
                                                                                              1900
 245    245      245-001    Village Shopping Center - PA        Quakertown     PA    18951    1972     1997
 246    246      246-001    1148 & 1156 W. Valencia             Fullerton      CA    92833    1963      NAP
 247    247      247-001    Village at the Oaks                 Bakersfield    CA    93309    2006      NAP
 248    248      248-001    Advance Auto - Marquette            Marquette      MI    49855    2006      NAP
 249    249      249-001    Dominion Convenience Center         Woodbridge     VA    22192    1986      NAP
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster          Lancaster      CA    93535    2007      NAP
 251    251      251-001    465 South Denton Tap Road           Coppell        TX    75019    1995      NAP
 252    252      252-001    Forest Lake 18 Plex Apartment       Forest Lake    MN    55025    1999      NAP
                            Building
 253    253      253-001    17th and State St. - Shops          Boise          ID    83702    1986      NAP
 254    254      254-001    8735 Bollman Place                  Savage         MD    20763    1985      NAP
 255    255      255-001    990 Holcomb Bridge Road             Roswell        GA    30076    1985      NAP
 256    256      256-001    6408 Stellhorn Road                 Fort Wayne     IN    46815    2005      NAP
 257    257      257-001    52 South Main Street                Hartford       WI    53027    1961     2005
 258    258      258-001    3420-8 Boston Road                  Bronx          NY    10469    1935      NAP
 259    259      259-001    4122 W Venus Way                    Chandler       AZ    85226    1986      NAP
 260    260      260-001    Thunderbird Retail Plaza            Chandler       AZ    85225    1975      NAP
 261    261      261-001    Grand Avenue Retail                 Peoria         AZ    85345    1979      NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                             Cut-off Date
                                                                    Units   Balance per Net             Prepayment
      CMSA       CMSA                             Net Rentable       of      Rentable Area              Provisions
ID  Loan No. Property No. Property Name /(1)/  Area or Units /(7)/ Measure or Units ($) /(7)/      (# of payments) /(8)/
--  -------- ------------ -------------------- ------------------  ------- -----------------  -------------------------------
1      1                  Beacon Seattle & DC      9,848,341        Sq Ft         290.13      GRTR1% or
                          Portfolio                                                           YM(25)/
                                                                                              Flex(28)/
                                                                                              Open(7)
1-a             1-001     Market Square              678,348        Sq Ft
1-b             1-002     Polk & Taylor              904,226        Sq Ft
1-c             1-003     Wells Fargo Center         944,141        Sq Ft
1-d             1-004     Lafayette Center           711,495        Sq Ft
1-e             1-005     Booz Allen Complex         731,234        Sq Ft
1-f             1-006     Key Center                 473,988        Sq Ft
1-g             1-007     Sunset North               463,182        Sq Ft
1-h             1-008     City Center Bellevue       465,765        Sq Ft
1-i             1-009     Plaza Center               466,948        Sq Ft
1-j             1-010     1616 North Fort            294,521        Sq Ft
                          Myer Drive
1-k             1-011     American Center            329,695        Sq Ft
1-l             1-012     Eastgate Office Park       251,088        Sq Ft
1-m             1-013     Liberty Place              163,936        Sq Ft
1-n             1-014     Lincoln Executive          277,672        Sq Ft
                          Center
1-o             1-015     11111 Sunset Hills         216,469        Sq Ft
                          Road
1-p             1-016     Army and Navy              102,822        Sq Ft
                          Building
1-q             1-017     Plaza East                 148,952        Sq Ft
1-r             1-018     Reston Town Center         764,103        Sq Ft
1-s             1-019     Washington Mutual        1,079,013        Sq Ft
                          Tower
1-t             1-020     1300 North                 380,743        Sq Ft
                          Seventeenth Street
2      2        2-001     32 Sixth Avenue          1,144,489        Sq Ft         314.55      LO(48)/
                                                                                              GRTR1% or
                                                                                              YM(69)/
                                                                                              Open(3)
3      3        3-001     The Mall at Prince         920,801        Sq Ft         162.90      LO(24)/
                          Georges                                                             Defeasance(92)/Open(4)
4      4        4-001     Kalahari Waterpark             380        Rooms     249,694.73      LO(26)/
                          Resort                                                              Defeasance(21)/Flex(70)/Open(3)
5      5        5-001     Airpark Business         1,155,037        Sq Ft          64.07      LO(25)/
                          Center                                                              Defeasance(31)/Open(4)
6      6                  Detroit Liberty          1,382,536        Sq Ft          46.70      LO(25)/
                          Portfolio                                                           Defeasance(93)/Open(2)
6-a             6-001     7525 Cogswell Road         285,200        Sq Ft
6-b             6-002     6505 Cogswell Road         424,320        Sq Ft
6-c             6-003     41133 and 41199 Van        399,840        Sq Ft
                          Born
6-d             6-004     38100 Ecorse Road          273,176        Sq Ft
7      7        7-001     St. Andrews at                 504        Units     113,095.24      GRTR1% or
                          Perimeter Apartments                                                YM(117)/
                                                                                              Open(3)
8      8        8-001     Post Crest                     410        Units     112,582.37      LO(24)/
                          Apartments                                                          Defeasance or
                                                                                              GRTR1% or
                                                                                              YM(84)/
                                                                                              Defeasance or
                                                                                              GRTR0.5% or
                                                                                              YM(8)/
                                                                                              Open(4)
9      9        9-001     Millennium I, II, &        195,896        Sq Ft         234.82      LO(25)/
                          III                                                                 Defeasance(93)/Open(2)
10     10       10-001    Perimeter Expo             175,835        Sq Ft         230.33      LO(24)/
                                                                                              Flex(92)/
                                                                                              Open(4)
11     11       11-001    Shops at Northern          218,059        Sq Ft         183.44      LO(24)/
                          Boulevard                                                           Defeasance(89)/Open(7)
12     12       12-001    Post Collier Hills             396        Units      99,910.61      LO(24)/
                          Apartments                                                          Defeasance or
                                                                                              GRTR1% or
                                                                                              YM(84)/
                                                                                              Defeasance or
                                                                                              GRTR0.5% or
                                                                                              YM(8)/
                                                                                              Open(4)
13     13       13-001    Annapolis Marriott             150        Rooms     260,000.00      LO(24)/
                          Waterfront                                                          Defeasance(34)/Open(2)
14     14       14-001    One Lincoln Park               254        Units     141,606.30      LO(48)/
                          Apartments                                                          GRTR1% or
                                                                                              YM(67)/
                                                                                              Open(5)
15     15       15-001    50 West Liberty            248,753        Sq Ft         136.68      LO(35)/
                          Street                                                              Defeasance(81)/Open(4)
16     16       16-001    KBS - 625 Second           134,847        Sq Ft         249.91      LO(28)/
                          Street                                                              Defeasance(52)/Open(4)
17     17       17-001    KBS - Crescent Green       248,782        Sq Ft         130.23      LO(28)/
                                                                                              Defeasance(28)/Open(4)
18     18       18-001    North Grand Mall           297,008        Sq Ft         107.74      LO(25)/
                                                                                              Defeasance(91)/Open(4)
19     19       19-001    Beaver Brook                   634        Units      48,895.90      LO(25)/
                          Apartments                                                          GRTR1% or
                                                                                              YM(32)/
                                                                                              Open(3)

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                              Cut-off Date
                                                                     Units   Balance per Net         Prepayment
       CMSA       CMSA                             Net Rentable       of      Rentable Area          Provisions
ID   Loan No. Property No. Property Name /(1)/  Area or Units /(7)/ Measure or Units ($) /(7)/  (# of payments) /(8)/
--   -------- ------------ -------------------- ------------------  ------- -----------------  -----------------------
 20     20       20-001    Renaissance Columbus          408         Rooms      73,529.41      LO(29)/
                                                                                               Flex(87)/
                                                                                               Open(4)
 21     21       21-001    PGA Design Center         145,536         Sq Ft         206.13      LO(35)/
                                                                                               Defeasance(83)/Open(2)
 22     22       22-001    Courtyard by                  179         Rooms     153,378.72      LO(26)/
                           Marriott - Silver                                                   Defeasance(90)/Open(4)
                           Spring
 23     23       23-001    Bristol Place                 340         Units      78,455.88      LO(26)/
                           Apartments                                                          Defeasance(90)/Open(4)
 24     24       24-001    1500 Mittel Blvd          250,354         Sq Ft         103.85      GRTR1% or
                                                                                               YM(26)/
                                                                                               Flex(90)/
                                                                                               Open(4)
 25     25       25-001    Premium                   231,135         Sq Ft         102.21      LO(31)/
                           Distributors of VA                                                  Defeasance(87)/Open(2)
 26     26       26-001    Riverview Plaza           185,597         Sq Ft         127.16      LO(24)/
                                                                                               Flex(89)/
                                                                                               Open(7)
 27     27       27-001    McIntyre Square           193,931         Sq Ft         105.71      LO(24)/
                                                                                               Defeasance(92)/Open(4)
 28     28       28-001    8880 Cal Center           114,805         Sq Ft         170.99      LO(26)/
                                                                                               Defeasance(93)/Open(1)
 29     29       29-001    Ashford Oaks              190,819         Sq Ft         102.19      LO(26)/
                                                                                               Defeasance(92)/Open(2)
 30     30       30-001    First Colony 24           107,690         Sq Ft         172.49      LO(25)/
                                                                                               Defeasance(93)/Open(2)
 31     31       31-001    KBS - Kensington          170,436         Sq Ft         108.55      LO(26)/
                                                                                               Defeasance(54)/Open(4)
 32     32       32-001    Shops at Malta            121,753         Sq Ft         142.09      LO(27)/
                                                                                               Defeasance(91)/Open(2)
 33     33       33-001    Chesterfield               93,043         Sq Ft         177.18      LO(25)/
                           Commons 4                                                           Defeasance(91)/Open(4)
 34     34       34-001    Hastings Ranch            273,844         Sq Ft          59.52      LO(35)/
                           Plaza Shopping                                                      Defeasance(81)/Open(4)
                           Center
 35     35       35-001    Oaks Shopping Center       53,185         Sq Ft         305.54      LO(26)/
                                                                                               Defeasance(70)/Open(24)
 36     36       36-001    Hilton Garden Inn -           153         Rooms     105,882.35      LO(35)/
                           Corvallis                                                           Defeasance(81)/Open(4)
 37     37       37-001    Greens Corner             197,348         Sq Ft          81.89      LO(35)/
                                                                                               Defeasance(83)/Open(2)
 38     38       38-001    Kingwood Office           198,983         Sq Ft          80.41      LO(47)/
                                                                                               GRTR1% or
                                                                                               YM(71)/
                                                                                               Open(2)
 39     39       39-001    Merchants Walk            220,506         Sq Ft          72.56      LO(24)/
                                                                                               Defeasance(94)/Open(2)
 40     40       40-001    Holiday Inn -                 280         Rooms      57,029.03      LO(35)/
                           Rochester Airport                                                   Defeasance(81)/Open(4)
 41     41       41-001    Arena Shops                38,249         Sq Ft         405.24      LO(27)/
                                                                                               Defeasance(91)/Open(2)
 42     42       42-001    Meridian Village          126,666         Sq Ft         121.38      LO(37)/
                           Shopping Center                                                     Defeasance(94)/Open(1)
 43     43       43-001    The Shops at               39,851         Sq Ft         376.40      LO(26)/
                           Rockaway                                                            Defeasance(92)/Open(2)
 44     44                 B&M Development            61,621         Sq Ft         243.42      LO(24)/
                           Portfolio                                                           Defeasance(94)/Open(2)
44-a             44-001    CVS                        13,013         Sq Ft
44-b             44-002    Sonterra Place II          12,560         Sq Ft
44-c             44-003    703 US Highway 90          14,200         Sq Ft
                           East
44-d             44-004    19750 State Highway        11,940         Sq Ft
                           46
44-e             44-005    Rio Mambo                   6,721         Sq Ft
44-f             44-006    7990 Bandera Road           3,187         Sq Ft
 45     45       45-001    Jackson Downs             134,868         Sq Ft         109.00      LO(24)/
                                                                                               Flex(89)/
                                                                                               Open(7)
 46     46       46-001    Greenway Industrial       403,960         Sq Ft          35.18      LO(27)/
                                                                                               Defeasance(91)/Open(2)
 47     47       47-001    Hartford Corporate         99,986         Sq Ft         142.02      LO(25)/
                           Plaza                                                               Defeasance(31)/Open(4)
 48     48       48-001    Richboro Shopping          80,605         Sq Ft         173.69      LO(25)/
                           Center                                                              Flex(91)/
                                                                                               Open(4)
 49     49       49-001    Village East              136,321         Sq Ft         101.54      LO(32)/
                           Shopping Center                                                     Defeasance(86)/Open(2)
 50     50       50-001    Hunting Creek Plaza       136,871         Sq Ft          99.17      LO(27)/
                                                                                               Defeasance(91)/Open(2)
 51     51       51-001    Grant Street                  170         Units      77,647.06      LO(26)/
                           Portfolio                                                           Defeasance(92)/Open(2)
 52     52       52-001    Longs Drug Store           28,021         Sq Ft         471.08      LO(26)/
                           Santa Monica                                                        Defeasance(90)/Open(4)
 53     53       53-001    Chestnut Hill                 460         Units      27,173.91      LO(26)/
                                                                                               Defeasance(90)/Open(4)
 54     54       54-001    Scalamandre Silk          100,800         Sq Ft         118.06      LO(26)/
                           Building                                                            Defeasance(90)/Open(4)
 55     55       55-001    Kailua Self Storage        46,999         Sq Ft         145.44      LO(35)/
                                                                                               Flex(81)/
                                                                                               Open(4)
 56     56       56-001    Kona Self Storage          33,860         Sq Ft         145.44      LO(35)/
                                                                                               Flex(81)/
                                                                                               Open(4)
 57     57       57-001    Turnstone Office           64,932         Sq Ft         173.70      LO(35)/
                           Park                                                                Defeasance(81)/Open(4)
 58     58       58-001    Tri-Tech Plaza            115,452         Sq Ft          97.44      LO(27)/
                                                                                               Defeasance(91)/Open(2)
 59     59       59-001    Pomona Market Place       108,576         Sq Ft         103.42      LO(24)/
                                                                                               Defeasance(93)/Open(1)
 60     60       60-001    Beltway Corporate          59,943         Sq Ft         186.07      LO(28)/
                           Center                                                              Defeasance(88)/Open(4)
 61     61       61-001    KBS - Sabal VI             96,346         Sq Ft         114.59      LO(26)/
                                                                                               Defeasance(25)/Open(3)
 62     62       62-001    Canal Farms               110,535         Sq Ft          99.52      LO(35)/
                           Shopping Center                                                     Flex(81)/
                                                                                               Open(4)
 63     63       63-001    2505 Steele Street        209,500         Sq Ft          52.40      LO(26)/
                                                                                               Defeasance(92)/Open(2)

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                               Cut-off Date
                                                                      Units   Balance per Net         Prepayment
        CMSA       CMSA                             Net Rentable       of      Rentable Area          Provisions
ID    Loan No. Property No. Property Name /(1)/  Area or Units /(7)/ Measure or Units ($) /(7)/ (# of payments) /(8)/
--    -------- ------------ -------------------- ------------------  ------- -----------------  ----------------------
 64      64      64-001     Vintner's Square           33,825         Sq Ft         322.25      LO(25)/
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 65      65      65-001     Rianna II                      78         Units     137,701.42      GRTR1% or
                                                                                                YM(118)/
                                                                                                Open(2)
 66      66      66-001     Island Park               108,575         Sq Ft          98.55      LO(25)/
                            Shopping Center                                                     Defeasance or
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 67      67      67-001     44348-44388 Old           171,360         Sq Ft          61.27      LO(25)/
                            Warm Springs                                                        Defeasance(69)/Open(2)
                            Boulevard
 68      68      68-001     Westland Plaza            135,401         Sq Ft          77.55      LO(26)/
                                                                                                Defeasance(90)/Open(4)
 69      69      69-001     White Flint Storage        87,489         Sq Ft         118.53      LO(26)/
                            Village                                                             Defeasance(92)/Open(2)
 70      70      70-001     Castle Way                    224         Units      45,625.00      LO(27)/
                            Apartments                                                          Defeasance(92)/Open(1)
 71      71      71-001     Clinton Commons            81,693         Sq Ft         124.37      LO(26)/
                                                                                                Defeasance(92)/Open(2)
 72      72                 Rockside Road             133,000         Sq Ft          76.39      LO(27)/
                            Portfolio                                                           Defeasance(91)/Open(2)
72-a             72-001     Rockside                   73,398         Sq Ft
72-b             72-002     Oaktree                    59,602         Sq Ft
 73      73      73-001     Coppell Town Center        91,357         Sq Ft         110.01      LO(13)/
                                                                                                GRTR1% or
                                                                                                YM(45)/
                                                                                                Open(2)
 74      74      74-001     Exponent HR Office         65,320         Sq Ft         152.84      LO(27)/
                            Building                                                            Defeasance(91)/Open(2)
 75      75      75-001     1125-1139 Post Road        24,858         Sq Ft         390.22      LO(27)/
                                                                                                Defeasance(92)/Open(1)
 76      76      76-001     Kimberly Clark            294,500         Sq Ft          32.26      LO(35)/
                            Industrial                                                          Defeasance(81)/Open(4)
 77      77      77-001     Village at Town            38,957         Sq Ft         242.39      LO(26)/
                            Center                                                              Defeasance(91)/Open(3)
 78      78      78-001     Town and Country          110,102         Sq Ft          84.83      LO(26)/
                            Center                                                              Defeasance(92)/Open(2)
 79      79      79-001     Hilton Houston                288         Rooms      32,291.67      LO(27)/
                            Southwest                                                           Defeasance(89)/Open(4)
 80      80      80-001     Shops at Lincoln           81,443         Sq Ft         110.51      LO(47)/
                            School                                                              GRTR1% or
                                                                                                YM(71)/
                                                                                                Open(2)
 81      81      81-001     75th Street Center        149,412         Sq Ft          60.24      LO(26)/
                                                                                                GRTR1% or
                                                                                                YM(92)/
                                                                                                Open(2)
 82      82      82-001     Winchester Portfolio      113,016         Sq Ft          79.63      LO(35)/
                                                                                                Defeasance(81)/Open(4)
 83      83      83-001     Axcess Center              39,434         Sq Ft         228.23      LO(35)/
                            Sarasota                                                            Flex(81)/
                                                                                                Open(4)
 84      84      84-001     Centerville                60,200         Sq Ft         149.37      LO(25)/
                                                                                                Defeasance(93)/Open(2)
 85      85      85-001     Suntree Square             96,390         Sq Ft          93.11      LO(13)/
                                                                                                GRTR1% or
                                                                                                YM(45)/
                                                                                                Open(2)
 86      86      86-001     Village at Parker II       62,228         Sq Ft         141.42      LO(35)/
                                                                                                Flex(81)/
                                                                                                Open(4)
 87      87      87-001     The Remington at              128         Units      67,187.50      LO(26)/
                            Valley Ranch                                                        Defeasance(28)/Open(6)
 88      88      88-001     Cupertino Business         64,294         Sq Ft         132.21      LO(28)/
                            Center                                                              Flex(88)/
                                                                                                Open(4)
 89      89      89-001     Chesapeake Center          56,404         Sq Ft         150.70      GRTR1% or
                                                                                                YM(116)/
                                                                                                Open(4)
 90      90      90-001     New Vision Office          95,018         Sq Ft          88.67      LO(35)/
                            Park                                                                Defeasance(81)/Open(4)
 91      91      91-001     Best Buy - Rancho          58,500         Sq Ft         143.59      LO(26)/
                            Cucamonga                                                           Flex(90)/
                                                                                                Open(4)
 92      92      92-001     35 Enterprise Avenue      128,835         Sq Ft          62.29      LO(25)/
                                                                                                Defeasance(94)/Open(1)
 93      93      93-001     2285 Ocean Avenue              84         Units      95,297.13      LO(26)/
                                                                                                Defeasance(91)/Open(3)
 94      94      94-001     Oak Hills Medical          56,225         Sq Ft         142.29      GRTR1% or
                            Plaza                                                               YM(116)/
                                                                                                Open(4)
 95      95      95-001     Hampton Inn &                  75         Rooms     106,373.79      LO(35)/
                            Suites - Cape Coral                                                 GRTR1% or
                                                                                                YM at
                                                                                                T+0.50% (80)/
                                                                                                Open(5)
 96      96      96-001     Harbour Pointe             41,288         Sq Ft         191.34      GRTR1% or
                                                                                                YM(116)/
                                                                                                Open(4)
 97      97      97-001     Trade Center              157,200         Sq Ft          50.10      LO(35)/
                            Buildings                                                           Defeasance(81)/Open(4)
 98      98      98-001     Galleria Village           34,690         Sq Ft         226.29      LO(27)/
                            Shopping Center                                                     Defeasance(91)/Open(2)
 99      99      99-001     Fox Run Apartments            172         Units      45,306.23      LO(25)/
                                                                                                GRTR1% or
                                                                                                YM(88)/
                                                                                                Open(7)
 100    100      100-001    1840 West 49th             67,715         Sq Ft         114.45      LO(26)/
                            Street                                                              Defeasance(92)/Open(2)
 101    101      101-001    Danbury of Cuyahoga            97         Units      78,350.52      LO(48)/
                            Falls                                                               GRTR1% or
                                                                                                YM(68)/
                                                                                                Open(4)
 102    102      102-001    Comfort Inn &                 125         Rooms      59,836.11      LO(35)/
                            Suites University                                                   Defeasance(81)/Open(4)
                            Square
 103    103      103-001    One Mifflin Place          27,398         Sq Ft         272.83      GRTR3% or
                                                                                                YM(24)/
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(3)
 104    104      104-001    Pyramid Building           43,312         Sq Ft         172.44      LO(35)/
                                                                                                Flex(81)/
                                                                                                Open(4)
 105    105                 Al Shaw Mini Pool          69,757         Sq Ft         105.99      LO(35)/
                                                                                                Flex(81)/
                                                                                                Open(4)
105-a            105-001    Vinyard Pointe             22,600         Sq Ft
                            Retail
105-b            105-002    2024 & 2028                23,338         Sq Ft
                            Opportunity Drive
105-c            105-003    1009 Enterprise Way        23,819         Sq Ft
 106    106      106-001    3355 El Segundo            83,353         Sq Ft          86.38      LO(48)/
                            Boulevard                                                           GRTR1% or
                                                                                                YM(67)/
                                                                                                Open(5)
 107    107      107-001    Hyland Hills               50,521         Sq Ft         138.43      LO(37)/
                            Shopping Center                                                     GRTR1% or
                                                                                                YM(79)/
                                                                                                Open(4)
 108    108      108-001    Millersville               78,625         Sq Ft          88.52      LO(26)/
                            Storage Village                                                     Defeasance(92)/Open(2)

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                Cut-off Date
                                                                       Units   Balance per Net         Prepayment
        CMSA       CMSA                              Net Rentable       of      Rentable Area          Provisions
ID    Loan No. Property No.  Property Name /(1)/  Area or Units /(7)/ Measure or Units ($) /(7)/ (# of payments) /(8)/
--    -------- ------------ --------------------- ------------------  ------- -----------------  ----------------------
 109    109      109-001    Skyline Apartments              60         Units          78.17      LO(27)/
                                                                                                 Defeasance(89)/Open(4)
 110    110      110-001    Airport Commercial          34,420         Sq Ft          78.17      LO(27)/
                            Complex                                                              Defeasance(89)/Open(4)
 111    111      111-001    Clear Creek Plaza           56,494         Sq Ft         118.60      LO(24)/
                                                                                                 Defeasance(34)/Open(2)
 112    112      112-001    2300 Grand Concourse            74         Units      90,459.46      GRTR2% or
                                                                                                 YM(59)/
                                                                                                 Open(1)
 113    113      113-001    Sinking Springs             73,841         Sq Ft          89.30      LO(35)/
                            Plaza                                                                Defeasance(83)/Open(2)
 114    114      114-001    26090 Ynez Road            102,566         Sq Ft          63.96      LO(35)/
                            Industrial                                                           Defeasance(81)/Open(4)
 115    115      115-001    Sackett Industrial         121,000         Sq Ft          53.55      LO(26)/
                            Center                                                               Defeasance(92)/Open(2)
 116    116      116-001    100 East Graham             92,688         Sq Ft          69.59      LO(35)/
                            Industrial                                                           Defeasance(21)/Open(4)
 117    117      117-001    Oak Brook Office            65,449         Sq Ft          95.79      LO(35)/
                            Building                                                             Defeasance(81)/Open(4)
 118    118      118-001    Shasta Executive            56,827         Sq Ft         109.63      LO(35)/
                            Plaza                                                                Defeasance(81)/Open(4)
 119    119      119-001    Shadeland South            231,296         Sq Ft          26.75      LO(35)/
                            Business Park                                                        Defeasance(81)/Open(4)
 120    120      120-001    Five Points Plaza           32,219         Sq Ft         187.78      LO(48)/
                                                                                                 GRTR1% or
                                                                                                 YM(68)/
                                                                                                 Open(4)
 121    121      121-001    1200 First Colonial         28,295         Sq Ft         131.20      LO(25)/
                            Road                                                                 GRTR1% or
                                                                                                 YM(93)/
                                                                                                 Open(2)
 122    122      122-001    1201 First Colonial         17,438         Sq Ft         131.20      LO(25)/
                            Road                                                                 GRTR1% or
                                                                                                 YM(93)/
                                                                                                 Open(2)
 123    123      123-001    Country Hills Drive         30,000         Sq Ft         199.33      LO(35)/
                                                                                                 Defeasance(81)/Open(4)
 124    124      124-001    1210 Sherman Avenue             55         Units     108,436.36      GRTR2% or
                                                                                                 YM(59)/
                                                                                                 Open(1)
 125    125      125-001    Manassas Junction          403,180         Sq Ft          14.76      LO(26)/
                            Shopping Center                                                      Defeasance(90)/Open(4)
 126    126      126-001    MSC Industrial              50,000         Sq Ft         118.00      LO(35)/
                            Building                                                             Flex(81)/
                                                                                                 Open(4)
 127    127      127-001    Old Stone Apartments            96         Units      60,416.67      LO(26)/
                                                                                                 Defeasance(90)/Open(4)
 128    128      128-001    Austell Plaza              117,103         Sq Ft          49.49      LO(35)/
                                                                                                 Defeasance(23)/Open(2)
 129    129      129-001    Homewood Suites -               75         Rooms      77,233.37      LO(35)/
                            Longview, TX                                                         Defeasance(81)/Open(4)
 130    130      130-001    Residence Inn San              120         Rooms      47,500.00      LO(26)/
                            Antonio                                                              Flex(21)/
                                                                                                 Open(13)
 131    131      131-001    Lynmarie Apartments            170         Units      32,647.06      LO(35)/
                                                                                                 Defeasance(81)/Open(4)
 132    132      132-001    Smarthealth Facility        56,210         Sq Ft          98.20      LO(35)/
                                                                                                 Flex(81)/
                                                                                                 Open(4)
 133    133      133-001    Stutson Bridge Plaza        67,574         Sq Ft          79.91      LO(25)/
                                                                                                 Defeasance(93)/Open(2)
 134    134      134-001    Ridge Hudson Plaza          68,744         Sq Ft          77.97      LO(25)/
                                                                                                 Defeasance(93)/Open(2)
 135    135      135-001    Iron Mountain              176,352         Sq Ft          29.49      LO(43)/
                                                                                                 Defeasance(76)/Open(1)
 136    136      136-001    Park Center III & IV       235,632         Sq Ft          22.07      LO(25)/
                                                                                                 GRTR1% or
                                                                                                 YM(91)/
                                                                                                 Open(4)
 137    137      137-001    2765 Kingsbridge                76         Units      68,421.05      GRTR2% or
                            Terrace                                                              YM(59)/
                                                                                                 Open(1)
 138    138      138-001    Greenbriar Medical          37,780         Sq Ft         132.87      LO(28)/
                            Office Building                                                      Defeasance(88)/Open(4)
 139    139      139-001    Captain's Self              80,883         Sq Ft          61.82      LO(35)/
                            Storage                                                              Flex(81)/
                                                                                                 Open(4)
 140    140      140-001    Spring Mill Manor               40         Units     125,000.00      LO(25)/
                                                                                                 Defeasance(93)/Open(2)
 141    141      141-001    5514 Grape Road             89,331         Sq Ft          55.92      LO(25)/
                                                                                                 GRTR1% or
                                                                                                 YM(93)/
                                                                                                 Open(2)
 142    142      142-001    Briarwick Apartments           128         Units      39,028.48      LO(35)/
                                                                                                 Defeasance(81)/Open(4)
 143    143      143-001    Southern Oaks                  120         Units      40,000.00      LO(26)/
                                                                                                 Defeasance(44)/Open(2)
 144    144      144-001    Monroe Building             46,764         Sq Ft          99.44      LO(25)/
                                                                                                 Defeasance(91)/Open(4)
 145    145      145-001    Redwood Royale                  81         Units      56,172.84      LO(35)/
                            Apartments                                                           Flex(81)/
                                                                                                 Open(4)
 146    146      146-001    3371-3373 Decatur               60         Units      75,816.67      GRTR2% or
                            Avenue                                                               YM(59)/
                                                                                                 Open(1)
 147    147      147-001    Cottage Grove Plaza         28,358         Sq Ft         157.80      LO(35)/
                                                                                                 Flex(81)/
                                                                                                 Open(4)
 148    148      148-001    Midtown Business            76,552         Sq Ft          58.00      LO(27)/
                            Center                                                               Defeasance(91)/Open(2)
 149    149                 Richardson                  28,698         Sq Ft         153.32      LO(35)/
                                                                                                 Defeasance(81)/Open(4)
149-a            149-001                                16,979         Sq Ft
                            Delaware/Pennsylvania
                            Garden Centers
149-b            149-002    351 Wilmington -             6,494         Sq Ft
                            West Chester Pike
149-c            149-003    646 Yorklyn Road             5,225         Sq Ft
 150    150                 Waymore Storage            116,475         Sq Ft          36.49      LO(35)/
                            Portfolio                                                            Defeasance(81)/Open(4)
150-a            150-001    Bell Street Storage         52,925         Sq Ft
150-b            150-002    34th Street                 63,550         Sq Ft
 151    151      151-001    Emerald Pointe                  89         Units      47,655.41      LO(35)/
                            Garden Senior                                                        Defeasance(81)/Open(4)
                            Apartments
 152    152      152-001    Arbor Lane                      18         Units     233,333.33      LO(35)/
                            Apartments                                                           Flex(81)/
                                                                                                 Open(4)
 153    153      153-001    Elliston Place              24,000         Sq Ft         168.75      LO(26)/
                                                                                                 Defeasance(90)/Open(4)

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                             Cut-off Date
                                                                    Units   Balance per Net             Prepayment
      CMSA       CMSA                             Net Rentable       of      Rentable Area              Provisions
ID  Loan No. Property No. Property Name /(1)/  Area or Units /(7)/ Measure or Units ($) /(7)/      (# of payments) /(8)/
--  -------- ------------ -------------------  ------------------  ------- -----------------  -------------------------------
154   154      154-001    Harbourside Centre         23,955         Sq Ft         166.98      LO(48)/
                                                                                              GRTR1% or
                                                                                              YM(68)/
                                                                                              Open(4)
155   155      155-001    1344 University                50         Units      80,000.00      GRTR2% or
                          Avenue                                                              YM(59)/
                                                                                              Open(1)
156   156      156-001    Prairie View                  112         Units      35,714.29      LO(27)/
                          Apartments                                                          Defeasance(45)/Open(12)
157   157      157-001    Eaton University           43,475         Sq Ft          92.01      LO(24)/
                          Industrial Park                                                     Flex(56)/
                                                                                              Open(4)
158   158      158-001    115 West Street            17,979         Sq Ft         222.48      LO(25)/
                                                                                              GRTR1% or
                                                                                              YM(91)/
                                                                                              Open(4)
159   159      159-001    USGS Building              35,935         Sq Ft         111.21      LO(25)/
                                                                                              GRTR1% or
                                                                                              YM(91)/
                                                                                              Open(4)
160   160      160-001    Pico Rivera                55,472         Sq Ft          71.97      LO(35)/
                          Industrial Building                                                 Flex(81)/
                                                                                              Open(4)
161   161      161-001    Pacific Plaza               9,615         Sq Ft         415.21      LO(35)/
                          Retail Center                                                       Flex(81)/
                                                                                              Open(4)
162   162      162-001    Glenview Estates               70         Units      55,664.89      LO(25)/
                          Townhomes                                                           GRTR1% or
                                                                                              YM(93)/
                                                                                              Open(2)
163   163      163-001    2264 Creston Avenue            59         Units      65,677.97      GRTR2% or
                                                                                              YM(59)/
                                                                                              Open(1)
164   164      164-001    7930 South Loop 289        29,552         Sq Ft         128.59      LO(24)/
                                                                                              GRTR1% or
                                                                                              YM(93)/
                                                                                              Open(3)
165   165      165-001    Walgreens Kennesaw         15,120         Sq Ft         251.32      LO(47)/
                                                                                              Defeasance(71)/Open(2)
166   166      166-001    Walgreen's Hamilton        14,490         Sq Ft         262.25      LO(24)/
                          Township                                                            Defeasance(94)/Open(2)
167   167      167-001    Province Shopping          14,902         Sq Ft         253.32      LO(35)/
                          Center                                                              Flex(81)/
                                                                                              Open(4)
168   168      168-001    2773-2779 Briggs               41         Units      90,243.90      GRTR2% or
                          Avenue                                                              YM(59)/
                                                                                              Open(1)
169   169      169-001    Paradise Valley               125         Units      28,800.00      LO(25)/
                          Baptist                                                             Defeasance(93)/Open(2)
170   170      170-001    Indio Industrial           46,600         Sq Ft          77.10      LO(26)/
                          Building                                                            Defeasance(92)/Open(2)
171   171      171-001    Cryden Industrial          81,373         Sq Ft          43.01      LO(35)/
                          Building                                                            Flex(81)/
                                                                                              Open(4)
172   172      172-001    Lincoln Court              15,152         Sq Ft         230.78      LO(35)/
                          Medical Office                                                      Defeasance(81)/Open(4)
173   173      173-001    1111 East Lake            106,466         Sq Ft          32.81      LO(26)/
                          Street                                                              GRTR1% or
                                                                                              YM(90)/
                                                                                              Open(4)
174   174      174-001    13539 Freeway Drive        43,900         Sq Ft          79.12      LO(35)/
                          Industrial                                                          Defeasance(81)/Open(4)
175   175      175-001    Academy Sports -           52,500         Sq Ft          65.71      GRTR1% or
                          Houston, TX                                                         YM(35)/
                                                                                              Flex(81)/
                                                                                              Open(4)
176   176      176-001    Cosner's Corner -          13,950         Sq Ft         246.13      LO(27)/
                          Panera Bread                                                        Defeasance(89)/Open(4)
177   177      177-001    Colleyville Square         23,877         Sq Ft         140.30      LO(26)/
                                                                                              Defeasance(92)/Open(2)
178   178      178-001    Gardenbrook                   120         Units      27,375.00      LO(35)/
                          Apartments                                                          Defeasance(81)/Open(4)
179   179      179-001    Landover Storage           38,550         Sq Ft          84.57      LO(26)/
                          Village                                                             Defeasance(92)/Open(2)
180   180      180-001    Cordata Place              31,633         Sq Ft         103.02      LO(35)/
                          Shopping Center                                                     Defeasance(81)/Open(4)
181   181      181-001    Stewart Road & 89th        66,125         Sq Ft          48.39      LO(25)/
                          Street                                                              Defeasance(91)/Open(4)
182   182      182-001    Plaza West Office          54,313         Sq Ft          58.37      LO(35)/
                          Building                                                            Defeasance(81)/Open(4)
183   183      183-001    Glenwood Springs           26,450         Sq Ft         119.09      LO(35)/
                          Retail                                                              Defeasance(81)/Open(4)
184   184      184-001    Three Star Center          10,500         Sq Ft         295.24      LO(27)/
                                                                                              Defeasance(91)/Open(2)
185   185      185-001    Cloverdale Heights            100         Units      30,973.35      LO(35)/
                          Apartments                                                          Defeasance(81)/Open(4)
186   186      186-001    Tree Tops Villas &            118         Units      25,825.12      LO(25)/
                          Tower Village                                                       GRTR1% or
                          Apartments                                                          YM(91)/
                                                                                              Open(4)
187   187      187-001    Sierra Business            53,974         Sq Ft          56.39      LO(26)/
                          Center                                                              Flex(90)/
                                                                                              Open(4)
188   188      188-001    Hermosa                    17,984         Sq Ft         166.81      LO(35)/
                          Professional                                                        Flex(81)/
                          Building                                                            Open(4)
189   189      189-001    Twinbrook Post             14,983         Sq Ft         200.23      LO(25)/
                          Office                                                              Defeasance(23)/Flex(71)/Open(1)
190   190      190-001    551 Marshall Phelps        58,780         Sq Ft          51.04      LO(25)/
                          Road                                                                GRTR1% or
                                                                                              YM(91)/
                                                                                              Open(4)
191   191      191-001    356-374 South              29,237         Sq Ft         102.61      LO(35)/
                          Milpitas Boulevard                                                  Flex(81)/
                                                                                              Open(4)
192   192      192-001    New Seasons Market         15,340         Sq Ft         195.40      LO(35)/
                                                                                              Flex(81)/
                                                                                              Open(4)
193   193      193-001    Canyon Road Retail          8,750         Sq Ft         331.14      LO(25)/
                                                                                              GRTR1% or
                                                                                              YM(93)/
                                                                                              Open(2)
194   194      194-001    Big Tex Storage -          47,105         Sq Ft          60.45      GRTR1% or
                          Houston, TX                                                         YM(56)/
                                                                                              Open(4)
195   195      195-001    Storage Solutions          69,142         Sq Ft          41.14      LO(35)/
                                                                                              Flex(81)/
                                                                                              Open(4)
196   196      196-001    Rosemount Business         48,000         Sq Ft          59.21      LO(35)/
                          Center                                                              Defeasance(81)/Open(4)
197   197      197-001    AAA All American           99,208         Sq Ft          28.14      LO(35)/
                          Self Storage                                                        Defeasance(81)/Open(4)
198   198      198-001    American Eagle Mini        93,540         Sq Ft          29.37      LO(35)/
                          Storage                                                             Flex(81)/
                                                                                              Open(4)
199   199      199-001    Office Depot -             30,367         Sq Ft          90.43      LO(25)/
                          Dallas                                                              Defeasance(93)/Open(2)
200   200      200-001    Savers Retail              24,890         Sq Ft         108.34      LO(25)/
                                                                                              Defeasance(91)/Open(4)
201   201      201-001    16062 Southwest             8,775         Sq Ft         307.13      LO(26)/
                          Freeway                                                             GRTR1% or
                                                                                              YM(92)/
                                                                                              Open(2)
202   202      202-001    Vanowen Center             20,258         Sq Ft         132.79      LO(35)/
                          Mixed Use                                                           Defeasance(81)/Open(4)
203   203      203-001    1221 Innsbruck             21,950         Sq Ft         120.73      LO(35)/
                          Drive - Sunnyvale                                                   Flex(81)/
                                                                                              Open(4)

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                               Cut-off Date
                                                                      Units   Balance per Net         Prepayment
        CMSA       CMSA                             Net Rentable       of      Rentable Area          Provisions
ID    Loan No. Property No. Property Name /(1)/  Area or Units /(7)/ Measure or Units ($) /(7)/ (# of payments) /(8)/
--    -------- ------------ -------------------- ------------------  ------- -----------------  ----------------------
 204    204      204-001    Bradford Place             17,243         Sq Ft         152.25      LO(27)/
                                                                                                Defeasance(91)/Open(2)
 205    205      205-001    Comerica Bank              42,120         Sq Ft          61.56      LO(27)/
                                                                                                GRTR1% or
                                                                                                YM(92)/
                                                                                                Open(1)
 206    206      206-001    The Washington             30,987         Sq Ft          83.67      LO(27)/
                            Mutual Building                                                     Defeasance(89)/Open(4)
 207    207      207-001    Mills Ridge                    36         Units      71,527.78      LO(35)/
                            Apartments -                                                        Defeasance(81)/Open(4)
                            Brookings
 208    208      208-001    Shoppes on the             15,889         Sq Ft         159.86      LO(25)/
                            Parkway                                                             GRTR1% or
                                                                                                YM(91)/
                                                                                                Open(4)
 209    209      209-001    902 Columbia Avenue        44,000         Sq Ft          56.82      LO(60)/
                                                                                                5%(12)/
                                                                                                4%(12)/
                                                                                                3%(12)/
                                                                                                2%(12)/
                                                                                                1%(10)/
                                                                                                Open(2)
 210    210      210-001    Storage Village -          70,900         Sq Ft          35.02      LO(35)/
                            Fayetteville, GA                                                    Defeasance(81)/Open(4)
 211    211      211-001    Bent Tree Midway           43,461         Sq Ft          56.37      LO(37)/
                            Plaza                                                               GRTR1% or
                                                                                                YM(78)/
                                                                                                Open(5)
 212    212      212-001    North Port Storage         44,487         Sq Ft          53.95      LO(35)/
                            - North Port, FL                                                    Defeasance(81)/Open(4)
 213    213      213-001    Eckerd Drugs -             12,795         Sq Ft         182.93      LO(35)/
                            Manlius, NY                                                         Defeasance(83)/Open(2)
 214    214      214-001    Lock N Key - Garland       77,362         Sq Ft          30.05      LO(59)/
                                                                                                5%(12)/
                                                                                                4%(12)/
                                                                                                3%(12)/
                                                                                                2%(12)/1%(9)/
                                                                                                Open(4)
 215    215      215-001    3520 Lake Avenue,           9,008         Sq Ft         257.33      LO(35)/
                            Wilmette, IL                                                        GRTR1% or
                                                                                                YM(81)/
                                                                                                Open(4)
 216    216      216-001    10535 Wilcrest             57,324         Sq Ft          40.12      LO(25)/
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 217    217      217-001    CiCi's Pizza Center        17,725         Sq Ft         129.76      LO(35)/
                            - Tomball TX                                                        Defeasance(81)/Open(4)
 218    218      218-001    Railroad Emporium          11,774         Sq Ft         195.35      LO(35)/
                                                                                                Flex(81)/
                                                                                                Open(4)
 219    219      219-001    Fox Hollow                     86         Units      25,581.40      LO(25)/
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 220    220      220-001    Whittier Woods                 45         Units      48,851.81      LO(25)/
                            Apartments                                                          GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 221    221      221-001    Harbor Place Offices       12,818         Sq Ft         171.49      LO(35)/
                                                                                                Defeasance(81)/Open(4)
 222    222      222-001    Giaconda Corporate         17,331         Sq Ft         125.21      LO(35)/
                            Center                                                              Defeasance(81)/Open(4)
 223    223      223-001    2406 Woodmere Drive        73,341         Sq Ft          28.51      LO(24)/
                                                                                                GRTR1% or
                                                                                                YM(92)/
                                                                                                Open(4)
 224    224      224-001    Exclusive Windows          23,242         Sq Ft          89.42      LO(35)/
                                                                                                Defeasance(81)/Open(4)
 225    225      225-001    Stor It! Self              65,075         Sq Ft          31.50      LO(35)/
                            Storage                                                             Defeasance(81)/Open(4)
 226    226      226-001    Tractor Supply             24,727         Sq Ft          82.75      LO(35)/
                            Company - Mission TX                                                Defeasance(81)/Open(4)
 227    227      227-001    Wedgewood Shopping         31,200         Sq Ft          65.06      LO(35)/
                            Center                                                              GRTR1% or
                                                                                                YM(81)/
                                                                                                Open(4)
 228    228      228-001    16130 Stagg Street         19,481         Sq Ft         102.66      LO(35)/
                            Industrial                                                          Flex(81)/
                                                                                                Open(4)
 229    229      229-001    Kingman Town Center        10,744         Sq Ft         185.99      LO(35)/
                                                                                                Flex(81)/
                                                                                                Open(4)
 230    230      230-001    503-523 W.                  9,780         Sq Ft         204.10      LO(35)/
                            Washington Blvd.                                                    Flex(81)/
                                                                                                Open(4)
 231    231      231-001    Asp Street                 24,630         Sq Ft          75.52      LO(35)/
                            Investments                                                         Defeasance(81)/Open(4)
 232    232      232-001    Lock N Key - North         92,993         Sq Ft          19.89      LO(59)/
                            Buckner                                                             5%(12)/
                                                                                                4%(12)/
                                                                                                3%(12)/
                                                                                                2%(12)/1%(9)/
                                                                                                Open(4)
 233    233      233-001    West End Shopping          25,370         Sq Ft          71.94      LO(35)/
                            Center                                                              GRTR1% or
                                                                                                YM(83)/
                                                                                                Open(2)
 234    234      234-001    Heidner Plaza               7,565         Sq Ft         234.18      LO(35)/
                            Shopping Center                                                     Defeasance(81)/Open(4)
 235    235      235-001    Truxel Road 4170            7,872         Sq Ft         223.40      LO(35)/
                                                                                                Defeasance(81)/Open(4)
 236    236      236-001    Rite Aid - Las             17,318         Sq Ft         100.85      LO(35)/
                            Vegas, NV                                                           Flex(81)/
                                                                                                Open(4)
 237    237      237-001    Chula Vista Self          185,130         Sq Ft           9.18      LO(35)/
                            Storage Ground Lease                                                Flex(81)/
                                                                                                Open(4)
 238    238      238-001    Rite Aid - Okemos          11,180         Sq Ft         145.23      LO(35)/
                                                                                                Defeasance(81)/Open(4)
 239    239      239-001    Maple Tree Plaza           20,356         Sq Ft          76.08      LO(35)/
                            Shoppes                                                             Flex(81)/
                                                                                                Open(4)
 240    240                 McGrath's Fish             13,248         Sq Ft         113.13      LO(25)/
                            House Portfolio                                                     Defeasance or
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
240-a            240-001    McGrath's Fish              7,056         Sq Ft
                            House Eugene
240-b            240-002    McGrath's Fish              6,192         Sq Ft
                            House Corvallis
 241    241      241-001    4263-4287 Mission           6,468         Sq Ft         231.71      LO(35)/
                            Blvd                                                                Flex(81)/
                                                                                                Open(4)
 242    242      242-001    Gateway Executive          56,417         Sq Ft          26.56      LO(35)/
                            Center                                                              Defeasance(81)/Open(4)
 243    243      243-001    27756 Avenue Hopkins       21,753         Sq Ft          66.60      LO(35)/
                                                                                                Flex(81)/
                                                                                                Open(4)
 244    244      244-001    1118-1122                  14,966         Sq Ft          96.72      GRTR1% or
                            Washington Avenue                                                   YM(58)/
                                                                                                Open(2)
 245    245      245-001    Village Shopping           18,840         Sq Ft          71.66      LO(35)/
                            Center - PA                                                         GRTR1% or
                                                                                                YM(83)/
                                                                                                Open(2)
 246    246      246-001    1148 & 1156 W.                 18         Units      72,160.54      LO(35)/
                            Valencia                                                            Flex(81)/
                                                                                                Open(4)
 247    247      247-001    Village at the Oaks         3,780         Sq Ft         333.33      LO(35)/
                                                                                                Flex(45)/
                                                                                                Open(4)
 248    248      248-001    Advance Auto -              7,000         Sq Ft         172.86      LO(35)/
                            Marquette                                                           Defeasance(81)/Open(4)
 249    249      249-001    Dominion                   12,265         Sq Ft          97.76      LO(25)/
                            Convenience Center                                                  Defeasance(91)/Open(4)
                            Woodbridge
 250    250      250-001    Western Dental -            4,400         Sq Ft         266.57      LO(35)/
                            Lancaster                                                           Flex(81)/
                                                                                                Open(4)
 251    251      251-001    465 South Denton           11,648         Sq Ft          96.08      LO(25)/
                            Tap Road                                                            GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 252    252      252-001    Forest Lake 18 Plex            18         Units      62,171.60      LO(35)/
                            Apartment Building                                                  Defeasance(81)/Open(4)
 253    253      253-001    17th and State St.         11,390         Sq Ft          96.49      LO(35)/
                            - Shops                                                             Flex(81)/
                                                                                                Open(4)
 254    254      254-001    8735 Bollman Place         49,624         Sq Ft          22.15      LO(25)/
                                                                                                GRTR1% or
                                                                                                YM(57)/
                                                                                                Open(2)
 255    255      255-001    990 Holcomb Bridge         10,782         Sq Ft          97.77      LO(35)/
                            Road                                                                Defeasance(83)/Open(2)
 256    256      256-001    6408 Stellhorn Road         7,000         Sq Ft         138.89      LO(25)/
                                                                                                Defeasance or
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 257    257      257-001    52 South Main Street       15,746         Sq Ft          57.11      LO(25)/
                                                                                                GRTR1% or
                                                                                                YM(93)/
                                                                                                Open(2)
 258    258      258-001    3420-8 Boston Road          9,800         Sq Ft          87.10      LO(35)/
                                                                                                Defeasance(83)/Open(2)
 259    259      259-001    4122 W Venus Way            7,168         Sq Ft         108.03      LO(35)/
                                                                                                Defeasance(81)/Open(4)
 260    260      260-001    Thunderbird Retail          6,240         Sq Ft         108.09      LO(35)/
                            Plaza                                                               Defeasance(81)/Open(4)
 261    261      261-001    Grand Avenue Retail         7,050         Sq Ft          91.14      LO(35)/
                                                                                                Defeasance(81)/Open(4)

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 Third    Third Most   Second    Second Most
      CMSA       CMSA                                         Most Recent Recent NOI Most Recent Recent NOI
ID  Loan No. Property No.         Property Name /(1)/           NOI ($)      Date      NOI ($)      Date
--  -------- ------------ ----------------------------------- ----------- ---------- ----------- -----------
 1     1                  Beacon Seattle & DC Portfolio       180,327,375  Various   189,399,017 12/31/2005
1-a             1-001     Market Square                        23,159,020 12/31/2004  21,208,805 12/31/2005
1-b             1-002     Polk & Taylor                        14,158,150 12/31/2004  19,129,777 12/31/2005
1-c             1-003     Wells Fargo Center                   16,717,437 12/31/2004  15,503,742 12/31/2005
1-d             1-004     Lafayette Center                     14,871,504 12/31/2004  14,956,393 12/31/2005
1-e             1-005     Booz Allen Complex                   15,478,144 12/31/2004  15,571,132 12/31/2005
1-f             1-006     Key Center                           13,491,368 12/31/2004   8,931,513 12/31/2005
1-g             1-007     Sunset North                          6,981,985 12/31/2004   7,998,450 12/31/2005
1-h             1-008     City Center Bellevue                  7,925,470 12/31/2004   8,344,605 12/31/2005
1-i             1-009     Plaza Center                          5,884,785 12/31/2004   6,448,792 12/31/2005
1-j             1-010     1616 North Fort Myer Drive            3,852,327 12/31/2004   5,179,810 12/31/2005
1-k             1-011     American Center                       2,018,813 12/31/2004   2,523,151 12/31/2005
1-l             1-012     Eastgate Office Park                  1,582,645 12/31/2004   2,854,046 12/31/2005
1-m             1-013     Liberty Place                         3,760,981 12/31/2004   3,856,832 12/31/2005
1-n             1-014     Lincoln Executive Center              2,930,355 12/31/2004   3,370,749 12/31/2005
1-o             1-015     11111 Sunset Hills Road                                      2,901,808 12/31/2005
1-p             1-016     Army and Navy Building                2,703,783 12/31/2004   2,996,736 12/31/2005
1-q             1-017     Plaza East                            1,338,361 12/31/2004   1,354,073 12/31/2005
1-r             1-018     Reston Town Center                   19,796,172 12/31/2004  20,866,819 12/31/2005
1-s             1-019     Washington Mutual Tower              17,029,769 12/31/2004  16,821,310 12/31/2005
1-t             1-020     1300 North Seventeenth Street         6,646,303 12/31/2004   8,580,474 12/31/2005
 2     2        2-001     32 Sixth Avenue                      21,015,788 12/31/2004  22,775,258 12/31/2005
 3     3        3-001     The Mall at Prince Georges            9,923,280 12/31/2004  10,655,751 12/31/2005
 4     4        4-001     Kalahari Waterpark Resort            15,323,708 12/31/2004  15,500,919 12/31/2005
 5     5        5-001     Airpark Business Center
 6     6                  Detroit Liberty Portfolio                                    3,094,018 12/31/2005
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born
6-d             6-004     38100 Ecorse Road
 7     7        7-001     St. Andrews at Perimeter Apartments                          3,224,582 12/31/2005
 8     8        8-001     Post Crest Apartments                 3,300,371 12/31/2004   3,441,795 12/31/2005
 9     9        9-001     Millennium I, II, & III               3,823,091 12/31/2004   4,614,671 12/31/2005
10     10       10-001    Perimeter Expo                        3,652,371 12/31/2004   3,702,703 12/31/2005
11     11       11-001    Shops at Northern Boulevard           3,949,875 12/31/2004   3,483,427 12/31/2005
12     12       12-001    Post Collier Hills Apartments         2,783,783 12/31/2004   2,745,873 12/31/2005
13     13       13-001    Annapolis Marriott Waterfront         4,136,409 12/31/2005   4,321,475 12/31/2006
14     14       14-001    One Lincoln Park Apartments           2,827,843 12/31/2004   2,996,434 12/31/2005
15     15       15-001    50 West Liberty Street
16     16       16-001    KBS - 625 Second Street                                      4,243,115 12/31/2005
17     17       17-001    KBS - Crescent Green                  2,710,910 12/31/2004   2,911,026 12/31/2005
18     18       18-001    North Grand Mall                      3,454,209 12/31/2004   3,642,445 12/31/2005
19     19       19-001    Beaver Brook Apartments               2,012,710 12/31/2004   2,060,217 12/31/2005

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                    Third    Third Most   Second    Second Most
       CMSA       CMSA                                           Most Recent Recent NOI Most Recent Recent NOI
ID   Loan No. Property No.          Property Name /(1)/            NOI ($)      Date      NOI ($)      Date
--   -------- ------------ ------------------------------------- ----------- ---------- ----------- -----------
 20     20       20-001    Renaissance Columbus                                          1,400,470   3/23/2007
 21     21       21-001    PGA Design Center
 22     22       22-001    Courtyard by Marriott - Silver Spring    822,697  12/31/2005  3,893,886  12/31/2006
 23     23       23-001    Bristol Place Apartments               1,575,842  12/31/2004  1,821,785  12/31/2005
 24     24       24-001    1500 Mittel Blvd                       3,357,621  12/31/2004  3,362,367  12/31/2005
 25     25       25-001    Premium Distributors of VA
 26     26       26-001    Riverview Plaza                        2,095,522  12/31/2004  2,080,055  12/31/2005
 27     27       27-001    McIntyre Square                        1,305,350  12/31/2004  1,071,825  12/31/2005
 28     28       28-001    8880 Cal Center
 29     29       29-001    Ashford Oaks                           1,604,595  12/31/2004  1,551,714  12/31/2005
 30     30       30-001    First Colony 24                        2,238,643  12/31/2004  2,283,416  12/31/2005
 31     31       31-001    KBS - Kensington                                              1,804,265  12/31/2005
 32     32       32-001    Shops at Malta                                                  869,881  12/31/2005
 33     33       33-001    Chesterfield Commons 4                                        1,509,314  12/31/2005
 34     34       34-001    Hastings Ranch Plaza Shopping Center
 35     35       35-001    Oaks Shopping Center                   1,127,513  12/31/2004  1,448,629  12/31/2005
 36     36       36-001    Hilton Garden Inn - Corvallis          1,298,589  12/31/2005  1,719,944  12/31/2006
 37     37       37-001    Greens Corner                            948,402  12/31/2004  1,038,176  12/31/2005
 38     38       38-001    Kingwood Office                        1,787,132  12/31/2004  1,699,935  12/31/2005
 39     39       39-001    Merchants Walk                         1,447,457  12/31/2004  1,480,033  12/31/2005
 40     40       40-001    Holiday Inn - Rochester Airport        1,081,371  12/31/2004  1,153,237  12/31/2005
 41     41       41-001    Arena Shops
 42     42       42-001    Meridian Village Shopping Center         710,679  12/31/2004    743,725  12/31/2005
 43     43       43-001    The Shops at Rockaway                                           181,581  12/31/2005
 44     44                 B&M Development Portfolio
44-a             44-001    CVS
44-b             44-002    Sonterra Place II
44-c             44-003    703 US Highway 90 East
44-d             44-004    19750 State Highway 46
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                          1,311,153  12/31/2004  1,282,440  12/31/2005
 46     46       46-001    Greenway Industrial
 47     47       47-001    Hartford Corporate Plaza
 48     48       48-001    Richboro Shopping Center               1,085,470  12/31/2004  1,153,710  12/31/2005
 49     49       49-001    Village East Shopping Center                                  1,448,293  12/31/2004
 50     50       50-001    Hunting Creek Plaza                    1,462,573  12/31/2004  1,367,378  12/31/2005
 51     51       51-001    Grant Street Portfolio
 52     52       52-001    Longs Drug Store Santa Monica
 53     53       53-001    Chestnut Hill                            974,102  12/31/2004    742,522  12/31/2006
 54     54       54-001    Scalamandre Silk Building
 55     55       55-001    Kailua Self Storage                                             698,811  12/31/2005
 56     56       56-001    Kona Self Storage                                               359,609  12/31/2005
 57     57       57-001    Turnstone Office Park                  1,003,635  12/31/2004    728,435  12/31/2005
 58     58       58-001    Tri-Tech Plaza                                                  334,993  12/31/2005
 59     59       59-001    Pomona Market Place                    1,079,688  12/31/2004  1,225,854  12/31/2005
 60     60       60-001    Beltway Corporate Center
 61     61       61-001    KBS - Sabal VI
 62     62       62-001    Canal Farms Shopping Center              972,001  12/31/2004    980,476  12/31/2005
 63     63       63-001    2505 Steele Street

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 Third    Third Most   Second    Second Most
        CMSA       CMSA                                       Most Recent Recent NOI Most Recent Recent NOI
ID    Loan No. Property No.        Property Name /(1)/          NOI ($)      Date      NOI ($)      Date
--    -------- ------------ --------------------------------- ----------- ---------- ----------- -----------
 64     64       64-001     Vintner's Square
 65     65       65-001     Rianna II                            826,114  12/31/2004    930,732  12/31/2005
 66     66       66-001     Island Park Shopping Center          940,501  12/31/2004  1,011,528  12/31/2005
 67     67       67-001     44348-44388 Old Warm Springs         845,395  12/31/2004    981,927  12/31/2005
                            Boulevard
 68     68       68-001     Westland Plaza                                              867,899  12/31/2005
 69     69       69-001     White Flint Storage Village          849,022  12/31/2004    862,043  12/31/2005
 70     70       70-001     Castle Way Apartments                                       924,698  12/31/2005
 71     71       71-001     Clinton Commons
 72     72                  Rockside Road Portfolio              883,475  12/31/2004  1,050,164  12/31/2005
72-a             72-001     Rockside                             525,288  12/31/2004    652,565  12/31/2005
72-b             72-002     Oaktree                              358,187  12/31/2004    397,599  12/31/2005
 73     73       73-001     Coppell Town Center                1,248,482  12/31/2004  1,220,288  12/31/2005
 74     74       74-001     Exponent HR Office Building
 75     75       75-001     1125-1139 Post Road
 76     76       76-001     Kimberly Clark Industrial
 77     77       77-001     Village at Town Center
 78     78       78-001     Town and Country Center              406,993  12/31/2005    812,789  12/31/2006
 79     79       79-001     Hilton Houston Southwest             419,405  12/31/2005  1,442,299  12/31/2006
 80     80       80-001     Shops at Lincoln School              591,576  12/31/2004    695,772  12/31/2005
 81     81       81-001     75th Street Center
 82     82       82-001     Winchester Portfolio                 508,583  12/31/2004    674,513  12/31/2005
 83     83       83-001     Axcess Center Sarasota
 84     84       84-001     Centerville                                                  67,887  12/31/2006
 85     85       85-001     Suntree Square                     1,224,379  12/31/2004  1,152,308  12/31/2005
 86     86       86-001     Village at Parker II
 87     87       87-001     The Remington at Valley Ranch        599,597  12/31/2004    784,303  12/31/2005
 88     88       88-001     Cupertino Business Center
 89     89       89-001     Chesapeake Center                    501,382  12/31/2004    733,810  12/31/2005
 90     90       90-001     New Vision Office Park                                      852,220  12/31/2006
 91     91       91-001     Best Buy - Rancho Cucamonga          766,350  12/31/2004    766,350  12/31/2005
 92     92       92-001     35 Enterprise Avenue                 677,953  12/31/2004    772,724  12/31/2005
 93     93       93-001     2285 Ocean Avenue
 94     94       94-001     Oak Hills Medical Plaza            1,162,377  12/31/2004  1,085,174  12/31/2005
 95     95       95-001     Hampton Inn & Suites - Cape Coral                           881,282  12/31/2006
 96     96       96-001     Harbour Pointe
 97     97       97-001     Trade Center Buildings               572,176  12/31/2004    654,350  12/31/2005
 98     98       98-001     Galleria Village Shopping Center                            693,512  12/31/2005
 99     99       99-001     Fox Run Apartments                   762,954  12/31/2004    767,290  12/31/2005
 100    100      100-001    1840 West 49th Street                513,986  12/31/2004    592,834  12/31/2005
 101    101      101-001    Danbury of Cuyahoga Falls                                    65,336  12/31/2005
 102    102      102-001    Comfort Inn & Suites University      622,444  12/31/2004  1,011,945  12/31/2005
                            Square
 103    103      103-001    One Mifflin Place                                           301,961  12/31/2005
 104    104      104-001    Pyramid Building
 105    105                 Al Shaw Mini Pool
105-a            105-001    Vinyard Pointe Retail
105-b            105-002    2024 & 2028 Opportunity Drive
105-c            105-003    1009 Enterprise Way
 106    106      106-001    3355 El Segundo Boulevard
 107    107      107-001    Hyland Hills Shopping Center         718,667  12/31/2004    593,036  12/31/2005
 108    108      108-001    Millersville Storage Village         361,579  12/31/2004    464,852  12/31/2005

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                    Third    Third Most   Second    Second Most
        CMSA       CMSA                                          Most Recent Recent NOI Most Recent Recent NOI
ID    Loan No. Property No.         Property Name /(1)/            NOI ($)      Date      NOI ($)      Date
--    -------- ------------ ------------------------------------ ----------- ---------- ----------- -----------
 109    109      109-001    Skyline Apartments
 110    110      110-001    Airport Commercial Complex                                     394,238  12/31/2005
 111    111      111-001    Clear Creek Plaza
 112    112      112-001    2300 Grand Concourse                    425,914  12/31/2004    435,813  12/31/2005
 113    113      113-001    Sinking Springs Plaza                                          478,455  12/31/2005
 114    114      114-001    26090 Ynez Road Industrial
 115    115      115-001    Sackett Industrial Center               598,366  12/31/2004    617,781  12/31/2005
 116    116      116-001    100 East Graham Industrial
 117    117      117-001    Oak Brook Office Building               601,491  12/31/2004    537,988  12/31/2005
 118    118      118-001    Shasta Executive Plaza                  643,155  12/31/2004    669,420  12/31/2005
 119    119      119-001    Shadeland South Business Park           456,045  12/31/2004    466,179  12/31/2005
 120    120      120-001    Five Points Plaza                       532,308  12/31/2004    510,608  12/31/2005
 121    121      121-001    1200 First Colonial Road                 20,762  12/31/2004    129,760  12/31/2005
 122    122      122-001    1201 First Colonial Road                                       462,450  12/31/2005
 123    123      123-001    Country Hills Drive
 124    124      124-001    1210 Sherman Avenue                     341,031  12/31/2004    360,893  12/31/2005
 125    125      125-001    Manassas Junction Shopping Center
 126    126      126-001    MSC Industrial Building
 127    127      127-001    Old Stone Apartments
 128    128      128-001    Austell Plaza                                                  580,745  12/31/2005
 129    129      129-001    Homewood Suites - Longview, TX          688,407  12/31/2004    601,442  12/31/2005
 130    130      130-001    Residence Inn San Antonio             1,162,243  12/31/2004  1,273,181  12/31/2005
 131    131      131-001    Lynmarie Apartments                     593,310  12/31/2004    613,459  12/31/2005
 132    132      132-001    Smarthealth Facility
 133    133      133-001    Stutson Bridge Plaza                    373,931  12/31/2004    443,725  12/31/2005
 134    134      134-001    Ridge Hudson Plaza                      298,894  12/31/2004    368,891  12/31/2005
 135    135      135-001    Iron Mountain                           685,053  12/31/2004    736,594   6/30/2005
 136    136      136-001    Park Center III & IV                    734,095  12/31/2004    759,614  12/31/2005
 137    137      137-001    2765 Kingsbridge Terrace                300,980  12/31/2004    344,440  12/31/2005
 138    138      138-001    Greenbriar Medical Office Building      410,359  12/31/2004    374,432  12/31/2005
 139    139      139-001    Captain's Self Storage                  427,327  12/31/2004    469,086  12/31/2005
 140    140      140-001    Spring Mill Manor                                              335,941  12/31/2005
 141    141      141-001    5514 Grape Road
 142    142      142-001    Briarwick Apartments                    393,546  12/31/2004     72,689  12/31/2005
 143    143      143-001    Southern Oaks                           472,952  12/31/2004    459,090  12/31/2005
 144    144      144-001    Monroe Building                         436,102  12/31/2004    568,411  12/31/2005
 145    145      145-001    Redwood Royale Apartments               360,063  12/31/2004    406,712  12/31/2005
 146    146      146-001    3371-3373 Decatur Avenue                287,625  12/31/2004    304,272  12/31/2005
 147    147      147-001    Cottage Grove Plaza                     446,058  12/31/2004    437,165  12/31/2005
 148    148      148-001    Midtown Business Center                 323,513  12/31/2004    321,431  12/31/2005
 149    149                 Richardson
149-a            149-001    Delaware/Pennsylvania Garden Centers
149-b            149-002    351 Wilmington - West Chester Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio               125,020   Various      433,392     Various
150-a            150-001    Bell Street Storage                                            296,129  12/31/2006
150-b            150-002    34th Street                             125,020  12/31/2006    137,262   2/28/2007
 151    151      151-001    Emerald Pointe Garden Senior
                            Apartments
 152    152      152-001    Arbor Lane Apartments                   318,146  12/31/2005    314,536  12/31/2006
 153    153      153-001    Elliston Place                                                 283,197  12/31/2005

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              Third    Third Most   Second    Second Most
      CMSA       CMSA                                      Most Recent Recent NOI Most Recent Recent NOI
ID  Loan No. Property No.       Property Name /(1)/          NOI ($)      Date      NOI ($)      Date
--  -------- ------------ -------------------------------- ----------- ---------- ----------- -----------
154   154      154-001    Harbourside Centre
155   155      155-001    1344 University Avenue             175,312   12/31/2004   248,618   12/31/2005
156   156      156-001    Prairie View Apartments            364,049   12/31/2004   334,332   12/31/2005
157   157      157-001    Eaton University Industrial Park
158   158      158-001    115 West Street
159   159      159-001    USGS Building
160   160      160-001    Pico Rivera Industrial Building
161   161      161-001    Pacific Plaza Retail Center
162   162      162-001    Glenview Estates Townhomes         336,672   12/31/2004   363,303   12/31/2005
163   163      163-001    2264 Creston Avenue                233,327   12/31/2004   225,776   12/31/2005
164   164      164-001    7930 South Loop 289
165   165      165-001    Walgreens Kennesaw
166   166      166-001    Walgreen's Hamilton Township
167   167      167-001    Province Shopping Center
168   168      168-001    2773-2779 Briggs Avenue            213,446   12/31/2004   203,107   12/31/2005
169   169      169-001    Paradise Valley Baptist            515,711   12/31/2004   497,593   12/31/2005
170   170      170-001    Indio Industrial Building
171   171      171-001    Cryden Industrial Building         291,591   12/31/2004   252,999   12/31/2005
172   172      172-001    Lincoln Court Medical Office       382,665   12/31/2004   379,966   12/31/2005
173   173      173-001    1111 East Lake Street
174   174      174-001    13539 Freeway Drive Industrial
175   175      175-001    Academy Sports - Houston, TX
176   176      176-001    Cosner's Corner - Panera Bread
177   177      177-001    Colleyville Square                 334,945   12/31/2004   276,570   12/31/2005
178   178      178-001    Gardenbrook Apartments             295,103   12/31/2004   321,624   12/31/2005
179   179      179-001    Landover Storage Village           284,017   12/31/2004   284,350   12/31/2005
180   180      180-001    Cordata Place Shopping Center      230,038   12/31/2004   280,028   12/31/2005
181   181      181-001    Stewart Road & 89th Street         358,902   12/31/2005   431,130   12/31/2006
182   182      182-001    Plaza West Office Building         124,381   12/31/2005   186,409   12/31/2006
183   183      183-001    Glenwood Springs Retail                                   208,010   12/31/2005
184   184      184-001    Three Star Center
185   185      185-001    Cloverdale Heights Apartments      150,889   12/31/2004   246,000   12/31/2005
186   186      186-001    Tree Tops Villas & Tower Village   280,197   12/31/2004   282,315   12/31/2005
                          Apartments
187   187      187-001    Sierra Business Center             742,390   12/31/2004   730,267   12/31/2005
188   188      188-001    Hermosa Professional Building      357,177   12/31/2004   384,202   12/31/2005
189   189      189-001    Twinbrook Post Office              270,756   12/31/2004   280,394   12/31/2005
190   190      190-001    551 Marshall Phelps Road
191   191      191-001    356-374 South Milpitas Boulevard
192   192      192-001    New Seasons Market                                        300,309   12/31/2005
193   193      193-001    Canyon Road Retail
194   194      194-001    Big Tex Storage - Houston, TX      303,699   12/31/2006   329,782    2/28/2007
195   195      195-001    Storage Solutions                  392,170   12/31/2004   424,346   12/31/2005
196   196      196-001    Rosemount Business Center
197   197      197-001    AAA All American Self Storage      473,885   12/31/2004   486,777   12/31/2005
198   198      198-001    American Eagle Mini Storage        597,862   12/31/2004   592,294   12/31/2005
199   199      199-001    Office Depot - Dallas                                     252,252   12/31/2005
200   200      200-001    Savers Retail
201   201      201-001    16062 Southwest Freeway
202   202      202-001    Vanowen Center Mixed Use           214,102   12/31/2004   212,697   12/31/2005
203   203      203-001    1221 Innsbruck Drive - Sunnyvale

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                     Third    Third Most   Second    Second Most
        CMSA       CMSA                                           Most Recent Recent NOI Most Recent Recent NOI
ID    Loan No. Property No.          Property Name /(1)/            NOI ($)      Date      NOI ($)      Date
--    -------- ------------ ------------------------------------- ----------- ---------- ----------- -----------
 204    204      204-001    Bradford Place                          136,551   12/31/2004   135,823   12/31/2005
 205    205      205-001    Comerica Bank
 206    206      206-001    The Washington Mutual Building                                 293,675   12/31/2004
 207    207      207-001    Mills Ridge Apartments - Brookings
 208    208      208-001    Shoppes on the Parkway
 209    209      209-001    902 Columbia Avenue
 210    210      210-001    Storage Village - Fayetteville, GA      258,775   12/31/2006   306,466    1/31/2007
 211    211      211-001    Bent Tree Midway Plaza                  266,277   12/31/2004   268,039   12/31/2005
 212    212      212-001    North Port Storage - North Port, FL
 213    213      213-001    Eckerd Drugs - Manlius, NY
 214    214      214-001    Lock N Key - Garland                    296,850   12/31/2004   297,761   12/31/2005
 215    215      215-001    3520 Lake Avenue, Wilmette, IL
 216    216      216-001    10535 Wilcrest
 217    217      217-001    CiCi's Pizza Center - Tomball TX                               216,993   12/31/2005
 218    218      218-001    Railroad Emporium
 219    219      219-001    Fox Hollow                                                     277,174   12/31/2005
 220    220      220-001    Whittier Woods Apartments                                      173,059   12/31/2005
 221    221      221-001    Harbor Place Offices                    192,804   12/31/2004   196,171   12/31/2005
 222    222      222-001    Giaconda Corporate Center               189,172   12/31/2004   245,965   12/31/2005
 223    223      223-001    2406 Woodmere Drive                     259,047   12/31/2004   265,710   12/31/2005
 224    224      224-001    Exclusive Windows
 225    225      225-001    Stor It! Self Storage                    83,238   12/31/2005   152,172   12/31/2006
 226    226      226-001    Tractor Supply Company - Mission TX
 227    227      227-001    Wedgewood Shopping Center               175,492   12/31/2004   188,274   12/31/2005
 228    228      228-001    16130 Stagg Street Industrial           171,081   12/31/2004   181,538   12/31/2005
 229    229      229-001    Kingman Town Center
 230    230      230-001    503-523 W. Washington Blvd.             417,823   12/31/2004   429,618   12/31/2005
 231    231      231-001    Asp Street Investments
 232    232      232-001    Lock N Key - North Buckner              230,951   12/31/2004   241,522   12/31/2005
 233    233      233-001    West End Shopping Center                139,616   12/31/2004   190,144   12/31/2005
 234    234      234-001    Heidner Plaza Shopping Center                                  140,863   12/31/2005
 235    235      235-001    Truxel Road 4170
 236    236      236-001    Rite Aid - Las Vegas, NV                367,551   12/31/2004   367,551   12/31/2005
 237    237      237-001    Chula Vista Self Storage Ground Lease
 238    238      238-001    Rite Aid - Okemos
 239    239      239-001    Maple Tree Plaza Shoppes                205,123   12/31/2004   211,261   12/31/2005
 240    240                 McGrath's Fish House Portfolio          279,472   12/31/2004   279,127   12/31/2005
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
 241    241      241-001    4263-4287 Mission Blvd
 242    242      242-001    Gateway Executive Center                306,931   12/31/2004   341,190   12/31/2005
 243    243      243-001    27756 Avenue Hopkins                    102,717   12/31/2004   114,587   12/31/2005
 244    244      244-001    1118-1122 Washington Avenue                                     90,232   12/31/2004
 245    245      245-001    Village Shopping Center - PA            135,597   12/31/2004   128,253   12/31/2005
 246    246      246-001    1148 & 1156 W. Valencia                                         68,218   12/31/2005
 247    247      247-001    Village at the Oaks
 248    248      248-001    Advance Auto - Marquette
 249    249      249-001    Dominion Convenience Center             193,383   12/31/2004   186,221   12/31/2005
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster
 251    251      251-001    465 South Denton Tap Road
 252    252      252-001    Forest Lake 18 Plex Apartment                                   98,378   12/31/2005
                            Building
 253    253      253-001    17th and State St. - Shops              185,511   12/31/2004   187,617   12/31/2005
 254    254      254-001    8735 Bollman Place                      202,144   12/31/2004   229,906   12/31/2005
 255    255      255-001    990 Holcomb Bridge Road
 256    256      256-001    6408 Stellhorn Road
 257    257      257-001    52 South Main Street                                             9,639   12/31/2005
 258    258      258-001    3420-8 Boston Road                       94,781   12/31/2004   103,304   12/31/2005
 259    259      259-001    4122 W Venus Way
 260    260      260-001    Thunderbird Retail Plaza                                        68,424   12/31/2005
 261    261      261-001    Grand Avenue Retail                                             62,786   12/31/2005

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                          Most Recent
      CMSA       CMSA                                         Most Recent     NOI      Underwritten   Underwritten
ID  Loan No. Property No.          Property Name (1)            NOI ($)      Date        NOI ($)        EGI ($)
--- -------- ------------ ----------------------------------- ----------- ----------- ------------    ------------
 1     1                  Beacon Seattle & DC Portfolio       197,747,703 10/31/2006  232,287,136(11) 354,117,597
1-a             1-001     Market Square                        19,364,825 10/31/2006
1-b             1-002     Polk & Taylor                        20,383,775 10/31/2006
1-c             1-003     Wells Fargo Center                   15,474,857 10/31/2006
1-d             1-004     Lafayette Center                     16,104,255 10/31/2006
1-e             1-005     Booz Allen Complex                   15,405,541 10/31/2006
1-f             1-006     Key Center                            9,838,198 10/31/2006
1-g             1-007     Sunset North                          8,575,097 10/31/2006
1-h             1-008     City Center Bellevue                 10,562,260 10/31/2006
1-i             1-009     Plaza Center                          6,834,261 10/31/2006
1-j             1-010     1616 North Fort Myer Drive            4,633,934 10/31/2006
1-k             1-011     American Center                       3,739,160 10/31/2006
1-l             1-012     Eastgate Office Park                  2,887,632 10/31/2006
1-m             1-013     Liberty Place                         4,327,320 10/31/2006
1-n             1-014     Lincoln Executive Center              3,183,144 10/31/2006
1-o             1-015     11111 Sunset Hills Road               3,554,775 10/31/2006
1-p             1-016     Army and Navy Building                2,900,420 10/31/2006
1-q             1-017     Plaza East                            2,153,661 10/31/2006
1-r             1-018     Reston Town Center                   21,711,497 10/31/2006
1-s             1-019     Washington Mutual Tower              17,004,497 10/31/2006
1-t             1-020     1300 North Seventeenth Street         9,108,594 10/31/2006
 2     2        2-001     32 Sixth Avenue                      25,683,455 12/31/2006   32,828,876      47,721,707
 3     3        3-001     The Mall at Prince Georges           11,462,436 12/31/2006   12,366,434      19,238,868
 4     4        4-001     Kalahari Waterpark Resort            16,668,288 12/31/2006   16,400,353      59,019,625
 5     5        5-001     Airpark Business Center               5,349,924 12/31/2006    6,035,376       8,484,048
 6     6                  Detroit Liberty Portfolio             4,104,184 12/31/2006    5,843,022       9,078,375
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born
6-d             6-004     38100 Ecorse Road
 7     7        7-001     St. Andrews at Perimeter Apartments   3,371,105 12/31/2006    4,115,185       6,521,254
 8     8        8-001     Post Crest Apartments                 3,443,859 12/31/2006    3,371,513       5,067,293
 9     9        9-001     Millennium I, II, & III               3,975,794 12/31/2006    4,129,103       5,595,935
10     10       10-001    Perimeter Expo                        3,813,650 10/31/2006    3,612,758       4,872,665
11     11       11-001    Shops at Northern Boulevard           3,568,370 12/31/2006    3,683,383       7,287,857
12     12       12-001    Post Collier Hills Apartments         2,971,693 12/31/2006    2,992,183       4,890,333
13     13       13-001    Annapolis Marriott Waterfront         4,652,335 3/31/2007     4,536,487      10,603,304
14     14       14-001    One Lincoln Park Apartments           3,370,895 12/31/2006    3,025,933       6,914,930
15     15       15-001    50 West Liberty Street                1,407,491 12/31/2006    3,110,638       5,238,585
16     16       16-001    KBS - 625 Second Street               4,538,632 09/30/2006    3,120,803       4,135,124
17     17       17-001    KBS - Crescent Green                  2,976,829 10/31/2006    3,386,992       5,080,020
18     18       18-001    North Grand Mall                      2,867,686 12/31/2006    3,031,123       4,945,962
19     19       19-001    Beaver Brook Apartments               2,362,127 12/31/2006    2,244,515       4,588,578

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                             Most Recent
       CMSA       CMSA                                           Most Recent     NOI     Underwritten Underwritten
 ID  Loan No. Property No.           Property Name (1)             NOI ($)      Date       NOI ($)      EGI ($)
---- -------- ------------ ------------------------------------- ----------- ----------- ------------ ------------
 20     20       20-001    Renaissance Columbus                   2,858,183  3/23/2007    3,252,338    20,268,907
 21     21       21-001    PGA Design Center                                              2,418,010     3,667,689
 22     22       22-001    Courtyard by Marriott - Silver Spring  3,871,333   2/1/2007    3,851,478     8,838,574
 23     23       23-001    Bristol Place Apartments               1,964,384  12/31/2006   2,053,249     4,004,151
 24     24       24-001    1500 Mittel Blvd                       3,085,169  12/31/2006   2,495,415     3,731,220
 25     25       25-001    Premium Distributors of VA                                     2,281,750     2,758,198
 26     26       26-001    Riverview Plaza                        2,100,793  12/31/2006   2,007,203     2,535,937
 27     27       27-001    McIntyre Square                        1,066,655  12/31/2006   1,743,584     2,434,404
 28     28       28-001    8880 Cal Center                        1,582,464  12/31/2006   1,780,538     2,687,000
 29     29       29-001    Ashford Oaks                           1,755,263  12/31/2006   1,861,512     3,586,323
 30     30       30-001    First Colony 24                        2,329,083  12/31/2006   2,189,176     2,758,752
 31     31       31-001    KBS - Kensington                       1,447,328  12/31/2006   1,599,960     3,234,406
 32     32       32-001    Shops at Malta                         1,012,973  12/31/2006   1,460,292     2,293,284
 33     33       33-001    Chesterfield Commons 4                 1,734,483  12/31/2006   1,614,046     1,954,809
 34     34       34-001    Hastings Ranch Plaza Shopping Center                           1,656,438     2,202,405
 35     35       35-001    Oaks Shopping Center                   1,321,373  12/31/2006   1,418,087     1,850,748
 36     36       36-001    Hilton Garden Inn - Corvallis          1,839,786  3/31/2007    1,788,423     4,686,588
 37     37       37-001    Greens Corner                          1,417,775  12/31/2006   1,614,126     1,988,966
 38     38       38-001    Kingwood Office                        1,928,025  12/31/2006   1,686,504     3,094,836
 39     39       39-001    Merchants Walk                         1,402,116  12/31/2006   1,534,915     2,370,148
 40     40       40-001    Holiday Inn - Rochester Airport        2,339,314  12/31/2006   2,137,517     8,022,041
 41     41       41-001    Arena Shops                                                    1,396,420     1,845,021
 42     42       42-001    Meridian Village Shopping Center         892,360  12/31/2006   1,417,965     1,770,451
 43     43       43-001    The Shops at Rockaway                    978,430  12/31/2006   1,200,937     1,754,168
 44     44                 B&M Development Portfolio                                      1,286,215     1,668,153
44-a             44-001    CVS
44-b             44-002    Sonterra Place II
44-c             44-003    703 US Highway 90 East
44-d             44-004    19750 State Highway 46
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                          1,318,422  12/31/2006   1,279,977     1,706,562
 46     46       46-001    Greenway Industrial                                            1,314,103     1,865,495
 47     47       47-001    Hartford Corporate Plaza               1,408,000  12/31/2006   1,324,485     2,612,871
 48     48       48-001    Richboro Shopping Center               1,208,285  12/31/2006   1,202,218     1,484,057
 49     49       49-001    Village East Shopping Center           1,411,926  12/31/2005   1,539,195     1,943,098
 50     50       50-001    Hunting Creek Plaza                    1,617,242  12/31/2006   1,295,907     1,859,278
 51     51       51-001    Grant Street Portfolio                 1,037,905  12/31/2006   1,161,634     1,711,428
 52     52       52-001    Longs Drug Store Santa Monica                                  1,040,005     1,206,208
 53     53       53-001    Chestnut Hill                            944,815  2/28/2007    1,223,750     2,714,822
 54     54       54-001    Scalamandre Silk Building                                      1,066,436     1,486,570
 55     55       55-001    Kailua Self Storage                      663,270  12/31/2006     581,695       829,373
 56     56       56-001    Kona Self Storage                        501,648  12/31/2006     419,726       614,991
 57     57       57-001    Turnstone Office Park                    907,098  12/31/2006   1,052,208     1,549,986
 58     58       58-001    Tri-Tech Plaza                           588,146  12/31/2006   1,009,422     2,150,726
 59     59       59-001    Pomona Market Place                    1,169,469  12/31/2006   1,014,054     1,444,634
 60     60       60-001    Beltway Corporate Center                                       1,140,086     1,371,940
 61     61       61-001    KBS - Sabal VI                           446,759  12/31/2006   1,109,171     1,866,477
 62     62       62-001    Canal Farms Shopping Center              988,527  12/31/2006     971,834     1,363,138
 63     63       63-001    2505 Steele Street                                             1,001,497     1,311,911

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                               Most Recent
        CMSA       CMSA                                            Most Recent     NOI     Underwritten Underwritten
 ID   Loan No. Property No.           Property Name (1)              NOI ($)      Date       NOI ($)      EGI ($)
----- -------- ------------ -------------------------------------- ----------- ----------- ------------ ------------
 64     64       64-001     Vintner's Square                          207,579  12/31/2006     919,218    1,315,719
 65     65       65-001     Rianna II                                 985,144  12/31/2006     965,122    1,386,931
 66     66       66-001     Island Park Shopping Center             1,038,152  12/31/2006     916,687    1,456,533
 67     67       67-001     44348-44388 Old Warm Springs Boulevard  1,202,018  12/31/2006   1,039,609    1,412,742
 68     68       68-001     Westland Plaza                            750,893  11/30/2006     861,449    1,554,288
 69     69       69-001     White Flint Storage Village               885,895  12/31/2006     909,914    1,407,161
 70     70       70-001     Castle Way Apartments                   1,106,405  8/31/2006    1,021,831    1,768,292
 71     71       71-001     Clinton Commons                           926,982  12/31/2005     794,604    1,249,688
 72     72                  Rockside Road Portfolio                 1,089,127  12/31/2006   1,028,834    2,072,784
72-a             72-001     Rockside                                  706,732  12/31/2006
72-b             72-002     Oaktree                                   382,395  12/31/2006
 73     73       73-001     Coppell Town Center                     1,228,447  12/31/2006   1,208,090    1,749,575
 74     74       74-001     Exponent HR Office Building                                       995,362    1,622,772
 75     75       75-001     1125-1139 Post Road                                               918,011    1,137,357
 76     76       76-001     Kimberly Clark Industrial                                       1,104,205    1,482,440
 77     77       77-001     Village at Town Center                                            879,193    1,117,024
 78     78       78-001     Town and Country Center                   812,789  3/30/2007      839,306    1,335,328
 79     79       79-001     Hilton Houston Southwest                1,697,717   2/1/2007    1,643,054    8,032,944
 80     80       80-001     Shops at Lincoln School                   838,436  12/31/2006     783,751    1,185,483
 81     81       81-001     75th Street Center                        452,945  12/31/2006     810,816      982,127
 82     82       82-001     Winchester Portfolio                      660,001  12/31/2006     910,715    1,252,882
 83     83       83-001     Axcess Center Sarasota                    670,642  12/31/2006     815,127    1,192,591
 84     84       84-001     Centerville                               271,546  12/31/2006     858,488    1,324,352
 85     85       85-001     Suntree Square                          1,164,907  12/31/2006   1,080,012    1,693,208
 86     86       86-001     Village at Parker II                      471,482  12/31/2006     764,376    1,028,131
 87     87       87-001     The Remington at Valley Ranch             833,073  12/31/2006     826,095    3,040,241
 88     88       88-001     Cupertino Business Center                 777,225  12/31/2006     821,479    1,063,124
 89     89       89-001     Chesapeake Center                         803,739  12/31/2006     861,336    1,205,897
 90     90       90-001     New Vision Office Park                    870,900  02/01/2007     764,896    1,085,678
 91     91       91-001     Best Buy - Rancho Cucamonga               795,600  12/31/2006     720,510      910,241
 92     92       92-001     35 Enterprise Avenue                      825,150  12/31/2006     752,285      983,615
 93     93       93-001     2285 Ocean Avenue                                                 662,615    1,119,998
 94     94       94-001     Oak Hills Medical Plaza                 1,097,305  12/31/2006   1,001,973    1,701,408
 95     95       95-001     Hampton Inn & Suites - Cape Coral       1,214,055   2/1/2007    1,136,296    2,739,385
 96     96       96-001     Harbour Pointe                                                    677,653    1,119,161
 97     97       97-001     Trade Center Buildings                    668,347  12/31/2006     705,078      961,902
 98     98       98-001     Galleria Village Shopping Center          640,874  12/31/2006     693,395      909,143
 99     99       99-001     Fox Run Apartments                        840,764  12/31/2006     815,077    1,652,016
 100    100      100-001    1840 West 49th Street                     627,741  12/31/2006     732,977    1,459,444
 101    101      101-001    Danbury of Cuyahoga Falls                 538,861  12/31/2006     785,035    2,156,196
 102    102      102-001    Comfort Inn & Suites University Square  1,108,134  12/31/2006   1,053,867    2,938,887
 103    103      103-001    One Mifflin Place                         523,681  12/31/2006     693,871    1,074,125
 104    104      104-001    Pyramid Building                                                  731,816    1,061,935
 105    105                 Al Shaw Mini Pool                                                 766,272    1,001,461
105-a            105-001    Vinyard Pointe Retail
105-b            105-002    2024 & 2028 Opportunity Drive
105-c            105-003    1009 Enterprise Way
 106    106      106-001    3355 El Segundo Boulevard                                         609,275      791,556
 107    107      107-001    Hyland Hills Shopping Center              612,873  12/31/2006     690,337      937,174
 108    108      108-001    Millersville Storage Village              579,893  12/31/2006     611,194    1,049,671

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                Most Recent
        CMSA       CMSA                                             Most Recent     NOI     Underwritten Underwritten
 ID   Loan No. Property No.            Property Name (1)              NOI ($)      Date       NOI ($)      EGI ($)
----- -------- ------------ --------------------------------------- ----------- ----------- ------------ ------------
 109    109      109-001    Skyline Apartments                                                 380,206      482,163
 110    110      110-001    Airport Commercial Complex                 395,075  12/31/2006     360,774      413,496
 111    111      111-001    Clear Creek Plaza                                                  909,685    1,130,393
 112    112      112-001    2300 Grand Concourse                       480,903  12/31/2006     574,219      974,292
 113    113      113-001    Sinking Springs Plaza                      557,307  12/31/2006     608,174      845,095
 114    114      114-001    26090 Ynez Road Industrial                                         630,321      841,029
 115    115      115-001    Sackett Industrial Center                  620,277  12/31/2006     575,208      714,967
 116    116      116-001    100 East Graham Industrial                                         828,736    1,002,405
 117    117      117-001    Oak Brook Office Building                  358,191  12/31/2006     674,787      894,237
 118    118      118-001    Shasta Executive Plaza                     638,139  12/31/2006     615,021    1,065,379
 119    119      119-001    Shadeland South Business Park              617,083  10/31/2006     622,757      840,292
 120    120      120-001    Five Points Plaza                          535,853  12/31/2006     524,739      684,767
 121    121      121-001    1200 First Colonial Road                   113,131  12/31/2006     466,190      593,013
 122    122      122-001    1201 First Colonial Road                   414,422  12/31/2006     375,451      480,134
 123    123      123-001    Country Hills Drive                                                576,157      734,952
 124    124      124-001    1210 Sherman Avenue                        440,875  12/31/2006     498,938      761,964
 125    125      125-001    Manassas Junction Shopping Center                                  443,139      452,183
 126    126      126-001    MSC Industrial Building                                            606,943      822,459
 127    127      127-001    Old Stone Apartments                                               536,457      762,309
 128    128      128-001    Austell Plaza                              624,580  12/31/2006     622,892      738,304
 129    129      129-001    Homewood Suites - Longview, TX             722,885  12/31/2006     746,825    1,998,600
 130    130      130-001    Residence Inn San Antonio                1,590,946  12/31/2006   1,509,772    3,960,733
 131    131      131-001    Lynmarie Apartments                        650,021  12/31/2006     670,106    1,200,237
 132    132      132-001    Smarthealth Facility                                               504,119      662,432
 133    133      133-001    Stutson Bridge Plaza                       467,630  12/31/2006     582,784      879,138
 134    134      134-001    Ridge Hudson Plaza                         400,562  12/31/2006     580,881      941,013
 135    135      135-001    Iron Mountain                              720,671  12/31/2006     749,914    1,054,056
 136    136      136-001    Park Center III & IV                       746,309  12/31/2006     733,065    1,116,676
 137    137      137-001    2765 Kingsbridge Terrace                   381,217  12/31/2006     451,991      809,789
 138    138      138-001    Greenbriar Medical Office Building         538,214  12/31/2006     455,226      727,222
 139    139      139-001    Captain's Self Storage                     477,072  12/31/2006     473,467      714,215
 140    140      140-001    Spring Mill Manor                          373,142  12/31/2006     358,503      594,005
 141    141      141-001    5514 Grape Road                                                    571,814      854,616
 142    142      142-001    Briarwick Apartments                       469,037  2/28/2007      459,042      861,574
 143    143      143-001    Southern Oaks                              512,137  12/31/2006     418,848      768,794
 144    144      144-001    Monroe Building                            566,509  12/31/2006     494,730      848,104
 145    145      145-001    Redwood Royale Apartments                  353,820  12/31/2006     404,145      706,050
 146    146      146-001    3371-3373 Decatur Avenue                   333,218  12/31/2006     408,238      705,545
 147    147      147-001    Cottage Grove Plaza                        407,695  12/31/2006     410,225      632,618
 148    148      148-001    Midtown Business Center                    548,248  12/31/2006     491,047      959,229
 149    149                 Richardson                                                         424,203      469,063
149-a            149-001    Delaware/Pennsylvania Garden Centers
149-b            149-002    351 Wilmington - West Chester Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio                  440,475  2/28/2007      392,179      788,702
150-a            150-001    Bell Street Storage                        268,578  2/28/2007
150-b            150-002    34th Street                                171,897  2/28/2007
 151    151      151-001    Emerald Pointe Garden Senior Apartments    351,436  12/31/2006     383,940      603,298
 152    152      152-001    Arbor Lane Apartments                      366,952  3/31/2007      343,342      452,866
 153    153      153-001    Elliston Place                             437,812  12/31/2006     440,607      655,414

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                       Most Recent
      CMSA       CMSA                                      Most Recent     NOI     Underwritten Underwritten
ID  Loan No. Property No.        Property Name (1)           NOI ($)      Date       NOI ($)      EGI ($)
--- -------- ------------ -------------------------------- ----------- ----------- ------------ ------------
154   154      154-001    Harbourside Centre                 472,502   12/31/2006    478,938      578,623
155   155      155-001    1344 University Avenue             258,079   12/31/2006    350,058      572,254
156   156      156-001    Prairie View Apartments            342,715   12/31/2006    353,242      795,290
157   157      157-001    Eaton University Industrial Park                           365,198      376,493
158   158      158-001    115 West Street                                            363,451      543,902
159   159      159-001    USGS Building                      455,473   12/31/2006    567,758      719,118
160   160      160-001    Pico Rivera Industrial Building                            362,095      473,086
161   161      161-001    Pacific Plaza Retail Center                                368,353      459,272
162   162      162-001    Glenview Estates Townhomes         337,223   12/31/2006    344,288      492,856
163   163      163-001    2264 Creston Avenue                280,431   12/31/2006    329,821      627,168
164   164      164-001    7930 South Loop 289                                        376,970      510,063
165   165      165-001    Walgreens Kennesaw                                         305,791      308,880
166   166      166-001    Walgreen's Hamilton Township                               340,000      340,000
167   167      167-001    Province Shopping Center                                   338,690      534,489
168   168      168-001    2773-2779 Briggs Avenue            285,254   12/31/2006    317,733      535,007
169   169      169-001    Paradise Valley Baptist            502,209   12/31/2006    378,072      968,813
170   170      170-001    Indio Industrial Building                                  317,285      423,725
171   171      171-001    Cryden Industrial Building         282,433   12/31/2006    290,101      388,271
172   172      172-001    Lincoln Court Medical Office       385,856   12/31/2006    367,698      536,028
173   173      173-001    1111 East Lake Street                                      350,514      589,708
174   174      174-001    13539 Freeway Drive Industrial                             327,325      425,423
175   175      175-001    Academy Sports - Houston, TX                               326,173      523,781
176   176      176-001    Cosner's Corner - Panera Bread                             306,004      367,036
177   177      177-001    Colleyville Square                 269,815   12/31/2006    341,246      531,586
178   178      178-001    Gardenbrook Apartments             397,676   11/30/2006    412,914      757,677
179   179      179-001    Landover Storage Village           256,402   12/31/2006    285,372      512,742
180   180      180-001    Cordata Place Shopping Center      351,163   12/31/2006    344,593      465,087
181   181      181-001    Stewart Road & 89th Street         440,624   2/28/2007     421,519      756,954
182   182      182-001    Plaza West Office Building         309,052   2/28/2007     326,831      660,598
183   183      183-001    Glenwood Springs Retail            237,007   12/31/2006    318,002      435,497
184   184      184-001    Three Star Center                  272,454   12/31/2006    271,836      371,958
185   185      185-001    Cloverdale Heights Apartments      276,693   2/28/2007     283,727      569,282
186   186      186-001    Tree Tops Villas & Tower Village   274,212   12/31/2006    307,077      525,729
                          Apartments
187   187      187-001    Sierra Business Center             817,147   12/31/2006    754,053      964,605
188   188      188-001    Hermosa Professional Building      404,897   12/31/2006    408,890      531,317
189   189      189-001    Twinbrook Post Office              290,625   12/31/2006    291,071      389,001
190   190      190-001    551 Marshall Phelps Road                                   275,523      400,235
191   191      191-001    356-374 South Milpitas Boulevard                           249,652      316,825
192   192      192-001    New Seasons Market                 323,888   12/31/2006    302,791      335,563
193   193      193-001    Canyon Road Retail                                         250,791      317,236
194   194      194-001    Big Tex Storage - Houston, TX      356,696   2/28/2007     280,852      509,496
195   195      195-001    Storage Solutions                  471,114   12/31/2006    448,033      702,559
196   196      196-001    Rosemount Business Center                                  270,406      435,945
197   197      197-001    AAA All American Self Storage      507,575   12/31/2006    470,627      702,023
198   198      198-001    American Eagle Mini Storage        612,547   12/31/2006    581,141      912,787
199   199      199-001    Office Depot - Dallas              240,912   12/31/2006    252,851      688,506
200   200      200-001    Savers Retail                                              238,073      313,756
201   201      201-001    16062 Southwest Freeway                                    259,378      297,991
202   202      202-001    Vanowen Center Mixed Use           269,757   12/31/2006    278,536      379,201
203   203      203-001    1221 Innsbruck Drive - Sunnyvale                           247,423      305,052

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                               Most Recent
        CMSA       CMSA                                            Most Recent     NOI     Underwritten Underwritten
 ID   Loan No. Property No.           Property Name (1)              NOI ($)      Date       NOI ($)      EGI ($)
----- -------- ------------ -------------------------------------- ----------- ----------- ------------ ------------
 204    204      204-001    Bradford Place                           224,156   10/31/2006    248,689      354,113
 205    205      205-001    Comerica Bank                                                    229,163      236,250
 206    206      206-001    The Washington Mutual Building           326,407   12/31/2005    327,159      630,985
 207    207      207-001    Mills Ridge Apartments - Brookings                               242,461      364,971
 208    208      208-001    Shoppes on the Parkway                                           253,392      334,906
 209    209      209-001    902 Columbia Avenue                      220,205   12/31/2006    247,064      342,910
 210    210      210-001    Storage Village - Fayetteville, GA       320,125   1/31/2007     299,354      475,740
 211    211      211-001    Bent Tree Midway Plaza                   273,510   12/31/2006    415,026      650,238
 212    212      212-001    North Port Storage - North Port, FL      254,146   2/28/2007     221,521      406,251
 213    213      213-001    Eckerd Drugs - Manlius, NY                                       226,536      233,542
 214    214      214-001    Lock N Key - Garland                     270,152   12/31/2006    286,084      586,537
 215    215      215-001    3520 Lake Avenue, Wilmette, IL                                   210,418      321,464
 216    216      216-001    10535 Wilcrest                                                   242,071      367,598
 217    217      217-001    CiCi's Pizza Center - Tomball TX         242,859   3/31/2007     218,410      370,464
 218    218      218-001    Railroad Emporium                                                217,449      278,049
 219    219      219-001    Fox Hollow                               253,229   12/31/2006    228,313      776,288
 220    220      220-001    Whittier Woods Apartments                245,954   12/31/2006    215,711      328,121
 221    221      221-001    Harbor Place Offices                     207,220   12/31/2006    198,552      281,668
 222    222      222-001    Giaconda Corporate Center                242,518   12/31/2006    212,982      302,399
 223    223      223-001    2406 Woodmere Drive                      265,567   12/31/2006    267,548      278,696
 224    224      224-001    Exclusive Windows                                                205,932      239,412
 225    225      225-001    Stor It! Self Storage                    202,572   2/28/2007     190,865      456,948
 226    226      226-001    Tractor Supply Company - Mission TX                              216,698      275,117
 227    227      227-001    Wedgewood Shopping Center                198,576   12/31/2006    194,905      308,612
 228    228      228-001    16130 Stagg Street Industrial            180,516   12/31/2006    183,325      218,320
 229    229      229-001    Kingman Town Center                      216,981   12/31/2006    194,093      233,350
 230    230      230-001    503-523 W. Washington Blvd.              448,900   12/31/2006    401,105      531,522
 231    231      231-001    Asp Street Investments                   157,563   12/31/2006    205,501      287,976
 232    232      232-001    Lock N Key - North Buckner               232,434   12/31/2006    243,014      576,761
 233    233      233-001    West End Shopping Center                 196,826   12/31/2006    167,979      266,615
 234    234      234-001    Heidner Plaza Shopping Center            178,270   12/31/2006    166,503      214,187
 235    235      235-001    Truxel Road 4170                         147,213   12/31/2006    168,532      222,437
 236    236      236-001    Rite Aid - Las Vegas, NV                 367,551   12/31/2006    338,698      349,173
 237    237      237-001    Chula Vista Self Storage Ground Lease                            150,714      152,236
 238    238      238-001    Rite Aid - Okemos                                                166,064      169,453
 239    239      239-001    Maple Tree Plaza Shoppes                 246,440   12/31/2006    232,100      323,187
 240    240                 McGrath's Fish House Portfolio           293,109   12/31/2006    258,363      321,373
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
 241    241      241-001    4263-4287 Mission Blvd                   220,918   12/31/2006    203,520      252,682
 242    242      242-001    Gateway Executive Center                 379,105   12/31/2006    269,157      610,631
 243    243      243-001    27756 Avenue Hopkins                     130,804   12/31/2006    139,162      168,952
 244    244      244-001    1118-1122 Washington Avenue              132,401   12/31/2005    155,847      231,270
 245    245      245-001    Village Shopping Center - PA             145,536   12/31/2006    128,648      199,465
 246    246      246-001    1148 & 1156 W. Valencia                   97,104   12/31/2006    112,765      180,515
 247    247      247-001    Village at the Oaks                                              108,917      141,069
 248    248      248-001    Advance Auto - Marquette                                         117,250      172,071
 249    249      249-001    Dominion Convenience Center Woodbridge   212,972   12/31/2006    215,741      295,425
 250    250      250-001    Western Dental - Lancaster                                       111,363      140,722
 251    251      251-001    465 South Denton Tap Road                                        118,708      173,695
 252    252      252-001    Forest Lake 18 Plex Apartment Building   113,961   12/31/2006    107,339      166,940
 253    253      253-001    17th and State St. - Shops               179,958   12/31/2006    168,171      232,993
 254    254      254-001    8735 Bollman Place                       234,798   12/31/2006    204,024      282,307
 255    255      255-001    990 Holcomb Bridge Road                   99,102   12/31/2006    106,268      156,916
 256    256      256-001    6408 Stellhorn Road                                               96,137      129,620
 257    257      257-001    52 South Main Street                      90,408   12/31/2006     91,710      121,584
 258    258      258-001    3420-8 Boston Road                       100,051   12/31/2006     88,403      159,874
 259    259      259-001    4122 W Venus Way                                                  75,634       98,620
 260    260      260-001    Thunderbird Retail Plaza                  70,129   12/31/2006     65,580       90,453
 261    261      261-001    Grand Avenue Retail                       67,387   12/31/2006     63,313       95,629

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                    Underwritten   Underwritten     Underwritten
ID  Loan No. Property No.      Property Name /(1)/       Expenses ($) Net Cash Flow ($)  Reserves ($)
--  -------- ------------ -----------------------------  ------------ -----------------  ------------
1      1                  Beacon Seattle & DC Portfolio  112,306,489     217,631,011(11)  15,255,685
1-a             1-001     Market Square
1-b             1-002     Polk & Taylor
1-c             1-003     Wells Fargo Center
1-d             1-004     Lafayette Center
1-e             1-005     Booz Allen Complex
1-f             1-006     Key Center
1-g             1-007     Sunset North
1-h             1-008     City Center Bellevue
1-i             1-009     Plaza Center
1-j             1-010     1616 North Fort Myer Drive
1-k             1-011     American Center
1-l             1-012     Eastgate Office Park
1-m             1-013     Liberty Place
1-n             1-014     Lincoln Executive Center
1-o             1-015     11111 Sunset Hills Road
1-p             1-016     Army and Navy Building
1-q             1-017     Plaza East
1-r             1-018     Reston Town Center
1-s             1-019     Washington Mutual Tower
1-t             1-020     1300 North Seventeenth Street
2      2        2-001     32 Sixth Avenue                 14,892,831      31,015,735       1,813,141
3      3        3-001     The Mall at Prince Georges       6,872,434      11,778,459         587,975
4      4        4-001     Kalahari Waterpark Resort       42,619,272      14,131,290       2,269,063
5      5        5-001     Airpark Business Center          2,448,672       5,919,872         115,504
6      6                  Detroit Liberty Portfolio        3,235,352       5,267,796         561,073
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born
6-d             6-004     38100 Ecorse Road
7      7        7-001     St. Andrews at Perimeter         2,406,069       3,993,721         121,464
                          Apartments
8      8        8-001     Post Crest Apartments            1,695,781       3,269,013         102,500
9      9        9-001     Millennium I, II, & III          1,466,832       3,806,530         322,572
10     10       10-001    Perimeter Expo                   1,259,907       3,465,463         147,295
11     11       11-001    Shops at Northern Boulevard      3,604,473       3,572,413         110,970
12     12       12-001    Post Collier Hills Apartments    1,898,150       2,894,522          97,661
13     13       13-001    Annapolis Marriott Waterfront    6,066,817       4,006,322         530,165
14     14       14-001    One Lincoln Park Apartments      3,888,997       2,949,733          76,200
15     15       15-001    50 West Liberty Street           2,127,947       2,716,010         394,628
16     16       16-001    KBS - 625 Second Street          1,014,322       2,780,977         339,826
17     17       17-001    KBS - Crescent Green             1,693,029       2,889,122         497,870
18     18       18-001    North Grand Mall                 1,914,838       2,643,582         387,541
19     19       19-001    Beaver Brook Apartments          2,344,063       2,086,015         158,500

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

       CMSA       CMSA                                         Underwritten   Underwritten    Underwritten
ID   Loan No. Property No.        Property Name /(1)/          Expenses ($) Net Cash Flow ($) Reserves ($)
--   -------- ------------ ----------------------------------  ------------ ----------------- ------------
 20     20       20-001    Renaissance Columbus                 17,016,569      2,441,582       810,756
 21     21       21-001    PGA Design Center                     1,249,679      2,312,394       105,616
 22     22       22-001    Courtyard by Marriott - Silver        4,987,096      3,497,935       353,543
                           Spring
 23     23       23-001    Bristol Place Apartments              1,950,903      1,968,249        85,000
 24     24       24-001    1500 Mittel Blvd                      1,235,806      2,287,569       207,845
 25     25       25-001    Premium Distributors of VA              476,448      2,198,540        83,210
 26     26       26-001    Riverview Plaza                         528,733      1,918,830        88,374
 27     27       27-001    McIntyre Square                         690,820      1,621,870       121,715
 28     28       28-001    8880 Cal Center                         906,462      1,668,644       111,894
 29     29       29-001    Ashford Oaks                          1,724,811      1,665,627       195,885
 30     30       30-001    First Colony 24                         569,576      2,111,864        77,312
 31     31       31-001    KBS - Kensington                      1,634,445      1,307,511       292,449
 32     32       32-001    Shops at Malta                          832,992      1,387,287        73,005
 33     33       33-001    Chesterfield Commons 4                  340,763      1,551,962        62,083
 34     34       34-001    Hastings Ranch Plaza Shopping           545,967      1,574,930        81,509
                           Center
 35     35       35-001    Oaks Shopping Center                    432,661      1,331,669        86,418
 36     36       36-001    Hilton Garden Inn - Corvallis         2,898,166      1,600,959       187,464
 37     37       37-001    Greens Corner                           374,840      1,474,804       139,322
 38     38       38-001    Kingwood Office                       1,408,332      1,303,319       383,185
 39     39       39-001    Merchants Walk                          835,233      1,421,383       113,532
 40     40       40-001    Holiday Inn - Rochester Airport       5,884,524      1,816,636       320,882
 41     41       41-001    Arena Shops                             448,601      1,356,713        39,707
 42     42       42-001    Meridian Village Shopping Center        352,485      1,344,993        72,972
 43     43       43-001    The Shops at Rockaway                   553,231      1,166,462        34,475
 44     44                 B&M Development Portfolio               381,938      1,252,668        33,547
44-a             44-001    CVS
44-b             44-002    Sonterra Place II
44-c             44-003    703 US Highway 90 East
44-d             44-004    19750 State Highway 46
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                           426,586      1,191,308        88,669
 46     46       46-001    Greenway Industrial                     551,392      1,215,964        98,139
 47     47       47-001    Hartford Corporate Plaza              1,288,386      1,229,498        94,987
 48     48       48-001    Richboro Shopping Center                281,839      1,154,945        47,273
 49     49       49-001    Village East Shopping Center            403,904      1,448,642        90,552
 50     50       50-001    Hunting Creek Plaza                     563,371      1,188,884       107,023
 51     51       51-001    Grant Street Portfolio                  549,793      1,090,704        70,930
 52     52       52-001    Longs Drug Store Santa Monica           166,203      1,003,785        36,219
 53     53       53-001    Chestnut Hill                         1,491,072      1,085,750       138,000
 54     54       54-001    Scalamandre Silk Building               420,134      1,032,270        34,166
 55     55       55-001    Kailua Self Storage                     247,678        574,645         7,050
 56     56       56-001    Kona Self Storage                       195,266        414,647         5,079
 57     57       57-001    Turnstone Office Park                   497,778        950,105       102,103
 58     58       58-001    Tri-Tech Plaza                        1,141,304        925,281        84,141
 59     59       59-001    Pomona Market Place                     430,579        981,379        32,675
 60     60       60-001    Beltway Corporate Center                231,854      1,028,736       111,350
 61     61       61-001    KBS - Sabal VI                          757,306        950,439       158,732
 62     62       62-001    Canal Farms Shopping Center             391,304        907,634        64,200
 63     63       63-001    2505 Steele Street                      310,414        923,995        77,502

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                         Underwritten   Underwritten    Underwritten
ID    Loan No. Property No.        Property Name /(1)/          Expenses ($) Net Cash Flow ($) Reserves ($)
--    -------- ------------ ----------------------------------  ------------ ----------------- ------------
 64      64      64-001     Vintner's Square                       396,501         887,133        32,085
 65      65      65-001     Rianna II                              421,809         945,622        19,500
 66      66      66-001     Island Park Shopping Center            539,846         866,742        49,945
 67      67      67-001     44348-44388 Old Warm Springs           373,133         941,933        97,676
                            Boulevard
 68      68      68-001     Westland Plaza                         692,839         797,996        63,453
 69      69      69-001     White Flint Storage Village            497,247         890,419        19,495
 70      70      70-001     Castle Way Apartments                  746,461         965,831        56,000
 71      71      71-001     Clinton Commons                        455,084         765,878        28,726
 72      72                 Rockside Road Portfolio              1,043,950         834,374       194,460
72-a             72-001     Rockside
72-b             72-002     Oaktree
 73      73      73-001     Coppell Town Center                    541,484       1,171,547        36,543
 74      74      74-001     Exponent HR Office Building            627,410         881,048       114,314
 75      75      75-001     1125-1139 Post Road                    219,345         899,428        18,583
 76      76      76-001     Kimberly Clark Industrial              378,235         995,417       108,788
 77      77      77-001     Village at Town Center                 237,831         848,150        31,043
 78      78      78-001     Town and Country Center                496,021         746,213        93,093
 79      79      79-001     Hilton Houston Southwest             6,389,890       1,321,736       321,318
 80      80      80-001     Shops at Lincoln School                401,733         725,106        58,645
 81      81      81-001     75th Street Center                     171,310         749,753        61,063
 82      82      82-001     Winchester Portfolio                   342,167         807,996       102,719
 83      83      83-001     Axcess Center Sarasota                 377,464         762,003        53,124
 84      84      84-001     Centerville                            465,864         786,200        72,288
 85      85      85-001     Suntree Square                         613,196       1,041,456        38,556
 86      86      86-001     Village at Parker II                   263,756         695,396        68,979
 87      87      87-001     The Remington at Valley Ranch        2,214,147         787,695        38,400
 88      88      88-001     Cupertino Business Center              241,645         736,762        84,718
 89      89      89-001     Chesapeake Center                      344,560         779,999        81,338
 90      90      90-001     New Vision Office Park                 320,782         685,266        79,630
 91      91      91-001     Best Buy - Rancho Cucamonga            189,731         682,485        38,025
 92      92      92-001     35 Enterprise Avenue                   231,329         704,536        47,749
 93      93      93-001     2285 Ocean Avenue                      457,384         634,785        27,829
 94      94      94-001     Oak Hills Medical Plaza                699,435         934,504        67,469
 95      95      95-001     Hampton Inn & Suites - Cape Coral    1,603,089       1,026,721       109,575
 96      96      96-001     Harbour Pointe                         441,508         666,263        11,390
 97      97      97-001     Trade Center Buildings                 256,825         629,730        75,347
 98      98      98-001     Galleria Village Shopping Center       215,748         657,557        35,838
 99      99      99-001     Fox Run Apartments                     836,939         777,581        37,496
 100    100      100-001    1840 West 49th Street                  726,467         651,976        81,001
 101    101      101-001    Danbury of Cuyahoga Falls            1,371,161         765,635        19,400
 102    102      102-001    Comfort Inn & Suites University      1,885,020         906,923       146,944
                            Square
 103    103      103-001    One Mifflin Place                      380,253         665,396        28,476
 104    104      104-001    Pyramid Building                       330,119         673,035        58,781
 105    105                 Al Shaw Mini Pool                      235,188         697,625        68,648
105-a            105-001    Vinyard Pointe Retail
105-b            105-002    2024 & 2028 Opportunity Drive
105-c            105-003    1009 Enterprise Way
 106    106      106-001    3355 El Segundo Boulevard              182,281         554,482        54,793
 107    107      107-001    Hyland Hills Shopping Center           246,837         639,476        50,861
 108    108      108-001    Millersville Storage Village           438,477         599,401        11,793

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                         Underwritten   Underwritten    Underwritten
ID    Loan No. Property No.        Property Name /(1)/          Expenses ($) Net Cash Flow ($) Reserves ($)
--    -------- ------------ ----------------------------------  ------------ ----------------- ------------
 109    109      109-001    Skyline Apartments                     101,957         368,206        12,000
 110    110      110-001    Airport Commercial Complex              52,722         317,957        42,817
 111    111      111-001    Clear Creek Plaza                      220,708         887,087        22,598
 112    112      112-001    2300 Grand Concourse                   400,073         555,719        18,500
 113    113      113-001    Sinking Springs Plaza                  236,921         566,606        41,568
 114    114      114-001    26090 Ynez Road Industrial             210,708         589,355        40,966
 115    115      115-001    Sackett Industrial Center              139,759         535,493        39,715
 116    116      116-001    100 East Graham Industrial             173,669         763,685        65,052
 117    117      117-001    Oak Brook Office Building              219,450         602,398        72,389
 118    118      118-001    Shasta Executive Plaza                 450,357         545,243        69,779
 119    119      119-001    Shadeland South Business Park          217,535         529,533        93,224
 120    120      120-001    Five Points Plaza                      160,028         497,913        26,825
 121    121      121-001    1200 First Colonial Road               126,823         430,693        35,497
 122    122      122-001    1201 First Colonial Road               104,683         348,763        26,688
 123    123      123-001    Country Hills Drive                    158,795         530,116        46,041
 124    124      124-001    1210 Sherman Avenue                    263,026         485,188        13,750
 125    125      125-001    Manassas Junction Shopping Center        9,044         443,139
 126    126      126-001    MSC Industrial Building                215,516         547,471        59,473
 127    127      127-001    Old Stone Apartments                   225,852         517,257        19,200
 128    128      128-001    Austell Plaza                          115,412         585,107        37,784
 129    129      129-001    Homewood Suites - Longview, TX       1,251,775         666,881        79,944
 130    130      130-001    Residence Inn San Antonio            2,450,961       1,351,348       158,424
 131    131      131-001    Lynmarie Apartments                    530,131         633,330        36,776
 132    132      132-001    Smarthealth Facility                   158,313         471,350        32,769
 133    133      133-001    Stutson Bridge Plaza                   296,353         547,157        35,627
 134    134      134-001    Ridge Hudson Plaza                     360,132         535,570        45,310
 135    135      135-001    Iron Mountain                          304,142         650,945        98,969
 136    136      136-001    Park Center III & IV                   383,611         578,625       154,440
 137    137      137-001    2765 Kingsbridge Terrace               357,798         432,991        19,000
 138    138      138-001    Greenbriar Medical Office Building     271,996         417,756        37,470
 139    139      139-001    Captain's Self Storage                 240,748         458,908        14,559
 140    140      140-001    Spring Mill Manor                      235,502         350,503         8,000
 141    141      141-001    5514 Grape Road                        282,802         509,282        62,532
 142    142      142-001    Briarwick Apartments                   402,532         432,546        26,496
 143    143      143-001    Southern Oaks                          349,946         388,848        30,000
 144    144      144-001    Monroe Building                        353,374         436,247        58,483
 145    145      145-001    Redwood Royale Apartments              301,905         383,895        20,250
 146    146      146-001    3371-3373 Decatur Avenue               297,307         393,238        15,000
 147    147      147-001    Cottage Grove Plaza                    222,392         385,349        24,877
 148    148      148-001    Midtown Business Center                468,183         409,100        81,947
 149    149                 Richardson                              44,860         395,198        29,005
149-a            149-001    Delaware/Pennsylvania Garden
                            Centers
149-b            149-002    351 Wilmington - West Chester Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio              396,523         374,708        17,471
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
 151    151      151-001    Emerald Pointe Garden Senior           219,358         361,440        22,500
                            Apartments
 152    152      152-001    Arbor Lane Apartments                  109,524         338,788         4,554
 153    153      153-001    Elliston Place                         214,807         398,713        41,894

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                         Underwritten   Underwritten    Underwritten
ID  Loan No. Property No.        Property Name /(1)/          Expenses ($) Net Cash Flow ($) Reserves ($)
--  -------- ------------ ----------------------------------  ------------ ----------------- ------------
154   154      154-001    Harbourside Centre                     99,685         452,588         26,350
155   155      155-001    1344 University Avenue                222,197         337,558         12,500
156   156      156-001    Prairie View Apartments               442,048         324,439         28,803
157   157      157-001    Eaton University Industrial Park       11,295         333,380         31,818
158   158      158-001    115 West Street                       180,451         341,875         21,576
159   159      159-001    USGS Building                         151,360         546,613         21,145
160   160      160-001    Pico Rivera Industrial Building       110,991         343,245         18,850
161   161      161-001    Pacific Plaza Retail Center            90,919         357,039         11,314
162   162      162-001    Glenview Estates Townhomes            148,568         326,788         17,500
163   163      163-001    2264 Creston Avenue                   297,347         315,071         14,750
164   164      164-001    7930 South Loop 289                   133,093         357,704         19,266
165   165      165-001    Walgreens Kennesaw                      3,089         303,523          2,268
166   166      166-001    Walgreen's Hamilton Township                          340,000
167   167      167-001    Province Shopping Center              195,799         326,236         12,454
168   168      168-001    2773-2779 Briggs Avenue               217,275         307,483         10,250
169   169      169-001    Paradise Valley Baptist               590,741         326,844         51,228
170   170      170-001    Indio Industrial Building             106,440         300,975         16,310
171   171      171-001    Cryden Industrial Building             98,170         275,302         14,800
172   172      172-001    Lincoln Court Medical Office          168,331         336,928         30,770
173   173      173-001    1111 East Lake Street                 239,194         313,252         37,262
174   174      174-001    13539 Freeway Drive Industrial         98,098         307,963         19,362
175   175      175-001    Academy Sports - Houston, TX          197,608         296,218         29,955
176   176      176-001    Cosner's Corner - Panera Bread         61,032         292,372         13,632
177   177      177-001    Colleyville Square                    190,340         296,574         44,672
178   178      178-001    Gardenbrook Apartments                344,763         382,507         30,407
179   179      179-001    Landover Storage Village              227,370         279,590          5,782
180   180      180-001    Cordata Place Shopping Center         120,494         312,085         32,509
181   181      181-001    Stewart Road & 89th Street            335,436         411,600          9,919
182   182      182-001    Plaza West Office Building            333,767         278,091         48,740
183   183      183-001    Glenwood Springs Retail               117,495         300,544         17,458
184   184      184-001    Three Star Center                     100,122         254,650         17,186
185   185      185-001    Cloverdale Heights Apartments         285,555         263,727         20,000
186   186      186-001    Tree Tops Villas & Tower Village      218,652         265,423         41,654
                          Apartments
187   187      187-001    Sierra Business Center                210,552         692,151         61,902
188   188      188-001    Hermosa Professional Building         122,427         385,804         23,087
189   189      189-001    Twinbrook Post Office                  97,930         280,568         10,503
190   190      190-001    551 Marshall Phelps Road              124,712         253,922         21,601
191   191      191-001    356-374 South Milpitas Boulevard       67,173         228,127         21,524
192   192      192-001    New Seasons Market                     32,772         288,568         14,223
193   193      193-001    Canyon Road Retail                     66,445         245,103          5,688
194   194      194-001    Big Tex Storage - Houston, TX         228,644         276,142          4,711
195   195      195-001    Storage Solutions                     254,526         437,662         10,371
196   196      196-001    Rosemount Business Center             165,539         252,339         18,066
197   197      197-001    AAA All American Self Storage         231,395         455,746         14,881
198   198      198-001    American Eagle Mini Storage           331,646         571,787          9,354
199   199      199-001    Office Depot - Dallas                 435,655         236,919         15,931
200   200      200-001    Savers Retail                          75,683         229,040          9,033
201   201      201-001    16062 Southwest Freeway                38,613         250,932          8,446
202   202      202-001    Vanowen Center Mixed Use              100,665         260,735         17,802
203   203      203-001    1221 Innsbruck Drive - Sunnyvale       57,629         221,413         26,010

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                         Underwritten   Underwritten    Underwritten
ID    Loan No. Property No.        Property Name /(1)/          Expenses ($) Net Cash Flow ($) Reserves ($)
--    -------- ------------ ----------------------------------- ------------ ----------------- ------------
 204    204      204-001    Bradford Place                        105,424         220,416         28,273
 205    205      205-001    Comerica Bank                           7,088         229,163
 206    206      206-001    The Washington Mutual Building        303,826         282,749         44,410
 207    207      207-001    Mills Ridge Apartments - Brookings    122,510         233,461          9,000
 208    208      208-001    Shoppes on the Parkway                 81,514         243,065         10,327
 209    209      209-001    902 Columbia Avenue                    95,846         227,696         19,368
 210    210      210-001    Storage Village - Fayetteville, GA    176,386         292,264          7,090
 211    211      211-001    Bent Tree Midway Plaza                235,212         370,366         44,660
 212    212      212-001    North Port Storage - North Port, FL   184,730         214,848          6,673
 213    213      213-001    Eckerd Drugs - Manlius, NY              7,006         219,825          6,710
 214    214      214-001    Lock N Key - Garland                  300,453         273,706         12,378
 215    215      215-001    3520 Lake Avenue, Wilmette, IL        111,046         200,399         10,019
 216    216      216-001    10535 Wilcrest                        125,527         211,690         30,381
 217    217      217-001    CiCi's Pizza Center - Tomball TX      152,054         206,408         12,002
 218    218      218-001    Railroad Emporium                      60,601         202,073         15,376
 219    219      219-001    Fox Hollow                            547,976         198,041         30,272
 220    220      220-001    Whittier Woods Apartments             112,410         206,441          9,270
 221    221      221-001    Harbor Place Offices                   83,116         182,467         16,086
 222    222      222-001    Giaconda Corporate Center              89,417         190,791         22,191
 223    223      223-001    2406 Woodmere Drive                    11,148         240,111         27,437
 224    224      224-001    Exclusive Windows                      33,480         194,321         11,611
 225    225      225-001    Stor It! Self Storage                 266,083         181,104          9,761
 226    226      226-001    Tractor Supply Company - Mission TX    58,419         206,543         10,155
 227    227      227-001    Wedgewood Shopping Center             113,707         176,769         18,136
 228    228      228-001    16130 Stagg Street Industrial          34,994         170,735         12,590
 229    229      229-001    Kingman Town Center                    39,257         184,118          9,975
 230    230      230-001    503-523 W. Washington Blvd.           130,417         384,242         16,863
 231    231      231-001    Asp Street Investments                 82,475         178,817         26,684
 232    232      232-001    Lock N Key - North Buckner            333,747         219,766         23,248
 233    233      233-001    West End Shopping Center               98,637         155,543         12,435
 234    234      234-001    Heidner Plaza Shopping Center          47,684         157,972          8,531
 235    235      235-001    Truxel Road 4170                       53,905         158,497         10,035
 236    236      236-001    Rite Aid - Las Vegas, NV               10,475         327,311         11,387
 237    237      237-001    Chula Vista Self Storage Ground         1,522         150,714
                            Lease
 238    238      238-001    Rite Aid - Okemos                       3,389         157,276          8,788
 239    239      239-001    Maple Tree Plaza Shoppes               91,086         207,508         24,593
 240    240                 McGrath's Fish House Portfolio         63,010         234,572         23,791
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
 241    241      241-001    4263-4287 Mission Blvd                 49,161         195,275          8,245
 242    242      242-001    Gateway Executive Center              341,474         205,552         63,605
 243    243      243-001    27756 Avenue Hopkins                   29,790         130,099          9,063
 244    244      244-001    1118-1122 Washington Avenue            75,423         143,275         12,572
 245    245      245-001    Village Shopping Center - PA           70,818         117,083         11,564
 246    246      246-001    1148 & 1156 W. Valencia                67,750         108,139          4,626
 247    247      247-001    Village at the Oaks                    32,153         104,088          4,829
 248    248      248-001    Advance Auto - Marquette               54,821         110,822          6,428
 249    249      249-001    Dominion Convenience Center            79,684         201,665         14,076
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster             29,358         107,828          3,535
 251    251      251-001    465 South Denton Tap Road              54,987         107,875         10,833
 252    252      252-001    Forest Lake 18 Plex Apartment          59,601         102,806          4,533
                            Building
 253    253      253-001    17th and State St. - Shops             64,822         153,446         14,725
 254    254      254-001    8735 Bollman Place                     78,283         177,989         26,035
 255    255      255-001    990 Holcomb Bridge Road                50,648          97,069          9,200
 256    256      256-001    6408 Stellhorn Road                    33,483          91,587          4,550
 257    257      257-001    52 South Main Street                   29,874          81,475         10,235
 258    258      258-001    3420-8 Boston Road                     71,471          81,993          6,410
 259    259      259-001    4122 W Venus Way                       22,986          70,860          4,775
 260    260      260-001    Thunderbird Retail Plaza               24,873          60,042          5,538
 261    261      261-001    Grand Avenue Retail                    32,316          57,383          5,930

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                                     Lease
ID  Loan No. Property No.         Property Name /(1)/               Largest Tenant /(7)/          SF    Expiration
--  -------- ------------ ----------------------------------- --------------------------------- ------- ----------
 1     1                  Beacon Seattle & DC Portfolio
1-a             1-001     Market Square                       Fulbright & Jaworski              127,804 6/30/2015
1-b             1-002     Polk & Taylor                       GSA - Department Of Defense       524,867 4/30/2008
1-c             1-003     Wells Fargo Center                  Wells Fargo Bank NA               128,421 9/30/2008
1-d             1-004     Lafayette Center                    Commodity Future                  161,785 9/30/2015
1-e             1-005     Booz Allen Complex                  Booz Allen Hamilton               408,591 12/31/2010
1-f             1-006     Key Center                          Infospace                         130,826 2/28/2013
1-g             1-007     Sunset North                        Expedia                           265,713 9/30/2009
1-h             1-008     City Center Bellevue                HDR Engineering                    54,290 12/31/2012
1-i             1-009     Plaza Center                        US Bank National                   45,784 12/31/2013
1-j             1-010     1616 North Fort Myer Drive          DHS - GS-11B-01687                 55,043 5/31/2009
1-k             1-011     American Center                     SunTrust Bank                      57,333 11/30/2014
1-l             1-012     Eastgate Office Park                Fiserv Seattle                     36,940 7/31/2008
1-m             1-013     Liberty Place                       GSA-Department of Justice          69,524 1/31/2008
1-n             1-014     Lincoln Executive Center            High Tech Institute                31,244 8/31/2014
1-o             1-015     11111 Sunset Hills Road             XO Communications                 167,495 11/30/2007
1-p             1-016     Army and Navy Building              New York Times                     22,145 12/31/2009
1-q             1-017     Plaza East                          Serena Software                    28,803 1/31/2012
1-r             1-018     Reston Town Center                  College Entrance Exam              70,834 9/30/2009
1-s             1-019     Washington Mutual Tower             Perkins Coie                      282,592 12/31/2011
1-t             1-020     1300 North Seventeenth Street       BAE Systems                        73,300 5/31/2014
 2     2        2-001     32 Sixth Avenue                     AT&T Corporation                  215,324 7/31/2010
 3     3        3-001     The Mall at Prince Georges          Hecht Co.                         195,655 10/31/2008
 4     4        4-001     Kalahari Waterpark Resort
 5     5        5-001     Airpark Business Center             Square D Company                  100,822 10/31/2017
 6     6                  Detroit Liberty Portfolio
6-a             6-001     7525 Cogswell Road                  Gage Marketing Services           285,200 2/29/2016
6-b             6-002     6505 Cogswell Road                  Medline Industries, Inc.          224,640 12/31/2012
6-c             6-003     41133 and 41199 Van Born            Owen & Minor Distribution Inc.    105,840 1/31/2009
6-d             6-004     38100 Ecorse Road                   LDM Technologies, Inc.            273,176 8/31/2014
 7     7        7-001     St. Andrews at Perimeter Apartments
 8     8        8-001     Post Crest Apartments
 9     9        9-001     Millennium I, II, & III             Answerthink Consulting             70,864 9/30/2011
10     10       10-001    Perimeter Expo                      Marshall's                         36,598 1/31/2014
11     11       11-001    Shops at Northern Boulevard         Stop & Shop                        63,525 1/31/2023
12     12       12-001    Post Collier Hills Apartments
13     13       13-001    Annapolis Marriott Waterfront
14     14       14-001    One Lincoln Park Apartments
15     15       15-001    50 West Liberty Street              Bank of America                    27,689 8/31/2010
16     16       16-001    KBS - 625 Second Street             LookSmart, Ltd                    134,847 11/30/2009
17     17       17-001    KBS - Crescent Green                Affilated Computer Services, Inc. 154,519 6/30/2013
18     18       18-001    North Grand Mall                    JC Penney                          93,967 3/31/2013
19     19       19-001    Beaver Brook Apartments

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

       CMSA       CMSA                                                                                Lease
 ID  Loan No. Property No.       Property Name /(1)/             Largest Tenant /(7)/         SF    Expiration
 --  -------- ------------ -------------------------------- ------------------------------- ------- ----------
 20     20       20-001    Renaissance Columbus
 21     21       21-001    PGA Design Center                Robb & Stucky Furniture          81,038 1/15/2021
 22     22       22-001    Courtyard by Marriott - Silver
                           Spring
 23     23       23-001    Bristol Place Apartments
 24     24       24-001    1500 Mittel Blvd                 VideoJet Technologies Inc       250,354 12/31/2021
 25     25       25-001    Premium Distributors of VA       Premium                         231,135 9/30/2019
 26     26       26-001    Riverview Plaza                  Sports Authority                 43,189 8/31/2018
 27     27       27-001    McIntyre Square                  Giant Eagle                     115,023 9/30/2016
 28     28       28-001    8880 Cal Center                  Cuneo, Black, Ward & Missler     14,777 12/31/2008
 29     29       29-001    Ashford Oaks                     BioNumerik Pharmaceuticals       43,440 12/31/2010
 30     30       30-001    First Colony 24                  American Multi-Cinema, Inc.     107,690 12/31/2012
 31     31       31-001    KBS - Kensington                 Noble Drilling                   21,504 7/31/2011
 32     32       32-001    Shops at Malta                   Price Chopper                    71,834 10/31/2027
 33     33       33-001    Chesterfield Commons 4           Wehrenberg Theater               59,690 12/31/2024
 34     34       34-001    Hastings Ranch Plaza Shopping    Sears                           200,000 4/30/2024
                           Center
 35     35       35-001    Oaks Shopping Center             Coldwell Banker                   9,530 7/31/2008
 36     36       36-001    Hilton Garden Inn - Corvallis
 37     37       37-001    Greens Corner                    Grand Mart                       79,592 8/30/2021
 38     38       38-001    Kingwood Office                  Joseph Chris & Associates         9,951    MTM
 39     39       39-001    Merchants Walk                   Food Lion                        45,000  8/1/2016
 40     40       40-001    Holiday Inn - Rochester Airport
 41     41       41-001    Arena Shops                      Total Wine & Spirits             15,122 8/31/2016
 42     42       42-001    Meridian Village Shopping Center Circuit City                     36,818 1/31/2015
 43     43       43-001    The Shops at Rockaway            Carter's                          4,591 1/31/2016
 44     44                 B&M Development Portfolio
44-a             44-001    CVS                              CVS Pharmacy, Inc.               13,013 1/31/2027
44-b             44-002    Sonterra Place II                Cafe Palador                      4,320 4/30/2014
44-c             44-003    703 US Highway 90 East           Tink-A-Tako                       3,000 11/30/2016
44-d             44-004    19750 State Highway 46           Mekong Restaurant                 2,457 8/31/2012
44-e             44-005    Rio Mambo                        Rio Mambo Sonterra, Inc.          6,721 6/30/2026
44-f             44-006    7990 Bandera Road                Schlotzky's                       3,187 4/30/2021
 45     45       45-001    Jackson Downs                    Marshalls                        29,750 4/30/2013
 46     46       46-001    Greenway Industrial              Amarr Company                   403,960 3/26/2022
 47     47       47-001    Hartford Corporate Plaza         Hartford Fire Insurance Company  99,986 6/30/2011
 48     48       48-001    Richboro Shopping Center         Shop N Bag                       24,650 12/31/2008
 49     49       49-001    Village East Shopping Center     Ross Dress for Less              32,396 1/31/2012
 50     50       50-001    Hunting Creek Plaza              Big Lots                         32,419 1/30/2013
 51     51       51-001    Grant Street Portfolio
 52     52       52-001    Longs Drug Store Santa Monica    Long's Drug Stores               28,021 6/30/2021
 53     53       53-001    Chestnut Hill
 54     54       54-001    Scalamandre Silk Building        Scalamandre Silks                18,874 12/31/2008
 55     55       55-001    Kailua Self Storage
 56     56       56-001    Kona Self Storage
 57     57       57-001    Turnstone Office Park            Federal Aviation Admin           20,200 9/30/2008
 58     58       58-001    Tri-Tech Plaza                   Verizon Communication - MCI      15,504 1/31/2009
                                                            Worldcom
 59     59       59-001    Pomona Market Place              Toys R Us                        45,500 1/31/2019
 60     60       60-001    Beltway Corporate Center         Kimball Hill Homes               20,915 8/31/2013
 61     61       61-001    KBS - Sabal VI                   CCN Managed Care, Inc.           58,446 3/26/2016
 62     62       62-001    Canal Farms Shopping Center      Save Mart                        38,234 11/30/2012
 63     63       63-001    2505 Steele Street               Harbor Distributing, L.L.C.     209,500 3/24/2020

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                                   Lease
 ID   Loan No. Property No.        Property Name /(1)/              Largest Tenant /(7)/          SF    Expiration
 --   -------- ------------ --------------------------------- --------------------------------- ------- ----------
 64     64       64-001     Vintner's Square                  Pier 1 Imports                     10,788  6/1/2016
 65     65       65-001     Rianna II
 66     66       66-001     Island Park Shopping Center       Publix Super Markets, Inc          39,795  4/2/2011
 67     67       67-001     44348-44388 Old Warm Springs      Sigma Circuits, Inc                56,784 1/31/2009
                            Boulevard
 68     68       68-001     Westland Plaza                    King Soopers                       58,220 8/14/2012
 69     69       69-001     White Flint Storage Village
 70     70       70-001     Castle Way Apartments
 71     71       71-001     Clinton Commons                   Shaw's Supermarkets, Inc.          50,283 6/30/2010
 72     72                  Rockside Road Portfolio
72-a             72-001     Rockside                          Hanna Holdings/Smythe Cramer       32,148 10/31/2010
72-b             72-002     Oaktree                           Koinonia Homes                     16,169 4/30/2014
 73     73       73-001     Coppell Town Center               Tom Thumb                          63,150 12/31/2025
 74     74       74-001     Exponent HR Office Building       Exponent HR                        65,320 1/31/2019
 75     75       75-001     1125-1139 Post Road               Master Lease                        4,550  3/1/2017
 76     76       76-001     Kimberly Clark Industrial         Kimberly Clark                    294,500 6/30/2008
 77     77       77-001     Village at Town Center            University of La Verne             11,579 3/31/2014
 78     78       78-001     Town and Country Center           Shooters                           22,000 11/30/2008
 79     79       79-001     Hilton Houston Southwest
 80     80       80-001     Shops at Lincoln School           Save Mart                          42,120  8/5/2013
 81     81       81-001     75th Street Center                PODS                               55,812 3/31/2011
 82     82       82-001     Winchester Portfolio              Carrier Access                     38,814 12/31/2008
 83     83       83-001     Axcess Center Sarasota            Axcess Diagnostics Sarasota        12,815 10/1/2015
 84     84       84-001     Centerville                       Ward & Taylor, LLC                 20,169 3/31/2021
 85     85       85-001     Suntree Square                    Tom Thumb                          63,556 7/12/2020
 86     86       86-001     Village at Parker II              Alpha Gymnastics                   10,000 9/30/2007
 87     87       87-001     The Remington at Valley Ranch
 88     88       88-001     Cupertino Business Center         Scientific-Atlanta, Inc.           26,701 12/31/2008
 89     89       89-001     Chesapeake Center                 State of CA - Dept of Health       15,252 10/31/2011
                                                              Services
 90     90       90-001     New Vision Office Park            USDA                                6,995 8/31/2008
 91     91       91-001     Best Buy - Rancho Cucamonga       Best Buy                           58,500 1/31/2010
 92     92       92-001     35 Enterprise Avenue              IDS Impac Limited                 128,835 6/30/2013
 93     93       93-001     2285 Ocean Avenue
 94     94       94-001     Oak Hills Medical Plaza           Affiliates in Medical Specialties  10,536 6/30/2010
                                                              Medical Group, Inc.
 95     95       95-001     Hampton Inn & Suites - Cape Coral
 96     96       96-001     Harbour Pointe                    State Street Bank                   8,000 12/31/2016
 97     97       97-001     Trade Center Buildings            KK Enterprises                      6,400 1/31/2008
 98     98       98-001     Galleria Village Shopping Center  Kinko's                             6,000 11/30/2009
 99     99       99-001     Fox Run Apartments
 100    100      100-001    1840 West 49th Street             The Mortgage House, Inc.            4,143 12/31/2007
 101    101      101-001    Danbury of Cuyahoga Falls
 102    102      102-001    Comfort Inn & Suites University
                            Square
 103    103      103-001    One Mifflin Place                 FedEx Kinko's                       7,520 4/30/2010
 104    104      104-001    Pyramid Building                  CLP Resources, Inc.                28,932 12/31/2013
 105    105                 Al Shaw Mini Pool
105-a            105-001    Vinyard Pointe Retail             Druzhba European Market             1,920 5/31/2011
105-b            105-002    2024 & 2028 Opportunity Drive     Cresleigh Homes Corporation         4,810 10/31/2011
105-c            105-003    1009 Enterprise Way               Kelly Paper Company                11,718 9/30/2008
 106    106      106-001    3355 El Segundo Boulevard         PCH Logistics, Inc.                27,000 7/31/2008
 107    107      107-001    Hyland Hills Shopping Center      Blockbuster Video                   6,825 5/31/2010
 108    108      108-001    Millersville Storage Village

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                                 Lease
 ID   Loan No. Property No.        Property Name /(1)/              Largest Tenant /(7)/        SF    Expiration
 --   -------- ------------ ---------------------------------- ------------------------------ ------- ----------
 109    109      109-001    Skyline Apartments
 110    110      110-001    Airport Commercial Complex         State of West Virginia          24,420 7/31/2011
 111    111      111-001    Clear Creek Plaza                  Trader Joe's Company            15,806 1/31/2017
 112    112      112-001    2300 Grand Concourse
 113    113      113-001    Sinking Springs Plaza              Shur Fine                       47,273  9/8/2014
 114    114      114-001    26090 Ynez Road Industrial         Channell Commerical            102,566 6/30/2012
 115    115      115-001    Sackett Industrial Center          Hexacomb Corporation            63,720 1/31/2011
 116    116      116-001    100 East Graham Industrial         Hamilton Sundtrand Corporation  74,888 10/31/2011
 117    117      117-001    Oak Brook Office Building          Clinipath Laboratories, Inc.    18,992 7/14/2013
 118    118      118-001    Shasta Executive Plaza             Far Northern Regional Center    26,702 6/30/2011
 119    119      119-001    Shadeland South Business Park      TVF, Inc.                       48,510 6/15/2009
 120    120      120-001    Five Points Plaza                  CVS                             16,411 1/31/2023
 121    121      121-001    1200 First Colonial Road           Va Center for Eye Surgery        7,475 7/31/2012
 122    122      122-001    1201 First Colonial Road           Beach Eye Care                  15,171  3/1/2016
 123    123      123-001    Country Hills Drive                Silicon Valley College          30,000 8/31/2016
 124    124      124-001    1210 Sherman Avenue
 125    125      125-001    Manassas Junction Shopping Center  GFS Realty, Inc                403,180 1/31/2012
 126    126      126-001    MSC Industrial Building            J&L Industrial Supply Company,  50,000 5/31/2015
                                                               Inc.
 127    127      127-001    Old Stone Apartments
 128    128      128-001    Austell Plaza                      Big Lots                        40,721 3/31/2010
 129    129      129-001    Homewood Suites - Longview, TX
 130    130      130-001    Residence Inn San Antonio
 131    131      131-001    Lynmarie Apartments
 132    132      132-001    Smarthealth Facility               Smarthealth, Inc.               56,210  5/1/2021
 133    133      133-001    Stutson Bridge Plaza               Herrema's IGA                   23,876 4/30/2013
 134    134      134-001    Ridge Hudson Plaza                 Gold's Gym (Great Lakes Gym     15,500 11/30/2012
                                                               Inc.)
 135    135      135-001    Iron Mountain                      Kmart Corporation               91,107 11/30/2015
 136    136      136-001    Park Center III & IV               E-Mek Technologies              48,800 11/30/2011
 137    137      137-001    2765 Kingsbridge Terrace
 138    138      138-001    Greenbriar Medical Office Building Grove Dental Associates         12,940 9/30/2012
 139    139      139-001    Captain's Self Storage
 140    140      140-001    Spring Mill Manor
 141    141      141-001    5514 Grape Road                    Hob-Lob, Limited Partnership    54,601 1/31/2016
 142    142      142-001    Briarwick Apartments
 143    143      143-001    Southern Oaks
 144    144      144-001    Monroe Building                    Milwaukee Metro Association of  16,662 8/31/2009
                                                               Commerce
 145    145      145-001    Redwood Royale Apartments
 146    146      146-001    3371-3373 Decatur Avenue
 147    147      147-001    Cottage Grove Plaza                Fashion Bug                      9,021 1/31/2011
 148    148      148-001    Midtown Business Center            Artic Gymnastics                14,725 5/31/2010
 149    149                 Richardson
149-a            149-001    Delaware/Pennsylvania Garden       Eggplant Inc.                   11,340 1/31/2022
                            Centers
149-b            149-002    351 Wilmington - West Chester Pike J & J Systems                    6,494 1/31/2022
149-c            149-003    646 Yorklyn Road                   Artichoke Inc.                   5,225 1/31/2022
 150    150                 Waymore Storage Portfolio
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
 151    151      151-001    Emerald Pointe Garden Senior
                            Apartments
 152    152      152-001    Arbor Lane Apartments
 153    153      153-001    Elliston Place                     NSPC Imaging Center              9,146 2/28/2019

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                                 Lease
ID  Loan No. Property No.       Property Name /(1)/              Largest Tenant /(7)/         SF    Expiration
--  -------- ------------ -------------------------------- -------------------------------- ------- ----------
154   154      154-001    Harbourside Centre               Glory Days Grill                   5,500 12/31/2015
155   155      155-001    1344 University Avenue
156   156      156-001    Prairie View Apartments
157   157      157-001    Eaton University Industrial Park Rockford Corporation              30,278 9/30/2009
158   158      158-001    115 West Street                  Lincoln Financial                  6,000 10/31/2012
159   159      159-001    USGS Building                    United States Government          35,935 2/28/2021
160   160      160-001    Pico Rivera Industrial Building  BRK Group, LLC                    55,472 2/28/2021
161   161      161-001    Pacific Plaza Retail Center      Chipotle Mexican Grill             2,553 2/28/2017
162   162      162-001    Glenview Estates Townhomes
163   163      163-001    2264 Creston Avenue
164   164      164-001    7930 South Loop 289              Guitar Center                      9,593 7/31/2016
165   165      165-001    Walgreens Kennesaw               Walgreens                         15,120 2/28/2060
166   166      166-001    Walgreen's Hamilton Township     Walgreens                         14,490 3/31/2082
167   167      167-001    Province Shopping Center         Dual Star Academy of Dance         4,384 11/30/2011
168   168      168-001    2773-2779 Briggs Avenue
169   169      169-001    Paradise Valley Baptist
170   170      170-001    Indio Industrial Building        Harbor Distributing, L.L.C.       46,600 3/24/2020
171   171      171-001    Cryden Industrial Building       Marlo Furniture                   22,133    MTM
172   172      172-001    Lincoln Court Medical Office     Rocky Mt. Oral and Maxillofacial   4,117 11/30/2013
                                                           Surgery
173   173      173-001    1111 East Lake Street            Chetak Chicago, L.L.C.           106,466 3/31/2022
174   174      174-001    13539 Freeway Drive Industrial   Dragon Fly                        43,900 3/15/2008
175   175      175-001    Academy Sports - Houston, TX     Academy Sports & Outdoors         52,500 5/30/2016
176   176      176-001    Cosner's Corner - Panera Bread   Panera Bread                       4,800 12/31/2016
177   177      177-001    Colleyville Square               Joseph F. McWherter, M.D.          7,935 10/31/2011
178   178      178-001    Gardenbrook Apartments
179   179      179-001    Landover Storage Village
180   180      180-001    Cordata Place Shopping Center    Food Garden                        8,040 11/30/2008
181   181      181-001    Stewart Road & 89th Street
182   182      182-001    Plaza West Office Building       State of TX: Child Support Div.   18,033 11/30/2015
183   183      183-001    Glenwood Springs Retail          Office Depot                      20,030 8/31/2016
184   184      184-001    Three Star Center                RVIS                               2,688 8/31/2008
185   185      185-001    Cloverdale Heights Apartments
186   186      186-001    Tree Tops Villas & Tower Village
                          Apartments
187   187      187-001    Sierra Business Center           Bayside Covenant Church           18,645 10/31/2008
188   188      188-001    Hermosa Professional Building    United States Post Office          4,614 6/30/2011
189   189      189-001    Twinbrook Post Office            United States Postal Service      14,983 6/30/2017
190   190      190-001    551 Marshall Phelps Road         Amerifit                          58,780 1/31/2012
191   191      191-001    356-374 South Milpitas Boulevard My Computer Workplace              8,441 4/30/2012
192   192      192-001    New Seasons Market               New Seasons Market                15,340  8/1/2020
193   193      193-001    Canyon Road Retail               Homes for Life, LLC                8,750 5/30/2026
194   194      194-001    Big Tex Storage - Houston, TX
195   195      195-001    Storage Solutions
196   196      196-001    Rosemount Business Center        Pioneer Press                      9,000 1/31/2012
197   197      197-001    AAA All American Self Storage
198   198      198-001    American Eagle Mini Storage
199   199      199-001    Office Depot - Dallas            Office Depot, Inc.                30,367 6/29/2016
200   200      200-001    Savers Retail                    TVI, Inc.                         24,890  5/2/2017
201   201      201-001    16062 Southwest Freeway          St. Michaels                       4,925 3/31/2012
202   202      202-001    Vanowen Center Mixed Use         Modern Living Contemporary         3,400 2/28/2009
                                                           Furnishings
203   203      203-001    1221 Innsbruck Drive - Sunnyvale Aomni                              6,200 11/9/2009

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                                    Lease
 ID   Loan No. Property No.         Property Name /(1)/               Largest Tenant /(7)/         SF    Expiration
 --   -------- ------------ ----------------------------------- -------------------------------- ------- ----------
 204    204      204-001    Bradford Place                      Coryell Enterprises/TLC            2,869  1/1/2020
                                                                Properties (in 2 suites)
 205    205      205-001    Comerica Bank                       Comerica Bank                     42,120 2/28/2027
 206    206      206-001    The Washington Mutual Building      Mussel,Bateman, Gordon & Sands     9,928 6/30/2009
 207    207      207-001    Mills Ridge Apartments - Brookings
 208    208      208-001    Shoppes on the Parkway              CiCi's Pizza                       4,500 5/31/2009
 209    209      209-001    902 Columbia Avenue                 Hi-Tech Rubber                    44,000 8/19/2015
 210    210      210-001    Storage Village - Fayetteville, GA
 211    211      211-001    Bent Tree Midway Plaza              Bent Tree 21st Century Fitness     9,700 4/30/2015
 212    212      212-001    North Port Storage - North Port, FL
 213    213      213-001    Eckerd Drugs - Manlius, NY          Eckerd Corporation                12,795 12/21/2026
 214    214      214-001    Lock N Key - Garland
 215    215      215-001    3520 Lake Avenue, Wilmette, IL      Morris Silverman Management        5,845 1/31/2017
                                                                Corp.
 216    216      216-001    10535 Wilcrest                      Famous Foods                      14,520 2/28/2022
 217    217      217-001    CiCi's Pizza Center - Tomball TX    CiCi's Pizza                       3,600 11/30/2017
 218    218      218-001    Railroad Emporium                   VX Corporation                     7,200 2/13/2012
 219    219      219-001    Fox Hollow
 220    220      220-001    Whittier Woods Apartments
 221    221      221-001    Harbor Place Offices                Hultz/BHU/Cross Engineers          8,769 4/30/2011
 222    222      222-001    Giaconda Corporate Center           Office of the Chapter 13 Trustee   3,655 12/1/2008
 223    223      223-001    2406 Woodmere Drive                 Standard Air & Lite Corp.         73,341 1/31/2017
 224    224      224-001    Exclusive Windows                   Exclusive Windows, Inc.           23,242 2/28/2022
 225    225      225-001    Stor It! Self Storage
 226    226      226-001    Tractor Supply Company - Mission    Tractor Supply Co. of Texas, LP   24,727 10/31/2021
                            TX
 227    227      227-001    Wedgewood Shopping Center           Dry Cleaners                       2,400 5/31/2007
 228    228      228-001    16130 Stagg Street Industrial       Indiana Plumbing Supply Co.       19,481 10/31/2008
 229    229      229-001    Kingman Town Center                 Lucia's Gem                        1,772 11/30/2009
 230    230      230-001    503-523 W. Washington Blvd.         Killer Shrimp                      1,730 4/26/2008
 231    231      231-001    Asp Street Investments              Harold's Stores, Inc.              9,218 10/31/2010
 232    232      232-001    Lock N Key - North Buckner
 233    233      233-001    West End Shopping Center            Jessica Bair                       2,400 6/30/2007
 234    234      234-001    Heidner Plaza Shopping Center       Cingular Wireless                  1,510 6/24/2009
 235    235      235-001    Truxel Road 4170                    Grand Floor Design                 3,987 11/30/2010
 236    236      236-001    Rite Aid - Las Vegas, NV            Rite Aid                          17,318  4/1/2019
 237    237      237-001    Chula Vista Self Storage Ground     KM Chula Vista Storage, LLC      111,514 2/28/2039
                            Lease
 238    238      238-001    Rite Aid - Okemos                   Rite Aid                          11,180 10/31/2018
 239    239      239-001    Maple Tree Plaza Shoppes            Sam's Place                        2,448 8/31/2008
 240    240                 McGrath's Fish House Portfolio
240-a            240-001    McGrath's Fish House Eugene         McGrath's Fish House               7,056 10/31/2010
240-b            240-002    McGrath's Fish House Corvallis      McGrath's Fish House               6,192 12/31/2013
 241    241      241-001    4263-4287 Mission Blvd              Rip Curl                           4,115 1/31/2016
 242    242      242-001    Gateway Executive Center            NE Internal Med                    7,493 8/31/2010
 243    243      243-001    27756 Avenue Hopkins                Lavi Industries                   21,753 11/30/2011
 244    244      244-001    1118-1122 Washington Avenue         Old Capital Grill                  8,013 10/31/2016
 245    245      245-001    Village Shopping Center - PA        Brian Duell                        4,440 3/31/2008
 246    246      246-001    1148 & 1156 W. Valencia
 247    247      247-001    Village at the Oaks                 WingStop                           1,404 4/30/2011
 248    248      248-001    Advance Auto - Marquette            Advance Stores Company, Inc.       7,000 11/30/2021
 249    249      249-001    Dominion Convenience Center         Mediterrania Restaurant            1,510 9/30/2007
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster          Western Dental Services, Inc.      4,400 4/30/2022
 251    251      251-001    465 South Denton Tap Road           Ace Hardware                      11,648 6/30/2015
 252    252      252-001    Forest Lake 18 Plex Apartment
                            Building
 253    253      253-001    17th and State St. - Shops          Blockbuster                        6,110 8/31/2010
 254    254      254-001    8735 Bollman Place                  Independent Printing              16,350 1/31/2008
 255    255      255-001    990 Holcomb Bridge Road             Buy Owner Acquisitions, LLC        5,712  1/9/2011
 256    256      256-001    6408 Stellhorn Road                 Advance Auto                       7,000 4/30/2021
 257    257      257-001    52 South Main Street                Family Dollar Stores of            7,926 12/31/2010
                                                                Wisconsin, Inc.
 258    258      258-001    3420-8 Boston Road                  Ramah Christian Center             3,500  9/1/2015
 259    259      259-001    4122 W Venus Way                    Nazy Hirani                        7,168 1/25/2022
 260    260      260-001    Thunderbird Retail Plaza            Ace Cash Express                   1,440 4/30/2008
 261    261      261-001    Grand Avenue Retail                 Apostolic Church                   5,300 12/31/2008

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                               Lease
ID  Loan No. Property No.      Property Name /(1)/           2nd Largest Tenant /(7)/       SF    Expiration
--  -------- ------------ -----------------------------  -------------------------------- ------- ----------
1      1                  Beacon Seattle & DC Portfolio
1-a             1-001     Market Square                  Shearman & Sterling               94,875  3/31/2016
1-b             1-002     Polk & Taylor                  Polk GS                          130,624  3/31/2015
1-c             1-003     Wells Fargo Center             King County                       98,017  7/31/2007
1-d             1-004     Lafayette Center               Jackson & Campbell                44,309  5/31/2010
1-e             1-005     Booz Allen Complex             Booz Allen Hamilton              180,000  1/31/2012
1-f             1-006     Key Center                     Keybank National Association     103,701  7/31/2010
1-g             1-007     Sunset North                   Sierra Entertainment             128,040  2/28/2010
1-h             1-008     City Center Bellevue           Oracle USA                        30,735  3/31/2009
1-i             1-009     Plaza Center                   Business Service Center           35,759  3/31/2009
1-j             1-010     1616 North Fort Myer Drive     GSA - GS-11B-01808                47,198  2/28/2011
1-k             1-011     American Center                HQ Global Workplace               21,410  3/31/2011
1-l             1-012     Eastgate Office Park           Orrtax Software                   33,411  9/30/2013
1-m             1-013     Liberty Place                  American Hospital Association     39,492  8/31/2014
1-n             1-014     Lincoln Executive Center       John L Scott Real Estate Service  26,683  4/30/2014
1-o             1-015     11111 Sunset Hills Road        Stanley Martin                    28,906  1/31/2016
1-p             1-016     Army and Navy Building         Williams Companies                12,550  3/31/2009
1-q             1-017     Plaza East                     Barclay Dean                      13,148  8/31/2012
1-r             1-018     Reston Town Center             Pfizer, Inc.                      62,974  9/30/2009
1-s             1-019     Washington Mutual Tower        Washington Mutual Bank           181,103 12/31/2010
1-t             1-020     1300 North Seventeenth Street  Federal Network Systems           42,802 11/30/2008
2                                                        Qwest Communications
       2        2-001     32 Sixth Avenue                Corporation                      166,034  8/31/2020
3      3        3-001     The Mall at Prince Georges     JC Penney                        148,778  7/31/2011
4      4        4-001     Kalahari Waterpark Resort
5      5        5-001     Airpark Business Center        Nippon Express                    66,737  7/17/2007
6      6                  Detroit Liberty Portfolio
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road             Mastronardi Produce-USA Inc.     199,680  7/31/2010
6-c             6-003     41133 and 41199 Van Born       Michigan Portable Storage         58,787  3/31/2011
6-d             6-004     38100 Ecorse Road
7                         St. Andrews at Perimeter
       7        7-001     Apartments
8      8        8-001     Post Crest Apartments
9      9        9-001     Millennium I, II, & III        Cardionet                         34,659 12/31/2013
10     10       10-001    Perimeter Expo                 Best Buy                          36,000  1/31/2014
11     11       11-001    Shops at Northern Boulevard    Marshall's                        34,108  1/31/2013
12     12       12-001    Post Collier Hills Apartments
13     13       13-001    Annapolis Marriott Waterfront
14     14       14-001    One Lincoln Park Apartments
15     15       15-001    50 West Liberty Street         Lionell Sawyer & Collins          16,319  9/30/2012
16     16       16-001    KBS - 625 Second Street
17     17       17-001    KBS - Crescent Green           Access Point                      19,146  2/28/2008
18     18       18-001    North Grand Mall               Younkers                          49,888  1/31/2012
19     19       19-001    Beaver Brook Apartments

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

       CMSA       CMSA                                                                              Lease
ID   Loan No. Property No.      Property Name /(1)/           2nd Largest Tenant /(7)/       SF   Expiration
--   -------- ------------ -----------------------------  -------------------------------- ------ ----------
 20     20       20-001    Renaissance Columbus
 21     21       21-001    PGA Design Center              David Morgan Fine Arts, Inc.     16,500  3/31/2017
 22                        Courtyard by Marriott -
        22       22-001    Silver Spring
 23     23       23-001    Bristol Place Apartments
 24     24       24-001    1500 Mittel Blvd
 25     25       25-001    Premium Distributors of VA
 26     26       26-001    Riverview Plaza                Bed Bath & Beyond                38,911  1/31/2009
 27     27       27-001    McIntyre Square                Dunham's Sports                  42,420  1/31/2017
 28     28       28-001    8880 Cal Center                AON                              11,097  7/31/2008
 29     29       29-001    Ashford Oaks                   Cox Radio                        29,105 12/31/2016
 30     30       30-001    First Colony 24
 31     31       31-001    KBS - Kensington               WOW Energy                       11,350  3/31/2010
 32     32       32-001    Shops at Malta                 Northway Fellowship               9,862  4/30/2008
 33     33       33-001    Chesterfield Commons 4         Fox & Hounds                      8,000  1/31/2015
 34                        Hastings Ranch Plaza Shopping
        34       34-001    Center                         TJ Maxx                          33,000  1/31/2010
 35     35       35-001    Oaks Shopping Center           The Shane Company                 9,400  1/31/2008
 36     36       36-001    Hilton Garden Inn - Corvallis
 37     37       37-001    Greens Corner                  Ball Room & Billiards            24,583  9/30/2011
 38     38       38-001    Kingwood Office                Valence Operating                 9,716  3/31/2009
 39     39       39-001    Merchants Walk                 A. J. Wright                     27,968   9/1/2012
 40                        Holiday Inn - Rochester
        40       40-001    Airport
 41     41       41-001    Arena Shops                    Maison de la Literie              5,265  10/2/2011
 42                        Meridian Village Shopping
        42       42-001    Center                         Linens N Things                  26,276  6/22/2017
 43     43       43-001    The Shops at Rockaway          Citibank, N.A.                    4,584 10/31/2016
 44     44                 B&M Development Portfolio
44-a             44-001    CVS
44-b             44-002    Sonterra Place II              Dolce                             4,300  4/30/2011
44-c                                                      Security Services Federal Credit
                 44-003    703 US Highway 90 East         Union                             2,560 11/30/2016
44-d             44-004    19750 State Highway 46         Bulverde Urgent Care              2,400 12/31/2011
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                  Goody's                          27,900 11/30/2008
 46     46       46-001    Greenway Industrial
 47     47       47-001    Hartford Corporate Plaza
 48     48       48-001    Richboro Shopping Center       Eckerd                            8,400  8/31/2012
 49     49       49-001    Village East Shopping Center   Border's, Inc.                   25,125  4/30/2012
 50     50       50-001    Hunting Creek Plaza            Dollar Tree                      20,397 11/15/2009
 51     51       51-001    Grant Street Portfolio
 52     52       52-001    Longs Drug Store Santa Monica
 53     53       53-001    Chestnut Hill
 54     54       54-001    Scalamandre Silk Building      My Radio Store                   17,386  6/30/2011
 55     55       55-001    Kailua Self Storage
 56     56       56-001    Kona Self Storage
 57     57       57-001    Turnstone Office Park                             Koch Ventures 11,316  9/30/2007
 58     58       58-001    Tri-Tech Plaza                 State of Minnesota                8,918  2/28/2010
 59     59       59-001    Pomona Market Place            Circuit City                     39,576  1/31/2015
 60     60       60-001    Beltway Corporate Center       Ford Motor Credit                14,175  2/28/2012
 61     61       61-001    KBS - Sabal VI                 AmerisourceBergen                19,045  9/12/2008
 62     62       62-001    Canal Farms Shopping Center    Rite Aid                         31,472 11/30/2012
 63     63       63-001    2505 Steele Street

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                               Lease
ID    Loan No. Property No.      Property Name /(1)/           2nd Largest Tenant /(7)/        SF   Expiration
--    -------- ------------ -----------------------------  --------------------------------- ------ ----------
 64      64      64-001     Vintner's Square                                    Panera Bread  5,000   5/5/2016
 65      65      65-001     Rianna II
 66      66      66-001     Island Park Shopping Center    Holiday C.V.S., LLC               10,500  5/31/2011
 67                         44348-44388 Old Warm Springs
         67      67-001     Boulevard                      Sharks Ice                        43,200  8/31/2015
 68      68      68-001     Westland Plaza                 Family Dollar                      7,090  6/30/2009
 69      69      69-001     White Flint Storage Village
 70      70      70-001     Castle Way Apartments
 71      71      71-001     Clinton Commons                Jo-Ann Stores, Inc.               10,000  1/31/2008
 72      72                 Rockside Road Portfolio
72-a             72-001     Rockside                       Rental Concepts                    7,073  1/31/2008
72-b             72-002     Oaktree                        IdeaStar                          12,776  9/30/2011
 73      73      73-001     Coppell Town Center            AnaMia's Tex Mex, Inc.             5,040  1/31/2011
 74      74      74-001     Exponent HR Office Building
 75      75      75-001     1125-1139 Post Road            The Spa                            3,555  1/31/2017
 76      76      76-001     Kimberly Clark Industrial
 77      77      77-001     Village at Town Center         San Joaquin Wellness               4,000  7/30/2014
 78      78      78-001     Town and Country Center        Victory Value Store               18,240  8/30/2012
 79      79      79-001     Hilton Houston Southwest
 80      80      80-001     Shops at Lincoln School        Asian Buffet                       7,275  7/31/2026
 81      81      81-001     75th Street Center             Intermec, Inc.                    34,728  2/28/2010
 82      82      82-001     Winchester Portfolio           Encision                          28,696  8/14/2009
 83      83      83-001     Axcess Center Sarasota         Florida Cancer Specialists        11,742  10/1/2015
 84      84      84-001     Centerville                    Delaware Eye Surgeons             11,282  5/31/2017
 85      85      85-001     Suntree Square                 Eclipse Salon                      2,667  3/31/2008
 86      86      86-001     Village at Parker II           Advanced Services                  6,000 10/31/2012
 87      87      87-001     The Remington at Valley Ranch
 88      88      88-001     Cupertino Business Center      Kerberos Proximal Solutions, Inc. 23,143  1/31/2008
 89      89      89-001     Chesapeake Center              ISTA North America                14,391  3/31/2010
 90      90      90-001     New Vision Office Park         SMS Benefits                       3,961  3/31/2011
 91      91      91-001     Best Buy - Rancho Cucamonga
 92      92      92-001     35 Enterprise Avenue
 93      93      93-001     2285 Ocean Avenue
 94                                                        Pediatric Affiliates Medical
         94      94-001     Oak Hills Medical Plaza        Group, Inc.                        5,604  5/31/2015
 95                         Hampton Inn & Suites - Cape
         95      95-001     Coral
 96      96      96-001     Harbour Pointe                 Olympia DevelopmentStreet          6,852 11/30/2011
 97      97      97-001     Trade Center Buildings         Artistic Auto Works                6,400 11/30/2008
 98                         Galleria Village Shopping
         98      98-001     Center                         Salsa's                            4,000  3/31/2012
 99      99      99-001     Fox Run Apartments
 100    100      100-001    1840 West 49th Street          Personally Yours Services, Inc.    3,786  9/30/2008
 101    101      101-001    Danbury of Cuyahoga Falls
 102                        Comfort Inn & Suites
        102      102-001    University Square
 103    103      103-001    One Mifflin Place              Eleven Technology                  7,264  8/31/2008
 104    104      104-001    Pyramid Building               Ablefish (REMAX), Inc.            10,000  4/30/2016
 105    105                 Al Shaw Mini Pool
105-a            105-001    Vinyard Pointe Retail          Quiznos                            1,710   1/7/2016
105-b            105-002    2024 & 2028 Opportunity Drive  Daddy O's Rod & Custom Parts       4,200  7/31/2009
105-c            105-003    1009 Enterprise Way            Golder Associates, Inc.            5,388  5/31/2008
 106    106      106-001    3355 El Segundo Boulevard      Cereplast, Inc.                   23,600  4/14/2012
 107    107      107-001    Hyland Hills Shopping Center   Asian Garden                       5,400  1/31/2012
 108    108      108-001    Millersville Storage Village

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                             Lease
ID    Loan No. Property No.      Property Name /(1)/          2nd Largest Tenant /(7)/       SF   Expiration
--    -------- ------------ ------------------------------ ------------------------------- ------ ----------
 109    109      109-001    Skyline Apartments
 110    110      110-001    Airport Commercial Complex     Bonasso PLLC                     5,000  2/28/2009
 111    111      111-001    Clear Creek Plaza              Gold's Gym                      12,182  3/31/2014
 112    112      112-001    2300 Grand Concourse
 113    113      113-001    Sinking Springs Plaza          Chinese Rest                     6,720  9/30/2021
 114    114      114-001    26090 Ynez Road Industrial
 115    115      115-001    Sackett Industrial Center      United Parcel Services (UPS)    57,280  5/31/2016
 116    116      116-001    100 East Graham Industrial     High Impact Games, LLC          17,800  6/30/2012
 117    117      117-001    Oak Brook Office Building      Concert Health Plan              9,673  4/30/2009
 118                                                       US Govt. (GSA) Bureau of Indian
        118      118-001    Shasta Executive Plaza         Affairs                          5,842 10/31/2009
 119    119      119-001    Shadeland South Business Park  Aircom Manufacturing, Inc.      35,000 10/31/2007
 120    120      120-001    Five Points Plaza              AutoZone                         8,444  1/31/2011
 121    121      121-001    1200 First Colonial Road       Oz Medspa                        5,599 12/31/2016
 122    122      122-001    1201 First Colonial Road       Beach Surgicenter for Eyes       2,267  1/30/2013
 123    123      123-001    Country Hills Drive
 124    124      124-001    1210 Sherman Avenue
 125                        Manassas Junction Shopping
        125      125-001    Center
 126    126      126-001    MSC Industrial Building
 127    127      127-001    Old Stone Apartments
 128                                                       US Post Office-Distribution
        128      128-001    Austell Plaza                  Center                          18,612   9/7/2013
 129    129      129-001    Homewood Suites - Longview, TX
 130    130      130-001    Residence Inn San Antonio
 131    131      131-001    Lynmarie Apartments
 132    132      132-001    Smarthealth Facility
 133    133      133-001    Stutson Bridge Plaza           Eckerd Corp.                     9,600  1/31/2011
 134    134      134-001    Ridge Hudson Plaza             Roc City Furniture              13,569 12/31/2008
 135                                                       Jondex Corporation Roundy's
        135      135-001    Iron Mountain                  Foods                           35,285 12/31/2011
 136    136      136-001    Park Center III & IV           Reliable Oil Equipment          32,000 10/31/2009
 137    137      137-001    2765 Kingsbridge Terrace
 138                        Greenbriar Medical Office
        138      138-001    Building                       Taek Kim, MD                     3,070  7/31/2011
 139    139      139-001    Captain's Self Storage
 140    140      140-001    Spring Mill Manor
 141    141      141-001    5514 Grape Road                Harlem Furniture, LLC           34,730  8/31/2016
 142    142      142-001    Briarwick Apartments
 143    143      143-001    Southern Oaks
 144    144      144-001    Monroe Building                Scribner, Cohen & Company, S.C. 12,728 11/30/2012
 145    145      145-001    Redwood Royale Apartments
 146    146      146-001    3371-3373 Decatur Avenue
 147    147      147-001    Cottage Grove Plaza            Pet Food Outlet                  3,071  6/30/2007
 148    148      148-001    Midtown Business Center        Webco                           14,182 12/31/2007
 149    149                 Richardson
149-a                       Delaware/Pennsylvania Garden
                 149-001    Centers                        Lunrich Ltd.                     4,154  1/31/2022
149-b                       351 Wilmington - West Chester
                 149-002    Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
 151                        Emerald Pointe Garden Senior
        151      151-001    Apartments
 152    152      152-001    Arbor Lane Apartments
 153    153      153-001    Elliston Place                 LaPeep Grille Ombi Bar           4,076  1/14/2020

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                            Lease
ID  Loan No. Property No.      Property Name /(1)/          2nd Largest Tenant /(7)/      SF   Expiration
--  -------- ------------ ------------------------------ ------------------------------ ------ ----------
154   154      154-001    Harbourside Centre             Game Stop                       5,363  1/31/2010
155   155      155-001    1344 University Avenue
156   156      156-001    Prairie View Apartments
157                       Eaton University Industrial
      157      157-001    Park                           HEI, Inc.                      13,197  7/31/2010
158   158      158-001    115 West Street                RBC Dain Rauscher               5,000  7/31/2010
159   159      159-001    USGS Building
160                       Pico Rivera Industrial
      160      160-001    Building
161   161      161-001    Pacific Plaza Retail Center    FedEx - Kinko's                 1,619  2/29/2012
162   162      162-001    Glenview Estates Townhomes
163   163      163-001    2264 Creston Avenue
164   164      164-001    7930 South Loop 289            Bella's                         5,000  1/31/2010
165   165      165-001    Walgreens Kennesaw
166   166      166-001    Walgreen's Hamilton Township
167   167      167-001    Province Shopping Center       Enchanted Grounds               3,758 10/31/2013
168   168      168-001    2773-2779 Briggs Avenue
169   169      169-001    Paradise Valley Baptist
170   170      170-001    Indio Industrial Building
171   171      171-001    Cryden Industrial Building     GSA-doj                        14,676  2/28/2011
172   172      172-001    Lincoln Court Medical Office   Southbridge Family Dentistry    3,300 11/30/2013
173   173      173-001    1111 East Lake Street
174   174      174-001    13539 Freeway Drive Industrial
175   175      175-001    Academy Sports - Houston, TX
176   176      176-001    Cosner's Corner - Panera Bread Rock Away Bedding               3,150  2/28/2017
177   177      177-001    Colleyville Square             Stewart Title North Texas, Inc  4,204  8/31/2007
178   178      178-001    Gardenbrook Apartments
179   179      179-001    Landover Storage Village
180   180      180-001    Cordata Place Shopping Center  Treasury of Memories            3,660  7/31/2007
181   181      181-001    Stewart Road & 89th Street
182   182      182-001    Plaza West Office Building     Texas Migrant Council, Inc.     4,018  4/30/2008
183                                                      Record Town, Inc. d/b/a Sam
      183      183-001    Glenwood Springs Retail        Goody                           6,420  1/31/2011
184   184      184-001    Three Star Center              Long Phung Sandwiches           1,772  2/28/2011
185   185      185-001    Cloverdale Heights Apartments
186                       Tree Tops Villas & Tower
      186      186-001    Village Apartments
187   187      187-001    Sierra Business Center         Granite Bay Schools             6,100        MTM
188   188      188-001    Hermosa Professional Building  Tom M. Polinger, Law Office     3,020  8/31/2009
189   189      189-001    Twinbrook Post Office
190   190      190-001    551 Marshall Phelps Road
191                       356-374 South Milpitas
      191      191-001    Boulevard                      PacTech Computers               7,665  3/31/2012
192   192      192-001    New Seasons Market
193   193      193-001    Canyon Road Retail
194   194      194-001    Big Tex Storage - Houston, TX
195   195      195-001    Storage Solutions
196   196      196-001    Rosemount Business Center      Olympic Title                   6,000  3/31/2009
197   197      197-001    AAA All American Self Storage
198   198      198-001    American Eagle Mini Storage
199   199      199-001    Office Depot - Dallas
200   200      200-001    Savers Retail
201   201      201-001    16062 Southwest Freeway        Lasik Plus                      3,850  3/31/2013
202   202      202-001    Vanowen Center Mixed Use       My Gym                          3,200 12/31/2011
203                       1221 Innsbruck Drive -
      203      203-001    Sunnyvale                      LightSwitch Security Systems    6,000 12/31/2009

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                               Lease
ID    Loan No. Property No.      Property Name /(1)/           2nd Largest Tenant /(7)/        SF   Expiration
--    -------- ------------ ------------------------------ --------------------------------- ------ ----------
 204    204      204-001    Bradford Place                 Stoam Holdings                     2,700  9/30/2010
 205    205      205-001    Comerica Bank
 206    206      206-001    The Washington Mutual Building Washington Mutual                  4,560 10/31/2011
 207                        Mills Ridge Apartments -
        207      207-001    Brookings
 208    208      208-001    Shoppes on the Parkway         Connells Maple Leaf Flowers        2,777  5/31/2009
 209    209      209-001    902 Columbia Avenue
 210                        Storage Village -
        210      210-001    Fayetteville, GA
 211    211      211-001    Bent Tree Midway Plaza         McDonald's (Ground Lease)          3,531  3/12/2009
 212                        North Port Storage - North
        212      212-001    Port, FL
 213    213      213-001    Eckerd Drugs - Manlius, NY
 214    214      214-001    Lock N Key - Garland
 215    215      215-001    3520 Lake Avenue, Wilmette, IL Starbucks                          1,954  1/30/2017
 216    216      216-001    10535 Wilcrest                 HMH Group, Inc.                   11,000  2/28/2010
 217                        CiCi's Pizza Center - Tomball
        217      217-001    TX                             $1.50 Tomball Cleaners             2,500   6/1/2023
 218    218      218-001    Railroad Emporium              Tin Roof Popcorn                   1,675  2/13/2012
 219    219      219-001    Fox Hollow
 220    220      220-001    Whittier Woods Apartments
 221    221      221-001    Harbor Place Offices           Matia Investment Fund, Inc.        2,150  2/28/2022
 222    222      222-001    Giaconda Corporate Center      Farmers Insurance                  2,594  6/30/2010
 223    223      223-001    2406 Woodmere Drive
 224    224      224-001    Exclusive Windows
 225    225      225-001    Stor It! Self Storage
 226                        Tractor Supply Company -
        226      226-001    Mission TX
 227    227      227-001    Wedgewood Shopping Center      Jessica tippon                     2,400 10/31/2007
 228    228      228-001    16130 Stagg Street Industrial
 229    229      229-001    Kingman Town Center            Cingular                           1,772  1/31/2010
 230    230      230-001    503-523 W. Washington Blvd.    Ogden Cleaners                     1,500  6/14/2016
 231    231      231-001    Asp Street Investments         Board of Regents - Univ. of Okla.  3,427 10/31/2008
 232    232      232-001    Lock N Key - North Buckner
 233    233      233-001    West End Shopping Center       Harry G Huber Jr                   2,200  3/31/2007
 234    234      234-001    Heidner Plaza Shopping Center  Nail Trends                        1,500 10/31/2007
 235    235      235-001    Truxel Road 4170               Dr. Heir                           2,437  3/31/2011
 236    236      236-001    Rite Aid - Las Vegas, NV
 237                        Chula Vista Self Storage
        237      237-001    Ground Lease                   First Commercial Storage, LLC     73,616  2/28/2039
 238    238      238-001    Rite Aid - Okemos
 239                                                       One-Hour Martinizing
        239      239-001    Maple Tree Plaza Shoppes       Drycleaning                        2,400  4/30/2008
 240    240                 McGrath's Fish House Portfolio
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
 241    241      241-001    4263-4287 Mission Blvd         Subway                             1,200   4/1/2011
 242    242      242-001    Gateway Executive Center       Principal Financial                6,049  7/31/2009
 243    243      243-001    27756 Avenue Hopkins
 244    244      244-001    1118-1122 Washington Avenue    Oswego Creative                    3,135 12/31/2011
 245    245      245-001    Village Shopping Center - PA   United Integrity Tax Grp, LLC      1,200 12/31/2008
 246    246      246-001    1148 & 1156 W. Valencia
 247    247      247-001    Village at the Oaks            Icon Eye Care                      1,196  9/30/2011
 248    248      248-001    Advance Auto - Marquette
 249                        Dominion Convenience Center    WHG, Inc. t/a For Sale by Owner
        249      249-001    Woodbridge                     Services                           1,500 10/31/2008
 250    250      250-001    Western Dental - Lancaster
 251    251      251-001    465 South Denton Tap Road
 252                        Forest Lake 18 Plex Apartment
        252      252-001    Building
 253    253      253-001    17th and State St. - Shops     Starbucks Corp                     1,760  9/30/2007
 254    254      254-001    8735 Bollman Place             Prime Manufacturing               14,892  3/31/2010
 255    255      255-001    990 Holcomb Bridge Road        Hernan, Taylor & Lee Attornerys    3,728 10/31/2009
 256    256      256-001    6408 Stellhorn Road
 257    257      257-001    52 South Main Street           Jazzercise of Hartford             3,920  8/31/2010
 258    258      258-001    3420-8 Boston Road             Jam City Musik                     2,500   6/5/2011
 259    259      259-001    4122 W Venus Way
 260    260      260-001    Thunderbird Retail Plaza       Labor Finders                      1,200  3/14/2008
 261    261      261-001    Grand Avenue Retail            Pizza Hut                          1,750  5/31/2009

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                            Lease
ID  Loan No. Property No.      Property Name /(1)/         3rd Largest Tenant /(7)/      SF    Expiration
--  -------- ------------ ----------------------------- ------------------------------ ------- ----------
 1     1                  Beacon Seattle & DC Portfolio
1-a             1-001     Market Square                 Edison Electric Institute       76,793 7/31/2015
1-b                                                     Polk GSA - Army Material
                1-002     Polk & Taylor                 Comma                           76,332 3/31/2014
1-c             1-003     Wells Fargo Center            Moss Adams                      86,017 11/30/2016
1-d             1-004     Lafayette Center              AT&T Corp.                      32,017 12/31/2010
1-e             1-005     Booz Allen Complex            Booz Allen Hamilton            125,646 6/30/2014
1-f             1-006     Key Center                    Symetra Financial Corporation   71,531 7/31/2015
1-g             1-007     Sunset North                  American Family Mutual Insuran  18,079 10/31/2010
1-h             1-008     City Center Bellevue          Cisco Systems                   28,058 2/28/2013
1-i             1-009     Plaza Center                  Tectura Corporation             21,710 12/31/2012
1-j             1-010     1616 North Fort Myer Drive    EADS                            37,018 8/31/2014
1-k             1-011     American Center               Mercury Interactive             21,214 6/30/2011
1-l             1-012     Eastgate Office Park          Great American Insurance        24,770 12/31/2009
1-m             1-013     Liberty Place                 National Retail Federation      26,752 3/31/2014
1-n             1-014     Lincoln Executive Center      Peacehealth                     25,881 3/31/2014
1-o             1-015     11111 Sunset Hills Road       Akamai Technologies             15,511 5/31/2011
1-p             1-016     Army and Navy Building        Cozen O'Connor                  11,773 4/30/2011
1-q             1-017     Plaza East                    National Medical Management     12,681 7/31/2008
1-r             1-018     Reston Town Center            Metron                          51,470 2/29/2012
1-s             1-019     Washington Mutual Tower       Davis Wright Tremaine          169,533 12/31/2013
1-t             1-020     1300 North Seventeenth Street BBN Technologies                41,031 11/30/2010
 2     2        2-001     32 Sixth Avenue               AMFM Operating, Inc.           121,356 9/30/2022
 3     3        3-001     The Mall at Prince Georges    Target                         135,186 1/31/2010
 4     4        4-001     Kalahari Waterpark Resort
 5     5        5-001     Airpark Business Center       Smart DM                        38,905 7/31/2010
 6     6                  Detroit Liberty Portfolio
6-a             6-001     7525 Cogswell Road
6-b             6-002     6505 Cogswell Road
6-c             6-003     41133 and 41199 Van Born      Empire Home Services, LLC       47,040 6/30/2012
6-d             6-004     38100 Ecorse Road
 7                        St. Andrews at Perimeter
       7        7-001     Apartments
 8     8        8-001     Post Crest Apartments
 9     9        9-001     Millennium I, II, & III       Jacobs Engineering              20,023 1/31/2010
10     10       10-001    Perimeter Expo                Linens N Things                 30,351 1/31/2014
11     11       11-001    Shops at Northern Boulevard   Old Navy                        24,788 6/30/2008
12     12       12-001    Post Collier Hills Apartments
13     13       13-001    Annapolis Marriott Waterfront
14     14       14-001    One Lincoln Park Apartments
15     15       15-001    50 West Liberty Street        New York Life Insurance         12,007 3/31/2011
16     16       16-001    KBS - 625 Second Street
17     17       17-001    KBS - Crescent Green          Ellis & Winters                 13,721 2/28/2014
18     18       18-001    North Grand Mall              Cinemark North Grand Mall 5     15,074 7/31/2011
19     19       19-001    Beaver Brook Apartments

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

       CMSA       CMSA                                                                              Lease
 ID  Loan No. Property No.       Property Name /(1)/           3rd Largest Tenant /(7)/      SF   Expiration
 --  -------- ------------ -------------------------------- ------------------------------ ------ ----------
 20     20       20-001    Renaissance Columbus
 21     21       21-001    PGA Design Center                Robb & Stucky Patio            15,620 11/27/2021
 22     22       22-001    Courtyard by Marriott - Silver
                           Spring
 23     23       23-001    Bristol Place Apartments
 24     24       24-001    1500 Mittel Blvd
 25     25       25-001    Premium Distributors of VA
 26     26       26-001    Riverview Plaza                  PetsMart                       26,231 1/31/2014
 27     27       27-001    McIntyre Square                  Stein Mart                     36,488 11/30/2016
 28     28       28-001    8880 Cal Center                  Bolling, Walter & Gawthrop     10,056 7/31/2007
 29     29       29-001    Ashford Oaks                     SW Immunodiagnostics           13,977  7/1/2012
 30     30       30-001    First Colony 24
 31     31       31-001    KBS - Kensington                 Progressive County             10,572 7/31/2009
 32     32       32-001    Shops at Malta                   CVS                             8,547 6/30/2011
 33     33       33-001    Chesterfield Commons 4           Applebee's                      5,500 11/30/2019
 34     34       34-001    Hastings Ranch Plaza Shopping    CVS                            13,013 3/31/2032
                           Center
 35     35       35-001    Oaks Shopping Center             24 Hour Fitness                 8,370 12/31/2007
 36     36       36-001    Hilton Garden Inn - Corvallis
 37     37       37-001    Greens Corner                    Galaxy Cinemas                 15,783 3/31/2011
 38     38       38-001    Kingwood Office                  Alliance Recruiting Resources   9,390 3/31/2009
 39     39       39-001    Merchants Walk                   Marshalls                      27,000  1/1/2012
 40     40       40-001    Holiday Inn - Rochester Airport
 41     41       41-001    Arena Shops                      Verizon Wireless                3,429 10/8/2011
 42     42       42-001    Meridian Village Shopping Center Dollar Tree                    18,000 8/31/2016
 43     43       43-001    The Shops at Rockaway            Rockaway Bedding                3,250 7/30/2015
 44     44                 B&M Development Portfolio
44-a             44-001    CVS
44-b             44-002    Sonterra Place II                Nightime Twist                  3,200 6/30/2011
44-c             44-003    703 US Highway 90 East           United Title of Texas (Dark)    2,560 1/31/2013
44-d             44-004    19750 State Highway 46           Los Encinos Mexican Restaurant  1,938 12/31/2012
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
 45     45       45-001    Jackson Downs                    Officemax                      23,467 1/31/2013
 46     46       46-001    Greenway Industrial
 47     47       47-001    Hartford Corporate Plaza
 48     48       48-001    Richboro Shopping Center         Langhorne MRI                   6,000 1/31/2013
 49     49       49-001    Village East Shopping Center     Marion County Health           14,400 6/30/2012
                                                            Department
 50     50       50-001    Hunting Creek Plaza              Georgia Career Institute       19,500 8/30/2012
 51     51       51-001    Grant Street Portfolio
 52     52       52-001    Longs Drug Store Santa Monica
 53     53       53-001    Chestnut Hill
 54     54       54-001    Scalamandre Silk Building        Perfect Studios, LLC            7,000 10/31/2010
 55     55       55-001    Kailua Self Storage
 56     56       56-001    Kona Self Storage
 57     57       57-001    Turnstone Office Park            DSA                             5,990 6/30/2009
 58     58       58-001    Tri-Tech Plaza                   CP Telecom                      7,654 8/31/2011
 59     59       59-001    Pomona Market Place              Office Max                     23,500 6/30/2013
 60     60       60-001    Beltway Corporate Center         National Alliance Title         6,121 11/1/2011
 61     61       61-001    KBS - Sabal VI                   Ford Motor Credit Company      18,855 4/30/2012
 62     62       62-001    Canal Farms Shopping Center      Fashion Bug                     9,000 1/31/2009
 63     63       63-001    2505 Steele Street

        CMSA       CMSA                                                                              Lease
 ID   Loan No. Property No.       Property Name /(1)/           3rd Largest Tenant /(7)/      SF   Expiration
 --   -------- ------------ -------------------------------- ------------------------------ ------ ----------
 64     64       64-001     Vintner's Square                 Round Table                     3,594  5/2/2016
 65     65       65-001     Rianna II
 66     66       66-001     Island Park Shopping Center      Viper Club                      6,870 8/31/2009
 67     67       67-001     44348-44388 Old Warm Springs     S&M Moving                     43,200 6/14/2009
                            Boulevard
 68     68       68-001     Westland Plaza                   Richard Proboscis               5,951  2/3/2012
 69     69       69-001     White Flint Storage Village
 70     70       70-001     Castle Way Apartments
 71     71       71-001     Clinton Commons                  West Marine Products, Inc.      7,360 3/31/2008
 72     72                  Rockside Road Portfolio
72-a             72-001     Rockside                         4141 Legal Group                4,477 8/31/2011
72-b             72-002     Oaktree                          Federal Mediation - GSA         5,901    MTM
 73     73       73-001     Coppell Town Center              Hollywood Entertainment         5,000 11/16/2009
                                                             Corporation
 74     74       74-001     Exponent HR Office Building
 75     75       75-001     1125-1139 Post Road              Laske & Brown, LLC              3,493 2/28/2012
 76     76       76-001     Kimberly Clark Industrial
 77     77       77-001     Village at Town Center           Western Dentist                 3,700 1/31/2016
 78     78       78-001     Town and Country Center          Family Dollar                   9,200 6/30/2012
 79     79       79-001     Hilton Houston Southwest
 80     80       80-001     Shops at Lincoln School          Family Dental Practice          3,580 4/30/2008
 81     81       81-001     75th Street Center               Boeing                         23,240  4/5/2008
 82     82       82-001     Winchester Portfolio             Parascript                     20,135 8/31/2010
 83     83       83-001     Axcess Center Sarasota           US Healthworks                  7,090 3/31/2012
 84     84       84-001     Centerville                      Rockland Surgery Center, L.P.   9,717 6/30/2016
 85     85       85-001     Suntree Square                   Duncan's Cleaners               2,100 12/31/2010
 86     86       86-001     Village at Parker II             Colorado School of Dance        5,800 7/31/2009
 87     87       87-001     The Remington at Valley Ranch
 88     88       88-001     Cupertino Business Center        Satellite Healthcare, Inc.     14,450 4/30/2021
 89     89       89-001     Chesapeake Center                American Standar, Inc.         10,351 4/30/2007
 90     90       90-001     New Vision Office Park           Summit Spine - Dr. Kaplansky    3,486 3/31/2010
 91     91       91-001     Best Buy - Rancho Cucamonga
 92     92       92-001     35 Enterprise Avenue
 93     93       93-001     2285 Ocean Avenue
 94     94       94-001     Oak Hills Medical Plaza          OB/GYN Affiliates Medical       5,026 9/30/2008
                                                             Group
 95     95       95-001     Hampton Inn & Suites - Cape
                            Coral
 96     96       96-001     Harbour Pointe                   Crispers                        5,420 1/31/2017
 97     97       97-001     Trade Center Buildings           Closet Creations                6,400 9/30/2009
 98     98       98-001     Galleria Village Shopping Center Ultimate Bicycle & Fitness      3,900 2/28/2010
 99     99       99-001     Fox Run Apartments
 100    100      100-001    1840 West 49th Street            Int'l Rehab Professionals, Inc  2,878 5/31/2008
 101    101      101-001    Danbury of Cuyahoga Falls
 102    102      102-001    Comfort Inn & Suites University
                            Square
 103    103      103-001    One Mifflin Place                Prezza                          6,670 12/31/2008
 104    104      104-001    Pyramid Building                 Capital Title Company           4,380 3/31/2012
 105    105                 Al Shaw Mini Pool
105-a            105-001    Vinyard Pointe Retail            Liquor Store                    1,695 7/31/2017
105-b            105-002    2024 & 2028 Opportunity Drive    The Door Expo                   3,928 10/31/2008
105-c            105-003    1009 Enterprise Way              Intuitive Networks, Inc.        4,093 2/28/2010
 106    106      106-001    3355 El Segundo Boulevard        Gym Pro Shop                   13,050 10/31/2007
 107    107      107-001    Hyland Hills Shopping Center     Round Table Pizza               3,900  4/9/2007
 108    108      108-001    Millersville Storage Village

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                            Lease
 ID   Loan No. Property No.      Property Name /(1)/         3rd Largest Tenant /(7)/       SF   Expiration
 --   -------- ------------ ----------------------------- ------------------------------- ------ ----------
 109    109      109-001    Skyline Apartments
 110    110      110-001    Airport Commercial Complex    Catholic Community Services      2,500 9/30/2010
 111    111      111-001    Clear Creek Plaza             King Buffet                      6,923 1/31/2016
 112    112      112-001    2300 Grand Concourse
 113    113      113-001    Sinking Springs Plaza         Bingo                            3,750  1/1/2012
 114    114      114-001    26090 Ynez Road Industrial
 115    115      115-001    Sackett Industrial Center
 116    116      116-001    100 East Graham Industrial
 117                                                      Lincoln Eastern Management
        117      117-001    Oak Brook Office Building     Corp.                            6,430 1/15/2009
 118    118      118-001    Shasta Executive Plaza        CA Dept of Rehabilitation        3,656 6/30/2007
 119    119      119-001    Shadeland South Business Park First Industrial                21,000 12/31/2008
 120    120      120-001    Five Points Plaza             Any Garment Cleaners             5,200 2/14/2017
 121    121      121-001    1200 First Colonial Road      Urology of Virginia              5,073 10/31/2008
 122    122      122-001    1201 First Colonial Road
 123    123      123-001    Country Hills Drive
 124    124      124-001    1210 Sherman Avenue
 125                        Manassas Junction Shopping
        125      125-001    Center
 126    126      126-001    MSC Industrial Building
 127    127      127-001    Old Stone Apartments
 128    128      128-001    Austell Plaza                 Dollar General                  11,200 5/31/2009
 129                        Homewood Suites - Longview,
        129      129-001    TX
 130    130      130-001    Residence Inn San Antonio
 131    131      131-001    Lynmarie Apartments
 132    132      132-001    Smarthealth Facility
 133                                                      Compson Development (Storage
        133      133-001    Stutson Bridge Plaza          space)                           7,000    MTM
 134    134      134-001    Ridge Hudson Plaza            Small Smiles                     8,000 11/30/2009
 135    135      135-001    Iron Mountain                 Dunham's Athleisure Corporation 14,000 1/31/2008
 136    136      136-001    Park Center III & IV          Manufactured Assemblies         29,600 1/31/2009
 137    137      137-001    2765 Kingsbridge Terrace
 138                        Greenbriar Medical Office
        138      138-001    Building                      Downer's Pediatrics, Ltd.        2,908 3/31/2010
 139    139      139-001    Captain's Self Storage
 140    140      140-001    Spring Mill Manor
 141    141      141-001    5514 Grape Road
 142    142      142-001    Briarwick Apartments
 143    143      143-001    Southern Oaks
 144    144      144-001    Monroe Building               Zeppos & Associates, Inc.        6,983 8/31/2008
 145    145      145-001    Redwood Royale Apartments
 146    146      146-001    3371-3373 Decatur Avenue
 147    147      147-001    Cottage Grove Plaza           Merchant's Bank                  3,000 10/6/2011
 148    148      148-001    Midtown Business Center       Programs for Infants             9,916 1/21/2011
 149    149                 Richardson
149-a                       Delaware/Pennsylvania Garden
                 149-001    Centers                       Hartrich                         1,485 1/31/2022
149-b                       351 Wilmington - West Chester
                 149-002    Pike
149-c            149-003    646 Yorklyn Road
 150    150                 Waymore Storage Portfolio
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
 151                        Emerald Pointe Garden Senior
        151      151-001    Apartments
 152    152      152-001    Arbor Lane Apartments
 153    153      153-001    Elliston Place                RPM Management                   3,600 12/31/2009

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                                                                 Lease
ID  Loan No. Property No.       Property Name /(1)/            3rd Largest Tenant /(7)/        SF   Expiration
--  -------- ------------ -------------------------------- --------------------------------- ------ ----------
154   154      154-001    Harbourside Centre               Atlantic Tanning                   3,300 12/31/2014
155   155      155-001    1344 University Avenue
156   156      156-001    Prairie View Apartments
157   157      157-001    Eaton University Industrial Park
158   158      158-001    115 West Street                  PBI                                2,311 11/30/2009
159   159      159-001    USGS Building
160   160      160-001    Pico Rivera Industrial Building
161   161      161-001    Pacific Plaza Retail Center      Starbucks                          1,500 11/28/2015
162   162      162-001    Glenview Estates Townhomes
163   163      163-001    2264 Creston Avenue
164   164      164-001    7930 South Loop 289              Clear Wire                         3,325 4/30/2012
165   165      165-001    Walgreens Kennesaw
166   166      166-001    Walgreen's Hamilton Township
167   167      167-001    Province Shopping Center         La Belle Nail Salon                1,500 10/31/2011
168   168      168-001    2773-2779 Briggs Avenue
169   169      169-001    Paradise Valley Baptist
170   170      170-001    Indio Industrial Building
171   171      171-001    Cryden Industrial Building       Labat-Anderson Inc.               13,103 10/31/2007
172   172      172-001    Lincoln Court Medical Office     Dr. David Albert - Orthodontistry  2,279 11/30/2013
173   173      173-001    1111 East Lake Street
174   174      174-001    13539 Freeway Drive Industrial
175   175      175-001    Academy Sports - Houston, TX
176   176      176-001    Cosner's Corner - Panera Bread   Atlantic Tanning/Huntington        3,000 5/31/2017
                                                           Sublease
177   177      177-001    Colleyville Square               Harvey Insurance Agency            4,088 1/31/2009
178   178      178-001    Gardenbrook Apartments
179   179      179-001    Landover Storage Village
180   180      180-001    Cordata Place Shopping Center    Hobby Town                         2,640 5/31/2011
181   181      181-001    Stewart Road & 89th Street
182   182      182-001    Plaza West Office Building       General Services Commiss           3,467 6/30/2007
183   183      183-001    Glenwood Springs Retail
184   184      184-001    Three Star Center                EZ Cash Pawnshop                   1,739 9/30/2009
185   185      185-001    Cloverdale Heights Apartments
186   186      186-001    Tree Tops Villas & Tower Village
                          Apartments
187   187      187-001    Sierra Business Center           Re/Max of Roseville                5,992 11/30/2009
188   188      188-001    Hermosa Professional Building    Hermosa Escrow                     2,060 6/30/2009
189   189      189-001    Twinbrook Post Office
190   190      190-001    551 Marshall Phelps Road
191   191      191-001    356-374 South Milpitas Boulevard Action Computer and Toner          7,014  6/5/2009
                                                           Supply
192   192      192-001    New Seasons Market
193   193      193-001    Canyon Road Retail
194   194      194-001    Big Tex Storage - Houston, TX
195   195      195-001    Storage Solutions
196   196      196-001    Rosemount Business Center        Motor Toys                         6,000 10/31/2009
197   197      197-001    AAA All American Self Storage
198   198      198-001    American Eagle Mini Storage
199   199      199-001    Office Depot - Dallas
200   200      200-001    Savers Retail
201   201      201-001    16062 Southwest Freeway
202   202      202-001    Vanowen Center Mixed Use         Tree of Life Christian Church      2,964 1/31/2010
203   203      203-001    1221 Innsbruck Drive - Sunnyvale Agito Networks, Inc.               4,970 8/31/2008

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                                                             Lease
 ID   Loan No. Property No.        Property Name /(1)/          3rd Largest Tenant /(7)/     SF   Expiration
 --   -------- ------------ ---------------------------------- --------------------------- ------ ----------
 204    204      204-001    Bradford Place                     Buxton Kubik Dodd Interior   2,533  1/1/2009
 205    205      205-001    Comerica Bank
 206    206      206-001    The Washington Mutual Building     H&R Block                    3,100 4/30/2009
 207                        Mills Ridge Apartments -
        207      207-001    Brookings
 208    208      208-001    Shoppes on the Parkway             Heartland Dental             2,247 8/31/2009
 209    209      209-001    902 Columbia Avenue
 210    210      210-001    Storage Village - Fayetteville, GA
 211    211      211-001    Bent Tree Midway Plaza             Sweet Basil                  3,350 3/31/2008
 212                        North Port Storage - North Port,
        212      212-001    FL
 213    213      213-001    Eckerd Drugs - Manlius, NY
 214    214      214-001    Lock N Key - Garland
 215    215      215-001    3520 Lake Avenue, Wilmette, IL     Quiznos                      1,204 1/30/2017
 216    216      216-001    10535 Wilcrest                     G. Anders Tools Traders      9,364 2/29/2008
 217    217      217-001    CiCi's Pizza Center - Tomball TX   Tomball Print & Copy         2,186  3/1/2009
 218    218      218-001    Railroad Emporium                  Suzan's Health Haven         1,211 7/31/2011
 219    219      219-001    Fox Hollow
 220    220      220-001    Whittier Woods Apartments
 221    221      221-001    Harbor Place Offices               Dr. Githens                  1,313 10/31/2011
 222    222      222-001    Giaconda Corporate Center          First Correctional Medical   2,588 4/30/2009
 223    223      223-001    2406 Woodmere Drive
 224    224      224-001    Exclusive Windows
 225    225      225-001    Stor It! Self Storage
 226                        Tractor Supply Company -
        226      226-001    Mission TX
 227    227      227-001    Wedgewood Shopping Center          Gun Store                    1,200 2/28/2007
 228    228      228-001    16130 Stagg Street Industrial
 229    229      229-001    Kingman Town Center                Transnation                  1,200 6/14/2009
 230    230      230-001    503-523 W. Washington Blvd.        Pradeep's                    1,056 5/31/2013
 231    231      231-001    Asp Street Investments             King Kopy, LLC               2,400 8/31/2009
 232    232      232-001    Lock N Key - North Buckner
 233    233      233-001    West End Shopping Center           Gloria Forry                 2,160 2/28/2007
 234    234      234-001    Heidner Plaza Shopping Center      Parkway Cleaners, Inc        1,500 8/31/2009
 235    235      235-001    Truxel Road 4170                   Natomas Physical Therapy     1,448 11/30/2011
 236    236      236-001    Rite Aid - Las Vegas, NV
 237                        Chula Vista Self Storage Ground
        237      237-001    Lease
 238    238      238-001    Rite Aid - Okemos
 239    239      239-001    Maple Tree Plaza Shoppes           Blockbuster Video            2,400 10/31/2012
 240    240                 McGrath's Fish House Portfolio
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
 241    241      241-001    4263-4287 Mission Blvd             Tan 4 U                      1,153  7/1/2009
 242    242      242-001    Gateway Executive Center           National Account             5,047 11/30/2009
 243    243      243-001    27756 Avenue Hopkins
 244    244      244-001    1118-1122 Washington Avenue        Worley Parsons Komex         2,763 1/31/2010
 245    245      245-001    Village Shopping Center - PA       Richland Cleaners            1,200 3/31/2008
 246    246      246-001    1148 & 1156 W. Valencia
 247    247      247-001    Village at the Oaks                Go Cellular                  1,180 9/30/2011
 248    248      248-001    Advance Auto - Marquette
 249                        Dominion Convenience Center
        249      249-001    Woodbridge                         Domino's Pizza               1,500 5/31/2009
 250    250      250-001    Western Dental - Lancaster
 251    251      251-001    465 South Denton Tap Road
 252                        Forest Lake 18 Plex Apartment
        252      252-001    Building
 253    253      253-001    17th and State St. - Shops         Planet Beach                 1,760 7/31/2008
 254    254      254-001    8735 Bollman Place                 Lift Off Distribution       13,882 3/31/2008
 255                                                           Preston Ridge Travel Health
        255      255-001    990 Holcomb Bridge Road            Services                     1,342 7/31/2010
 256    256      256-001    6408 Stellhorn Road
 257    257      257-001    52 South Main Street               Domino's Pizza               2,100 11/30/2015
 258    258      258-001    3420-8 Boston Road                 Stepping Up Shoes            1,550 2/28/2017
 259    259      259-001    4122 W Venus Way
 260    260      260-001    Thunderbird Retail Plaza           WIC Store                    1,200 6/30/2009
 261    261      261-001    Grand Avenue Retail

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                      Upfront         Monthly
      CMSA       CMSA                                         Percent   Leased      Replacement     Replacement
ID  Loan No. Property No.        Property Name /(1)/          Leased  As-of Date Reserves ($) /(9)/ Reserves ($)
--  -------- ------------ ----------------------------------- ------- ---------- -----------------  ------------
1      1                  Beacon Seattle & DC Portfolio         96.9%   4/1/2007
1-a             1-001     Market Square                         95.4%   4/1/2007
1-b             1-002     Polk & Taylor                        100.0%   4/1/2007
1-c             1-003     Wells Fargo Center                    92.8%   4/1/2007
1-d             1-004     Lafayette Center                      91.3%   4/1/2007
1-e             1-005     Booz Allen Complex                    99.5%   4/1/2007
1-f             1-006     Key Center                            97.9%   4/1/2007
1-g             1-007     Sunset North                         100.0%   4/1/2007
1-h             1-008     City Center Bellevue                  95.6%   4/1/2007
1-i             1-009     Plaza Center                          95.8%   4/1/2007
1-j             1-010     1616 North Fort Myer Drive            97.8%   4/1/2007
1-k             1-011     American Center                       94.8%   4/1/2007
1-l             1-012     Eastgate Office Park                 100.0%   4/1/2007
1-m             1-013     Liberty Place                         99.4%   4/1/2007
1-n             1-014     Lincoln Executive Center              96.8%   4/1/2007
1-o             1-015     11111 Sunset Hills Road              100.0%   4/1/2007
1-p             1-016     Army and Navy Building               100.0%   4/1/2007
1-q             1-017     Plaza East                            91.5%   4/1/2007
1-r             1-018     Reston Town Center                    98.3%   4/1/2007
1-s             1-019     Washington Mutual Tower               96.9%   4/1/2007
1-t             1-020     1300 North Seventeenth Street         99.4%   4/1/2007
2      2        2-001     32 Sixth Avenue                       94.7%   3/1/2007
3      3        3-001     The Mall at Prince Georges            97.0%  4/30/2007
4      4        4-001     Kalahari Waterpark Resort             86.0% 12/31/2006                      189,089
5      5        5-001     Airpark Business Center               83.4%  4/17/2007      535,000
6      6                  Detroit Liberty Portfolio             92.0%  3/31/2007
6-a             6-001     7525 Cogswell Road                   100.0%  3/31/2007
6-b             6-002     6505 Cogswell Road                   100.0%  3/31/2007
6-c             6-003     41133 and 41199 Van Born              72.2%  3/31/2007
6-d             6-004     38100 Ecorse Road                    100.0%  3/31/2007
7      7        7-001     St. Andrews at Perimeter Apartments   93.1%  3/15/2007
8      8        8-001     Post Crest Apartments                 95.1%  4/10/2007
9      9        9-001     Millennium I, II, & III               94.6%   4/1/2007                      3,265
10     10       10-001    Perimeter Expo                       100.0%   5/3/2007
11     11       11-001    Shops at Northern Boulevard          100.0%   1/7/2007        2,726         2,726
12     12       12-001    Post Collier Hills Apartments         95.7%  4/10/2007
13     13       13-001    Annapolis Marriott Waterfront         70.5%  2/28/2007                      43,388
14     14       14-001    One Lincoln Park Apartments           82.3%  4/20/2007
15     15       15-001    50 West Liberty Street                84.7%   3/1/2007                      4,078
16     16       16-001    KBS - 625 Second Street              100.0%  1/24/2007
17     17       17-001    KBS - Crescent Green                  99.0% 11/20/2006
18     18       18-001    North Grand Mall                      95.0%  4/17/2007
19     19       19-001    Beaver Brook Apartments               85.3%   5/7/2007                      13,208

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                  Upfront       Monthly
       CMSA       CMSA                                    Percent   Leased      Replacement     Replacement
ID   Loan No. Property No.      Property Name /(1)/       Leased  As-of Date Reserves ($) /(9)/ Reserves ($)
--   -------- ------------ -----------------------------  ------- ---------- -----------------  ------------
 20     20       20-001    Renaissance Columbus             51.3%   9/8/2006
 21     21       21-001    PGA Design Center               100.0% 12/31/2006
 22     22       22-001    Courtyard by Marriott -          73.1%   2/1/2007                          4% of
                           Silver Spring                                                              Gross
                                                                                                      Revenue
 23     23       23-001    Bristol Place Apartments         93.8%   1/2/2007
 24     24       24-001    1500 Mittel Blvd                100.0%   2/1/2007
 25     25       25-001    Premium Distributors of VA      100.0%  1/20/2007     7,120,000
 26     26       26-001    Riverview Plaza                 100.0%  4/18/2007
 27     27       27-001    McIntyre Square                 100.0%   5/1/2007
 28     28       28-001    8880 Cal Center                  90.0%  1/22/2007         1,913            1,913
 29     29       29-001    Ashford Oaks                     95.2%  3/14/2007
 30     30       30-001    First Colony 24                 100.0%   6/1/2007
 31     31       31-001    KBS - Kensington                 81.8%  3/27/2007
 32     32       32-001    Shops at Malta                  100.0%  4/16/2007
 33     33       33-001    Chesterfield Commons 4           98.5%   3/5/2007
 34     34       34-001    Hastings Ranch Plaza Shopping    99.5% 10/31/2006
                           Center
 35     35       35-001    Oaks Shopping Center            100.0%   3/1/2007                          1,108
 36     36       36-001    Hilton Garden Inn - Corvallis    67.9%  3/31/2007                          $3,914.25
                                                                                                      then 4%
                                                                                                      of
                                                                                                      Monthly
                                                                                                      Gross
                                                                                                      Revenues
                                                                                                      after
                                                                                                      12/31/2007
 37     37       37-001    Greens Corner                    96.2%  3/24/2007                          3,298
 38     38       38-001    Kingwood Office                  91.9%   4/1/2007                          3,320
 39     39       39-001    Merchants Walk                   94.7%   1/1/2007         3,675            3,675
 40     40       40-001    Holiday Inn - Rochester          70.4% 12/31/2006        26,240            4% of
                           Airport                                                                    Monthly
                                                                                                      Gross
                                                                                                      Revenues
 41     41       41-001    Arena Shops                      90.6%   2/1/2007
 42     42       42-001    Meridian Village Shopping        97.3%   5/1/2007         1,689            1,689
                           Center
 43     43       43-001    The Shops at Rockaway            88.9%   4/5/2007
 44     44                 B&M Development Portfolio        92.6%   5/1/2007
44-a             44-001    CVS                             100.0%   5/1/2007
44-b             44-002    Sonterra Place II                94.1%   5/1/2007
44-c             44-003    703 US Highway 90 East           73.0%   5/1/2007
44-d             44-004    19750 State Highway 46          100.0%   5/1/2007
44-e             44-005    Rio Mambo                       100.0%   5/1/2007
44-f             44-006    7990 Bandera Road               100.0%   5/1/2007
 45     45       45-001    Jackson Downs                   100.0%  4/18/2007
 46     46       46-001    Greenway Industrial             100.0%  3/27/2007
 47     47       47-001    Hartford Corporate Plaza        100.0%  4/30/2007
 48     48       48-001    Richboro Shopping Center         98.0%  1/31/2007         1,008            1,008
 49     49       49-001    Village East Shopping Center     89.2%   4/1/2007         2,386            2,386
 50     50       50-001    Hunting Creek Plaza              91.9%  3/20/2007                          1,181
 51     51       51-001    Grant Street Portfolio           90.0%  4/18/2007                          4,325
 52     52       52-001    Longs Drug Store Santa Monica   100.0%   6/1/2007
 53     53       53-001    Chestnut Hill                    96.1%   4/9/2007                          10,036
 54     54       54-001    Scalamandre Silk Building        98.6%  4/26/2007           924            924
 55     55       55-001    Kailua Self Storage              91.3%  3/19/2007                          635
 56     56       56-001    Kona Self Storage                91.2%  3/19/2007                          444
 57     57       57-001    Turnstone Office Park            96.9%   3/6/2007
 58     58       58-001    Tri-Tech Plaza                   83.7%   3/7/2007
 59     59       59-001    Pomona Market Place             100.0%  1/16/2007         1,357            1,357
 60     60       60-001    Beltway Corporate Center         84.6%  4/11/2007
 61     61       61-001    KBS - Sabal VI                  100.0%  2/28/2007
 62     62       62-001    Canal Farms Shopping Center      97.8%   1/2/2007                          1,381
 63     63       63-001    2505 Steele Street              100.0%  3/28/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                        Upfront         Monthly
        CMSA       CMSA                                         Percent   Leased      Replacement     Replacement
ID    Loan No. Property No.        Property Name /(1)/          Leased  As-of Date Reserves ($) /(9)/ Reserves ($)
--    -------- ------------ ----------------------------------  ------- ---------- -----------------  ------------
 64      64      64-001     Vintner's Square                      96.9%   2/5/2007
 65      65      65-001     Rianna II                             98.7%  4/13/2007
 66      66      66-001     Island Park Shopping Center          100.0%   4/8/2007
 67      67      67-001     44348-44388 Old Warm Springs         100.0%   4/4/2007
                            Boulevard
 68      68      68-001     Westland Plaza                        78.9%  2/28/2007       1,693              1,693
 69      69      69-001     White Flint Storage Village           86.8%  1/16/2007                          1,625
 70      70      70-001     Castle Way Apartments                 95.5%  2/12/2007       4,667              4,667
 71      71      71-001     Clinton Commons                      100.0%   6/1/2007
 72      72                 Rockside Road Portfolio               93.2%    Various                          2,516
72-a             72-001     Rockside                              92.8%   4/2/2007
72-b             72-002     Oaktree                               93.7%   3/1/2007
 73      73      73-001     Coppell Town Center                  100.0%  4/30/2007
 74      74      74-001     Exponent HR Office Building          100.0%  3/20/2007                          1,089
 75      75      75-001     1125-1139 Post Road                  100.0%   5/8/2007
 76      76      76-001     Kimberly Clark Industrial            100.0%  3/31/2007                          4,172
 77      77      77-001     Village at Town Center               100.0%   3/6/2007
 78      78      78-001     Town and Country Center               96.6%  4/23/2007
 79      79      79-001     Hilton Houston Southwest              83.7%   2/1/2007                          4% of
                                                                                                            Gross
                                                                                                            Revenue
 80      80      80-001     Shops at Lincoln School               89.9%  5/10/2007                          1,357
 81      81      81-001     75th Street Center                    99.4%   3/1/2007
 82      82      82-001     Winchester Portfolio                  89.7%  2/23/2007      90,000
 83      83      83-001     Axcess Center Sarasota               100.0%  3/12/2007
 84      84      84-001     Centerville                           68.4%  11/9/2006                          1,033
 85      85      85-001     Suntree Square                        87.3%  4/30/2007
 86      86      86-001     Village at Parker II                 100.0%  3/23/2007
 87      87      87-001     The Remington at Valley Ranch         86.6%   3/7/2007                          3,200
 88      88      88-001     Cupertino Business Center            100.0%  11/7/2006                          1,072
 89      89      89-001     Chesapeake Center                    100.0% 11/30/2006
 90      90      90-001     New Vision Office Park                98.8%   3/1/2007                          1,584
 91      91      91-001     Best Buy - Rancho Cucamonga          100.0%   6/1/2007       1,097              1,097
 92      92      92-001     35 Enterprise Avenue                 100.0%   6/1/2007
 93      93      93-001     2285 Ocean Avenue                    100.0%  4/13/2007
 94      94      94-001     Oak Hills Medical Plaza               93.0%   5/1/2007
 95      95      95-001     Hampton Inn & Suites - Cape Coral     80.1%   2/1/2007
 96      96      96-001     Harbour Pointe                        92.0%  3/19/2007                          682
 97      97      97-001     Trade Center Buildings               100.0%  3/20/2007
 98      98      98-001     Galleria Village Shopping Center      83.1%  3/12/2007                          677
 99      99      99-001     Fox Run Apartments                    96.5%  4/25/2007
 100    100      100-001    1840 West 49th Street                 97.3%  3/26/2007
 101    101      101-001    Danbury of Cuyahoga Falls             97.9%  3/30/2007                          2,021
 102    102      102-001    Comfort Inn & Suites University       61.6% 12/31/2006                          12,245
                            Square
 103    103      103-001    One Mifflin Place                    100.0%   2/1/2007
 104    104      104-001    Pyramid Building                     100.0% 12/31/2006
 105    105                 Al Shaw Mini Pool                     76.2%  1/12/2007
105-a            105-001    Vinyard Pointe Retail                 49.7%  1/12/2007
105-b            105-002    2024 & 2028 Opportunity Drive         77.7%  1/12/2007
105-c            105-003    1009 Enterprise Way                  100.0%  1/12/2007
 106    106      106-001    3355 El Segundo Boulevard             88.4%  4/25/2007
 107    107      107-001    Hyland Hills Shopping Center          84.3%   3/1/2007
 108    108      108-001    Millersville Storage Village          81.2%  1/29/2007                          983

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                        Upfront         Monthly
        CMSA       CMSA                                         Percent   Leased      Replacement     Replacement
ID    Loan No. Property No.        Property Name /(1)/          Leased  As-of Date Reserves ($) /(9)/ Reserves ($)
--    -------- ------------ ----------------------------------  ------- ---------- -----------------  ------------
 109    109      109-001    Skyline Apartments                   100.0%   2/8/2007
 110    110      110-001    Airport Commercial Complex           100.0%   2/8/2007
 111    111      111-001    Clear Creek Plaza                     97.6%  4/27/2007
 112    112      112-001    2300 Grand Concourse                  98.5%  2/15/2007        1,542             1,542
 113    113      113-001    Sinking Springs Plaza                 93.9%   6/1/2007                          923
 114    114      114-001    26090 Ynez Road Industrial           100.0%   3/2/2007
 115    115      115-001    Sackett Industrial Center            100.0%  4/19/2007                          1,513
 116    116      116-001    100 East Graham Industrial           100.0%   6/1/2007
 117    117      117-001    Oak Brook Office Building             84.4%   1/1/2007                          2,018
 118    118      118-001    Shasta Executive Plaza                91.3%  3/31/2007                          1,045
 119    119      119-001    Shadeland South Business Park        100.0%  1/31/2007                          4,273
 120    120      120-001    Five Points Plaza                    100.0%   4/1/2007
 121    121      121-001    1200 First Colonial Road              94.9%  3/19/2007                          588
 122    122      122-001    1201 First Colonial Road             100.0%  3/19/2007                          363
 123    123      123-001    Country Hills Drive                  100.0%  3/23/2007                          250
 124    124      124-001    1210 Sherman Avenue                  100.0%  2/15/2007        1,146             1,146
 125    125      125-001    Manassas Junction Shopping Center    100.0%   6/1/2007
 126    126      126-001    MSC Industrial Building              100.0%   6/1/2007
 127    127      127-001    Old Stone Apartments                  65.6%   4/4/2007
 128    128      128-001    Austell Plaza                         96.6% 12/31/2006       52,702
 129    129      129-001    Homewood Suites - Longview, TX        70.8% 12/31/2006                          4%
                                                                                                            of
                                                                                                            Monthly
                                                                                                            Gross
                                                                                                            Revenues
 130    130      130-001    Residence Inn San Antonio             86.8% 12/31/2006
 131    131      131-001    Lynmarie Apartments                   99.4% 12/31/2006                          3,065
 132    132      132-001    Smarthealth Facility                 100.0%  4/23/2007
 133    133      133-001    Stutson Bridge Plaza                  97.4%   2/1/2007                          847
 134    134      134-001    Ridge Hudson Plaza                    94.8%   4/1/2007                          860
 135    135      135-001    Iron Mountain                         93.8%  3/14/2007        3,380             3,380
 136    136      136-001    Park Center III & IV                 100.0%   4/9/2007      100,000
 137    137      137-001    2765 Kingsbridge Terrace              98.7%  1/22/2007        1,583             1,583
 138    138      138-001    Greenbriar Medical Office Building    90.7%  2/28/2007
 139    139      139-001    Captain's Self Storage                91.7%   3/2/2007
 140    140      140-001    Spring Mill Manor                    100.0%  3/23/2007
 141    141      141-001    5514 Grape Road                      100.0%   1/1/2007
 142    142      142-001    Briarwick Apartments                  98.4% 12/26/2006       34,500             2,133
 143    143      143-001    Southern Oaks                        100.0%  3/14/2007                          2,500
 144    144      144-001    Monroe Building                      100.0%  4/10/2007
 145    145      145-001    Redwood Royale Apartments             95.1%   3/1/2007
 146    146      146-001    3371-3373 Decatur Avenue              98.2%  2/15/2007        1,250             1,250
 147    147      147-001    Cottage Grove Plaza                   95.9% 10/31/2006                          567
 148    148      148-001    Midtown Business Center               98.4%   2/6/2007                          1,939
 149    149                 Richardson                           100.0%   2/1/2007                          359
149-a            149-001    Delaware/Pennsylvania Garden         100.0%   2/1/2007
                            Centers
149-b            149-002    351 Wilmington - West Chester Pike   100.0%   2/1/2007
149-c            149-003    646 Yorklyn Road                     100.0%   2/1/2007
 150    150                 Waymore Storage Portfolio             81.6%  3/23/2007                          1,456
150-a            150-001    Bell Street Storage                   87.2%  3/23/2007
150-b            150-002    34th Street                           77.0%  3/23/2007
 151    151      151-001    Emerald Pointe Garden Senior          86.5%  3/21/2007                          1,875
                            Apartments
 152    152      152-001    Arbor Lane Apartments                100.0%  3/13/2007                          380
 153    153      153-001    Elliston Place                        94.1%   3/1/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                      Upfront         Monthly
      CMSA       CMSA                                         Percent   Leased      Replacement     Replacement
ID  Loan No. Property No.        Property Name /(1)/          Leased  As-of Date Reserves ($) /(9)/ Reserves ($)
--  -------- ------------ ----------------------------------  ------- ---------- -----------------  ------------
154   154      154-001    Harbourside Centre                   100.0%   5/1/2007
155   155      155-001    1344 University Avenue                92.0%  1/22/2007        1,042          1,042
156   156      156-001    Prairie View Apartments               93.8%  2/28/2007                       2,400
157   157      157-001    Eaton University Industrial Park     100.0%   4/1/2007
158   158      158-001    115 West Street                      100.0%   4/9/2007
159   159      159-001    USGS Building                        100.0%   4/3/2007
160   160      160-001    Pico Rivera Industrial Building      100.0% 12/20/2006
161   161      161-001    Pacific Plaza Retail Center          100.0%   1/8/2007
162   162      162-001    Glenview Estates Townhomes            98.6%   4/6/2007
163   163      163-001    2264 Creston Avenue                   96.6%  2/15/2007        1,229          1,229
164   164      164-001    7930 South Loop 289                   79.4%  5/10/2007
165   165      165-001    Walgreens Kennesaw                   100.0%   6/1/2007                       189
166   166      166-001    Walgreen's Hamilton Township         100.0%   6/1/2007
167   167      167-001    Province Shopping Center             100.0%  1/11/2007
168   168      168-001    2773-2779 Briggs Avenue               95.1%  1/22/2007          854          854
169   169      169-001    Paradise Valley Baptist              100.0%  2/20/2007      252,143          4,200
170   170      170-001    Indio Industrial Building            100.0%  3/28/2007
171   171      171-001    Cryden Industrial Building           100.0%  2/22/2007                       678
172   172      172-001    Lincoln Court Medical Office          98.0%   4/9/2007
173   173      173-001    1111 East Lake Street                100.0%  3/15/2007
174   174      174-001    13539 Freeway Drive Industrial       100.0%   6/1/2007
175   175      175-001    Academy Sports - Houston, TX         100.0%   6/1/2007                       1,225
176   176      176-001    Cosner's Corner - Panera Bread       100.0%   3/1/2007
177   177      177-001    Colleyville Square                    93.0%   4/4/2007
178   178      178-001    Gardenbrook Apartments                98.0% 12/31/2006                       2,534
179   179      179-001    Landover Storage Village              81.8%  1/16/2007                       482
180   180      180-001    Cordata Place Shopping Center        100.0%  1/26/2007
181   181      181-001    Stewart Road & 89th Street            93.5%  3/26/2007                       827
182   182      182-001    Plaza West Office Building            95.8%  2/28/2007                       905
183   183      183-001    Glenwood Springs Retail              100.0%   1/1/2007
184   184      184-001    Three Star Center                    100.0%   3/9/2007                       195
185   185      185-001    Cloverdale Heights Apartments         94.0% 12/26/2006                       1,667
186   186      186-001    Tree Tops Villas & Tower Village      91.5%   4/6/2007
                          Apartments
187   187      187-001    Sierra Business Center               100.0%  3/15/2007
188   188      188-001    Hermosa Professional Building        100.0%  1/31/2007
189   189      189-001    Twinbrook Post Office                100.0%   6/1/2007          187          187
190   190      190-001    551 Marshall Phelps Road             100.0%  4/13/2007
191   191      191-001    356-374 South Milpitas Boulevard     100.0%  3/19/2007                       616
192   192      192-001    New Seasons Market                   100.0%   3/5/2007
193   193      193-001    Canyon Road Retail                   100.0%  4/16/2007
194   194      194-001    Big Tex Storage - Houston, TX         92.9%  3/19/2007                       393
195   195      195-001    Storage Solutions                     96.2%   1/1/2007
196   196      196-001    Rosemount Business Center             93.8%  2/15/2007
197   197      197-001    AAA All American Self Storage         81.1%   1/8/2007
198   198      198-001    American Eagle Mini Storage           87.3%  2/15/2007
199   199      199-001    Office Depot - Dallas                100.0%   6/1/2007
200   200      200-001    Savers Retail                        100.0%   5/2/2007
201   201      201-001    16062 Southwest Freeway              100.0%  2/26/2007
202   202      202-001    Vanowen Center Mixed Use             100.0%   3/1/2007
203   203      203-001    1221 Innsbruck Drive - Sunnyvale     100.0%  4/17/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                        Upfront         Monthly
        CMSA       CMSA                                         Percent   Leased      Replacement     Replacement
ID    Loan No. Property No.        Property Name /(1)/          Leased  As-of Date Reserves ($) /(9)/ Reserves ($)
--    -------- ------------ ----------------------------------- ------- ---------- -----------------  ------------
 204    204      204-001    Bradford Place                        97.0%  2/15/2007                        250
 205    205      205-001    Comerica Bank                        100.0%   6/1/2007
 206    206      206-001    The Washington Mutual Building       100.0%  2/26/2007
 207    207      207-001    Mills Ridge Apartments - Brookings   100.0%   1/1/2007                        750
 208    208      208-001    Shoppes on the Parkway                92.2%   4/2/2007
 209    209      209-001    902 Columbia Avenue                  100.0%  2/22/2007
 210    210      210-001    Storage Village - Fayetteville, GA    82.7%  1/19/2007
 211    211      211-001    Bent Tree Midway Plaza                90.3%   4/9/2007
 212    212      212-001    North Port Storage - North Port, FL   82.4%  1/31/2007                        556
 213    213      213-001    Eckerd Drugs - Manlius, NY           100.0%   6/1/2007                        160
 214    214      214-001    Lock N Key - Garland                  84.1%  4/13/2007
 215    215      215-001    3520 Lake Avenue, Wilmette, IL       100.0%   4/5/2007
 216    216      216-001    10535 Wilcrest                        88.3%   4/3/2007
 217    217      217-001    CiCi's Pizza Center - Tomball TX      92.8%  4/13/2007
 218    218      218-001    Railroad Emporium                    100.0%  3/23/2007
 219    219      219-001    Fox Hollow                            97.7%  4/12/2007
 220    220      220-001    Whittier Woods Apartments             91.1%   4/9/2007
 221    221      221-001    Harbor Place Offices                 100.0%  4/18/2007
 222    222      222-001    Giaconda Corporate Center            100.0%  2/26/2007
 223    223      223-001    2406 Woodmere Drive                  100.0%  2/20/2007
 224    224      224-001    Exclusive Windows                    100.0%   6/1/2007                        291
 225    225      225-001    Stor It! Self Storage                 80.6%  2/28/2007                        813
 226    226      226-001    Tractor Supply Company - Mission TX  100.0%   6/1/2007
 227    227      227-001    Wedgewood Shopping Center             92.3%  1/25/2007                        780
 228    228      228-001    16130 Stagg Street Industrial        100.0%  12/8/2006
 229    229      229-001    Kingman Town Center                  100.0%  4/19/2007
 230    230      230-001    503-523 W. Washington Blvd.          100.0% 12/30/2006
 231    231      231-001    Asp Street Investments                93.3%  2/15/2007                        372
 232    232      232-001    Lock N Key - North Buckner            77.2%  4/13/2007
 233    233      233-001    West End Shopping Center             100.0%  3/22/2007                        317
 234    234      234-001    Heidner Plaza Shopping Center        100.0%  3/14/2007
 235    235      235-001    Truxel Road 4170                     100.0%  3/15/2007                        98
 236    236      236-001    Rite Aid - Las Vegas, NV             100.0%   6/1/2007
 237    237      237-001    Chula Vista Self Storage Ground      100.0%  3/20/2007
                            Lease
 238    238      238-001    Rite Aid - Okemos                    100.0%   6/1/2007
 239    239      239-001    Maple Tree Plaza Shoppes              94.1%  1/24/2007
 240    240                 McGrath's Fish House Portfolio       100.0%   4/6/2007
240-a            240-001    McGrath's Fish House Eugene          100.0%   4/6/2007
240-b            240-002    McGrath's Fish House Corvallis       100.0%   4/6/2007
 241    241      241-001    4263-4287 Mission Blvd               100.0%  1/16/2007
 242    242      242-001    Gateway Executive Center              96.4%  3/15/2007
 243    243      243-001    27756 Avenue Hopkins                 100.0%   1/1/2007
 244    244      244-001    1118-1122 Washington Avenue          100.0%  3/30/2007
 245    245      245-001    Village Shopping Center - PA         100.0%  3/22/2007                        487
 246    246      246-001    1148 & 1156 W. Valencia              100.0% 12/31/2006                        386
 247    247      247-001    Village at the Oaks                  100.0%   4/2/2007
 248    248      248-001    Advance Auto - Marquette             100.0%   6/1/2007                        88
 249    249      249-001    Dominion Convenience Center          100.0%   2/1/2007
                            Woodbridge
 250    250      250-001    Western Dental - Lancaster           100.0%   6/1/2007
 251    251      251-001    465 South Denton Tap Road            100.0%   4/4/2007
 252    252      252-001    Forest Lake 18 Plex Apartment         94.4%  12/1/2006
                            Building
 253    253      253-001    17th and State St. - Shops           100.0%  1/24/2007
 254    254      254-001    8735 Bollman Place                   100.0%  4/20/2007
 255    255      255-001    990 Holcomb Bridge Road              100.0%  3/15/2007                        180
 256    256      256-001    6408 Stellhorn Road                  100.0%  4/11/2007
 257    257      257-001    52 South Main Street                  88.6%  3/29/2007
 258    258      258-001    3420-8 Boston Road                   100.0% 12/28/2006                        163
 259    259      259-001    4122 W Venus Way                     100.0%  1/31/2007
 260    260      260-001    Thunderbird Retail Plaza             100.0%  3/22/2007
 261    261      261-001    Grand Avenue Retail                  100.0%  2/28/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                       Upfront       Monthly  Monthly Tax Monthly Insurance
ID  Loan No. Property No.      Property Name /(1)/       TI/LC ($)/ (9)/ TI/LC ($) Escrow ($)     Escrow ($)
--  -------- ------------ -----------------------------  --------------  --------- ----------- -----------------
1         1               Beacon Seattle & DC Portfolio    18,200,095
1-a              1-001    Market Square
1-b              1-002    Polk & Taylor
1-c              1-003    Wells Fargo Center
1-d              1-004    Lafayette Center
1-e              1-005    Booz Allen Complex
1-f              1-006    Key Center
1-g              1-007    Sunset North
1-h              1-008    City Center Bellevue
1-i              1-009    Plaza Center
1-j              1-010    1616 North Fort Myer Drive
1-k              1-011    American Center
1-l              1-012    Eastgate Office Park
1-m              1-013    Liberty Place
1-n              1-014    Lincoln Executive Center
1-o              1-015    11111 Sunset Hills Road
1-p              1-016    Army and Navy Building
1-q              1-017    Plaza East
1-r              1-018    Reston Town Center
1-s              1-019    Washington Mutual Tower
1-t              1-020    1300 North Seventeenth Street
2         2      2-001    32 Sixth Avenue                  15,719,720
3         3      3-001    The Mall at Prince Georges
4         4      4-001    Kalahari Waterpark Resort                                  101,566        24,842
5         5      5-001    Airpark Business Center           3,165,154                 95,370        25,182
6         6               Detroit Liberty Portfolio                       31,295      91,957        17,152
6-a              6-001    7525 Cogswell Road
6-b              6-002    6505 Cogswell Road
6-c              6-003    41133 and 41199 Van Born
6-d              6-004    38100 Ecorse Road
7         7      7-001    St. Andrews at Perimeter                                    53,976
                          Apartments
8         8      8-001    Post Crest Apartments
9         9      9-001    Millennium I, II, & III             225,000      2,345      31,337
10       10     10-001    Perimeter Expo
11       11     11-001    Shops at Northern Boulevard           6,250      6,250      60,722
12       12     12-001    Post Collier Hills Apartments
13       13     13-001    Annapolis Marriott Waterfront                               38,366
14       14     14-001    One Lincoln Park Apartments
15       15     15-001    50 West Liberty Street              500,000     28,815      33,769         5,056
16       16     16-001    KBS - 625 Second Street
17       17     17-001    KBS - Crescent Green
18       18     18-001    North Grand Mall                                12,500
19       19     19-001    Beaver Brook Apartments                                     20,430         5,693

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

       CMSA       CMSA                                              Upfront         Monthly  Monthly Tax Monthly Insurance
ID   Loan No. Property No.          Property Name /(1)/          TI/LC ($)/ (9)/   TI/LC ($) Escrow ($)     Escrow ($)
--   -------- ------------ ------------------------------------- --------------    --------- ----------- -----------------
20      20       20-001    Renaissance Columbus
21      21       21-001    PGA Design Center
22      22       22-001    Courtyard by Marriott - Silver Spring
23      23       23-001    Bristol Place Apartments                                            68,014         17,165
24      24       24-001    1500 Mittel Blvd
25      25       25-001    Premium Distributors of VA
26      26       26-001    Riverview Plaza
27      27       27-001    McIntyre Square
28      28       28-001    8880 Cal Center                            350,000                  19,073          2,653
29      29       29-001    Ashford Oaks                               500,000
30      30       30-001    First Colony 24
31      31       31-001    KBS - Kensington
32      32       32-001    Shops at Malta
33      33       33-001    Chesterfield Commons 4
34      34       34-001    Hastings Ranch Plaza Shopping Center
35      35       35-001    Oaks Shopping Center                       100,000        7,000
36      36       36-001    Hilton Garden Inn - Corvallis                                        8,721          2,851
37      37       37-001    Greens Corner                                             6,667      9,585          1,985
38      38       38-001    Kingwood Office                                          20,835     24,093          3,995
39      39       39-001    Merchants Walk                               4,583        4,583     16,037          1,828
40      40       40-001    Holiday Inn - Rochester Airport                                     30,604          6,172
41      41       41-001    Arena Shops                                                         12,307          8,333
42      42       42-001    Meridian Village Shopping Center             5,278        5,278      8,603          1,583
43      43       43-001    The Shops at Rockaway                                     2,000     25,040          1,397
44      44                 B&M Development Portfolio                                           14,575          3,729
44-a             44-001    CVS
44-b             44-002    Sonterra Place II
44-c             44-003    703 US Highway 90 East
44-d             44-004    19750 State Highway 46
44-e             44-005    Rio Mambo
44-f             44-006    7990 Bandera Road
45      45       45-001    Jackson Downs
46      46       46-001    Greenway Industrial
47      47       47-001    Hartford Corporate Plaza                1,500,000 (LOC)
48      48       48-001    Richboro Shopping Center                     2,500        2,500     10,237          1,250
49      49       49-001    Village East Shopping Center                 3,333        3,333     12,572
50      50       50-001    Hunting Creek Plaza                        100,000        4,000     18,901          1,795
51      51       51-001    Grant Street Portfolio                                              11,925          5,968
52      52       52-001    Longs Drug Store Santa Monica
53      53       53-001    Chestnut Hill                                                       26,601         10,511
54      54       54-001    Scalamandre Silk Building                                           11,555          1,766
55      55       55-001    Kailua Self Storage                                                  3,031            769
56      56       56-001    Kona Self Storage                                                    1,722          1,044
57      57       57-001    Turnstone Office Park                      150,000
58      58       58-001    Tri-Tech Plaza                             250,000
59      59       59-001    Pomona Market Place                          1,667        1,667     13,030          1,511
60      60       60-001    Beltway Corporate Center                   706,904        5,000      5,016          1,412
61      61       61-001    KBS - Sabal VI
62      62       62-001    Canal Farms Shopping Center                                          3,390
63      63       63-001    2505 Steele Street

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                       Upfront       Monthly  Monthly Tax Monthly Insurance
ID    Loan No. Property No.      Property Name /(1)/       TI/LC ($)/ (9)/ TI/LC ($) Escrow ($)     Escrow ($)
--    -------- ------------ -----------------------------  --------------  --------- ----------- -----------------
64         64     64-001    Vintner's Square                                 1,800      3,609            662
65         65     65-001    Rianna II
66         66     66-001    Island Park Shopping Center
67         67     67-001    44348-44388 Old Warm Springs         250,000    12,500     14,233          1,604
                            Boulevard
68         68     68-001    Westland Plaza                         4,583     4,583     17,559            808
69         69     69-001    White Flint Storage Village                                 7,202
70         70     70-001    Castle Way Apartments                                      16,440          6,271
71         71     71-001    Clinton Commons
72         72               Rockside Road Portfolio
72-a              72-001    Rockside
72-b              72-002    Oaktree
73         73     73-001    Coppell Town Center
74         74     74-001    Exponent HR Office Building                                25,374          2,446
75         75     75-001    1125-1139 Post Road
76         76     76-001    Kimberly Clark Industrial
77         77     77-001    Village at Town Center                           3,000      7,706            786
78         78     78-001    Town and Country Center               77,000     5,995
79         79     79-001    Hilton Houston Southwest
80         80     80-001    Shops at Lincoln School                          3,500     11,645            683
81         81     81-001    75th Street Center                    80,000     3,500      7,143            653
82         82     82-001    Winchester Portfolio                 125,000     1,413     15,142            529
83         83     83-001    Axcess Center Sarasota               165,000                2,163          8,228
84         84     84-001    Centerville                          475,800                5,643            909
85         85     85-001    Suntree Square
86         86     86-001    Village at Parker II                                       11,142          2,132
87         87     87-001    The Remington at Valley Ranch
88         88     88-001    Cupertino Business Center                                  10,541          1,166
89         89     89-001    Chesapeake Center               200,000(LOC)                8,898
90         90     90-001    New Vision Office Park               100,000     4,988     16,016          1,540
91         91     91-001    Best Buy - Rancho Cucamonga
92         92     92-001    35 Enterprise Avenue
93         93     93-001    2285 Ocean Avenue
94         94     94-001    Oak Hills Medical Plaza                                    11,471
95         95     95-001    Hampton Inn & Suites - Cape
                            Coral
96         96     96-001    Harbour Pointe                       150,000               12,627
97         97     97-001    Trade Center Buildings                                      5,395
98         98     98-001    Galleria Village Shopping                                   4,633            721
                            Center
99         99     99-001    Fox Run Apartments
100       100    100-001    1840 West 49th Street                                      10,516         10,286
101       101    101-001    Danbury of Cuyahoga Falls
102       102    102-001    Comfort Inn & Suites                                        6,931          4,155
                            University Square
103       103    103-001    One Mifflin Place
104       104    104-001    Pyramid Building                                 4,240      7,005            628
105       105               Al Shaw Mini Pool
105-a            105-001    Vinyard Pointe Retail
105-b            105-002    2024 & 2028 Opportunity Drive
105-c            105-003    1009 Enterprise Way
106       106    106-001    3355 El Segundo Boulevard
107       107    107-001    Hyland Hills Shopping Center
108       108    108-001    Millersville Storage Village                                6,351

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                             Upfront
        CMSA       CMSA                                       TI/LC      Monthly  Monthly Tax Monthly Insurance
ID    Loan No. Property No.      Property Name /(1)/        ($)/ (9)/   TI/LC ($) Escrow ($)     Escrow ($)
--    -------- ------------ ------------------------------ --------     --------- ----------- -----------------
109       109    109-001    Skyline Apartments
110       110    110-001    Airport Commercial Complex
111       111    111-001    Clear Creek Plaza
112       112    112-001    2300 Grand Concourse                                     9,300          3,501
113       113    113-001    Sinking Springs Plaza                         1,300     11,001          1,466
114       114    114-001    26090 Ynez Road Industrial     353,000        6,372      8,979
                                                                  (LOC)
115       115    115-001    Sackett Industrial Center                     1,797      6,193          2,910
116       116    116-001    100 East Graham Industrial
117       117    117-001    Oak Brook Office Building      200,000                   7,301            468
                                                                  (LOC)
118       118    118-001    Shasta Executive Plaza                        4,779      5,842            928
119       119    119-001    Shadeland South Business Park                            7,382          2,438
120       120    120-001    Five Points Plaza
121       121    121-001    1200 First Colonial Road                                 1,799            483
122       122    122-001    1201 First Colonial Road                                 2,194            786
123       123    123-001    Country Hills Drive                           3,000      7,896          1,000
124       124    124-001    1210 Sherman Avenue                                      5,932          2,610
125       125    125-001    Manassas Junction Shopping
                            Center
126       126    126-001    MSC Industrial Building
127       127    127-001    Old Stone Apartments                                     2,917          1,737
128       128    128-001    Austell Plaza                  200,000                   4,575          1,219
129       129    129-001    Homewood Suites - Longview, TX                           9,285          2,268
130       130    130-001    Residence Inn San Antonio
131       131    131-001    Lynmarie Apartments                                      8,296          2,326
132       132    132-001    Smarthealth Facility                                     8,955
133       133    133-001    Stutson Bridge Plaza                          4,167     11,387          1,801
134       134    134-001    Ridge Hudson Plaza                            4,167     12,074          2,350
135       135    135-001    Iron Mountain                  100,000                  10,667          2,009
136       136    136-001    Park Center III & IV                                     6,666          1,238
137       137    137-001    2765 Kingsbridge Terrace                                 8,153          2,918
138       138    138-001    Greenbriar Medical Office      250,000
                            Building
139       139    139-001    Captain's Self Storage                                   3,830          1,089
140       140    140-001    Spring Mill Manor
141       141    141-001    5514 Grape Road
142       142    142-001    Briarwick Apartments                                     4,267          1,813
143       143    143-001    Southern Oaks                                            6,621          8,635
144       144    144-001    Monroe Building                                          7,016
145       145    145-001    Redwood Royale Apartments                                4,841          1,634
146       146    146-001    3371-3373 Decatur Avenue                                 7,217          2,588
147       147    147-001    Cottage Grove Plaza            100,000                  10,240
148       148    148-001    Midtown Business Center         60,000        5,000      7,083          3,149
149       149               Richardson                                               2,441          2,249
149-a            149-001    Delaware/Pennsylvania Garden
                            Centers
149-b            149-002    351 Wilmington - West Chester
                            Pike
149-c            149-003    646 Yorklyn Road
150       150               Waymore Storage Portfolio                                5,560          1,380
150-a            150-001    Bell Street Storage
150-b            150-002    34th Street
151       151    151-001    Emerald Pointe Garden Senior                             9,197          1,370
                            Apartments
152       152    152-001    Arbor Lane Apartments                                    3,650
153       153    153-001    Elliston Place                                           6,181            347

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA       CMSA                                       Upfront       Monthly  Monthly Tax Monthly Insurance
ID  Loan No. Property No.      Property Name /(1)/       TI/LC ($)/ (9)/ TI/LC ($) Escrow ($)     Escrow ($)
--  -------- ------------ ------------------------------ --------------  --------- ----------- -----------------
154     154    154-001    Harbourside Centre                                          3,642            525
155     155    155-001    1344 University Avenue                                      2,073          2,073
156     156    156-001    Prairie View Apartments                                     3,527          1,846
157     157    157-001    Eaton University Industrial
                          Park
158     158    158-001    115 West Street                        2,600     2,600      3,110
159     159    159-001    USGS Building
160     160    160-001    Pico Rivera Industrial               378,750
                          Building
161     161    161-001    Pacific Plaza Retail Center          165,000       823      5,519          1,425
162     162    162-001    Glenview Estates Townhomes
163     163    163-001    2264 Creston Avenue                                         5,833          2,514
164     164    164-001    7930 South Loop 289                              1,235      2,005            869
165     165    165-001    Walgreens Kennesaw
166     166    166-001    Walgreen's Hamilton Township
167     167    167-001    Province Shopping Center                         1,065      1,829            604
168     168    168-001    2773-2779 Briggs Avenue                                     5,420          1,798
169     169    169-001    Paradise Valley Baptist                                     7,802          2,984
170     170    170-001    Indio Industrial Building
171     171    171-001    Cryden Industrial Building           275,000                4,172          1,208
172     172    172-001    Lincoln Court Medical Office                                4,426            426
173     173    173-001    1111 East Lake Street                                      15,064            541
174     174    174-001    13539 Freeway Drive Industrial  358,000(LOC)                4,054            665
175     175    175-001    Academy Sports - Houston, TX
176     176    176-001    Cosner's Corner - Panera Bread                                319            589
177     177    177-001    Colleyville Square                                          7,354            983
178     178    178-001    Gardenbrook Apartments                                      4,557          1,529
179     179    179-001    Landover Storage Village                                    3,485
180     180    180-001    Cordata Place Shopping Center                               2,829          1,040
181     181    181-001    Stewart Road & 89th Street                                  5,739          3,150
182     182    182-001    Plaza West Office Building                       3,157      3,836          1,608
183     183    183-001    Glenwood Springs Retail                                     2,399            348
184     184    184-001    Three Star Center                                1,500      4,958            269
185     185    185-001    Cloverdale Heights Apartments                               2,698          2,437
186     186    186-001    Tree Tops Villas & Tower
                          Village Apartments
187     187    187-001    Sierra Business Center
188     188    188-001    Hermosa Professional Building
189     189    189-001    Twinbrook Post Office                                       3,000            296
190     190    190-001    551 Marshall Phelps Road                                    4,289            917
191     191    191-001    356-374 South Milpitas                           1,215      2,395
                          Boulevard
192     192    192-001    New Seasons Market
193     193    193-001    Canyon Road Retail                                          2,668            326
194     194    194-001    Big Tex Storage - Houston, TX                               5,452            637
195     195    195-001    Storage Solutions                                           7,351            360
196     196    196-001    Rosemount Business Center
197     197    197-001    AAA All American Self Storage
198     198    198-001    American Eagle Mini Storage                                 3,750          1,079
199     199    199-001    Office Depot - Dallas
200     200    200-001    Savers Retail
201     201    201-001    16062 Southwest Freeway                                     1,343            441
202     202    202-001    Vanowen Center Mixed Use
203     203    203-001    1221 Innsbruck Drive -                                      1,686
                          Sunnyvale

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

        CMSA       CMSA                                       Upfront       Monthly  Monthly Tax Monthly Insurance
ID    Loan No. Property No.      Property Name /(1)/       TI/LC ($)/ (9)/ TI/LC ($) Escrow ($)     Escrow ($)
--    -------- ------------ ------------------------------ --------------  --------- ----------- -----------------
204       204    204-001    Bradford Place                     17,000        2,667      3,595            129
205       205    205-001    Comerica Bank
206       206    206-001    The Washington Mutual Building
207       207    207-001    Mills Ridge Apartments -                                      346            614
                            Brookings
208       208    208-001    Shoppes on the Parkway                           2,500      3,217            359
209       209    209-001    902 Columbia Avenue                                         2,991            373
210       210    210-001    Storage Village -                                           2,461            864
                            Fayetteville, GA
211       211    211-001    Bent Tree Midway Plaza
212       212    212-001    North Port Storage - North                                  3,882          1,376
                            Port, FL
213       213    213-001    Eckerd Drugs - Manlius, NY          6,250
214       214    214-001    Lock N Key - Garland
215       215    215-001    3520 Lake Avenue, Wilmette, IL                              3,050
216       216    216-001    10535 Wilcrest                                   1,900      3,061          2,089
217       217    217-001    CiCi's Pizza Center - Tomball                               3,913
                            TX
218       218    218-001    Railroad Emporium                                  727      1,871          3,967
219       219    219-001    Fox Hollow                                                  4,831          1,769
220       220    220-001    Whittier Woods Apartments                                   1,600          1,145
221       221    221-001    Harbor Place Offices                                        2,271            308
222       222    222-001    Giaconda Corporate Center                        1,495      5,865            219
223       223    223-001    2406 Woodmere Drive
224       224    224-001    Exclusive Windows                                           1,872            329
225       225    225-001    Stor It! Self Storage                                       5,133            940
226       226    226-001    Tractor Supply Company -                                      326
                            Mission TX
227       227    227-001    Wedgewood Shopping Center          75,000        1,356      5,634            465
228       228    228-001    16130 Stagg Street Industrial                               1,218            184
229       229    229-001    Kingman Town Center                                         1,442            198
230       230    230-001    503-523 W. Washington Blvd.                                 1,518
231       231    231-001    Asp Street Investments                           1,859      1,241
232       232    232-001    Lock N Key - North Buckner
233       233    233-001    West End Shopping Center           65,000        1,155      4,033            293
234       234    234-001    Heidner Plaza Shopping Center                      632        902             93
235       235    235-001    Truxel Road 4170                      739          738      1,654            236
236       236    236-001    Rite Aid - Las Vegas, NV
237       237    237-001    Chula Vista Self Storage
                            Ground Lease
238       238    238-001    Rite Aid - Okemos
239       239    239-001    Maple Tree Plaza Shoppes                                    2,377
240       240               McGrath's Fish House Portfolio                   1,000
240-a            240-001    McGrath's Fish House Eugene
240-b            240-002    McGrath's Fish House Corvallis
241       241    241-001    4263-4287 Mission Blvd
242       242    242-001    Gateway Executive Center
243       243    243-001    27756 Avenue Hopkins                                        1,428            193
244       244    244-001    1118-1122 Washington Avenue         1,700        1,700      1,028            818
245       245    245-001    Village Shopping Center - PA       50,000                   2,801            256
246       246    246-001    1148 & 1156 W. Valencia                                       433            383
247       247    247-001    Village at the Oaks                                         1,096
248       248    248-001    Advance Auto - Marquette
249       249    249-001    Dominion Convenience Center
                            Woodbridge
250       250    250-001    Western Dental - Lancaster
251       251    251-001    465 South Denton Tap Road                                   3,330            422
252       252    252-001    Forest Lake 18 Plex Apartment                               1,035
                            Building
253       253    253-001    17th and State St. - Shops                                  2,055
254       254    254-001    8735 Bollman Place
255       255    255-001    990 Holcomb Bridge Road                                     1,090            155
256       256    256-001    6408 Stellhorn Road
257       257    257-001    52 South Main Street                                          918            150
258       258    258-001    3420-8 Boston Road                                 500      4,994            850
259       259    259-001    4122 W Venus Way
260       260    260-001    Thunderbird Retail Plaza                                      773            866
261       261    261-001    Grand Avenue Retail                                         1,616            166

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

    CMSA                                      Upfront
    Loan     CMSA                         Other Escrow ($)    Other Escrow     Environmental Engineering
ID  No.  Property No. Property Name /(1)/      /(9)/        Description /(9)/   Report Date  Report Date   Sponsor /(10)/
--  ---- ------------ ------------------- ---------------- ------------------- ------------- ----------- -------------------
 1   1                Beacon Seattle &                     Springing Ground      Various      Various    Beacon Capital
                      DC Portfolio                         Rent Reserve                                  Partners, LLC,
                                                                                                         Beacon Capital
                                                                                                         Strategic Partners
                                                                                                         V, L.P.
1-a         1-001     Market Square                                             1/23/2007    1/11/2007
1-b         1-002     Polk & Taylor                                             1/10/2007    1/19/2007
1-c         1-003     Wells Fargo Center                                        2/28/2007    1/26/2007
1-d         1-004     Lafayette Center                                           1/9/2007    1/16/2007
1-e         1-005     Booz Allen                                                1/16/2007    1/18/2007
                      Complex
1-f         1-006     Key Center                                                2/28/2007    1/19/2007
1-g         1-007     Sunset North                                              1/17/2007    1/21/2007
1-h         1-008     City Center                                               1/17/2007    1/16/2007
                      Bellevue
1-i         1-009     Plaza Center                                              2/28/2007    1/22/2007
1-j         1-010     1616 North Fort                                           1/12/2007    1/19/2007
                      Myer Drive
1-k         1-011     American Center                                           1/17/2007    1/22/2007
1-l         1-012     Eastgate Office                                            1/9/2007    1/22/2007
                      Park
1-m         1-013     Liberty Place                                             1/23/2007    1/16/2007
1-n         1-014     Lincoln Executive                                         1/15/2007    1/10/2007
                      Center
1-o         1-015     11111 Sunset Hills                                        1/16/2007    1/21/2007
                      Road
1-p         1-016     Army and Navy                                             1/22/2007     1/6/2007
                      Building
1-q         1-017     Plaza East                                                1/22/2007    1/19/2007
1-r         1-018     Reston Town                                               1/19/2007    1/22/2007
                      Center
1-s         1-019     Washington Mutual                                         1/21/2007    1/23/2007
                      Tower
1-t         1-020     1300 North                                                1/15/2007    1/22/2007
                      Seventeenth Street
 2   2      2-001     32 Sixth Avenue        6,000,000     Identified Rollover   3/9/2007    2/12/2007   Jack Rudin, Beth
                                                           Space Reserve                                 Rudin DeWoody,
                                                                                                         Eric C. Rudin,
                                                                                                         Madeline Rudin
                                                                                                         Johnson, William
                                                                                                         C. Rudin,
                                                                                                         Katherine L. Rudin
 3   3      3-001     The Mall at Prince                                        4/18/2007    4/17/2007   PREIT Associates,
                      Georges                                                                            L.P.
 4   4      4-001     Kalahari Waterpark       625,160     Seasonality          4/10/2007    3/29/2007   Todd R. Nelson,
                      Resort                               Reserve                                       Shari L. Nelson
 5   5      5-001     Airpark Business       3,600,000     Major Leasing         4/2/2007    3/27/2007   Sealy, Mark P.;
                      Center                               Events                                        Scott P. Sealy;
                                                                                                         Winthrop Realty
                                                                                                         Trust, Inc.
 6   6                Detroit Liberty          407,410     Rent Reserve          4/2/2007    3/28/2007   Doyle Security
                      Portfolio                                                                          Fund, LLC
6-a         6-001     7525 Cogswell                                              4/2/2007    3/28/2007
                      Road
6-b         6-002     6505 Cogswell                                              4/2/2007    3/28/2007
                      Road
6-c         6-003     41133 and 41199                                            4/2/2007    3/28/2007
                      Van Born
6-d         6-004     38100 Ecorse Road                                          4/2/2007    3/28/2007
 7   7      7-001     St. Andrews at                                             3/7/2007    3/15/2007   JPI Lifestyle
                      Perimeter                                                                          Apartment
                      Apartments                                                                         Communities, LP
 8   8      8-001     Post Crest                                                4/25/2007    2/22/2007   CH Realty
                      Apartments                                                                         Investors IV, L.P.;
                                                                                                         Post Apartment
                                                                                                         Homes, L.P.
 9   9      9-001     Millennium I, II, &                                       2/28/2007    3/23/2007   Brian O'Neill
                      III
10   10     10-001    Perimeter Expo                                            3/20/2007     5/1/2007   GE Pension Trust
                                                                                                         and Kimco Realty
                                                                                                         Corporation
11   11     11-001    Shops at Northern        485,540     Tax Liability        11/20/2006   11/10/2006  Forest City Ratner
                      Boulevard                            Reserve
                                                           ($188,492.47);
                                                           Ground Rent
                                                           Reserve
                                                           ($160,047.91);
                                                           Roof Reserve
                                                           ($10,000); REA
                                                           CAM Reserve
                                                           ($127,000)
12   12     12-001    Post Collier Hills                                        4/25/2007    2/21/2007   CH Realty
                      Apartments                                                                         Investors IV, L.P.;
                                                                                                         Post Apartment
                                                                                                         Homes, L.P.
13   13     13-001    Annapolis Marriott        72,168     Ground Lease Rent    3/14/2007    3/14/2007   Lodging
                      Waterfront                           Impound                                       Opportunities
                                                                                                         Fund, L.P.
14   14     14-001    One Lincoln Park       1,175,000     DSCR Shortfall       3/22/2007     4/3/2007   MV Partners
                      Apartments                           Escrow                                        Holding LLC
15   15     15-001    50 West Liberty        4,000,000     Occupancy            2/27/2007    2/27/2007   William C. White,
                      Street                               Holdback                                      Matthew T. White
16   16     16-001    KBS - 625 Second                                           1/9/2007     1/9/2007   KBS REIT
                      Street                                                                             Acquisition XI,
                                                                                                         LLC, KBS Real
                                                                                                         Estate Investment
                                                                                                         Trust, Inc., KBS
                                                                                                         Limited Partnership
17   17     17-001    KBS - Crescent                                            12/12/2006   12/12/2006  KBS Real Estate
                      Green                                                                              Investment Trust,
                                                                                                         Inc., KBS REIT
                                                                                                         Holdings LLC,
                                                                                                         KBS Limited
                                                                                                         Partnership, KBS
                                                                                                         REIT Acquisition
                                                                                                         IX, LLC
18   18     18-001    North Grand Mall                                          1/23/2007    2/13/2007   Invest Linc/GK
                                                                                                         Properties Fund I,
                                                                                                         LLC
19   19     19-001    Beaver Brook           3,000,000     Credit               4/18/2007    4/17/2007   Arnold Galman
                      Apartments                           Enhancement LOC

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

     CMSA                                      Upfront
     Loan     CMSA                         Other Escrow ($)    Other Escrow    Environmental Engineering
 ID  No.  Property No. Property Name /(1)/      /(9)/       Description /(9)/   Report Date  Report Date   Sponsor /(10)/
 --  ---- ------------ ------------------- ---------------- ------------------ ------------- ----------- -------------------
 20   20     20-001    Renaissance                                              11/17/2006   11/21/2006  JWM Family
                       Columbus                                                                          Enterprises, LP
 21   21     21-001    PGA Design Center      3,500,000     Holdback Impound    1/24/2007    1/24/2007   RCA Center II of
                                                                                                         Florida, LLC,
                                                                                                         Daniel Catalfumo
 22   22     22-001    Courtyard by                                             2/19/2007    2/26/2007   Brent Andrus,
                       Marriott - Silver                                                                 Kevin Keefer,
                       Spring                                                                            Silver Spring Hotel
                                                                                                         Associates, LLC
 23   23     23-001    Bristol Place                                            12/14/2006   12/18/2006  Allan Rose, AVR
                       Apartments                                                                        Bristol Apartments
                                                                                                         LLC
 24   24     24-001    1500 Mittel Blvd                                          3/1/2007    2/26/2007   BTI 1500 Mittel
                                                                                                         Boulevard, L.P.
 25   25     25-001    Premium                                                  10/23/2006    5/4/2007   Lone Oak Realty,
                       Distributors of VA                                                                LLC
 26   26     26-001    Riverview Plaza                                          3/19/2007    12/21/2006  Edens & Avant
                                                                                                         Properties Trust
 27   27     27-001    McIntyre Square                                          4/13/2007    4/12/2007   Ronald A.
                                                                                                         Rosenfeld, Richard
                                                                                                         A. Zappala
 28   28     28-001    8880 Cal Center        1,236,298     Master Lease        1/30/2007    1/30/2007   David Metcalf and
                                                            Escrow                                       Kim Metcalf
 29   29     29-001    Ashford Oaks                         Springing Lease     1/19/2007    1/16/2007   Kamyar Mateen
                                                            Termination                                  and Shervin
                                                            reserve                                      Mateen
 30   30     30-001    First Colony 24           29,142     Tenant Tax Escrow   3/30/2007    3/20/2007   EPT DownREIT,
                                                                                                         Inc.
 31   31     31-001    KBS - Kensington                                         3/19/2007    3/20/2007   KBS REIT
                                                                                                         Acquisition XII,
                                                                                                         LLC, KBS Real
                                                                                                         Estate Investment
                                                                                                         Trust, Inc., KBS
                                                                                                         REIT Holdings
                                                                                                         LLC, KBS Limited
                                                                                                         Partnership
 32   32     32-001    Shops at Malta         4,360,000     Credit               3/7/2007     3/6/2007   John J. Nigro,
                                                            Enhancement LOC                              Steven J. Powers
                                                            ($3,400,000), Site
                                                            Work LOC
                                                            ($600,000),
                                                            Holdback Reserve
                                                            LOC ($360,000)
 33   33     33-001    Chesterfield                                              5/1/2007     5/1/2007   Michael H.
                       Commons 4                                                                         Staenberg, E.
                                                                                                         Stanley Kroenke
 34   34     34-001    Hastings Ranch                                           3/29/2007    3/29/2007   John D. Bates,
                       Plaza Shopping                                                                    Michael L. Grannis
                       Center
 35   35     35-001    Oaks Shopping             53,200     At Siam Tenant      3/14/2007    3/14/2007   Shawn Taheri,
                       Center                               Improvement                                  Habib Zakerani
                                                            Reserve ($35,200),
                                                            At Siam Rent
                                                            Reserve ($18,000)
 36   36     36-001    Hilton Garden Inn -                                      3/27/2007     5/1/2007   William Lawson
                       Corvallis
 37   37     37-001    Greens Corner            500,000     Grandmart           1/26/2007    1/26/2007   Bin Vo, Ly Minh
                                                            Holdback                                     Tieu, Nga Tina
                                                                                                         Dang, Kyong Kay
                                                                                                         Parl
 38   38     38-001    Kingwood Office           79,212     TI Reserve           5/1/2007    3/20/2007   Paul S. Gerwin,
                                                                                                         Fred Kolber
 39   39     39-001    Merchants Walk            23,098     Ground Rents        2/13/2007     2/9/2007   Marc Solomon and
                                                                                                         David Fink
 40   40     40-001    Holiday Inn -                                             4/6/2007     4/6/2007   Chandravadan N.
                       Rochester Airport                                                                 Patel, Tarun Patwa,
                                                                                                         Vinu R. Patel
 41   41     41-001    Arena Shops              600,000     Economic            3/23/2007    8/14/2006   Irwin Tauber,
                                                            Occupancy                                    Tauber Family
                                                            Holdback                                     2001 Dynasty Trust
 42   42     42-001    Meridian Village       5,725,000     Prefunded Earnout   1/29/2007    3/24/2006   Lewis D. Seiler
                       Shopping Center                      ($5,575,000) & DS
                                                            Reserve ($150,000)
 43   43     43-001    The Shops at              46,220     Holdback Reserve    2/28/2007    2/28/2007   Jessie A. Ahn et al
                       Rockaway                             ($40,720), Road
                                                            Maintenance
                                                            Reserve ($5,500)
 44   44               B&M Development                                           4/4/2007    4/27/2007   Baumgardner,
                       Portfolio                                                                         Larry; Randall
                                                                                                         Mays
44-a         44-001    CVS                                                       4/4/2007    4/27/2007
44-b         44-002    Sonterra Place II                                         4/4/2007    4/27/2007
44-c         44-003    703 US Highway                                            4/4/2007    4/27/2007
                       90 East
44-d         44-004    19750 State                                               4/4/2007    4/27/2007
                       Highway 46
44-e         44-005    Rio Mambo                                                 4/4/2007    4/27/2007
44-f         44-006    7990 Bandera Road                                         4/4/2007    4/27/2007
 45   45     45-001    Jackson Downs                                            3/19/2007     4/5/2007   Edens & Avant
                                                                                                         Properties Trust
 46   46     46-001    Greenway                                                  3/5/2007    3/27/2007   Sherwin Jarol
                       Industrial
 47   47     47-001    Hartford Corporate                                       3/16/2007    3/19/2007   Falcon HFISA GP,
                       Plaza                                                                             LP; HFI
                                                                                                         Paxtonville, LLC;
                                                                                                         Fed. Laud Corp.;
                                                                                                         Paxtonville
                                                                                                         Corporation
 48   48     48-001    Richboro Shopping                                        3/28/2007    3/28/2007   Kenneth Balin and
                       Center                                                                            Daniel Hughes
 49   49     49-001    Village East                                             7/18/2006    7/17/2006   Richard Pachulski
                       Shopping Center                                                                   and Nathan Rubin
 50   50     50-001    Hunting Creek            538,482     Special Leasing     3/13/2007    2/14/2007   Fred Damavandi,
                       Plaza                                Reserve                                      Steven N. Rose,
                                                            ($278,730.27),                               David Rose
                                                            Environmental
                                                            Reserve
                                                            ($259,751.75)
 51   51     51-001    Grant Street           1,600,000     NCF Holdback        12/1/2006    12/4/2006   William Beck
                       Portfolio
 52   52     52-001    Longs Drug Store                                          2/2/2007     2/5/2007   Welk Real Estate,
                       Santa Monica                                                                      Inc.
 53   53     53-001    Chestnut Hill                                            4/25/2007    3/29/2007   Graeme
                                                                                                         Investments LLC et
                                                                                                         al
 54   54     54-001    Scalamandre Silk                                         1/18/2007    1/19/2007   Francis
                       Building                                                                          Greenburger and
                                                                                                         Robert Kantor
 55   55     55-001    Kailua Self Storage                                       3/7/2007     3/9/2007   Chris Vaterlaus,
                                                                                                         Timothy E. Wright,
                                                                                                         Greg Drennan,
                                                                                                         Crescendo
                                                                                                         Properties, Inc.
 56   56     56-001    Kona Self Storage                                         3/7/2007     3/9/2007   Christoff C.
                                                                                                         Vaterlaus, Gregory
                                                                                                         J. Drennan,
                                                                                                         Timothy E. Wright,
                                                                                                         Crescendo
                                                                                                         Properties, Inc.
 57   57     57-001    Turnstone Office                                         1/16/2007    1/18/2007   Donald R
                       Park                                                                              Helmholdt 2004
                                                                                                         Irravocable Trust,
                                                                                                         Mary E Helmholdt
                                                                                                         2004 irrevocable
                                                                                                         Trust
 58   58     58-001    Tri-Tech Plaza         1,304,713     Near Term            1/5/2007     1/5/2007   Gerald L. Trooien
                                                            Rollover Reserve
                                                            ($1,221,658),
                                                            Occupancy Reserve
                                                            ($83,055)
 59   59     59-001    Pomona Market                                            1/19/2007    2/12/2007   Amir Shokrian
                       Place
 60   60     60-001    Beltway Corporate        600,000     Letter of Credit    1/18/2007    1/18/2007   Daryl Alterwitz,
                       Center                               Esc.                                         Aimee Alterwitz,
                                                                                                         Larry Alterwitz,
                                                                                                         Linda Alterwitz
 61   61     61-001    KBS - Sabal VI                                           1/11/2007    1/11/2007   KBS REIT
                                                                                                         Acquisition X,
                                                                                                         LLC, KBS Real
                                                                                                         Estate Investment
                                                                                                         Trust, Inc., KBS
                                                                                                         REIT Holdings
                                                                                                         LLC
 62   62     62-001    Canal Farms                                              12/29/2006   12/29/2006  John B.
                       Shopping Center                                                                   McCorduck
 63   63     63-001    2505 Steele Street                                       2/23/2007     3/8/2007   Lone Oak Realty
                                                                                                         LLC

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA                                       Upfront
      Loan     CMSA                          Other Escrow ($)    Other Escrow     Environmental Engineering
 ID   No.  Property No. Property Name /(1)/       /(9)/        Description /(9)/   Report Date  Report Date    Sponsor /(10)/
 --   ---- ------------ -------------------- ---------------- ------------------- ------------- ----------- --------------------
 64   64     64-001     Vintner's Square                                           2/23/2007    2/21/2007   Daryl Geweke
 65   65     65-001     Rianna II                                                  3/14/2007    3/11/2007   Jasper, Donald;
                                                                                                            Donald Kline
 66   66     66-001     Island Park                                                3/16/2007    4/12/2007   Mimms, Jr., Malon
                        Shopping Center                                                                     D.; Robert C.
                                                                                                            Mimms; Davide A.
                                                                                                            Mimms
 67   67     67-001     44348-44388 Old                                            2/26/2007    2/19/2007   Stephens, Don;
                        Warm Springs                                                                        Lane Stephens
                        Boulevard
 68   68     68-001     Westland Plaza          1,000,000     Prefunded Earnout     3/2/2007    2/27/2007   Marko Burns and
                                                              Holdback                                      Bruce Shapiro
 69   69     69-001     White Flint Storage                                         3/2/2007    2/28/2007   Larry Goldberg
                        Village
 70   70     70-001     Castle Way                                                 9/26/2006    2/26/2007   Harold Rosenblum,
                        Apartments                                                                          Sean O'Brien,
                                                                                                            Woodlark Capital,
                                                                                                            LLC, Ari
                                                                                                            Rosenblum
 71   71     71-001     Clinton Commons                                            10/9/2006    2/26/2007   Fred Leopold
 72   72                Rockside Road                         Howard Hamm          2/22/2007    2/23/2007   Donald M. King
                        Portfolio                             Reserve ($12,417
                                                              Monthly)
72-a         72-001     Rockside                                                   2/22/2007    2/23/2007
72-b         72-002     Oaktree                                                    2/22/2007    2/23/2007
 73   73     73-001     Coppell Town                                               1/29/2007    1/12/2007   Inland Western
                        Center                                                                              Retail Real Estate
                                                                                                            Trust, Inc.
 74   74     74-001     Exponent HR                                                9/13/2006    2/12/2007   Lawrence Lacerte
                        Office Building                                                                     and Joyce Lacerte
 75   75     75-001     1125-1139 Post            313,038     Master lease          5/4/2006     2/9/2007   Albert J. Kleban
                        Road                                  escrow
 76   76     76-001     Kimberly Clark                        Retenanting/Debt     11/15/2006   1/31/2007   Steven Price, John
                        Industrial                            Service Impound                               Price
                                                              (All Excess Cash
                                                              Flow)
 77   77     77-001     Village at Town                                             3/3/2006     3/2/2006   Robert E. Bell,
                        Center                                                                              Mark E. Thomas
 78   78     78-001     Town and Country        1,091,000     Autozone Reserve     3/23/2007    3/26/2007   Michael R. Roess,
                        Center                                LOC ($1,080,000),                             Ann M. Roess
                                                              Ultimate Pets
                                                              Reserve ($11,000)
 79   79     79-001     Hilton Houston                                             2/14/2007     2/8/2007   Robert S. Cole
                        Southwest
 80   80     80-001     Shops at Lincoln                                            3/5/2007     3/8/2007   Duncan L.
                        School                                                                              Matteson, Jr.,
                                                                                                            James A. Blake
 81   81     81-001     75th Street Center                                          3/6/2007     3/7/2007   James W. Abbott et
                                                                                                            al
 82   82     82-001     Winchester                                                 1/22/2007    1/23/2007   Michael O'Leary,
                        Portfolio                                                                           Todd Mikles
 83   83     83-001     Axcess Center                                              1/24/2007     2/2/2007   Stephen Miley,
                        Sarasota                                                                            John Uphold
 84   84     84-001     Centerville                                                2/26/2007    2/26/2007   Jeffrey E. Lang,
                                                                                                            Jack A. Markell,
                                                                                                            John Christopher
                                                                                                            Brown, Stewart
                                                                                                            Gregory Smith
 85   85     85-001     Suntree Square                                             3/27/2007    1/15/2007   Inland Western
                                                                                                            Retail Real Estate
                                                                                                            Trust, Inc.
 86   86     86-001     Village at Parker II                                       4/18/2007    3/28/2007   Thomas Martino,
                                                                                                            Charles Wahlen
 87   87     87-001     The Remington at                                            3/2/2007     3/2/2007   Aureus Group LLC
                        Valley Ranch
 88   88     88-001     Cupertino Business                                         1/22/2007    1/31/2007   Patrick M.
                        Center                                                                              Flanagan, Darla T.
                                                                                                            Flanagan
 89   89     89-001     Chesapeake Center                                           4/4/2007    2/13/2007   Robert Tuler,
                                                                                                            Steven Golis, Scott
                                                                                                            R. Glenn, Stephen
                                                                                                            J. Brown
 90   90     90-001     New Vision Office                                          4/24/2007    4/23/2007   Renee Hicks, Tony
                        Park                                                                                Hicks
 91   91     91-001     Best Buy - Rancho                                          12/21/2006   12/20/2006  David Nearon and
                        Cucamonga                                                                           Elaine Nearon
 92   92     92-001     35 Enterprise                                              3/20/2007    3/21/2007   Hartz Mountain
                        Avenue                                                                              Industries, Inc. and
                                                                                                            Hartz Financial
                                                                                                            Corp.
 93   93     93-001     2285 Ocean                                                  1/8/2007    1/10/2007   Carlo DiMaggio
                        Avenue                                                                              and Maria
                                                                                                            DiMaggio
 94   94     94-001     Oak Hills Medical                                          3/30/2007    4/30/2007   Siegel, Dr.
                        Plaza                                                                               Bernard; Dr. Philip
                                                                                                            Dragul
 95   95     95-001     Hampton Inn &                                              2/15/2007    2/17/2007   Elmer Tabor, Greg
                        Suites - Cape Coral                                                                 Eagle, Fred
                                                                                                            Hirschovits
 96   96     96-001     Harbour Pointe            100,000     Holdback             2/20/2007    2/20/2007   William E.
                                                              Occupancy                                     Touloumis
                                                              Impound LOC
 97   97     97-001     Trade Center                                               2/26/2007    2/26/2007   Gayle Nolasco,
                        Buildings                                                                           Bob Nolasco
 98   98     98-001     Galleria Village          670,000     Holdback Reserve      3/1/2007     3/2/2007   G. Steele Dewey,
                        Shopping Center                       LOC                                           III
 99   99     99-001     Fox Run                                                     4/4/2007    4/26/2007   Yamner, Morris;
                        Apartments                                                                          David Pivnick;
                                                                                                            David
                                                                                                            Mandalbaum; Fox
                                                                                                            Run-Ledyard LLC
 100  100    100-001    1840 West 49th            748,000     Principal Reduction  2/20/2007     3/7/2007   Ashbel, Boaz A.;
                        Street                                Reserve                                       Joseph Marin; Ezra
                                                                                                            Katz; Michael
                                                                                                            Feiner
 101  101    101-001    Danbury of                                                 3/26/2007    3/26/2007   William J.
                        Cuyahoga Falls                                                                      Lemmon, Robert J.
                                                                                                            DeHoff, Theodore
                                                                                                            V. Boyd
 102  102    102-001    Comfort Inn &             300,000     Hillside             2/16/2007    2/16/2007   Second Hotel
                        Suites University                     Stabilization                                 Associates, LP,
                        Square                                Impound                                       Harold Plotnek
 103  103    103-001    One Mifflin Place                                          2/13/2007    2/12/2007   Bernard Chiu
 104  104    104-001    Pyramid Building                                            3/6/2007     3/6/2007   Lynn C. Fritz
 105  105               Al Shaw Mini Pool                                           2/9/2007     Various    Albert T. Shaw
105-a        105-001    Vinyard Pointe                                              2/9/2007     2/9/2007
                        Retail
105-b        105-002    2024 & 2028                                                 2/9/2007    2/12/2007
                        Opportunity Drive
105-c        105-003    1009 Enterprise                                             2/9/2007     2/9/2007
                        Way
 106  106    106-001    3355 El Segundo            78,000     Replacement          4/27/2007    4/17/2007   Lawrence N. Field
                        Boulevard                             Tenant Funds LOC
 107  107    107-001    Hyland Hills                                               3/29/2007    3/13/2007   Eastern Western
                        Shopping Center                                                                     Corporation
 108  108    108-001    Millersville Storage                                        3/1/2007    2/23/2007   Larry S. Goldberg
                        Village

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA                                      Upfront
      Loan     CMSA                         Other Escrow ($)    Other Escrow    Environmental Engineering
 ID   No.  Property No. Property Name /(1)/      /(9)/       Description /(9)/   Report Date  Report Date    Sponsor /(10)/
 --   ---- ------------ ------------------- ---------------- ------------------ ------------- ----------- --------------------
 109  109    109-001    Skyline Apartments                                       2/23/2007    12/28/2006  Robert T. Toth,
                                                                                                          David A. Biafora,
                                                                                                          Richard A. Biafora
 110  110    110-001    Airport                                                  1/17/2007    12/28/2006  Robert T. Toth,
                        Commercial                                                                        David A. Biafora,
                        Complex                                                                           Richard A. Biafora
 111  111    111-001    Clear Creek Plaza                                        3/29/2007     4/6/2007   Roberts, Edgar S.
 112  112    112-001    2300 Grand               591,950     MCI/J-51            9/26/2006    9/25/2006   Marilyn Finkelstein
                        Concourse                            Holdback                                     and Ilene Morgan
                                                             ($550,000) and
                                                             Violations
                                                             Holdback
                                                             ($41,950)
 113  113    113-001    Sinking Springs                                          3/23/2007    3/23/2007   Don Ginsburg
                        Plaza
 114  114    114-001    26090 Ynez Road                                          2/14/2007    2/14/2007   Seemyun Kymm,
                        Industrial                                                                        Ock Ja Kymm
 115  115    115-001    Sackett Industrial                                       3/29/2007    3/28/2007   William Sullivan
                        Center
 116  116    116-001    100 East Graham                                          8/10/2006    8/14/2006   Welk Real Estate,
                        Industrial                                                                        Inc.
 117  117    117-001    Oak Brook Office                                          1/4/2007     1/4/2007   Kianoosh Jafari
                        Building
 118  118    118-001    Shasta Executive                                         2/27/2007    2/27/2007   Harold S. Zlot,
                        Plaza                                                                             Benjamin Eisler,
                                                                                                          Allen Orwitz
 119  119    119-001    Shadeland South                                          11/27/2006   12/20/2006  David Mandel
                        Business Park
 120  120    120-001    Five Points Plaza                                        3/16/2007    3/14/2007   David J. Lisa, Peter
                                                                                                          J. Quinn, James D.
                                                                                                          Mack
 121  121    121-001    1200 First Colonial                                      3/21/2007    3/19/2007   G. Peyton Neatour
                        Road
 122  122    122-001    1201 First Colonial                                      3/21/2007    3/19/2007   G. Peyton Neatour
                        Road
 123  123    123-001    Country Hills                                            1/23/2007    1/23/2007   J. Russel Pitto,
                        Drive                                                                             Simeon Realty
                                                                                                          Partners II, LLC
 124  124    124-001    1210 Sherman             503,850     MCI/J-51            9/25/2006    9/25/2006   Marilyn Finkelstein
                        Avenue                               Holdback                                     and Ilene Morgan
                                                             ($500,000) and
                                                             Violations
                                                             Holdback ($3,850)
 125  125    125-001    Manassas Junction                                         2/9/2007       NAP      Marc F. Solomon,
                        Shopping Center                                                                   David Fink, Alan
                                                                                                          Hamerschlag, Scott
                                                                                                          Spector, Neil S.
                                                                                                          Markus
 126  126    126-001    MSC Industrial                                           11/3/2006    11/3/2006   John L.
                        Building                                                                          deBenedetti III
                                                                                                          Family Living
                                                                                                          Trust, David L.
                                                                                                          Amoroso, Pepper
                                                                                                          Associates, LP
 127  127    127-001    Old Stone              1,607,011     2x Annual Debt      3/15/2007    3/14/2007   Sean P. Coatney
                        Apartments                           Service LOC
                                                             ($822,086.64) / 3x
                                                             Shortfall LOC
                                                             ($784,924.80)
 128  128    128-001    Austell Plaza              6,250     Environmental       4/10/2007    12/20/2006  Nga Tina Dang
                                                             Impound
 129  129    129-001    Homewood Suites -                                         3/1/2007     3/1/2007   Kirit M. Patel
                        Longview, TX
 130  130    130-001    Residence Inn San                                        1/23/2007    3/20/2007   Terrapin Limited
                        Antonio                                                                           Holdings, LLC
 131  131    131-001    Lynmarie                                                 1/29/2007    1/29/2007   Paul Christensen
                        Apartments
 132  132    132-001    Smarthealth                                              2/15/2007    2/12/2007   Rhode Family
                        Facility                                                                          Trust, James and
                                                                                                          Naomi Rhode
 133  133    133-001    Stutson Bridge                                           11/8/2006    10/31/2006  Anthony
                        Plaza                                                                             Comparato
 134  134    134-001    Ridge Hudson                                             11/8/2006    10/31/2006  Anthony
                        Plaza                                                                             Comparato
 135  135    135-001    Iron Mountain                                            10/11/2005   10/11/2005  Richard Maciborski
                                                                                                          & Albert Ralph
                                                                                                          Deitsch
 136  136    136-001    Park Center III &                                        3/21/2007     3/7/2007   Schorr, Martin I.;
                        IV                                                                                Susan P. Schorr
 137  137    137-001    2765 Kingsbridge         552,950     MCI/J-51            9/25/2006    9/25/2006   Marilyn Finkelstein
                        Terrace                              Holdback                                     and Ilene Morgan
                                                             ($550,000) and
                                                             Violations
                                                             Holdback ($2,950)
 138  138    138-001    Greenbriar Medical       275,000     Future Renovation   1/15/2007    1/16/2007   John E. Shaffer,
                        Office Building                      Reserve                                      Robert E.
                                                                                                          Smietana, Melissa
                                                                                                          S. Pielet
 139  139    139-001    Captain's Self                                              NAP       3/15/2007   S. Philip Kerbis
                        Storage
 140  140    140-001    Spring Mill Manor                                        4/17/2007    4/13/2007   Zygmunt Wilf
 141  141    141-001    5514 Grape Road           63,750     Roof Replacement    3/20/2007    3/27/2007   Mullan III, Thomas
                                                                                                          F.
 142  142    142-001    Briarwick                                                   NAP       1/24/2007   Basim A Abdalla,
                        Apartments                                                                        Mike A. Abdalla
 143  143    143-001    Southern Oaks                                            2/23/2007    3/16/2007   Alejandro E.
                                                                                                          Rodriguez
 144  144    144-001    Monroe Building                                           3/5/2007    3/14/2007   Joel S. Lee
 145  145    145-001    Redwood Royale                                              NAP       3/21/2007   Russell B. Flynn
                        Apartments
 146  146    146-001    3371-3373 Decatur        410,450     MCI/J-51            9/26/2006    9/25/2006   Marilyn Finkelstein
                        Avenue                               Holdback                                     and Ilene Morgan
                                                             ($400,000) and
                                                             Violations
                                                             Holdback
                                                             ($10,450)
 147  147    147-001    Cottage Grove             25,000     Rent-Up Impound     12/30/2006   12/30/2006  Loren G Geller, EA
                        Plaza                                                                             394 Associates,
                                                                                                          LLC, Geller
                                                                                                          Properties, LLC
 148  148    148-001    Midtown Business                                         12/8/2006    12/7/2006   Sok K. Son, Mee
                        Center                                                                            Hee Son, Daniel
                                                                                                          W. Choi, Jung H.
                                                                                                          Choi
 149  149               Richardson                                                  NAP        1/8/2007   Cheryl J.
                                                                                                          Richardson, David
                                                                                                          J Richardson
149-a        149-001    Delaware/                                                   NAP        1/8/2007
                        Pennsylvania
                        Garden Centers
149-b        149-002    351 Wilmington -                                            NAP        1/8/2007
                        West Chester Pike
149-c        149-003    646 Yorklyn Road                                            NAP        1/8/2007
 150  150               Waymore Storage                                             NAP       3/22/2007   Way-More Storage
                        Portfolio                                                                         Ltd.
150-a        150-001    Bell Street Storage                                         NAP       3/22/2007
150-b        150-002    34th Street                                                 NAP       3/22/2007
 151  151    151-001    Emerald Pointe           345,000     Holback Impound -      NAP       2/15/2007   Zohrab Tazian
                        Garden Senior                        Loan Resizing
                        Apartments
 152  152    152-001    Arbor Lane                                                  NAP        4/4/2007   Bryn k DeBeikes,
                        Apartments                                                                        Richard DeBeikes
 153  153    153-001    Elliston Place           195,000     Urban Fusion        1/10/2007    1/10/2007   Dewitt Smith,
                                                             Escrow                                       Patrick Morrison

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

    CMSA                                       Upfront
    Loan     CMSA                          Other Escrow ($)    Other Escrow    Environmental Engineering
ID  No.  Property No. Property Name /(1)/       /(9)/       Description /(9)/   Report Date  Report Date    Sponsor /(10)/
--  ---- ------------ -------------------- ---------------- ------------------ ------------- ----------- ---------------------
154 154    154-001    Harbourside Centre                                        3/21/2007    3/21/2007   Hardrock
                                                                                                         Development
                                                                                                         Company, Inc.
155 155    155-001    1344 University          354,900      MCI/J-51            9/25/2006    9/25/2006   Marilyn Finkelstein
                      Avenue                                Holdback                                     and Ilene Morgan
                                                            ($350,000) and
                                                            Violations
                                                            Holdback ($4,900)
156 156    156-001    Prairie View                                              12/13/2006   12/14/2006  Cascade Holdings
                      Apartments                                                                         LLC
157 157    157-001    Eaton University                                           3/7/2007    3/27/2007   Margaret M
                      Industrial Park                                                                    Livadas, Kenneth
                                                                                                         G Livadas
158 158    158-001    115 West Street                                            3/8/2007    3/16/2007   Dunn, Eric; Craig
                                                                                                         Dunn
159 159    159-001    USGS Building                                             3/27/2007    3/28/2007   Roy Farrow,
                                                                                                         Madalena Farrow
160 160    160-001    Pico Rivera                                               1/26/2007    1/10/2007   Lee Duc Nguyen
                      Industrial Building
161 161    161-001    Pacific Plaza Retail                                         NAP        2/2/2007   Elizabeth Lewis,
                      Center                                                                             Josepth Lewis
162 162    162-001    Glenview Estates                                          4/11/2007    4/12/2007   Barry, Michael
                      Townhomes
163 163    163-001    2264 Creston             517,550      MCI/J-51            9/27/2006    9/25/2006   Marilyn Finkelstein
                      Avenue                                Holdback                                     and Ilene Morgan
                                                            ($500,000) and
                                                            Violations
                                                            Holdback
                                                            ($17,550)
164 164    164-001    7930 South Loop          715,000      Occupancy Reserve   4/17/2007    4/19/2007   Andrews, G.
                      289                                                                                Randall; Robert G.
                                                                                                         Muzyka, Jr.
165 165    165-001    Walgreens                 37,308      General Impound        NAP       3/13/2007   Clinton Lyn Lott,
                      Kennesaw                                                                           Larry Lotts, Lotts
                                                                                                         Investments, LLC
166 166    166-001    Walgreen's                                                12/18/2006   12/21/2006  Peter Hanson and
                      Hamilton                                                                           Lewis Kerman
                      Township
167 167    167-001    Province Shopping         60,000      Tenant Occupancy       NAP        1/3/2007   Molly Dowd,
                      Center                                Impound                                      Margaret Rose
                                                                                                         Duggan
168 168    168-001    2773-2779 Briggs         383,650      MCI/J-51            9/25/2006    9/25/2006   Marilyn Finkelstein
                      Avenue                                Holdback                                     and Ilene Morgan
                                                            ($375,000) and
                                                            Violations
                                                            Holdback ($8,650)
169 169    169-001    Paradise Valley                                           12/8/2006    12/8/2006   William M. Moore
                      Baptist
170 170    170-001    Indio Industrial                                          2/21/2007     3/9/2007   Lone Oak Realty
                      Building                                                                           LLC
171 171    171-001    Cryden Industrial        400,000      Designated TI LOC    3/5/2007     2/5/2007   Harvey B. Maisel,
                      Building                                                                           H Mark Rabin,
                                                                                                         Harvey B. Maisel
                                                                                                         Trust II
172 172    172-001    Lincoln Court                                             3/15/2007    3/14/2007   Leon Khoury, Isam
                      Medical Office                                                                     Khoury
173 173    173-001    1111 East Lake                                            2/28/2007    2/27/2007   Amin, Archit;
                      Street                                                                             Deepak Amin
174 174    174-001    13539 Freeway                                                NAP       2/15/2007   Ock Ja Kymm, See
                      Drive Industrial                                                                   Myun Kymm
175 175    175-001    Academy Sports -                                             NAP        3/5/2007   John McManus,
                      Houston, TX                                                                        Mike Barry, Tom
                                                                                                         White
176 176    176-001    Cosner's Corner -                                         1/31/2007    1/31/2007   Greg Lantier,
                      Panera Bread                                                                       Suzanne Lantier,
                                                                                                         Adam Lantier
177 177    177-001    Colleyville Square                                        3/19/2007    3/19/2007   Phillip B. Malik, Jr.
                                                                                                         et al
178 178    178-001    Gardenbrook                                                  NAP       1/26/2007   Paul Christensen
                      Apartments
179 179    179-001    Landover Storage                                           3/1/2007     3/1/2007   Larry Goldberg
                      Village
180 180    180-001    Cordata Place            100,000      Holdback            2/14/2007     2/9/2007   Robert McConchie,
                      Shopping Center                                                                    Sherman Bronsink
181 181    181-001    Stewart Road &                                               NAP       1/22/2007   Ricky Jenkins
                      89th Street
182 182    182-001    Plaza West Office                                            NAP        3/9/2007   Freedom 4 Real
                      Building                                                                           Estate, Ltd. et al
183 183    183-001    Glenwood Springs                                             NAP        4/2/2007   Jeffrey Garelick,
                      Retail                                                                             Marius Sanger
184 184    184-001    Three Star Center                                         2/27/2007    2/27/2007   Lac Du, Susan T.
                                                                                                         Lee
185 185    185-001    Cloverdale Heights                                           NAP       1/24/2007   Basim A Abdalla,
                      Apartments                                                                         Mike A. Abdalla
186 186    186-001    Tree Tops Villas &                                        3/26/2007     4/5/2007   Tilghman, Elaine
                      Tower Village
                      Apartments
187 187    187-001    Sierra Business                                              NAP       2/12/2007   William
                      Center                                                                             Kirkpatrick, Robert
                                                                                                         (Bob) Spence,
                                                                                                         Douglas Sutherland
188 188    188-001    Hermosa                                                      NAP       2/23/2007   Toni C Farr, John
                      Professional                                                                       D Bates, Claude E.
                      Building                                                                           (Rick) Farr Jr. ,
                                                                                                         Michael L.
                                                                                                         Grannis, Diana
                                                                                                         Grannis, Judith
                                                                                                         Bates
189 189    189-001    Twinbrook Post           253,434      Tax LOC Holdback    1/29/2007    1/29/2007   Harvey Maisel and
                      Office                                ($250,000); Condo                            John Mayer
                                                            Fees ($3,433.58)
190 190    190-001    551 Marshall                                              3/29/2007    4/12/2007   DeMattia, John
                      Phelps Road
191 191    191-001    356-374 South                                             4/11/2007    4/10/2007   David Dollinger
                      Milpitas Boulevard
192 192    192-001    New Seasons                                               3/22/2007    3/22/2007   Theodore Urban,
                      Market                                                                             David Malcolm,
                                                                                                         James LaRocca
193 193    193-001    Canyon Road                                               3/25/2007    3/26/2007   Selden, Jim; Carrie
                      Retail                                                                             Selden; Stephanie
                                                                                                         Stephens; Mark
                                                                                                         Stephens; Roni
                                                                                                         Peterson
194 194    194-001    Big Tex Storage -                                            NAP       2/21/2007   Bobby Grover
                      Houston, TX
195 195    195-001    Storage Solutions                                            NAP       1/30/2007   Chris A Rudel
196 196    196-001    Rosemount                                                    NAP        2/5/2007   Michael S Dorn,
                      Business Center                                                                    Mark R Hebert
197 197    197-001    AAA All American                                             NAP        2/9/2007   Jeff Gossett
                      Self Storage
198 198    198-001    American Eagle                                               NAP       2/26/2007   Kirjah K. Amantea
                      Mini Storage
199 199    199-001    Office Depot -                        Ground Lease        2/28/2007    3/16/2007   Hampshire Legacy
                      Dallas                                Escrow (Springing)                           Fund, Jon Hanson
                                                                                                         and Peter Hanson
200 200    200-001    Savers Retail                         Major Tenant        4/21/2007    4/21/2007   Robert Weyers,
                                                            Escrow (Springing)                           Jeffery Weyers,
                                                                                                         Paul Klister,
                                                                                                         Stephen Winter,
                                                                                                         Teresa Winter
201 201    201-001    16062 Southwest                                            2/9/2007     2/8/2007   Greenberg, Gary
                      Freeway
202 202    202-001    Vanowen Center           237,500      Environmental        2/7/2007     2/6/2007   Gerald J Visconti,
                      Mixed Use                             Impound                                      Jr.
203 203    203-001    1221 Innsbruck                                            4/13/2007    3/26/2007   David Dollinger
                      Drive - Sunnyvale

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

      CMSA                                       Upfront
      Loan     CMSA                          Other Escrow ($)   Other Escrow    Environmental Engineering
 ID   No.  Property No. Property Name /(1)/       /(9)/       Description /(9)/  Report Date  Report Date    Sponsor /(10)/
 --   ---- ------------ -------------------- ---------------- ----------------  ------------- ----------- --------------------
 204  204    204-001    Bradford Place                                           12/20/2006   10/25/2006  Samuel E. Coryell,
                                                                                                          Carol W. Coryell
 205  205    205-001    Comerica Bank              5,000      Holdback for       10/27/2006               William T.
                                                              completed ALTA                              McGregor
                                                              survey
 206  206    206-001    The Washington                                           2/23/2007    2/19/2007   Stephen Lazovitz
                        Mutual Building
 207  207    207-001    Mills Ridge                                                 NAP       3/21/2007   Mary Lou Mills,
                        Apartments -                                                                      Harvey E Mills,
                        Brookings                                                                         H.E. and Mary Lou
                                                                                                          Mills Family
                                                                                                          Limited Partnership
 208  208    208-001    Shoppes on the                                           3/14/2007    3/15/2007   Cunningham,
                        Parkway                                                                           James
 209  209    209-001    902 Columbia                                              3/8/2007     3/8/2007   Magnon, Ray;
                        Avenue                                                                            Galen E. Rogers
 210  210    210-001    Storage Village -                                           NAP       1/31/2007   William D
                        Fayetteville, GA                                                                  Landrum
 211  211    211-001    Bent Tree Midway                                         2/20/2007    2/19/2007   Sabre Realty
                        Plaza                                                                             Management, Inc.
 212  212    212-001    North Port Storage                                          NAP        2/9/2007   Michael J Mele,
                        - North Port, FL                                                                  Michael A Mele,
                                                                                                          Timothy B
                                                                                                          Johnson, John J
                                                                                                          Crotty
 213  213    213-001    Eckerd Drugs -                                              NAP       1/23/2007   Anthony A.
                        Manlius, NY                                                                       Shalom
 214  214    214-001    Lock N Key -                                             4/11/2007    4/11/2007   John L. Hendry III
                        Garland
 215  215    215-001    3520 Lake Avenue,                                           NAP       3/12/2007   Morris Silverman,
                        Wilmette, IL                                                                      Jeffrey Silverman
 216  216    216-001    10535 Wilcrest                                           3/12/2007    3/12/2007   Ayoob,
                                                                                                          Mohammad H.;
                                                                                                          Haji A. Wahid
 217  217    217-001    CiCi's Pizza Center                                       4/5/2007    1/10/2007   Jeff Stallones
                        - Tomball TX
 218  218    218-001    Railroad Emporium                                           NAP       3/26/2007   Frederick Bertel,
                                                                                                          Rex E Weimer,
                                                                                                          Charles H Wahlen
 219  219    219-001    Fox Hollow                                               3/15/2007    3/13/2007   Kohn, James;
                                                                                                          Bernard Nebenzahl
 220  220    220-001    Whittier Woods                                           3/26/2007    3/27/2007   Yates, Gregory H.;
                        Apartments                                                                        Kathryn J. Yates
 221  221    221-001    Harbor Place                                              3/7/2007     3/7/2007   Bruce Steel
                        Offices
 222  222    222-001    Giaconda                                                    NAP       3/30/2007   Randy M Kirshner,
                        Corporate Center                                                                  James Orr,
                                                                                                          Castlerock
                                                                                                          Investments LLC
 223  223    223-001    2406 Woodmere                                            1/10/2007    1/11/2007   Elmhurst
                        Drive                                                                             Corporation
 224  224    224-001    Exclusive                                                   NAP        2/5/2007   Thomas A Lavins
                        Windows
 225  225    225-001    Stor It! Self                                               NAP       2/21/2007   Ricky Jenkins
                        Storage
 226  226    226-001    Tractor Supply                                              NAP       2/20/2007   Suzanne
                        Company - Mission                                                                 Martinovich
                        TX
 227  227    227-001    Wedgewood                                                2/20/2007    1/29/2007   Peter DePaul
                        Shopping Center
 228  228    228-001    16130 Stagg Street                    Debt Service          NAP       2/13/2007   Dean Daily II and
                        Industrial                            Reserve Impound                             Trusts, Charles
                                                              (Springing) and                             Daily and Trusts
                                                              Minimum Account
                                                              Balance Impound
                                                              (Springing)
 229  229    229-001    Kingman Town                                                NAP       3/16/2007   Jason Gisi, Elio S.
                        Center                                                                            Khalife
 230  230    230-001    503-523 W.                                                  NAP       12/20/2006  Doris Schaffer,
                        Washington Blvd.                                                                  Linda Schaffer,
                                                                                                          Clifford L.
                                                                                                          Schaffer, Robert L.
                                                                                                          Schaffer
 231  231    231-001    Asp Street                23,000      Rent Up Impound       NAP        2/7/2007   Harold Rainey
                        Investments                                                                       Powell, Michael T
                                                                                                          Casey, Lisa Powell
                                                                                                          Hunt
 232  232    232-001    Lock N Key -                                             4/11/2007    4/11/2007   John L. Hendry III
                        North Buckner
 233  233    233-001    West End                                                    NAP       1/29/2007   Peter DePaul
                        Shopping Center
 234  234    234-001    Heidner Plaza                                            3/13/2007    10/12/2006  Rick Heidner
                        Shopping Center
 235  235    235-001    Truxel Road 4170                                            NAP       2/16/2007   Inna Shturman,
                                                                                                          Aleksandr
                                                                                                          Shturman
 236  236    236-001    Rite Aid - Las                                              NAP       1/24/2007   Riva Weissbrot,
                        Vegas, NV                                                                         Joseph Weissbrot
 237  237    237-001    Chula Vista Self                                            NAP          NAP      David L Malcolm
                        Storage Ground
                        Lease
 238  238    238-001    Rite Aid - Okemos                                           NAP       3/13/2007   Mark Messersmith
 239  239    239-001    Maple Tree Plaza                                         1/10/2007     2/8/2007   Robert W. Nahas,
                        Shoppes                                                                           The Glenbrook
                                                                                                          Company
 240  240               McGrath's Fish                                           3/13/2007    3/15/2007   Smith, Clarke A.;
                        House Portfolio                                                                   Ervin E. Yoder, Jr.;
                                                                                                          Randell Joy Yoder;
                                                                                                          Caroline Power
                                                                                                          Kindrish;
                                                                                                          Alexander M.
                                                                                                          Power
240-a        240-001    McGrath's Fish                                           3/13/2007    3/15/2007
                        House Eugene
240-b        240-002    McGrath's Fish                                           3/13/2007    3/15/2007
                        House Corvallis
 241  241    241-001    4263-4287 Mission                                           NAP        1/9/2007   Ron Fletcher
                        Blvd
 242  242    242-001    Gateway Executive                                           NAP       2/26/2007   Kimberly Weigel-
                        Center                                                                            Marsh, Michael
                                                                                                          Marsh
 243  243    243-001    27756 Avenue                                              3/7/2007     3/7/2007   Richard Held,
                        Hopkins                                                                           Gilbert Epstein,
                                                                                                          James Orr
 244  244    244-001    1118-1122                                                 3/8/2007     3/7/2007   Elliott, Donald;
                        Washington                                                                        George Ahern
                        Avenue
 245  245    245-001    Village Shopping                                         2/20/2007    1/31/2007   Peter DePaul
                        Center - PA
 246  246    246-001    1148 & 1156 W.                                              NAP       3/21/2007   Amanjit Kler,
                        Valencia                                                                          Swaranjit Nijjar
 247  247    247-001    Village at the Oaks                                         NAP        3/1/2007   David Dollinger
 248  248    248-001    Advance Auto -                                              NAP        4/4/2007   Peter Parras
                        Marquette
 249  249    249-001    Dominion                              Environmental      4/11/2007    4/10/2007   Bruce S. Cook
                        Convenience                           Reserve
                        Center Woodbridge                     (Springing)
 250  250    250-001    Western Dental -          36,816      Occupancy             NAP       3/23/2007   Tanner G. Tingey,
                        Lancaster                             Holdback                                    James M. Frager,
                                                                                                          Sean Pope, Neil
                                                                                                          Angelillo
 251  251    251-001    465 South Denton                                         3/16/2007    3/15/2007   Albrecht, Keith
                        Tap Road
 252  252    252-001    Forest Lake 18                                              NAP       2/22/2007   Brenda Kaeding,
                        Plex Apartment                                                                    Edward Kaeding
                        Building
 253  253    253-001    17th and State St. -                                        NAP        2/8/2007   Robert W. Nahas,
                        Shops                                                                             The Glenbrook
                                                                                                          Company
 254  254    254-001    8735 Bollman                                             3/28/2007    3/28/2007   Hohman, Robert
                        Place
 255  255    255-001    990 Holcomb                                                 NAP       3/20/2007   Michael
                        Bridge Road                                                                       Mamaghani
 256  256    256-001    6408 Stellhorn                                            3/5/2007     3/2/2007   Tucker, James;
                        Road                                                                              Karen Tucker
 257  257    257-001    52 South Main                                            3/16/2007    3/19/2007   McCune, Mark T.;
                        Street                                                                            Les Birbaum;
                                                                                                          James W. Mohr, Jr.
 258  258    258-001    3420-8 Boston                         Debt Service          NAP       12/28/2006  Ki C Lee
                        Road                                  (Springing)
 259  259    259-001    4122 W Venus                                                NAP       2/28/2007   Nazirudin Hirani
                        Way
 260  260    260-001    Thunderbird Retail                                          NAP       2/28/2007   Yousef Farahnik,
                        Plaza                                                                             John Rastegar
 261  261    261-001    Grand Avenue                                                NAP       2/28/2007   Yousef Farahnik,
                        Retail                                                                            John F Rastegar

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                             Mortgage                               % of                  % of Applicable             General
        CMSA       CMSA        Loan                             Initial Pool  Loan Group    Loan Group       # of     Property
ID    Loan No. Property No. Seller (2) Property Name (1)          Balance    (One or Two)     Balance     Properties    Type
--    -------- ------------ ---------- ------------------------ ------------ ------------ --------------- ---------- -----------
  7       7        7-001      PCF II   St. Andrews at Perimeter     1.7%          2            13.8%          1      Multifamily
                                         Apartments
  8       8        8-001      PCF II   Post Crest Apartments        1.4%          2            11.2%          1      Multifamily
 12      12       12-001      PCF II   Post Collier Hills           1.2%          2             9.6%          1      Multifamily
                                         Apartments
 14      14       14-001       NLIC    One Lincoln Park             1.1%          2             8.7%          1      Multifamily
                                         Apartments
 19      19       19-001       PMCF    Beaver Brook                 0.9%          2             7.5%          1      Multifamily
                                         Apartments

 23      23       23-001       WFB     Bristol Place Apartments     0.8%          2             6.5%          1      Multifamily
 51      51       51-001       PMCF    Grant Street Portfolio       0.4%          2             3.2%          1      Multifamily
 53      53       53-001       PMCF    Chestnut Hill                0.4%          2             3.0%          1      Multifamily
 65      65       65-001      PCF II   Rianna II                    0.3%          2             2.6%          1      Multifamily
 70      70       70-001      BSCMI    Castle Way Apartments        0.3%          2             2.5%          1      Multifamily

 87      87       87-001       PMCF    The Remington at Valley      0.3%          2             2.1%          1      Multifamily
                                         Ranch
 93      93       93-001      BSCMI    2285 Ocean Avenue            0.2%          2             1.9%          1      Multifamily
 99      99       99-001      PCF II   Fox Run Apartments           0.2%          2             1.9%          1      Multifamily
101     101      101-001       NLIC    Danbury of Cuyahoga          0.2%          2             1.8%          1      Multifamily
                                         Falls
112     112      112-001      BSCMI    2300 Grand Concourse         0.2%          2             1.6%          1        Mixed Use

124     124      124-001      BSCMI    1210 Sherman Avenue          0.2%          1             0.2%          1        Mixed Use
127     127      127-001       NLIC    Old Stone Apartments         0.2%          2             1.4%          1      Multifamily
131     131      131-001       WFB     Lynmarie Apartments          0.2%          2             1.3%          1      Multifamily
137     137      137-001      BSCMI    2765 Kingsbridge             0.2%          2             1.3%          1      Multifamily
                                         Terrace
140     140      140-001       PMCF    Spring Mill Manor            0.2%          2             1.2%          1      Multifamily

142     142      142-001       WFB     Briarwick Apartments         0.2%          2             1.2%          1      Multifamily
143     143      143-001       PMCF    Southern Oaks                0.1%          2             1.2%          1      Multifamily
145     145      145-001       WFB     Redwood Royale               0.1%          2             1.1%          1      Multifamily
                                         Apartments
146     146      146-001      BSCMI    3371-3373 Decatur            0.1%          2             1.1%          1        Mixed Use
                                         Avenue
151     151      151-001       WFB     Emerald Pointe Garden        0.1%          2             1.0%          1      Multifamily
                                         Senior Apartments

152     152      152-001       WFB     Arbor Lane Apartments        0.1%          2             1.0%          1      Multifamily
155     155      155-001      BSCMI    1344 University Avenue       0.1%          2             1.0%          1      Multifamily
156     156      156-001       PMCF    Prairie View Apartments      0.1%          2             1.0%          1      Multifamily
162     162      162-001      PCF II   Glenview Estates             0.1%          2             0.9%          1      Multifamily
                                         Townhomes
163     163      163-001      BSCMI    2264 Creston Avenue          0.1%          2             0.9%          1      Multifamily

168     168      168-001      BSCMI    2773-2779 Briggs             0.1%          2             0.9%          1      Multifamily
                                         Avenue
169     169      169-001       PMCF    Paradise Valley Baptist      0.1%          2             0.9%          1      Multifamily
109     109      109-001       NLIC    Skyline Apartments           0.1%          1             0.1%          1      Multifamily
178     178      178-001       WFB     Gardenbrook Apartments       0.1%          2             0.8%          1      Multifamily
185     185      185-001       WFB     Cloverdale Heights           0.1%          2             0.8%          1      Multifamily
                                         Apartments

186     186      186-001      PCF II   Tree Tops Villas &           0.1%          2             0.7%          1      Multifamily
                                         Tower Village
                                         Apartments
207     207      207-001       WFB     Mills Ridge Apartments       0.1%          2             0.6%          1      Multifamily
                                         - Brookings
219     219      219-001      PCF II   Fox Hollow                   0.1%          2             0.5%          1      Multifamily
220     220      220-001      PCF II   Whittier Woods               0.1%          2             0.5%          1      Multifamily
                                         Apartments
246     246      246-001       WFB     1148 & 1156 W.               0.0%          2             0.3%          1      Multifamily
                                         Valencia

252     252      252-001       WFB     Forest Lake 18 Plex          0.0%          2             0.3%          1      Multifamily
                                         Apartment Building

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                             Mortgage                                           Detailed
        CMSA       CMSA        Loan                                             Property
ID    Loan No. Property No. Seller (2) Property Name (1)                          Type        Street Address
--    -------- ------------ ---------- ----------------------------------- ------------------ ------------------------------
  7       7        7-001      PCF II   St. Andrews at Perimeter Apartments Garden             4867 Ashford Dunwoody Road
  8       8        8-001      PCF II   Post Crest Apartments               Garden             50 Adams Lake Boulevard
 12      12       12-001      PCF II   Post Collier Hills Apartments       Garden             914 Collier Road
 14      14       14-001       NLIC    One Lincoln Park Apartments         Senior             590 Isaac Prugh Way
                                                                           Housing
 19      19       19-001       PMCF    Beaver Brook Apartments             Garden             550 South DuPont Parkway

 23      23       23-001       WFB     Bristol Place Apartments            Garden             15210 Amberly Drive
 51      51       51-001       PMCF    Grant Street Portfolio              Student            1149, 1156, 1163, 1179 Grant
                                                                             Housing            Street; 888 Wayne Avenue;
                                                                                                1105 and 1112 Oakland
                                                                                                Avenue; 713 School Street
 53      53       53-001       PMCF    Chestnut Hill                       Garden             7500 Bellerive Drive
 65      65       65-001      PCF II   Rianna II                           Mid Rise           728 12th Avenue
 70      70       70-001      BSCMI    Castle Way Apartments               Garden             5955 Weiss Road

 87      87       87-001       PMCF    The Remington at Valley Ranch       Independent        8707 Valley Ranch Parkway West
                                                                             Living
 93      93       93-001      BSCMI    2285 Ocean Avenue                   Mid Rise           2285 Ocean Avenue
 99      99       99-001      PCF II   Fox Run Apartments                  Garden             11-12 Flintlock Road
101     101      101-001       NLIC    Danbury of Cuyahoga Falls           Senior             1695 Queens Gate Circle
                                                                           Housing
112     112      112-001      BSCMI    2300 Grand Concourse                Multifamily/Retail 2300 Grand Concourse

124     124      124-001      BSCMI    1210 Sherman Avenue                 Multifamily/Retail 1210 Sherman Avenue
127     127      127-001       NLIC    Old Stone Apartments                Garden             3246 E. Old Stone Avenue
131     131      131-001       WFB     Lynmarie Apartments                 Garden             3660 SW 117th Avenue
137     137      137-001      BSCMI    2765 Kingsbridge Terrace            Mid Rise           2765 Kingsbridge Terrace
140     140      140-001       PMCF    Spring Mill Manor                   Garden             32 Blacks Lane

142     142      142-001       WFB     Briarwick Apartments                Garden             536 Southlea Drive
143     143      143-001       PMCF    Southern Oaks                       Garden             13531 Gragston Circle
145     145      145-001       WFB     Redwood Royale Apartments           Low Rise           9001 Conde Lane
146     146      146-001      BSCMI    3371-3373 Decatur Avenue            Multifamily/Retail 3371-3373 Decatur Avenue
151     151      151-001       WFB     Emerald Pointe Garden Senior        Independent        1614-1848 East Cook Road
                                         Apartments                          Living

152     152      152-001       WFB     Arbor Lane Apartments               Garden             23522 - 23546 Antonio Parkway
155     155      155-001      BSCMI    1344 University Avenue              Mid Rise           1344 University Avenue
156     156      156-001       PMCF    Prairie View Apartments             Garden             5825 Eastland Court
162     162      162-001      PCF II   Glenview Estates Townhomes          Garden             101-263 Glenview Drive
163     163      163-001      BSCMI    2264 Creston Avenue                 Mid Rise           2264 Creston Avenue

168     168      168-001      BSCMI    2773-2779 Briggs Avenue             Mid Rise           2773-2779 Briggs Avenue
169     169      169-001       PMCF    Paradise Valley Baptist             Garden             11640 North 27th Street
109     109      109-001       NLIC    Skyline Apartments                  Mid Rise           1005-1316 Vanguilder Avenue
                                                                                                and 1101-1306 Keyser Street
178     178      178-001       WFB     Gardenbrook Apartments              Garden             3950 SW 102nd Avenue
185     185      185-001       WFB     Cloverdale Heights Apartments       Garden             2025 Clover Drive

186     186      186-001      PCF II   Tree Tops Villas & Tower Village    Garden             400-420 East Fire Tower Road
                                         Apartments                                             & 2005-2013 Tower Place
207     207      207-001       WFB     Mills Ridge Apartments - Brookings  Low Rise           2410 Sunrise Ridge Circle
219     219      219-001      PCF II   Fox Hollow                          Garden             1008 South Belt Line Road
220     220      220-001      PCF II   Whittier Woods Apartments           Garden             48 West Whittier Avenue
246     246      246-001       WFB     1148 & 1156 W. Valencia             Garden             1148 - 1156 Valencia Drive

252     252      252-001       WFB     Forest Lake 18 Plex Apartment       Mid Rise           912 4th Street SW
                                         Building

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                           Mortgage                                                                         Cut-Off Date
      CMSA       CMSA        Loan                                                                     Zip     Balance
ID  Loan No. Property No. Seller (2) Property Name (1)              City           County       State Code    ($) (3)
--  -------- ------------ ---------- -----------------------------  -------------- ------------ ----- ----- ------------
  7     7        7-001      PCF II   St. Andrews at Perimeter       Atlanta        DeKalb        GA   30338  57,000,000
                                       Apartments
  8     8        8-001      PCF II   Post Crest Apartments          Atlanta        Cobb          GA   30339  46,158,770
 12    12       12-001      PCF II   Post Collier Hills Apartments  Atlanta        Fulton        GA   30318  39,564,600
 14    14       14-001       NLIC    One Lincoln Park Apartments    Kettering      Montgomery    OH   45429  35,968,001
 19    19       19-001       PMCF    Beaver Brook Apartments        New Castle     New Castle    DE   19720  31,000,000

 23    23       23-001       WFB     Bristol Place Apartments       Tampa          Hillsborough  FL   33647  26,675,000
 51    51       51-001       PMCF    Grant Street Portfolio         Indiana        Indiana       PA   15701  13,200,000
 53    53       53-001       PMCF    Chestnut Hill                  Houston        Harris        TX   77036  12,500,000
 65    65       65-001      PCF II   Rianna II                      Seattle        King          WA   98122  10,740,711
 70    70       70-001      BSCMI    Castle Way Apartments          Saginaw        Saginaw       MI   48603  10,220,000
                                                                      Township

 87    87       87-001       PMCF    The Remington at Valley Ranch  Irving         Dallas        TX   75063   8,600,000
 93    93       93-001      BSCMI    2285 Ocean Avenue              Brooklyn       Kings         NY   11229   8,004,959
 99    99       99-001      PCF II   Fox Run Apartments             Ledyard        New London    CT   06339   7,792,672
101   101      101-001       NLIC    Danbury of Cuyahoga Falls      Cuyahoga Falls Summit        OH   44221   7,600,000
112   112      112-001      BSCMI    2300 Grand Concourse           Bronx          Bronx         NY   10458   6,694,000

124   124      124-001      BSCMI    1210 Sherman Avenue            Bronx          Bronx         NY   10456   5,964,000
127   127      127-001       NLIC    Old Stone Apartments           Republic       Greene        MO   65738   5,800,000
131   131      131-001       WFB     Lynmarie Apartments            Beaverton      Washington    OR   97005   5,550,000
137   137      137-001      BSCMI    2765 Kingsbridge Terrace       Bronx          Bronx         NY   10463   5,200,000
140   140      140-001       PMCF    Spring Mill Manor              Springfield    Union         NJ   07081   5,000,000

142   142      142-001       WFB     Briarwick Apartments           Kokomo         Howard        IN   46902   4,995,646
143   143      143-001       PMCF    Southern Oaks                  Tampa          Hillsborough  FL   33613   4,800,000
145   145      145-001       WFB     Redwood Royale Apartments      Windsor        Sonoma        CA   95492   4,550,000
146   146      146-001      BSCMI    3371-3373 Decatur Avenue       Bronx          Bronx         NY   10467   4,549,000
151   151      151-001       WFB     Emerald Pointe Garden Senior   Fort Wayne     Allen         IN   46825   4,241,332
                                       Apartments

152   152      152-001       WFB     Arbor Lane Apartments          Rancho Santa   Orange        CA   92688   4,200,000
                                                                      Margarita
155   155      155-001      BSCMI    1344 University Avenue         Bronx          Bronx         NY   10452   4,000,000
156   156      156-001       PMCF    Prairie View Apartments        Cheyenne       Laramie       WY   82001   4,000,000
162   162      162-001      PCF II   Glenview Estates Townhomes     Mansfield      Richland      OH   44906   3,896,542
163   163      163-001      BSCMI    2264 Creston Avenue            Bronx          Bronx         NY   10453   3,875,000

168   168      168-001      BSCMI    2773-2779 Briggs Avenue        Bronx          Bronx         NY   10458   3,700,000
169   169      169-001       PMCF    Paradise Valley Baptist        Phoenix        Maricopa      AZ   85028   3,600,000
109   109      109-001       NLIC    Skyline Apartments             Morgantown     Monongalia    WV   26505   3,584,424
178   178      178-001       WFB     Gardenbrook Apartments         Beaverton      Washington    OR   97005   3,285,000
185   185      185-001       WFB     Cloverdale Heights Apartments  Crawfordsville Montgomery    IN   47933   3,097,335

186   186      186-001      PCF II   Tree Tops Villas & Tower       Greenville     Pitt          NC   27834   3,047,364
                                       Village Apartments
207   207      207-001       WFB     Mills Ridge Apartments -       Brookings      Brookings     SD   57006   2,575,000
                                       Brookings
219   219      219-001      PCF II   Fox Hollow                     Grand Prairie  Dallas        TX   75051   2,200,000
220   220      220-001      PCF II   Whittier Woods Apartments      Fairborn       Greene        OH   45324   2,198,331
246   246      246-001       WFB     1148 & 1156 W. Valencia        Fullerton      Orange        CA   92833   1,298,890

252   252      252-001       WFB     Forest Lake 18 Plex Apartment  Forest Lake    Washington    MN   55025   1,119,089
                                       Building

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                                                                                                         Stated
                                                                                                        Remaining     Original
                             Mortgage                                    Cut-Off Date   Original Term    Term to    Amortization
        CMSA       CMSA        Loan                                       Balance Per    to Maturity    Maturity    Term (mos.)
ID    Loan No. Property No. Seller (2) Property Name (1)                Unit/SF ($) (7) or ARD (mos.) or ARD (mos.)     (4)
--    -------- ------------ ---------- -------------------------------- --------------- ------------- ------------- ------------
  7       7        7-001      PCF II   St. Andrews at Perimeter           113,095.24         120           118            0
                                         Apartments
  8       8        8-001      PCF II   Post Crest Apartments              112,582.37         120           120            0
 12      12       12-001      PCF II   Post Collier Hills Apartments       99,910.61         120           120            0
 14      14       14-001       NLIC    One Lincoln Park Apartments        141,606.30         120           119          360
 19      19       19-001       PMCF    Beaver Brook Apartments             48,895.90          60            60            0

 23      23       23-001       WFB     Bristol Place Apartments            78,455.88         120           118            0
 51      51       51-001       PMCF    Grant Street Portfolio              77,647.06         120           119          360
 53      53       53-001       PMCF    Chestnut Hill                       27,173.91         120           119          360
 65      65       65-001      PCF II   Rianna II                          137,701.42         120           119          360
 70      70       70-001      BSCMI    Castle Way Apartments               45,625.00         120           117          360

 87      87       87-001       PMCF    The Remington at Valley Ranch       67,187.50          60            59          360
 93      93       93-001      BSCMI    2285 Ocean Avenue                   95,297.13         120           118          324
 99      99       99-001      PCF II   Fox Run Apartments                  45,306.23         120           119          360
101     101      101-001       NLIC    Danbury of Cuyahoga Falls           78,350.52         120           119          360
112     112      112-001      BSCMI    2300 Grand Concourse                90,459.46          60            58          360

124     124      124-001      BSCMI    1210 Sherman Avenue                108,436.36          60            58          360
127     127      127-001       NLIC    Old Stone Apartments                60,416.67         120           118          360
131     131      131-001       WFB     Lynmarie Apartments                 32,647.06         120           118          360
137     137      137-001      BSCMI    2765 Kingsbridge Terrace            68,421.05          60            57          360
140     140      140-001       PMCF    Spring Mill Manor                  125,000.00         120           120            0

142     142      142-001       WFB     Briarwick Apartments                39,028.48         120           119          360
143     143      143-001       PMCF    Southern Oaks                       40,000.00          72            71          360
145     145      145-001       WFB     Redwood Royale Apartments           56,172.84         120           119          360
146     146      146-001      BSCMI    3371-3373 Decatur Avenue            75,816.67          60            58          360
151     151      151-001       WFB     Emerald Pointe Garden Senior        47,655.41         120           119          360
                                         Apartments

152     152      152-001       WFB     Arbor Lane Apartments              233,333.33         120           119            0
155     155      155-001      BSCMI    1344 University Avenue              80,000.00          60            57          360
156     156      156-001       PMCF    Prairie View Apartments             35,714.29          84            82          360
162     162      162-001      PCF II   Glenview Estates Townhomes          55,664.89         120           119          360
163     163      163-001      BSCMI    2264 Creston Avenue                 65,677.97          60            58          360

168     168      168-001      BSCMI    2773-2779 Briggs Avenue             90,243.90          60            57          360
169     169      169-001       PMCF    Paradise Valley Baptist             28,800.00         120           120          360
109     109      109-001       NLIC    Skyline Apartments                      78.17         120           117          300
178     178      178-001       WFB     Gardenbrook Apartments              27,375.00         120           118          360
185     185      185-001       WFB     Cloverdale Heights Apartments       30,973.35         120           119          360

186     186      186-001      PCF II   Tree Tops Villas & Tower Village    25,825.12         120           119          360
                                         Apartments
207     207      207-001       WFB     Mills Ridge Apartments -            71,527.78         120           120          360
                                         Brookings
219     219      219-001      PCF II   Fox Hollow                          25,581.40         120           119          360
220     220      220-001      PCF II   Whittier Woods Apartments           48,851.81         120           119          360
246     246      246-001       WFB     1148 & 1156 W. Valencia             72,160.54         120           119          360

252     252      252-001       WFB     Forest Lake 18 Plex Apartment       62,171.60         120           119          360
                                         Building

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                                                                                                Remaining
                             Mortgage                                            Remaining    Interest Only             DSCR
        CMSA       CMSA        Loan                                            Amortization      Period      DSCR   After Initial
ID    Loan No. Property No. Seller (2) Property Name (1)                      Term (mos.) (4)  (mos.) (4)   (x) (5) IO Period (x)
--    -------- ------------ ---------- -------------------------------------- --------------- ------------- ------- -------------
  7       7        7-001      PCF II   St. Andrews at Perimeter Apartments            0            118       1.20        NAP
  8       8        8-001      PCF II   Post Crest Apartments                          0            120       1.24        NAP
 12      12       12-001      PCF II   Post Collier Hills Apartments                  0            120       1.28        NAP
 14      14       14-001       NLIC    One Lincoln Park Apartments                  359                      1.17        NAP
 19      19       19-001       PMCF    Beaver Brook Apartments                        0             60       1.17        NAP

 23      23       23-001       WFB     Bristol Place Apartments                       0            118       1.28        NAP
 51      51       51-001       PMCF    Grant Street Portfolio                       360             59       1.46       1.20
 53      53       53-001       PMCF    Chestnut Hill                                360             59       1.49       1.24
 65      65       65-001      PCF II   Rianna II                                    359                      1.24        NAP
 70      70       70-001      BSCMI    Castle Way Apartments                        360             33       1.68       1.38

 87      87       87-001       PMCF    The Remington at Valley Ranch                360             23       1.52       1.28
 93      93       93-001      BSCMI    2285 Ocean Avenue                            322                      1.10        NAP
 99      99       99-001      PCF II   Fox Run Apartments                           359                      1.46        NAP
101     101      101-001       NLIC    Danbury of Cuyahoga Falls                    360             23       1.70       1.42
112     112      112-001      BSCMI    2300 Grand Concourse                         360             10       1.45       1.20

124     124      124-001      BSCMI    1210 Sherman Avenue                          360             10       1.42       1.17
127     127      127-001       NLIC    Old Stone Apartments                         360             22       1.50       1.26
131     131      131-001       WFB     Lynmarie Apartments                          360             34       2.02       1.66
137     137      137-001      BSCMI    2765 Kingsbridge Terrace                     360              9       1.45       1.20
140     140      140-001       PMCF    Spring Mill Manor                              0            120       1.21        NAP

142     142      142-001       WFB     Briarwick Apartments                         359                      1.23        NAP
143     143      143-001       PMCF    Southern Oaks                                360             23       1.33       1.12
145     145      145-001       WFB     Redwood Royale Apartments                    360             59       1.46       1.21
146     146      146-001      BSCMI    3371-3373 Decatur Avenue                     360             10       1.51       1.25
151     151      151-001       WFB     Emerald Pointe Garden Senior                 359                      1.20        NAP
                                         Apartments

152     152      152-001       WFB     Arbor Lane Apartments                          0            119       1.38        NAP
155     155      155-001      BSCMI    1344 University Avenue                       360              9       1.47       1.22
156     156      156-001       PMCF    Prairie View Apartments                      360             22       1.37       1.15
162     162      162-001      PCF II   Glenview Estates Townhomes                   359                      1.20        NAP
163     163      163-001      BSCMI    2264 Creston Avenue                          360             10       1.42       1.17

168     168      168-001      BSCMI    2773-2779 Briggs Avenue                      360              9       1.45       1.20
169     169      169-001       PMCF    Paradise Valley Baptist                      360                      1.28        NAP
109     109      109-001       NLIC    Skyline Apartments                           297                      1.35        NAP
178     178      178-001       WFB     Gardenbrook Apartments                       360             34       2.05       1.69
185     185      185-001       WFB     Cloverdale Heights Apartments                359                      1.20        NAP

186     186      186-001      PCF II   Tree Tops Villas & Tower Village             359                      1.23        NAP
                                         Apartments
207     207      207-001       WFB     Mills Ridge Apartments - Brookings           360                      1.30        NAP
219     219      219-001      PCF II   Fox Hollow                                   360             23       1.54       1.29
220     220      220-001      PCF II   Whittier Woods Apartments                    359                      1.26        NAP
246     246      246-001       WFB     1148 & 1156 W. Valencia                      359                      1.17        NAP

252     252      252-001       WFB     Forest Lake 18 Plex Apartment Building       359                      1.27        NAP

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                           Mortgage                                 Cut-Off          LTV
      CMSA       CMSA        Loan                                  Date LTV       Ratio at
ID  Loan No. Property No. Seller (2) Property Name (1)             Ratio (6) Maturity or ARD (6) Utilities Paid by Tenant
--  -------- ------------ ---------- ----------------------------- --------- ------------------- ---------------------------
  7     7        7-001      PCF II   St. Andrews at Perimeter        77.7%          77.7%        Electric, Gas, Water
                                       Apartments
  8     8        8-001      PCF II   Post Crest Apartments           68.2%          68.2%        Electric, Gas, Water
 12    12       12-001      PCF II   Post Collier Hills Apartments   62.3%          62.3%        Electric, Gas, Water

 14    14       14-001       NLIC    One Lincoln Park                78.2%          66.0%        None
                                       Apartments
 19    19       19-001       PMCF    Beaver Brook Apartments         80.3%          80.3%        Electric, Gas, Water

 23    23       23-001       WFB     Bristol Place Apartments        77.9%          77.9%        Electric, Gas, Sewer, Water
 51    51       51-001       PMCF    Grant Street Portfolio          70.0%          65.2%        Electric
 53    53       53-001       PMCF    Chestnut Hill                   74.1%          69.2%        Electric
 65    65       65-001      PCF II   Rianna II                       53.4%          45.3%        Electric, Sewer
 70    70       70-001      BSCMI    Castle Way Apartments           79.8%          71.7%        Electric, Gas

 87    87       87-001       PMCF    The Remington at Valley         53.8%          51.8%        Electric, Gas, Sewer, Water
                                       Ranch
 93    93       93-001      BSCMI    2285 Ocean Avenue               62.1%          49.8%        Electric
 99    99       99-001      PCF II   Fox Run Apartments              63.9%          53.6%        Electric
101   101      101-001       NLIC    Danbury of Cuyahoga Falls       77.6%          68.6%        None
112   112      112-001      BSCMI    2300 Grand Concourse            67.6%          64.1%        Electric, Gas

124   124      124-001      BSCMI    1210 Sherman Avenue             68.6%          65.0%        Electric, Gas
127   127      127-001       NLIC    Old Stone Apartments            79.5%          70.3%        Electric
131   131      131-001       WFB     Lynmarie Apartments             54.1%          48.6%        Electric, Sewer, Water
137   137      137-001      BSCMI    2765 Kingsbridge Terrace        66.7%          63.2%        Electric, Gas
140   140      140-001       PMCF    Spring Mill Manor               73.5%          73.5%        Electric

142   142      142-001       WFB     Briarwick Apartments            79.2%          67.0%        Electric, Gas
143   143      143-001       PMCF    Southern Oaks                   73.8%          70.3%        Electric, Gas
145   145      145-001       WFB     Redwood Royale Apartments       63.2%          59.0%        Electric, Sewer, Water

146   146      146-001      BSCMI    3371-3373 Decatur Avenue        70.0%          66.3%        Electric, Gas
151   151      151-001       WFB     Emerald Pointe Garden           79.3%          67.1%        Electric, Gas
                                       Senior Apartments

152   152      152-001       WFB     Arbor Lane Apartments           74.3%          74.3%        Electric, Gas
155   155      155-001      BSCMI    1344 University Avenue          69.0%          65.4%        Electric, Gas
156   156      156-001       PMCF    Prairie View Apartments         71.4%          66.8%        Electric, Gas
162   162      162-001      PCF II   Glenview Estates                79.5%          67.1%        Electric, Gas, Water
                                       Townhomes
163   163      163-001      BSCMI    2264 Creston Avenue             68.0%          64.4%        Electric, Gas

168   168      168-001      BSCMI    2773-2779 Briggs Avenue         67.3%          63.8%        Electric, Gas
169   169      169-001       PMCF    Paradise Valley Baptist         64.3%          54.4%        None
109   109      109-001       NLIC    Skyline Apartments              72.2%          55.7%        Electric, Sewer, Water
178   178      178-001       WFB     Gardenbrook Apartments          51.3%          46.1%        Electric, Water
185   185      185-001       WFB     Cloverdale Heights              79.4%          67.3%        Electric
                                       Apartments

186   186      186-001      PCF II   Tree Tops Villas & Tower        70.9%          60.0%        Electric
                                       Village Apartments
207   207      207-001       WFB     Mills Ridge Apartments -        80.0%          67.3%        Electric, Sewer, Water
                                       Brookings
219   219      219-001      PCF II   Fox Hollow                      73.3%          64.7%        None
220   220      220-001      PCF II   Whittier Woods Apartments       75.8%          65.1%        Electric

246   246      246-001       WFB     1148 & 1156 W. Valencia         66.6%          56.5%        Electric, Gas

252   252      252-001       WFB     Forest Lake 18 Plex             79.9%          68.1%        Electric
                                       Apartment Building

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                           Mortgage                                           Studios                1 Bedroom
      CMSA       CMSA        Loan                                             No. of     Avg Rent     No. of     Avg Rent
ID  Loan No. Property No. Seller (2) Property Name (1)                      Units/Rooms per Mo. ($) Units/Rooms per Mo. ($)
--  -------- ------------ ---------- -------------------------------------- ----------- ----------- ----------- -----------
  7     7        7-001      PCF II   St. Andrews at Perimeter Apartments        82           753        134          877
  8     8        8-001      PCF II   Post Crest Apartments                                              173          934
 12    12       12-001      PCF II   Post Collier Hills Apartments                                      213          912
 14    14       14-001       NLIC    One Lincoln Park Apartments                35         1,515        127        2,428
 19    19       19-001       PMCF    Beaver Brook Apartments                     4           475        285          741

 23    23       23-001       WFB     Bristol Place Apartments                                           102          830
 51    51       51-001       PMCF    Grant Street Portfolio                                             110          686
 53    53       53-001       PMCF    Chestnut Hill                              36           420        304          498
 65    65       65-001      PCF II   Rianna II                                  21           822         36          995
 70    70       70-001      BSCMI    Castle Way Apartments                                               60          618

 87    87       87-001       PMCF    The Remington at Valley Ranch               4         1,700         94        2,306
 93    93       93-001      BSCMI    2285 Ocean Avenue                           9           921         41        1,039
 99    99       99-001      PCF II   Fox Run Apartments                                                  85          750
101   101      101-001       NLIC    Danbury of Cuyahoga Falls                  12         1,273         69        1,786
112   112      112-001      BSCMI    2300 Grand Concourse                       13           744         27          885

124   124      124-001      BSCMI    1210 Sherman Avenue                         8           688         23          830
127   127      127-001       NLIC    Old Stone Apartments                                                18          575
131   131      131-001       WFB     Lynmarie Apartments                        12           458         61          530
137   137      137-001      BSCMI    2765 Kingsbridge Terrace                   20           734         42          841
140   140      140-001       PMCF    Spring Mill Manor                                                   18        1,178

142   142      142-001       WFB     Briarwick Apartments                                                48          522
143   143      143-001       PMCF    Southern Oaks                                                       40          500
145   145      145-001       WFB     Redwood Royale Apartments                  78           750          1          785
146   146      146-001      BSCMI    3371-3373 Decatur Avenue                   10           730         36          807
151   151      151-001       WFB     Emerald Pointe Garden Senior
                                       Apartments                                                        50          462

152   152      152-001       WFB     Arbor Lane Apartments
155   155      155-001      BSCMI    1344 University Avenue                      2           713         31          814
156   156      156-001       PMCF    Prairie View Apartments
162   162      162-001      PCF II   Glenview Estates Townhomes
163   163      163-001      BSCMI    2264 Creston Avenue                         2           753         44          792

168   168      168-001      BSCMI    2773-2779 Briggs Avenue                                              2          861
169   169      169-001       PMCF    Paradise Valley Baptist                                            125          670
109   109      109-001       NLIC    Skyline Apartments                                                  48          625
178   178      178-001       WFB     Gardenbrook Apartments                     48           482         48          528
185   185      185-001       WFB     Cloverdale Heights Apartments                                       24          394

186   186      186-001      PCF II   Tree Tops Villas & Tower Village
                                       Apartments                                                       118          415
207   207      207-001       WFB     Mills Ridge Apartments - Brookings
219   219      219-001      PCF II   Fox Hollow
220   220      220-001      PCF II   Whittier Woods Apartments                                           27          592
246   246      246-001       WFB     1148 & 1156 W. Valencia                                              9          889

252   252      252-001       WFB     Forest Lake 18 Plex Apartment Building

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                           Mortgage                                          2 Bedroom               3 Bedroom
      CMSA       CMSA        Loan                                             No. of     Avg Rent     No. of     Avg Rent
ID  Loan No. Property No. Seller (2) Property Name (1)                      Units/Rooms per Mo. ($) Units/Rooms per Mo. ($)
--  -------- ------------ ---------- -------------------------------------- ----------- ----------- ----------- -----------
  7     7        7-001      PCF II   St. Andrews at Perimeter Apartments        218        1,075         70        1,330
  8     8        8-001      PCF II   Post Crest Apartments                      203        1,093         34        1,259
 12    12       12-001      PCF II   Post Collier Hills Apartments              169        1,213         14        1,700
 14    14       14-001       NLIC    One Lincoln Park Apartments                 92        3,666
 19    19       19-001       PMCF    Beaver Brook Apartments                    345          852

 23    23       23-001       WFB     Bristol Place Apartments                   138        1,014        100        1,200
 51    51       51-001       PMCF    Grant Street Portfolio                      51        1,103          6        1,177
 53    53       53-001       PMCF    Chestnut Hill                              120          645
 65    65       65-001      PCF II   Rianna II                                   18        1,386          3        1,795
 70    70       70-001      BSCMI    Castle Way Apartments                      164          695

 87    87       87-001       PMCF    The Remington at Valley Ranch               30        2,980
 93    93       93-001      BSCMI    2285 Ocean Avenue                           34        1,267
 99    99       99-001      PCF II   Fox Run Apartments                          87          850
101   101      101-001       NLIC    Danbury of Cuyahoga Falls                   16        2,537
112   112      112-001      BSCMI    2300 Grand Concourse                        23        1,029          5        1,130

124   124      124-001      BSCMI    1210 Sherman Avenue                         17        1,004
127   127      127-001       NLIC    Old Stone Apartments                        66          675         12          775
131   131      131-001       WFB     Lynmarie Apartments                         69          615         28          694
137   137      137-001      BSCMI    2765 Kingsbridge Terrace                    14          948
140   140      140-001       PMCF    Spring Mill Manor                           22        1,470

142   142      142-001       WFB     Briarwick Apartments                        80          607
143   143      143-001       PMCF    Southern Oaks                               80          605
145   145      145-001       WFB     Redwood Royale Apartments                    2        1,000
146   146      146-001      BSCMI    3371-3373 Decatur Avenue                     7        1,155          3        1,150
151   151      151-001       WFB     Emerald Pointe Garden Senior                39          761
                                       Apartments

152   152      152-001       WFB     Arbor Lane Apartments                        6        1,833         12        2,344
155   155      155-001      BSCMI    1344 University Avenue                      10          997          6        1,333
156   156      156-001       PMCF    Prairie View Apartments                     32          610         80          650
162   162      162-001      PCF II   Glenview Estates Townhomes                  70          650
163   163      163-001      BSCMI    2264 Creston Avenue                         13          997

168   168      168-001      BSCMI    2773-2779 Briggs Avenue                     21        1,029         18        1,070
169   169      169-001       PMCF    Paradise Valley Baptist
109   109      109-001       NLIC    Skyline Apartments                          12          810
178   178      178-001       WFB     Gardenbrook Apartments                      24          657
185   185      185-001       WFB     Cloverdale Heights Apartments               52          489         24          588

186   186      186-001      PCF II   Tree Tops Villas & Tower Village
                                       Apartments
207   207      207-001       WFB     Mills Ridge Apartments - Brookings          30          858          6          948
219   219      219-001      PCF II   Fox Hollow                                  55          735         31          835
220   220      220-001      PCF II   Whittier Woods Apartments                   18          734
246   246      246-001       WFB     1148 & 1156 W. Valencia                      9        1,022

252   252      252-001       WFB     Forest Lake 18 Plex Apartment Building                              18          735

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                             Mortgage                                    4 Bedroom              Other Units
        CMSA       CMSA        Loan                                       No. of     Avg Rent     No. of     Avg Rent    No. of
ID    Loan No. Property No. Seller (2) Property Name (1)                Units/Rooms per Mo. ($) Units/Rooms per Mo. ($) Elevators
--    -------- ------------ ---------- -------------------------------- ----------- ----------- ----------- ----------- ---------
  7       7        7-001      PCF II   St. Andrews at Perimeter
                                         Apartments
  8       8        8-001      PCF II   Post Crest Apartments
 12      12       12-001      PCF II   Post Collier Hills Apartments                                                        1
 14      14       14-001       NLIC    One Lincoln Park Apartments                                                          4
 19      19       19-001       PMCF    Beaver Brook Apartments

 23      23       23-001       WFB     Bristol Place Apartments
 51      51       51-001       PMCF    Grant Street Portfolio                3         1,560                                1
 53      53       53-001       PMCF    Chestnut Hill
 65      65       65-001      PCF II   Rianna II                                                                            1
 70      70       70-001      BSCMI    Castle Way Apartments

 87      87       87-001       PMCF                                                                                         3
                                       The Remington at Valley Ranch
 93      93       93-001      BSCMI    2285 Ocean Avenue                                                                    2
 99      99       99-001      PCF II   Fox Run Apartments
101     101      101-001       NLIC    Danbury of Cuyahoga Falls                                                            4
112     112      112-001      BSCMI    2300 Grand Concourse                                          6                      1

124     124      124-001      BSCMI    1210 Sherman Avenue                                           7                      1
127     127      127-001       NLIC    Old Stone Apartments
131     131      131-001       WFB     Lynmarie Apartments
137     137      137-001      BSCMI    2765 Kingsbridge Terrace                                                             1
140     140      140-001       PMCF    Spring Mill Manor                                                                    1

142     142      142-001       WFB     Briarwick Apartments
143     143      143-001       PMCF    Southern Oaks
145     145      145-001       WFB     Redwood Royale Apartments
146     146      146-001      BSCMI    3371-3373 Decatur Avenue                                      4
151     151      151-001       WFB     Emerald Pointe Garden Senior
                                         Apartments

152     152      152-001       WFB     Arbor Lane Apartments
155     155      155-001      BSCMI    1344 University Avenue                1           820
156     156      156-001       PMCF    Prairie View Apartments
162     162      162-001      PCF II   Glenview Estates Townhomes
163     163      163-001      BSCMI    2264 Creston Avenue                                                                  1

168     168      168-001      BSCMI    2773-2779 Briggs Avenue
169     169      169-001       PMCF    Paradise Valley Baptist                                                              2
109     109      109-001       NLIC    Skyline Apartments
178     178      178-001       WFB     Gardenbrook Apartments
185     185      185-001       WFB     Cloverdale Heights Apartments

186     186      186-001      PCF II   Tree Tops Villas & Tower Village
                                         Apartments
207     207      207-001       WFB     Mills Ridge Apartments -                                                             1
                                         Brookings
219     219      219-001      PCF II   Fox Hollow
220     220      220-001      PCF II   Whittier Woods Apartments
246     246      246-001       WFB     1148 & 1156 W. Valencia

252     252      252-001       WFB     Forest Lake 18 Plex Apartment
                                         Building

Bear Stearns Commercial Mortgage Securities Inc., Series 2007-PWR16

Footnotes to Appendix B & Appendix C

1	Moody’s Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#111 (Clear Creek Plaza) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated “Baa3” / “A-”, respectively. Moody’s Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#130 (Residence Inn San Antonio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated “Baa3” / “A+”, respectively. Moody’s Investors Service, Inc. has confirmed that Loan ID#73 (Coppell Town Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated “Baa3”, respectively.

2	WFB – Wells Fargo Bank, National Association; PMCF – Prudential Mortgage Capital Funding, LLC; BSCMI – Bear Stearns Commercial Mortgage, Inc.; PCF II – Principal Commercial Funding II, LLC; NLIC – Nationwide Life Insurance Company

For Loan ID#1 (Beacon Seattle & DC Portfolio), the loan was co-originated by Bear Stearns Commercial Mortgage, Inc. (“BSCMI”), Morgan Stanley Mortgage Capital Inc. (“MSMC”) and Wachovia Bank, National Association (“WB”) on April 10, 2007. The Beacon Seattle & DC Whole Loan is divided into seven pari passu notes and one Note B-1, which is only subordinate to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5. Only the Beacon Seattle & DC Portfolio Note A-5 will be held by Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16. The Beacon Seattle & DC Portfolio Note A-1 is expected to be held by the Morgan Stanley Capital I Trust 2007-IQ14. The Beacon Seattle & DC Portfolio Note A-2 and the Beacon Seattle & DC Portfolio Note A-3 are currently held by MSMC. The Beacon Seattle & DC Portfolio Note A-4 is currently held by BSCMI and is expected to be held by the Banc of America Commercial Mortgage Trust 2007-2. The Beacon Seattle & DC Portfolio Note B-1 is currently held by BSCMI, and is expected to be sold to Centerline Capital Group. The Beacon Seattle & DC Portfolio Note A-6 is currently held by WB and is expected to be held by the Wachovia Bank Commercial Mortgage Trust 2007-C31. The Beacon Seattle & DC Portfolio Note A-7 is currently held by WB.

3	For Loan ID#1 (Beacon Seattle & DC Portfolio), the $485,522,683 pooled mortgage loan represented as the Beacon Seattle & DC Portfolio Note A-5, combined with the Beacon Seattle & DC Portfolio Note A-4 ($394,477,317), and the Beacon Seattle & DC Portfolio Note B-1 ($56,000,000), represents a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Whole Loan. The $56,000,000 the Beacon Seattle & DC Portfolio Note B-1, is subordinate only to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the aggregate financing of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 which totals $880,000,000.

For Loan ID#1 (Beacon Seattle & DC Portfolio), three of the properties do not have an allocated loan amount associated with them and are generally referred to as the Cash Flow Properties. They do have release amounts associated with them, which is further described in the Free Writing Prospectus and Structural & Collateral Term Sheet.

For Loan ID#2 (32 Sixth Avenue), the $320,000,000 pooled mortgage loan represented as Note A-1 represents an approximate 88.9% pari passu interest in a $360,000,000 first mortgage loan, which is split into two pari passu notes. Note A-2 is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the entire $360,000,000 first mortgage loan.

For Loan ID#9 (Millennium I, II, & III), the $46,000,000 mortgage loan represents an A-Note portion (“A-Note”) of a $48,500,000 first mortgage loan split into an A-Note and a B-Note. The $2,500,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the $46,000,000 A-Note financing. The aggregate DSCR and DSCR After Initial IO Period including such A-Note and B-Note are 1.30x and 1.09x, respectively. The total first mortgage debt Cut-Off Date LTV Ratio is 84.0%.

For Loan ID#18 (North Grand Mall), the $32,000,000 mortgage loan represents an A-Note portion (“A-Note”) of a $33,880,000 first mortgage loan split into an A-Note and a B-Note. The $1,880,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Units numbers presented are based on the $32,000,000 A-Note financing. The aggregate DSCR and DSCR After Initial IO Period based on the $33,880,000 first mortgage debt are 1.28x and 1.08x, respectively. The aggregate Cut-Off Date LTV Ratio based on the $33,880,000 first mortgage debt is 84.7%.

For Loan ID#19 (Beaver Brook Apartments), the $31,000,000 mortgage loan represents an A-Note portion (“A-Note”) of a $35,000,000 first mortgage loan split into an A-Note and a B-Note. The $4,000,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the $31,000,000 A-Note financing. The aggregate DSCR based on the $35,000,000 first mortgage debt is 1.04x. The aggregate Cut-Off Date LTV Ratio based on the $35,000,000 first mortgage debt is 90.7%. The B-Note initially will be subordinate in right of payment but may become pari passu in right of payment under circumstances as described in “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—The PMCF Mortgage Loan Groups—Beaver Brook Apartments Loan Group” of the prospectus supplement.

For Loan ID#72 (Rockside Road Portfolio), the $10,160,000 mortgage loan represents an A-Note portion (“A-Note”) of a $10,500,000 first mortgage loan split into an A-Note and a B-Note. The $340,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the $10,160,000 A-Note financing. The aggregate DSCR and DSCR After Initial IO Period based on the $10,500,000 first mortgage debt are 1.32x and 1.11x, respectively. The aggregate Cut-Off Date LTV Ratio based on the $10,500,000 first mortgage debt is 82.7%.

For Loan ID#90 (New Vision Office Park), the $8,425,000 mortgage loan represents an A-Note portion (“A-Note”) of a $8,793,000 first mortgage loan split into an A-Note and a B-Note. The $368,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the $8,425,000 A-Note financing. The aggregate DSCR and DSCR After Initial IO Period including such A-Note and B-Note is 1.26x and 1.07x, respectively. The total first mortgage debt Cut-Off Date LTV Ratio is 83.0%.

For Loan ID#113 (Sinking Springs Plaza), the $6,600,000 mortgage loan represents an A-Note portion (“A-Note”) of a $7,012,500 first mortgage loan split into an A-Note and a B-Note. The $412,500 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the $6,600,000 A-Note financing. The aggregate DSCR including such A-Note and B-Note is 1.09x based on the principal and interest payment. The total first mortgage debt Cut-Off Date LTV Ratio is 84.4%.

For Loan ID#115 (Sackett Industrial Center), the $6,480,000 mortgage loan represents an A-Note portion (“A-Note”) of a $6,880,000 first mortgage loan split into an A-Note and a B-Note. The $400,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Units numbers presented are based on the $6,480,000 A-Note financing. The aggregate DSCR and DSCR After Initial IO Period based on the $6,880,000 first mortgage debt is 1.26x and 1.07x, respectively. The aggregate Cut-Off Date LTV Ratio based on the $6,880,000 first mortgage debt is 80.0%.

For Loan ID#135 (Iron Mountain), the $5,200,000 mortgage loan represents an A-Note portion (“A-Note”) of a $6,700,000 first mortgage loan split into an A-Note and a B-Note. The $1,500,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Units numbers presented are based on the $5,200,000 A-Note financing. The aggregate DSCR and DSCR After Initial IO Period based on the $6,700,000 first mortgage debt is 1.79x and 1.45x, respectively. The aggregate Cut-Off Date LTV Ratio based on the $6,700,000 first mortgage debt is 74.9%.

For Loan ID#55 & 56 (Kailua Self Storage and Kona Self Storage), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and underwritten net rentable area.

For Loan ID#109 & 110 (Skyline Apartments and Airport Commercial Complex), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area. The collateral consists of 60 multifamily units for Skyline Apartments and 34,420 square feet of office space for Airport Commercial Complex. The balance per unit is based upon a total of 86,620 square feet of net rentable area for both properties.

For Loan ID#121 & 122 (1200 First Colonial Road and 1201 First Colonial Road), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area or Units numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value, Underwritten Net Cash Flow and Net Rentable Area or Units of the mortgaged properties securing both mortgage loans. Each mortgage loan can be released from the lien of cross-collateralization through defeasance at any time after the applicable lock-out period, provided that (i) without giving effect to such partial defeasance, the debt service coverage ratio for each mortgaged property is not less than 1.50x for each of the 12 consecutive calendar months immediately preceding the date of the proposed release and the loan-to-value ratio is not greater than 60%; and (ii) the economic occupancy for each mortgaged property is at least 93% for the 12 consecutive calendar months immediately preceding the date of the proposed release.

For Loan ID#141 (5514 Grape Road), in the event of a reduction in parking spaces in which the premises do not meet local code, or the number of parking spaces is reduced to less than 4 parking spaces per 1,000 square feet of the building and Hobby Lobby terminates their lease, the lender may request a pay-down of the loan to achieve a minimum DSCR of 1.35x based on the current cash flow and a maximum LTV of 70% based on a new MAI appraised value.

4	For Loan ID#17 (KBS – Crescent Green), the pooled mortgage loan had an original balance of $32,400,000 and accrued interest based on a rate of 5.180% from the first payment date of March 1, 2007, yielding a monthly payment of $141,802.50. On February 1, 2009, the interest rate will increase to 5.680%, yielding an increased monthly payment of $155,490, which is due beginning with the March 2009 monthly payment. For the purposes of Appendix B, this loan is represented as having a term of 60 months, a first payment date of March 1, 2007, an interest rate of 5.180% and an original balance of $32,400,000.

For Loan ID#59 (Pomona Market Place), the pooled mortgage loan had an original balance of $11,250,000 and accrued interest based on a rate of 5.943% from the first payment date of May 1, 2007, yielding a monthly payment of $67,037.72. On July 1, 2007, the interest rate will increase to 5.963%, yielding an increased monthly payment of $67,057.57, which was calculated based on the current balance after the June 2007 payment of $11,229,155. For the purposes of Appendix B, this loan is represented as having a term of 118 months, a first payment date of July 1, 2007, an interest rate of 5.963% and an original balance of $11,229,155.

For Loan ID#61 (KBS – Sabal VI), the pooled mortgage loan had an original balance of $11,040,000 and accrued interest based on a rate of 5.140% from the first payment date of May 1, 2007, yielding a monthly payment of $47,944.78. On April 1, 2009, the interest rate will increase to 5.840%, yielding an increased monthly payment of $54,474.22, which is due beginning with the May 2009 monthly payment. For the purposes of Appendix B, this loan is represented as having a term of 54 months, a first payment date of May 1, 2007, an interest rate of 5.140% and an original balance of $11,040,000.

For Loan ID#135 (Iron Mountain), the pooled mortgage loan requires interest payments per an amortization schedule. For details please refer to the amortization schedule in the Free Writing Prospectus on Schedule I.

5	Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

For Loan ID#1 (Beacon Seattle & DC Portfolio), all LTV and DSCR calculations reflect (i) 62.8% of the net cash flow and appraised value for Washington Mutual Tower, (ii) the full property net cash flow and appraised value for the other Cash Flow Properties and (iii) $339,177,299 of existing secured debt to third parties, with $19,245,124 in annual interest expense on such existing secured debt in both cases on the Cash Flow Properties. Additionally, all LTV and DSCR calculations reflect the full property net cash flow and appraised value for Market Square, which does not secure the Beacon Seattle & DC Whole Loan by means of a mortgage lien, but secures it through other means, as described in the Free Writing Prospectus and the Structural and Collateral Termsheet. Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding LTV would be 71.2% and DSCR would be 1.19x for the Beacon Seattle & DC Portfolio Note A-5 and the corresponding LTV would be 75.7% and DSCR would be 1.12x for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Whole Loan is not secured by mortgages on the Cash Flow Properties. Assuming no value is attributed to the Cash Flow Properties, the LTV of the Beacon Seattle & DC Portfolio Note A-5 would be 73.9%.

For Loan ID#25 (Premium Distributors of VA), the pooled mortgage loan required monthly payments through and including June 1, 2007 on an interest-only basis. Beginning July 1, 2007, until the anticipated repayment date of November 1, 2016, the pooled mortgage loan requires principal and interest payments based on a 30-year amortization schedule. Information in Appendix B is based on payments required after the initial interest-only period.

6	For Loan ID#1 (Beacon Seattle & DC Portfolio), Appraised Value reflects a 62.8% ownership interest in Washington Mutual Tower. The appraised value of the Cash Flow Properties, reflecting a 62.8% ownership interest in Washington Mutual Tower, is $1,018,684,000. The appraised value of the Market Square property is $529,000,000. Please refer to the Free Writing Prospectus and Structural & Collateral Term Sheet for further details.

For Loan ID#15 (50 West Liberty Street), the Appraised Value and LTV are based on the “Stabilized” value of $45,880,000 as of February 12, 2008. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 93%. The occupancy as of March 1, 2007 was 84.7%. An occupancy holdback of $4,000,000 was escrowed at loan origination. The “As-Is” value was $42,550,000 as of February 12, 2007.

For Loan ID#25 (Premium Distributors of VA), the Appraised value and LTV are based on the “Stabilized” value of $32,330,000 as of December 31, 2006. The “Stabilized” value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of January 20, 2007 was 100.0%. The “As-Is” Value as of May 11, 2006 was $21,660,000.

For Loan ID#32 (Shops at Malta), the Appraised Value and Cut-Off Date LTV Ratio are based on the “Stabilized” value of $21,800,000 as of November 1, 2007. The “Stabilized” value assumes the completion of the Price Chopper expansion space and that Price Chopper has assumed occupancy of the expansion space and is paying full base rent at that space. The “Stabilized” value is supported by letters of credit totaling $4,360,000 posted by the borrower in favor of the lender at origination, which shall be released, if among other things, Price Chopper has assumed occupancy of the expansion space and has paid full base rent for at least two months. The “As-Is” value was $21,100,000 as of February 23, 2007.

For Loan ID#42 (Meridian Village Shopping Center), the Appraised Value and LTV are based on the “Stabilized” value of $21,150,000 as of June 1, 2007. The “Stabilized” value assumes that the construction and the renovation work required for

Linens ‘N Things to take possession is completed. Linens ‘N Things has signed a lease and expects to be open for business by the end of June 2007. BSCMI held back $5,575,000 as a pre-funded earn-out upon funding and will not release this until Linens ‘N Things provides an estoppel certifying that it is in occupancy and open for business while paying full contractual rent. The “As-Is” value was $19,950,000 as of February 28, 2007.

For Loan ID#51 (Grant Street Portfolio), the Appraised Value and Cut-Off Date LTV Ratio are based on the “Stabilized” value of $18,850,000 as of September 1, 2007. The “Stabilized” value assumes the lease up of recently renovated units, including units that were under renovation at the time of the appraisal. The “Stabilized” value is supported by a $1,600,000 holdback which was collected at origination, in addition to partial recourse of $1,600,000, both of which shall be released if, among other things, the property produces net operating income of $1,090,704 for a period of 12 consecutive months (with 50% to be released if that amount is produced for a period of 6 consecutive month). The underwritten numbers are done on a pro forma basis for the 2007-2008 school year, assuming the completion of various renovation projects underway at the property. The property was 90% pre-leased as of April 18, 2007. The “As-Is” value is $15,750,000 as of December 22, 2006.

For Loan ID#60 (Beltway Corporate Center), the Appraised Value and LTV are based on the “Stabilized” value of $16,200,000 as of June 12, 2007. The “Stabilized” value assumes capital improvement costs have been incurred and the property is operating on a stabilized basis. The subject property was 84.6% leased as of April 11, 2007. The “As-Is” value was $14,830,000 as of December 12, 2006. The pooled mortgage loan is structured with a $600,000 letter of credit which shall be released, if among other things, the property produces an annualized net operating income level of $1,097,008 for a period of three consecutive months.

For Loan ID#75 (1125-1139 Post Road), the Appraised Value and LTV are based on the “Stabilized” value of $13,200,000 as of February 15, 2007. The “Stabilized” value assumes that the 4,550 SF of available vacant space is master-leased by the sponsor. As of May 8, 2007, the property was 81.7% leased, and the 4,550 SF of vacant space was master-leased to the sponsor, which brings the property to 100.0% leased. In addition, BSCMI reserved $313,038 for this space at loan origination.

For Loan ID#77 (Village at Town Center), the Appraised Value and Cut-Off Date LTV Ratio are based on the “Stabilized” value of $13,000,000 as of August 1, 2006. The “Stabilized” value assumed the completion of the remaining building and occupancy for the property had stabilized at 95%. The remaining building has been completed and the property is 100% leased as of March 6, 2007. The “As-Is” value was $11,900,000 as of February 26, 2006.

For Loan ID#79 (Hilton Houston Southwest), the Appraised Value and LTV are based on the “Stabilized” value of $15,500,000 as of February 1, 2008. The “Stabilized” value assumes achievement of stabilized occupancy and average room rate. The property has averaged 87.4% occupancy with a $75.06 ADR for the first three months of 2007 due to a rate increase effective January 1, 2007 with Schlumberger, which is a major account for the hotel. The property’s performance for the first three months of 2007 is considered to be stabilized. The “As-Is” value was $14,200,000 as of January 24, 2007.

For Loan ID#82 (Winchester Portfolio), the Appraised Value and LTV are based on the “Stabilized” value of $12,950,000 as of January 8, 2007. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 95%. The occupancy as of February 23, 2007 was 89.7%. An initial debt service reserve of $120,000 was escrowed at loan origination. The “As-Is” value was $12,825,000 as of January 8, 2007.

For Loan ID#96 (Harbour Pointe), the Appraised Value and LTV are based on the “Stabilized” value of $10,125,000 as of July 1, 2007. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 97%. The occupancy as of March 19, 2007 was 92.0%. An occupancy holdback of $100,000 was escrowed at loan origination. The “As-Is” value was $9,975,000 as of February 14, 2007.

For Loan ID#107 (Hyland Hills Shopping Center), the Appraised Value and LTV are based on the “Stabilized” value of $9,500,000 as of October 1, 2007. The “Stabilized” value assumes the property is operating on a stabilized basis. The subject property was 84.3% occupied as of March 1, 2007. The “As-Is” value was $9,450,000 as of March 8, 2007.

For Loan ID#116 (100 East Graham Industrial), the Appraised Value and LTV are based on the “Stabilized” value of $9,260,000 as of December 1, 2006. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 98%. The occupancy as of June 1, 2007 was 100.0%. The “As-Is” value was $9,000,000 as of August 29, 2006.

For Loan#127 (Old Stone Apartments), the Appraised Value and LTV are based on the “Stabilized” value of $7,300,000 as of August 1, 2007. The “Stabilized” value assumes the property is operating on a stabilized basis. The property was 65.6% leased as of April 4, 2007. The “As-Is” value was $7,250,000 as of February 16, 2007. The pooled mortgage loan is structured with two Letters of Credit collateral, $822,087 and $784,925, respectively which shall be released, if among other things, upon producing a 1.05x DSCR on an amortizing basis and a 1.20x DSCR on an amortizing basis, respectively.

For Loan ID#147 (Cottage Grove Plaza), the Appraised Value and LTV are based on the “Stabilized” value of $5,600,000 as of February 1, 2007. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 96%. The occupancy as of October 31, 2006 was 95.9%. The “As-Is” value was $5,550,000 as of November 20, 2006.

For Loan ID#151 (Emerald Pointe Garden Senior Apartments), the Appraised Value and LTV are based on the “Stabilized” value of $5,350,000 as of February 1, 2008. The “Stabilized” value assumes occupancy has stabilized at 95%. The occupancy as of March 21, 2007 was 86.5%. A holdback of $345,000 was escrowed at loan origination. The “As-Is” value was $5,100,000 as of February 12, 2007.

For Loan ID#161 (Pacific Plaza Retail Center), the Appraised Value and LTV are based on the “Stabilized” value of $6,000,000 as of November 24, 2006. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 95%. The occupancy as of January 8, 2007 was 100.0%. The “As-Is” value was $5,630,000 as of November 24, 2006.

For Loan ID#164 (7930 South Loop 289), the Appraised value and LTV are based on the “Stabilized” value of $5,218,000 as of August 12, 2007. The “Stabilized” value assumes the lease up of space and the property is operating on a stabilized basis. The occupancy as of May 10, 2007 was 79.4%. At loan origination, an occupancy reserve of $715,000 was held back and shall not be fully released unless, among other things, the property achieves an occupancy of 93%. The “As-Is” Value as of February 12, 2007 is $4,876,000.

For Loan ID#166 (Walgreen’s Hamilton Township), the Appraised Value and LTV are based on the “Stabilized” value of $4,750,000 as of April 1, 2007. The “Stabilized” value assumes the completion of construction and occupancy of the Walgreen Co. space. The construction has been completed and the property is 100.0% leased and occupied by Walgreen Co. as of June 1, 2007. The “As-Is” value was $4,675,000 as of December 12, 2006.

For Loan ID#176 (Cosner’s Corner – Panera Bread), the Appraised Value and LTV are based on the “Stabilized” value of $4,850,000 as of April 1, 2007. The “Stabilized” value assumes the property is operating on a stabilized basis. The subject property was 100.0% leased as of March 1, 2007. The “As-Is” value was $4,800,000 as of January 26, 2007.

For Loan ID#196 (Rosemount Business Center), the Appraised Value and LTV are based on the “Stabilized” value of $3,840,000 as of May 1, 2007. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 93%. The occupancy as of February 15, 2007 was 93.8%. The “As-Is” value was $3,810,000 as of January 31, 2007.

For Loan ID#213 (Eckerd Drugs – Manlius, NY), the Appraised Value and LTV are based on the “Stabilized” value of $3,600,000 as of February 1, 2007. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 100.0%. The occupancy as of June 1, 2007 was 100.0%. The “As-Is” value was $3,580,000 as of January 23, 2007.

For Loan ID#250 (Western Dental – Lancaster), the Appraised Value and LTV are based on the “Stabilized” value of $1,850,000 as of January 25, 2007. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 100.0%. The occupancy as of June 1, 2007 was 100.0%. The “As-Is” value was $1,120,000 as of January 25, 2007.

7	Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

For Loan ID#1 (Beacon Seattle & DC Portfolio), the occupancy reflects 100% interests in all 20 properties associated with the Beacon Seattle & DC Portfolio Loan.

For Loan ID#4 (Kalahari Waterpark Resort), the collateral includes 380 hotel rooms and a collateral assignment of the income stream due the borrower for management and rental of an additional 360 condominium units. Net Rentable Area or Units, Cut-off Date Balance per Net Rentable Area or Units and Percent Leased numbers are based on the 380 hotel rooms.

For Loan ID#32 (Shops at Malta), the largest tenant at the property, Price Chopper, will be expanding its space from 48,159 square feet to 71,834 square feet and has executed a lease dated February 16, 2007 for the entire 71,834 SF. Largest Tenant SF and Net Rentable Area or Units includes the additional 23,675 square feet, which is scheduled for completion by November 2007.

8	For Loan ID#87 (The Remington at Valley Ranch), the borrower has a one-time option at any time on or prior to November 5, 2007, to replace its option to defease the pooled mortgage loan with an option to voluntarily prepay the pooled mortgage loan, accompanied by a prepayment premium equal to the greater of (A) 1% of the principal amount being prepaid, or (B) yield maintenance (Treasuries flat).

9

For Loan ID#14 (One Lincoln Park Apartments), the pooled mortgage loan is structured with an Escrow Deposit of $1,175,000, which is subject to achievement of certain release conditions, including but not limited to an annualized net operating level of $3,018,658 (1.20x DSCR) over a period of 3 consecutive months. If the requirements to release reserve are not satisfied on or before November 1, 2008 or if there is a default by the borrower under the terms of the loan documents, lender may apply the escrow deposit at par to the repayment of the principal of the Note or to the payment of any other amounts owed by the borrower to the lender under the terms of any of the loan documents.

For Loan ID#21 (PGA Design Center), the pooled mortgage loan is structured with a performance holdback of $3,500,000, which is subject to achievement of certain full release conditions, including but not limited to, achieving a DSCR of not less than 1.20x based on the trailing twelve month period; and certain partial release conditions, including but not limited to, (i) lender has received a fully executed lease from an acceptable tenant; and (ii) delivery of executed estoppel certificate by each tenant of the space. A portion of the reserve shall be applied to the balance of the mortgage loan, with a yield maintenance premium, such that DSCR is not less than 1.20x, if release conditions are not satisfied on or before April 1, 2008.

For Loan ID#42 (Meridian Village Shopping Center), the pooled mortgage loan is structured with a performance holdback of $5,575,000, which is subject to achievement of certain release conditions including, but not limited to, (i) the completion of construction of the new tenant space, (ii) receipt of an estoppel letter indicating that the new tenant is paying full contractual rent without credits or abatements, (iii) an actual DSCR of at least 1.20x, (iv) a DSCR of at least 0.93x based on an 9.30% constant, (v) an LTV of less than 80% at the time of the release request and (vi) the full payment of all amounts due to mezzanine lender under the mezzanine loan. If the requirements to release the reserve are not satisfied by July 15, 2007, all remaining funds on deposit in the reserve account will serve as additional collateral to be held for the term of the loan.

For Loan ID#47 (Hartford Corporate Plaza), the pooled mortgage loan is structured with a performance holdback of $1,500,000 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) the lender confirming the lessee’s occupancy; (ii) unconditional acceptance of the improvements; (ii) the expiration of all rental deferrals; (iv) the commencement of consecutive monthly rental payments; (v) and a certificate of occupancy The proceeds of the letter of credit can be applied to the balance of the pooled mortgage loan (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence is not provided in accordance with the respective reserve agreement.

For Loan ID#60 (Beltway Corporate Center), the pooled mortgage loan is structured with a $600,000 letter of credit, which is subject to achievement of certain release conditions, including but not limited to, the Net Operating Income generated by the property is at least equal to $1,097,008 for a period of at least three consecutive months (the “NOI Achievement Test”). In the event of a default by the borrower under the terms of the loan documents, the lender may redeem and draw upon the letter of credit and apply the cash proceeds to the payment of any other amounts owed by the borrower under the terms of the loan documents. In the event the lender is unable to collect the full amount of said letter of credit for any reason, the borrower and the guarantors shall remain unconditionally liable for the face amount of said letter of credit. The borrower is required to maintain the letter of credit in full force and effect until the earlier of satisfaction of the NOI Achievement Test or repayment of the pooled mortgage loan.

For Loan ID#68 (Westland Plaza), the pooled mortgage loan is structured with a performance holdback of $1,000,000, which is subject to achievement of certain release conditions including, but not limited to the achievement of an actual DSCR of at least 1.20x based on a 30-year amortization schedule and an underwritten net cash flow as reasonably determined by the lender.

For Loan ID#100 (1840 West 49th Street), the pooled mortgage loan is structured with a performance holdback of $748,000, which is subject to achievement of certain release conditions, including but not limited to, (i) the premises achieving an annual underwritten net cashflow of 1.20x; (ii) the lender confirming the lessee’s occupancy; (iii) unconditional acceptance of the improvements; (iv) a certificate of occupancy; (v) and increase of loss of rents insurance to a minimum of $1,455,000. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by May 1, 2009, and evidence provided in accordance with the terms of the respective reserve agreement.

For Loan ID#106 (3355 El Segundo Boulevard), the pooled mortgage loan is structured with a $78,000 letter of credit, which is subject to achievement of certain release conditions, including but not limited to, current vacant space totaling 9,703 square feet is leased to a tenant(s) at a minimum annual base rent of $8.04 per square foot “industrial gross” for a minimum term of three years.

For Loan ID#112 (2300 Grand Concourse), the pooled mortgage loan is structured with a performance holdback of $550,000 for certain tax abatements and major capital improvements. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The holdback funds will be held as additional collateral for the pooled mortgage loan and are subject to the achievement by the borrower of certain release conditions including, but not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income (as determined by the lender) of $557,000 or greater, (iv) a DSCR of at least 0.94x based on an 8.90% constant, and (v) an LTV ratio of less than 80% at the time of the release request. If the release conditions are not satisfied by March 30, 2009, the lender, at its election, will apply the remaining balance of the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable yield maintenance premium. The borrower is entitled to only two draw requests during the applicable two year period for release of the holdback funds.

For Loan ID#124 (1210 Sherman Avenue), the pooled mortgage loan is structured with a performance holdback of $500,000 for certain tax abatements and major capital improvements. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The holdback funds will be held as additional collateral for the pooled mortgage loan and are subject to the achievement by the borrower of certain release conditions including, but not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income (as determined by the lender) of $500,000 or greater, (iv) a DSCR of at least 0.94x based on an 8.90% constant, and (v) an LTV ratio of less than 80% at the time of the release request. If the release conditions are not satisfied by March 30, 2009, the lender, at its election, will apply the remaining balance of the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable yield maintenance premium. The borrower is entitled to only two draw requests during the applicable two year period for release of the holdback funds.

For Loan ID#127 (Old Stone Apartments), the pooled mortgage loan is structured with a $822,087 letter of credit, which is subject to achievement of certain release conditions, including but not limited to, a DSCR equal to or greater than 1.05x for a period of three consecutive months. If the requirements to release the letter of credit are not satisfied by March 27, 2009 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds at par to the repayment of the principal of the note or to the payment of any other amounts owed by the borrower to the lender under the terms of any of the loan documents.

For Loan ID#127 (Old Stone Apartments), the pooled mortgage loan is structured with a $784,925 letter of credit, which is subject to achievement of certain release conditions, including but not limited to, a DSCR equal to or greater than 1.20x for a period of three consecutive months. If the requirements to release the letter of credit are not satisfied by March 27, 2009 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds at par to the repayment of the principal of the note or to the payment of any other amounts owed by the borrower to the lender under the terms of any of the loan documents.

For Loan ID#136 (Park Center III & IV), the pooled mortgage loan is structured with a performance holdback of $48,750, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers; (ii) title endorsements; (iii) all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived right to inspection. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a make whole premium by April 9, 2008, if the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

For Loan ID#137 (2765 Kingsbridge Terrace), the pooled mortgage loan is structured with a performance holdback of $550,000 for certain tax abatements and major capital improvements. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The holdback funds will be held as additional collateral for the pooled mortgage loan and are subject to the achievement by the borrower of certain release conditions including, but not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) a DSCR of at least 0.96x based on an 8.90% constant, and (iv) an LTV ratio of less than 80% at the time of the release request. If the release conditions are not satisfied by March 1, 2009, the lender, at its election, will apply the remaining balance of the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable yield maintenance premium. The borrower is entitled to only three draw requests during the applicable two year period for release of the holdback funds.

For Loan ID#146 (3371-3373 Decatur Avenue), the pooled mortgage loan is structured with a performance holdback of $400,000 for major capital improvements. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The holdback funds will be held as additional collateral for the pooled mortgage loan and are subject to the achievement by the borrower of certain release conditions including, but not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income (as determined by the lender) of $379,000 or greater, (iv) a DSCR of at least 0.94x based on an 8.90% constant, and (v) an LTV ratio of less than 80% at the time of the release request. If the release conditions are not satisfied by March 30, 2009, the lender, at its election, will apply the remaining balance of the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable yield maintenance premium.

For Loan ID#151 (Emerald Pointe Garden Senior Apartments), the pooled mortgage loan is structured with a performance holdback of $345,000, which is subject to achievement of certain release conditions, including but not limited to the lender receiving satisfactory evidence that the property has achieved a 95% occupancy for three consecutive months. A portion of the reserve shall be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, such that the LTV ratio does not exceed 80% or the DSCR is not less than 1.20x, if release conditions are not satisfied on or before April 3, 2008.

For Loan ID#153 (Elliston Place), the pooled mortgage loan is structured with a $195,000 escrow deposit (“The Urban Fusion Escrow”) for tenant improvements and leasing commissions which is subject to achievement of certain release conditions, including but not limited to, (i) if Urban Fusion fails to pay scheduled monthly rent for four consecutive or (ii) if the Urban Fusion lease is terminated as a result of a default. Should either condition exist, the borrower may draw on The Urban Fusion Escrow in an amount equal to the lesser of (a) amount of rent for which Urban Fusion is delinquent or (b) an amount equal to four monthly installments of rent. Upon termination of the Urban Fusion lease, the remaining escrow funds shall be made available to the borrower upon satisfaction, among other things, that Urban Fusion space is leased to a tenant(s) at a minimum annual base rent of $22 per square foot for a minimum term of five years. If a default occurs and is not cured within any applicable cure period, the Urban Fusion Escrow, or any portion thereof, may be applied in such manner as the lender in its discretion may elect.

For Loan ID#155 (1344 University Avenue), the pooled mortgage loan is structured with a performance holdback of $350,000 for major capital improvements. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The holdback funds will be held as additional collateral for the pooled mortgage loan and are subject to the achievement by the borrower of certain release conditions including, but not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income (as determined by the lender) of $345,000 or greater, (iv) a DSCR of at least 0.96x based on an 8.90% constant, and (v) an LTV ratio of less than 80% at the time of the release request. If the release conditions are not satisfied by March 1, 2009, the lender, at its election, will apply the remaining balance of the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable yield maintenance premium.

For Loan ID#163 (2264 Creston Avenue), the pooled mortgage loan is structured with a performance holdback of $500,000 for certain tax abatements and major capital improvements. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The holdback funds will be held as additional collateral for the pooled mortgage loan and are subject to the achievement by the borrower of certain release conditions including, but not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income (as determined by the lender) of $323,000 or greater, (iv) a DSCR of at least 0.94x based on an 8.90% constant, and (v) an LTV ratio of less than 80% at the time of the release request. If the release conditions are not satisfied by March 30, 2009, the lender, at its election, will apply the remaining balance of the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable yield maintenance premium. The borrower is entitled to only two draw requests during the applicable two year period for release of the holdback funds.

For Loan ID#164 (7930 South Loop 289), the pooled mortgage loan is structured with a performance holdback of $715,000, which is subject to achievement of certain release conditions, including but not limited to, (i) the premises achieving an occupancy of at least 93%; (ii) the lender confirming the lessee’s occupancy; (iii) unconditional acceptance of the improvements; (iv) and a certificate of occupancy. The amount of the reserve can be applied to the balance of the pooled mortgage loan (with a make whole premium) by November 10, 2008, and evidence provided in accordance with the terms of the respective reserve agreement.

For Loan ID#168 (2773-2779 Briggs Avenue), the pooled mortgage loan is structured with a performance holdback of $375,000 for certain tax abatements and major capital improvements. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The holdback funds will be held as additional collateral for the pooled mortgage loan and are subject to the achievement by the borrower of certain release conditions including, but not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income (as determined by the lender) of $316,000 or greater, (iv) a DSCR of at least 0.96x based on an 8.90% constant, and (v) an LTV ratio of less than 80% at the time of the release request. If the release conditions are not satisfied by March 1, 2009, the lender, at its election, will apply the remaining balance of the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable yield maintenance premium. The borrower is entitled to only two draw requests during the applicable two year period for release of the holdback funds.

For Loan ID#171 (Cryden Industrial Building), the pooled mortgage loan is structured with a performance holdback of $600,000, which is subject to achievement of certain release conditions, including but not limited to, (i) lender has received a fully executed lease or a renewal or lease extension; (ii) a satisfactory inspection report that required tenant improvements have been completed, if required by lender; (iii) delivery of an executed estoppel certificate by each tenant of the space. The amount of the reserve shall be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before April 1, 2010.

For Loan ID#231 (Asp Street Investments), the pooled mortgage loan is structured with a performance holdback of $23,000, which is subject to achievement of certain release conditions, including but not limited to, (i) lender confirming leasee’s occupancy; (ii) leasee’s acceptance of all tenant improvements; (iii) leasee is open for business; and (iv) the commencement of regular rent payments. At the lender’s option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before July 2, 2007.

10	For Loan ID#43 (The Shops at Rockaway), the sponsors of the loan are: Jessie A. Ahn; J. Kiely Ball; Denise Baruch; Barbara A. Doherty Living Trust U/D/T dated June 12, 2006; Layana Hanson; Stephanie Jester; Marion B. Marsh; Sestino O. Milito, Mary J. McGough, John S. McGough; Jeff Pori; The Marie Antoinette Clough Revocable Living Trust; Anthony E. Whitehouse and Margaret Whitehouse; and Toni Wisco and Elsie Arcangel.

For Loan ID#53 (Chestnut Hill), the sponsors of the loan are: Graeme Investments LLC, Kinja Investments LLC, Maggers Investments LLC, 222 Sepulveda Investments LLC, Obispo Asset Management LLC, John S. Ward and Edmund K. Slingsby.

For Loan ID#81 (75th Street Center), the sponsors of the loan are: James W. Abbott, C. Lee Brook as a trustee of the Lee and Claudia Brooke Living Trust dated February 23, 2003, Richard Peterson, and Darrell Okada.

For Loan ID#177 (Colleyville Square), the sponsors of the loan are: Phillip B. Malik, Jr. and Mona R. Malik, as Co-Trustees of the Malik Revocable Trust Agreement under the Trust Agreement dated March 24, 1997 and as restated on December 4, 2003.

For Loan ID#182 (Plaza West Office Building), the sponsors of the loan are: Freedom 4 Real Estate, Ltd., Rodney Warren, Cuatro W, Ltd., Victor Chavez, Leigh Anne Wikle, HIS Provision, LLC, Dana Worth, Andrew Fleming and Howard Fleming.

11	For Loan ID#1 (Beacon Seattle & DC Portfolio), all Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington Mutual Tower. The related borrower did not grant a mortgage on, and does not have a 100% ownership interest in the Market Square property. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the Cash Flow Properties, U/W Net Operating Income and U/W Net Cash Flow would be $213,010,561 and $198,385,887 respectively. If the Cash Flow Properties were released, U/W Net Operating Income and U/W Net Cash Flow would be $183,213,085 and $171,617,524 respectively.

Appendix D

Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio

Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio

Kirkland
Redmond
KING COUNTY
Seattle
Lake Washington
Hunts Point
Clyde Hill
Medina
Bellevue
Lake Sammamish
Lake Union
Green Lake
Puget Sound
Mercer Island
Eastgate
NORTHWEST COLLEGE
UNIVERSITY OF WASHINGTON
SEATTLE UNIV.
BELLEVUE COMM. COLL
Northgate Mall
NORTH SEATTLE COMM. COLLEGE
Woodland Park Zoo
Children's Hospital
Husky Stadium
UW Medical Center
Space Needle
Key Arena
Pike Place Market
Downtown
Chinatown/ Intl. District
Qwest Field
Safeco Field
West Seattle
Southeast Seattle
VA Puget Sound Health Care
Overlake Hospital
Redmond Town Ctr.
Crossroads Bellevue
Bellevue Square
Bridle Trails State Park
Marymoor Park
Mercer Slough Nature Park
Factoria Square Mall
Seward Park
NE 116th St
NE 75th St
NE 65th St
N 45th St
NE 40th St
NE 24th St
NE 8th St
SE 16th St
SE 40th St
S Genesee St
Spokane St
E Madison St
Bel-Red Rd

#	Beacon Seattle & DC Portfolio	Location
1	Market Square	Washington, DC
2	Polk & Taylor	Arlington, VA
3	Wells Fargo Center	Seattle, WA
4	Lafayette Center	Washington, DC
5	Booz Allen Complex	McLean, VA
6	Key Center	Bellevue, WA
7	Sunset North	Bellevue, WA
8	City Center Bellevue	Bellevue, WA
9	Plaza Center	Bellevue, WA
10	1616 North Fort Myer Drive	Arlington, VA
11	American Center	Vienna, VA
12	Eastgate Office Park	Bellevue, WA
13	Liberty Place	Washington, DC
14	Lincoln Executive Center	Bellevue, WA
15	11111 Sunset Hills Road	Reston, VA
16	Army and Navy Building	Washington, DC
17	Plaza East	Bellevue, WA
18	Reston Town Center	Reston, VA
19	Washington Mutual Tower	Seattle, WA
20	1300 North Seventeenth Street	Arlington, VA

MARYLAND
VIRGINIA
Bethesda
MONTGOMERY COUNTY
Chevy Chase
Takoma Park
Washington D.C.
Wolf Trap
Reston
Washington Dulles Intl. Airport 7 miles
Dulles Greenway
Tysons Corner
McLean
Central Intelligence Agency
Pimmit Hills
Vienna
Oakton
Dunn Loring
ARLINGTON COUNTY
Falls Church
Arlington
Merrifield
Jefferson
Fairfax
FAIRFAX COUNTY
Lake Barcroft
Bailey's Crossroads
Annandale
Lincolnia
Alexandria
Burke
Rose Hill
AMERICAN UNIVERSITY
GEORGETOWN UNIVERSITY
Naval Observatory
HOWARD UNIV
CATHOLIC UNIV
GEORGE MASON UNIV
Arlington National Cemetery
Reagan National Airport
Potomac River
Bolling Air Force Base
Capital Beltway

Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio

Loan Information			Property Information

Mortgage Loan Seller: (1)	BSCMI		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Portfolio

Note A-5 Original Balance: (2)	$485,522,683		Property Type:	Office

Note A-5 Cut-off Date Balance: (2)	$485,522,683		Property Sub-type:	Urban & Suburban

First Payment Date:	06/07/2007		Location:	Various – See Table

Interest Rate:	5.79700%		Year Built/Renovated:	Various – See Table

Amortization Term:	Interest Only		Percent Leased (As of): (5)	96.9% (04/01/2007)

ARD:	No		Net Rentable Area:	9,848,341

Anticipated Repayment Date:	NAP		The Collateral:	Interests in 20 properties located in Seattle, WA, Bellevue, WA, Washington, DC, and Northern Virginia, as described in the Loan section below
Maturity Date:	05/07/2012
Expected Maturity Balance: (2)	$485,522,683
Sponsors:	Beacon Capital Partners, LLC; Beacon Capital Strategic Partners V, L.P.

Interest Calculation:	Actual/360		Ownership Interest:	Fee / Leasehold / Pledge

Call Protection:

Greater of 1% or yield maintenance, U.S. Treasury defeasance permitted on or after the earlier of October 10, 2010 and two years after securitization of the entire whole loan, prepayable without a premium from and after November 7, 2011.

			Property Management:	19 properties are managed by affiliates of the sponsor. Washington Mutual Tower is managed by an affiliate of the sponsor’s joint venture partner

Cut-off Date Balance per SF: (2)	$290.13		3rd Recent NOI (As of): (6)	$180,327,374 (TTM 12/31/2004)

			2nd Recent NOI (As of): (6)	$189,399,017 (TTM 12/31/2005)

Up-front Reserves:	TI/LC: (3)	$18,200,095	Most Recent NOI (As of): (6)(7)	$197,747,703 (TTM 10/31/2006)

			U/W Net Op. Income: (6)	$232,287,136

Ongoing Reserves:	RE Taxes: (4)	Springing	U/W Net Cash Flow: (6)	$217,631,011

	Insurance: (4)	Springing	U/W Occupancy: (5)	94.6%

	Replacement: (4)	Springing	Appraised Value (As of): (8)	$4,453,034,000 (Various)

	TI/LC: (4)	Springing	Cut-off Date LTV Ratio: (9)(10)	64.2%

	Other: (4)	Springing	LTV Ratio at Maturity: (9)(10)	64.2%

			U/W DSCR: (9)(10)	1.33x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

(1)	The loan was co-originated by Bear Stearns Commercial Mortgage, Inc. (“BSCMI”), Morgan Stanley Mortgage Capital Inc. (“MSMC”) and Wachovia Bank, National Association (“WB”) on April 10, 2007. The Beacon Seattle & DC Whole Loan is divided into seven pari passu notes and one Note B-1, which is only subordinate to Note A-4 and Note A-5. Only Note A-5 will be held by Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16. The Beacon Seattle & DC Portfolio Note A-1 is expected to be held by the Morgan Stanley Capital I Trust 2007-IQ14. The Beacon Seattle & DC Portfolio Note A-2 and the Beacon Seattle & DC Portfolio Note A-3 are currently held by MSMC. The Beacon Seattle & DC Portfolio Note A-4 is currently held by BSCMI and is expected to be held by the Banc of America Commercial Mortgage Trust 2007-2. The Beacon Seattle & DC Portfolio Note B-1 is currently held by BSCMI, and is expected to be sold to Centerline Capital Group Inc. The Beacon Seattle & DC Portfolio Note A-6 is currently held by WB and is expected to be held by the Wachovia Bank Commercial Mortgage Trust 2007-C31. The Beacon Seattle & DC Portfolio Note A-7 is currently held by WB. See “The Loan” section below for further details.
(2)	The $485,522,683 pooled mortgage loan represented as the Beacon Seattle & DC Portfolio Note A-5, combined with the Beacon Seattle & DC Portfolio Note A-4 ($394,477,317), and the Beacon Seattle & DC Portfolio Note B-1 ($56,000,000), represents a 34.667% pari passu interest in a $2,700,000,000 whole loan. The Beacon Seattle & DC Portfolio Note B-1, is subordinate only to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5. Unless otherwise noted, all LTV, DSCR and Cut-off Date Balance per SF numbers presented are based on the aggregate Beacon Seattle & DC Portfolio Note A-4 and Beacon Seattle & DC Portfolio Note A-5 financing in the amount of $880,000,000. See the Loan section below for further details.
(3)	Represents funds for tenant concessions and leasing costs that the Beacon Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio Properties.
(4)	Upon occurrence and continuance of a trigger event, defined as an event of default, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums, (iii) capital expenditures in 1/12 of the amount equivalent to $0.15 per leasable square foot at the Beacon DC & Seattle Portfolio Properties, (iv) tenant concessions and leasing costs in 1/12 of the amount equivalent to $1.00 per leasable square foot at the Beacon DC & Seattle Portfolio Properties and (v) ground rent payable under the Key Center ground lease.
(5)	Occupancy reflects 100% interests in all 20 properties associated with the Beacon Seattle & DC Portfolio Loan.
(6)	All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington Mutual Tower. The related borrower did not grant a mortgage on, and does not have a 100% ownership interest in the Market Square property, as more fully set forth in the “Market Square Joint Venture” section below. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the Cash Flow Properties (as defined below), U/W Net Operating Income and U/W Net Cash Flow would be $213,010,561 and $198,385,887 respectively. If the Cash Flow Properties were released, U/W Net Operating Income and U/W Net Cash Flow would be $183,213,085 and $171,617,524 respectively.
(7)	Net Operating Income for the year ended December 31, 2006 and for the trailing-12 month period ended March 31, 2007 is set forth in the Net Operating Income tables.
(8)	Appraised Value reflects a 62.8% ownership interest in Washington Mutual Tower. The appraised value of the Cash Flow Properties, reflecting a 62.8% ownership interest in Washington Mutual Tower, is $1,018,684,000. The appraised value of the Market Square property is $529,000,000.
(9)	All LTV and DSCR calculations in this table reflect (i) 62.8% of the Net Cash Flow and appraised value for Washington Mutual Tower, (ii) the full property net cash flow and appraised value for the other Cash Flow Properties and (iii) $339,177,299 of existing secured debt to third parties, with $19,245,124 in annual interest expense on such existing secured debt in both cases on the Cash Flow Properties. Additionally, all LTV and DSCR calculations reflect the full property net cash flow and appraised value for Market Square, which does not secure the Beacon Seattle & DC Whole Loan by means of a mortgage lien, but secures it through other means, as described herein.
(10)	Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding LTV would be 71.2% and DSCR would be 1.19x for the Beacon Seattle & DC Portfolio Note A-5 and the corresponding LTV would be 75.7% and DSCR would be 1.12x for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Whole Loan is not secured by mortgages on the Cash Flow Properties. Assuming no value is attributed to the Cash Flow Properties, the LTV of the Beacon Seattle & DC Portfolio Note A-5 would be 73.9%.

The Beacon Seattle & DC Portfolio Loan.

The Loan. The largest loan (the “Beacon Seattle & DC Portfolio Loan”) as evidenced by a promissory note in the amount of $485,522,683 is secured by: (i) first mortgages or deeds of trust encumbering (a) fee interests in 15 office properties and (b) a leasehold interest in one office property known as Key Center, located in Bellevue, WA; (ii) with respect to one office property known as Market Square, located in Washington, D.C., (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrowers’ cash flow from the property (collectively, (i) and (ii) are the “Portfolio Properties”); and (iii) a covenant to deposit the related borrowers’ cash flows from three additional properties (the “Cash Flow Properties”) (together with the Portfolio Properties, the “Beacon Seattle & DC Portfolio Properties”). The Trust will not be able to foreclose on and take ownership of the joint venture interest and the related loans described in clauses (ii) (a) and (b) above, but will be entitled to the proceeds in connection with the sale of such assets.

The Cash Flow Properties consist of: (i) Washington Mutual Tower, located in Seattle, Washington, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account; (ii) Reston Town Center, located in Reston, Virginia; and (iii) 1300 North Seventeenth Street, located in Arlington, Virginia. With regard to Reston Town Center and 1300 North Seventeenth Street, the respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by $339,177,299 of existing secured debt to third parties.

All properties are located in the state of Washington, in Washington, D.C. or in Northern Virginia. The Beacon Seattle & DC Portfolio Whole Loan was originated on April 10, 2007 by or on behalf of Bear Stearns Commercial Mortgage, Inc. and two other lenders.

Financial Information

Note A-1 Cut-off Date Balance:	$775,000,000
Note A-2 Cut-off Date Balance:	$86,000,000
Note A-3 Cut-off Date Balance:	$75,000,000
Note A-4 Cut-off Date Balance:	$394,477,317
Note A-5 Cut-off Date Balance:	$485,522,683
Note A-6 Cut-off Date Balance:	$414,000,000
Note A-7 Cut-off Date Balance:	$414,000,000
Note B-1 Cut-off Date Balance: (1)	$56,000,000

Whole Loan Cut-off Date Balance:	$2,700,000,000

	Note A-5		Whole Loan
Cut-off Date LTV: (2)(3)	64.2%		68.2%
Maturity Date LTV: (2)(3)	64.2%		68.2%
Underwritten DSCR: (2)(3)	1.33	x	1.25	x
Mortgage Rate:	5.797%		5.797%

(1)	The $56,000,000 Note B-1 is subordinate to the $394,477,317 Note A-4 and the $485,522,683 Note A-5. The combined Note A-4 (not included in the Trust), Note A-5, and Note B-1 (not included in the Trust) represent a 34.667% pari passu interest in a $2,700,000,000 whole loan.
(2)	All LTV and DSCR calculations in this table reflect (i) 62.8% of the net cash flow and appraised value for Washington Mutual Tower, (ii) the full property net cash flow and appraised value for the other Cash Flow Properties and (iii) $339,177,299 of existing secured debt to third parties, with $19,245,124 in annual interest expense on such existing secured debt in both cases on the Cash Flow Properties. Additionally, all LTV and DSCR calculations reflect the full property net cash flow and appraised value for Market Square, which does not secure the Beacon Seattle & DC Whole Loan by means of a mortgage lien, but secures it through other means, as described herein.
(3)	Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding LTV would be 71.2% and DSCR would be 1.19x for the Note A-5 and the corresponding LTV would be 75.7% and DSCR would be 1.12x for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Whole Loan is not secured by mortgages on the Cash Flow Properties. Assuming no value is attributed to the Cash Flow Properties, the LTV of the Note A-5 would be 73.9%.

Market Square Joint Venture. The property known as Market Square is owned in fee by a joint venture partnership in which the borrower has a 70% partnership interest and a non-affiliated party owns a 30% interest. The Market Square property is also encumbered by existing debt in favor of the borrower, in the form of: (i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan. As of December 31, 2006 and December 31, 2005, the balances of the mortgage loan were $154,041,348, and $158,230,992, respectively, and the balances of the unsecured loan were $103,100,945 and $85,141,825, respectively. The Beacon Seattle & DC Portfolio Whole Loan is secured by: (a) a pledge of the related borrowers’ ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage loan and unsecured loans. With regard to the entity that owns Market Square, total assets were $148,088,171 and $140,925,442 as of December 31, 2006 and December 31, 2005, respectively. For the same time periods: (i) net losses were $8,398,185 and $6,622,252, respectively; (ii) total operating revenues were $35,474,940 and $33,724,342, respectively; (iii) long term obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817, respectively; and (iv) interest expenses paid to affiliates were $23,713,659 and $21,653,336, respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans; (ii) in payment of any principal outstanding under any optional loans; (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made; (iv) to the borrower in payment of the aggregate accrued preferred return; and (v) to the partners in accordance with their respective percentage interests. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i) in payment of any accrued interest under any optional loans; (ii) in payment of any principal outstanding under any optional loans; (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made; (iv) to the borrower in payment of the aggregate accrued preferred return; (v) to the borrower in payment of certain unrecovered capital; (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement; and (vii) to the partners in accordance with their respective percentage interests (70% in the case of the borrower).

The Borrowers. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership (collectively, the “Beacon Seattle & DC Portfolio Borrower”). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon Seattle & DC Portfolio Whole Loan. The sponsors of the Beacon Seattle & DC Portfolio Whole Loan are Beacon Capital Partners, LLC and its affiliate Beacon Capital Strategic Partners V, L.P. Beacon Capital Partners was founded in 1998 following the merger of its predecessor company, Beacon Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, Massachusetts. Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

The Properties. The “Beacon Seattle & DC Portfolio Whole Loan” has a Cut-off Date balance of $2,700,000,000 and is secured by: (i) first mortgages or deeds of trust encumbering the Portfolio Properties (other than Market Square); (ii) a pledge of ownership interests in, and a collateral assignment of a first mortgage loan in favor of the borrower secured by, Market Square; and (iii) a covenant to deposit the related borrowers’ cash flows from the Cash Flow Properties.

The 20 properties contain a total of 9,848,341 square feet of office space. As of April 1, 2007, the occupancy rate for the portfolio was approximately 96.9%.

The Cash Flow Properties consist of the Washington Mutual Tower located in Seattle, Washington; Reston Town Center located in Reston, Virginia; and 1300 North Seventeenth Street, located in Arlington, Virginia. With respect to the Washington Mutual Tower, the related borrower has agreed to deposit distributions from the joint venture owning the property into a designated deposit account, and with respect to Reston Town Center and 1300 North Seventeenth Street the related borrowers have agreed to deposit distributions from the owner of the related property to such account. The Beacon Seattle & DC Portfolio Whole Loan is not secured by mortgages on the Cash Flow Properties. The Cash Flow Properties are otherwise directly encumbered by existing secured debt to third parties.

More specific information about each of the Beacon Seattle & DC Portfolio Properties is set forth in the tables below:

Property Information

Property Name	Location	Year Built/Year Renovated	Percent Leased	NRA	Ownership Interest	Allocated Loan Amount (1)
Wells Fargo Center	Seattle, WA	1983 / NAP	92.8%	944,141	Fee	$310,721,015
Washington Mutual Tower(2)	Seattle, WA	1988 / NAP	96.9%	1,079,013	Cash Flow	$235,000,000
City Center Bellevue	Bellevue, WA	1986 / NAP	95.6%	465,765	Fee	$146,015,218
Sunset North	Bellevue, WA	1999 / NAP	100.0%	463,182	Fee	$147,079,871
Plaza Center	Bellevue, WA	1978 / NAP	95.8%	466,948	Fee	$119,714,340
Eastgate Office Park	Bellevue, WA	1985 / NAP	100.0%	251,088	Fee	$73,027,325
Lincoln Executive Center	Bellevue, WA	1984 / NAP	96.8%	277,672	Fee	$67,428,037
Plaza East	Bellevue, WA	1987 / NAP	91.5%	148,952	Fee	$39,668,190
Key Center	Bellevue, WA	2000 /NAP	97.9%	473,988	Leasehold	$158,278,446
Lafayette Center	Washington, DC	1980 / 1993	91.3%	711,495	Fee	$280,831,860
Market Square(3)	Washington, DC	1991 / NAP	95.4%	678,348	Pledge / Cash Flow	$417,186,336
Army and Navy Building	Washington, DC	1913 / 1987	100.0%	102,822	Fee	$50,078,133
Liberty Place	Washington, DC	1991 / NAP	99.4%	163,936	Fee	$69,399,617
Reston Town Center(4)	Reston, VA	1988 / NAP	98.3%	764,103	Cash Flow	$130,000,000
1616 North Fort Myer Drive	Arlington, VA	1975 / NAP	97.8%	294,521	Fee	$110,408,482
1300 North Seventeenth Street(4)	Arlington, VA	1980 / NAP	99.4%	380,743	Cash Flow	$75,000,000
Booz Allen Complex	McLean, VA	1980 / 2001	99.5%	731,234	Fee	$236,826,194
Polk & Taylor	Arlington, VA	1970 / 2003	100.0%	904,226	Fee	$330,436,815
American Center	Vienna, VA	1985 / NAP	94.8%	329,695	Fee	$83,594,994
11111 Sunset Hills Road	Reston, VA	2000 / NAP	100.0%	216,469	Fee	$59,305,127

(1)	For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties’ corresponding Allocated Loan Amounts. For the Cash Flow Properties, the amounts represented are the properties’ release amounts, subject to the provisions set forth in the “Release of Parcels” section below.
(2)	Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. Washington Mutual Tower is also encumbered by existing secured debt to a third party. The Beacon Seattle & DC Portfolio Loan is not secured by a mortgage on the property, but by collateral as described in “The Loan” section above. The amount represented in the Allocated Loan Amount column is the property’s release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the Beacon Seattle & DC Whole Loan up to a total of $100,000,000, as described in the “Release of Parcels” section below.
(3)	Market Square is owned in fee by a joint venture in which the borrower represents a 70% partnership interest. Market Square is also encumbered by existing secured debt to the borrower, which debt has been pledged as collateral for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Portfolio Whole Loan is not secured by a mortgage on the property. The amount represented in the Allocated Loan Amount column is the property’s release amount in connection with a release other than as a result of a sale of the property.
(4)	Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing secured debt to third parties. The Beacon Seattle & DC Portfolio Whole Loan is not secured by a mortgage on the properties. The amounts represented in the Allocated Loan Amount column are the properties’ release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the Beacon Seattle & DC Whole Loan up to a total of $100,000,000, as described in the “Release of Parcels” section below.

Percentage Leased Information(1)

Property	2000	2001	2002	2003	2004	2005	2006	Rent Roll(2)
Wells Fargo Center	97.4%	97.0%	98.4%	90.6%	83.3%	91.0%	94.7%	92.8%
Washington Mutual Tower	99.6%	99.6%	99.4%	98.7%	98.6%	98.1%	98.4%	96.9%
City Center Bellevue	95.5%	81.9%	75.7%	89.5%	94.5%	96.6%	95.9%	95.6%
Sunset North	99.9%	100.0%	100.0%	98.1%	88.0%	98.0%	100.0%	100.0%
Plaza Center	95.9%	87.9%	86.7%	81.7%	84.8%	87.6%	90.2%	95.8%
Eastgate Office Park	99.0%	97.6%	95.4%	76.5%	90.6%	92.6%	96.1%	100.0%
Lincoln Executive Center	95.7%	88.0%	86.9%	83.9%	86.1%	89.0%	90.6%	96.8%
Plaza East	97.6%	79.2%	54.2%	71.2%	70.4%	89.0%	98.6%	91.5%
Key Center	96.9%	98.8%	96.5%	99.2%	96.9%	99.5%	98.5%	97.9%
Lafayette Center	98.8%	98.0%	92.9%	92.9%	92.3%	98.4%	95.0%	91.3%
Market Square	98.1%	99.0%	99.3%	96.5%	97.5%	92.2%	94.0%	95.4%
Army and Navy Building	93.4%	85.3%	92.4%	92.6%	92.6%	94.3%	91.5%	100.0%
Liberty Place	100.0%	100.0%	100.0%	100.0%	95.9%	95.9%	100.0%	99.4%
Reston Town Center	100.0%	99.4%	92.2%	93.5%	99.2%	99.7%	97.0%	98.3%
1616 North Fort Myer Drive	100.0%	100.0%	100.0%	79.6%	93.1%	98.0%	100.0%	97.8%
1300 North Seventeenth Street	100.0%	98.5%	94.8%	82.6%	93.5%	100.0%	99.5%	99.4%
Booz Allen Complex	100.0%	99.4%	99.7%	99.9%	100.0%	100.0%	100.0%	99.5%
Polk & Taylor	100.0%	71.5%	81.0%	60.8%	79.7%	99.6%	99.9%	100.0%
American Center	96.4%	87.1%	67.5%	67.2%	73.8%	76.0%	92.9%	94.8%
11111 Sunset Hills Road	100.0%	100.0%	100.0%	84.9%	79.9%	88.1%	100.0%	100.0%

(1)	Based on CoStar.
(2)	Based on the underwritten rent roll dated April 1, 2007.

Total Gross Rent PSF Information(1)

Property	2000	2001	2002	2003	2004	2005	2006	Rent Roll(2)
Wells Fargo Center	$41.34	$40.40	$30.83	$32.75	$30.23	$27.07	$25.47	$26.31
Washington Mutual Tower	$40.53	$41.98	$34.68	$32.56	$31.94	$28.32	$28.73	$31.53
City Center Bellevue	$38.06	$34.70	$24.33	$22.88	$24.59	$27.29	$29.36	$24.15
Sunset North	$32.25	$26.80	$23.96	$22.99	$22.26	$24.38	$24.60	$26.36
Plaza Center	$32.45	$32.04	$23.91	$22.08	$23.62	$21.58	$25.76	$22.49
Eastgate Office Park	$29.09	$27.11	$22.52	$21.90	$22.72	$21.50	$23.96	$21.55
Lincoln Executive Center	$30.25	$28.66	$20.62	$19.60	$21.42	$22.64	$25.17	$22.27
Plaza East	$32.02	$29.97	$19.55	$21.37	$21.37	$22.78	$22.98	$22.17
Key Center	$24.67	$26.26	$29.55	$25.45	$26.69	$29.50	$30.19	$30.28
Lafayette Center	$33.09	$38.42	$38.16	$37.49	$37.59	$34.53	$39.91	$42.67
Market Square	$43.80	$41.43	$45.74	$47.52	$53.01	$51.09	$53.20	$54.36
Army and Navy Building	$39.76	$36.92	$39.52	$44.00	$44.73	$45.82	$50.47	$49.66
Liberty Place	$44.33	$45.00	$0.00	$0.00	$49.00	$47.75	$49.31	$54.27
Reston Town Center	$28.81	$38.14	$30.71	$27.15	$29.79	$36.69	$41.28	$39.49
1616 North Fort Myer Drive	$0.00	$0.00	$27.75	$28.33	$28.83	$34.03	$36.00	$30.48
1300 North Seventeenth Street	$27.04	$27.60	$26.74	$29.10	$31.19	$32.00	$29.08	$33.33
Booz Allen Complex	$0.00	$24.48	$21.68	$19.84	$42.50	$42.50	$0.00	$32.79
Polk & Taylor	$0.00	$0.00	$0.00	$30.78	$30.78	$30.78	$30.00	$30.04
American Center	$32.54	$33.06	$26.11	$24.77	$24.29	$27.66	$32.66	$28.81
11111 Sunset Hills Road	$27.91	$0.00	$23.00	$23.00	$23.00	$26.38	$30.70	$26.73

(1)	Based on CoStar.
(2)	Based on the underwritten rent roll dated April 1, 2007.

Net Operating Income

Property	2001	2002	2003	2004	2005
Washington Mutual Tower(1)	$15,653,359	$15,708,846	$16,537,073	$16,488,332	$16,274,293
Market Square(2)	$22,391,620	$24,703,280	$23,708,640	$23,025,123	$20,808,432
Reston Town Center(3)	$18,269,923	$19,016,596	$16,708,954	$19,786,226	$20,712,822
1300 North Seventeenth Street(4)	$7,544,643	$7,042,444	$6,893,756	$6,638,448	$8,580,337

(1)	Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a 62.8% pro rata portion) on approximately $79,250,000 of existing secured debt to third parties ($49,769,000 based on a 62.8% pro rata portion).
(2)	Represents a 100% interest in the Market Square property, prior to payment of debt service on existing secured debt to the borrower, and prior to disbursement of 70% of cash flows after debt service to the borrower, and 30% to a non-affiliate, as described in the “Market Square Joint Venture” section.
(3)	Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing secured debt to third parties.
(4)	Represents the Net Operating Income of the 1300 North Seventeenth Street property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing secured debt to third parties.

Net Operating Income

Property	1Q 2006	1Q 2007	TTM 10/06	2006	TTM 03/07	U/W
Wells Fargo Center	$4,226,437	$3,823,528	$15,474,857	$14,736,945	$14,334,036	$19,770,003
Washington Mutual Tower(1)	$4,327,781	$3,196,469	$17,004,496	$15,919,520	$14,788,209	$16,078,102
City Center Bellevue	$3,509,664	$2,043,796	$10,562,260	$10,221,829	$8,755,961	$9,856,098
Sunset North	$2,267,063	$2,153,086	$8,575,097	$8,819,911	$8,705,934	$9,235,154
Plaza Center	$1,481,715	$1,976,353	$6,834,261	$6,508,781	$7,003,419	$9,187,329
Eastgate Office Park	$757,101	$834,861	$2,887,632	$3,016,207	$3,093,967	$4,004,538
Lincoln Executive Center	$966,130	$922,832	$3,183,144	$3,523,447	$3,480,149	$4,360,093
Plaza East	$392,372	$507,342	$2,153,661	$2,237,310	$2,352,280	$2,618,950
Key Center	$2,549,048	$2,806,179	$9,838,198	$10,992,380	$11,249,511	$11,838,738
Lafayette Center	$4,266,839	$4,040,525	$16,104,255	$15,594,015	$15,367,700	$18,268,793
Market Square(2)	$4,862,203	$6,140,006	$19,364,825	$18,729,016	$20,006,818	$26,180,226
Army and Navy Building	$403,192	$675,478	$2,900,420	$2,495,189	$2,767,475	$2,578,741
Liberty Place	$922,440	$1,081,290	$4,327,320	$4,618,507	$4,777,357	$5,531,542
Reston Town Center(3)	$5,011,711	$5,310,612	$21,711,497	$21,366,057	$21,664,959	$21,769,534
1616 North Fort Myer Drive	$1,608,930	$969,419	$4,633,934	$4,865,953	$4,226,442	$7,701,606
1300 North Seventeenth Street(4)	$2,366,966	$2,346,056	$9,108,594	$9,069,143	$9,048,233	$11,226,415
Booz Allen Complex	$3,946,806	$3,929,315	$15,405,541	$15,448,290	$15,430,798	$16,623,006
Polk & Taylor	$5,232,204	$5,448,565	$20,383,775	$20,794,628	$21,010,989	$23,524,092
American Center	$642,333	$1,280,969	$3,739,160	$3,823,597	$4,462,232	$7,266,746
11111 Sunset Hills Road	$674,461	$756,493	$3,554,775	$3,296,475	$3,378,506	$4,667,430

Total/Weighted Average	$50,415,397	$50,243,174	$197,747,703	$196,077,199	$195,904,976	$232,287,136

(1)	Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a 62.8% pro rata portion) on approximately $79,250,000 of existing secured debt ($49,769,000 based on a 62.8% pro rata portion) to third parties.
(2)	Represents a 100% interest in the Market Square property, prior to payment of debt service on existing secured debt to the borrower, and prior to disbursement of 70% of cash flows after debt service to the borrower, and 30% to a non-affiliate, as described in the “Market Square Joint Venture” section above.
(3)	Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing secured debt to third parties.
(4)	Represents the Net Operating Income of the 1300 North Seventeenth Street property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing secured debt to third parties.

Pursuant to Rule 409 under the Securities Act of 1933, as amended, the Depositor has not included herein selected financial data (as defined in Item 3.01 of Regulation S-K) for the five most recent fiscal years and most recent interim period, for the borrowers related to the property known as Market Square or the borrowers related to the Cash Flow Properties (the “Non-Provided Information”). The financial information with respect to such borrowers or the related properties set forth in the “Net Operating Income” table herein (other than under “U/W”) and under “Market Square Associates” was provided by the Beacon Seattle & DC Portfolio Borrower. The Beacon Seattle & DC Portfolio Borrower did not own the Beacon Seattle & DC Portfolio Properties during the foregoing periods. The Beacon Seattle & DC Portfolio Properties (or equity interests in the owners thereof) were acquired by the Beacon Seattle & DC Portfolio Borrower on April 10, 2007 from EOP Operating Limited Partnership and/or affiliates or subsidiaries thereof (collectively, “EOP/Blackstone”). The Depositor and its affiliates are not affiliated with the Beacon Seattle & DC Portfolio Borrower or EOP/Blackstone and the Beacon Seattle & DC Portfolio Borrower is not affiliated with EOP/Blackstone. The Depositor has requested the Non-Provided Information from the Beacon Seattle & DC Portfolio Borrower and has requested that the Beacon Seattle & DC Portfolio Borrower request the information from EOP/Blackstone. The Beacon Seattle & DC Portfolio Borrower has informed the Depositor that the Beacon Seattle & DC Portfolio Borrower does not possess the Non-Provided Information, and that EOP/Blackstone has informed the Beacon Seattle & DC Portfolio Borrower that either EOP/Blackstone does not possess the Non-Provided Information or the Non-Provided Information has not been located.

Financial Information

	Full Year (12/31/2004)		Full Year (12/31/2005)		TTM 10/31/2006(1)		Underwritten
Effective Gross Income	$290,368,776		$309,548,688		$327,007,471		$354,117,597
Total Expenses	$99,953,705		$110,185,456		$119,187,041		$112,306,489
Net Op. Income (NOI) (1)(2)	$180,327,374		$189,399,017		$197,747,703		$232,287,136
Net Cash Flow (NCF) (1)	$180,327,374		$189,399,017		$197,747,703		$217,631,011
DSCR on NOI (3)(4)	1.08	x	1.14	x	1.20	x	1.43	x
DSCR on CF (3)(4)	1.08	x	1.14	x	1.20	x	1.33	x

(1)	All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington Mutual Tower. The related borrower did not grant a mortgage on, and does not have a 100% ownership interest in the Market Square property, as more fully set forth in the “Market Square Joint Venture” section above. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the Cash Flow Properties, U/W Net Operating Income and U/W Net Cash Flow would be $213,010,561 and $198,385,887 respectively. If the Cash Flow Properties were released, U/W Net Operating Income and U/W Net Cash Flow would be $183,213,085 and $171,617,524 respectively.
(2)	Net Operating Income for the year ended December 31, 2006 and for the trailing-12 month period ended March 31, 2007 was set forth previously in the Net Operating Income tables.
(3)	All DSCR numbers reflect the cash flows attributable to a 62.8% ownership interest in Washington Mutual Tower and take into account the existing debt service required to be paid to third parties with regard to the Cash Flow Properties.
(4)	Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding DSCR would be 1.19x for the Note A-5 and 1.12x for the Beacon Seattle & DC Portfolio Whole Loan.

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRA	% of Portfolio NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Booz Allen Hamilton	—/—/—	714,237	7%	$21,376,474	8%	29.93	Various(2)
GSA – Department of Defense	AAA/Aaa/AAA	554,294	6%	$17,854,320	6%	32.21	Various(3)
Polk GSA	AAA/Aaa/AAA	354,909	4%	$8,956,668	3%	25.24	Various(4)
Perkins Coie	—/—/—	285,716	3%	$8,868,398	3%	31.04	Various(5)
Expedia	—/Baa3/BBB-	265,713	3%	$3,970,211	1%	14.94	09/30/2009
Wells Fargo Bank NA	AA/Aa1/AA+	214,662	2%	$5,861,101	2%	27.30	Various(6)
Washington Mutual Bank	A/A2/A-	191,758	2%	$6,568,730	2%	34.26	Various(7)
Davis Wright Tremaine	—/—/—	169,533	2%	$4,407,858	2%	26.00	12/31/2018
XO Communications	—/—/—	167,495	2%	$4,304,628	2%	25.70	11/30/2007
Commodity Future	—/—/—	161,785	2%	$7,018,452	3%	43.38	09/30/2015

Total/Weighted Average		3,080,102	31%	$89,186,840	32%	$28.96

Other Tenants	Various	6,458,372	66%	$190,938,436	68%	$29.56	Various
Vacant Space	NAP	309,867	3%	$0	0%	$0.00	NAP

Total/Weighted Average		9,848,341	100%	$280,125,276	100%	$29.37

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	For Booz Allen Hamilton, 408,591 SF expire on December 31, 2010, 180,000 SF expire on January 31, 2012 and 125,646 SF expire on June 30, 2014.
(3)	For the GSA — Department of Defense, 4,977 SF expire on July 31, 2007, 524,867 SF expire on April 30, 2008 and 24,450 SF expire on November 30, 2009.
(4)	For the Polk GSA, 41,410 SF expire on May 31, 2009, 60,380 SF expire on February 28, 2010, 46,163 SF expire on August 31, 2010, 76,332 SF expire on March 31, 2014 and 130,624 SF expire on March 31, 2015.
(5)	For Perkins Coie, 10,546 SF expire on July 31, 2011, 272,046 SF expire on December 31, 2011 and 3,124 SF expire on December 31, 2035.
(6)	For Wells Fargo Bank NA, 59,544 SF expire on February 29, 2008, 128,421 SF expire on September 30, 2008, 2,515 SF expire on November 30, 2008, 1,913 SF expire on November 30, 2009, 7,018 SF expire on November 30, 2010, 15,075 SF expire on March 31, 2011 and 176 SF expire on December 31, 2035.
(7)	For Washington Mutual Bank, 3,569 SF expire on May 31, 2008, 7,086 SF expire on February 28, 2010 and 181,103 SF expire on December 31, 2010.

Summary of Significant Tenants. The four largest tenants, representing 19.4% of the total net rentable square feet, are:

Booz Allen Hamilton (not rated) occupies 714,237 square feet (7.3% of total square feet, 7.6% of income under numerous leases expiring between 2010 and 2014. The leases provide for underwritten base rents ranging from $24.67 per square foot to $36.75 per square foot with a weighted average of $29.93 per square foot. As one of the world’s leading management consulting firms, Booz Allen Hamilton provides strategy and technology consulting services worldwide. They provide services to the world’s leading corporations, government and other public agencies, emerging growth companies, and institutions, specializing in strategy and leadership, organization and change management, operations, innovation, sales and marketing and information technology. Booz Allen was founded in 1914 by Edwin Booz, and the company now has more than 19,000 employees in six continents. In their fiscal year 2006, Booz Allen Hamilton recorded record sales of more than $3.7 billion, up from approximately $3.3 billion in the previous year.

GSA – Department of Defense (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) occupies 554,294 square feet (5.6% of total square feet, 6.4% of income) under several leases expiring between 2007 and 2009. The leases provide for base rents ranging from $22.00 per square foot to $33.15 per square foot, with a weighted average of $32.21 per square foot. Of the total square footage which the GSA – Department of Defense occupies within the Beacon Seattle & DC Portfolio, 99% is located at the Polk & Taylor Building in Arlington, Virginia due to its proximity to the Pentagon.

Polk GSA (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) occupies numerous spaces containing 354,909 square feet (3.6% of total square feet and 3.2% of income) under leases expiring between 2009 and 2014. The leases provide for base rents ranging from $22.65 per square foot to $26.65 per square foot, with a weighted average of $25.24 per square foot. All of the space occupied by Polk GSA is located at the Polk & Taylor Building in Arlington, Virginia due to its proximity to the Pentagon.

Perkins Coie (not rated) occupies several spaces containing 285,716 square feet (2.9% of square feet, 3.2% of income) under leases expiring between 2011 and 2035. The leases provide for base rents ranging from $23.85 per square foot to $43.00 per square foot, with a weighted average of $31.04 per square foot. The Perkins Coie law firm was founded in 1912, and now consists of more than 600 lawyers in 15 offices throughout the United States and China. Perkins Coie offers a broad range of services, but focuses primarily on litigation, corporate finance, intellectual property, real estate and labor and employment.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	309,867	3%	309,867	3%	$0.00
MTM	—	—	—	309,867	3%	$0.00
2007	115	651,151	7%	961,018	10%	$27.23
2008	152	1,412,975	14%	2,373,993	24%	$30.81
2009	163	1,251,256	13%	3,625,249	37%	$25.73
2010	187	1,716,954	17%	5,342,203	54%	$26.94
2011	132	1,030,943	10%	6,373,146	65%	$31.58
2012	75	683,791	7%	7,056,937	72%	$29.11
2013	74	719,205	7%	7,776,142	79%	$27.36
2014	64	690,402	7%	8,466,544	86%	$30.59
2015	57	791,731	8%	9,258,275	94%	$33.90
2016	30	358,770	4%	9,617,045	98%	$41.76
Thereafter	48	231,296	2%	9,848,341	100%	$23.09

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Beacon Seattle & DC Portfolio Properties are managed by four entities. Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific Northwest.

Additional Indebtedness. The combined Beacon Seattle & DC Portfolio Note A-4 (not included in the Trust), Beacon Seattle & DC Portfolio Note A-5, and Beacon Seattle & DC Portfolio Note B-1 (not included in the Trust) represent a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Whole Loan. The pari passu interests in the Beacon Seattle & DC Portfolio Whole Loan are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I Inc. Series 2007-IQ14 transaction. In addition, the Cash Flow Properties are currently encumbered by $339,177,299 of existing secured debt to third parties.

Mezzanine loans with the aggregate original principal balance of $205,000,000 were originated on April 10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers and are subject to an intercreditor agreement with the holders of the Beacon Seattle & DC Whole Loan.

Release of Parcels. The Beacon Seattle & DC Portfolio Whole Loan permits partial releases of the Portfolio Properties in whole or in part subject to the satisfaction of certain conditions including but not limited to the following. If the DSCR for the Beacon Seattle & DC Portfolio Whole Loan (based on actual net operating income, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such release, the DSCR is at least equal to the greater of (i) 1.45x and (ii) the DSCR immediately prior to such release.

The Beacon Seattle & DC Portfolio Whole Loan plus the mezzanine loans (“Beacon Seattle & DC Portfolio Indebtedness”) permits partial releases of the Cash Flow Properties (a) subject to payment of release amounts of (i) $235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town Center and (iii) $75,000,000 for 1300 North Seventeenth Street and (b) provided that after such release, the DSCR for the Beacon Seattle & DC Portfolio Indebtedness (based on actual net operating income, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to 1.07x. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the Beacon Seattle & DC Portfolio Whole Loan has been prepaid in the total amount of $100,000,000 pursuant to Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 2 — 32 Sixth Avenue

Mortgage Loan No. 2 — 32 Sixth Avenue

32 Sixth Avenue
32 Sixth Avenue
New York, NY 10013
West Village
Greenwich Village
Soho
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Battery Park City
Brooklyn
Hudson River
East River
St Vincent's Hospital Manhattan
Grace Church
Washington Arch
Washington Square
New York Univ.
Sheridan Square
Hudson Park
New Mus. of Contemporary Art
Alternative Mus.
NYC Fire Museum
Holland Tunnel
Hudson Square
Seward Park
East River Park
U.S. Court House
City Hall
Woolworth Bldg.
Pace Univ.
World Trade Center Site
World Financial Center
Federal Reserve Bank
Trinity Church
South St Seaport Pier 17
Battery Park
Brooklyn Battery Tunnel
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Canal St
W Houston St
Kenmare St
Grand St
Worth St
Vesey St
Church St
Broadway
West Broadway
Lafayette St
Centre St
Bowery
Varick St
Hudson St
Greenwich St
West St
Greenwich Ave
5th Ave
6th Ave
4th Ave
3rd Ave
7th Ave South
Water St
East Broadway
St James Pl
South St
Pearl St
State St
Trinity Pl
Battery Pl
78
9A
278
New York
New Jersey
Jersey City
Newark
Yonkers
Brooklyn
Atlantic Ocean

Mortgage Loan No. 2 — 32 Sixth Avenue

Loan Information			Property Information
Mortgage Loan Seller:	PMCF		Shadow Rating (Moody’s/Fitch):	NAP
Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset
Original Balance: (1)	$320,000,000		Property Type:	Office
Cut-off Date Balance: (1)	$320,000,000		Property Sub-type:	Urban
First Payment Date:	05/05/2007		Location:	New York, NY
Interest Rate:	5.64800%		Year Built/Renovated:	1932 / 2000
Amortization Term:	Months 1-60: Interest Only Months 61-120: 360 months		Percent Leased (As of):	94.7%(03/01/2007)
			Net Rentable Area:	1,144,489
ARD:	No		The Collateral:	A 28-story urban office building in New York, NY
Anticipated Repayment Date:	NAP
Maturity Date:	04/05/2017		Ownership Interest:	Fee
Expected Maturity Balance: (1)	$298,306,271
Sponsors:	Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeleine Rudin Johnson, William C. Rudin, Katherine L. Rudin		Property Management:	Rudin Management Co., Inc.
Interest Calculation:	Actual/360
Call Protection:	48-payment lockout from the first payment date, with the greater of 1% or yield maintenance for the following 69 payments, and open to prepayment without premium thereafter through the maturity date.
			3rd Most Recent NOI (As of):	$21,015,788 (TTM 12/31/2004)
			2nd Most Recent NOI (As of):	$22,775,258 (TTM 12/31/2005)
Cut-off Date Balance per SF: (1)	$314.55		Most Recent NOI (As of):	$25,683,455 (TTM 12/31/2006)
			U/W Net Op. Income: (6)	$32,828,876
Up-front Reserves:	TI/LC: (2)(3)	$15,719,720	U/W Net Cash Flow:	$31,015,735
	Other: (4)	$6,000,000	U/W Occupancy:	94.1%
			Appraised Value (As of):	$535,000,000 (01/24/2007)
Ongoing Reserves:	RE Taxes: (5)	Springing	Cut-off Date LTV Ratio: (1)	67.3%
	Insurance: (5)	Springing	LTV Ratio at Maturity: (1)	62.7%
			U/W DSCR: (1)	1.50x
Lockbox:	Hard		U/W DSCR Post IO: (1)	1.24x

(1)	The $320,000,000 pooled mortgage loan represents an 88.9% pari passu interest in a $360,000,000 first mortgage loan, which is split into two pari passu notes. Note A-2 is not included in the Trust. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $360,000,000 financing.
(2)	The borrower deposited $9,719,720 into a current lease obligations reserve in connection with (i) the remaining leasing costs and leasing commission obligations under existing leases at the property as of the origination date, including, without limitation, under the AMFM Operating, Inc. (“AMFM”) lease, and (ii) free rent under the AMFM lease (collectively, the “Current Lease Obligations”). Provided that no event of default under the loan is continuing, the current lease obligations reserve funds will be released to reimburse borrower for Current Lease Obligations incurred by the borrower, subject to the terms and conditions set forth in the mortgage loan documents.
(3)	The borrower deposited $6,000,000 into an identified rollover space reserve in connection with the space currently leased to AT&T under a lease consisting of 215,324 SF (the “Identified Rollover Space”). Provided no event of default under the loan is continuing, all or portions of the funds in this reserve will be disbursed to the borrower as follows: (i) in the event the AT&T lease is renewed for a term of at least 10 years and at market rental rates, all of the funds in this reserve then being held by lender will be released to the borrower, (ii) in the event that the AT&T lease is not renewed in accordance with the requirements set forth in clause (i) above, upon the borrower’s entering into replacement leases covering all or portions of the Identified Rollover Space (including, without limitation, any renewal lease with AT&T for a renewal term of at least 10 years), the funds in this reserve in an amount equal to the actual leasing costs (including, without limitation, free rent) and leasing commissions incurred by the borrower in connection with such replacement lease up to a cap of $30/SF will be released to the borrower, and (iii) if at any time the borrower has entered into new leases covering all but 40,000 SF of the Identified Rollover Space, all of the remaining funds in this reserve then being held by lender will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.
(4)	The borrower deposited $6,000,000 into a vacant space reserve to be used to pay for anticipated future leasing costs and leasing commissions associated with space remaining to be leased at the property as of the origination date. So long as no event of default under the loan is continuing, in the event the borrower enters into new leases covering all but 20,000 SF of the vacant space, all of the remaining funds in this reserve then being held will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.
(5)	Real estate taxes and insurance reserves will spring if (i) an event of default under the loan occurs, or (ii) the DSCR for each of the two immediately preceding calendar quarters was less than 1.10x until such time as the DSCR equals or exceeds 1.15x for two consecutive quarters and no event of default under the loan exists, subject however to the borrower’s right to provide cash collateral to supplement net operating income when calculating the DSCR.
(6)	The increase in U/W Net Op. Income from the Most Recent NOI (TTM 12/31/2006) is primarily attributed to recent leasing activity at the property. Three new leases, representing 14% of the total NRA and 14% of the total annualized underwritten base rent, have been signed since October 2006.

The 32 Sixth Avenue Loan.

The Loan. The second largest loan (the “32 Sixth Avenue Loan”) is a $320,000,000 portion of a first mortgage loan secured by the borrower’s fee interest in a 28-story, 1,144,489 square foot office building located in New York, New York (the “32 Sixth Avenue Property”). The first mortgage loan of $360,000,000 (the “32 Sixth Avenue Whole Loan”) was split into a $320,000,000 A-1 pari passu note (“Note A-1”) and a $40,000,000 A-2 pari passu note (“Note A-2”). Note A-1 will be included in the Trust. Note A-2 is not included in the Trust, and has the same interest rate, maturity date and amortization as the 32 Sixth Avenue Loan. Note A-2 is currently held by PMCF or an affiliate thereof.

The Borrower. The borrower, 32 Sixth Avenue Company LLC, is a Delaware limited liability company (the “32 Sixth Avenue Borrower”) and is a single purpose entity that owns no material assets other than the 32 Sixth Avenue Property and related interests. The sole member of the 32 Sixth Avenue Borrower is a single member Delaware limited liability company that is structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsors of the 32 Sixth Avenue Loan are members of the Rudin family: Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeleine Rudin Johnson, William C. Rudin and Katherine L. Rudin. The Rudin organization is a family-run, private company, with more than 70 years of experience owning and operating commercial real estate in New York City.

The Property. The 32 Sixth Avenue Property is a 28-story office building containing approximately 1,144,489 rentable square feet, and occupies the entire city block bounded by the Avenue of the Americas (Sixth Avenue), Church Street, Walker Street, and Lispenard Street in New York City. The building consists of 32,797 square feet of grade-level space, 1,106,573 square feet of office/telecom space (approximately 65% office and 35% telecom), and 5,119 square feet of rentable space in the basement and sub-basement levels. The general office space and dedicated telecom space are intermingled throughout the building, and a large portion of the building is leased to tenants occupying full floors. In addition, the 32 Sixth Avenue Property contains 27,328 square feet (2% of total NRA) of meet-me-room or hub space (also known as the Hub at 32 Sixth), where lines from different telecommunication carriers and network service providers can meet to cross-connect and access multiple data networks from one location. As of March 1, 2007, the 32 Sixth Avenue Property was approximately 94.7% leased by 23 tenants. Originally constructed in 1932 as the headquarters for AT&T, the building was sold by AT&T to the Rudin family in 1999. Since acquiring the 32 Sixth Avenue Property, the Rudins have invested approximately $92 million in building upgrades, which positioned the building for office and telecommunications/technology tenants.

More specific information about the 32 Sixth Avenue Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA (2)	% of NRA (3)	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
AT&T Corporation	A/A2/A	215,324	19%	$6,685,002	17%	$31.05	07/31/2010
Qwest Communications Corporation	BB+/Ba3/BB	166,034	15%	$7,570,523	19%	$45.60	08/31/2020
AMFM Operating, Inc.	BB-/Baa3/B+	121,356	11%	$4,272,864	11%	$35.21	09/30/2022
MCI Metro Access Transmission Services	A+/A3/A	104,373	9%	$3,879,158	10%	$37.17	09/30/2015
Syndicate of the Press/Univ. of Cambridge	—/—/—	64,256	6%	$1,867,524	5%	$29.06	01/31/2022
VSNL Telecommunications (US) Inc.	—/—/—	60,759	5%	$4,059,246	10%	$66.81	04/30/2016
Bartle Bogle Hegarty LLC	—/—/—	43,030	4%	$1,322,255	3%	$30.73	11/30/2021
T-Mobile USA, Inc.	—/—/—	40,382	4%	$1,460,834	4%	$36.18	12/31/2018
Bell Canada	BBB+/Baa2/A-	39,111	3%	$1,858,596	5%	$47.52	04/30/2016
T-Systems, Inc.	A-/A3/A-	36,178	3%	$1,343,450	3%	$37.13	01/31/2015

Total/Weighted Average		890,803	78%	$34,319,452	86%	$38.53

Other Tenants	Various	165,678	14%	$5,653,183	14%	$34.12	Various
Vacant Space	NAP	60,680	5%	$0	0%	$0.00	NAP

Total/Weighted Average		1,117,161	98%	$39,972,635	100%	$37.84

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Excludes square footage of hub space that totals 27,328 square feet (2% of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to 2022.
(3)	The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

Lease Rollover Schedule (1) (2)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring (3)	Cumulative Total SF Expiring	Cumulative % of SF Expiring (3)	Average U/W Base Rent per SF Expiring
Vacant	—	60,680	5%	60,680	5%	—
MTM	1	1,230	0%	61,910	5%	$23.93
2007	—	—	0%	61,910	5%	—
2008	1	1,100	0%	63,010	6%	$38.36
2009	—	—	0%	63,010	6%	—
2010	1	215,324	19%	278,334	24%	$31.05
2011	—	—	0%	278,334	24%	—
2012	—	—	0%	278,334	24%	—
2013	1	17,170	2%	295,504	26%	$30.50
2014	—	—	0%	295,504	26%	—
2015	4	153,931	13%	449,435	39%	$38.11
2016	4	117,426	10%	566,861	50%	$54.84
Thereafter	11	550,300	48%	1,117,161	98%	$37.05

(1)	The information in the table is based on the underwritten rent roll.
(2)	Excludes square footage of hub space that totals 27,328 square feet (2% of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to 2022.
(3)	The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

Property Management. The 32 Sixth Avenue Property is managed by Rudin Management Co., Inc., an affiliate of the 32 Sixth Avenue Borrower.

Additional Indebtedness. Note A-2 (not included in the Trust) represents an 11.1% pari passu interest in the 32 Sixth Avenue Whole Loan. The pari passu interests in the 32 Sixth Avenue Whole Loan are governed by an intercreditor agreement.

The 32 Sixth Avenue Borrower is permitted to obtain unsecured loans from related Rudin family entities not to exceed $5,000,000 in the aggregate. Additionally, mezzanine financing secured by direct or indirect equity interests in the 32 Sixth Avenue Borrower (other than those of its single purpose member) in an amount up to $10,000,000 is permitted on a one-time only basis, provided that (i) the DSCR of the 32 Sixth Avenue Whole Loan is at least 1.35x and the combined DSCR, inclusive of the entire 32 Sixth Avenue Whole Loan and the proposed mezzanine debt, is at least 1.25x and (ii) the lender has received written confirmation from each of the rating agencies then rating the series 2007-PWR16 certificates that the incurrence of such debt will not result in the qualification, downgrade or withdrawal of any of the ratings on the series 2007-PWR16 certificates.

Ground Lease. None.

Release of Parcels. Not allowed.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 3 — The Mall at Prince Georges

Marshalls

TARGET
STOP

OLD NAVY
OLD NAVY

GAP

JC Penney

Mortgage Loan No. 3 — The Mall at Prince Georges

The Mall at Prince Georges
3500 East West Highway
Hyattsville, MD 20782
Washington D.C.
Olney
Sandy Spring
Aspen Hill
Colesville
Wheaton
Kemp Mill Estates
White Oak
Calverton
Beltsville
Kensington
Silver Spring
Adelphi
Langley Park
College Park
Greenbelt
Chevy Chase
MARYLAND
Takoma Park
Chillum
PRINCE GEORGE'S COUNTY
MONTGOMERY COUNTY
Riverdale Park
Hyattsville
Washington DC
Brentwood
Bladensburg
Cheverly
Georgetown
Capital Beltway
Washington Dulles Intl. Airport 24 miles
Reagan Natl. Airport 12 miles
UNIVERSITY OF MARYLAND
CATHOLIC UNIVERSITY
HOWARD UNIVERSITY
GALLAUDET UNIVERSITY
GEORGETOWN UNIVERSITY
Rock Creek Park
Northwest Branch Park
Wheaton Regional Park
FDA Headquarters (under construction)

Mortgage Loan No. 3 — The Mall at Prince Georges

Loan Information			Property Information

Mortgage Loan Seller:	WFB		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset

Original Balance:	$150,000,000		Property Type:	Retail

Cut-off Date Balance:	$150,000,000		Property Sub-type:	Anchored

First Payment Date:	07/01/2007		Location:	Hyattsville, MD

Interest Rate:	5.51300%		Year Built/Renovated:	1959 / 2004

Amortization Term:	Interest Only		Percent Leased (As of):	97.0%(04/30/2007)

ARD:	No		Net Rentable Area:	920,801

Anticipated Repayment Date:	NAP		The Collateral:	A regional shopping center located in Hyattsville, MD
Maturity Date:	06/01/2017

Expected Maturity Balance:	$150,000,000		Ownership Interest:	Fee

Sponsor:	PREIT Associates, L.P.

Interest Calculation:	Actual/360		Property Management:	PREIT Services LLC

Call Protection:	24-payment lockout from the first payment date, with U.S. government securities defeasance for the following 92 payments, and open to prepayment without premium thereafter through the maturity date.
			3rd Most Recent NOI (As of):	$9,923,280 (TTM 12/31/2004)

Cut-off Date Balance per SF:	$162.90		2nd Most Recent NOI (As of):	$10,655,751 (TTM 12/31/2005)

			Most Recent NOI (As of):	$11,462,436 (TTM 12/31/2006)

Up-front Reserves:	None		U/W Net Op. Income:	$12,366,434

			U/W Net Cash Flow:	$11,778,459

Ongoing Reserves:	RE Taxes: (1)	Springing	U/W Occupancy:	97.0%

	Insurance: (1)	Springing	Appraised Value (As of):	$190,000,000 (04/03/2007)

	Replacement: (1)	Springing	Cut-off Date LTV Ratio:	78.9%

	TI/LC: (1)	Springing	LTV Ratio at Maturity:	78.9%

			U/W DSCR:	1.40x

Lockbox:	Springing Hard (1)		U/W DSCR Post IO:	NAP

(1)	Ongoing reserves and hard lockbox are required following the occurrence of any of the following events: (i) a default occurs under the loan; (ii) any of the Target space, the J.C. Penney space or the Federated Department Stores, Inc. space goes dark and the DSCR falls below 1.10x on an interest only basis, and (iii) in the event DSCR falls below 1.05x on an interest only basis.

The Mall at Prince Georges Loan.

The Loan. The third largest loan (the “Mall at Prince Georges Loan”) is a $150,000,000 mortgage loan that is secured by a first priority Indemnity Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) on PR Prince Georges Plaza LLC’s fee interest in a regional shopping center containing 920,801 square feet known as the Mall at Prince Georges, which is located in Hyattsville, Maryland (the “Mall at Prince Georges Property”).

The Borrower. The borrower, PR Hyattsville LLC (the “Mall at Prince Georges Borrower”), and/or its sole owner and loan guarantor, PR Prince George’s Plaza LLC, own no material assets other than the Mall at Prince Georges Property and related ownership interests. The Mall at Prince Georges Borrower is a Delaware limited liability company with an independent director. A non-consolidation opinion was delivered at origination. The borrower and loan guarantor are indirectly wholly owned by Pennsylvania Real Estate Investment Trust (“PREIT”). PREIT was founded in 1960 and focuses on investing in retail shopping malls and power centers primarily located in the mid-Atlantic region and the eastern United States. Currently PREIT’s portfolio consists of 56 retail properties, including 38 shopping malls and 11 strip malls and power retail centers. PREIT is headquartered in Philadelphia, Pennsylvania, and reports total real estate assets of $3.1 billion and total shareholder equity of $929 million as of December 31, 2006.

The Property. The Mall at Prince Georges Property consists of a regional shopping center containing 920,801 square feet of net rentable area in 6, single-story buildings. Included in the net rentable area are 5 pad leases totaling 33,966 square feet. The Mall at Prince Georges Property was originally constructed in 1959 as an open-air center, and was enclosed in 1977. The mall was expanded in 2004 when the Target store was completed, then further expanded in 2006 when Marshalls and Ross stores were added. The Mall at Prince Georges Property is situated on 51.8 acres of land and parking is provided for 2,967 vehicles (3.2/1,000 square feet). The Mall at Prince Georges Property is located in Hyattsville, Prince George’s County, Maryland, which is in the northern portion of the Washington DC MSA, and approximately nine miles from Washington D.C.’s CBD. Local access to the Mall at Prince Georges Property is provided by Baltimore Avenue (US-1) located one mile from the Mall at Prince Georges Property and the Capital Beltway (I-495 and I-95) provides regional access about five miles from the Mall at Prince Georges Property. The Mall at Prince Georges Property is connected by a pedestrian overpass to an adjacent transit station providing access throughout the District of Columbia via rail and bus service.

More specific information about the Mall at Prince Georges Property is set forth in the tables below:

Anchor	Parent Company	Credit Rating of Parent Company (1) (Fitch/Moody’s/S&P)	NRA	Collateral Interest
Macy’s	Federated Department Stores, Inc.	BBB/Baa2/BBB	195,655	Yes
J.C. Penney	J.C. Penney Company, Inc.	BBB/Baa3/BBB-	148,778	Yes
Target	Target Corporation	A+/A1/A+	135,186	Yes

Total			479,619

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA	% of NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Macy’s	BBB/Baa2/BBB	195,655	21%	$215,431	2%	$1.10	10/31/2008
J.C. Penney	BBB/Baa3/BBB-	148,778	16%	$200,000	2%	$1.34	07/31/2011
Target	A+/A1/A+	135,186	15%	$300,000	3%	$2.22	01/31/2010
Marshalls	—/A3/A	35,000	4%	$350,000	3%	$10.00	09/30/2016
Ross	—/—/BBB	30,000	3%	$312,983	3%	$10.43	01/31/2018
Old Navy	BB+/Ba1/BB+	24,604	3%	$270,644	2%	$11.00	08/31/2010
Office Depot	—/Baa3/BBB-	20,480	2%	$409,600	4%	$20.00	01/31/2015

Total/Weighted Average		589,703	64%	$2,058,658	18%	$3.49

Other Tenants	Various	303,176	33%	$9,275,858	82%	$30.60	Various
Vacant Space	NAP	27,922	3%	$0	0%	$0.00	NAP

Total/Weighted Average		920,801	100%	$11,334,516	100%	$12.69

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Rolling	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	27,922	3%	27,922	3%	—
2007	15	33,752	4%	61,674	7%	$32.45
2008	11	214,737	23%	276,411	30%	$4.99
2009	10	16,478	2%	292,889	32%	$39.65
2010	13	176,555	19%	469,444	51%	$7.37
2011	29	232,355	25%	701,799	76%	$10.06
2012	11	40,243	4%	742,042	81%	$23.74
2013	6	3,949	0%	745,991	81%	$63.12
2014	4	10,128	1%	756,119	82%	$43.33
2015	5	39,070	4%	795,189	86%	$22.95
2016	9	66,122	7%	861,311	94%	$15.68
Thereafter	9	59,490	6%	920,801	100%	$21.80

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Mall at Prince Georges Property is managed by PREIT Services LLC, which is an affiliate of the Mall at Prince Georges Borrower.

Additional Indebtedness. Not allowed.

Ground Lease. None.

Release of Parcels. The Mall at Prince Georges Borrower, may at any time, obtain the release of the five leased pad sites and two unimproved pad sites, none of which were assigned material value for underwriting purposes, in connection with sales to unaffiliated third-party purchasers. In connection with any such release, the proceeds of the sale of the relevant out-parcel, net of approved closing costs, will be deposited into a reserve and held as additional collateral. In each case, such a release is subject to certain conditions including but not limited to: (i) no default exists beyond any applicable notice and grace periods, (ii) the borrower must pay all reasonable costs and expenses associated with the release, (iii) after giving effect to the release, the DSCR must be greater than the greater of (A) the DSCR immediately prior to the release and (B) 1.30x, (iv) after giving effect to the release, the LTV ratio must not exceed the lesser of (A) the LTV ratio immediately prior to the release and (B) 78.9%.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 4 — Kalahari Waterpark Resort

Mortgage Loan No. 4 — Kalahari Waterpark Resort

Plainville
Wisconsin River
ADAMS COUNTY
JUNEAU COUNTY
Rocky Arbor State Park
Wisconsin Dells
Timber Falls Adventure Park
Broadway
Riverview Park and Waterworld
Wisconsin Deer Park
Mt. Olympus Theme Park
Indian Effigy Mounds
COLUMBIA COUNTY
Lake Delton
Noah's Ark
Robot World & Exploratory
Wisconsin Dells Pkwy
Lake Blass
Wisconsin River
Mirror Lake
Mirror Lake State Park
SAUK COUNTY
Kalahari Waterpark Resort
1305 Kalahari Drive
Wisconsin Dells, WI 53965
Baraboo Wisconsin Dells Airport
Pine St
UNIVERSITY OF WISCONSIN-BARABOO
West Baraboo
St. Clare Hospital
Ringling Blvd
Baraboo
2nd St
Circus World Museum
Minneapolis
St. Paul
MINNESOTA
Rochester
WISCONSIN
MICHIGAN
Green Bay
La Crosse
Madison
Milwaukee
IOWA
ILLINOIS
Chicago

Mortgage Loan No. 4 — Kalahari Waterpark Resort

Loan Information			Property Information

Mortgage Loan Seller:	PMCF		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset

Original Balance:	$95,000,000		Property Type:	Hospitality

Cut-off Date Balance:	$94,883,998		Property Sub-type:	Full Service

First Payment Date:	06/05/2007		Location:	Wisconsin Dells, WI

Interest Rate:	6.22400%		Year Built/Renovated:	1999 - 2004 / NAP

Amortization Term:	300 months		Occupancy (As of):	86.0%(12/31/2006)

ARD:	No		Rooms: (2)	380

Anticipated Repayment Date:	NAP		The Collateral:	A full service waterpark resort hotel and convention center located in Wisconsin Dells, WI
Maturity Date:	05/05/2017
Expected Maturity Balance:	$74,388,036

Sponsors:	Todd R. Nelson, Shari L. Nelson		Ownership Interest:	Fee

Interest Calculation:	Actual/360

Call Protection: (1)	26-payment lockout from the first payment date, with U.S. Treasury defeasance for the following 21 payments; then for the following 70 payments, either (i) U.S. Treasury defeasance, or (ii) the greater of 1% or yield maintenance, and open to prepayment without premium thereafter through maturity.		Property Management:	Kalahari Management Co., LLC
			3rd Most Recent NOI (As of):	$15,323,708 (TTM 12/31/2004)

			2nd Most Recent NOI (As of):	$15,500,919 (TTM 12/31/2005)

Cut-off Date Balance per Room:(2)	$249,695		Most Recent NOI (As of):	$16,668,288 (TTM 12/31/2006)

			U/W Net Op. Income:	$16,400,353

Up-front Reserves:	RE Taxes:	$507,828	U/W Net Cash Flow:	$14,131,290

	Insurance	$413,488	U/W Occupancy: (2)	85.6%

	Other: (3)	$625,160	U/W ADR: (2)	$197.50

			U/W RevPAR: (2)	$169.06

Ongoing Reserves:	RE Taxes:	$101,566 / month	Appraised Value (As of):	$158,000,000 (03/12/2007)

	Insurance:	$24,842 / month	Cut-off Date LTV Ratio: (5)	60.1%

	FF&E: (4)	$189,089 / month	LTV Ratio at Maturity: (5)	47.1%

			U/W DSCR:	1.88x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

(1)	At borrower’s option, either (i) 26-payment lockout from the first payment date, U.S. Treasury defeasance for the following 91 payments, and open to prepayment without premium for the last 3 payments or (ii) 47-payment lockout from the first payment date, the greater of 1% or yield maintenance for the following 70 payments, and open to prepayment without premium for the last 3 payments.
(2)	The collateral includes 380 hotel rooms and a collateral assignment of and security interest in the income stream due to the borrower for management and rental of an additional 360 condominium rooms. Rooms, Cut-off Date Balance per Room, U/W Occupancy, U/W ADR and U/W RevPAR are based on the 380 hotel rooms.
(3)	The borrower deposited $625,160 into a seasonality reserve, which is equal to one month’s debt service, to secure payment of debt service during an off-season period (May 1 to October 30). The borrower is permitted to deliver a letter of credit in exchange for a release of the upfront cash reserve. Reserve funds (or the letter of credit if applicable) will be released 24 months after the origination date provided no event of default under the loan is continuing.
(4)	Deposits into the FF&E reserve account are subject to an aggregate $4,538,136 cap.
(5)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity are respectively 60.1% and 47.1% based on the “As-Is” appraised value of $158,000,000. Assuming the “Stabilized” value of $168,200,000 (as of March 1, 2009), the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 56.4% and 44.2%, respectively. The “Stabilized” value assumes an ADR of $204.87 and occupancy of 85.0%.

The Kalahari Waterpark Resort Loan.

The Loan. The fourth largest loan (the “Kalahari Waterpark Resort Loan”) is a $95,000,000 first mortgage loan secured by the borrower’s fee interest in the Kalahari Waterpark Resort and rights to certain income derived from condominium units available to be rented as hotel rooms (“condominium-hotel rooms”) at the property under long-term rental management agreements, as well as the collateral described in “The Property” section below (collectively, the “Kalahari Waterpark Resort Property”), located in Wisconsin Dells, Wisconsin.

The Borrower. The borrower, Kalahari Development, LLC, a Wisconsin limited liability company (the “Kalahari Waterpark Resort Borrower”), is a single purpose entity that owns no material assets other than the Kalahari Waterpark Resort Property and related interests. The managing member of the Kalahari Waterpark Resort Borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsors of the Kalahari Waterpark Resort Loan are Todd R. Nelson and his spouse, Shari L. Nelson. Todd R. Nelson, a Wisconsin Dells native, has over 25 years of experience in the hospitality industry. Mr. Nelson, the founder and the president of Kalahari Resort, developed the Kalahari Waterpark Resort Property in 1999 and expanded the property through 2004.

At origination, the sponsors provided a guaranty of indebtedness owing to the lender in a maximum amount of $9,500,000, plus certain expenses (the “Top Loss Guaranty”). For the duration of the Kalahari Waterpark Resort Loan, the sponsors are required to maintain a collective minimum net worth of at least $25,000,000, and the Kalahari Waterpark Resort Borrower is required to maintain a key man life insurance policy with respect to Mr. Nelson in the amount of $10,000,000. As of December 31, 2006, the sponsors reported total assets of approximately $277 million and a net worth of approximately $138 million in the aggregate.

The Property. The Kalahari Waterpark Resort Property is a full service waterpark resort hotel and is one of the largest indoor waterpark facilities in the United States. The collateral for the Kalahari Waterpark Resort Loan includes 380 hotel rooms in a four-story building of 384,925 square feet, a 125,000 square foot indoor waterpark, a 100,000 square foot outdoor waterpark area, a 131,968 square foot convention center (with 71,894 square feet of functional meeting space), a day spa and salon, three restaurants, a stand-alone restaurant, a lounge, snack bars, retail shops, fitness facilities, private cabanas, an arcade/game room, and a children’s center. The convention center is the largest privately-owned convention center in Wisconsin, and it can accommodate conventions of up to 5,500 attendees and trade shows with approximately 300 exhibitor booths. The Kalahari Waterpark Resort Property was built in phases between 1999 and 2004. Approximately $7.8 million was invested in the Kalahari Waterpark Resort Property for the outdoor waterpark and play area expansion in 2001, the addition of new waterpark attractions in 2004, construction of the new Kahunaville restaurant in 2005, as well as the spa remodeling, waterpark lighting, carpet replacement and waterpark restoration and repairs in 2006. The Kalahari brand is a privately-owned franchise developed and managed by Todd R. Nelson.

The 360 condominium-hotel rooms, which comprise a four-story building of 244,010 square feet that is connected to the convention center by a second floor walkway, are not owned by the Kalahari Waterpark Resort Borrower and are not part of the collateral; however, the Kalahari Waterpark Resort Borrower manages the neighboring condominium units as part of the overall resort and rents the condominium units out as hotel rooms on behalf of the relevant unit owners pursuant to a rental management agreement. The rental management agreements severally entitle the Kalahari Waterpark Resort Borrower to 50% of gross condominium rental revenues. The term of the rental management agreement is for 10 years with five 5-year renewal options. The Kalahari Waterpark Resort Borrower has granted the lender a security interest in the rental management agreements.

More specific information about the Kalahari Waterpark Resort Property is set forth in the table below:

	Subject and Market Historical ADR, Occupancy, and RevPAR
	Competitive Set (1)			Kalahari Waterpark Resort (2)			Penetration Factor (3)
Year	ADR	Occupancy	RevPAR	ADR	Occupancy	RevPAR	ADR	Occupancy	RevPAR
2004	$191.16	62.9%	$120.24	$206.61	85.1%	$175.83	108.1%	135.3%	146.2%
2005	$184.17	61.6%	$113.45	$185.57	91.8%	$170.28	100.8%	149.0%	150.1%
2006	$185.90	62.5%	$116.19	$197.50	86.0%	$169.91	106.2%	137.6%	146.2%

(1)	Based on data obtained from a third party appraisal.
(2)	Based on the borrower-provided operating statements; represents the operating statistics for the 380-rooom hotel portion of the collateral.
(3)	Represents ratio of ADR, Occupancy or RevPAR for the 380-room hotel portion of the collateral, to that for the competitive set for the relevant period.

Property Management. The Kalahari Waterpark Resort Property is managed by Kalahari Management Co., LLC, an affiliate of the Kalahari Waterpark Resort Borrower.

Additional Indebtedness. Not allowed.

Ground Lease. None.

Release of Parcels. Not allowed.

Mortgage Loan No. 5 — Airpark Business Center

Mortgage Loan No. 5 — Airpark Business Center

Airpark Business Center
400-1000 Airpark Center Drive,
1400-1420 Donelson Pike, 5233 Harding Place
Nashville, TN 37217
Nashville
Nashville International Airport
J. Percy Priest Lake
Downtown
Lockeland Springs
Cumberland River
Murfreesboro Pike
Oak Hill
Berry Hill
Antioch
Brentwood
DAVIDSON COUNTY
WILLIAMSON COUNTY
Hickory Hollow Mall
The Hermitage
Opryland USA
Grand Ole Opry
Briley Pkwy
Old Hickory Blvd
Elm Hill Pike
Harding Pl
Thompson Ln
Hamilton Church Rd
St. Louis
Louisville
Lexington
Knoxville
Memphis
Chattanooga
Birmingham
Atlanta

Mortgage Loan No. 5 — Airpark Business Center

Loan Information			Property Information

Mortgage Loan Seller:	PCF II		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$74,000,000		Property Type:	Industrial

Cut-off Date Balance:	$74,000,000		Property Sub-type:	Warehouse

First Payment Date:	06/01/2007		Location:	Nashville, TN

Interest Rate:	5.77000%		Year Built/Renovated:	1985-1998 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	83.4% (04/17/2007)

ARD:	No		Net Rentable Area:	1,155,037

Anticipated Repayment Date:	NAP		The Collateral:	Industrial warehouse located in Nashville, TN
Maturity Date:	05/01/2012

Expected Maturity Balance:	$74,000,000		Ownership Interest:	Fee

Sponsors:	Mark P. Sealy; Scott P. Sealy; Winthrop Realty Trust, Inc.		Property Management:	Sealy & Company, Incorporated

Interest Calculation:	Actual/360

Call Protection:	25-payment lockout from the first payment date, with U.S. Treasury defeasance for the following 31 payments, and open to prepayment without premium thereafter through the maturity date.

Cut-off Date Balance per SF:	$64.07

Up-front Reserves:	RE Taxes:	$286,110	3rd Most Recent NOI (As of):	NAP

	Replacement: (1)	$535,000	2nd Most Recent NOI (As of):	NAP

	TI/LC: (2)	$3,165,154	Most Recent NOI (As of):	$5,349,924 (TTM 12/31/2006)

	Other: (3)	$3,600,000	U/W Net Op. Income:	$6,035,376

			U/W Net Cash Flow:	$5,919,872

Ongoing Reserves:	RE Taxes:	$95,370 /month	U/W Occupancy:	82.5%

	Insurance:	$25,182 /month	Appraised Value (As of):	$92,600,000 (03/16/2007)

	Replacement: (1)	Springing	Cut-off Date LTV Ratio:	79.9%

	TI/LC: (2)	Springing	LTV Ratio at Maturity:	79.9%
			U/W DSCR:	1.37x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

(1)	The Airpark Business Center Borrower deposited $535,000 at closing to cover the cost of capital improvements. Upon an event of default or the DSCR falling below 1.02x based on the preceding 12 calendar month period, the Airpark Business Center borrower shall deposit on a monthly basis an amount reasonably determined by the lender to cover the costs of anticipated capital improvements.
(2)	The Airpark Business Center Borrower deposited $3,165,154 at closing to cover the cost of tenant improvement leasing commissions. Beginning November 1, 2010, or earlier in the event the TI/LC balance falls below $25,000, the Airpark Business Center Borrower is required to make monthly deposits to the TI/LC reserve in an amount equal to $5,000 per month, subject to a cumulative cap equal to $150,000. Also upon an event of default or the DSCR falling below 1.02x based on the preceding 12 calendar month period, the Airpark Business Center Borrower is required to make monthly deposits to the TI/LC reserve in the amount equal to $3,000 per month.
(3)	The Airpark Business Center Borrower deposited $3,600,000 at closing to cover leasing issues relating to major tenants. The lender is required to release the escrow if any one of the following occurs; (i) three of the following four tenants (Nippon, Concentra, Leggett & Platt Co. and Technical Innovations) deliver executed leases or lease extensions; (ii) two of the four tenants listed above deliver executed leases or lease extensions and one new lease of at least 5,000 square feet is executed; or (iii) one of the four tenants listed above delivers an executed lease or lease extension and a new lease of at least 10,000 square feet in total is executed.

The Airpark Business Center Loan.

The Loan. The fifth largest loan (the “Airpark Business Center Loan”) is a $74,000,000 mortgage loan secured by the borrower’s fee interest in the warehouse property containing 1,155,037 square feet known as the Airpark Business Center, located in Nashville, Tennessee (the “Airpark Business Center Property”).

The Borrower. The borrower consists of two tenants in common comprised of Sealy Airpark Nashville, L.P. (86.4%) and Sealy Airpark Nashville Ventures, L.L.C. (13.6%) (the “Airpark Business Center Borrower”). Both entities are controlled and managed by Mark P. Sealy and Scott P. Sealy, the carveout guarantors. The guarantors have reported combined liquid assets and net worth of $16.4 million and $62.9 million, respectively. Approximately 120 days after origination, Sealy Airpark Nashville Ventures, L.L.C. is expected to transfer its interest to Sealy Airpark Nashville, L.P. After the transfer, the Airpark Business Center Loan will have a single borrower, Sealy Airpark Nashville, L.P.

The Property. The Airpark Business Center Property consists of a 13-building master-planned business park containing 1,155,037 square feet. The buildings were constructed between 1985 and 1998. The buildings are all one-story structures and have clear heights ranging from 14 to 22 feet. The 13-building complex is used for a variety of uses including flex, warehouse, and light distribution. Portions of the buildings contain office space ranging from 10.2% to 98.6% of the rentable space with an overall portfolio average of 44.7%. The Airpark Business Center Property is categorized as 39.4% flex space and 60.6% warehouse/distribution space. Parking is provided for 2,521 vehicles (2.18 spaces/1,000 sf). The Airpark Business Center Property is located in between I-40 and I-24, which provide access to both the City of Nashville to the northeast and the City of Chattanooga to the southeast. The Airpark Business Center Property is approximately 7 miles southeast of the Nashville CBD. The Airpark Business Center Property is located less than 3 miles south of the 4,500 acre Nashville International Airport which is served by 16 airlines and averages 400 flights per day. In addition, the Airpark Business Center Property is less than 2 miles from the Dell Campus, which has 3,000 employees.

More specific information about the Airpark Business Center Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA	% of NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Square D Company	—/—/BBB+	100,822	9%	$952,328	14%	$9.45	10/31/2017
Nippon Express	A/A2/—	66,737	6%	$323,674	5%	$4.85	07/17/2007
Smart DM	—/Ba2/BB	38,905	3%	$257,551	4%	$6.62	07/31/2010
Laboratory Corp of America	—/Baa3/BBB	26,663	2%	$231,968	3%	$8.70	01/31/2011

Total/Weighted Average		233,127	20%	$1,765,521	27%	$7.57

Other Tenants	Various	730,256	63%	$4,894,055	73%	$6.70	Various
Vacant Space	NAP	191,654	17%	$0	0%	$0.00	NAP

Total/Weighted Average		1,155,037	100%	$6,659,576	100%	$6.91

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Lease Rollover Schedule(1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Rolling	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	191,654	17%	191,654	17%	$6.24
2007	18	202,218	18%	393,872	34%	$6.24
2008	17	105,083	9%	498,955	43%	$6.37
2009	13	99,316	9%	598,271	52%	$7.04
2010	15	167,830	15%	766,101	66%	$7.20
2011	9	140,959	12%	907,060	79%	$6.70
2012	9	128,586	11%	1,035,646	90%	$6.14
2013	1	5,469	0%	1,041,115	90%	$8.70
2014	1	3,100	0%	1,044,215	90%	$8.40
2015	—	—	—	1,044,215	90%	—
2016	1	10,000	1%	1,054,215	91%	$6.15
Thereafter	1	100,822	9%	1,155,037	100%	$9.45

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Airpark Business Center Property is managed by Sealy & Company, Incorporated, an affiliate of the Airpark Business Center Borrower, which was formed in 1945. Initially, the primary activity for Sealy & Company, Incorporated was the subdivision of land and the sale of lots for residential development. In the 1950’s Sealy & Company, Incorporated branched into general real estate brokerage, appraisals, and third-party property management. Sealy & Company, Incorporated’s primary efforts are devoted to acquiring and managing industrial properties. Since Scott P. Sealy and Mark P. Sealy joined Sealy & Company, Incorporated it has acquired over 10 million square feet of property through investment partnerships.

Additional Indebtedness. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined LTV ratio greater than 85% or DSCR less than 1.10x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

Ground Lease. None.

Release of Parcels. Not allowed.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 6 — Detroit Liberty Portfolio

COGSWELL ROAD
ARCHWAY
LIBERTY

41133 - 41199
VAN BUREN COMMERCE CENTER

Mortgage Loan No. 6 — Detroit Liberty Portfolio

Detroit Liberty Portfolio
1 7525 Cogswell Road Romulus, MI
2 6505 Cogswell Road Romulus, MI
3 38100 Ecorse Road Romulus, MI
4 41133 & 41199 Van Born Van Buren Twp, MI
Novi
Farmington Hills
Farmington
OAKLAND COUNTY
Northville
Livonia
Redford
Detroit
Plymouth
Canton
Westland
WAYNE COUNTY
Garden City
Dearborn Heights
Inkster
Dearborn
Wayne
Romulus
Taylor
Woodhaven
Flat Rock
Detroit Metro-Wayne County Airport
GM Powertrain Facility
Ford-Michigan Truck Plant
Ford-Wayne Integral Stamping Plant
Jeffries Frwy
Detroit Industrial Expwy
Van Born Rd
Ecorse Rd
Michigan Ave
Plymouth Rd
Ann Arbor Rd
Joy Rd
Ford Rd
Cherry Hill Rd
Palmer Rd
Geddes Rd
Beverly Rd
Wick Rd
Goddard Rd
Northline Rd
Eureka Rd
Sibley Rd
Huron Rd
Haggerty Rd
Wayne Rd
Middle Belt Rd
Inkster Rd
Beech Daly Rd
Telegraph Rd
Southfield
Warren
Windsor
Ontario
Michigan

Mortgage Loan No. 6 — Detroit Liberty Portfolio

Loan Information			Property Information
Mortgage Loan Seller:	PMCF		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Portfolio

Original Balance:	$64,560,000		Property Type:	Industrial

Cut-off Date Balance:	$64,560,000		Property Sub-type:	Flex

First Payment Date:	07/05/2007		Location:	Various – See Table

Interest Rate:	5.69000%		Year Built/Renovated:	Various – See Table

Amortization Term:	Months 1-60: Interest Only Months 61-120: 360 months		Percent Leased (As of):	92.0% (03/31/2007)
			Net Rentable Area:	1,382,536

ARD:	No		The Collateral:	Four industrial properties comprising five buildings located in Romulus, MI, and Van Buren Twp., MI
Anticipated Repayment Date:	NAP

Maturity Date:	06/05/2017		Ownership Interest:	Fee

Expected Maturity Balance:	$60,217,257

Sponsor:	Doyle Security Fund, LLC		Property Management:	Welsh Companies, LLC

Interest Calculation:	Actual/360

Call Protection:	25-payment lockout from the first payment date, with U.S. Treasury defeasance for the following 93 payments, and open to prepayment without premium thereafter through maturity.

Cut-off Date Balance per SF:	$46.70

			3rd Recent NOI (As of):	NAP

Up-front Reserves:	RE Taxes:	$643,697	2nd Recent NOI (As of):	$3,094,018 (TTM 12/31/2005)

	Insurance:	$171,522	Most Recent NOI (As of):	$4,104,184 (TTM 12/31/2006)

	Other: (1)	$407,410	U/W Net Op. Income:	$5,843,022

			U/W Net Cash Flow:	$5,267,796

Ongoing Reserves:	RE Taxes:	$91,957 /month	U/W Occupancy:	91.8%

	Insurance:	$17,152 /month	Appraised Value (As of):	$80,700,000 (03/29/2007)

	Replacement: (2)	Springing	Cut-off Date LTV Ratio:	80.0%

	TI/LC: (3)	$31,295 /month	LTV Ratio at Maturity:	74.6%

			U/W DSCR:	1.41x

Lockbox:	Soft, Springing Hard (4)		U/W DSCR Post IO:	1.17x

(1)	The borrower deposited the amount of $407,410 into a rent reserve associated with tenants Medline Industries, Inc. and Mastronardi Produce-USA, Inc. at the 6505 Cogswell Road property. Both tenants are currently paying expense reimbursements only. Medline Industries, Inc. is obligated to begin paying a portion of its base rent on August 1, 2007, with full rent to commence on October 1, 2008. Mastronardi Produce-USA, Inc. is obligated to begin paying full rent on August 1, 2007. Funds in the rent reserve will be disbursed to the borrower once both tenants are paying their full rent.
(2)	The borrower is required to deposit $17,282 monthly into a replacement reserve in the event of a default or if the property is not being adequately maintained as determined by the lender.
(3)	TI/LC reserves are capped at $1,000,000.
(4)	The borrower is required to deposit all property revenue into a lockbox until either the loan or the mezzanine loan is fully repaid.

The Detroit Liberty Portfolio Loan.

The Loan. The sixth largest loan (the “Detroit Liberty Portfolio Loan”) is a $64,560,000 first mortgage loan secured by the borrower’s fee interests in four industrial properties comprised of five buildings located in Romulus, Michigan, and Van Buren Twp., Michigan (the “Detroit Liberty Portfolio Properties”).

The Borrowers. The borrowers, Welsh Romulus, LLC, BPE Exchange, LLC, and BPW Exchange, LLC (each, a “Detroit Liberty Portfolio Borrower” and collectively, the “Detroit Liberty Portfolio Borrowers”), are single purpose Delaware limited liability companies that own no material assets other than the Detroit Liberty Portfolio Properties and related interests. The Detroit Liberty Portfolio Borrowers are each structured with an independent director. A non-consolidation opinion was delivered at origination. The Detroit Liberty Portfolio Borrowers own an undivided interest in the Detroit Liberty Portfolio Properties as tenants-in-common to facilitate a Section 1031 exchange under the Internal Revenue Code of 1986, as amended, for BPE Exchange, LLC and BPW Exchange, LLC. The sponsor of the Detroit Liberty Portfolio Loan is Doyle Security Fund, LLC, which reported a net worth of $16,314,113 as of January 1, 2007. Doyle Security Fund, LLC has assets consisting of stocks and real estate and is 100% owned by Dennis Doyle. Through entities controlled by him, Dennis Doyle has experience providing real estate services focused on leasing and brokerage, property management, architecture, development, and mortgage banking. Doyle Security Fund, LLC and

Dennis Doyle are required to maintain a combined minimum net worth of $53,000,000. In the event Doyle Security Fund, LLC has a net worth below $53,000,000, Dennis Doyle will be personally liable with respect to the Detroit Liberty Portfolio Loan for the amount by which the net worth of Doyle Security Fund, LLC is below $53,000,000.

The Properties. The Detroit Liberty Portfolio Properties consist of four industrial properties comprised of five buildings totaling 1,382,536 square feet that are located in Romulus, Michigan, and Van Buren Township, Michigan, both south western suburbs of Detroit, Michigan. On a combined basis, the Detroit Liberty Portfolio Properties are 92.0% leased as of March 31, 2007 to nine tenants. Two of the five buildings are occupied by single tenants: 7525 Cogswell Road, occupied by Gage Marketing Services; and 38100 Ecorse Road, occupied by LDM Technologies, Inc. The Detroit Liberty Portfolio Properties were built between 1999 and 2006. Each of the Detroit Liberty Portfolio Properties consist primarily of distribution/warehouse space, with office space of 5.00% or less of NRA with the exception of the 7525 Cogswell Road property (20.5% of its NRA consists of office space).

More specific information about each of the Detroit Liberty Portfolio Properties is set forth in the tables below:

Property	Location	Year Built/ Renovated	Allocated Cut-off Date Loan Balance	NRA	Percent Leased	U/W NCF	Appraised Value
7525 Cogswell Road	Romulus, MI	2000 / NAP	$17,040,000	285,200	100%	$1,431,635	$21,300,000
6505 Cogswell Road	Romulus, MI	2006 / NAP	$16,800,000	424,320	100%	$1,300,221	$21,000,000
41133 & 41199 Van Born	Van Buren Twp., MI	2001 / NAP	$15,600,000	399,840	72%	$1,383,316	$19,500,000
38100 Ecorse Road	Romulus, MI	1999 / NAP	$15,120,000	273,176	100%	$1,152,624	$18,900,000

Totals / Weighted Average			$64,560,000	1,382,536	92%	$5,267,796	$80,700,000

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRA		% of Portfolio NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Gage Marketing Services	—/—/—	285,200	(1)	21%	$1,711,200	28%	$6.00	02/29/2016
LDM Technologies, Inc.	—/—/—	273,176		20%	$1,420,515	23%	$5.20	08/31/2014
Medline Industries, Inc.	—/—/—	224,640		16%	$809,702	13%	$3.60	12/31/2012
Mastronardi Produce-USA, Inc.	—/—/—	199,680		14%	$918,528	15%	$4.60	07/31/2010

Total/Weighted Average		982,696		71%	$4,859,945	79%	$4.95

Other Tenants	—/—/—	293,987		21%	$1,317,661	21%	$4.48	Various
Vacant Space	NAP	105,853		8%	$0	0%	$0.00	NAP

Total/Weighted Average		1,382,536		100%	$6,177,606	100%	$4.84

(1)	The tenant’s lease contains an expansion option requiring the Detroit Liberty Portfolio Borrowers, at the tenant’s option, to expand the existing building from 285,000 square feet to 410,000 square feet. If the option is exercised with less than ten years remaining on the tenant’s lease, the lease will be automatically renewed for 10 years from the date of completion. Any improvements to the existing building will be subject to the lien of the mortgage in favor of the lender.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	105,853	8%	105,853	8%	—
2007	—	—	—	—	8%	—
2008	—	—	—	—	8%	—
2009	2	152,880	11%	258,733	19%	$4.53
2010	1	199,680	14%	458,413	33%	$4.60
2011	2	94,067	7%	552,480	40%	$4.37
2012	2	271,680	20%	824,160	60%	$3.77
2013	—	—	—	824,160	60%	—
2014	1	273,176	20%	1,097,336	79%	$5.20
2015	—	—	—	1,097,336	79%	—
2016	1	285,200	21%	1,382,536	100%	$6.00
Thereafter	—	—	—	1,382,536	100%	—

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Detroit Liberty Portfolio Properties are managed by Welsh Companies, LLC, which is an affiliate of the Detroit Liberty Portfolio Borrowers.

Additional Indebtedness. At origination, Prudential Mortgage Capital Company, LLC, an affiliate of the Mortgage Loan Seller, provided a $10,780,000 mezzanine loan to the equity owners of the Detroit Liberty Portfolio Borrowers, secured by their respective ownership interests in the Detroit Liberty Portfolio Borrowers. The holder of the mezzanine loan has entered into an intercreditor agreement with the Mortgage Loan Seller.

Ground Lease. None.

Release of Properties. At any time after the lockout period and prior to June 5, 2016, the Detroit Liberty Portfolio Borrowers may, on no more than two occasions, obtain a release of one or more of the Detroit Liberty Portfolio Properties (the Detroit Liberty Portfolio Property released being referred to as a “Release Parcel”, and the Detroit Liberty Portfolio Properties remaining are referred to collectively as the “Remaining Properties”) through partial defeasance, provided certain conditions, among others, are satisfied: (i) no event of default with respect to the Detroit Liberty Portfolio Loan exists; (ii) the Detroit Liberty Portfolio Borrowers must partially defease the Detroit Liberty Portfolio Loan in an amount equal to the greater of (a) 110% of the respective allocated loan amount as of the origination date, and (b) an amount such that, after giving effect to such partial defeasance, the aggregate DSCR for the Remaining Properties must not be less than 1.40x, and the aggregate LTV ratio of the Remaining Properties must not exceed 70%; (iii) the economic occupancy of the Remaining Properties must be at least 90% with leases from tenants that have at least 12 months remaining under their leases; and (iv) evidence has been provided in writing from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates.

The Detroit Liberty Portfolio Borrowers are entitled to obtain a release of approximately 21.36 acres of undeveloped land associated with the 38100 Ecorse Road property (the “Outparcel”) upon the satisfaction of the following conditions: (i) no event of default with respect to the Detroit Liberty Portfolio Loan exists; (ii) the Detroit Liberty Portfolio Borrowers must pay a release amount of $1,520,000 plus a prepayment premium equal to the greater of 1% or yield maintenance; and (iii) if the mezzanine loan is outstanding, the Detroit Liberty Portfolio Borrowers must pay to the holder of the mezzanine loan the amount specified in the mezzanine loan documents. In the event a release of the Outparcel occurs, the allocated loan amount attributable to the 38100 Ecorse Road property will decrease by $1,520,000.

Substitution of Properties. At any time 24 months after the origination date through June 5, 2016, the Detroit Liberty Portfolio Borrowers may, on no more than two occasions, obtain a release of up to two of the Detroit Liberty Portfolio Properties (each, a “Substituted Property” and collectively, the “Substituted Properties”) by substituting therefor another multifamily, office or industrial property (a “Substitute Property”), provided certain conditions, among others, are satisfied: (i) no event of default with respect to the Detroit Liberty Portfolio Loan exists; (ii) the allocated loan amounts for the Substituted Properties must not exceed 50% of the total loan amount as of the origination date; (iii) the Substitute Property must be in a location and of a certain quality that would not result in a qualification, downgrade or withdrawal of the ratings then assigned to the series 2007-PWR16 certificates by the rating agencies; (iv) no Substitute Property is permitted to be replaced; (v) after giving effect to the substitution, the DSCR of the Detroit Liberty Portfolio Loan must not be less than 1.17x (using a 30-year amortization), and the DSCR of the Substitute Property must not be less than the greater of (a) 1.35x (using a 30-year amortization) or (b) the DSCR, at the time of substitution, of the Substituted Property; (vi) after giving effect to the substitution, the LTV ratio must not be greater than 75%, and the LTV ratio of the Substitute Property must not be greater than the LTV ratio of the Substituted Property; (vii) after giving effect to the substitution, the aggregate value of the Detroit Liberty Portfolio Properties must be, pursuant to a lender-approved appraisal, at least equal to (a) the aggregate value of the Detroit Liberty Portfolio Properties as of the origination date or (b) the value of the Detroit Liberty Portfolio Properties (inclusive of the Substituted Property but excluding the Substitute Property) immediately preceding the substitution; and (viii) evidence has been provided in writing from the rating agencies to the effect that such substitution will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 7 — St. Andrews at Perimeter Apartments

Mortgage Loan No. 7 — St. Andrews at Perimeter Apartments

St. Andrews at Perimeter Apartments
4867 Ashford Dunwoody Road
Atlanta, GA 30338
Alpharetta
Willis Park
North Fulton Reg. Hospital
North Point Mall
Mansell Rd
Roswell
Old Alabama Rd
Newtown
Vickery Creek Unit, Chattahoochee River NRA
FULTON COUNTY
Island Ford Unit, Chattahoochee River NRA
Horseshoe Bend Country Club
Roswell Rd
COBB COUNTY
Chattahoochee River Natl. Rec. Area
Mount Bethel
Morgan Falls Park
Indian Hills Country Club
Johnson Ferry Rd
Chattahoochee Plantation
River
Chattahoochee
Paper Mill Rd
Atlanta Country Club
Mt. Vernon Hwy
Dunwoody
GWINNETT COUNTY
GEORGIA PERIMETER COLLEGE
Peeler Rd
Chamblee Dunwoody Rd
Ashford Dunwoody Rd
Emory Dunwoody Medical Ctr.
Sandy Springs
Perimeter Mall
Mechanicsville
Chattahoochee River Natl. Rec. Area
St. Joseph's Hospital
Northside Hospital
Murphy Chandler Park
Doraville
Peachtree Industrial Blvd
Chamblee
Chamblee Tucker Rd
Palisades Unit, Chattahoochee River NRA
Lake Forest Dr
Roswell Rd
Chastain Park Amphitheatre
Chastain Mem. Park
OGLETHORPE UNIVERSITY
North Atlanta
DeKalb-Peachtree Airport
MERCER UNIVERSITY
Tucker
Dresden Dr
Brookhaven
DEKALB COUNTY
Shallowford Rd
Henderson Mill Rd
Phipps Plaza
Lenox Square
Buford Hwy
Paces Ferry Rd
Atlanta
Buckhead
Governor's Mansion
Northlake Mall
Briarcliff Rd
Lavista Rd
Standing Peachtree Park
W Wesley Rd
North Druid Hills
Children's Healthcare Atlanta
Rehoboth
Bolton
Northside Dr
Piedmont Hosp./ Shepherd Ctr.
Druid Hills Rd
Center for Disease Control
Wesley Woods Ctr.
VA Med. Center
North DeKalb Mall
Clarkston
Druid Hills
EMORY UNIVERSITY
Emory Univ. Hospital
North Decatur
Scottdale
Hartsfield-Jackson Atlanta Intl. Airport 14 miles
Cumming
Woodstock
Kennesaw
Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Duluth
Suwanee
Smyrna
Snellville
Mableton
Decatur
East Point
Hartsfield-Jackson Atlanta Intl. Airport
College Park
Forest Park
Morrow
Stockbridge
Peachtree City

D40

Mortgage Loan No. 7 — St. Andrews at Perimeter Apartments

Loan Information			Property Information

Mortgage Loan Seller:	PCF II		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$57,000,000		Property Type:	Multifamily

Cut-off Date Balance:	$57,000,000		Property Sub-type:	Garden

First Payment Date:	05/03/2007		Location:	Atlanta, GA

Interest Rate:	5.74000%		Year Built/Renovated:	1996 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	93.1%(03/15/2007)

ARD:	No		Units:	504

Anticipated Repayment Date:	NAP		The Collateral:	Multifamily property comprised of 12 buildings located in Atlanta, GA
Maturity Date:	04/03/2017

Expected Maturity Balance:	$57,000,000		Ownership Interest:	Fee

Sponsor:	JPI Lifestyle Apartment Communities, LP		Property Management:	JPI Management Services, L.P.

Interest Calculation:	Actual/360

Call Protection:	Greater of 1% or yield maintenance for the first 117 payments and then open to prepayment without premium thereafter through the maturity date.		3rd Most Recent NOI (As of):	NAP
			2nd Most Recent NOI (As of):	$3,224,582 (TTM 12/31/2005)
			Most Recent NOI (As of):	$3,371,105 (TTM 12/31/2006)
			U/W Net Op. Income:	$4,115,185

Cut-off Date Balance per Unit:	$113,095		U/W Net Cash Flow:	$3,993,721

			U/W Occupancy:	95.0%

Up-front Reserves:	RE Taxes:	$269,878	Appraised Value (As of):	$73,400,000 (01/31/2007)

			Cut-off Date LTV Ratio:	77.7%

Ongoing Reserves:	RE Taxes:	$53,976 / month	LTV Ratio at Maturity:	77.7%

			U/W DSCR:	1.20x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

The St. Andrews at Perimeter Apartments Loan.

The Loan. The seventh largest loan (the “St. Andrews at Perimeter Apartments Loan”) is a $57,000,000 mortgage loan secured by the borrower’s fee interest in a multifamily property containing 504 units known as St. Andrews at Perimeter Apartments, located in Atlanta, Georgia (the “St. Andrews at Perimeter Apartments Property”).

The Borrower. The borrower is Jefferson at Perimeter, L.P. (the “St. Andrews at Perimeter Apartments Borrower”) is 99% owned by JPI Lifestyle Apartment Communities, LP (“JPILAC”). The carveout guaranty is provided by JPILAC, which reported a net worth of $311.7 million and liquidity of $38.6 million. JPILAC is a division of Jefferson Properties, Inc. (“JPI”). JPI was founded in 1989 and since inception has acquired and developed over 75,000 multifamily units.

The Property. The St. Andrews at Perimeter Apartments Property consists of a 504-unit, garden-style multifamily property. The St. Andrews at Perimeter Apartments Property was constructed in 1996, and consists of 12 apartment buildings and a clubhouse/leasing office. Property amenities include a clubhouse, fitness facility, two swimming pools, grill and picnic areas, two lighted tennis courts and tanning salon. The St. Andrews at Perimeter Apartments Property is located approximately 16 miles north of Atlanta’s CBD, 1 mile east of the GA Hwy 400 and 1 mile north of I-285 and has gated access from both Ashford Center Pkwy and Ashford Dunwoody Road. The St. Andrews at Perimeter Apartments Property is 1/2 mile north of Perimeter Mall, which is anchored by Macy’s, Bloomingdale’s, Dillard’s, and Nordstrom.

The following table outlines the unit types at the St. Andrews at Perimeter Apartments Property:

Unit Type	Number of Units	Average SF	Average Monthly Market Rents
Studios	82	614	$753
1 Bedroom	134	875	$877
2 Bedroom	218	1,206	$1,075
3 Bedroom	70	1,511	$1,330

Total / Weighted Average	504	1,064	$1,005

Property Management. The St. Andrews at Perimeter Apartments Property is managed by JPI Management Services, L.P., an affiliate of the St. Andrews at Perimeter Apartments Borrower. JPI Management Services, L.P. is a division of JPI. JPI Management Services, L.P. manages and leases JPI’s entire portfolio including over 75,000 units across the United States.

Additional Indebtedness. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined LTV ratio greater than 80% or DSCR less than 1.20x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

Ground Lease. None.

Release of Parcels. Not allowed.

Mortgage Loan No. 8 — Post Crest Apartments

Mortgage Loan No. 8 — Post Crest Apartments

Post Crest Apartments
50 Adams Lake Boulevard
Atlanta, GA 30339
Piedmont Rd
Sandy Plains
Tritt Rd
Roswell
Barrett Pkwy
Canton Hwy
Sandy Plains Rd
Bells Ferry Road
Timber Ridge Rd
Chattahoochee River Natl. Rec. Area
COBB COUNTY
Roswell Rd
Kennesaw Mtn. Natl. Battlefield Park
WellStar Kennestone Hospital
Cobb Pkwy
Mount Bethel
Indian Hills Country Club
Old Canton Rd
Johnson Ferry Rd
Six Flags White Water & American Adventures
Marietta
N Marietta Pkwy
Roswell St
Lower Roswell Rd
Chattahoochee Plantation
East Marietta
Marietta City CC
S Marietta Pkwy
Paper Mill Rd
Atlanta Country Club
Chattahoochee River
SOUTHERN POLYTECHNIC STATE UNIV
Fair Oaks
LIFE UNIV.
Powder Springs Rd
Sandy Springs
Delk Rd
Powers Ferry Rd
Chattahoochee River Natl. Rec. Area
Dobbins Air Force Base
WellStar Windy Hill Hospital
FULTON COUNTY
Pat Mell Rd
Fox Creek Golf Course
Windy Hill Rd
Smyrna
Spring Rd
Cumberland Mall
Hicks Rd
South Cobb Dr
Paces Ferry Rd
Vinings
Concord Rd
Paces Ferry Rd
Emory-Adventist Hospital
Cooper Lake Rd
Ridgeview Institute
Mableton
S Atlanta Rd
Standing Peachtree Park
Buckhead
W Wesley Rd
Industrial Blvd
Oakdale
Fulton
Bolton
Riverside
Piedmont Hosp./ Shepherd Ctr.
Northside Dr
James Jackson Pkwy
Atlanta
W Marietta St
10th St
Center Hill
Grove Park
Simpson Rd
Midtown
Georgia Dome
Philips Arena
GEORGIA ST. UNIV.
MLK Jr. Dr
Downtown
Hartsfield-Jackson Atlanta Intl Airport 11 miles
Turner Field
Cumming
Woodstock
Alpharetta
Roswell
Kennesaw
Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Smyrna
Snellville
Mableton
Atlanta
Decatur
East Point
College Park
Hartsfield-Jackson Atlanta Intl Airport
Forest Park
Morrow
Stockbridge
Peachtree City

Mortgage Loan No. 8 — Post Crest Apartments

Loan Information			Property Information

Mortgage Loan Seller:	PCF II		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$46,158,770		Property Type:	Multifamily

Cut-off Date Balance:	$46,158,770		Property Sub-type:	Garden

First Payment Date:	07/01/2007		Location:	Atlanta, GA

Interest Rate:	5.63000%		Year Built/Renovated:	1996 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	95.1%(04/10/2007)

ARD:	No		Units:	410

Anticipated Repayment Date:	NAP		The Collateral:	Multifamily property comprised of 14 buildings located in Atlanta, GA
Maturity Date:	06/01/2017

Expected Maturity Balance:	$46,158,770		Ownership Interest:	Fee

Sponsors:	CH Realty Investors IV, L.P.; Post Apartment Homes, L.P.		Property Management:	Post Apartment Homes, L.P.

Interest Calculation:	Actual/360

Call Protection:	24-payment lockout from the first payment date with U.S Treasury defeasance or the greater of 1% or yield maintenance for the following 84 payments then U.S. Treasury defeasance or the greater of .5% or yield maintenance for the following 8 payments and then open to prepayment without premium thereafter through the maturity date.
			3rd Most Recent NOI (As of):	$3,300,371 (TTM 12/31/2004)
			2nd Most Recent NOI (As of):	$3,441,795 (TTM 12/31/2005)

			Most Recent NOI (As of):	$3,443,859 (TTM 12/31/2006)

Cut-off Date Balance per Unit:	$112,582		U/W Net Op. Income:	$3,371,513

			U/W Net Cash Flow:	$3,269,013

Up-front Reserves:	None		U/W Occupancy:	93.5%

			Appraised Value (As of):	$67,700,000 (03/12/2007)

Ongoing Reserves:	RE Taxes: (1)	Springing	Cut-off Date LTV Ratio:	68.2%

	Insurance: (1)	Springing	LTV Ratio at Maturity:	68.2%

			U/W DSCR:	1.24x

Lockbox:	None		U/W DSCR Post IO:	NAP

(1)	Upon occurrence of an event of default, the Post Crest Apartments borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance.

The Post Crest Apartments Loan.

The Loan. The eighth largest loan (the “Post Crest Apartments Loan”) is a $46,158,770 mortgage loan secured by the borrower’s fee interest in a multifamily property containing 410 units known as Post Crest Apartments, located in Atlanta, Georgia (the “Post Crest Apartments Property”).

The Borrower. The borrower is PCH Crest Venture, LLC (the “Post Crest Apartments Borrower”), which is 25% owned by Post Apartment Homes, L.P. (“Post”) and 75% owned by CH Realty Investors IV, L.P. (“Crow Holdings”). Post, founded in 1971 and headquartered in Atlanta, GA, is a developer and operator of upscale multi-family apartment communities. Crow Holdings, founded in 1998, is a privately-held firm based in Dallas, Texas that specializes in making real estate investments on behalf of the Trammell Crow family and its investment partners. Crow Holdings currently owns/manages approximately $6 billion in real estate on behalf of its owners and private and institutional partners.

The Property. The Post Crest Apartments Property consists of a 410 unit garden-style apartment complex that was built in 1996. The complex consists of 14 three and four-story apartment buildings and a clubhouse. The units feature nine and ten-foot ceilings, and crown molding. Each unit features electric appliances, including a range/oven, frost-free refrigerator, garbage disposal, and dishwasher. Also, select units feature fireplaces and garden tubs and washer dryer connections. Property amenities include a swimming pool, two tennis courts, a fitness center, a car care center, a laundry facility, an urban vegetable garden, controlled access gates, a business center, picnic areas, recycling center and on site courtesy officer. Parking is provided for 1.79 spaces/unit. The Post Crest Apartments Property is located on Adams Lake Boulevard, approximately 9 miles northwest of Atlanta’s CBD. The Post Crest Apartments Property is located in the Vinings community, adjacent to I-285, Atlanta’s circumferential highway, and 1 mile south of I-75, which leads into the Atlanta CBD. The Post Crest Apartments Property is located adjacent to the 834,000 square-foot Cumberland Mall, which is anchored by Costco, Macy’s, and Sears.

The following table outlines the unit types at Post Crest Apartments Property:

Unit Type	Number of Units	Average SF	Average Monthly Market Rents
1 Bedroom	173	784	$934
2 Bedroom	203	1,185	$1,093
3 Bedroom	34	1,395	$1,259

Total / Weighted Average	410	1,033	$1,040

Property Management. The Post Crest Apartments Property is managed by Post Apartment Homes, L.P., an affiliate of the Post Crest Apartments Borrower. Post Apartment Homes, L.P. is a division of Post Properties, Inc. The Post entities’ primary business consists of developing and managing Post brand name apartment communities for its own account, including over 21,500 units in 10 different markets.

Additional Indebtedness. Not allowed.

Ground Lease. The Post Crest Apartments Borrower owns a leasehold interest in the Post Crest Apartments Property pursuant to a ground lease and the ground lessor, an affiliate of the Post Crest Apartments Borrower, has subordinated its fee interest in the Post Crest Apartments Property to the Post Crest Apartments Borrower’s ground lease. The ground lease expires on May 10, 2106 and provides no extension options.

Release of Parcels. Not allowed.

Mortgage Loan No. 9 — Millennium I, II, & III

Mortgage Loan No. 9 — Millennium I, II, & III

Millennium I, II, & III
20 Ash Street and 225 & 227 Washington Street
Conshohocken, PA 19428
Doylestown
Norristown
King of Prussia
Plymouth Meeting
Conshohocken
Philadelphia
Camden
Trenton
Levittown
Burlington
Pennsauken
Moorestown
Cherry Hill
Gloucester City
Bellmawr
Deptford
Glassboro
Wilmington
Pennsville
Media
Springfield
Broomall
Radnor
Paoli
Yeadon
Darby
Ambler
Horsham
Audubon
PENNSYLVANIA
NEW JERSEY
DELAWARE
MONTGOMERY COUNTY
BUCKS COUNTY
GWYNEDD MERCY COLLEGE
MONTGOMERY COUNTY COMM COLLEGE
Cedarbrook Country Club
Ambler
MONTGOMERY COUNTY
Blue Bell
Mercy Suburban Hospital
Plymouth Meeting
Plymouth Meeting Mall
Fort Washington State Park
Philadelphia Cricket Club
Flourtown
King of Prussia
Norristown
King of Prussia Mall
Valley Forge Mem. Gardens
West Conshohocken
Mercy Health System
Conshohocken
Lafayette Hill
Eagle Lodge CC
CHESTNUT HILL COLLEGE
Chestnut Hill Health Care
Chestnut Hill
Fairmount Park
CHESTER COUNTY
CABRINI COLLEGE
EASTERN COLLEGE
Paoli Memorial Hospital
Philadelphia Country Club
PHILADELPHIA COUNTY
Schuylkill River
Schuylkill Expwy
Wayne
Radnor
VILLANOVA UNIVERSITY
Villanova
Gladwyne
Manayunk
BRYN MAWR COLLEGE
ROSEMONT COLLEGE
Radnor Valley CC
Bryn Mawr Hospital
Haverford
Bryn Mawr
Wynnewood
Narberth
Bala Cynwyd
Roxborough Memorial Hospital
Aronimink Golf Course
HAVERFORD COLLEGE
Ardmore
DELAWARE COUNTY
Lankenau Hospital
Merion West Golf Course
Penn Wynne
Fairmount Park
Havertown
Philadelphia
Broomall
DELAWARE COUNTY COMM. COLLEGE
McCall Field Golf Course
Cobbs Creek Park
West Philadelphia
Springton Reservoir
Delaware County Mem. Hospital
Upper Darby
Drexel Hill
Rolling Green GC
Springfield Mall
Lansdowne
Media
Springfield
Yeadon
Clifton Heights
Darby
Philadelphia Intl. Airport 7 miles
PA Tpke. NE Extension
Morris Rd
Dekalb Pike
Norristown Rd
Township Line Rd
Skippack Pike
Butler Pike
Pennsylvania Turnpike
Dekalb Pike
S Gulph Rd
Spring Mill Rd
Lancaster Ave
Montgomery Ave
Henry Ave
E City Ave
Lancaster Ave
W Chester Pike
Township Line Rd
Chestnut St
Walnut St
Garrett Rd
Baltimore Ave
Palmer Mill Rd
476
309
202
73
276
23
422
76
320
30
1
252
3
13

Mortgage Loan No. 9 — Millennium I, II & III

Loan Information			Property Information

Mortgage Loan Seller:	WFB		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset

Original Balance: (1)	$46,000,000		Property Type:	Office

Cut-off Date Balance: (1)	$46,000,000		Property Sub-type:	Suburban

First Payment Date:	06/01/2007		Location:	Conshohocken, PA

Interest Rate:	5.64500%		Year Built/Renovated:	2000 – 2002 / NAP

Amortization Term:	Months 1-36: Interest Only Months 37-120: 360 months		Percent Leased (As of):	94.6%(04/01/2007)
			Net Rentable Area:	195,896

ARD:	No		The Collateral:	Three building Class A office complex located in Conshohocken, PA
Anticipated Repayment Date:	NAP
Maturity Date:	05/01/2017

Expected Maturity Balance:	$41,353,613		Ownership Interest:	Fee

Sponsor:	Brian O’Neill

Interest Calculation:	Actual/360		Property Management:	OPG Properties Management Corp.

Call Protection:	25-payment lockout from the first payment date, with U.S. treasury defeasance for the following 93 payments, and open to prepayment without premium thereafter through maturity

Cut-off Date Balance per SF: (1)	$234.82		3rd Most Recent NOI (As of):	3,823,091 (TTM 12/31/2004)

			2nd Most Recent NOI (As of):	$4,614,671 (TTM 12/31/2005)

Up-front Reserves:	RE Taxes:	$193,835	Most Recent NOI (As of):	$3,975,794 (TTM 12/31/2006)

	TI/LC:	$225,000	U/W Net Op. Income:	$4,129,103

			U/W Net Cash Flow:	$3,806,530

Ongoing Reserves:	RE Taxes:	$31,337 /month	U/W Occupancy:	90.0%

	TI/LC: (2)	$2,345 /month	Appraised Value (As of):	$57,750,000 (02/20/2007)

	TI/LC: (2)	Springing	Cut-off Date LTV Ratio: (1)(3)	79.7%

	Replacement:	$3,265 /month	LTV Ratio at Maturity: (1)(3)	71.6%

			U/W DSCR: (1)(4)	1.45x

Lockbox:	Hard		U/W DSCR Post IO: (1)(4)	1.20x

(1)	The subject $46,000,000 represents the A-Note portion of a $48,500,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in the table based on the A-Note.
(2)	The borrower deposited $225,000 at closing to be utilized for tenant improvements and leasing commissions. If the balance of the escrow is less than $300,000 on December 31, 2009, the borrower must deposit an amount equal to the difference of the amount on deposit in the TI/LC impound and $300,000. If the tenant Cardionet does not exercise its renewal option by December 31, 2012 (“Cardionet Trigger Event”), the loan requires an additional TI/LC impound, and the total TI/LC impound will be capped at $500,000 (“Cardionet Cap”) and monthly impounds will be equal to 1/12 of the difference between the Cardionet Cap and the amount on deposit in the TI/LC impound. If the tenant Answerthink does not exercise its renewal options by September 30, 2010 or defaults on its lease (“Answerthink Trigger Event”), the loan requires an additional TI/LC impound, and the total TI/LC impound will be capped at $1,000,000 (“Answerthink Cap”) (or upon re-leasing of the Answerthink space, an amount equal to $1,000,000 times the percentage of Answerthink space currently unoccupied) and monthly impounds will be equal to 1/12 of the difference between the Answerthink Cap and the amount on deposit in the TI/LC impound. After the occurrence of both a Cardionet Trigger Event and an Answerthink Trigger Event, the TI/LC impound will be capped at the sum of the Answerthink Cap and the Cardionet Cap.
(3)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $48,500,000 total first mortgage debt are 84.0% and 75.9%, respectively.
(4)	The U/W DSCR and U/W DSCR Post IO based on the $48,500,000 total first mortgage debt are 1.30x and 1.09x, respectively.

The Millennium I, II & III Loan.

The Loan. The ninth largest loan (the “Millennium I, II & III Loan”) is a $46,000,000 A-Note portion of a maximum $48,500,000 loan secured by a first priority Fee Mortgage and Absolute Assignment of Rents and Leases and Security Agreement in borrower’s fee interest in a 195,896 square foot three building office complex located in Conshohocken, PA (the “Millennium I, II & III Property”).

The Borrower. The borrowers, Conshohocken Associates, L.P. and Washington Street Associates II, L.P. (collectively, the “Millennium I, II & III Borrower”), both Pennsylvania limited partnerships, are single-purpose entities that own no material assets other than the Millennium I, II & III Property and related interests. The Millennium I, II & III Property is comprised of two condominium interests. Conshohocken Associates, L.P. is the owner of Millennium I and Washington Street Associates, L.P. is the owner of Millennium II & III. The Millennium I, II & III Borrower has an independent director and a non-consolidation opinion was delivered at origination. The Millennium I, II & III Borrower is owned 56% by affiliates of Lubert Adler Real Estate Funds. Lubert Adler specializes in redevelopments through joint ventures with local operating partners and has invested in over $20 billion of real estate assets.

The Property. The Millennium I, II & III Property consists of a three building Class A office complex comprised of 195,896 square feet, located in Conshohocken, Pennsylvania. The Millennium I, II & III Property is located within the Philadelphia MSA in the Conshohocken submarket, approximately sixteen miles northwest of the Philadelphia CBD, with convenient access to the Pennsylvania Turnpike, I-76 and I-476. The Millennium I, II & III Property is adjacent to the SEPTA train line, a commuter rail service linking Conshohocken with Philadelphia. As of April 1, 2007, the property was approximately 94.6% occupied by 11 tenants. The collateral consists of two 2-story buildings and one 4-story building, with ground level garages in each building. Millennium II (70,864 square feet) and Millennium III (70,817 square feet) are part of a larger 15.7 acre condominium complex, while Millennium I is located 0.1 miles northwest on a 1.56-acre tract of land. Parking is provided at the properties for a total of 889 spaces, 162 of which are garage spaces referred to above.

More specific information about the Millennium I, III & III Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRA	% of NRA (1)	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Answerthink Consulting	—/—/—	70,864	36%	$2,165,086	40%	$30.55	09/30/2011
Cardionet	—/—/—	34,659	18%	$987,782	18%	$28.50	12/31/2013
Jacobs Engineering	—/—/—	20,023	10%	$560,644	10%	$28.00	01/31/2010
Viasys	—/—/—	15,216	8%	$433,656	8%	$28.50	09/30/2007
Ryan, Beck & Co.	—/—/—	13,889	7%	$369,447	7%	$26.60	06/30/2011
Fastrack	—/—/—	8,742	4%	$249,147	5%	$28.50	06/30/2011
Ameripath	—/—/—	7,000	4%	$210,000	4%	$30.00	09/30/2008
Arlington Capital	—/—/—	6,134	3%	$174,819	3%	$28.50	09/01/2008

Total/Weighted Average		176,527	90%	$5,150,581	95%	$29.18

Other Tenants	Various	8,738	4%	$244,533	5%	$27.99	Various
Vacant Space	NAP	10,631	5%	$0	0%	$0.00	NAP

Total/Weighted Average		195,896	100%	$5,395,114	100%	$29.12

(1)	Percentages do not add up to 100% due to rounding.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	10,631	5%	10,631	5%	—
2007	2	15,216	8%	25,847	13%	$28.50
2008	3	16,619	8%	42,466	22%	$29.13
2009	1	2,253	1%	44,719	23%	$28.50
2010	1	20,023	10%	64,742	33%	$28.00
2011	4	96,495	49%	161,237	82%	$29.69
2012	—	—	—	161,237	82%	—
2013	2	34,659	18%	195,896	100%	$28.50
2014	—	—	—	195,896	100%	—
2015	—	—	—	195,896	100%	—
2016	—	—	—	195,896	100%	—
Thereafter	—	—	—	195,896	100%	—

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Millennium I, II & III Property is managed by OPG Properties Management Corp., an affiliate of the Millennium I, II & III Borrower. Brian O’Neill (the “Millennium I, II & III Sponsor”) is the founder and chairman of O’Neill Properties Group, LP, the parent company of OPG Properties Management Corp. Currently, they are developing and leasing over 4.5 million square feet in Pennsylvania alone.

Additional Indebtedness. The Millennium I, II & III Property also secures a subordinate B-Note, with an original principal balance of $2,500,000. Only the A-Note is included in the trust. The combined aggregate principal balance of the A-Note and B-Note was $48,500,000. The B-Note has a 10-year term and is interest-only for the first 3 years with a 30-year amortization schedule thereafter and a 12.00% interest rate. The holder of the B-Note has various consent rights with respect to material servicing decisions, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see “Description of the Mortgage Pool-Subordinate and/or Other Financing-Split Loan Structures-The WFB Mortgage Loan Groups” in the Prospectus Supplement. The B-Note is currently held by Mezz Cap Finance, LLC.

Ground Lease. None.

Release of Parcels. Not allowed.

Mortgage Loan No. 10 — Perimeter Expo

LINENS'N THINGS
OFF BROADWAY
Family CHRISTIAN STORES
BUSYBODY

Family CHRISTIAN STORES
After Hours
BUSYBODY FITNESS
STOP

MEN'S WEARHOUSE

Mortgage Loan No. 10 — Perimeter Expo

Perimeter Expo
1121-1181 Hammond Drive NE
Atlanta, GA 30346
Alpharetta
Roswell
Newtown
FULTON COUNTY
COBB COUNTY
Mount Bethel
Chattahoochee Plantation
Dunwoody
GWINNETT COUNTY
Sandy Springs
Mechanicsville
Doraville
Chamblee
North Atlanta
Brookhaven
DEKALB COUNTY
Tucker
Atlanta
Buckhead
North Druid Hills
Rehoboth
Bolton
Clarkston
Druid Hills
North Decatur
Scottdale
Hartsfield-Jackson Atlanta Intl. Airport 14 miles

Mortgage Loan No. 10 — Perimeter Expo

Loan Information			Property Information

Mortgage Loan Seller:	WFB		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$40,500,000		Property Type:	Retail

Cut-off Date Balance:	$40,500,000		Property Sub-type:	Anchored

First Payment Date:	07/01/2007		Location:	Atlanta, GA

Interest Rate:	5.39000%		Year Built/Renovated:	1993 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	100.0% (05/03/2007)

ARD:	No		Net Rentable Area:	175,835

Anticipated Repayment Date:	NAP		The Collateral:	Anchored retail center located in Atlanta, GA

Maturity Date:	06/01/2017

Expected Maturity Balance:	$40,500,000		Ownership Interest:	Fee

Sponsor:	GE Pension Trust and Kimco Realty Corporation

Interest Calculation:	Actual/360		Property Management:	KRC Property Management I, Inc.

Call Protection:	24-payment lockout from the first payment date, with the greater of 1% or yield maintenance or defeasance for the following 92 payments, and open to prepayment without premium thereafter through maturity date.

			3rd Most Recent NOI (As of):	$3,652,371 (TTM 12/31/2004)

Cut-off Date Balance per SF:	$230.33		2nd Most Recent NOI (As of):	$3,702,703 (TTM 12/31/2005)

			Most Recent NOI (As of):	$3,813,650 (T-10 Ann. 10/31/2006)

Up-front Reserves:	None		U/W Net Op. Income:	$3,612,758

			U/W Net Cash Flow:	$3,465,463

Ongoing Reserves:	RE Taxes: (1)	Springing	U/W Occupancy:	95.0%

	Insurance: (1)	Springing	Appraised Value (As of):	$62,250,000 (04/08/2007)

	TI/LC: (1)	Springing	Cut-off Date LTV Ratio:	65.1%

	Replacement: (1)	Springing	LTV Ratio at Maturity:	65.1%
			U/W DSCR:	1.57x

Lockbox:	Springing Hard (2)		U/W DSCR Post IO:	NAP

(1)	The Perimeter Expo Borrower is not required to make monthly deposits for the impounds until the occurrence of a Trigger Event, which is defined as (i) the occurrence of default and (ii) the DSCR being less than 1.10x.
(2)	A hard lockbox will spring and a cash flow sweep will begin upon the occurrence of default and shall continue until 3 months following the date the default is cured.

The Perimeter Expo Loan.

The Loan. The tenth largest loan (the “Perimeter Expo Loan”) is a $40,500,000 mortgage loan secured by the borrower’s fee interest in a 175,835 square foot anchored shopping center located in Atlanta, GA (the “Perimeter Expo Property”).

The Borrower. The borrower, Perimeter Atlanta SC LLC (the “Perimeter Expo Borrower”), is a single purpose entity that owns no material assets other than the Perimeter Expo Property and related ownership interests. The Perimeter Expo Borrower is indirectly owned by GE Pension Trust (85%) and Kimco Realty Corporation (15%). As of December 31, 2005, General Electric Pension Trust had reported assets of over $49 billion and over 520,000 plan participants. Kimco Realty Corporation is a publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,348 properties totaling 175 million square feet of leasable space in 45 states, Puerto Rico, Mexico and Canada.

The Property. The Perimeter Expo Property consists of an anchored retail center containing 175,835 square feet of net rentable area in 2, two-story buildings. The Perimeter Expo Property was constructed in 1993. The Perimeter Expo Property is situated on 10.1 acres of land and parking is provided for 766 vehicles (4.36/1,000 square feet). As of May 3, 2007, the Perimeter Expo Property was 100% occupied by 11 tenants. The Perimeter Expo Property is located directly across from the Perimeter Mall, a 1.4 million square foot mall super regional mall anchored by Macy’s, Bloomingdale’s, Dillard’s and Nordstrom. The Perimeter Expo Property is located within the Central Perimeter area, one-mile from the intersection of I-285 and Georgia 400 and within walking distance of two Atlanta Rapid Transit stops.

More specific information about the Perimeter Expo Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA	% of NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Marshall’s	—/A3/A	36,598	21%	$758,561	19%	$20.73	01/31/2014
Best Buy	BBB+/Baa2/BBB	36,000	20%	$921,649	23%	$25.60	01/31/2014
Linens N Things	B-/B3/B	30,351	17%	$617,643	15%	$20.35	01/31/2014
Off Broadway Shoes	—/—/—	23,500	13%	$511,830	13%	$21.78	12/31/2013
Thomasville Home Furnishing	—/—/—	14,348	8%	$218,807	5%	$15.25	05/31/2013
Old Navy	BB+/Ba1/BB+	13,939	8%	$368,687	9%	$26.45	01/31/2012

Total/Weighted Average		154,736	88%	$3,397,177	84%	$21.95

Other Tenants	Various	21,099	12%	$645,681	16%	$30.60	Various
Vacant Space	NAP	0	0%	$0	0%	$0.00	NAP

Total/Weighted Average		175,835	100%	$4,042,858	100%	$22.99

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Rolling	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	—	—	—	—	—
2007	1	1,410	1%	1,410	1%	$33.05
2008	1	5,975	3%	7,385	4%	$20.16
2009	3	13,714	8%	21,099	12%	$34.90
2010	—	—	—	21,099	12%	—
2011	—	—	—	21,099	12%	—
2012	1	13,939	8%	35,038	20%	$26.45
2013	2	37,848	22%	72,886	41%	$19.30
2014	3	102,949	59%	175,835	100%	$22.32
2015	—	—	—	175,835	100%	—
2016	—	—	—	175,835	100%	—
Thereafter	—	—	—	175,835	100%	—

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Perimeter Expo Property is managed by KRC Property Management I, Inc., which is an affiliate of the Perimeter Expo Borrower. KRC Property Management I, Inc. is an affiliate of Kimco Realty Corporation, the nation’s largest publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,348 properties totaling 175 million square feet of leasable space in 45 states, Puerto Rico, Mexico and Canada.

Additional Indebtedness. The Perimeter Expo Borrower is permitted to incur future mezzanine financing subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the aggregate LTV does not exceed 80%; (ii) the aggregate DSCR is not less than 1.20x (based on actual payment); (iii) the mezzanine lender satisfies qualified transferee eligibility criteria (total assets held in the mezzanine lender’s name or under management must be in excess of $600 million and, other than pension advisors or similar fiduciaries, capital surplus or shareholder equity of $250 million, and the mezzanine lender must be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgage properties); (iv) the mezzanine loan documents, including the intercreditor agreement, are reasonably acceptable to the lender and the applicable rating agencies; and (v) the delivery of a rating agency confirmation of no downgrade on the series 2007 – PWR16 certificates.

Ground Lease. None.

Release of Parcels. Not allowed.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Appendix E

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered series 2007-PWR16 Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Commercial Mortgage Pass-Through Certificates

(Issuable in Series by Separate Issuing Entities)

Bear Stearns Commercial Mortgage Securities Inc.

(Depositor)

Consider carefully the risk factors beginning on page 2 in this prospectus.

The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

The Trust Funds—

(1) A new trust fund will be established to issue each series of certificates.

(2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

(3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

The Certificates—

(1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

(2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

Neither the Securities and Exchange Commission nor any State Securities Commission has Approved or Disapproved These Certificates or Determined that this Prospectus is Accurate or Complete. Any Representation to the Contrary is a Criminal Offense.

The date of this prospectus is May 29, 2007

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Important Notice About Information Presented in this

Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption “Glossary.”

i

ii

iii

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial/Multifamily Mortgage Pass-Through Certificates, issuable in series.

Depositor	Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation. Our telephone number is (212) 272-2000.

Description of Certificates; Ratings	The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

(1)	the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

(2)	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

(3)	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

(4)	the tax status of certificates; and

(5)	whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

RISK FACTORS

You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

Risks Relating to the Certificates

Lack of a secondary market for the certificates may make it difficult for you to resell your certificates at all or at an attractive price. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

•	the perceived liquidity of the offered certificates;

•	their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

•	prevailing interest rates.

For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

Since the mortgage loans will not be guaranteed, you may not receive full payment on your certificates to the extent there is a shortfall in payment on the assets or the related trust fund. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

The rate of principal prepayments on the mortgage loans and the rate of repurchases of the mortgage loans may adversely affect the yield on your investment. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

•

The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

•

Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled “Yield and Maturity Considerations.”

Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency’s assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

•	the likelihood that principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund; or

•	the possibility that prepayment of the related mortgage loans may be made at any particular rate.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled “Description of Credit Support” and “Ratings.”

ERISA imposes limitations on who can purchase the certificates; failure to comply with ERISA may materially and adversely affect the trust fund and result in reduced payments on your certificates. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled “Certain ERISA Considerations.”

If you acquire residual certificates you may be subject to adverse tax consequences. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or “REMIC,” you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an “excess inclusion.” You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

•	generally will not be subject to offset by losses from other activities;

•	will be treated as unrelated business taxable income for a tax-exempt holder; and

•	will not qualify for exemption from withholding tax for a foreign holder.

In addition, residual certificates are subject to numerous restrictions on transfer.

Individuals and some other entities should not invest in certificates that are residual interests. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals;

•	estates;

•	trusts beneficially owned by any individual or estate; and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a “United States person” within the meaning of the Internal Revenue Code.

If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

For more detailed information regarding book-entry registration, you should review the section in this prospectus titled “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Risks Relating to the Mortgage Loans

Mortgage loans are susceptible to numerous risks that may result in losses to you.

(1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced—for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase—the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	acts of God and other factors beyond the control of the servicer.

(2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

(3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

(4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

(5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Office properties have particular risks. In addition to risks generally associated with real estate, office properties are also affected significantly by:

•	adverse changes in population and employment growth, which generally creates demand for office space,

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

•	the quality and management philosophy of management,

•	the attractiveness of the properties to tenants and their customers or clients,

•	the attractiveness of the surrounding neighborhood, and

•	the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

•	a tenant’s voluntary decision not to renew a lease,

•	bankruptcy or insolvency of these tenants, or

•	these tenant’s general cessation of business activities or for other reasons.

The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Mortgage loans secured by retail properties may be adversely affected by changes in consumer spending patterns, alternative forms of retailing and changes in tenants occupying the retail properties. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

•	adverse changes in consumer spending patterns;

•	local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

•	alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

•	the quality and management philosophy of management;

•	the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

•	the public perception of the safety of customers, at shopping malls and shopping centers, for example;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•

if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

Some risks that affect occupancy and rent levels of multifamily rental properties such as adverse economic conditions, construction of additional housing, military base closings, company relocations and rent control laws may affect the ability of the borrower to meet its obligations under the mortgage loan. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

•	the amount of rent that can be charged for rental units;

•	tenants’ ability to pay rent;

•	timeliness of rent payments;

•	occupancy levels without a corresponding decrease in expenses—occupancy and rent levels may also be affected by construction of additional housing units;

•	local military base closings;

•	construction of additional housing units;

•	company relocations and closings; and

•	national and local politics, including current or future rent stabilization and rent control laws and agreements.

Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower’s ability to meet its obligations under a mortgage loan. This includes the following:

•

rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

•	the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

•

some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 property; and

•	a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder’s pro rata share of the corporation’s payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders’ ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor’s creditworthiness.

Self-storage properties have particular risks. Warehouse, mini-warehouse and self-storage properties (“Storage Properties”) are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

Hotel and motel properties have particular risks. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

•	a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

•	competition from other hotels and motels,

•	increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

•	dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

These factors could adversely affect the related borrower’s ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel’s quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

A hotel or motel property may present additional risks as compared to other commercial property types in that:

•	hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

•	the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

•	it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

•	future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Manufactured housing community properties and recreational vehicle parks have particular risks. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

Manufactured housing community properties and recreational vehicle parks are “special purpose” properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments—that is, balloon payments—at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	value of the related mortgaged property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws and rent control laws, with respect to some residential properties;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

•	prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

Neither we nor any of our affiliates will be required to refinance any mortgage loan.

Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

For more detail information regarding credit support of certificates you should review the sections in this prospectus titled “—Risks Relating to the Certificates—Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement,” “Description of the Certificates” and “Description of Credit Support.”

If the mortgaged property is subject to a lease, the lender is subject to the risk that if the borrower defaults, the mortgage lender may have to obtain a court order appointing a receiver before being able to collect rents.

Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

For more detailed information regarding leases and rents, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Leases and Rents.”

Owners and operators of a mortgaged property and mortgage lenders may become liable for the costs of environmental cleanup. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator’s liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

For more detailed information regarding environmental risks, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Environmental Risks.”

Hazard insurance policies on mortgaged properties may not fully cover all types of damage to the mortgaged properties. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

For more detailed information regarding insurance policies, you should review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies.”

The yield on your certificates may be adversely affected to the extent that the related trust fund may include delinquent mortgage loans because the available credit support may not cover all losses related to the delinquent mortgage loans. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled “Description of the Trust Funds—Mortgage Loans—General.”

A Word About Forward Looking Statements. Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of the following:

•	various types of multifamily or commercial mortgage loans;

•

pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of the foregoing, which we call mortgage assets.

We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

•

residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

•

commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

•	mixed use properties—that is, any combination of the foregoing—and unimproved land, both called commercial properties.

The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

•	its age;

•	its condition;

•	its design, including floor sizes and layout;

•	its access to transportation; and

•	the availability of parking and the owner’s ability to offer certain amenities to its tenants, including sophisticated building systems such as

•	fiber optic cables,

•	satellite communications or

•	other base building technological features.

Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

The success of an office property also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

•	labor cost and quality;

•	tax environment; and

•	quality of life matters, such as schools and cultural amenities.

A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

•	the ability to lease space in the properties;

•	the ability of tenants to meet their lease obligations;

•	the possibility of a significant tenant becoming bankrupt or insolvent; and

•	fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor’s rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public’s perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant’s lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant—notwithstanding any continued payment of rent—can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

•	location of the property;

•	the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

•	the physical attributes of the multifamily building, such as its age and appearance; and

•	state and local regulations affecting the property.

In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower’s ability to raise property rents may impair the borrower’s ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants’ ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder’s pro rata share of the corporation’s payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation’s board of directors and management for a limited period of time.

Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called “non-eviction” plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant’s business.

Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties (“Storage Properties”) are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into “spaces” or “homesites” that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

•	driveways;

•	visitor parking;

•	recreational vehicle and pleasure boat storage;

•	laundry facilities;

•	community rooms;

•	swimming pools;

•	tennis courts;

•	security systems; and

•	health clubs.

Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including:

•	multifamily rental properties;

•	cooperatively-owned apartment buildings;

•	condominium complexes; and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are “special purpose” properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Manufactured housing community owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner’s tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower’s ability to raise property rents may impair the related borrower’s ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property—that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income—and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative—may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property. This in turn has the following effects:

•	it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

•	it increases the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, i.e., the cost of replacing the property at the date;

•	the income capitalization method, i.e., a projection of value based upon the property’s projected net cash flow; or

•	upon a selection from or interpolation of the values derived from the foregoing methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans are susceptible to numerous risks that may result in losses to you” and “—Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property.”

Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

•	have had individual principal balances at origination of not less than $25,000;

•	have had original terms to maturity of not more than 40 years; and

•	provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

A mortgage loan may also have the following characteristics:

•

provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•

provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

•	be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

•

prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

2. the type or types of property that provide security for repayment of the mortgage loans;

3. the earliest and latest origination date and maturity date of the mortgage loans;

4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

7. with respect to mortgage loans with adjustable mortgage rates (“ARM Loans”), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

10. the geographic distribution of the mortgaged properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

Mortgage-backed securities included in a trust fund may include:

•	mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

•

certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

2. the original and remaining term to stated maturity of the MBS, if applicable;

3. the pass-through or bond rate of the MBS or the formula for determining those rates;

4. the payment characteristics of the MBS;

5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

6. a description of the credit support, if any;

7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements”;

10. the characteristics of any cash flow agreements that relate to the MBS;

11. the market price of the MBS and the basis on which the market price was determined; and

12. if the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled “ Risk Factors—Risks Relating to the Mortgage Loans—Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses.”

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance—or notional amount, if applicable—of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share—which, in some cases, may be all—of the prepayments, or to a disproportionately small share—which, in some cases, may be none—of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

In general, the notional amount of a class of stripped interest certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

•	converting to a fixed rate loan and thereby locking in the rate; or

•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws—which are subject to change—to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments—for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund—is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate (“CPR”) prepayment model or the standard prepayment assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar—that is, a range of prepayment rates that can be sustained without disruption—that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

•	whether the offered certificate was purchased at a premium or a discount; and

•

the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. In addition to entitling the holders to a specified portion—which may during specified periods range from none to all—of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

THE DEPOSITOR

We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.

THE SPONSOR

Overview

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. (“BSCMI”). BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI’s telephone number is (212) 272-2000.

BSCMI’s primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities (“CMBS”) securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S. Virgin Islands and Mexico.

As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear, Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the “TOP” program, in which BSCMI, Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and Morgan Stanley Mortgage Capital Inc. (“MSMC”) generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an affiliate of BSCMI (the “BSCMSI Depositor”), and Morgan Stanley Capital I Inc., which is an affiliate of MSMC, have alternately acted as depositor and the “PWR” program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor acts as depositor.

Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI’s Underwriting Standards

General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property’s market and utility within the market.

Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. BSCMI’s underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

Property Type	DSCR Guideline	LTV Ratio Guideline
Multifamily	1.20x	80%
Office	1.25x	75%
Anchored Retail	1.20x	80%
Unanchored Retail	1.30x	75%
Self-storage	1.30x	75%
Hotel	1.40x	70%
Industrial	1.25x	70%
Manufactured Housing Community	1.25x	75%

Debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

Taxes and Insurance – Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

Replacement Reserves – Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

Property Type

DSCR Guideline
Multifamily	$250 per unit
Office	$0.20 per square foot
Retail	$0.15 per square foot
Self-storage	$0.15 per square foot
Hotel	5% of gross revenue
Industrial	$0.10 - $0.15 per square foot
Manufactured Housing Community	$50 per pad

Deferred Maintenance/Environmental Remediation – An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

Re-tenanting – In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

•	are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

•	are stripped principal certificates;

•	are stripped interest certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

•

provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster—and, in some cases, substantially faster—or slower—and, in some cases, substantially slower—than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on—or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates—one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield and Maturity Considerations—Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans,” exceed the amount of any sums—including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer’s or special servicer’s servicing compensation—that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on—or, in the case of accrual certificates, that may otherwise be added to the certificate balance of—a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates—each such class is known as a controlled amortization class—may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates—each such class is known as a companion class—may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made—as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source—any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

1.    the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

2.    the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

3.    the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

4.    the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

5.    if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

6.    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

7.    information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

8.    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

9.    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

10.    the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

11.    if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

12.    the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

13.    if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

14.    to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Events of Default,” “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

•	the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Internal Revenue Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC’s records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants’ records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC’s records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant—and not of DTC, us as the depositor, any trustee or servicer—subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

•

we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

•

we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

•	the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

•

the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

•

the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

•	an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

•

an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

•

original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

•

an original or copy of the lender’s title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment “marked up” at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

•	in those cases where applicable, the original or a copy of the related ground lease.

Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

•	the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

•	the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

•	applicable law; and

•	the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

•

maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

•

managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

•	maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

For additional information regarding credit support, you should review the section in this prospectus titled “Description of Credit Support.”

Sub-Servicers

The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer’s rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer’s fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

Certificate Account

General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

1.    all payments on account of principal, including principal prepayments, on the mortgage loans;

2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support”;

5.    any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies”;

6.    any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—MBS—Cash Flow Agreements”;

7.    all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases”, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans”, and all proceeds of any Mortgage Asset purchased as described under “Description of the Certificates—Termination” (all of the foregoing, also liquidation proceeds);

8.    any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses”;

9.    to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies”;

11.    any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.    to make distributions to you on each distribution date;

2.    to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

3.    to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies”, the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

4.    to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

5.    to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

6.    if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

7.    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

8.    to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under “—Some Matters Regarding the Servicer and the Depositor”;

9.    if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under “—Regarding the Fees, Indemnities and Powers of the Trustee”;

11.    if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.    if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

13.    to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

15.    if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool”;

16.    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

17.    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

18.    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

19.    to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

•	affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

•	adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

•	a material default on the mortgage loan has occurred or a payment default is imminent;

•	the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled “Legal Aspects of Mortgage Loans”.

A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related Mortgage;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

•

either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

•

there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Environmental Risks”.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

•	the Internal Revenue Service grants an extension of time to sell the property or

•

the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an “REO Tax”). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund’s income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled “Material Federal Income Tax Consequences.”

The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

•	that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

•	that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of:

•	the replacement cost of the improvements less physical depreciation; and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance”.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled “Yield and Maturity Considerations—Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans”.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Some Matters Regarding the Servicer and the Depositor

The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

•

the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

•	a determination that the servicer’s obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

•	breach of a representation, warranty or covenant made in the pooling and servicing agreement;

•	any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

•

any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

•

that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

•	those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

•

that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

•	that are incurred in connection with any violation of any state or federal securities law.

In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

•

any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

Rights upon Event of Default

If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer’s rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

•

you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

•	you shall have offered to the trustee reasonable indemnity; and

•	the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

•	to cure any ambiguity;

•

to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

•	to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

•	to comply with any requirements imposed by the Internal Revenue Code; or

•

for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

•

reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

•

adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

•	modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders’ request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

Certain Limitations on the Rights of Certificateholders

Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

•	that holder previously has given to the trustee written notice of default;

•

except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee’s opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

The Trustee

The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

Eligibility of the Trustee

Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

•	is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

•	has a combined capital and surplus of at least $50,000,000; and

•	is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Regarding the Fees, Indemnities and Powers of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

•	constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

•

constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

•	may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

•	the nature and amount of coverage under the credit support;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

Cross-Support Provisions

If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled “Description of the Trust Funds—Mortgage Loans”. For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender’s security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled “—Bankruptcy Laws”.

Personal Property

In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt’s estate, if:

•	the foreclosure sale was held while the debtor was insolvent; and

•	the price paid for the foreclosed property did not represent (reasonably equivalent value).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled “—Environmental Risks”.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

•	if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

•	if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

•	if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

•	the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

•	the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

•	if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

•	the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder; and

•	the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease in the lessor’s bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled “—Anti-Deficiency Legislation.”

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers’ ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the borrower’s exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

•

adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

•	that any percentage rent due under the lease will not decline substantially;

•

that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

•	that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties’ intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor’s estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, “To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept.” Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Risks

A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

•	a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

•

in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the “Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,” which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on “owners or operators”.

Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans.” There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Adjustable Rate Loans

The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

•	the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

•

the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

•	hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

•	the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable” within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the “Retained Interest”) with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft LLP, our counsel, has advised us that in the firm’s opinion, assuming:

•	the making of such an election;

•	compliance with the pooling and servicing agreement; and

•	compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be “regular interests” in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of “residual interests” in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Characterization of Investments in REMIC Certificates

In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(5)(B) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Qualification as a REMIC

In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

For further information, you should review the section in this prospectus titled “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

Qualified mortgages include the following:

•	whole mortgage loans, such as the mortgage loans;

•	certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

•	regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

•	loans secured by timeshare interests; and

•	loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

•

the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

•

substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

A defective obligation includes the following:

1.     a mortgage in default or as to which default is reasonably foreseeable;

2.     a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

3.     a mortgage that was fraudulently procured by the mortgagor; and

4.     a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder’s basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder’s income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled “—Election to Treat All Interest Under the Constant Yield Method.”

A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

(a) the sum of:

•

the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate’s stated redemption price at maturity; and

•	the distributions made on the regular certificate during the accrual period that are included in the regular certificate’s stated redemption price at maturity;

over:

(b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the regular certificate at the issue date;

•	events, including actual prepayments, that have occurred prior to the end of the accrual period; and

•	the prepayment assumption.

For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate’s stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

•	the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

•	the interest compounds or is payable at least annually at current values of;

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

•	it bears a rate that qualifies as a variable rate under the OID regulations:

•

that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

•

that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

•	it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser’s original basis in the regular certificate:

•	is exceeded by the then-current principal amount of the regular certificate; or

•	in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

•	on the basis of a constant interest rate or

•

in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

For additional information, you should also review the section in this prospectus titled “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

For additional information, you should also review the section in this prospectus titled “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Internal Revenue Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•

interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

•

if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

•

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•	to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

•	the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

Taxation of Residual Certificates

Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool’s deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such “phantom” income, as discussed below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder’s after-tax rate of return. In addition, a residual certificateholder’s taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool’s basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under “Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool’s basis in its assets. Regulations have been issued addressing the tax treatment of “inducement fees” received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool’s basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

You should review the sections titled “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

•

120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

•	the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

The portion of a residual certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder’s return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder’s excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”, and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See “—Taxation of Foreign Investors—Residual Certificates”

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer’s income tax to an amount less than the alternative minimum tax on excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

•

the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

•	the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

•

the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•

the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•

the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•

the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading “—Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that the statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest;

•	the present value of the expected future distributions on the interest; and

•	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

•

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

•

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

•

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

•	the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

•

the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under “Taxation of Residual Certificates—Basis and Losses,” of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder’s residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder’s residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

•

if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

•

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

Mark-to-Market Regulations

Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

1. the disposition of a qualified mortgage other than pursuant to:

•

a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

•	foreclosure, default or imminent default of a qualified mortgage;

•	bankruptcy or insolvency of the REMIC pool; or

•	qualified (complete) liquidation;

2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

3. the receipt of compensation for services; or

4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

•	during the three months following the startup day;

•	if made to a qualified reserve fund by a residual certificateholder;

•	if in the nature of a guarantee;

•	if made to facilitate a qualified liquidation or clean-up call; and

•	if as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in “Description of the Pooling and Servicing Agreements — Realization upon Defaulted Mortgage Loans” with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool’s returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

•	the appointment of the tax matters person as provided in the preceding sentence; and

•	the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Some Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder’s income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

Taxation of Foreign Investors

A regular certificateholder that is not a “United States Person” (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, “United States Person” means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

•	are not United States Persons; or

•

are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States Persons, will be prohibited under the related pooling and servicing agreement.

Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder’s federal income tax liability.

Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see “Limitations on Deduction of Some Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool’s assets meeting the qualified asset tests described above under “—Federal Income Tax Consequences for REMIC Certificates—Qualification as a REMIC.”

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

Standard Certificates

General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Premium and Discount—Recharacterization of Servicing Fees.” Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder’s method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under “Stripped Certificates” and “—Premium and Discount—Recharacterization of Servicing Fees,” respectively.

Tax Status.

Standard certificates will have the following status for federal income tax purposes:

1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

3. A standard certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

Premium and Discount

Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the Service’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

You should also review “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder’s cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

•

if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

•

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

The certificates will be subject to those rules if the following occur:

•	we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•

the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate’s allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described therein.

Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

•	the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code Section 1273(a)(3); or

•

no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

Original Issue Discount. Except as described above under “—General,” each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under “—General,” the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder’s stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder’s adjusted basis in the stripped certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

•

one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to it.

Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Taxation of Foreign Investors

To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—Regular Certificates.”

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

•	has discretionary authority or control with respect to the investment of the assets of the Plan; or

•

has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

Some employee benefit plans, such as governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption’s applicability.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue Code and Similar Law, of their acquisition and ownership of certificates.

LEGAL INVESTMENT

If so specified in the Prospectus Supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

Generally, only classes of offered certificates that meet the following criteria will be “mortgage related securities” for purposes of SMMEA:

•	are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

•	are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA; and

•	are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

The appropriate characterization of those certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

•

federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby;

•	federal credit unions may invest in those securities; and

•

national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information, certain “Type IV securities,” defined in 12 C.F.R. Section 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.” As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of the offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.

The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying”, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of some classes of offered certificates as “mortgage related securities”, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above—and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates—may adversely affect the liquidity of any class of offered certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

METHOD OF DISTRIBUTION

The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

•	by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

•	by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

•	through direct offerings by us.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

•	that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

•

that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

INCORPORATION OF SOME INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC (other than annual reports on Form 10-K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

REPORTS

We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

LEGAL MATTERS

The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

Accrued Certificate Interest — With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

ARM Loans — mortgage loans with adjustable mortgage rates.

Available Distribution Amount — Unless otherwise provided in the related prospectus supplement, the “Available Distribution Amount” for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

Debt Service Coverage Ratio — Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

Disqualified Organization — any of the following:

•	the United States, any of its state or political subdivisions;

•	any foreign government;

•	any international organization;

•

any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

•	any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

•

any organization, other than a farmers’ cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

Due Period — Unless otherwise specified in the prospectus supplement for a series of certificates, a “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Excess Funds — Unless otherwise specified in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

Internal Revenue Code — The Internal Revenue Code of 1986, as amended.

Loan-to-Value Ratio — Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

MBS — pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

Net Operating Income — Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

Non-U.S. Person — The term “Non-U.S. Person” means any person who is not a U.S. Person.

Pass-Through Entity — “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

Plan — Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

Service — The Internal Revenue Service.

Similar Law — Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

SMMEA — The Secondary Market Mortgage Enhancement Act of 1984, as amended.

U.S. Person — The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

•

for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

•

for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Value — The “Value” of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached CD-ROM contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption “Description of the Mortgage Pool” in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation